UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a party other than the Registrant ☐

Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Amneal Pharmaceuticals, Inc.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☒	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY PROXY STATEMENT, SUBJECT TO COMPLETION, DATED JUNE 18, 2026

[•], 2026
Dear Stockholders:
You are cordially invited to attend a special meeting (the “special meeting”) of the stockholders of Amneal Pharmaceuticals, Inc. (“Amneal”). The special meeting will be held online on [•], 2026 at [•], Eastern Time. You may attend the special meeting virtually via the internet at www.virtualshareholdermeeting.com/AMRX2026SM, where you will be able to vote electronically and submit questions. You will need the 16-digit control number, which is located on your proxy card or in the instructions accompanying your proxy materials, to attend the special meeting. You will not be able to attend the special meeting in person.
On April 21, 2026, Amneal entered into a Membership Interest Purchase Agreement (as amended or modified from time to time, the “purchase agreement”) with Kashiv BioSciences, LLC (“Kashiv”), each of the persons listed on the signature pages thereto under the heading “Sellers” (the “sellers”) and KB Seller Representative, LLC (in its capacity as the representative of the sellers, the “seller representative”). Subject to the terms and conditions of the purchase agreement, Amneal has agreed to purchase, and the sellers have agreed to sell, convey, assign, transfer and deliver to Amneal, 100% of the issued and outstanding membership interests of Kashiv (the “Transaction”). At the special meeting, Amneal stockholders will be asked to consider and vote on a proposal to approve the purchase agreement and the transactions contemplated thereby for purposes of complying with the requirements for the “safe harbor” protections of Section 144 of the General Corporation Law of the State of Delaware and satisfying the related condition contained in the purchase agreement (such proposal, the “transaction proposal”). Amneal stockholders will also be asked to consider and vote on a proposal to approve the issuance of 28,942,108 shares of the Class A common stock, $0.01 par value per share, of Amneal (the “Amneal Class A common stock”) to the sellers in connection with the purchase agreement and the Transaction for purposes of complying with Nasdaq Listing Rule 5635(a)(2) and satisfying the related condition contained in the purchase agreement (the “stock issuance”, and such proposal, the “stock issuance proposal”).
Approval of the transaction proposal requires the affirmative vote (in person or by proxy) of a majority of votes cast at the special meeting by the holders of the outstanding shares of common stock, $0.01 par value per share, of Amneal (the “Amneal common stock”) entitled to vote thereon as of the close of business on the record date (as defined in the accompanying proxy statement), other than any outstanding shares of Amneal common stock beneficially owned, directly or indirectly, by (i) any member of the Amneal Group (as defined in the accompanying proxy statement), (ii) any affiliate of the Amneal Group, (iii) Kashiv or the sellers, (iv) any stockholder of Amneal with a director position at any seller, (v) any person that Amneal has determined to be an “officer” of Amneal within the meaning of Rule 16a-1(f) of the Securities Exchange Act of 1934, as amended, or (vi) any “immediate family member” (as defined in Item 404 of Regulation S-K) of any of the foregoing (the holders of Amneal common stock other than those excluded pursuant to the foregoing clauses (i) through (vi), the “Amneal disinterested stockholders”). Approval of the stock issuance proposal requires the affirmative vote (in person or by proxy) of a majority of votes cast at the special meeting by the holders of Amneal common stock entitled to vote thereon as of the close of business on the record date. A vote online at the special meeting constitutes a vote in person for purposes of the special meeting.
At a meeting of the Conflicts Committee (the “Independent Committee”) of the Board of Directors of Amneal (the “Amneal Board”) held on April 20, 2026, the Independent Committee, upon consultation with Amneal’s management, with the outside financial advisor and outside legal counsel to the Independent Committee and with the outside legal counsel and other outside advisors to Amneal, and after consideration of various factors (in each case, as more fully described in the accompanying proxy statement), unanimously (a) determined that the purchase agreement and the ancillary agreements to be entered into in connection therewith and the transactions contemplated thereby, including the Transaction and the stock issuance, are advisable and fair to, and in the best interests of,

Amneal and its stockholders (including the Amneal disinterested stockholders), (b) adopted, approved and declared advisable the purchase agreement and such ancillary agreements and the transactions contemplated thereby, including the Transaction and the stock issuance, (c) directed that each of (i) the purchase agreement and the transactions contemplated thereby, including the Transaction, and (ii) the stock issuance be submitted to Amneal’s stockholders for approval, (d) recommended that Amneal’s stockholders approve each of (i) the purchase agreement and the transactions contemplated thereby, including the Transaction, and (ii) the stock issuance, and (e) recommended that the Amneal Board do each of the foregoing. The Independent Committee unanimously recommends that you vote “FOR” the transaction proposal and “FOR” the stock issuance proposal.
At a meeting of the Amneal Board held on April 20, 2026, the Amneal Board (excluding Chintu Patel, Chirag Patel and Gautam Patel, who did not participate in this portion of such meeting), upon the unanimous recommendation of the Independent Committee, (a) determined that the purchase agreement and the ancillary agreements to be entered into in connection therewith and the transactions contemplated thereby, including the Transaction and the stock issuance, are advisable and fair to, and in the best interests of, Amneal and its stockholders (including the Amneal disinterested stockholders), (b) adopted, approved and declared advisable the purchase agreement and such ancillary agreements and the transactions contemplated thereby, including the Transaction and the stock issuance, (c) directed that each of (i) the purchase agreement and the transactions contemplated thereby, including the Transaction, and (ii) the stock issuance be submitted to Amneal’s stockholders for approval, and (d) recommended that Amneal’s stockholders approve each of (i) the purchase agreement and the transactions contemplated thereby, including the Transaction, and (ii) the stock issuance. The Amneal Board recommends that you vote “FOR” the transaction proposal and “FOR” the stock issuance proposal.
Among other things, the accompanying proxy statement includes a detailed description of the negotiations that the Independent Committee engaged in, and the factors that the Independent Committee and the Amneal Board considered, in reaching these determinations (in particular in the sections entitled “The Transaction – Background of the Transaction” beginning on page 36 and “Reasons for the Transaction and Recommendation of the Independent Committee and Amneal Board” beginning on page 46), which sections include, among other things, a description of the Amneal Board’s identification of the opportunity presented by Amneal’s expansion into the biosimilars market, the Amneal Board’s consideration that an organic, greenfield expansion into the biosimilars market could create challenges for Amneal, the Independent Committee’s expectation that the adoption of biosimilars will accelerate across physicians, patients and payers and the Independent Committee’s consideration of the potential for the Transaction to establish an integrated biosimilar platform allowing for certain competitive advantages for Amneal).
At the special meeting, stockholders will also be asked to vote on a proposal to adjourn the special meeting from time to time, as determined in accordance with the purchase agreement by the Independent Committee, including for the purpose of soliciting additional votes for the approval of the transaction proposal and the stock issuance proposal if there are insufficient votes at the time of the special meeting to approve the transaction proposal or the stock issuance proposal (the “adjournment proposal”). The Independent Committee unanimously recommends that you vote “FOR” the adjournment proposal. In addition, the Amneal Board recommends that you vote “FOR” the adjournment proposal.
The Amneal Board is soliciting your proxy to ensure that a quorum is present and that your shares are represented and voted at the special meeting and any postponement or adjournment thereof.
If your shares are held in “street name,” you should instruct your broker, bank or other nominee how to vote your shares on each proposal in accordance with your voting instruction form.
The Transaction cannot be completed unless both the transaction proposal and the stock issuance proposal are approved. Your vote is very important, regardless of the number of shares you own. Whether or not you expect to attend the special meeting online, please submit a proxy to vote your shares as promptly as possible to ensure that your shares may be represented and voted at the special meeting. If you receive more than one proxy card because you own shares registered in different names or addresses, each proxy should be submitted. If you attend the special meeting and vote online, your online vote will revoke any proxy previously submitted. If you neither return your proxy nor attend the special meeting online, your shares will not be counted for purposes of determining whether a quorum is present at the special meeting and will not be considered a vote cast on, and will have no effect on, the approval of the purchase agreement and the approval of the stock issuance. Similarly, if you hold your shares in “street name” and fail to instruct your broker, bank or other nominee how to vote your shares, your shares will not be counted for purposes of determining whether a quorum is present and will not be considered a vote cast on, and will have no effect on, the approval of the purchase agreement and the approval of the stock issuance.
The obligations of Amneal, Kashiv, the sellers and the seller representative to complete the Transaction are subject to the satisfaction or waiver of certain conditions. The accompanying proxy statement contains detailed information about Amneal, the special meeting, the purchase agreement, the Transaction, the transaction proposal, the stock issuance proposal and the adjournment proposal. A copy of the purchase agreement is attached as Annex A to the accompanying proxy statement and incorporated therein by reference. Amneal urges you to, and you should, read the entire proxy statement carefully, including the entire purchase agreement and the entirety of the other annexes and documents referred to or incorporated by reference in the accompanying proxy statement. You may obtain additional information about Amneal from documents it has filed with the U.S. Securities and Exchange Commission.
If you have any questions or need assistance voting your shares of Amneal common stock, please contact Innisfree M&A Incorporated, Amneal’s proxy solicitor, by calling 877-717-3922 toll-free (banks and brokers may call 212-750-5833).
Sincerely,

/s/
J. Kevin Buchi
Chairman of the Conflicts Committee of the Board of Directors

Neither the U.S. Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved of the purchase agreement, the Transaction or the stock issuance, passed upon the merits of the purchase agreement, the Transaction or the stock issuance or determined if the accompanying proxy statement is accurate or complete. Any representation to the contrary is a criminal offense.
The accompanying proxy statement is dated [•], 2026 and, together with the enclosed form of proxy card, is first being mailed to Amneal stockholders on or about [•], 2026.

PRELIMINARY PROXY STATEMENT, SUBJECT TO COMPLETION, DATED JUNE 18, 2026

Amneal Pharmaceuticals, Inc.
400 Crossing Boulevard
Bridgewater, NJ 08807
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

DATE & TIME	[•], 2026 at [•], Eastern Time.

PLACE
The special meeting of stockholders (the “special meeting”) of Amneal Pharmaceuticals, Inc. (“Amneal”) will be held online at www.virtualshareholdermeeting.com/AMRX2026SM. You will not be able to attend the special meeting in person.

ITEMS OF BUSINESS	•
To consider and vote on a proposal to approve the Membership Interest Purchase Agreement, dated as of April 21, 2026 (as amended or modified from time to time, the “purchase agreement”), among Amneal, Kashiv BioSciences, LLC (“Kashiv”), each of the persons listed on the signature pages thereto under the heading “Sellers” (the “sellers”) and KB Seller Representative, LLC (in its capacity as the representative of the sellers, the “seller representative”), pursuant to which, subject to the terms and conditions set forth therein, Amneal will purchase from the sellers and the sellers will sell, convey, assign, transfer and deliver to Amneal, 100% of the issued and outstanding membership interests of Kashiv (the “Transaction”), and the transactions contemplated thereby for purposes of complying with the requirements for the “safe harbor” protections of Section 144 of the General Corporation Law of the State of Delaware and satisfying the related condition contained in the purchase agreement (the “transaction proposal”); a copy of the purchase agreement is attached to the accompanying proxy statement as Annex A and is incorporated therein by reference;

•
To consider and vote on a proposal to approve the issuance of 28,942,108 shares of Class A common stock, $0.01 par value per share, of Amneal (the “Amneal Class A common stock”) to the sellers in connection with the purchase agreement and the Transaction for purposes of complying with Nasdaq Listing Rule 5635(a)(2) and satisfying the related condition contained in the purchase agreement (the “stock issuance proposal”); and

•
To consider and vote on a proposal to adjourn the special meeting from time to time, as determined in accordance with the purchase agreement by the conflicts committee (the “Independent Committee”) of the board of directors of Amneal (the “Amneal Board”), including for the purpose of soliciting additional votes for the approval of the transaction proposal or the stock issuance proposal if there are insufficient votes at the time of the special meeting to approve the transaction proposal or the stock issuance proposal (the “adjournment proposal”).

RECORD DATE AND SHARES ENTITLED TO VOTE
Only holders of record of common stock, par value $0.01 per share, of Amneal (“Amneal common stock”) at the close of business on [•], 2026 (the “record date”) are entitled to notice of, and to vote at, the special meeting and at any adjournment of the special meeting. Each share of Amneal common stock will be entitled to one vote.

VOTING BY PROXY
Your vote is very important, regardless of the number of shares you own. The Amneal Board is soliciting your proxy to ensure that a quorum is present and that your shares are represented and voted at the special meeting. For information on submitting your proxy over the internet, by telephone or by mailing back the traditional proxy card (no extra postage is needed for the provided envelope if mailed in the U.S.), please see the attached proxy statement and enclosed proxy card. If you later decide to vote online at the special meeting, information on revoking your proxy prior to the special meeting is also provided.

RECOMMENDATIONS	The Independent Committee unanimously recommends and the Amneal Board recommends that you vote:

	•	“FOR” the transaction proposal;

	•	“FOR” the stock issuance proposal; and

	•	“FOR” the adjournment proposal.

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING ONLINE, PLEASE SUBMIT A PROXY TO VOTE YOUR SHARES OVER THE INTERNET OR BY TELEPHONE PURSUANT TO THE INSTRUCTIONS CONTAINED IN THESE MATERIALS OR COMPLETE, DATE, SIGN AND RETURN A PROXY CARD AS PROMPTLY AS POSSIBLE TO ENSURE THAT YOUR SHARES MAY BE REPRESENTED AND VOTED AT THE SPECIAL MEETING. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOU OWN SHARES REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH PROXY SHOULD BE SUBMITTED. IF YOU ATTEND THE SPECIAL MEETING AND VOTE ONLINE, YOUR ONLINE VOTE WILL REVOKE ANY PROXY PREVIOUSLY SUBMITTED. IF YOU NEITHER RETURN YOUR PROXY NOR ATTEND THE SPECIAL MEETING ONLINE, YOUR SHARES WILL NOT BE COUNTED FOR PURPOSES OF DETERMINING WHETHER A QUORUM IS PRESENT AT THE SPECIAL MEETING AND WILL NOT BE CONSIDERED A VOTE CAST ON, AND WILL HAVE NO EFFECT ON, THE TRANSACTION PROPOSAL OR THE STOCK ISSUANCE PROPOSAL. SIMILARLY, IF YOU HOLD YOUR SHARES IN “STREET NAME” AND FAIL TO INSTRUCT YOUR BROKER, BANK OR OTHER NOMINEE HOW TO VOTE YOUR SHARES, YOUR SHARES WILL NOT BE COUNTED FOR PURPOSES OF DETERMINING WHETHER A QUORUM IS PRESENT AND WILL NOT BE CONSIDERED A VOTE CAST ON, AND WILL HAVE NO EFFECT ON, THE TRANSACTION PROPOSAL OR THE STOCK ISSUANCE PROPOSAL.
You may revoke your proxy at any time before the vote at the special meeting by following the procedures outlined in the accompanying proxy statement.
In order to vote online, you will need to log onto www.proxyvote.com and enter the 16-digit control number, which is located on your proxy card if you are a stockholder of record or in the voting instructions accompanying your proxy materials received from your broker, bank or other nominee if you hold your shares in “street name”.
If your shares of Amneal common stock entitled to vote are registered directly in your name, you are considered the stockholder of record with respect to such shares of Amneal common stock and you have the right to attend the special meeting and vote online. If you are a beneficial owner of shares held by a broker, bank or other nominee and you wish to vote at the special meeting, you must follow the instructions on your voting instruction form to log onto www.proxyvote.com and enter the 16-digit control number from the broker, bank or other nominee that holds your shares authorizing you to vote at the special meeting.
The proxy statement of which this notice forms a part provides a detailed description of, and specific information concerning, the special meeting, the purchase agreement, the Transaction, the transaction proposal, the stock issuance proposal and the adjournment proposal. Amneal urges you to read the proxy statement, including any documents incorporated therein by reference, and its annexes carefully and in their entirety. If you have any questions concerning the Transaction or the proxy statement, would like additional copies of the proxy statement or need help voting your shares of Amneal common stock, please contact Amneal’s proxy solicitor, Innisfree M&A Incorporated, by calling 877-717-3922 toll-free (banks and brokers may call 212-750-5833).
By Order of the Board of Directors,

/s/
Jason B. Daly
Executive Vice President, Chief Legal Officer & Corporate Secretary

Bridgewater, New Jersey

[•], 2026

i

ii

SUMMARY TERM SHEET
This summary highlights information contained elsewhere in this proxy statement and may not contain all the information that is important to you with respect to the Transaction and the other matters being considered at the special meeting of Amneal stockholders. Amneal urges you to read carefully the remainder of this proxy statement, including the attached annexes, and the other documents referenced in this proxy statement. For additional information on Amneal included in documents incorporated by reference into this proxy statement, see the section of this proxy statement entitled “Where You Can Find Additional Information” beginning on page 133. Page references are included in this summary to direct you to a more complete description of the topics presented below.
Certain Definitions
As used in this proxy statement, unless otherwise noted or the context requires otherwise:
•	“Amneal” refers to Amneal Pharmaceuticals, Inc., a Delaware corporation;
•	“Amneal Board” refers to the board of directors of Amneal;
•	“Amneal Class A common stock” refers to the Amneal common stock designed as Class A common stock;
•	“Amneal common stock” refers to the common stock, par value $0.01 per share, of Amneal;
•
“Amneal disinterested stockholders” refers to the holders of Amneal common stock entitled to vote on the transaction proposal other than (i) any member of the Amneal Group, (ii) any affiliate of the Amneal Group, (iii) Kashiv or the sellers, (iv) any stockholder of Amneal with a director position at any seller, (v) any person that Amneal has determined to be an “officer” of Amneal within the meaning of Rule 16a-1(f) of the Securities Exchange Act of 1934, as amended, or (vi) any “immediate family member” (as defined in Item 404 of Regulation S-K) of any of the foregoing;

•	“Amneal Group” has the meaning set forth in the Amneal stockholders agreement;
•	“Amneal stockholders” refers to the holders of Amneal common stock;
•
“Amneal stockholders agreement” refers to the Third Amended and Restated Stockholders Agreement, dated as of November 7, 2023, by and among Amneal, Amneal Intermediate Inc., Amneal Pharmaceuticals LLC, and each other person set forth on the signature pages thereto;

•	“closing” refers to the closing of the purchase by Amneal and sale by the sellers of the Kashiv membership interests subject to the terms of the purchase agreement;
•	“closing date” refers to the date on which the closing occurs;
•	“DGCL” refers to the General Corporation Law of the State of Delaware;
•	“Kashiv” refers to Kashiv BioSciences, LLC, a Delaware limited liability company;
•
“Kashiv membership interests” refers to all of the membership interests in Kashiv, whether common units or preferred units or interests, which membership interests are all collectively owned by the sellers;

•	“party” or “parties” refer to each of Amneal, Kashiv, the sellers and the seller representative;
•
“purchase agreement” refers to the Membership Interest Purchase Agreement, dated as of April 21, 2026, by and among Amneal, Kashiv, the sellers and the seller representative, as amended or modified from time to time, a copy of which is attached as Annex A to this proxy statement and which is incorporated by reference herein;

•	“seller representative” refers to KB Seller Representative, LLC, a Delaware limited liability company;
•
“sellers” refers to each of the persons listed on the signature pages to the purchase agreement under the heading “Sellers”, namely: (i) CKR Investments, LLC, a Delaware limited liability company, (ii) CKR Dynasty, LLC, a Delaware limited liability company, (iii) Shivkan Holdings, LLC, a Delaware limited liability company, (iv) Shivkan Dynasty, LLC, a Delaware limited liability company, (v) Rock Nola, LLC, a Delaware limited liability company, (vi) NP Investor Group, LLC, a Delaware limited liability company, (vii) Arjun Tarsadia Trust dated January 27, 2005, (viii) Greg And Nola Casserly Trust u/d/t dated May 3, 1995, (ix) Padmesh M. Patel Family Trust dated May 20, 2002, (x) GLI Three, LLC, a Delaware limited liability company, (xi) Patel Family Trust dated December 6, 2006, (xii) Tejash and Sunita Patel Family

Trust dated September 16, 2015, (xiii) Dipan Patel Living Trust dated February 24, 2017, (xiv) Cepheid Capital, LLC, a Delaware limited liability company, (xv) Anantya Capital, LLC, a California limited liability company, (xvi) AP-1 Trust, (xvii) AP-2 Trust, (xviii) AP-3 Trust, (xix) AP-5 Trust, (xx) AP-7 Trust, (xxi) AP-9 Trust, and (xxii) Sunil Patel Family Trust dated February 6, 1990;
•	“signing” refers to the entry by the parties into the purchase agreement;
•	“signing date” refers to April 21, 2026, which is the date of the purchase agreement;
•	“stock issuance” refers to the issuance of 28,942,108 shares of Amneal Class A common stock in connection with the purchase agreement and the Transaction; and
•
“Transaction” refers to the transaction pursuant to which, on the terms and subject to the conditions set forth in the purchase agreement, Amneal will purchase, and the sellers will sell, convey, assign, transfer and deliver to Amneal, 100% of the issued and outstanding membership interests of Kashiv.

The Parties
Amneal (see page 28)
Amneal Pharmaceuticals, Inc.
400 Crossing Boulevard
Bridgewater, New Jersey 08807
(908) 947-3120
Amneal is a diversified, global biopharmaceutical company that develops, manufactures, markets, and distributes a diverse portfolio of essential medicines. Amneal was founded in 2002 by brothers and co-CEOs Chirag and Chintu Patel and built on the belief that innovation only matters if it is accessible. Today, Amneal has a diverse and growing portfolio of approximately 300 complex generic, specialty and biosimilar medicines, delivering more than 160 million prescriptions annually, primarily in the United States. Amneal’s Affordable Medicines segment includes retail generics, injectables, and biosimilars. In Amneal’s Specialty segment, Amneal offers a portfolio of branded pharmaceuticals focused primarily on central nervous system and endocrine disorders. Through Amneal’s AvKARE segment, Amneal is a distributor of pharmaceuticals and other products for the U.S. federal government, retail, and institutional markets. Amneal operates principally in the United States, India, and Ireland.
Amneal common stock is traded on Nasdaq under the ticker symbol “AMRX”.
Amneal’s principal executive offices are located at 400 Crossing Boulevard, Bridgewater, NJ 08807, and Amneal’s telephone number is (908) 947-3120. Amneal’s corporate web address is www.amneal.com. The information provided on Amneal’s website is not part of this proxy statement and is not incorporated in this proxy statement by reference or by any other reference to Amneal’s website provided in this proxy statement.
Additional information about Amneal is contained in its public filings with the U.S. Securities and Exchange Commission (the “SEC”), which filings are incorporated by reference herein. See the section of this proxy statement entitled “Where You Can Find Additional Information” beginning on page 133.
Kashiv (see page 28)
Kashiv BioSciences, LLC
20 New England Ave.
Piscataway, New Jersey 08854
(610) 389-1196
Kashiv is a vertically integrated biopharmaceutical company and is among a limited number of U.S.-based companies to both manufacture and receive marketing authorization for multiple biosimilars. With robust infrastructure and highly skilled teams with extensive expertise in the development and manufacturing of biosimilars, Kashiv offers research and development, clinical, manufacturing, and regulatory capabilities through its more than 600 team members globally. In addition, Kashiv’s expansive geographic partnerships reach more than 100 global markets.
Seller Representative (see page 28)
KB Seller Representative, LLC
520 Newport Center Drive, 21st Floor
Newport Beach, California 92660
949-610-8022
The seller representative was formed on April 6, 2026, solely for the purpose of engaging in the transactions contemplated by the purchase agreement and has not engaged in any business activities other than as incidental to its formation and the maintenance of its existence and in connection with the transactions contemplated by the purchase agreement or any other transaction document.
Sellers (see page 29)
c/o KB Seller Representative, LLC
520 Newport Center Drive, 21st Floor
Newport Beach, California 92660
949-610-8022
The sellers are as follows:
•	CKR Investments, LLC: CKR Investments, LLC is a Delaware limited liability company and was formed solely for the purpose of investing in Kashiv.

•	CKR Dynasty, LLC: CKR Dynasty, LLC is a Delaware limited liability company and was formed solely for the purpose of investing in Kashiv.
•	Shivkan Holdings, LLC: Shivkan Holdings, LLC is a Delaware limited liability company and was formed solely for the purpose of investing in Kashiv.
•	Shivkan Dynasty, LLC: Shivkan Dynasty, LLC is a Delaware limited liability company and was formed solely for the purpose of investing in Kashiv.
•	Rock Nola, LLC: Rock Nola, LLC is a Delaware limited liability company and engages in investment activities.
•	NP Investor Group, LLC: NP Investor Group, LLC is a Delaware limited liability company and was formed solely for the purpose of investing in Kashiv.
•	Arjun Tarsadia Trust dated January 27, 2005: Arjun Tarsadia Trust dated January 27, 2005 is a trust and engages in investment activities.
•	Greg And Nola Casserly Trust u/d/t dated May 3, 1995: Greg And Nola Casserly Trust u/d/t dated May 3, 1995 is a trust and engages in asset holding and investment activities.
•
Padmesh M. Patel Family Trust dated May 20, 2002: Padmesh M. Patel Family Trust dated May 20, 2002 is a trust and engages in the businesses of hotel ownership and management, assets holding and investment activities.

•	GLI Three, LLC: GLI Three, LLC is a Delaware limited liability company and engages in investment activities.
•	Patel Family Trust dated December 6, 2006: Patel Family Trust dated December 6, 2006 is a trust and engages in asset holding and investment activities.
•	Tejash and Sunita Patel Family Trust dated September 16, 2015: Tejash and Sunita Patel Family Trust dated September 16, 2015 is a trust and engages in asset holding and investment activities.
•	Dipan Patel Living Trust dated February 24, 2017: Dipan Patel Living Trust dated February 24, 2017 is a trust and engages in asset holding, hotel management and ownership and investment activities.
•	Cepheid Capital, LLC: Cepheid Capital, LLC is a Delaware limited liability company and engages in investment and advisory activities.
•	Anantya Capital, LLC: Anantya Capital, LLC is a California limited liability company and engages in investment activities.
•	AP-1 Trust: AP-1 Trust is a trust and engages in investment activities.
•	AP-2 Trust: AP-2 Trust is a trust and engages in investment activities.
•	AP-3 Trust: AP-3 Trust is a trust and engages in investment activities.
•	AP-5 Trust: AP-5 Trust is a trust and engages in investment activities.
•	AP-7 Trust: AP-7 Trust is a trust and engages in investment activities.
•	AP-9 Trust: AP-9 Trust is a trust and engages in investment activities.
•	Sunil Patel Family Trust dated February 6, 1990: Sunil Patel Family Trust dated February 6, 1990 is a trust and engages in asset holding and investment activities.

Summary of The Special Meeting
Date, Time and Place (see page 30)
The special meeting is scheduled to be held online via live audio webcast at www.virtualshareholdermeeting.com/AMRX2026SM on [•], 2026 at [•], Eastern Time. The special meeting will be held in an online meeting format only, with no physical in-person meeting.
Purpose of the Special Meeting (see page 30)
At the special meeting, Amneal stockholders will be asked to consider and vote on the following proposals:
•
a proposal (the “transaction proposal”) to approve the Membership Interest Purchase Agreement, dated as of April 21, 2026 (as amended or modified from time to time, the “purchase agreement”), among Amneal, Kashiv BioSciences, LLC (“Kashiv”), each of the persons listed on the signature pages thereto under the heading “Sellers” (the “sellers”) and KB Seller Representative, LLC (in its capacity as the representative of the sellers, the “seller representative”), pursuant to which, subject to the terms and conditions set forth therein, Amneal will purchase from the sellers and the sellers will sell, convey, assign, transfer and deliver to Amneal, 100% of the issued and outstanding membership interests of Kashiv (the “Transaction”), and the transactions contemplated thereby, for purposes of complying with the requirements for the “safe harbor” protections of Section 144 of the DGCL and satisfying the related condition contained in the purchase agreement, which is further described in the sections of this proxy statement entitled “The Transaction Proposal (Proposal 1)” and “The Membership Interest Purchase Agreement,” beginning on pages 36 and 62, respectively; a copy of the purchase agreement is attached to this proxy statement as Annex A and is incorporated herein by reference;

•
a proposal (the “stock issuance proposal”) to approve the issuance of 28,942,108 shares of Amneal Class A common stock to the sellers in connection with the purchase agreement and the Transaction for purposes of complying with Nasdaq Listing Rule 5635(a)(2) and satisfying the related condition contained in the purchase agreement, which is further described in the sections of this proxy statement entitled “The Transaction Proposal (Proposal 1)” and “The Stock Issuance Proposal (Proposal 2),” beginning on pages 36 and 92, respectively; and

•
a proposal (the “adjournment proposal”) to adjourn the special meeting from time to time, as determined in accordance with the purchase agreement by the conflicts committee (the “Independent Committee”) of the board of directors of Amneal (the “Amneal Board”), including for the purpose of soliciting additional votes for the approval of the transaction proposal or the stock issuance proposal if there are insufficient votes at the time of the special meeting to approve transaction proposal or the stock issuance proposal, which is further described in the section of this proxy statement entitled “Adjournment Proposal (Proposal 3),” beginning on page 94.

At a meeting of the Independent Committee held on April 20, 2026, the Independent Committee, upon consultation with Amneal’s management, with the outside financial advisor and outside legal counsel to the Independent Committee and with the outside legal counsel and other outside advisors to Amneal, and after consideration of various factors (in each case, as more fully described in the accompanying proxy statement), unanimously (a) determined that the purchase agreement and the ancillary agreements to be entered into in connection therewith and the transactions contemplated thereby, including the Transaction and the stock issuance, are advisable and fair to, and in the best interests of, Amneal and its stockholders (including the Amneal disinterested stockholders), (b) adopted, approved and declared advisable the purchase agreement and such ancillary agreements and the transactions contemplated thereby, including the Transaction and the stock issuance, (c) directed that each of (i) the purchase agreement and the transactions contemplated thereby, including the Transaction, and (ii) the stock issuance be submitted to Amneal’s stockholders for approval, (d) recommended that Amneal’s stockholders approve each of (i) the purchase agreement and the transactions contemplated thereby, including the Transaction, and (ii) the stock issuance, and (e) recommended that the Amneal Board do each of the foregoing. Certain factors considered by the Independent Committee in reaching its decision to adopt and approve the purchase agreement and the transactions contemplated thereby and in reaching its decision to approve the stock issuance can be found in the section of this proxy statement entitled “The Transaction Proposal (Proposal 1) – Reasons for the Transaction and Recommendation of the Independent Committee and Amneal Board,” beginning on page 46.

At a meeting of the Amneal Board held on April 20, 2026, the Amneal Board (excluding Chintu Patel, Chirag Patel and Gautam Patel, who did not participate in this portion of such meeting), upon the unanimous recommendation of the Independent Committee, (a) determined that the purchase agreement and the ancillary agreements to be entered into in connection therewith and the transactions contemplated thereby, including the Transaction and the stock issuance, are advisable and fair to, and in the best interests of, Amneal and its stockholders (including the Amneal disinterested stockholders), (b) adopted, approved and declared advisable the purchase agreement and such ancillary agreements and the transactions contemplated thereby, including the Transaction and the stock issuance, (c) directed that each of (i) the purchase agreement and the transactions contemplated thereby, including the Transaction, and (ii) the stock issuance be submitted to Amneal’s stockholders for approval, and (d) recommended that Amneal’s stockholders approve each of (i) the purchase agreement and the transactions contemplated thereby, including the Transaction, and (ii) the stock issuance. Certain factors considered by the Amneal Board in reaching its decision to adopt and approve the purchase agreement and the transactions contemplated thereby and in reaching its decision to approve the stock issuance can be found in the section of this proxy statement entitled “The Transaction Proposal (Proposal 1) – Reasons for the Transaction and Recommendation of the Independent Committee and Amneal Board” beginning on page 46.
The Independent Committee unanimously recommends that the Amneal stockholders vote “FOR” the transaction proposal and “FOR” the stock issuance proposal.
In addition, the Amneal Board recommends that the Amneal stockholders vote “FOR” the transaction proposal and “FOR” the stock issuance proposal.
At the special meeting, stockholders will also be asked to vote on a proposal to adjourn the special meeting from time to time, as determined in accordance with the purchase agreement by the Independent Committee, including for the purpose of soliciting additional votes for the approval of the transaction proposal and the stock issuance proposal if there are insufficient votes at the time of the special meeting to approve the transaction proposal or the stock issuance proposal (the “adjournment proposal”). The Independent Committee unanimously recommends that the Amneal stockholders vote “FOR” the adjournment proposal. In addition, the Amneal Board recommends that the Amneal stockholders vote “FOR” the adjournment proposal.
The approval of the transaction proposal by the affirmative vote, at the special meeting or any adjournment or postponement thereof, of a majority of votes cast by the Amneal disinterested stockholders entitled to vote as of the close of business on the record date is a condition to the completion of the Transaction. If the Amneal disinterested stockholders fail to approve the transaction proposal, the Transaction cannot occur.
The approval of the stock issuance proposal by the affirmative vote, at the special meeting or any adjournment or postponement thereof, of a majority of votes cast by the Amneal stockholders entitled to vote as of the close of business on the record date is a condition to the completion of the Transaction. If the Amneal stockholders fail to approve the stock issuance proposal, the Transaction cannot occur.
Record Date; Stockholders Entitled to Vote (see page 32)
Only holders of record of Amneal common stock at the close of business on [•], 2026, the record date for the special meeting (the “record date”), will be entitled to notice of, and to vote at, the special meeting or any adjournments or postponements of the special meeting.
Holders of record of Amneal common stock are entitled to one vote for each share of Amneal common stock they own of record at the close of business on the record date. At the close of business on the record date, there were [•] shares of Amneal common stock issued and outstanding, held by approximately [•] holders of record.
Quorum (see page 32)
Under Amneal’s bylaws, the presence, in person or represented by proxy, at the special meeting of the holders of a majority of the issued and outstanding shares of Amneal stock entitled to vote thereat at the close of business on the record date will constitute a quorum. Virtual attendance at the special meeting constitutes presence in person for purposes of a quorum at the special meeting. There must be a quorum for business (other than the adjournment proposal) to be conducted at the special meeting. If a quorum is not present, the presiding officer at the special meeting or the holders of a majority of the shares of Amneal common stock present in person or represented by proxy at the special meeting and entitled to vote thereon may adjourn the special meeting from time to time until a quorum is present. Abstentions will be counted as present and entitled to vote for purposes of determining whether a quorum is present at the special meeting. Pursuant to the New York Stock Exchange rules, which also govern brokers’ use of discretionary authority for Nasdaq-listed companies, brokers, banks and other nominees holding shares in “street name” do not have discretionary voting authority with respect to any of the three proposals described in this proxy statement. As a result, if a beneficial owner of shares of Amneal common stock held in “street name” does not give voting instructions to the broker, bank or other nominee, then those shares will not be counted as present in person or represented by proxy at the special meeting or counted as present for purposes of determining whether a quorum is present. In the event that a quorum is not present at the special meeting or additional votes must be solicited for the approval of the transaction proposal or the stock issuance proposal, the special meeting may be adjourned or postponed to solicit additional proxies.
Required Vote (see page 32)
The approval of the transaction proposal requires the affirmative vote, at the special meeting or any adjournment or postponement thereof, of a majority of votes cast by the Amneal disinterested stockholders entitled to vote as of the close of business on the record date.
The approval of the stock issuance proposal requires the affirmative vote, at the special meeting or any adjournment or postponement thereof, of a majority of votes cast by Amneal stockholders entitled to vote as of the close of business on the record date.
Approval of the adjournment proposal requires the affirmative vote of the holders of a majority of the shares of Amneal common stock present in person or represented by proxy at the special meeting and entitled to vote thereon.
Voting at the Special Meeting (see page 33)
If your shares are registered directly in your name with Amneal’s transfer agent, you are considered a “stockholder of record.” Stockholders of record can vote their shares of Amneal common stock in the following four ways:
•
By Internet. Access the website of Amneal’s tabulator, Broadridge Financial Solutions, Inc., at: www.proxyvote.com, using the voter control number printed on the furnished proxy card. Your shares will be voted in accordance with your instructions. You must specify how you want your shares voted or your internet vote cannot be completed and you will receive an error message. If you vote on the internet, you may also request electronic delivery of future proxy materials.

•
By Telephone. Call 1-800-690-6903 toll-free from the U.S., U.S. territories and Canada, and follow the instructions on the enclosed proxy card. Your shares will be voted in accordance with your instructions. You must specify how you want your shares voted or your telephone vote cannot be completed.

•
By Mail. Complete and mail a proxy card in the enclosed postage prepaid envelope to Broadridge Financial Solutions, Inc. Your proxy will be voted in accordance with your instructions. If you properly sign and return your proxy card but do not specify how you want your shares voted on any particular matter, they will be voted in accordance with the recommendations of the Independent Committee and the Amneal Board. If you are mailed or otherwise receive or obtain a proxy card or voting instruction form, and you choose to vote by telephone or by internet, you do not have to return your proxy card or voting instruction form.

•	At the Special Meeting. Visit www.virtualshareholdermeeting.com/AMRX2026SM and enter the 16-digit control number located on your proxy card or in the instructions accompanying your proxy materials.
Even if you plan to attend the special meeting, you are encouraged to submit a proxy in advance by internet, telephone or mail to ensure that your shares will be represented and voted at the special meeting if you later decide not to attend the special meeting. Telephone and internet facilities for the submission of a proxy to vote shares will be available 24 hours a day and will close at 11:59 p.m. Eastern Time on [•], 2026. Proxy cards must be received no later than [•], 2026 in order to ensure that your shares are voted.
If your shares are held by your broker, bank or other nominee, you are considered the beneficial owner of shares held in “street name” and you will receive a form from your broker, bank or other nominee seeking instruction from you as to how your shares should be voted. You should instruct your broker, bank or other nominee how to vote your shares on each proposal in accordance with your voting instruction form. If you beneficially own your shares and receive a voting instruction form, you can vote by following the instructions on your voting instruction form. Please refer to information from your bank, broker or other nominee on how to submit voting instructions.
You may revoke your proxy at any time prior to the vote at the special meeting by (a) sending a written statement to that effect to Amneal’s Corporate Secretary, (b) submitting another proxy to vote by internet or telephone, (c) submitting a properly signed proxy card with a later date, or (d) attending the special meeting and voting online. Attendance at the special meeting will not, in and of itself, result in the revocation of a proxy or cause your shares of Amneal common stock to be voted. If you hold shares in “street name,” you may submit new voting instructions by contacting your bank, broker or other nominee.
Amneal recommends that you submit a proxy to vote your shares as soon as possible, even if you are planning to attend the special meeting to ensure that your shares are represented and voted at the special meeting and so that the vote count will not be delayed.
Abstentions; Broker Non-Votes; Failure to Vote (see page 32)
As the threshold to approve each of the transaction proposal and the stock issuance proposal is based on the number of votes cast by the Amneal stockholders (with respect to the transaction proposal, only votes cast by the Amneal disinterested stockholders) at the special meeting as opposed to the total number of shares of Amneal common stock outstanding, abstaining from voting on the transaction proposal or the stock issuance proposal will not be considered a vote cast on, and will have no effect on, the transaction proposal or the stock issuance proposal. As the threshold to approve the adjournment proposal is based on the shares of Amneal common stock represented by Amneal stockholders present in person or represented by proxy at the special meeting and entitled to vote thereon, abstaining from voting on the adjournment proposal will have the same effect as a vote “AGAINST” the adjournment proposal.
Broker non-votes are shares held in “street name” by brokers, banks and other nominees that are present or represented by proxy at the special meeting, but with respect to which the broker, bank or other nominee is not instructed by the beneficial owner of such shares how to vote on a particular proposal and such broker, bank or other nominee does not have discretionary voting power on such proposal. Pursuant to the New York Stock Exchange rules, which also govern brokers’ use of discretionary authority for Nasdaq-listed companies, brokers, banks and other nominees holding shares in “street name” do not have discretionary voting authority with respect to any of the three proposals described in this proxy statement. If a beneficial owner of shares of Amneal common stock held in “street name” does not give voting instructions to the broker, bank or other nominee, then those shares will not be counted as present in person or represented by proxy at the special meeting or counted as present for purposes of determining whether a quorum is present. As the threshold to approve each of the transaction proposal and the stock issuance proposal is based on the number of votes cast by the Amneal stockholders (with respect to the transaction proposal, only votes cast by the Amneal disinterested stockholders) at the special meeting as opposed to the total number of shares of Amneal common stock outstanding, if you fail to issue voting instructions to your broker, bank or other nominee, it will have no effect on the outcome of the transaction proposal or the stock issuance proposal. As the threshold to approve the adjournment proposal is based on the shares of Amneal common stock represented by Amneal stockholders present in person or represented by proxy at the special meeting and entitled to vote thereon, if you fail to issue voting instructions to your broker, bank or other nominee, it will have no effect on the outcome of the adjournment proposal.
If you are a stockholder of record and you do not attend the special meeting, sign and return your proxy card by mail or submit your proxy by telephone or over the internet, your shares will not be voted at the special meeting, and will not be counted as present in person or represented by proxy at the special meeting for purposes of determining whether a quorum is present and therefore will not be considered a vote cast on, and will have no effect on, the transaction proposal, the stock issuance proposal or the adjournment proposal.
If no instruction as to how to vote is given (including no instruction to abstain from voting) in an executed, duly returned and not revoked proxy, the proxy will have the same effect as a vote “FOR” each of the transaction proposal, the stock issuance proposal and the adjournment proposal.

Solicitation of Proxies (see page 34)
The Amneal Board is soliciting your proxy, and Amneal will bear the cost of soliciting proxies. Innisfree M&A Incorporated (“Innisfree”) has been retained to assist with the solicitation of proxies. Innisfree will be paid a fee not to exceed $112,500 and will be reimbursed for certain fees and expenses for these and other advisory services in connection with the special meeting. Solicitation initially will be made by mail. Forms of proxies and proxy materials may also be distributed through brokers, banks and other nominees to the beneficial owners of shares of Amneal common stock, in which case these parties will be reimbursed for their reasonable out-of-pocket expenses. Proxies may also be solicited in person or by telephone, facsimile, electronic mail or other electronic medium by Innisfree or, without additional compensation, by certain of Amneal’s directors, officers and employees.
Adjournment (see page 34)
In addition to the transaction proposal and the stock issuance proposal, Amneal stockholders are also being asked to approve the adjournment proposal, which will enable the adjournment of the special meeting from time to time, as determined in accordance with the purchase agreement by the Independent Committee, including for the purpose of soliciting additional votes in favor of the transaction proposal and the stock issuance proposal. If a quorum is not present, the presiding officer at the special meeting or the holders of a majority of the shares of Amneal common stock present in person or represented by proxy at the special meeting and entitled to vote thereon may adjourn the special meeting from time to time until a quorum is present. At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called. If the adjournment is for more than 30 days, or if, after the adjournment, a new record date is fixed for the adjourned special meeting, a notice of the adjourned special meeting will be given to each stockholder of record entitled to vote at the special meeting. In addition, the special meeting could be postponed before it commences, subject to the terms of the purchase agreement. If the special meeting is adjourned or postponed, stockholders who have already submitted their proxies will be able to revoke them at any time prior to the final vote on the proposals. If you return a proxy and do not indicate how you wish to vote on the adjournment proposal, your shares will be voted in favor of the adjournment proposal.

SUMMARY OF THE TRANSACTION
The rights and obligations of the parties to the purchase agreement are governed by the specific terms and conditions of the purchase agreement and not by any summary or other information in this proxy statement. Therefore, the information in this proxy statement regarding the purchase agreement and the Transaction is qualified in its entirety by reference to the purchase agreement, a copy of which is attached as Annex A to this proxy statement and is incorporated herein by reference. You are encouraged to read the purchase agreement carefully and in its entirety because it is the principal legal agreement that governs the Transaction. Certain terms used in this “Summary of the Transaction” are defined in the section of this proxy statement titled “The Transaction Proposal (Proposal 1)” or “The Membership Interest Purchase Agreement”.
Structure of the Transaction (see page 36 for the full description)
Upon the terms and subject to the conditions of the purchase agreement, at the closing, Amneal will purchase, and each seller will sell, convey, assign, transfer and deliver to Amneal, the Kashiv membership interests held by such seller, free and clear of all encumbrances, other than encumbrances imposed by applicable securities laws.
Transaction Consideration (see page 17 for the full description)
In consideration for the sale and transfer of the Kashiv membership interests and each seller’s agreement to be bound by the terms of the purchase agreement, (i) at the closing, Amneal will deliver or cause to be delivered to the sellers (to be allocated by the seller representative among the sellers in accordance with an allocation schedule to be delivered by the seller representative to Amneal prior to the closing (the “allocation schedule”)) (a) an aggregate amount in cash equal to $375,000,000, subject to certain adjustments including for cash, the funding of operations between signing and closing (subject to a cap equal to the product of $20,000,000 and the number of months (including prorated months) between signing and closing), indebtedness, transaction expenses and working capital fluctuations (relative to a target), and (b) 28,942,108 shares of Amneal Class A common stock, free and clear of all encumbrances, other than encumbrances arising under applicable securities laws; (ii) following the closing, the sellers will be eligible to receive up to an additional $350,000,000 in potential contingent cash payments from Amneal upon the achievement of certain regulatory milestones in the United States for up to six designated Kashiv product candidates; and (iii) during the 12-year period following the closing, the sellers will be eligible to receive certain potential contingent cash royalty payments from Amneal equal to 25% of the amount by which annual aggregate gross profits for certain products exceed specified gross profit hurdle amounts for the corresponding annual royalty period.
Recommendation of the Independent Committee (see page 30 for the full description)
At a meeting of the Independent Committee held on April 20, 2026, the Independent Committee, upon consultation with Amneal’s management, with the outside financial advisor and outside legal counsel to the Independent Committee, and with the outside legal counsel and other outside advisors to Amneal, and after consideration of various factors (in each case, as more fully described in the accompanying proxy statement), unanimously (a) determined that the purchase agreement and such ancillary agreements to be entered into in connection therewith and the transactions contemplated thereby, including the Transaction and the stock issuance, are advisable and fair to, and in the best interests of, Amneal and its stockholders (including the Amneal disinterested stockholders), (b) adopted, approved and declared advisable the purchase agreement and such ancillary agreements and the transactions contemplated thereby, including the Transaction and the stock issuance, (c) directed that each of (i) the purchase agreement and the transactions contemplated thereby, including the Transaction, and (ii) the stock issuance, be submitted to Amneal’s stockholders for approval, (d) recommended that Amneal’s stockholders approve each of (i) the purchase agreement and the transactions contemplated thereby, including the Transaction (such recommendation, the “Independent Committee recommendation”), and (ii) the stock issuance, and (e) recommended that the Amneal Board do each of the foregoing. Certain factors considered by the Independent Committee in reaching its decision to adopt and approve the purchase agreement and the transactions contemplated thereby and in reaching its decision to approve the stock issuance can be found in the section of this proxy statement entitled “The Transaction Proposal (Proposal 1) – Reasons for the Transaction and Recommendation of the Independent Committee and Amneal Board” beginning on page 46.

The Independent Committee unanimously recommends that Amneal stockholders vote:
•	“FOR” the transaction proposal;
•	“FOR” the stock issuance proposal; and
•	“FOR” the adjournment proposal.
Recommendation of the Amneal Board (see page 31 for the full description)
At a meeting of the Amneal Board held on April 20, 2026, the Amneal Board (excluding Chintu Patel, Chirag Patel and Gautam Patel, who did not participate in this portion of such meeting), upon the unanimous recommendation of the Independent Committee, (a) determined that the purchase agreement and the ancillary agreements to be entered into in connection therewith and the transactions contemplated thereby, including the Transaction and the stock issuance, are advisable and fair to, and in the best interests of, Amneal and its stockholders (including the Amneal disinterested stockholders), (b) adopted, approved and declared advisable the purchase agreement and such ancillary agreements and the transactions contemplated thereby, including the Transaction and the stock issuance, (c) directed that each of (i) the purchase agreement and the transactions contemplated thereby, including the Transaction, and (ii) the stock issuance, be submitted to Amneal’s stockholders for approval, and (d) recommended that Amneal’s stockholders approve each of (i) the purchase agreement and the transactions contemplated thereby, including the Transaction, and (ii) the stock issuance (such recommendation, the “Amneal Board recommendation”). Certain factors considered by the Amneal Board in reaching its decision to adopt and approve the purchase agreement and the transactions contemplated thereby and in reaching its decision to approve the stock issuance can be found in the section of this proxy statement entitled “The Transaction Proposal (Proposal 1) – Reasons for the Transaction and Recommendation of the Independent Committee and Amneal Board” beginning on page 46.
The Amneal Board recommends that Amneal stockholders vote:
•	“FOR” the transaction proposal;
•	“FOR” the stock issuance proposal; and
•	“FOR” the adjournment proposal.
Opinion of Financial Advisor to the Independent Committee (see page 50 for the full description)
At the meeting of the Independent Committee on April 20, 2026, Goldman Sachs & Co. LLC (“Goldman Sachs”) delivered its oral opinion to the Independent Committee that, as of the date of its opinion and based upon and subject to the factors and assumptions set forth therein, the consideration to be paid by Amneal for all of the membership interests of Kashiv pursuant to the purchase agreement was fair from a financial point of view to Amneal. Goldman Sachs confirmed its oral opinion by delivering its written opinion, dated April 21, 2026, to the Independent Committee that, as of such date and based upon and subject to the factors and assumptions set forth therein, the consideration to be paid by Amneal for all of the membership interests of Kashiv pursuant to the purchase agreement was fair from a financial point of view to Amneal.
The full text of the written opinion of Goldman Sachs, dated April 21, 2026, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex D. Goldman Sachs provided advisory services and its opinion for the information and assistance of the Independent Committee in connection with its consideration of the Transaction. Goldman Sachs’ opinion is not a recommendation as to how any holder of Amneal common stock should vote with respect to the Transaction or any other matter. Pursuant to an engagement letter between Amneal, the Independent Committee and Goldman Sachs, Amneal has agreed to pay Goldman Sachs a total of $15 million in fees, $12.5 million of which is contingent upon consummation of the Transaction.
Interests of Amneal’s Executive Officers and Directors in the Transaction (see page 58 for the full description)
In considering the recommendations of the Independent Committee and the Amneal Board that you vote to approve the transaction proposal and the stock issuance proposal, you should be aware that, aside from their interests as Amneal stockholders, certain Amneal directors and executive officers may have interests in the Transaction that are different from, or in addition to, the interests of Amneal stockholders generally, which may create potential conflicts of interest. These interests are described in more detail below in the section of this proxy statement entitled “The Transaction Proposal (Proposal 1) – Interests of Amneal’s Executive Officers and Directors in the Transaction” beginning on page 58. Each of the Independent Committee and the Amneal Board was aware of these interests and considered them when it approved the purchase agreement, the Transaction and the stock issuance.
Chirag Patel, President and Co-Chief Executive Officer of Amneal and a member of the Amneal Board, Chintu Patel, Co-Chief Executive Officer of Amneal and a member of the Amneal Board, and Gautam Patel, a member of the Amneal Board, each serve on the board of managers of Kashiv and beneficially own, directly or indirectly, including through certain revocable or irrevocable trusts for the benefit of their immediate families, outstanding equity securities of Kashiv. In addition, Chirag Patel, Chintu Patel, Gautam Patel, Ted Nark and Shlomo Yanai have been designated as members of the Amneal Board by the Amneal Group (which, together with their affiliates and certain assignees, owned Amneal when it was a private company). Certain other members of the Amneal Group and their affiliates are sellers and equityholders of Kashiv (though neither of Messrs. Nark and Yanai are sellers or equityholders of Kashiv).
In addition, Mr. Gautam Patel, a member of the Amneal Board, is a managing director of Tarsadia Investments, which is an affiliate of each of the Amneal Group, Kashiv, and the sellers.
As discussed in “The Transaction – Background of the Transaction” beginning on page 36, pursuant to the authority delegated to the Independent Committee, set forth in Section IV of the charter of the Independent Committee, the Independent Committee has the authority to review and approve, among other things, any related person transaction. On June 25, 2025, the Amneal Board adopted resolutions delegating to the Independent Committee the sole and exclusive power and authority, to the fullest extent permissible by the DGCL, to exercise all of the authority of the Amneal Board with respect to the review, consideration, negotiation, approval, recommendation, rejection, non-approval and non-recommendation of a potential transaction to acquire Kashiv.
Additional information regarding the material business and other relationships of the executive officers and directors of Amneal with Kashiv is described in Amneal’s Proxy Statement for its 2026 annual meeting of stockholders on Schedule 14A, which is incorporated by reference into this proxy statement, and the table of the beneficial ownership of certain beneficial owners and management in this proxy statement. See “Where You Can Find Additional Information” beginning on page 133 of this proxy statement and “Security Ownership of Certain Beneficial Owners and Management” beginning on page 128 of this proxy statement.
Financing of the Transaction (see page 58 for the full description)
Amneal’s obligation to consummate the Transaction is not subject to any financing condition. Amneal has represented to the sellers in the purchase agreement that Amneal will have at the closing sufficient unrestricted cash on hand or other sources of immediately available funds to enable it to make payment of the cash consideration due to the sellers at the closing.
Regulatory Approvals Required for the Transaction (see page 58 for the full description)
Under the purchase agreement and subject to certain limitations, each party has agreed to use its commercially reasonable efforts to, among other things, promptly consummate and make effective the transactions contemplated by the purchase agreement. Completion of the Transaction is conditioned upon, among other things, (x) the expiration or termination of the waiting period (and any extension thereof) applicable to the consummation of the Transaction under the HSR Act (the “HSR Act Condition”) and the receipt of certain regulatory approvals under applicable Indian law (the “India Conditions”).
Under the HSR Act, the Transaction may not be completed until notifications have been filed with and certain information has been furnished to the Antitrust Division of the U.S. DOJ and the U.S. FTC and all statutory waiting period requirements have been satisfied. Amneal and Kashiv made the necessary filings required to be made under the HSR Act effective as of May 19, 2026. In addition, required regulatory approvals under Indian law will be sought in connection with the transaction. Specifically, the Transaction may not be completed until the parties receive prior written unconditional approval from the Department of Pharmaceuticals, Government of India under the (Indian) Foreign Exchange Management Act 1999 (“FEMA”). Kashiv submitted an application for prior written unconditional approval of the Transaction from the Department of Pharmaceuticals, Government of India under FEMA on June 15, 2026.

Material U.S. Federal Income Tax Consequences of the Transaction
There are no material U.S. federal income tax consequences to Amneal stockholders in their capacities as such that will result from the Transaction and the issuance of Amneal Class A common stock to the sellers pursuant to the Transaction.
Expected Timing of the Transaction
Amneal expects to complete the Transaction during the second half of 2026. The Transaction is subject to HSR Act clearance, certain Indian law approvals and various other conditions, and it is possible that factors outside of the control of Amneal or the sellers could result in the Transaction being completed at a later time, or not at all. There may be a substantial amount of time between the special meeting and the completion of the Transaction. Amneal expects to complete the Transaction promptly following the receipt of all required clearances and approvals and the satisfaction or, to the extent permitted, waiver of the other conditions to the consummation of the Transaction.
Conditions to the Closing of the Transaction (see page 84 for the full description)
The obligations of Kashiv and the sellers to consummate the transactions contemplated by the purchase agreement are subject to the fulfillment of the following conditions unless waived by the seller representative:
•
(i) The representations and warranties of Amneal set forth in the purchase agreement shall be true and correct as of the date specified in the purchase agreement (subject to certain materiality standards); (ii) the covenants and agreements set forth in the purchase agreement to be performed or complied with by Amneal at or prior to the closing shall have been performed or complied with in all material respects; and (iii) the seller representative shall have received an officer’s certificate of Amneal certifying as to the matters set forth in clauses (i) and (ii) of this subparagraph.

•
No governmental authority shall have enacted, issued, promulgated, enforced or entered into any order which is in effect and has the effect of making the transactions contemplated by the purchase agreement illegal or otherwise restraining, prohibiting or enjoining the consummation of the transactions contemplated by the purchase agreement.

•	The HSR Act Condition and the India Conditions shall have been satisfied.
•	The seller representative shall have received a duly executed counterpart of Amneal to the First Amendment to the Amneal stockholders agreement (the “amendment to the Amneal stockholders agreement”).
•
The transaction proposal shall have been approved by the affirmative vote, at the special meeting or any adjournment or postponement thereof, of a majority of votes cast by the Amneal disinterested stockholders entitled to vote as of the close of business on the record date (the “transaction approval”) and the stock issuance proposal shall have been approved by the affirmative vote, at the special meeting or any adjournment or postponement thereof, of a majority of votes cast by the Amneal stockholders entitled to vote as of the close of business on the record date (the “stock issuance approval” and, together with the transaction approval, the “Amneal stockholder approval”).

•
The shares of Amneal Class A common stock to be issued in connection with the transactions contemplated by the purchase agreement shall have been approved for listing on Nasdaq, subject to official notice of issuance.

The obligation of Amneal to consummate the transactions contemplated by the purchase agreement is subject to the fulfillment of the following conditions unless waived by Amneal:
•
(i) The representations and warranties of Kashiv set forth in the purchase agreement shall be true and correct as of the date specified in the purchase agreement (subject to certain materiality standards); (ii) the covenants and agreements set forth in the purchase agreement to be performed or complied with by Kashiv at or prior to the closing shall have been performed or complied with in all material respects; (iii) since the date of the purchase agreement, there shall not have been a Material Adverse Effect (as defined in the purchase agreement) on Kashiv; and (iv) Amneal shall have received an officer’s certificate certifying as to the matters set forth in clauses (i), (ii) and (iii) of this subparagraph.

•
(i) The representations and warranties of the sellers and the seller representative set forth in the purchase agreement shall be true and correct as of the date specified in the purchase agreement (subject to certain materiality standards); (ii) the covenants and agreements set forth in the purchase agreement to be performed or complied with by the sellers and the seller representative at or prior to the closing shall have been performed or complied with in all material respects; and (iii) Amneal shall have received a certificate duly executed by the seller representative certifying as to the matters set forth in clauses (i) and (ii) of this subparagraph.

•
No governmental authority shall have enacted, issued, promulgated, enforced or entered any order (whether temporary, preliminary or permanent) which is in effect and has the effect of making the transactions contemplated by the purchase agreement illegal or otherwise restraining, prohibiting or enjoining the consummation of the transactions contemplated by the purchase agreement.

•	The HSR Act Condition and the India Conditions shall have been satisfied.
•
The seller representative shall have delivered to Amneal a certificate certifying as to the Eleventh Amended and Restated Limited Liability Company Agreement of Kashiv (effective as of April 18, 2026), together with a copy of the Kashiv Certificate of Formation (filed August 2, 2010), certified by the Secretary of State of Delaware.

•	The seller representative shall have delivered to Amneal a IRS Form W-9 from each seller and Kashiv.
•	The seller representative shall have delivered to Amneal written resignations of certain of Kashiv’s managers specified by Amneal.
•	The seller representative shall have delivered to Amneal a membership interest transfer power representing the Kashiv membership interests.
•	The seller representative shall have delivered to Amneal invoices or other evidence as applicable for the transaction expenses.
•
The seller representative shall have provided the duly executed payoff letters in respect of the Term Loan Credit Agreement, dated as of April 2, 2025, by and among Kashiv, Kashiv Biosciences Intermediate Holdco, LLC, Seaport Loan Products LLC, as administrative agent, Acquiom Agency Services LLC, as collateral agent, and the lenders from time to time party thereto (the “Kashiv credit agreement”) and customary evidence of termination or release in full of any encumbrances and other security agreements or interests securing such indebtedness.

•	The specified affiliate contracts set forth on the confidential disclosure schedules shall have been terminated or shall be terminated effective as of the closing.
•
Amneal shall have received a duly executed counterpart of the Amneal Group Representative (as defined in the amendment to the Amneal stockholders agreement) (the “Amneal group representative”) to the amendment to the Amneal stockholders agreement.

•	The restrictive covenants agreements with Chintu Patel and Chirag Patel shall remain in full force and effect.
•	The Amneal stockholder approval shall have been obtained.
•	The seller representative shall have delivered to Amneal the ISRA closing deliverables (the “ISRA Condition”).
•	Kashiv shall have delivered to Amneal true, correct and complete copies of certain financial statements and audit reports.
None of the parties may rely on the failure of any of the above conditions to be satisfied if such failure was caused by such party’s failure (or, in the case Kashiv, the failure of any of the sellers or the seller representative or, in the case any of the sellers, the failure of Kashiv or the seller representative) to comply with any of its obligations under the purchase agreement.

Specific Performance (see page 89)
Each of the parties has agreed that the other party will be entitled to an injunction or injunctions to prevent breaches of any of the terms or provisions of the purchase agreement, and to enforce specifically the performance by such first party under the purchase agreement, and each party has agreed to waive the defense in any such suit that the other party has an adequate remedy at law, and agreed to waive any requirement to post any bond in connection with obtaining such relief.
Termination (see page 90)
The purchase agreement provides that the purchase agreement may be terminated and the transactions contemplated thereby may be abandoned:
•	at any time prior to the closing date, by mutual written consent of the seller representative and Amneal;
•
by either Amneal or the seller representative by written notice to the other party, if the closing has not taken place on or before November 17, 2026 (the “outside date”), or such later date as the seller representative and Amneal may agree to in writing if the closing will not have been consummated by the outside date; provided, that the outside date will automatically extend to January 12, 2027 if any of the HSR Act Condition, the India Conditions or the ISRA Condition have not yet been satisfied and all other closing conditions have been satisfied or waived (other than those conditions that by their terms are to be satisfied or waived at the closing and that would have been satisfied or waived if the closing were to have occurred on the outside date); provided, further, that such right to terminate the purchase agreement will not be available to any party whose breach of any representation, warranty or covenant caused the failure of the closing to be consummated by such time;

•
by the seller representative if Amneal breaches in any material respect any of its representations or warranties or covenants contained in the purchase agreement, which breach (i) would render a condition precedent to Kashiv’s and the sellers’ obligations to consummate the transactions contemplated by the purchase agreement not capable of being satisfied prior to the outside date (as may be extended pursuant to the purchase agreement), and (ii) after the giving of written notice of such breach to Amneal by the seller representative, cannot be cured or has not been cured by the earlier of the outside date (as may be extended pursuant to the purchase agreement) and five business days after the delivery of such notice (as may be extended by the seller representative);

•
by Amneal if any seller or Kashiv or the seller representative breaches in any material respect any of their respective representations or warranties contained in the purchase agreement or breaches or fails to perform in any material respect any of their respective covenants or obligations contained in the purchase agreement, which breach or failure to perform (i) would render a condition precedent to Amneal’s obligations to consummate the transactions contemplated by the purchase agreement not capable of being satisfied prior to the outside date (as may be extended pursuant to the purchase agreement), and (ii) after the giving of written notice of such breach or failure to perform to the seller representative by Amneal, cannot be cured or has not been cured by the earlier of the outside date (as may be extended pursuant to the purchase agreement) and five business days after the delivery of such notice (as may be extended by Amneal);

•
by Amneal or the seller representative, if any governmental authority shall have (i) issued an order, decree, ruling or taken any other action restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by the purchase agreement and such order, decree, ruling or other action shall have become final and non-appealable or (ii) enacted, entered or enforced any law that permanently prohibits, makes illegal or enjoins the transactions contemplated by the purchase agreement;

•	by either the seller representative or Amneal if the special meeting shall have concluded and the Amneal stockholder approval shall not have been obtained; or
•
by the seller representative prior to the receipt of the Amneal stockholder approval in the event that the Independent Committee makes a buyer adverse recommendation change (as defined in the section entitled “The Membership Interest Purchase Agreement – Amneal Stockholder Meeting and Related Actions”).

Assignment (see page 91)
The purchase agreement generally prohibits each party from assigning the purchase agreement without the prior written consent of the other parties, except that (a) any seller may assign its rights to any economic consideration without Amneal’s consent (but subject to written notice thereof to Amneal), (b) any party may assign its rights and obligations in connection with a sale of all or substantially all of its assets or in connection with a merger or similar transaction in which such party is not the surviving entity (but subject to written notice thereof to the other parties), and (c) Amneal may (i) assign its rights to acquire the Kashiv membership interests to one or more of its subsidiaries, in each case, without the consent of the other parties (but subject to prior written notice thereof to the other parties) and (ii) collaterally assign any or all of its rights and interests under the purchase agreement to any of its lender(s) or noteholder(s) (or any agent or trustee on behalf of any such lender(s) or noteholder(s)). Subject to specified exceptions in the purchase agreement, an assignment of the purchase agreement will not relieve the assigning party of its obligations under the purchase agreement.
On May 24, 2026, Amneal, Amneal Pharmaceuticals LLC, a Delaware limited liability company and wholly owned subsidiary of Amneal (“Amneal LLC”), Kashiv and the seller representative entered into an assignment and assumption agreement, pursuant to which, without relieving any of Amneal’s obligations under the purchase agreement, Amneal assigned to Amneal LLC (i) Amneal’s rights to acquire the Kashiv membership interests and (ii) Amneal’s obligation to make the cash payments required under the purchase agreement.
Restrictive Covenants Agreements (see page 95)
In connection with the execution of the purchase agreement, Amneal entered into restrictive covenants agreements with each of Chirag Patel and Chintu Patel (each, an “RCA person”), pursuant to which each RCA person has agreed, among other things, during the period from the closing until the fifth anniversary thereof, not to, subject to certain exceptions, without the prior written consent of Amneal, (a) invest in, acquire, own, manage, control, undertake, participate in, carry on or be engaged in the operation of any business that is competitive with the business of Kashiv or (b) solicit, recruit or hire, or attempt to recruit or hire, certain employees of Amneal and its subsidiaries. For further information, see the section entitled “Agreements Related to the Transaction — Restrictive Covenants Agreements”.
Amendment to the Stockholders Agreement (see page 95)
In connection with the purchase agreement, Amneal has agreed to enter into, substantially concurrently with the closing, the amendment to the Amneal stockholders agreement with Vikram Patel, in his capacity as the Amneal group representative and the other parties that will be named therein, pursuant to which Amneal and the Amneal group representative will agree, among other things, to amend the definition of “Amneal Group” and “Amneal Group Member” (in each case, as defined in the Amneal stockholders agreement). For further information, see the section entitled “Agreements Related to the Transaction – Amendment to the Stockholders Agreement”.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE PROPOSALS
The following are brief answers to certain questions that you may have regarding the Transaction, the special meeting and the proposals being considered at the special meeting. Amneal urges you to read the remainder of this proxy statement carefully and in its entirety because the information in this section does not provide all of the information that might be important to you with respect to the Transaction, the stock issuance, the special meeting and the proposals being considered at the special meeting. Additional important information is also contained in the annexes attached to this proxy statement and the documents referred to or incorporated by reference into this proxy statement.
Q.	Why am I receiving these proxy materials?
A.
On April 21, 2026, Amneal entered into a purchase agreement pursuant to which, subject to the terms and conditions set forth therein, Amneal will purchase, and each seller will sell, convey, assign, transfer and deliver to Amneal, the Kashiv membership interests held by such seller, free and clear of all encumbrances, other than encumbrances imposed by applicable securities laws. A copy of the purchase agreement is attached to this proxy statement as Annex A and is incorporated by reference herein. In order to complete the Transaction, the Amneal disinterested stockholders must vote to approve the purchase agreement and the Transaction and the Amneal stockholders must vote to approve the stock issuance. The approval of the transaction proposal and the stock issuance proposal are conditions to the consummation of the Transaction. See the section of this proxy statement entitled “The Purchase Agreement – Conditions to the Closing of the Transaction” beginning on page 84. You are receiving this proxy statement in connection with the solicitation by Amneal of proxies of Amneal stockholders in favor of the transaction proposal and stock issuance proposal.

You are also being asked to vote on a proposal to adjourn the special meeting, from time to time, as determined in accordance with the purchase agreement by the Independent Committee, including for the purpose of soliciting additional votes for the approval of the transaction proposal or the stock issuance proposal if there are insufficient votes at the time of the special meeting to approve the transaction proposal or the stock issuance proposal.
This proxy statement, which you should read carefully and in its entirety, contains important information about the Transaction, the stock issuance, the purchase agreement, the special meeting and the proposals to be voted on thereat. The enclosed materials allow you to submit a proxy to vote your shares without attending the special meeting and to ensure that your shares are represented and voted at the special meeting.
Your vote is very important. Even if you plan to attend the special meeting, you are encouraged to submit a proxy as soon as possible.
Q.	What is the proposed Transaction?
A.
If the transaction proposal is approved by the Amneal disinterested stockholders and the stock issuance proposal is approved by the Amneal stockholders and the other conditions to the consummation of the Transaction contained in the purchase agreement are satisfied or waived, Amneal will purchase, and each seller will sell, convey, assign, transfer and deliver to Amneal, the Kashiv membership interests held by such seller, free and clear of all encumbrances, other than encumbrances imposed by applicable securities laws.

Q.	What is the consideration that Amneal will pay to sellers in the Transaction?
A.
Under the terms of the purchase agreement, if the Transaction is completed, (i) at the closing Amneal will (a) pay to the sellers an aggregate amount in cash equal to $375,000,000, subject to certain adjustments including for cash, the funding of operations between signing and closing (subject to a cap equal to the product of $20,000,000 and the number of months (including prorated months) between signing and closing), indebtedness, transaction expenses and working capital fluctuations (relative to a target), and (b) issue to the sellers 28,942,108 shares of Amneal Class A common stock, free and clear of all encumbrances, other than encumbrances arising under applicable securities laws; (ii) following the closing, the sellers will be eligible to receive up to an additional $350,000,000 in potential contingent cash payments from Amneal upon the achievement of certain regulatory milestones in the United States for up to six designated Kashiv product candidates; and (iii) during the 12-year period following the closing, the sellers will be eligible to receive certain potential contingent cash royalty payments from Amneal equal to 25% of the amount by which annual aggregate gross profits for certain products exceed specified gross profit hurdle amounts for the corresponding annual royalty period.

Q.	Where and when is the special meeting, and who may attend?
A.
The special meeting will be held online via live audio webcast at www.virtualshareholdermeeting.com/AMRX2026SM on [•], 2026 at [•], Eastern Time. You will need the 16-digit control number, which is located on your proxy card or in the instructions accompanying your proxy materials, to be able to vote or ask questions during the special meeting. If you are an Amneal stockholder as of the record date (or a proxy thereof), you should enter your control number and follow the prompt to log in.

Online check-in will begin at [•], Eastern Time on [•], 2026 and you should allow ample time for the online check-in proceedings. If you encounter any difficulties accessing the special meeting during the check-in or meeting time, please call the technical support number that will be posted on the special meeting log-in page.
Q.	Who can vote at the special meeting?
A.
All Amneal stockholders of record as of the close of business on [•], 2026, the record date for the special meeting, are entitled to receive notice of and attend the special meeting or any adjournment thereof. Each share of Amneal common stock is entitled to one vote at the special meeting. At the close of business on the record date, there were [•] shares of Amneal common stock issued and outstanding, held by approximately [•] holders of record.

Q.	What matters will be voted on at the special meeting?
A.	At the special meeting, you will be asked to consider and vote on the following proposals:
•	the transaction proposal;
•	the stock issuance proposal; and
•	the adjournment proposal.
Q.	What is the position of the Independent Committee regarding the Transaction and the stock issuance?
A.
At a meeting of the Independent Committee held on April 20, 2026, the Independent Committee, upon consultation with Amneal’s management, with the outside financial advisor and outside legal counsel to the Independent Committee, and with the outside legal counsel and other outside advisors to Amneal, unanimously (a) determined that the purchase agreement and such ancillary agreements and the transactions contemplated thereby, including the Transaction and the stock issuance, are advisable and fair to, and in the best interests of, Amneal and its stockholders (including the Amneal disinterested stockholders), (b) adopted, approved and declared advisable the purchase agreement and such ancillary agreements and the transactions contemplated thereby, including the Transaction and the stock issuance, (c) directed that the purchase agreement and the transactions contemplated thereby, including the Transaction and the stock issuance, be submitted to Amneal’s stockholders for approval, (d) recommended that Amneal’s stockholders approve the purchase agreement and the transactions contemplated thereby, including the Transaction and the stock issuance, and (e) recommended that the Amneal Board do each of the foregoing. Certain factors considered by the Independent Committee in reaching its decision to adopt and approve the purchase agreement and the transactions contemplated thereby and in reaching its decision to approve the stock issuance can be found in the section of this proxy statement entitled “The Transaction Proposal (Proposal 1) – Reasons for the Transaction and Recommendation of the Independent Committee and Amneal Board” beginning on page 46.

Q.	How does the Independent Committee recommend that I vote on the proposals?
A.	The Independent Committee unanimously recommends that you vote:
•	“FOR” the transaction proposal;
•	“FOR” the stock issuance proposal; and
•	“FOR” the adjournment proposal.
Q.	What is the position of the Amneal Board regarding the Transaction and the stock issuance?
A.
At a meeting of the Amneal Board held on April 20, 2026, the Amneal Board (excluding Chintu Patel, Chirag Patel and Gautam Patel, who did not participate in this portion of such meeting), upon the unanimous recommendation of the Independent Committee, (a) determined that the purchase agreement and the ancillary agreements to be entered into in connection therewith and the transactions contemplated thereby, including the Transaction and the stock issuance, are advisable and fair to, and in the best interests of, Amneal and its stockholders (including the Amneal disinterested stockholders), (b) adopted, approved and declared advisable the purchase agreement and such ancillary agreements and the transactions contemplated thereby, including the Transaction and the stock issuance, (c) directed that each of (i) the purchase agreement and the transactions contemplated thereby, including the Transaction, and (ii) the stock issuance be submitted to Amneal’s stockholders for approval, and (d) recommended that Amneal’s stockholders approve the purchase agreement and the transactions contemplated thereby, including the Transaction and the stock issuance. Certain factors considered by the Amneal Board in reaching its decision to adopt and approve the purchase agreement and the transactions contemplated thereby and in reaching its decision to approve the stock issuance can be found in the section of this proxy statement entitled “Reasons for the Transaction and Recommendation of the Independent Committee and Amneal Board” beginning on page 46.
Q.	How does the Amneal Board recommend that I vote on the proposals?
A.	The Amneal Board recommends that you vote:
•	“FOR” the transaction proposal;
•	“FOR” the stock issuance proposal; and
•	“FOR” the adjournment proposal.
Q.	What vote is required to approve the transaction proposal?
A.
The transaction proposal will be approved if a majority of votes cast by the Amneal disinterested stockholders are voted “FOR” the transaction proposal at the special meeting or any adjournment or postponement thereof.

Q.	What vote is required to approve the stock issuance proposal?
A.
The stock issuance proposal will be approved if a majority of votes cast by the holders of Amneal common stock are voted “FOR” the transaction proposal at the special meeting or any adjournment or postponement thereof.

Q.	What vote is required to approve the adjournment proposal?
A.
The adjournment proposal will be approved if holders of a majority of the votes entitled to be cast by the Amneal stockholders who are present in person or represented by proxy at the special meeting and entitled to vote thereon are voted “FOR” the adjournment proposal.

Q.	Do you expect the Transaction to be taxable to Amneal stockholders in their capacities as such?
A.
No. You should read the section of this proxy statement entitled “Material U.S. Federal Income Tax Consequences of the Transaction” beginning on page 130. You should consult your tax advisors regarding the U.S. federal income tax consequences of the Transaction to you in your particular circumstances, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Q.	When is the Transaction expected to be completed?
A.
Assuming timely satisfaction of necessary closing conditions, including the approval of the transaction proposal and the stock issuance proposal, the parties expect to complete the Transaction during the second half of 2026. The Transaction is subject to HSR Act clearance, certain Indian law approvals and various other conditions, and it is possible that factors outside of the control of Amneal, Kashiv, the sellers or the seller representative could result in the Transaction being completed at a later time, or not at all. There may be a substantial amount of time between the special meeting and the completion of the Transaction. Amneal expects to complete the Transaction promptly following the receipt of all required clearances and approvals and the satisfaction or, to the extent permitted, waiver of the other conditions to the consummation of the Transaction.

Q.	What happens if the Transaction is not approved by the Amneal stockholders or not completed for any other reason?
A.
If the transaction proposal and the stock issuance proposal are not approved by the Amneal stockholders, or if the Transaction is not completed for any other reason, Amneal will not acquire Kashiv, will not issue any stock or pay any cash as consideration for the acquisition, and will continue to operate in the ordinary course.

Q.	How are Amneal’s directors and executives intending to vote?
A.
As of June 15, 2026, the directors and executive officers of Amneal (either directly or through their affiliates), collectively, beneficially owned and were entitled to vote 54,490,836 shares of Amneal common stock, representing approximately 17.06% of the shares of Amneal common stock outstanding on that date. Amneal currently expects that these directors and executive officers will vote such shares of Amneal common stock in favor of the foregoing proposals, although none of them has entered into any agreement obligating them to do so.

Q.	Do any of Amneal’s directors or executive officers have interests in the Transaction that may differ from or be in addition to my interests as a stockholder?
A.
Yes. In considering the recommendations of the Independent Committee and the Amneal Board with respect to the transaction proposal and stock issuance proposal, you should be aware that Amneal’s directors and executive officers may have interests in the Transaction that are different from, or in addition to, the interests of Amneal’s stockholders generally. Each of the Independent Committee and the Amneal Board was aware of and considered these differing or additional interests, to the extent such interests existed at the time, among other matters, in evaluating and negotiating the purchase agreement and the Transaction, and in recommending that the purchase agreement and the stock issuance be approved by Amneal stockholders. See the section of this proxy statement entitled “The Transaction Proposal (Proposal 1) – Interests of Amneal’s Executive Officers and Directors in the Transaction.”

Q.	Why am I being asked to consider and vote on the transaction proposal and the stock issuance proposal?
A.
You are being asked to consider and vote on the transaction proposal and the stock issuance proposal because, pursuant to the terms of the purchase agreement, the consummation of the Transaction is conditioned upon the receipt of (1) the approval of the purchase agreement and the transactions contemplated thereby, including the Transaction, by a majority of the votes cast by the Amneal disinterested stockholders (such approval, the “transaction approval”) and (2) the approval of the stock issuance by a majority of the votes cast by holders of Amneal Class A common stock (the “stock issuance approval”).

Although the receipt of the transaction approval is not required to authorize the purchase agreement or the transactions contemplated thereby, including the Transaction, under Delaware law or applicable Nasdaq rules or regulations, the parties agreed, as part of the Transaction negotiations, to condition the consummation of the Transaction on the receipt of the transaction approval. During such negotiations, the Independent Committee proposed the inclusion of this condition based on, among other things, the Independent Committee’s belief that it is important for the Amneal disinterested stockholders to have the ability to approve or disapprove of the Transaction and that conditioning the Transaction on the receipt of the transaction approval would help ensure that the terms of the Transaction are fair to and in the best interests of Amneal and its stockholders, including the Amneal disinterested stockholders.
In addition, the receipt of the transaction approval is intended to comply with the requirements for the “safe harbor” protections of Section 144 of the DGCL. Section 144 of the DGCL provides, in relevant part, that certain transactions with directors or officers (or entities in which they serve as directors or officers or have a financial interest) or with controlling stockholders (or control groups) of a corporation may not be the subject of equitable relief, or give rise to an award of damages, against a director, officer, controlling stockholder or member of a control group by reason of a claim based on a breach of fiduciary duty by a director, officer, controlling stockholder or member of a control group if certain requirements are met. With respect to a controlling stockholder transaction (other than a going-private transaction), Section 144(b) of the DGCL provides that the safe harbor protections will apply if:
•
the material facts as to such controlling stockholder transaction (including the controlling stockholder’s or control group’s interest therein) are disclosed or are known to all members of a committee of the board of directors to which the board has expressly delegated the authority to negotiate (or oversee the negotiation of) and to reject such controlling stockholder transaction, and such controlling stockholder transaction is approved (or recommended for approval) in good faith and without gross negligence by a majority of the disinterested directors then serving on the committee, provided that the committee consists of two or more directors, each of whom the board of directors has determined to be a disinterested director with respect to the controlling stockholder transaction;
•
such controlling stockholder transaction is conditioned, by its terms, as in effect at the time it is submitted to stockholders for their approval or ratification, on the approval of or ratification by disinterested stockholders, and such controlling stockholder transaction is approved or ratified by an informed, uncoerced, affirmative vote of a majority of the votes cast by the disinterested stockholders; or

•	such controlling stockholder transaction is fair as to the corporation and the corporation’s stockholders.
The approval of the purchase agreement, the Transaction and other transactions by the Independent Committee, and the receipt of the transaction approval, are separate independent bases that are intended to comply with the requirements for the “safe harbor” protections of Section 144 of the DGCL.
Pursuant to the purchase agreement, at the closing, Amneal will (i) pay the sellers $375,000,000 in cash and (ii) issue to the sellers 28,942,108 shares of Amneal Class A common stock. Under the applicable rules of Nasdaq described below, we may not issue such shares without first obtaining the stock issuance approval from our stockholders. Accordingly, the purchase agreement provides that the consummation of the Transaction is conditioned on the receipt of the stock issuance approval.
Amneal’s Class A common stock is listed on the Nasdaq Capital Market and, as such, Amneal is subject to the applicable rules of Nasdaq, including Nasdaq Rule 5635(a)(2). Pursuant to Nasdaq Listing Rule 5635(a)(2), stockholder approval is required prior to the issuance of securities in connection with the acquisition of the stock or assets of another company if (1) any director, officer, or Substantial Shareholder (as defined by Nasdaq Rule 5635(e)(3)) has a 5% or greater interest (or such persons collectively have a 10% or greater interest), directly or indirectly, in such other company or assets to be acquired or in the consideration to be paid in the transaction or series of related transactions and (2) the present or potential issuance of common stock, or securities convertible into or exercisable for common stock, could result in an increase in outstanding common shares or voting power of 5% or more.
Chirag Patel is the President and Co-Chief Executive Officer of Amneal, a member of the Amneal Board and a Substantial Shareholder of Amneal and has a 5% or greater interest, directly or indirectly, including through certain revocable or irrevocable trusts for the benefit of his immediate family, in Kashiv. Chintu Patel is the Co-Chief Executive Officer of Amneal, a member of the Amneal Board and a Substantial Shareholder of Amneal and has a 5% or greater interest, directly or indirectly, including through certain revocable or irrevocable trusts for the benefit of his immediate family, in Kashiv. Tushar Patel is a Substantial Shareholder of Amneal and has a 5% or greater interest, directly or indirectly, including through certain revocable or irrevocable trusts for the benefit of his immediate family, in Kashiv.
In addition, Chirag Patel, Chintu Patel, Tushar Patel, Gautam Patel, a member of the Amneal Board, and Dipan Patel, a Substantial Shareholder of Amneal, collectively have a 10% or greater interest, directly or indirectly, including through certain revocable or irrevocable trusts for the benefit of their immediate families, in Kashiv.
Also, the issuance of 28,942,108 shares of Amneal Class A common stock to the sellers in connection with the purchase agreement and the Transaction will result in an increase in outstanding Amneal Class A common stock outstanding or the voting power of 5% or more in Amneal.
As a result of the foregoing facts and circumstances, the parties agreed under the purchase agreement to condition the consummation of the Transaction on the receipt of the stock issuance approval and Amneal is seeking the stock issuance approval.
The Transaction will not be completed if either of the transaction approval or the stock issuance approval is not obtained.
Q.	What effect will the consummation of the Transaction have on the ownership and board representation of the Amneal Group?
A.	Certain members of the Amneal Group and their affiliates are sellers and equityholders of Kashiv. See the section of this proxy statement entitled “The Transaction Proposal (Proposal 1) – Interests of Amneal’s Executive Officers and Directors in the Transaction.” As a result, the consummation of the Transaction will result in an increase in the beneficial ownership by the Amneal Group of the outstanding shares of Amneal.
Should the Amneal Group beneficially own more than 50% of the outstanding shares of Amneal, the Amneal Group would have the right to designate for nomination the lowest number of designees that constitute a majority of the total number of directors comprising the Amneal Board. Amneal would cause such nominee(s) to be included in any slate of nominees recommended by the Amneal Board to the stockholders of Amneal for election.
Should the Amneal Group beneficially own more than 50% of the outstanding shares of Amneal, the Amneal Group Directors (as defined in the Amneal stockholders agreement) would have the right to designate the Chairman or Co-Chairmen (in each case, as defined in the Amneal stockholders agreement) of the Amneal Board, and the Non-Amneal Group Directors (as defined in the Amneal stockholders agreement) would have the right to designate a lead Independent Director (as defined in the Amneal stockholders agreement) of the Amneal Board (which right the Non-Amneal Group Directors currently have not exercised because the Amneal Board is currently led by a Chairman that is independent under Nasdaq rules).
Assuming the Amneal Group does not acquire any additional shares of Amneal common stock other than in connection with the Transaction, and assuming there are no reductions in the issued and outstanding shares of Amneal as a result of repurchases, redemptions or other similar transactions, the consummation of the Transaction will not result in the Amneal Group holding more than 50% of the issued and outstanding shares of Amneal common stock and thus will not result in the Amneal Group being entitled to designate for nomination any additional designees to the Amneal Board or designate the Chairman or Co-Chairmen of the Amneal Board.
Q.	Who is soliciting my vote? Who will pay for the cost of this proxy solicitation?
A.	The Amneal Board is soliciting your proxy, and Amneal will bear the cost of soliciting proxies.
Innisfree has been retained to assist with the solicitation of proxies. Innisfree will be paid a fee not to exceed $112,500 and will be reimbursed for certain fees and expenses for these and other advisory services in connection with the special meeting. Solicitation initially will be made by mail. Forms of proxies and proxy materials may also be distributed through brokers, banks and other nominees to the beneficial owners of shares of Amneal common stock, in which case these parties will be reimbursed for their reasonable out-of-pocket expenses. Proxies may also be solicited in person or by telephone, facsimile, electronic mail, or other electronic medium by Innisfree or, without additional compensation, by certain of Amneal’s directors, officers and employees.
Q.	What do I need to do now? If I am going to attend the special meeting, should I still submit a proxy?
A.
Please carefully read and consider the information contained in and incorporated by reference into this proxy statement, including the attached annexes, in each case in their entirety. Whether or not you expect to attend the special meeting online, Amneal requests that you submit a proxy to vote your shares as promptly as possible to ensure that your shares may be represented and voted at the special meeting.

Q.	How do I vote if my shares are registered directly in my name?
A.
If your shares are registered directly in your name with Amneal’s transfer agent, you are considered a “stockholder of record.” Stockholders of record can vote their shares of Amneal common stock in the following four ways:

•
By Internet. Access the website of Amneal’s tabulator, Broadridge Financial Solutions, Inc., at: www.proxyvote.com, using the voter control number printed on the furnished proxy card. Your shares will be voted in accordance with your instructions. You must specify how you want your shares voted or your internet vote cannot be completed and you will receive an error message. If you vote on the internet, you may also request electronic delivery of future proxy materials.

•
By Telephone. Call 1-800-690-6903 toll-free from the U.S., U.S. territories and Canada, and follow the instructions on the enclosed proxy card. Your shares will be voted in accordance with your instructions. You must specify how you want your shares voted or your telephone vote cannot be completed.

•
By Mail. Complete and mail a proxy card in the enclosed postage prepaid envelope to Broadridge Financial Solutions, Inc. Your proxy will be voted in accordance with your instructions. If you properly sign and return your proxy card but do not specify how you want your shares voted on any particular matter, they will be voted in accordance with the recommendations of the Independent Committee and the Amneal Board. If you are mailed or otherwise receive or obtain a proxy card or voting instruction form, and you choose to vote by telephone or by internet, you do not have to return your proxy card or voting instruction form.

•	At the Special Meeting. Visit www.virtualshareholdermeeting.com/AMRX2026SM and enter the 16-digit control number located on your proxy card or in the instructions accompanying your proxy materials.
Q.	How do I vote if my shares are held in the name of my broker, bank or other nominee?
A.
If your shares are held by your broker, bank or other nominee, you are considered the beneficial owner of shares held in “street name” and you will receive a form from your broker, bank or other nominee seeking instruction from you as to how your shares should be voted. You should instruct your broker, bank or other nominee how to vote your shares on each proposal in accordance with your voting instruction form. If you beneficially own your shares and receive a voting instruction form, you can vote by following the instructions on your voting instruction form. Please refer to information from your bank, broker or other nominee on how to submit voting instructions.

Q.	What is a proxy?
A.
A proxy is your legal designation of another person, referred to as a “proxy,” to vote your shares of Amneal common stock. The written document describing the matters to be considered and voted on at the special meeting is called a “proxy statement.” The document used to designate a proxy to vote your shares of Amneal common stock is called a “proxy card.”

Q.	If a stockholder gives a proxy, how are the shares voted?
A.
Regardless of the method you choose to vote, the individuals named on the enclosed proxy card, or your proxies, will vote your shares in the way you indicate. When submitting a proxy by mail, internet or telephone, you may specify whether your shares would be voted “FOR” or “AGAINST” or to abstain from voting on all, some or none of the proposals to come before the special meeting.

If you properly sign and return your proxy card or submit your proxy by telephone or through the internet but do not include instructions on how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted as recommended by the Independent Committee and the Amneal Board with respect to the transaction proposal, the stock issuance proposal and the adjournment proposal and, accordingly, will have the same effect as a vote “FOR” each such proposal.
Q.	Can I change or revoke my proxy after it has been submitted?
A.	Yes. You can change or revoke your proxy at any time before the final vote at the special meeting. If you are the stockholder of record, you may change or revoke your proxy by:
•	sending a written statement to that effect to Amneal’s Corporate Secretary, which statement must be received no later than [•], 2026;
•	submitting a new proxy by internet or telephone at a later time before the closing of those voting facilities at 11:59 p.m. (Eastern Time) on [•], 2026;
•	submitting a properly signed proxy card with a later date; or
•	attending the special meeting and voting online.
If you hold shares in “street name,” you may submit new voting instructions by contacting your bank, broker or other nominee. You may also change your vote or revoke your proxy at the special meeting.
If you submit a proxy or provide instructions to vote your shares and do not thereafter revoke such proxy or change such instructions in accordance with one of the methods set forth above, your shares will be represented and voted at the special meeting in accordance with your instructions. Attendance at the special meeting will not, in and of itself, result in the revocation of a proxy or cause your shares of Amneal common stock to be voted.

Q.	How many shares of Amneal common stock must be present to constitute a quorum for the special meeting? What if there is no quorum?
A.
Under Amneal’s bylaws, the presence, in person or represented by proxy, at the special meeting of the holders of a majority of the issued and outstanding shares of Amneal stock entitled to vote thereat at the close of business on the record date will constitute a quorum. Virtual attendance at the special meeting constitutes presence in person for purposes of a quorum at the special meeting. There must be a quorum for business (other than the adjournment proposal) to be conducted at the special meeting. If a quorum is not present, the presiding officer at the special meeting or the holders of a majority of the votes entitled to be cast by the Amneal stockholders who are present in person or represented by proxy may adjourn the special meeting to another time and/or place from time to time until a quorum is present. Abstentions will be counted as present and entitled to vote for purposes of determining whether a quorum is present at the special meeting. Pursuant to the New York Stock Exchange rules, which also govern brokers’ use of discretionary authority for Nasdaq-listed companies, brokers, banks and other nominees holding shares in “street name” do not have discretionary voting authority with respect to any of the three proposals described in this proxy statement. As a result, if a beneficial owner of shares of Amneal common stock held in “street name” does not give voting instructions to the broker, bank or other nominee, then those shares will not be counted as present in person or represented by proxy at the special meeting or counted as present for purposes of determining whether a quorum is present. In the event that a quorum is not present at the special meeting or additional votes must be solicited to approve the transaction proposal or the stock issuance proposal, the special meeting may be adjourned or postponed to solicit additional proxies.

If the adjournment is for more than 30 days, or if, after the adjournment, a new record date is fixed for the adjourned special meeting, a notice of the adjourned special meeting will be given to each stockholder of record entitled to vote at the special meeting.
As of the close of business on the record date, there were [•] shares of Amneal common stock outstanding. Accordingly, holders of record of at least [•] shares of Amneal common stock must be present in person or represented by proxy at the special meeting to constitute a quorum.
Q.	What if I abstain from voting on any proposal?
A.
If you attend the special meeting or if you submit (and do not thereafter revoke) a proxy by duly executing and returning a proxy card, by telephone or through the internet, even if you abstain from voting, your shares of Amneal common stock will still be counted for purposes of determining whether a quorum is present at the special meeting. If you abstain from voting at the special meeting or mark “ABSTAIN” on your proxy card or otherwise indicate that you are abstaining from voting when you submit your proxy by telephone or through the internet, your abstention from voting will not be considered a vote cast on, and will have no effect on, the transaction proposal or the stock issuance proposal. Abstaining from voting on the adjournment proposal will have the same effect as a vote “AGAINST” the adjournment proposal.

Q.	Will my shares be voted if I do not sign and return my proxy card, submit a proxy to vote by telephone or over the internet or attend and vote at the special meeting?
A.
If you are a stockholder of record of Amneal and you do not attend the special meeting, sign and return your proxy card by mail, or submit your proxy by telephone or over the internet, your shares will not be voted at the special meeting and will not be counted as present for purposes of determining whether a quorum is present. The failure to submit a proxy or otherwise attend and vote your shares at the special meeting will have no effect on the outcome of the transaction proposal, stock issuance proposal and the adjournment proposal as the threshold to approve the transaction proposal is based on a majority of votes cast by the Amneal disinterested stockholders at the special meeting and the threshold to approve the stock issuance proposal is based on a majority of votes cast by Amneal stockholders at the special meeting (and the vote to approve the adjournment proposal is based on the holders of a majority of the votes entitled to be cast by the Amneal stockholders who are present in person or represented by proxy).

If no instruction as to how to vote is given (including no instruction to abstain from voting) in an executed, duly returned and not revoked proxy, the proxy will have the same effect as a vote “FOR” each of the transaction proposal, the stock issuance proposal and the adjournment proposal.

Q.	What is a broker non-vote?
A.
Broker non-votes are shares held in “street name” by brokers, banks and other nominees that are present in person or represented by proxy at the special meeting, but with respect to which the broker, bank or other nominee is not instructed by the beneficial owner of such shares how to vote on a particular proposal and such broker, bank or other nominee does not have discretionary voting power on such proposal. Pursuant to the New York Stock Exchange rules, which also govern brokers’ use of discretionary authority for Nasdaq-listed companies, brokers, banks and other nominees holding shares in “street name” do not have discretionary voting authority with respect to any of the three proposals described in this proxy statement. If a beneficial owner of shares of Amneal common stock held in “street name” does not give voting instructions to the broker, bank or other nominee, then those shares will not be counted as present in person or represented by proxy at the special meeting.

The failure to issue voting instructions to your broker, bank or other nominee will have no effect on the outcome of the transaction proposal, the stock issuance proposal or the adjournment proposal given the vote to approve the transaction proposal is based on a majority of votes cast by the Amneal disinterested stockholders at the special meeting, the vote to approve the stock issuance proposal is based on a majority of votes cast by Amneal stockholders at the special meeting and the vote to approve the adjournment proposal is based on the holders of a majority of the votes entitled to be cast by the Amneal stockholders who are present in person or represented by proxy at the special meeting.
Q.	Will my shares held in “street name” or another form of record ownership be combined for voting purposes with shares I hold of record?
A.
No. Because any shares you may hold in “street name” will be deemed to be held by a different stockholder than any shares you hold of record, any shares held in “street name” will not be combined for voting purposes with shares you hold of record. Similarly, if you own shares in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and will need to sign and return, a separate proxy card (or submit a proxy by telephone or through the internet) for each of those shares because they are held in a different form of record ownership. Shares held by a corporation or business entity must be voted by an authorized officer of the entity. Shares held in an individual retirement account must be voted under the rules governing the account.

Q.	Am I entitled to exercise appraisal rights under the DGCL?
A.	Amneal’s stockholders are not entitled to appraisal rights under the DGCL in connection with the Transaction or stock issuance proposal.
Q.	What does it mean if I get more than one proxy card or voting instruction form?
A.
If your shares are registered differently or are held in more than one account, you will receive more than one proxy card or voting instruction form. Please complete and return all of the proxy cards or voting instruction forms you receive (or submit each of your proxies over the internet or by telephone) to ensure that all of your shares are voted.

Q.	What is householding and how does it affect me?
A.
The SEC’s proxy rules permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement to those stockholders. This process, which is commonly referred to as “householding,” provides cost savings for companies. Amneal has adopted “householding” and delivered a single copy of the proxy materials to multiple stockholders who share the same address, unless Amneal has received contrary instructions from one or more of such stockholders. This procedure reduces printing costs, mailing costs and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, Amneal will deliver promptly a separate copy of the proxy materials to any stockholder at a shared address to which Amneal delivered a single copy of any of these materials. This request may be submitted by writing or calling as follows: Amneal Pharmaceuticals, Inc., Attention: Corporate Secretary, 400 Crossing Boulevard, Bridgewater, NJ 08807; telephone, (908) 947-3120. Amneal will deliver those documents to such stockholder promptly upon receiving the request. Any such stockholder may also contact our Corporate Secretary using the above contact information if he or she would like to receive separate proxy statements and annual reports in the future. If you are receiving multiple copies of our annual reports and proxy statements, you may request householding in the future by contacting our Corporate Secretary.
A number of brokerage firms with account holders who are Amneal stockholders household proxy materials, delivering a single set of proxy materials to multiple stockholders sharing an address, unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker.
Q.	Will Amneal’s principal accountants be present at the special meeting?
A.
A representative from Ernst & Young LLP (“EY”), Amneal’s independent registered public accounting firm for the year ending December 31, 2025, is expected to be present at the special meeting and will be given the opportunity to make a statement if EY so desires and to respond to appropriate questions.

Q.	When will Amneal announce the voting results of the special meeting, and where can I find the voting results?
A.
Amneal intends to announce the preliminary voting results at the special meeting, and will report the final voting results of the special meeting in a Current Report on Form 8-K filed with the SEC within four business days after the special meeting. All reports that Amneal files with the SEC are publicly available when filed.

Q.	Where can I find more information about Amneal?
A.	You can find more information about Amneal from various sources described in the section of this proxy statement entitled “Where You Can Find Additional Information” beginning on page 133.
Q.	Who can help answer my other questions?
A.
If you have questions about the Transaction, require assistance in submitting your proxy or voting your shares, or need additional copies of this proxy statement or the enclosed proxy card, please contact Innisfree, which is acting as the proxy solicitor for Amneal in connection with the Transaction, or Amneal.

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, NY 10022
Shareholders may call toll free: (866) 239-1760
Banks and brokers may call collect: (212) 750-5833
or
Amneal Pharmaceuticals, Inc.
400 Crossing Boulevard
Bridgewater, NJ 08807
Attention: Anastasios Konidaris, Executive Vice President, Chief Financial Officer
If your broker, bank or other nominee holds your shares, you should also call your broker, bank or other nominee for additional information.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements are often identified by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “hope,” “hopeful,” “likely,” “may,” “optimistic,” “possible,” “potential,” “preliminary,” “project,” “should,” “will,” “would” or the negative or plural of these words or similar expressions or variations. Forward-looking statements are made based upon management’s current expectations and beliefs and are not guarantees of future performance and include statements regarding the purchase agreement and the proposed transaction. Such forward-looking statements are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by the forward-looking statements. These factors include, among others: (i) the completion of the proposed transaction on the anticipated terms and timing; (ii) the satisfaction of the conditions to the completion of the proposed transaction, including obtaining required stockholder and regulatory approvals; (iii) the risk that Amneal’s stock price may fluctuate during the pendency of the proposed transaction and may decline if the proposed transaction is not completed; (iv) potential litigation relating to the proposed transaction that could be instituted against Amneal or its directors, managers or officers, including the effects of any outcomes related thereto; (v) the risk that disruptions from the proposed transaction will harm Amneal’s business, including current plans and operations, including during the pendency of the proposed transaction; (vi) the diversion of management’s time and attention from ordinary course business operations to completion of the proposed transaction and integration matters; (vii) legislative, regulatory and economic developments; (viii) unpredictability and severity of catastrophic events, including but not limited to acts of terrorism, outbreaks of war or hostilities or global pandemics, as well as management’s response to any of the aforementioned factors; (ix) the possibility that the proposed transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (x) unexpected costs, liabilities or delays associated with the transaction; (xi) the response of competitors to the transaction; (xii) the occurrence of any event, change or other circumstance that could give rise to the termination of the proposed transaction; and (xiii) other risks set forth under the heading “Risk Factors,” of our Annual Report on Form 10-K for the year ended December 31, 2025, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 and in our subsequent filings with the SEC. You should not rely upon forward-looking statements as predictions of future events. Our actual results could differ materially from the results described in or implied by such forward-looking statements. Forward-looking statements speak only as of the date hereof, and, except as required by law, we undertake no obligation to update or revise these forward-looking statements.

THE PARTIES TO THE TRANSACTION
Amneal
Amneal Pharmaceuticals, Inc.
400 Crossing Boulevard
Bridgewater, New Jersey 08807
(908) 947-3120
Amneal is a diversified, global biopharmaceutical company that develops, manufactures, markets, and distributes a diverse portfolio of essential medicines. Amneal was founded in 2002 by brothers and co-CEOs Chirag and Chintu Patel and built on the belief that innovation only matters if it is accessible. Today, Amneal has a diverse and growing portfolio of approximately 300 complex generic, specialty and biosimilar medicines, delivering more than 160 million prescriptions annually, primarily in the United States. Amneal’s Affordable Medicines segment includes retail generics, injectables, and biosimilars. In Amneal’s Specialty segment, Amneal offers a portfolio of branded pharmaceuticals focused primarily on central nervous system and endocrine disorders. Through Amneal’s AvKARE segment, Amneal is a distributor of pharmaceuticals and other products for the U.S. federal government, retail, and institutional markets. Amneal operates principally in the United States, India, and Ireland.
Amneal common stock is traded on Nasdaq under the ticker symbol “AMRX”.
Amneal’s principal executive offices are located at 400 Crossing Boulevard, Bridgewater, NJ 08807, and Amneal’s telephone number is (908) 947-3120. Amneal’s corporate web address is www.amneal.com. The information provided on Amneal’s website is not part of this proxy statement and is not incorporated in this proxy statement by reference or by any other reference to Amneal’s website provided in this proxy statement.
Additional information about Amneal is contained in its public filings with the U.S. Securities and Exchange Commission (the “SEC”), which filings are incorporated by reference herein. See the section of this proxy statement entitled “Where You Can Find Additional Information” beginning on page 133.
Kashiv
Kashiv BioSciences, LLC
20 New England Ave.
Piscataway, New Jersey 08854
(610) 389-1196
Kashiv is a vertically integrated biopharmaceutical company and is among a limited number of U.S.-based companies to both manufacture and receive marketing authorization for multiple biosimilars. With robust infrastructure and highly skilled teams with extensive expertise in the development and manufacturing of biosimilars, Kashiv offers research and development, clinical, manufacturing, and regulatory capabilities through its more than 600 team members globally. In addition, Kashiv’s expansive geographic partnerships reach more than 100 global markets.
Seller Representative
KB Seller Representative, LLC
520 Newport Center Drive, 21st Floor
Newport Beach, California 92660
949-610-8022
The seller representative was formed on April 6, 2026, solely for the purpose of engaging in the transactions contemplated by the purchase agreement and has not engaged in any business activities other than as incidental to its formation and the maintenance of its existence and in connection with the transactions contemplated by the purchase agreement or any other transaction document.

Sellers
c/o KB Seller Representative, LLC
520 Newport Center Drive, 21st Floor
Newport Beach, California 92660
949-610-8022
The sellers are as follows:
•	CKR Investments, LLC: CKR Investments, LLC is a Delaware limited liability company and was formed solely for the purpose of investing in Kashiv.
•	CKR Dynasty, LLC: CKR Dynasty, LLC is a Delaware limited liability company and was formed solely for the purpose of investing in Kashiv.
•	Shivkan Holdings, LLC: Shivkan Holdings, LLC is a Delaware limited liability company and was formed solely for the purpose of investing in Kashiv.
•	Shivkan Dynasty, LLC: Shivkan Dynasty, LLC is a Delaware limited liability company and was formed solely for the purpose of investing in Kashiv.
•	Rock Nola, LLC: Rock Nola, LLC is a Delaware limited liability company and engages in investment activities.
•	NP Investor Group, LLC: NP Investor Group, LLC is a Delaware limited liability company and was formed solely for the purpose of investing in Kashiv.
•	Arjun Tarsadia Trust dated January 27, 2005: Arjun Tarsadia Trust dated January 27, 2005 is a trust and engages in investment activities.
•	Greg And Nola Casserly Trust u/d/t dated May 3, 1995: Greg And Nola Casserly Trust u/d/t dated May 3, 1995 is a trust and engages in asset holding and investment activities.
•
Padmesh M. Patel Family Trust dated May 20, 2002: Padmesh M. Patel Family Trust dated May 20, 2002 is a trust and engages in the businesses of hotel ownership and management, assets holding and investment activities.

•	GLI Three, LLC: GLI Three, LLC is a Delaware limited liability company and engages in investment activities.
•	Patel Family Trust dated December 6, 2006: Patel Family Trust dated December 6, 2006 is a trust and engages in asset holding and investment activities.
•	Tejash and Sunita Patel Family Trust dated September 16, 2015: Tejash and Sunita Patel Family Trust dated September 16, 2015 is a trust and engages in asset holding and investment activities.
•	Dipan Patel Living Trust dated February 24, 2017: Dipan Patel Living Trust dated February 24, 2017 is a trust and engages in asset holding, hotel management and ownership and investment activities.
•	Cepheid Capital, LLC: Cepheid Capital, LLC is a Delaware limited liability company and engages in investment and advisory activities.
•	Anantya Capital, LLC: Anantya Capital, LLC is a California limited liability company and engages in investment activities.
•	AP-1 Trust: AP-1 Trust is a trust and engages in investment activities.
•	AP-2 Trust: AP-2 Trust is a trust and engages in investment activities.
•	AP-3 Trust: AP-3 Trust is a trust and engages in investment activities.
•	AP-5 Trust: AP-5 Trust is a trust and engages in investment activities.
•	AP-7 Trust: AP-7 Trust is a trust and engages in investment activities.
•	AP-9 Trust: AP-9 Trust is a trust and engages in investment activities.
•	Sunil Patel Family Trust dated February 6, 1990: Sunil Patel Family Trust dated February 6, 1990 is a trust and engages in asset holding and investment activities.

THE SPECIAL MEETING
This proxy statement is being provided to Amneal stockholders as part of a solicitation by the Amneal Board for proxies for use at the special meeting, to be held at the time and place specified below, and at any properly convened meeting following an adjournment or postponement of the special meeting.
Date, Time and Place
The special meeting is scheduled to be held online via live audio webcast at www.virtualshareholdermeeting.com/AMRX2026SM on [•], 2026 at [•], Eastern Time. The special meeting will be held in an online meeting format only, with no physical in-person meeting.
Purpose of the Special Meeting
At the special meeting, Amneal stockholders will be asked to consider and vote on the following proposals:
•
a proposal (the “transaction proposal”) to approve the Membership Interest Purchase Agreement, dated as of April 21, 2026 (as amended or modified from time to time, the “purchase agreement”), among Amneal, Kashiv BioSciences, LLC (“Kashiv”), each of the persons listed on the signature pages thereto under the heading “Sellers” (the “sellers”) and KB Seller Representative, LLC (in its capacity as the representative of the sellers, the “seller representative”), pursuant to which, subject to the terms and conditions set forth therein, Amneal will purchase from the sellers and the sellers will sell, convey, assign, transfer and deliver to Amneal, 100% of the issued and outstanding membership interests of Kashiv (the “Transaction”), and the transactions contemplated thereby, for purposes of complying with the requirements for the “safe harbor” protections of Section 144 of the DGCL and the satisfaction of the related condition contained in the purchase agreement, which is further described in the sections of this proxy statement entitled “The Transaction Proposal (Proposal 1)” and “The Membership Interest Purchase Agreement,” beginning on pages 36 and 62, respectively; a copy of the purchase agreement is attached to this proxy statement as Annex A and is incorporated herein by reference;

•
a proposal (the “stock issuance proposal”) to approve the issuance of 28,942,108 shares of Amneal Class A common stock to the sellers in connection with the purchase agreement and the Transaction for purposes of complying with Nasdaq Listing Rule 5635(a)(2) and the satisfaction of the related condition contained in the purchase agreement, which is further described in the sections of this proxy statement entitled “The Transaction Proposal (Proposal 1)” and “The Stock Issuance Proposal (Proposal 2),” beginning on pages 36 and 92, respectively; and

•
a proposal (the “adjournment proposal”) to adjourn the special meeting from time to time, as determined in accordance with the purchase agreement by the conflicts committee (the “Independent Committee”) of the board of directors of Amneal (the “Amneal Board”), including for the purpose of soliciting additional votes for the approval of the transaction proposal or the stock issuance proposal if there are insufficient votes at the time of the special meeting to approve the transaction proposal or the stock issuance proposal, which is further described in the section of this proxy statement entitled “Adjournment Proposal (Proposal 3),” beginning on page 94.

The approval of the transaction proposal by the affirmative vote, at the special meeting or any adjournment or postponement thereof, of a majority of votes cast by the Amneal disinterested stockholders entitled to vote as of the close of business on the record date is a condition to the completion of the Transaction. If the Amneal disinterested stockholders fail to approve the transaction proposal, the Transaction cannot occur.
The approval of the stock issuance proposal by the affirmative vote, at the special meeting or any adjournment or postponement thereof, of a majority of votes cast by the Amneal stockholders entitled to vote as of the close of business on the record date is a condition to the completion of the Transaction. If the Amneal stockholders fail to approve the stock issuance proposal, the Transaction cannot occur.
Other than the matters described above, Amneal does not expect a vote to be taken on any other matters at the special meeting or any adjournment or postponement thereof.
Recommendation of the Independent Committee
At a meeting of the Independent Committee held on April 20, 2026, the Independent Committee, upon consultation with Amneal’s management, with the outside financial advisor and outside legal counsel to the

Independent Committee, and with the outside legal counsel and other outside advisors to Amneal, unanimously (a) determined that the purchase agreement and such ancillary agreements and the transactions contemplated thereby, including the Transaction and the stock issuance, are advisable and fair to, and in the best interests of, Amneal and its stockholders (including the Amneal disinterested stockholders), (b) adopted, approved and declared advisable the purchase agreement and such ancillary agreements and the transactions contemplated thereby, including the Transaction and the stock issuance, (c) directed that the purchase agreement and the transactions contemplated thereby, including the Transaction and the stock issuance, be submitted to Amneal’s stockholders for approval, (d) recommended that Amneal’s stockholders approve the purchase agreement and the transactions contemplated thereby, including the Transaction and the stock issuance, and (e) recommended that the Amneal Board do each of the foregoing. The Independent Committee made these determinations after consultation with its outside legal counsel and financial advisor and consideration of various factors. Certain factors considered by the Independent Committee in reaching its decision to adopt and approve the purchase agreement and the transactions contemplated thereby and in reaching its decision to approve the stock issuance can be found in the section of this proxy statement entitled “The Transaction Proposal (Proposal 1) – Reasons for the Transaction and Recommendation of the Independent Committee and Amneal Board,” beginning on page 46.
The Independent Committee unanimously recommends that the Amneal stockholders vote “FOR” the transaction proposal and “FOR” the stock issuance proposal.
At the special meeting, stockholders will also be asked to vote on a proposal to adjourn the special meeting from time to time, as determined in accordance with the purchase agreement by the Independent Committee, including for the purpose of soliciting additional votes for the approval of the transaction proposal and the stock issuance proposal if there are insufficient votes at the time of the special meeting to approve the transaction proposal or the stock issuance proposal (the “adjournment proposal”).
The Independent Committee unanimously recommends that the Amneal stockholders vote “FOR” the adjournment proposal.
Recommendation of the Board
At a meeting of the Amneal Board held on April 20, 2026, the Amneal Board (excluding Chintu Patel, Chirag Patel and Gautam Patel, who did not participate in this portion of such meeting), upon the unanimous recommendation of the Independent Committee, (a) determined that the purchase agreement and the ancillary agreements to be entered into in connection therewith and the transactions contemplated thereby, including the Transaction and the stock issuance, are advisable and fair to, and in the best interests of, Amneal and its stockholders (including the Amneal disinterested stockholders), (b) adopted, approved and declared advisable the purchase agreement and such ancillary agreements and the transactions contemplated thereby, including the Transaction and the stock issuance, (c) directed that each of (i) the purchase agreement and the transactions contemplated thereby, including the Transaction, and (ii) the stock issuance be submitted to Amneal’s stockholders for approval, and (d) recommended that Amneal’s stockholders approve each of (i) the purchase agreement and the transactions contemplated thereby, including the Transaction, and (ii) the stock issuance. Certain factors considered by the Amneal Board in reaching its decision to adopt and approve the purchase agreement and the transactions contemplated thereby and in reaching its decision to approve the stock issuance can be found in the section of this proxy statement entitled “The Transaction Proposal (Proposal 1) – Reasons for the Transaction and Recommendation of the Independent Committee and Amneal Board” beginning on page 46.
The Amneal Board recommends that the Amneal stockholders vote “FOR” the transaction proposal and “FOR” the stock issuance proposal.
At the special meeting, stockholders will also be asked to vote on a proposal to adjourn the special meeting from time to time, as determined in accordance with the purchase agreement by the Independent Committee, including for the purpose of soliciting additional votes for the approval of the transaction proposal and the stock issuance proposal if there are insufficient votes at the time of the special meeting to approve the transaction proposal or the stock issuance proposal (the “adjournment proposal”).
The Amneal Board recommends that the Amneal stockholders vote “FOR” the adjournment proposal.

Record Date; Stockholders Entitled to Vote
Only holders of record of Amneal common stock at the close of business on [•], 2026, the record date for the special meeting, will be entitled to notice of, and to vote at, the special meeting or any adjournments or postponements of the special meeting.
Holders of record of Amneal common stock are entitled to one vote for each share of Amneal common stock they own of record at the close of business on the record date. At the close of business on the record date, there were [•] shares of Amneal common stock issued and outstanding, held by approximately [•] holders of record.
Quorum
Under Amneal’s bylaws, the presence, in person or represented by proxy, at the special meeting of the holders of a majority of the issued and outstanding shares of Amneal stock entitled to vote thereat at the close of business on the record date will constitute a quorum. Virtual attendance at the special meeting constitutes presence in person for purposes of a quorum at the special meeting. There must be a quorum for business (other than the adjournment proposal) to be conducted at the special meeting. If a quorum is not present, the presiding officer at the special meeting or the holders of a majority of the shares of Amneal common stock present in person or represented by proxy at the special meeting and entitled to vote thereon may adjourn the special meeting from time to time until a quorum is present. Abstentions will be counted as present and entitled to vote for purposes of determining whether a quorum is present at the special meeting. Pursuant to the New York Stock Exchange rules, which also govern brokers’ use of discretionary authority for Nasdaq-listed companies, brokers, banks and other nominees holding shares in “street name” do not have discretionary voting authority with respect to any of the three proposals described in this proxy statement. As a result, if a beneficial owner of shares of Amneal common stock held in “street name” does not give voting instructions to the broker, bank or other nominee, then those shares will not be counted as present in person or represented by proxy at the special meeting or counted as present for purposes of determining whether a quorum is present. In the event that a quorum is not present at the special meeting or additional votes must be solicited for the approval of the transaction proposal or the stock issuance proposal, the special meeting may be adjourned or postponed to solicit additional proxies.
Required Vote
The approval of the transaction proposal requires the affirmative vote, at the special meeting or any adjournment or postponement thereof, of a majority of votes cast by the Amneal disinterested stockholders entitled to vote as of the close of business on the record date.
The approval of the stock issuance proposal requires the affirmative vote, at the special meeting or any adjournment or postponement thereof, of a majority of votes cast by Amneal stockholders entitled to vote as of the close of business on the record date.
Approval of the adjournment proposal requires the affirmative vote of the holders of a majority of the shares of Amneal common stock present in person or represented by proxy at the special meeting and entitled to vote thereon.
Abstentions; Broker Non-Votes; Failure to Vote
An abstention occurs when a stockholder attends a meeting, either in person or by proxy, but abstains from voting. At the special meeting, abstentions will be counted as present for purposes of determining whether a quorum is present. As the threshold to approve each of the transaction proposal and the stock issuance proposal is based on the number of votes cast by the Amneal stockholders (with respect to the transaction proposal, only votes cast by the Amneal disinterested stockholders) at the special meeting as opposed to the total number of shares of Amneal common stock outstanding, abstaining from voting on the transaction proposal or the stock issuance proposal will not be considered a vote cast on, and will have no effect on, the transaction proposal or the stock issuance proposal. As the threshold to approve the adjournment proposal is based on the shares of Amneal common stock represented by Amneal stockholders present in person or represented by proxy at the special meeting and entitled to vote thereon, abstaining from voting on the adjournment proposal will have the same effect as a vote “AGAINST” the adjournment proposal.
Broker non-votes are shares held in “street name” by brokers, banks and other nominees that are present or represented by proxy at the special meeting, but with respect to which the broker, bank or other nominee is not instructed by the beneficial owner of such shares how to vote on a particular proposal and such broker, bank or other nominee does not have discretionary voting power on such proposal. Pursuant to the New York Stock Exchange rules, which also govern brokers’ use of discretionary authority for Nasdaq-listed companies, brokers, banks and other nominees holding shares in “street name” do not have discretionary voting authority with respect to any of the three proposals described in this proxy statement. If a beneficial owner of shares of Amneal common stock held in “street name” does not give voting instructions to the broker, bank or other nominee, then those shares will not be counted as present in person or represented by proxy at the special meeting or counted as present for purposes of determining whether a quorum is present. As the threshold to approve each of the transaction proposal and the stock issuance proposal is based on the number of votes cast by the Amneal stockholders (with respect to the transaction proposal, only votes cast by the Amneal disinterested stockholders) at the special meeting as opposed to the total number of shares of Amneal common stock outstanding, if you fail to issue voting instructions to your broker, bank or other nominee, it will have no effect on the outcome of the transaction proposal or the stock issuance proposal. As the threshold to approve the adjournment proposal is based on the shares of Amneal common stock represented by Amneal stockholders present in person or represented by proxy at the special meeting and entitled to vote thereon, if you fail to issue voting instructions to your broker, bank or other nominee, it will have no effect on the outcome of the adjournment proposal.
If you are a stockholder of record and you do not attend the special meeting, sign and return your proxy card by mail or submit your proxy by telephone or over the internet, your shares will not be voted at the special meeting and will not be counted as present in person or represented by proxy at the special meeting for purposes of determining whether a quorum is present and therefore will not be considered a vote cast on, and will have no effect on, the transaction proposal, the stock issuance proposal or the adjournment proposal.
If no instruction as to how to vote is given (including no instruction to abstain from voting) in an executed, duly returned and not revoked proxy, the proxy will have the same effect as a vote “FOR” each of the transaction proposal, the stock issuance proposal and the adjournment proposal.
Voting at the Special Meeting
If your shares are registered directly in your name with Amneal’s transfer agent, you are considered a “stockholder of record.” Stockholders of record can vote their shares of Amneal common stock in the following four ways:
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By Internet. Access the website of Amneal’s tabulator, Broadridge Financial Solutions, Inc., at: www.proxyvote.com, using the voter control number printed on the furnished proxy card. Your shares will be voted in accordance with your instructions. You must specify how you want your shares voted or your internet vote cannot be completed and you will receive an error message. If you vote on the internet, you may also request electronic delivery of future proxy materials.

•
By Telephone. Call 1-800-690-6903 toll-free from the U.S., U.S. territories and Canada, and follow the instructions on the enclosed proxy card. Your shares will be voted in accordance with your instructions. You must specify how you want your shares voted or your telephone vote cannot be completed.

•
By Mail. Complete and mail a proxy card in the enclosed postage prepaid envelope to Broadridge Financial Solutions, Inc. Your proxy will be voted in accordance with your instructions. If you properly sign and return your proxy card but do not specify how you want your shares voted on any particular matter, they will be voted in accordance with the recommendations of the Independent Committee and the Amneal Board. If you are mailed or otherwise receive or obtain a proxy card or voting instruction form, and you choose to vote by telephone or by internet, you do not have to return your proxy card or voting instruction form.

•	At the Special Meeting. Visit www.virtualshareholdermeeting.com/AMRX2026SM and enter the 16-digit control number located on your proxy card or in the instructions accompanying your proxy materials.
Even if you plan to attend the special meeting, you are encouraged to submit a proxy in advance by internet, telephone or mail to ensure that your shares will be represented and voted at the special meeting if you later decide not to attend the special meeting. Telephone and internet facilities for the submission of a proxy to vote shares will be available 24 hours a day and will close at 11:59 p.m., Eastern Time on [•], 2026. Proxy cards must be received no later than [•], 2026 in order to ensure that your shares are voted.
If your shares are held by your broker, bank or other nominee, you are considered the beneficial owner of shares held in “street name” and you will receive a form from your broker, bank or other nominee seeking instruction from you as to how your shares should be voted. You should instruct your broker, bank or other nominee how to vote your shares on each proposal in accordance with your voting instruction form. If you beneficially own your shares and receive a voting instruction form, you can vote by following the instructions on your voting instruction form. Please refer to information from your bank, broker or other nominee on how to submit voting instructions.
Stockholders who are entitled to vote at the special meeting (and their duly appointed proxies) may attend the special meeting. You will need the 16-digit control number, which is included on your proxy card or voting instruction form, to be able to vote or ask questions during the special meeting. If you are an Amneal stockholder as of the record date (or a proxy thereof), you should enter your control number and follow the prompt to log in.
We encourage you to access the special meeting website 15 minutes prior to the start of the special meeting to check-in online. If you encounter any difficulties accessing the special meeting during the check-in or meeting time, please call the technical support number that will be posted on the special meeting log-in page.
Revocation of Proxies
You can change or revoke your proxy at any time before the final vote at the special meeting. If you are the stockholder of record, you may change or revoke your proxy by:
•	sending a written statement to that effect to Amneal’s Corporate Secretary, which statement must be received no later than [•], 2026;
•	submitting a new proxy by internet or telephone at a later time before the closing of those voting facilities at 11:59 p.m. (Eastern Time) on [•], 2026;
•	submitting a properly signed proxy card with a later date; or
•	attending the special meeting and voting in person.
If you hold shares in “street name,” you may submit new voting instructions by contacting your bank, broker or other nominee. You may also change your vote at the special meeting.
If you submit a proxy or provide instructions to vote your shares and do not thereafter revoke such proxy or change such instructions in accordance with one of the methods set forth above, your shares will be represented and voted at the special meeting in accordance with your instructions. Attendance at the special meeting will not, in and of itself, result in the revocation of a proxy or cause your shares of Amneal common stock to be voted.
Solicitation of Proxies
The Amneal Board is soliciting your proxy, and Amneal will bear the cost of soliciting proxies. Innisfree has been retained to assist with the solicitation of proxies. Innisfree will be paid a fee not to exceed $112,500 and will be reimbursed for certain fees and expenses for these and other advisory services in connection with the special meeting. Forms of proxies and proxy materials may also be distributed through brokers, banks and other nominees to the beneficial owners of shares of Amneal common stock, in which case these parties will be reimbursed for their reasonable out-of-pocket expenses. Proxies may also be solicited in person or by telephone, facsimile, electronic mail, or other electronic medium by Innisfree or, without additional compensation, by certain of Amneal’s directors, officers and employees.
Adjournment
In addition to the transaction proposal and the stock issuance proposal, Amneal stockholders are also being asked to approve the adjournment proposal, which will enable the adjournment of the special meeting from time to time, as determined in accordance with the purchase agreement by the Independent Committee, including for the purpose of soliciting additional votes in favor of the transaction proposal and the stock issuance proposal if there are not sufficient votes at the time of the special meeting to approve the transaction proposal and the stock issuance proposal. If a quorum is not present, the presiding officer at the special meeting or the holders of a majority of the votes entitled to be cast by the Amneal stockholders who are present in person or represented by proxy may adjourn the special meeting from time to time until a quorum is present. At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called. If the adjournment is for more than 30 days, or if, after the adjournment, a new record date is fixed for the adjourned special meeting, a notice of the adjourned special meeting will be given to each stockholder of record entitled to vote at the special meeting. In addition, the special meeting could be postponed before it commences, subject to the terms of the purchase agreement. If the special meeting is adjourned or postponed, stockholders who have already submitted their proxies will be able to revoke them at any time prior to the final vote on the proposals. If you return a proxy and do not indicate how you wish to vote on the adjournment proposal, your shares will be voted in favor of the adjournment proposal.
The Independent Committee unanimously recommends a vote “FOR” the adjournment proposal, if necessary, to solicit additional proxies. In addition, the Amneal Board recommends a vote “FOR” the adjournment proposal, if necessary, to solicit additional proxies.
Questions
If you have more questions about the Transaction or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please contact Innisfree, Amneal’s proxy solicitor, by calling 877-717-3922 toll-free (banks and brokers may call 212-750-5833).

THE TRANSACTION PROPOSAL
(PROPOSAL 1)
Amneal stockholders are being asked to approve a proposal to approve the purchase agreement and the transactions contemplated thereby, including the Transaction, pursuant to which, subject to the terms and conditions set forth therein, Amneal will purchase, and each seller will sell, convey, assign, transfer and deliver to Amneal, the Kashiv membership interests held by such seller, free and clear of all encumbrances, other than encumbrances imposed by applicable securities laws.
Assuming a quorum is present, the affirmative vote of a majority of votes cast by the holders of the outstanding shares of Amneal common stock that are Amneal disinterested stockholders entitled to vote as of the close of business on the record date to approve the purchase agreement at the special meeting or any adjournment or postponement thereof, is a condition to the completion of the Transaction. If the Amneal disinterested stockholders fail to approve the transaction proposal in accordance with such standard, the Transaction will not occur. Abstentions, broker non-votes and failures to vote, if any, will have no effect on the outcome of the transaction proposal. If you sign and return a proxy and do not indicate how you wish to vote on the transaction proposal, your shares will be voted in favor of the transaction proposal.
The Independent Committee unanimously recommends that Amneal stockholders vote “FOR” the transaction proposal. In addition, the Amneal Board recommends that Amneal stockholders vote “FOR” the transaction proposal.
The discussion of the Transaction and the purchase agreement in this proxy statement is qualified in its entirety by reference to the purchase agreement, a copy of which is attached to this proxy statement as Annex A and is hereby incorporated by reference into this proxy statement.
Structure of the Transaction
Upon the terms and subject to the conditions of the purchase agreement, at the closing, Amneal will purchase, and each seller will sell, convey, assign, transfer and deliver to Amneal, the Kashiv membership interests held by such seller, free and clear of all encumbrances, other than encumbrances imposed by applicable securities laws.
Closing Consideration
In consideration for the sale and transfer of the Kashiv membership interests and each seller’s agreement to be bound by the terms of the purchase agreement, (i) at the closing, Amneal will deliver or cause to be delivered to the sellers (to be allocated by the seller representative among the sellers in accordance with an allocation schedule to be delivered by the seller representative to Amneal prior to the closing (the “allocation schedule”)) (a) an aggregate amount in cash equal to $375,000,000, subject to certain adjustments including for cash, the funding of operations between signing and closing (subject to a cap equal to the product of $20,000,000 and the number of months (including prorated months) between signing and closing), indebtedness, transaction expenses and working capital fluctuations (relative to a target), and (b) 28,942,108 shares of Amneal Class A common stock, free and clear of all encumbrances, other than encumbrances arising under applicable securities laws; (ii) following the closing, the sellers will be eligible to receive up to an additional $350,000,000 in potential contingent cash payments from Amneal upon the achievement of certain regulatory milestones in the United States for up to six designated Kashiv product candidates; and (iii) during the 12-year period following the closing, the sellers will be eligible to receive certain potential contingent cash royalty payments from Amneal equal to 25% of the amount by which annual aggregate gross profits for certain products exceed specified gross profit hurdle amounts for the corresponding annual royalty period (in each case, as described in the sections of this proxy statement entitled “The Membership Interest Purchase Agreement,” beginning on page 62).
Effects on Amneal if the Transaction Is Not Completed
If the Transaction is not completed, Amneal will continue to operate its business without having acquired Kashiv.
Background of the Transaction
To maximize stockholder value, the Amneal Board and Amneal management regularly review and assess Amneal’s operations and financial performance, industry conditions and related developments as they may impact

Amneal’s long-term strategic plans and objectives. Two key tenets of these long-term strategic plans and objectives are for Amneal to become one of America’s leading Affordable Medicines companies and for Amneal to strategically pursue opportunities to in-source the development and manufacture of its pharmaceutical programs.
As part of executing on these goals, the Amneal Board and Amneal management previously identified Amneal’s expansion into the large and growing biosimilars market as a key strategic and complementary opportunity for Amneal in the near-term, as numerous products with lucrative markets lose their exclusivity in the coming years. Amneal historically has invested significant time and resources in building a commercial team to market biosimilar products in the United States to support and grow Amneal’s position as a leading Affordable Medicines company. During this process, the Amneal Board and Amneal management identified meaningful benefits of having a vertically integrated biosimilars capability.
At the same time, the Amneal Board and Amneal management have been aware that an organic, greenfield expansion into the biosimilars market could create new challenges, including the significant time and resources required to build such capability from the ground up and bring biosimilar products to market, and that the delays that would likely arise from attempting an organic, greenfield expansion into the biosimilars market could prevent Amneal from taking advantage of attractive biosimilar opportunities as various products lose their exclusivity in the coming years. Finally, the Amneal Board and Amneal management have acknowledged the relative scarcity of attractive potential acquisition targets in the biosimilars market due to past industry consolidation and the current competitive landscape.
Given its strategic priorities, among other initiatives Amneal has, at various points in its history, engaged in, or considered engaging in, acquisition, licensing and other transactions with Kashiv, which is owned by certain members of the Amneal Group, including Chirag Patel and Chintu Patel, the Co-Chief Executive Officers of Amneal (together, the “Co-CEOs”), including transactions related to Kashiv’s biosimilars products and business. For example, in 2022, representatives of Kashiv and the Independent Committee, which was then comprised of Kevin Buchi, Jeff George, Deborah Autor, John Kiely and Shlomo Yanai, engaged in preliminary discussions regarding a potential acquisition by Amneal of, or a potential minority investment by Amneal in, Kashiv. At that time, the Independent Committee determined that any potential transaction with Kashiv was not advisable owing to, among other factors, constraints that then limited Amneal’s ability to finance a potential transaction. However, the Independent Committee left open the prospect of a potential transaction with Kashiv at a later time.
As a result of recent transactions with Kashiv, the Independent Committee has familiarity with Kashiv, which the Independent Committee considered to be helpful in connection with the negotiations described below. At the same time, in light of such recent transactions with Kashiv, the Independent Committee has also considered how actual results of products developed by Kashiv have compared to Kashiv’s forecasts. For example, certain forecasts of 505(b)(2) products that representatives of Kashiv presented in connection with Amneal’s 2021 acquisition from Kashiv of Kashiv Specialty Pharmaceuticals, LLC (a wholly-owned subsidiary of Kashiv focused on the development of complex generics, innovative drug delivery platforms and novel 505(b)(2) drugs), which acquisition was the subject of a 2023 settlement of a shareholder derivative litigation, were higher than the actual performance of those products post-transaction.
On June 4, 2025, representatives of Tarsadia Investments, LLC (“Tarsadia”) (whose affiliates are certain members of the Amneal Group and direct and indirect equityholders of Kashiv), acting on behalf of Kashiv and its affiliates, delivered a letter to the Amneal Board inquiring as to Amneal’s interest in a potential transaction to acquire Kashiv (the “June 2025 Kashiv Letter”). The June 2025 Kashiv Letter stated that Kashiv intended to commence a process to evaluate potential strategic alternatives, including a potential sale of Kashiv, asked about Amneal’s interest in engaging in discussions to acquire Kashiv, and stated that, upon execution of a confidential disclosure agreement (“CDA”), Kashiv would be prepared to share presentation materials regarding a potential transaction.
Following receipt of the June 2025 Kashiv Letter, on June 6, 2025, the Amneal Board adopted resolutions authorizing the execution of the CDA and the delivery of Kashiv’s presentation materials to Amneal’s independent directors. On June 9, 2025, Amneal and Kashiv executed the CDA and, on June 16, 2025, representatives of Kashiv provided the aforementioned presentation materials to Amneal, which materials set forth a preliminary non-binding proposal for Amneal to acquire Kashiv in exchange for: (i) $900 million in up-front consideration, consisting of $250 million in cash and $500 million in Amneal common stock and providing that the outstanding principal amount and unpaid interest under Kashiv’s primary term loan credit agreement (the “Kashiv Debt”) would not be deducted from the purchase price, thereby resulting in approximately $150 million in additional value to be provided to the equityholders of Kashiv; (ii) up to $1.125 billion in success-based contingent milestones payable in cash (except that, for three products, up to 50% of the contingent consideration could be paid in common stock at Amneal’s election); and (iii) a 10-year royalty of 7.5% on net sales for Kashiv’s first seven pipeline programs payable in cash (the “June 2025 Kashiv Proposal”). The presentation materials also contained a set of forecasts for Kashiv prepared by Kashiv management (the “Kashiv Forecasts”).
On June 25, 2025, the Amneal Board held a meeting, which was also attended by Tushar Patel, in his capacity as an observer on the Amneal Board, and Amneal’s in-house counsel. Amneal’s in-house counsel provided an update on various legal matters, including Amneal’s receipt of the June 2025 Kashiv Letter and the June 2025 Kashiv Proposal, upon which Mr. Patel and the directors affiliated with Kashiv left the meeting. Following their recusal, the Amneal Board discussed the June 2025 Kashiv Letter and the June 2025 Kashiv Proposal and adopted resolutions (i) delegating to the Independent Committee the sole and exclusive power and authority, to the fullest extent permitted by the DGCL, to exercise all of the authority of the Amneal Board with respect to the review, consideration, negotiation, approval, recommendation, rejection, non-approval and non-recommendation of a potential transaction to acquire Kashiv (such transaction, together with any similar potential transaction involving the acquisition of all or a substantial part of Kashiv and/or its products or business, a “Potential Transaction”), including the authority to engage with Kashiv and its representatives for purposes of negotiating a Potential Transaction, that the Independent Committee, in its sole discretion, deems in the best interests of Amneal and its stockholders and to determine, authorize, implement and effectuate any and all aspects of any such Potential Transaction (including, without limitation, the consideration therefor) that may be deemed advisable, authorized or recommended by the Independent Committee, and any and all matters, actions and transactions that the Independent Committee may deem necessary, advisable or appropriate in connection therewith, (ii) resolving that the Amneal Board shall not authorize, approve or recommend any Potential Transaction without a prior favorable recommendation of the Independent Committee and (iii) determining that each of Kevin Buchi, Paul Meister, Jeff George, Deborah Autor and John Kiely, being the members of the Independent Committee, is a “disinterested director” (as defined in Section 144(e)(4) of the DGCL) with respect to any Potential Transaction and, in connection therewith, determining that each such member of the Independent Committee (a) is not and will not be a party to any Potential Transaction, (b) has no “material interest” (as defined in Section 144(e)(7) of the DGCL) in any Potential Transaction, (c) has no “material relationship” (as defined in Section 144(e)(8) of the DGCL) with Kashiv, any investor in Kashiv, any other member of the Amneal Group, any affiliate or associate of any of the foregoing (other than Amneal and its subsidiaries) or any other person that has or may have a material interest in any Potential Transaction, and (d) is independent under the rules and regulations of the Nasdaq Stock Market (“NASDAQ Rules & Regulations”), satisfies the applicable criteria for independence from Amneal under NASDAQ Rules & Regulations and satisfies the applicable criteria for independence from each of Kashiv, any investor in Kashiv, any other member of the Amneal Group, any affiliate or associate of any of the foregoing and any other person that has or may have a material interest in any Potential Transaction under NASDAQ Rules & Regulations (in each case treating such person as if such person was Amneal for purposes of applying such criteria to determine independence from such person).
Later on June 25, 2025, the Independent Committee held a meeting attended by members of Amneal management unaffiliated with Kashiv and representatives of Richards, Layton & Finger, P.A. (“RLF”), outside legal counsel to the Independent Committee. The Independent Committee discussed the June 2025 Kashiv Proposal and the Amneal Board’s delegation of authority to the Independent Committee with respect to a Potential Transaction. The Independent Committee also discussed the potential engagement of a financial advisor and other outside advisors in connection with its review of a Potential Transaction and determined to proceed with interviews of prospective financial advisors, including representatives of Goldman Sachs & Co. LLC (“Goldman Sachs”). The Independent Committee further determined to solicit proposals from The Boston Consulting Group, Inc. (“BCG”) and InterPharmaLink AG (“IPL”), each of which had previously served as a consultant to the Independent Committee in connection with the Independent Committee’s evaluation of past transactions with Kashiv, and authorized representatives of the Independent Committee to negotiate and enter into engagement letters with BCG and IPL on behalf of the Independent Committee.
Following the meeting, the Independent Committee engaged BCG and IPL as consultants, with BCG formally engaged pursuant to an engagement letter entered into on July 3, 2025 and IPL formally engaged pursuant to an engagement letter entered into on July 29, 2025.

On July 15, 2025, the Independent Committee held two meetings, each attended by members of Amneal management unaffiliated with Kashiv and representatives of RLF and Blue Raven LLP (“Blue Raven”), each of which served as outside legal counsel to the Independent Committee. During the meetings, the Independent Committee interviewed representatives of prospective financial advisors, including representatives of Goldman Sachs. During the interview with representatives of Goldman Sachs, representatives of Goldman Sachs confirmed that Goldman Sachs had no material relationships with Amneal or Kashiv that would affect its ability to serve as the Independent Committee’s outside financial advisor. In executive session following the conclusion of the interviews, the Independent Committee discussed the prospective financial advisors and determined to engage Goldman Sachs based on Goldman Sachs’s reputation and experience in M&A generally, its independence, the qualifications and reputation of the Goldman Sachs team, and Goldman Sachs’s specific industry focus and experience. Goldman Sachs’s engagement was subsequently memorialized in an engagement letter with the Independent Committee, dated August 8, 2025.
On July 31, 2025, the Independent Committee held a meeting attended by members of Amneal management unaffiliated with Kashiv and representatives of BCG, Goldman Sachs, RLF, Blue Raven and Simpson Thacher & Bartlett LLP (“STB”), outside legal counsel to Amneal. The Independent Committee received an update on the latest diligence regarding certain Kashiv early-stage products estimated by Kashiv management to launch by 2029 (the “Phase 1 Products”). The Independent Committee discussed the work conducted by its advisors and the differences between the Kashiv Forecasts and the significantly more conservative preliminary views developed by the Independent Committee’s advisors on behalf of the Independent Committee based on initial diligence, while noting that the Independent Committee was aware, based on its recent history of evaluating transactions with Kashiv, of the possibility that actual outcomes may not align with Kashiv’s forecasts regarding product launches. After the BCG and Goldman Sachs representatives left the meeting, members of Amneal management unaffiliated with Kashiv and the Independent Committee discussed the potential value of adding the Phase 1 Products to Amneal’s pipeline via an acquisition of Kashiv (including by expanding Amneal’s biosimilars portfolio), the potential costs of completing their development and the respective roles of the Independent Committee, its and Amneal’s outside advisors and the unaffiliated members of Amneal management in evaluating and potentially negotiating a Potential Transaction, including that the Independent Committee expected it would seek the assistance of members of Amneal management unaffiliated with Kashiv during this process, and those members of Amneal management should report to, and act at the direction of, the Independent Committee and maintain the confidence of the Independent Committee process. In executive session, and after the members of Amneal management and representatives of BCG, Goldman Sachs and STB left the meeting, the Independent Committee discussed the potential attractiveness of expanding Amneal’s biosimilars portfolio in support of its strategic initiatives via an acquisition of Kashiv and potential next steps to highlight for Kashiv the material discrepancies between the Kashiv Forecasts and the preliminary views of the Independent Committee.
On August 11, 2025, the Independent Committee held a meeting attended by members of Amneal management unaffiliated with Kashiv and representatives of BCG, Goldman Sachs, RLF, Blue Raven and STB. The Independent Committee discussed the status of diligence being conducted by the Independent Committee’s advisors regarding Kashiv and its product pipeline. Representatives of Goldman Sachs presented Goldman Sachs’s preliminary financial analysis of Kashiv. After the BCG and Goldman Sachs representatives left the meeting, the Independent Committee and RLF continued the Independent Committee’s prior discussions regarding potential next steps to highlight for Kashiv the material discrepancies between the Kashiv Forecasts and the preliminary views of the Independent Committee. The Independent Committee and members of Amneal management also discussed risks and potential benefits of expanding Amneal’s biosimilar portfolio.
On August 15, 2025, representatives of Kashiv delivered to the Independent Committee updated Kashiv Forecasts, which had been revised to reflect recent guidance from the U.S. Food and Drug Administration (the “FDA”) regarding Phase 3 clinical trial waivers.
On August 27, 2025, the Independent Committee held a meeting attended by members of Amneal management unaffiliated with Kashiv and representatives of BCG, Goldman Sachs, IPL, RLF, Blue Raven and STB. The Independent Committee initially discussed, with representatives of RLF and Blue Raven present, the status of diligence and discussions with Kashiv, including that Kashiv was reassessing the Kashiv Forecasts in light of potential Phase 3 clinical trial waivers for certain biosimilar product candidates based on recent FDA guidance, while noting that the Independent Committee was aware, based on its recent history of evaluating transactions with Kashiv, of the possibility that actual outcomes may not align with Kashiv’s forecasts regarding product launches.

After representatives of BCG, Goldman Sachs, IPL and STB joined the meeting, representatives of IPL presented IPL’s preliminary findings regarding the regulatory status and chemistry, manufacturing and controls of Kashiv’s late-stage programs. The Independent Committee then discussed these preliminary findings with IPL. In executive session, the Independent Committee further discussed IPL’s preliminary analysis and potential next steps to highlight for Kashiv the discrepancies between the Kashiv management program timelines and IPL’s assessment.
On October 1, 2025, the Independent Committee held a meeting attended by the Co-CEOs and Gautam Patel, an Amneal Board member also affiliated with Kashiv, as well as other members of Amneal management unaffiliated with Kashiv and representatives of Goldman Sachs, BCG, IPL, RLF and Blue Raven. The Co CEOs presented their views on potential benefits and risks of expanding Amneal’s biosimilars portfolio through a Potential Transaction and on certain adjustments to the Kashiv Forecasts that the Co-CEOs and other members of Amneal management identified based on a preliminary evaluation. In executive session, without the Co-CEOs, Gautam Patel or any other member of Amneal management in attendance other than Amneal’s in-house counsel, the Independent Committee and its advisors discussed, among other things, the risks and potential benefits of expanding Amneal’s biosimilars pipeline, the projected commercialization timelines and research and development costs for Kashiv’s late stage biosimilar programs and views of the Independent Committee’s advisors regarding Kashiv and its late-stage biosimilar programs. At the conclusion of the meeting, the Co-CEOs, Gautam Patel and other members of Amneal management unaffiliated with Kashiv rejoined the meeting, and the Independent Committee conveyed to the Co-CEOs that, while the Independent Committee’s outside advisors were continuing to conduct diligence on these and other items, there remained considerable discrepancies between the proposed adjustments to the Kashiv Forecasts presented by the Co-CEOs and the Independent Committee’s views of Kashiv’s key biosimilar programs based on the work conducted to date by the Independent Committee’s outside advisors.
On October 16, 2025, the Independent Committee held a meeting attended by members of Amneal management unaffiliated with Kashiv and representatives of BCG, Goldman Sachs, RLF, Blue Raven and STB. Representatives of Goldman Sachs presented Goldman Sachs’s preliminary financial analysis of a Potential Transaction and discussed with the Independent Committee various strategic considerations related to a Potential Transaction, including expected growth in the biosimilars market, the expected significant costs and time that would be required for Amneal to build manufacturing capabilities comparable to Kashiv’s and to pursue such a strategic alternative in lieu of a Potential Transaction and the positioning of Amneal’s competitors in the biosimilar market. Representatives of Goldman Sachs also reviewed other prospective biosimilar acquisition targets for Amneal and discussed the scarcity of such acquisition targets as well as various concerns as to the viability of acquiring each such prospective target. The Independent Committee discussed with its advisors the relative scarcity of viable acquisition targets, and other considerations regarding the risks and potential benefits of acquiring each such target. The Independent Committee discussed with its advisors its views as to the advisability of continuing to pursue an acquisition of a biosimilars pipeline like Kashiv’s, and the potential risk that failing to do so could adversely affect Amneal’s ability to maintain its position as a leading U.S. Affordable Medicines business, including because of the significant time and investment that would be required to build comparable capabilities internally, which could delay Amneal’s expansion into the biosimilars market and hinder its ability to take advantage of attractive biosimilar opportunities as various products lose their exclusivity in the coming years. Representatives of Goldman Sachs also reviewed and discussed with the Independent Committee the key economic terms of the June 2025 Kashiv Proposal and the advice of the Independent Committee’s other advisors, which included discussion regarding the extent to which the Kashiv Forecasts contemplated materially shorter launch timelines and lower research and development costs as compared to the views of the Independent Committee based on the diligence of Kashiv’s late-stage biosimilar programs conducted by its advisors to date. The Independent Committee discussed the economic terms of the June 2025 Kashiv Proposal, the Independent Committee’s desire to reduce the amount of up-front consideration to an amount less than the $900 million contemplated by the June 2025 Kashiv Proposal, and the prospect of making a counterproposal to Kashiv that would reduce the up-front consideration and focus more on contingent milestone and royalty consideration as a potential way of mitigating the risk to Amneal of a Potential Transaction while preserving upside for both parties. Following further discussion, the Independent Committee directed representatives of Goldman Sachs to discuss with representatives of J.P. Morgan Securities LLC (“JPM”), the outside financial advisor to Kashiv, the significant discrepancies between the parties’ forecasts and valuations, and Kashiv’s perspective on a potential transaction structure with less up-front consideration and greater emphasis on contingent royalty and milestone payments.
Following the October 16, 2025 meeting of the Independent Committee, on October 20, 2025, at the direction of the Independent Committee, representatives of Goldman Sachs engaged in a discussion with representatives of

JPM and conveyed the feedback of the Independent Committee described in the immediately preceding paragraph. During such discussion, representatives of JPM verbally proposed to revise the June 2025 Kashiv Proposal to reflect $750 million (rather than $900 million) in up-front consideration and noted that Kashiv was withdrawing its request that the Kashiv Debt not be deducted from the purchase price. Representatives of JPM emphasized that Kashiv now had very little room to move in terms of the up-front consideration it was seeking in a potential sale of Kashiv. Following such discussion, representatives of Goldman Sachs relayed the contents of such discussion to Kevin Buchi, a member of the Amneal Board and the Chairman of the Independent Committee.
On October 29, 2025, the Independent Committee held a meeting attended by members of Amneal management unaffiliated with Kashiv and representatives of Goldman Sachs, RLF and Blue Raven. Representatives of Goldman Sachs updated the Independent Committee on their October 20, 2025 discussion with representatives of JPM, including Kashiv’s revision of the June 2025 Kashiv Proposal to provide for $750 million, rather than $900 million, in up-front consideration. The Independent Committee then engaged in a discussion with representatives of Goldman Sachs regarding different counterproposal frameworks designed to further limit up-front consideration and mitigate potential risks associated with the development of Kashiv’s products through milestone and royalty payments. Following discussion, the Independent Committee directed representatives of Goldman Sachs to continue engaging with representatives of JPM and to prepare an illustrative counterproposal for consideration by the Independent Committee reflecting the latest phase of diligence and the prospective up-front, milestone and royalty components discussed by the Independent Committee during the meeting.
On November 5, 2025, the Independent Committee held a meeting attended by a member of Amneal management unaffiliated with Kashiv and representatives of Goldman Sachs, BCG and RLF. The Independent Committee received an update on the latest phase of diligence regarding Kashiv’s late-stage biosimilar products. The Independent Committee discussed revenue and research and development analyses for Kashiv prepared on behalf of the Independent Committee, which reflected continued diligence and new information provided by Kashiv management (including the submission of Kashiv’s Biologics License Application (“BLA”) with the FDA for its biosimilar version of the Xolair product). After representatives of BCG left the meeting, representatives of Goldman Sachs discussed with the Independent Committee certain illustrative terms and structures of a potential counterproposal to acquire Kashiv. The Independent Committee and representatives of Goldman Sachs discussed the potential structure and size of up-front, milestone and royalty components of a potential counterproposal. The Independent Committee discussed prospective up-front consideration amounts ranging from $500 million to $750 million. Representatives of Goldman Sachs informed the Independent Committee that representatives of JPM had conveyed that Kashiv had very little room to move in terms of the up-front consideration it was seeking and that, as a result, representatives of Goldman Sachs anticipated that Kashiv would have a negative reaction to a counterproposal contemplating an amount of up-front consideration at the lower-end of the range that was under consideration at the time. The Independent Committee then discussed the prospect of conveying a counterproposal that would characterize the amount of up-front consideration as $600 million but with half of the proposed up-front consideration payable in equity issued at a to-be-determined premium to Amneal’s current stock price, such that the actual present value of the up-front consideration would be less than $600 million (i.e., such that the total shares to be issued would have an aggregate market value of less than $300 million), and would include royalty and milestone payment structures designed to mitigate risk and align incentives. The Independent Committee also discussed the potential benefits and risks of acquiring Kashiv as compared to maintaining the status quo, and observed that failing to acquire Kashiv could materially impede Amneal’s ability to grow in a rapidly expanding biosimilar market and, as a result, could ultimately be detrimental to Amneal’s long-term prospects. Following discussion of the foregoing, the Independent Committee directed representatives of Goldman Sachs to further revise the terms of an illustrative counterproposal for consideration by the Independent Committee, including through changes to the proposed up-front, milestone and royalty payment components.
On November 12, 2025, the Independent Committee held a meeting attended by representatives of Goldman Sachs, RLF and Blue Raven. Representatives of Goldman Sachs discussed with the Independent Committee a potential counterproposal to acquire Kashiv reflecting the Independent Committee’s discussion and feedback at the prior meeting, which counterproposal would include up-front consideration of $600 million, consisting of $300 million in Amneal Class A common stock issued at $14 per share (representing a premium to Amneal’s stock price at the time, such that the equity consideration would have an actual market value below $300 million at the time) and $300 million in cash; up to $250 million in milestone cash payments, comprised of separate standalone milestone cash payments payable in respect of Kashiv’s key programs if such program were to commercially launch on the timelines projected by Kashiv; and a royalty cash payment of 20% on any “excess gross profits” realized by

Amneal from Kashiv’s pipeline for a 10-year term (which was defined as a royalty on gross profits exceeding 30% of the gross profits forecasted by Kashiv). The Independent Committee discussed the terms of the prospective counterproposal, the benefits of using contingent milestone and royalty payments designed to mitigate risk and the strategic benefits of acquiring Kashiv and its pipeline. Following discussion and the receipt and consideration of advice from its outside advisors, the Independent Committee directed representatives of Goldman Sachs to convey the counterproposal to JPM. Following the meeting, representatives of Goldman Sachs delivered the counterproposal to JPM as directed by the Independent Committee.
On December 3, 2025, representatives of JPM, on behalf of Kashiv, delivered a counterproposal to representatives of Goldman Sachs (the “December 2025 Kashiv Proposal”). The December 2025 Kashiv Proposal contemplated (i) $750 million in up-front consideration, consisting of $375 million in cash and $375 million in Amneal Class A common stock (issued based on Amneal’s trading price and not a premium); (ii) up to $500 million in milestone cash payments, comprised of two standalone $250 million tranches, with the first tranche providing for separate milestone payments tied to each of Kashiv’s six key products that would be payable, on a product-by-product basis, if such product were to either receive U.S. regulatory approval within 12 months after Kashiv’s forecasted approval date or be the first or second biosimilar to its reference product to receive U.S. regulatory approval (regardless of approval date), and with the second tranche providing for separate milestone payments tied to each of Kashiv’s six key products that would be payable, on a product-by-product basis, if such product were to remain as one of only one or two biosimilars to its reference product on the market in the U.S. for 12 months following such product’s commercial launch date; and (iii) a 25% royalty cash payment on any “excess gross profits” realized by Amneal from Kashiv’s pipeline, defined as a royalty on gross profits exceeding 25% of the gross profits forecasted by Kashiv, for a 12-year term. In connection with the submission of the December 2025 Kashiv Proposal, representatives of JPM indicated that the $750 million in up-front consideration contemplated by the December 2025 Kashiv Proposal represented Kashiv’s “best and final” offer with respect to the up-front consideration.
On December 18, 2025, the Independent Committee held a meeting attended by representatives of Goldman Sachs, BCG, IPL, RLF and Blue Raven. Representatives of IPL reviewed the November 25, 2025 “Refusal to File” letter that had recently been received by Kashiv for Kashiv’s BLA for its biosimilar version of the Xolair product and explained that, despite this development, IPL still expected this product to launch by the beginning of 2027. After representatives of IPL left the meeting, representatives of Goldman Sachs reviewed the terms and conditions of, and Goldman Sachs’s preliminary financial analysis of, the December 2025 Kashiv Proposal, including additional information received from Kashiv regarding the prospect of additional tax benefits that could be obtained from a Potential Transaction. The Independent Committee and its outside advisors discussed and weighed Kashiv’s “best and final” characterization of the $750 million up-front consideration against the Independent Committee’s preference for lower up-front consideration as a potential means of mitigating risk. The Independent Committee and its outside advisors also discussed the potential strategic benefits of acquiring Kashiv and expanding Amneal’s biosimilar portfolio given anticipated growth in this space, the potential risks of maintaining the status quo and the relative scarcity of other reasonably available alternative business initiatives that could provide comparable capabilities or strategic benefits and prospective terms for a counterproposal, including the likelihood that, based on the analysis and forecasts prepared on behalf of the Independent Committee, a Potential Transaction would generate significant value for Amneal even with $750 million in up-front consideration. After discussion, and upon receipt and consideration of advice from its advisors, the Independent Committee determined to proceed with a counterproposal that retained $750 million in up-front consideration but reduced the proposed milestone and royalty payments in various respects, including with respect to the time for approval for the milestone payments and royalty duration (the “December 2025 IC Proposal”). The Independent Committee provided feedback on these terms and, after further discussion, unanimously supported proceeding with a counterproposal and directed representatives of Goldman Sachs to convey the Independent Committee’s proposal to JPM. After the meeting, at the direction of the Independent Committee, representatives of Goldman Sachs delivered the December 2025 IC Proposal to representatives of JPM consistent with the terms reviewed with the Independent Committee.
Between December 24, 2025 and January 5, 2026, representatives of Goldman Sachs, on behalf of Amneal, and representatives of JPM, on behalf of Kashiv, engaged in a series of discussions regarding the December 2025 IC Proposal, which culminated in representatives of JPM delivering to representatives of Goldman Sachs, on January 5, 2026, Kashiv’s counterproposal (the “January 2026 Kashiv Proposal”), which representatives of JPM characterized as Kashiv’s “best and final” offer and which contemplated (i) $750 million in up-front consideration, consisting of $375 million in cash and $375 million in Amneal Class A common stock (issued based on Amneal’s trading price and not a premium); (ii) the reimbursement by Amneal of Kashiv’s monthly expenses incurred during the period between signing and closing (the “expense reimbursement”); (iii) up to $350 million in milestone cash payments, comprised of one standalone $250 million tranche and one standalone $100 million tranche, with the first tranche providing for separate milestone payments tied to each of Kashiv’s six key products that would be payable, on a product-by-product basis, if such product were to either receive U.S. regulatory approval within 9 months after Kashiv’s forecasted approval date or be the first or second biosimilar to its reference product to receive U.S. regulatory approval (regardless of approval date), and with the entirety of the second tranche payable if Kashiv’s Creon product were to remain as one of only one or two biosimilars to Creon on the market in the U.S. for 12 months following its commercial launch date; and (iv) a 25% royalty on any “excess gross profits” realized by Amneal from Kashiv’s pipeline, defined as a royalty on gross profits exceeding 25% of the gross profits forecasted by Kashiv, for a 12-year term.
On January 8, 2026, IPL provided an update to the Independent Committee, noting that Kashiv responded to the concerns FDA raised in the November 25, 2025 “Refusal to File” letter and planned to resubmit the BLA for its proposed biosimilar version of the Xolair product on January 5, 2026. The BLA resubmission sought approval for all indications of the reference product Xolair and applied for the following strengths and presentations of the reference product Xolair: injection (75 mg/0.5 mL; 300 mg/2 mL solution in a single-dose prefilled syringe) and injection (75 mg/0.5 ml and 150 mg/mL in a single-dose prefilled autoinjector). Kashiv did not propose the 300 mg/2 mL single-dose prefilled autoinjector or the 150 mg lyophilized powder for injection in the BLA resubmission.
On January 16, 2026, the Independent Committee held a meeting attended by Amneal’s in-house counsel and representatives of Goldman Sachs, BCG, IPL, RLF, Blue Raven and STB. Representatives of IPL reported that Kashiv had resubmitted the BLA for its proposed biosimilar version of the Xolair product, and discussed with the Independent Committee Kashiv’s response to the FDA’s prior deficiencies, the likelihood of acceptance for filing and the extent to which a successful resubmission could affect the expected launch timing for this product. After the IPL representatives left the meeting, representatives of Goldman Sachs reviewed with the Independent Committee the terms of the January 2026 Kashiv Proposal, including the up-front, milestone and royalty components, and how those terms compared to the December 2025 Kashiv Proposal and the June 2025 Kashiv Proposal. Representatives of Goldman Sachs reviewed with the Independent Committee Goldman Sachs’s preliminary financial analysis of the January 2026 Kashiv Proposal and discussed with the Independent Committee potential responses and related considerations. After representatives of Goldman Sachs and BCG left the meeting, the Independent Committee discussed, among other things, the terms of the January 2026 Kashiv Proposal and the meaningful improvements that the Independent Committee had negotiated to the up-front, milestone and royalty components through negotiations with Kashiv. The Independent Committee also discussed the significant cost requirements and timing delays that would arise if Amneal were to attempt to develop its own manufacturing and research and development capabilities comparable to those of Kashiv, the relative scarcity of attractive alternative acquisition targets and other potential benefits and risks of acquiring Kashiv as compared to maintaining the status quo. Following additional discussion of the foregoing, the Independent Committee unanimously determined that it was supportive of moving forward with the terms contemplated by the January 2026 Kashiv Proposal, subject to confirmatory diligence, Kashiv’s successful resubmission of the BLA for its biosimilar version of the Xolair product and the satisfactory negotiation of definitive transaction documents. In addition, following discussion with representatives of RLF, Blue Raven and STB, the Independent Committee directed representatives of RLF to reach out to representatives of Kashiv to convey, on the Independent Committee’s behalf, that the Independent Committee intended to condition any Potential Transaction on the approval of a majority of the votes cast by the Amneal disinterested stockholders, and further directed the advisors to begin drafting a term sheet reflecting the proposed terms of the Potential Transaction reflected in the January 2026 Kashiv Proposal.
Following the Independent Committee meeting, on January 18, 2026, representatives of RLF contacted a representative of Tarsadia to convey that the Independent Committee intended to condition any potential acquisition of Kashiv on the approval of a majority of the votes cast by the Amneal disinterested stockholders. On January 30, 2026, representatives of Tarsadia advised representatives of RLF and STB that Kashiv was supportive of including such a condition in the definitive transaction documentation.
On February 2, 2026, representatives of RLF, STB, Goldman Sachs, Tarsadia, JPM and Holland & Knight LLP (“H&K”), outside legal counsel to Kashiv, convened via videoconference to discuss the preparation of draft transaction documents and the parties’ positions on various issues.

On February 3, 2026, the Independent Committee held a meeting attended by representatives of Goldman Sachs, BCG, IPL, RLF, Blue Raven and STB. Representatives of RLF reported on recent discussions with Kashiv’s representatives, including Kashiv’s support for conditioning any Potential Transaction on approval by a majority of the votes cast by the Amneal disinterested stockholders. Representatives of Goldman Sachs provided an update on the draft term sheet contemplating a Potential Transaction and summarized JPM’s feedback on the proposed draft. The Independent Committee provided feedback on the draft term sheet and directed representatives of Goldman Sachs, RLF and STB to prepare an updated draft term sheet reflecting these discussions. Representatives of IPL reported that the FDA had not yet provided feedback on Kashiv’s resubmitted BLA for its Xolair product.
On February 24, 2026, the Independent Committee held a meeting attended by members of Amneal management unaffiliated with Kashiv and representatives of Goldman Sachs, IPL, RLF, Blue Raven and STB. The Independent Committee received an update on negotiations, the status of diligence and draft transaction documents regarding a Potential Transaction.
Later on February 24, 2026, representatives of H&K sent to representatives of STB an initial draft of the purchase agreement reflecting up-front consideration, milestone and royalty terms consistent with the January 2026 Kashiv Proposal. Among other matters, this initial draft also provided that (i) the Independent Committee and the Amneal Board would be prohibited from changing their recommendation that the Amneal stockholders vote to approve the Potential Transaction and (ii) the parties would not have any recourse against each other following the closing for breaches of pre-closing covenants contained in the purchase agreement.
On March 6, 2026, the FDA accepted Kashiv’s BLA submission for its biosimilar version of the Xolair product for substantive review.
On March 14, 2026, representatives of STB, in consultation with representatives of RLF, sent to representatives of H&K a revised draft of the purchase agreement. Among other things, this draft provided that (i) the Independent Committee and the Amneal Board would be permitted to change their recommendation to the Amneal stockholders in response to any “intervening event” as defined in the purchase agreement and (ii) the parties would indemnify each other following the closing for breaches of pre-closing covenants contained in the purchase agreement.
On March 19, 2026, the Independent Committee held a meeting attended by members of Amneal management unaffiliated with Kashiv and representatives of Goldman Sachs, IPL, RLF, Blue Raven and STB. The Independent Committee received an update on the business and financial diligence being conducted in respect of Kashiv, negotiations regarding draft transaction documents for a Potential Transaction and the retention of a representation and warranty insurance policy in connection with a Potential Transaction. The Independent Committee and representatives of IPL also discussed Kashiv’s receipt of FDA acceptance for its biosimilar version of the Xolair product and updated BLA timelines for Kashiv’s other biosimilar products.
On March 25, 2026, representatives of H&K sent to representatives of STB a revised draft of the purchase agreement. Among other things, this draft (i) accepted the ability of the Independent Committee and the Amneal Board to change their recommendation to Amneal stockholders but proposed that, upon any such change of recommendation, Kashiv would be entitled to terminate the purchase agreement and collect from Amneal a termination fee in an amount to be specified and (ii) reiterated Kashiv’s prior proposal regarding the absence of post-closing recourse for pre-closing covenant breaches.
On March 27, 2026, representatives of H&K, STB and RLF convened via videoconference to discuss open issues in the purchase agreement.
On April 1, 2026, representatives of STB, in consultation with representatives of RLF, sent to representatives of H&K a revised draft of the purchase agreement. Among other things, this draft (i) accepted Kashiv’s prior proposal regarding Kashiv’s ability to terminate the purchase agreement upon a change of recommendation but provided that Amneal would not be obligated to pay Kashiv a termination fee in such circumstance and (ii) reiterated Amneal’s prior proposal regarding post-closing indemnification for pre-closing covenant breaches.
Over the course of the week of April 6, 2026, members of Amneal management unaffiliated with Kashiv, representatives of Kashiv, and representatives of the parties’ outside advisors on multiple occasions convened via videoconference (both with principals present and in “advisors-only” calls) to discuss open issues in the purchase agreement and the ancillary agreements.

On April 9, 2026, the Independent Committee held a meeting attended by members of Amneal management unaffiliated with Kashiv and representatives of Goldman Sachs, IPL, RLF, Blue Raven, STB and KPMG US (“KPMG”), Amneal’s outside tax, finance and accounting advisor. The Independent Committee discussed an updated version of the analyses discussed at its November 5, 2025 meeting (which revisions reflected a delay in the anticipated launch of Kashiv’s biosimilar version of the Xolair product as a result of the delayed acceptance of its BLA); Kashiv’s updated budget for 2026; updates from the Independent Committee’s advisors reflecting the latest guidance from the FDA on biosimilars development; and results of further due diligence from members of Amneal management unaffiliated with Kashiv, including revisions of Kashiv’s cost structures for each product in Kashiv’s late-stage biosimilar program and Amneal management’s assessment of potential synergies and cost controls. The Independent Committee received an update on tax diligence and related considerations and the status of negotiations regarding draft transaction documents for a Potential Transaction, including an update on the key issues in the purchase agreement that remained open and the parties’ respective positions on those issues. Following discussion, the Independent Committee provided feedback on the remaining open issues and directed representatives of STB to convey such feedback to Kashiv.
On April 12, 2026, representatives of H&K sent to representatives of STB a revised draft of the purchase agreement. Among other things, this draft (i) accepted Amneal’s prior proposal that Amneal would not owe Kashiv a termination fee upon Kashiv’s termination of the purchase agreement following a change of recommendation and (ii) reiterated Kashiv’s prior proposal regarding the absence of post-closing recourse for covenant breaches.
Over the course of the week of April 13, 2026, members of Amneal management unaffiliated with Kashiv, representatives of Kashiv, and representatives of the parties’ outside advisors on multiple occasions convened via videoconference (both with principals present and in “advisors-only” calls) to discuss open issues in the purchase agreement and the ancillary agreements.
On April 16, 2026, the Independent Committee held a meeting, which was attended by independent Amneal Board members Ted Nark and Shlomo Yanai at the invitation of the Independent Committee, as well as members of Amneal management unaffiliated with Kashiv and representatives of Goldman Sachs, IPL, KPMG, RLF and STB. Representatives of Goldman Sachs reviewed with the Independent Committee Goldman Sachs’s preliminary financial analysis of the proposed acquisition of Kashiv. Members of Amneal management unaffiliated with Kashiv presented the Independent Committee with further revisions to the analyses reviewed by the Independent Committee at its April 9, 2026 meeting (as revised, the “Amneal Forecasts”), which revisions reflected further analysis as to future changes in net working capital to align with future forecasted changes in revenue, accounted for future growth in capital expenditures beginning in 2031, and incorporated revised estimates of future taxes. The Amneal Forecasts, which were used for purposes of Goldman Sachs’s preliminary financial analyses reviewed during the meeting, were considered and discussed by the Independent Committee. The Independent Committee and Messrs. Nark and Yanai also discussed the key proposed terms, Goldman Sachs’s preliminary financial analyses and the strategic rationale for acquiring Kashiv, including the Independent Committee’s view of the importance of expanding in the biosimilars space, the relative scarcity of attractive alternative acquisition targets to grow Amneal’s biosimilars pipeline, the significant cost and timing implications if Amneal were to develop its own manufacturing capabilities comparable to those of Kashiv on a standalone basis, and the strategic fit and vertical integration opportunities presented by Kashiv. After Messrs. Nark and Yanai left the meeting, representatives of STB and RLF updated the Independent Committee on the status of negotiations with respect to the purchase agreement, the remaining open items and the ancillary draft transaction documents, including a prospective amendment to the Amneal stockholders agreement. The Independent Committee directed representatives of STB and RLF to convey the Independent Committee’s responses on certain remaining open items. In addition, the Independent Committee further discussed the Amneal Forecasts and, following discussion, approved the Amneal Forecasts, including for use by Goldman Sachs in its financial analysis of a Potential Transaction.
On April 17, 2026, representatives of STB, in consultation with representatives of RLF, sent to representatives of H&K a revised draft of the purchase agreement. Among other things, this draft included post-closing indemnification for pre-closing covenant breaches.
Over the course of the next several days, representatives of H&K, STB and RLF exchanged drafts of, and convened via videoconference to discuss the remaining open issues in, the purchase agreement and other transaction documentation, including, among other things, the particular terms of the expense reimbursement and the purchase price adjustments for indebtedness and working capital.

On April 20, 2026, the Independent Committee held a meeting attended by Messrs. Nark and Yanai, members of Amneal management unaffiliated with Kashiv and representatives of Goldman Sachs, IPL, RLF, Blue Raven and STB. The Independent Committee and Messrs. Nark and Yanai received an update on the principal changes to the purchase agreement and other transaction documents since the Independent Committee’s prior meeting and the key terms of the proposed draft transaction documents regarding a Potential Transaction, which were in substantially final form. After the members of Amneal management and the representatives of IPL left the meeting, representatives of Goldman Sachs reviewed with the Independent Committee Goldman Sachs’s financial analysis of the proposed transaction and rendered to the Independent Committee its oral opinion, which was subsequently confirmed in writing by Goldman Sachs’s opinion dated as of April 21, 2026, to the effect that, and based upon and subject to the various qualifications, limitations and assumptions set forth in such written opinion, the consideration to be paid by Amneal in the Potential Transaction pursuant to the purchase agreement was fair, from a financial point of view, to Amneal. Following further discussion, and after Messrs. Nark and Yanai and the Goldman Sachs representatives left the meeting, the Independent Committee unanimously approved and adopted resolutions (i) determining that the purchase agreement, the amendment to the Amneal stockholders agreement and the other transaction documents, and the Transaction, the stock issuance and other transactions contemplated by the transaction documents, are advisable, fair to and in the best interests of Amneal and its stockholders (including the Amneal disinterested stockholders); (ii) approving the execution, delivery and performance of the purchase agreement, the amendment to the Amneal stockholders agreement and the other transaction documents, and the consummation of the Transaction, the stock issuance and the other transactions contemplated by the transaction documents, (iii) recommending that the Amneal Board adopt, approve and declare advisable the purchase agreement, the amendment to the Amneal stockholders agreement and the other transaction documents and the Transaction, the stock issuance and the other transactions contemplated by the transaction documents and (iv) recommending that the Amneal stockholders vote in favor of the approval of the purchase agreement and the transactions contemplated thereby, including the Transaction, and the stock issuance, and further recommending that the Amneal Board make the same recommendation to the Amneal stockholders.
Following the conclusion of the Independent Committee meeting, on April 20, 2026, a meeting of the Amneal Board was held, with Amneal’s independent directors and independent Amneal Board observer, members of Amneal management unaffiliated with Kashiv and representatives of STB and RLF in attendance for the initial portion of the meeting. During the initial portion of the meeting, and upon the recommendation of the Independent Committee, the Amneal Board adopted resolutions (i) determining that the purchase agreement, the amendment to the Amneal stockholders agreement and the other transaction documents, and the Transaction, the stock issuance and other transactions contemplated by the transaction documents, are advisable, fair to and in the best interests of Amneal and its stockholders (including the Amneal disinterested stockholders); (ii) approving the execution, delivery and performance of the purchase agreement, the amendment to the Amneal stockholders agreement and the other transaction documents, and the consummation of the Transaction, the stock issuance and the other transactions contemplated by the transaction documents and (iii) recommending that the Amneal stockholders vote in favor of the approval of the purchase agreement and the transactions contemplated thereby, including the Transaction, and the stock issuance.
On April 21, 2026, following the close of the trading day, the parties entered into the purchase agreement.
On April 22, 2026, prior to the open of the trading day, the parties publicly announced their entry into the purchase agreement.
Reasons for the Transaction and Recommendation of the Independent Committee and Amneal Board
At a meeting of the Independent Committee held on April 20, 2026, the Independent Committee, upon consultation with Amneal’s management, with the outside financial advisor and outside legal counsel to the Independent Committee, and with the outside legal counsel and other outside advisors to Amneal, unanimously (a) determined that the purchase agreement and the ancillary agreements to be entered into in connection therewith and the transactions contemplated thereby, including the Transaction and the stock issuance, are advisable and fair to, and in the best interests of, Amneal and its stockholders (including the Amneal disinterested stockholders), (b) adopted, approved and declared advisable the purchase agreement and such ancillary agreements and the transactions contemplated thereby, including the Transaction and the stock issuance, (c) directed that the purchase agreement and the transactions contemplated thereby, including the Transaction and the stock issuance, be submitted to Amneal’s stockholders for approval, (d) recommended that Amneal’s stockholders approve the purchase agreement and the transactions contemplated thereby, including the Transaction and the stock issuance, and (e) recommended that the Amneal Board do each of the foregoing.
At a meeting of the Amneal Board held on April 20, 2026, the Amneal Board (excluding Chintu Patel, Chirag Patel and Gautam Patel, who were not present for this portion of such meeting), upon the unanimous recommendation of the Independent Committee, (a) determined that the purchase agreement and the ancillary agreements to be entered into in connection therewith and the transactions contemplated thereby, including the Transaction and the stock issuance, are advisable and fair to, and in the best interests of, Amneal and its stockholders (including the Amneal disinterested stockholders), (b) adopted, approved and declared advisable the purchase agreement and such ancillary agreements and the transactions contemplated thereby, including the Transaction and the stock issuance, (c) directed that each of (i) the purchase agreement and the transactions contemplated thereby, including the Transaction, and (ii) the stock issuance be submitted to Amneal’s stockholders for approval, and (d) recommended that Amneal’s stockholders approve each of (i) the purchase agreement and the transactions contemplated thereby, including the Transaction, and (ii) the stock issuance.
When you consider the recommendations of the Independent Committee and the Amneal Board, you should be aware that Amneal’s executive officers and directors may have interests in the Transaction that may be different from, or in addition to, the interests of Amneal’s stockholders generally. These interests are described in the section entitled “The Transaction Proposal (Proposal 1) – Interests of Amneal’s Executive Officers and Directors in the Transaction”.
In the course of reaching its decision, the Independent Committee, upon consultation with Amneal’s management, with the outside financial advisor, outside legal counsel and other outside advisors to the Independent Committee, and with the outside legal counsel and other outside advisors to Amneal, reviewed a significant amount of information and considered a number of potentially positive factors that it believed supported its decision, including, among others, the following (not necessarily in order of relative importance):
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Strategic and Complementary Transaction. The potential that, in light of the expectation that more than $300 billion of global biologics are expected to lose patent or regulatory exclusivity over the next decade and the expectation that the adoption of biosimilars will accelerate across physicians, patients and payers, Kashiv’s research and development (“R&D”) and manufacturing capabilities may complement Amneal’s commercial scale, creating an integrated leader well positioned to lead in the next wave of affordable medicines.

•
Integrated Biosimilar Platform. The potential for the Transaction to establish an integrated biosimilar platform that may enable multiple new biosimilars launches each year, enhance speed to market, enable parallel development and commercialization, and enhance Amneal’s competitiveness, with the potential for Amneal to have, by 2030, more than 12 commercial biosimilars and over 20 more products in the pipeline.

•
Diversification of Amneal’s Growth. The potential for the Transaction to diversify and extend Amneal’s growth profile into the 2030s, with the potential for the Transaction to expand biosimilars long-term growth within Amneal’s Affordable Medicines segment, alongside its Specialty and AvKARE segments.

•
Financial Benefits. The identification of $400 to $500 million in expected potential financial benefits that include the elimination of previously contracted milestone and royalty obligations through 2030 and the unlocking of incremental tax and structural benefits.

•
Opinion of Goldman Sachs. The financial analyses presented by Goldman Sachs to the Independent Committee and the April 20, 2026 oral opinion delivered by Goldman Sachs to the Independent Committee, which was subsequently confirmed by delivery of its written opinion dated April 21, 2026, to the effect that, as of such date, and based upon and subject to the assumptions made, procedures followed, matters considered and limitations on the review undertaken by Goldman Sachs in preparing its opinion, the Transaction consideration to be paid by Amneal for all of the membership interests of Kashiv pursuant to the purchase agreement was fair, from a financial point of view, to Amneal, as more fully described below in the section entitled “Opinion of Financial Advisor to the Independent Committee”.

•
Contingent Consideration. The meaningful portion of the overall Transaction consideration that is structured as success-based contingent consideration, in order to better align the payments to the sellers to the success of Amneal and of the Transaction.

•
Likelihood of Consummation. The likelihood that the Transaction will be completed in a reasonable timeframe, in light of, among other things, the conditions to the Transaction, the relative likelihood of obtaining required antitrust and other regulatory approvals, and the commitments by the parties to use commercially reasonable efforts to promptly consummate and make effective the Transaction.

•
Independent Committee’s Independence and Comprehensive Review Process. The fact that the Independent Committee consists of independent and disinterested directors who unanimously approved the Transaction following extensive and multi-month discussions among the Independent Committee and with Amneal’s management, the outside financial advisor, outside legal counsel and other outside advisors to the Independent Committee and the outside legal counsel and other outside advisors to Amneal.

•	Transaction Agreements. The terms and conditions of the purchase agreement and other transaction agreements, including:
•	the representations, warranties and covenants of Kashiv and the sellers;
•	the right of the Independent Committee to effect a change of recommendation in response to an intervening event prior to obtaining the Amneal stockholder approval; and
•	the closing of the Transaction being conditioned upon approval by the Amneal disinterested stockholders of the transaction proposal and by the Amneal stockholders of the stock issuance proposal.
In the course of reaching its decision, the Independent Committee also considered and balanced against the potential benefits of the Transaction a number of potentially adverse factors with respect to the Transaction and the other transactions contemplated by the purchase agreement including, among others, the following (not necessarily in the order of relative importance):
•	Regulatory Approvals. The risk that the receipt of necessary antitrust and other regulatory approvals, which is beyond Amneal’s control, may be delayed, conditioned or denied.
•
Risks Associated with a Failure to Consummate the Transaction. The fact that there can be no assurance that all conditions to the parties’ obligations to consummate the Transaction will be satisfied and as a result the possibility that the Transaction might not be completed and that, in this regard, if the Transaction is not completed, (a) Amneal will have incurred significant transaction expenses and opportunity costs, including the possibility of disruption to its operations, diversion of management and employee attention, employee attrition, an inability to pursue alternative business opportunities or make changes to its business during the pendency of the Transaction, and a potentially negative effect on its business and its relationships with customers, suppliers, business partners and employees, (b) the price of the Amneal common stock could decline, potentially significantly, to the extent the current market price reflects a market assumption that the Transaction will be completed, and (c) the market’s perception of Amneal could be adversely affected.

•
Risks Associated with the Announcement and Pendency of the Transaction. The risk that the announcement and pendency of the Transaction could cause harm to Amneal’s business relationships or relationships with its employees, or may divert management and employee attention away from the day-to-day operation of its business.

•	Stockholder Litigation. The potential impact on Amneal of potential stockholder litigation in connection with the Transaction.
•
Potential Differing Interests of Directors and Officers. The fact that, aside from their interests as Amneal stockholders, Amneal’s directors and officers may have interests in the Transaction that may be different from, or in addition to, the interests of other Amneal stockholders generally. See “The Transaction Proposal (Proposal 1) – Interests of Amneal’s Executive Officers and Directors in the Transaction” beginning on page 58 of this proxy statement.

•
Other Risks. The types and nature of the risks and uncertainties set forth under the heading “Risk Factors” of Amneal’s Annual Report on Form 10-K for fiscal year ended December 31, 2025, Amneal’s Quarterly Report on Form 10-Q for fiscal quarter ended March 31, 2026, and current reports on Form 8-K.

While the Independent Committee considered potentially positive and potentially negative factors, the Independent Committee concluded that, overall, the potentially positive factors outweigh the potentially negative factors. Accordingly, the Independent Committee unanimously determined that the purchase agreement and the transactions contemplated thereby, including the Transaction and the stock issuance, are advisable and fair to, and in the best interests of, Amneal and its stockholders (including the Amneal disinterested stockholders).
The foregoing discussion is not intended to be an exhaustive list of the information and factors considered by the Independent Committee in its consideration of the Transaction, but includes the material positive factors and material negative factors considered by the Independent Committee in that regard. In view of the number and variety of factors, the Independent Committee did not find it practicable to, nor did it attempt to, make specific assessments of, quantify, or otherwise assign relative weights to, the specific factors considered in reaching its determination. In addition, individual members of the Independent Committee may have given different weights to different factors. Based on the totality of the information presented, the Independent Committee collectively reached the unanimous decision to authorize and approve the execution, delivery and performance of the purchase agreement and the transactions contemplated thereby, including the Transaction and the stock issuance, in light of the factors described above and other factors that the members of the Independent Committee considered appropriate.
The Amneal Board also determined that the purchase agreement and the transactions contemplated thereby, including the Transaction and the stock issuance, are advisable and in the best interests of Amneal and its stockholders (including the Amneal disinterested stockholders). In the course of reaching its decision, the Amneal Board, upon consultation with Amneal’s management and with the outside legal counsel and other outside advisors to Amneal, considered a number of potentially positive factors that it believed supported its decision and also considered and balanced against the potential benefits of the Transaction a number of potentially adverse factors with respect to the Transaction and the other transactions contemplated by the purchase agreement including, among others, the following (not necessarily in order of relative importance):
•
the Independent Committee’s analysis (as to both substantive and procedural aspects of the Transaction), conclusions and unanimous determination, which the Amneal Board adopted, that the purchase agreement and the ancillary agreements to be entered into in connection therewith and the transactions contemplated thereby, including the Transaction and the stock issuance, are advisable and fair to, and in the best interests of, Amneal and its stockholders (including the Amneal disinterested stockholders). The Amneal Board also considered the Independent Committee’s unanimous recommendation that (a) determined that the purchase agreement and such ancillary agreements and the transactions contemplated thereby, including the Transaction and the stock issuance, are advisable and fair to, and in the best interests of, Amneal and its stockholders (including the Amneal disinterested stockholders), (b) adopted, approved and declared advisable the purchase agreement and such ancillary agreements and the transactions contemplated thereby, including the Transaction and the stock issuance, (c) directed that the purchase agreement and the transactions contemplated thereby, including the Transaction and the stock issuance, be submitted to Amneal’s stockholders for approval, (d) recommended that Amneal’s stockholders approve the purchase agreement and the transactions contemplated thereby, including the Transaction and the stock issuance, and (e) recommended that the Amneal Board do each of the foregoing;

•
the process with respect to the negotiation of the Transaction, including that (i) it was negotiated by the Independent Committee consisting solely of independent and disinterested directors who are not affiliated with, and are independent of, the Amneal Group, the sellers and the management of Kashiv and were otherwise disinterested and independent with respect to a potential acquisition of Kashiv, other than as discussed in the section entitled “The Transaction Proposal (Proposal 1) – Interests of Amneal’s Executive Officers and Directors in the Transaction”; and (ii) the Independent Committee had the authority to negotiate the purchase agreement, determine the advisability of the Transaction, to recommend to the Amneal Board what action should be taken with respect to the Transaction and to select and engage, and was advised by, its own independent legal, financial and other advisors; and

•	the other material factors and countervailing factors considered by the Independent Committee and listed in this section of the proxy statement.

The foregoing discussion is not intended to be an exhaustive list of the information and factors considered by the Amneal Board in its consideration of the Transaction, but includes the material positive factors and material negative factors considered by the Amneal Board in that regard. In view of the number and variety of factors, the Amneal Board did not find it practicable to, nor did it attempt to, make specific assessments of, quantify, or otherwise assign relative weights to, the specific factors considered in reaching its determination. In addition, individual members of the Amneal Board may have given different weights to different factors. Based on the totality of the information presented, the Amneal Board collectively reached the decision to authorize and approve the execution, delivery and performance of the purchase agreement and the transactions contemplated thereby, including the Transaction and the stock issuance, in light of the factors described above and other factors that members of the Amneal Board considered appropriate.
Portions of this explanation of Amneal’s reasons for the Transaction and other information presented in this section are forward-looking in nature and, therefore, should be read in light of the section entitled “Cautionary Statement Regarding Forward-Looking Statements”, beginning on page 27 of this proxy statement.
Opinion of Financial Advisor to the Independent Committee
At the meeting of the Independent Committee on April 20, 2026, Goldman Sachs delivered its oral opinion to the Independent Committee that, as of the date of its opinion and based upon and subject to the factors and assumptions set forth therein, the (i) $375 million in cash, as adjusted (the “adjustments”) pursuant to Section 1.5 of the purchase agreement, (ii) 28,942,108 shares of Amneal Class A common stock, (iii) up to $350 million of milestone payments (the “milestone payments”), payable in cash, based upon the timing of each of (a) regulatory approval of certain products of Kashiv exceeding certain threshold percentages of “value” (as defined in the purchase agreement), (b) entrance by competitors into the respective markets for such products and (c) commercial launch in the United States of a certain such product, as applicable, and (iv) royalty payments, payable in cash over a twelve year period beginning on the first full calendar quarter commencing on or after the closing, based upon the amount of gross profits of Kashiv in excess of certain thresholds (the “royalty payments”, and clauses (i) through (iv) collectively, the “consideration”) to be paid by Amneal for all of the membership interests of Kashiv pursuant to the purchase agreement was fair from a financial point of view to Amneal. Goldman Sachs confirmed its oral opinion by delivering its written opinion, dated April 21, 2026, to the Independent Committee that, as of such date and based upon and subject to the factors and assumptions set forth therein, the consideration to be paid by Amneal for all of the membership interests of Kashiv pursuant to the purchase agreement was fair from a financial point of view to Amneal.
The full text of the written opinion of Goldman Sachs, dated April 21, 2026, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex D. The summary of Goldman Sachs’ opinion contained in this proxy statement is qualified in its entirety by reference to the full text of Goldman Sachs’ written opinion. Goldman Sachs provided advisory services and its opinion for the information and assistance of the Independent Committee in connection with its consideration of the Transaction. Goldman Sachs’ opinion is not a recommendation as to how any holder of Amneal common stock should vote with respect to the Transaction, or any other matter.
In connection with rendering the opinion described above and performing its related financial analyses, Goldman Sachs reviewed, among other things:
•	the purchase agreement;
•	annual reports to stockholders and Annual Reports on Form 10-K of Amneal for the five fiscal years ended December 31, 2025;
•	certain other communications from Amneal to its stockholders;
•	certain publicly available research analyst reports for Amneal;
•	audited financial statements for Kashiv for the three years ended December 31, 2024;
•	unaudited financial statements for Kashiv for the twelve-month period ended December 31, 2025;
•	certain internal financial analyses and forecasts for Kashiv prepared by its management;

•
certain internal financial analyses and forecasts for Amneal standalone and certain internal financial analyses and forecasts for Amneal pro forma for the Transaction, in each case, as prepared by the management of Amneal;

•
certain financial analyses and forecasts for Kashiv standalone and for Kashiv giving effect to certain estimates by Amneal’s management of potential cost synergies anticipated by Amneal’s management to result from the Transaction (the “synergies”, and such forecasts collectively, the “Amneal Forecasts”, which are summarized in the section titled “The Transaction Proposal (Proposal 1)-Certain Financial Projections-Amneal Forecasts”), in each case, including certain forecasts related to the amounts and expected utilization by Amneal of certain tax attributes (the “Tax Attributes Forecasts”; which are reflected in the Amneal Forecasts), and in each case, as prepared by the management of Amneal and advisors and approved for Goldman Sachs’ use by the Independent Committee; and

•
certain estimates as to the amount of the adjustments, milestone payments and royalty payments, in each case, as prepared by the management of Amneal and approved for Goldman Sachs’ use by the Independent Committee (the “estimates”).

Goldman Sachs also held discussions with members of the senior managements of Amneal, Kashiv and the seller representative regarding their assessment of the strategic rationale for, and the potential benefits of, the Transaction and the past and current business operations, financial condition, and future prospects of Amneal and Kashiv; reviewed the reported price and trading activity for Amneal Class A common stock; compared certain financial information for Kashiv and certain financial and stock market information for Amneal with similar financial and stock market information for certain other companies the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations in the biosimilars industry and in other industries; and performed such other studies and analyses, and considered such other factors, as it deemed appropriate.
For purposes of rendering its opinion, Goldman Sachs, with the consent of the Independent Committee, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, it, without assuming any responsibility for independent verification thereof. In that regard, Goldman Sachs assumed, with the Independent Committee’s consent, that the Amneal Forecasts, the synergies, the Tax Attributes Forecasts, and the estimates were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the Independent Committee. Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of Amneal, Kashiv or any of their respective subsidiaries and it was not furnished with any such evaluation or appraisal. Goldman Sachs assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on Amneal or Kashiv or on the expected benefits of the Transaction in any way meaningful to its analysis. Goldman Sachs also assumed that the Transaction will be consummated on the terms set forth in the purchase agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to its analysis.
Goldman Sachs’ opinion does not address the underlying business decision of Amneal to engage in the Transaction or the relative merits of the Transaction as compared to any strategic alternatives that may be available to Amneal; nor does it address any legal, regulatory, tax or accounting matters. Goldman Sachs’ opinion addresses only the fairness from a financial point of view, as of the date of the opinion, of the consideration to be paid by Amneal for all of the membership interests of Kashiv pursuant to the purchase agreement. Goldman Sachs’ opinion does not express any view on, and does not address, any other term or aspect of the purchase agreement or the Transaction or any term or aspect of any other agreement or instrument contemplated by the purchase agreement or entered into or amended in connection with the Transaction, including the fairness of any ongoing obligations of Amneal or Kashiv, any allocation of the consideration to be paid by Amneal for all of the membership interests of Kashiv, the fairness of the Transaction to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of Amneal or Kashiv; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of Amneal, Kashiv, the seller representative or, as applicable, the sellers, or class of such persons in connection with the Transaction, whether relative to the consideration to be paid by Amneal for all of the membership interests of Kashiv pursuant to the purchase agreement or otherwise. Goldman Sachs’ opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Goldman Sachs as of, the date of its opinion and Goldman Sachs assumes no responsibility for updating, revising or reaffirming its opinion based on circumstances, developments or events occurring after the date of its opinion. In addition, Goldman Sachs does not express any opinion as to the prices at which shares of Amneal common stock will trade at any time, as to the potential effects of volatility in the credit, financial and stock markets on Amneal, the seller representative, the sellers, Kashiv or the Transaction, or as to the impact of the Transaction on the solvency or viability of Amneal, the seller representative, the sellers or Kashiv or the ability of Amneal, the seller representative, the sellers or Kashiv to pay their respective obligations when they come due. Goldman Sachs’ advisory services and its opinion were provided for the information and assistance of the Independent Committee in connection with its consideration of the Transaction and the opinion does not constitute a recommendation as to how any holder of Amneal common stock should vote with respect to such Transaction or any other matter. Goldman Sachs’ opinion was approved by a fairness committee of Goldman Sachs.
The following is a summary of the material financial analyses delivered by Goldman Sachs to the Independent Committee in connection with rendering the opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by Goldman Sachs, nor does the order of analyses described represent relative importance or weight given to those analyses by Goldman Sachs. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of Goldman Sachs’ financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before April 17, 2026, the last trading day before the Independent Committee approved the Transaction, and is not necessarily indicative of current market conditions.
Illustrative Present Value of Consideration Analysis. Using the estimates, Goldman Sachs calculated the risk-adjusted net present value of the consideration to be paid by Amneal for all of the membership interests of Kashiv as follows. Goldman Sachs took the cash consideration of $375 million and the Amneal Class A common stock with an aggregate value of $375 million, in each case payable upon closing pursuant to the purchase agreement, and reflected such amounts at their nominal values. Goldman Sachs then calculated the risk-adjusted net present value, as of December 31, 2025, of the milestone payments payable pursuant to the purchase agreement, which had an aggregate nominal value of $350 million, by applying to each milestone payment the probability of success of the underlying product (ranging from 20% to 93%) and the expected year of approval of such product, in each case, as projected by the management of Amneal and approved for Goldman Sachs’ use by the Independent Committee, and discounting the resulting risk-adjusted milestone payments to present value using the mid-year convention and an estimated weighted average cost of capital of 12.0%, with payments to be made within one year of the closing considered at nominal value. This analysis resulted in an aggregate risk-adjusted net present value of the milestone payments of $125 million. Goldman Sachs then calculated the risk-adjusted net present value, as of December 31, 2025, of the royalty payments payable pursuant to the purchase agreement over the applicable twelve year period, as projected by the management of Amneal its advisors and approved for Goldman Sachs’ use by the Independent Committee, by applying to the projected gross profit of the applicable products a 25.0% royalty rate on gross profit in excess of the excluded profits, and discounting the resulting royalty payments to present value using the mid-year convention and an estimated weighted average cost of capital of 12.0%. This analysis resulted in a risk-adjusted net present value of the royalty payments of $124 million. Goldman Sachs then aggregated the foregoing components and added the estimated adjustments of $65 million to derive a risk-adjusted net present value of the consideration of $1.063 billion.
Illustrative Discounted Cash Flow Analysis. Using the Amneal Forecasts (excluding synergies) and the Amneal Forecasts (including synergies), in each case, including the Tax Attributes Forecasts, and the estimates, Goldman Sachs performed an illustrative discounted cash flow analysis on Kashiv to derive a range of illustrative present enterprise values. Using the mid-year convention for discounting cash flows and discount rates ranging from 11.0% to 13.0%, reflecting estimates of Kashiv’s weighted average cost of capital, Goldman Sachs discounted to present value as of December 31, 2025 (i) estimates of unlevered free cash flow for Kashiv for the fiscal years 2026 through 2035 as reflected in the Amneal Forecasts (excluding synergies) and the Amneal Forecasts (including synergies) and (ii) a range of illustrative terminal values for Kashiv, which were calculated by applying perpetuity growth rates ranging from 0.0% to 1.5%, to a terminal year estimate of the unlevered free cash flow to be generated by Kashiv, as reflected in the Amneal Forecasts (excluding synergies) and the Amneal Forecasts (including synergies) (which analysis, in each case, implied terminal year EBITDA exit multiples ranging from 5.6x to 7.8x). The range of perpetuity growth rates was estimated by Goldman Sachs utilizing its professional judgment and experience, taking into account the Amneal Forecasts and market expectations regarding long-term real growth of gross domestic product and inflation. Goldman Sachs derived such discount rates by application of the capital asset pricing model, which requires certain company-specific inputs, including Kashiv’s target capital structure weightings, the cost of long-term debt, after-tax yield on permanent excess cash, if any, future applicable marginal cash tax rate and a beta for Kashiv, as well as certain financial metrics for the United States financial markets generally.
The discounted unlevered cash flow analysis implied intrinsic Kashiv enterprise values of between $1.6 billion and $2.1 billion (based on the Amneal Forecasts (excluding synergies)) and between $1.9 billion and $2.3 billion (based on the Amneal Forecasts (including synergies)).
The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs’ opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Goldman Sachs made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the above analyses as a comparison is directly comparable to Amneal or Kashiv or the Transaction.
Goldman Sachs prepared these analyses for purposes of Goldman Sachs’ providing its opinion to the Independent Committee as to the fairness from a financial point of view to Amneal of the consideration to be paid by Amneal for all of the membership interests of Kashiv pursuant to the purchase agreement. These analyses do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of Amneal, Kashiv, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecasts.
The consideration to be paid by Amneal for all of the membership interests of Kashiv was determined through arm’s-length negotiations between Amneal and Kashiv and was approved by the Independent Committee. Goldman Sachs provided advice to the Independent Committee during these negotiations. Goldman Sachs did not, however, recommend any specific amount of consideration to Amneal, the Amneal Board or the Independent Committee or that any specific amount of consideration constituted the only appropriate consideration for the Transaction.
As described above, Goldman Sachs’ opinion to the Independent Committee was one of many factors taken into consideration by the Independent Committee in making its determination to approve the purchase agreement. The foregoing summary does not purport to be a complete description of the analyses performed by Goldman Sachs in connection with the fairness opinion and is qualified in its entirety by reference to the written opinion of Goldman Sachs attached as Annex D.
Goldman Sachs and its affiliates (collectively, “Goldman Sachs Affiliated Entities”) are engaged in advisory, underwriting, lending and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of Amneal, the seller representative, the sellers (as applicable) and any of their respective affiliates and third parties, including affiliates of Tushar Patel, a significant shareholder of Amneal and Kashiv, and affiliates of Chintu Patel and Chirag Patel, each, a significant shareholder of Kashiv (collectively, “Relevant Entities”) or any currency or commodity that may be involved in the transactions contemplated by the purchase agreement. Goldman Sachs Investment Banking has an existing lending relationship with Amneal. Goldman Sachs acted as financial advisor to the Independent Committee in connection with, and participated in certain of the negotiations leading to, the Transaction. Goldman Sachs has provided certain financial advisory and/or underwriting services to Amneal and/or its affiliates from time to time for which Goldman Sachs Investment Banking has received, and may receive, compensation, including having acted as bookrunner in connection with an offering of senior secured notes by Amneal in July 2025; as bookrunner in connection with a bank loan to Amneal in July 2025; and as bookrunner in connection with a bank loan to Amneal in January 2026. During the two-year period ended April 21, 2026, Goldman Sachs has recognized compensation for financial advisory and/or underwriting services provided by Goldman Sachs

Investment Banking to Amneal and/or its affiliates of less than $500,000. During the two-year period ended April 21, 2026, Goldman Sachs Investment Banking has not been engaged by Kashiv or its Related Entities (excluding Tushar Patel, Chintu Patel, Chirag Patel and their other affiliates) to provide financial advisory or underwriting services for which Goldman Sachs has recognized compensation. As of April 21, 2026, Goldman Sachs Investment Banking was not mandated by Kashiv and/or its Related Entities (excluding Tushar Patel, Chintu Patel, Chirag Patel and their other affiliates) to provide any such person financial advisory and/or underwriting services. As of April 21, 2026, Goldman Sachs Investment Banking was not soliciting Kashiv and/or its Related Entities (excluding Tushar Patel, Chintu Patel, Chirag Patel and their other affiliates) to work on financial advisory and/or underwriting matters for any such persons on which it had not been mandated. During the two-year period ended April 21, 2026, Goldman Sachs Investment Banking has not been engaged by the seller representative, the sellers or any of their respective affiliates to provide financial advisory or underwriting services for which Goldman Sachs has recognized compensation. During the two-year period ended April 21, 2026, Goldman Sachs Investment Banking has not been engaged by Tushar Patel, Chintu Patel, Chirag Patel or their respective Related Entities (excluding, as applicable, Amneal, Kashiv and their respective subsidiaries) to provide financial advisory or underwriting services for which Goldman Sachs has recognized compensation. As of April 21, 2026, Goldman Sachs Investment Banking was not mandated by Tushar Patel, Chintu Patel, Chirag Patel and/or their respective Related Entities (excluding, as applicable, Amneal, Kashiv and their respective subsidiaries) to provide any such person financial advisory and/or underwriting services. As of April 21, 2026, Goldman Sachs Investment Banking was not soliciting Tushar Patel, Chintu Patel, Chirag Patel and/or their respective Related Entities (excluding, as applicable, Amneal, Kashiv and their respective subsidiaries) to work on financial advisory and/or underwriting matters for any such persons on which it had not been mandated. Goldman Sachs may also in the future provide financial advisory and/or underwriting services to the Relevant Entities and their respective affiliates for which Goldman Sachs Investment Banking may receive compensation.
As of April 21, 2026, Goldman Sachs Affiliated Entities had (i) no direct GS Principal Investment (as defined below) in Amneal and/or its affiliates (excluding Tushar Patel and his other affiliates), (ii) no direct GS Principal Investment in Kashiv and/or its Related Entities (as defined below) (excluding Tushar Patel, Chintu Patel, Chirag Patel and their other affiliates), (iii) no direct GS Principal Investment in affiliates of Tushar Patel (excluding Amneal, Kashiv and their respective subsidiaries), (iv) no direct GS Principal Investment in affiliates of Chintu Patel (excluding Kashiv and its subsidiaries) and (v) no direct GS Principal Investment in affiliates of Chirag Patel (excluding Kashiv and its subsidiaries).
On the public side of Goldman Sachs’ informational wall (the “Public Side”) and in the ordinary course of its various business activities, Goldman Sachs Affiliated Entities may also own equity securities in the Relevant Entities, and/or their respective affiliates arising from engaging in market making, trade execution, clearing, custody, margin lending and other similar financing transactions, securities lending, and related activities (including by acting as agent for third parties executing their transactions or as principal supplying liquidity to market participants, and any related hedging, other risk management or inventory management) (collectively, “Market Making Activities”), which positions change frequently. Regulatory, informational and operational barriers separate the Public Side from Goldman Sachs Investment Banking.
For purposes of this section of the proxy statement, (x) Goldman Sachs relied on its books and records to (i) unless otherwise indicated, calculate all amounts and (ii) determine whether an entity is an affiliate, portfolio company, subsidiary or majority-owned subsidiary of another entity, and (y) the following terms have the definitions set forth below:
GS Principal Investments (including any associated commitments) are (i) direct balance sheet investments in equity interests or equity securities held by Goldman Sachs Affiliated Entities for its own account or (ii) direct investments in equity interests held by a fund managed by a Goldman Sachs Affiliated Entity which fund is primarily for the benefit of Goldman Sachs Affiliated Entities and/or its current and former employees and not third party clients. GS Principal Investments do not include equity interests arising from Market Making Activities, equity derivatives, convertible debt instruments, or warrants or equity kickers received in connection with senior secured loans, mezzanine loans, warehouse loans, preferred equity with a fixed rate of return or other similar types of financing transactions (which may also be subject to hedging or other risk-mitigating instruments). GS Principal Investments also do not include investments by funds managed by Goldman Sachs Affiliated Entities which funds are almost entirely for the benefit of third-party clients (“GS Client Funds”), which funds can co-invest alongside, and/or make investments in, the Relevant Entities or their respective Related Entities. As investment managers for GS Client Funds, Goldman Sachs Affiliated Entities are required to fulfill a fiduciary responsibility to GS Client Funds in making decisions to purchase, sell, hold or vote on, or take any other action with respect to, any financial instrument.
Related Entities are, as applicable, a person or entity’s subsidiaries, affiliates, portfolio companies and/or funds managed thereby.
The Independent Committee selected Goldman Sachs as its financial advisor because, among other things, it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the Transaction. Pursuant to a letter agreement dated August 8, 2025, the Independent Committee engaged Goldman Sachs to act as its financial advisor in connection with the Transaction. The engagement letter between Amneal, the Independent Committee and Goldman Sachs provides for $15 million in fees, $12.5 million of which is contingent upon consummation of the Transaction. In addition, Amneal has agreed to reimburse Goldman Sachs for certain of its expenses, including attorneys’ fees and disbursements, and to indemnify Goldman Sachs and related persons against various liabilities, including certain liabilities under the federal securities laws.
Certain Financial Projections
Amneal does not, as a matter of course, publicly disclose forecasts or projections as to its future financial results beyond the then-current fiscal year due to, among other things, the inherent difficulty of accurately predicting financial performance for future periods and the uncertainty, unpredictability and subjectivity as to the underlying assumptions and estimates. However, at the direction of the Independent Committee, and based in part upon the analyses of the Independent Committee’s outside advisors, members of Amneal management unaffiliated with Kashiv presented to the Independent Committee, at its April 16, 2026 meeting, forecasts of Kashiv, which are referred to as the “Amneal Forecasts” in the section above entitled “The Transaction Proposal (Proposal Number 1) – Background of the Transaction” and in this section as well. Upon the direction and with the consent of the Independent Committee, the Amneal Forecasts were provided to Goldman Sachs for its use and reliance in connection with its financial analyses that are summarized above under “The Transaction Proposal (Proposal Number 1) – Opinion of Financial Advisor to the Independent Committee”. Goldman Sachs expressed no view or opinion as to the Amneal Forecasts or the assumptions on which they were based. A summary of the Amneal Forecasts is set forth below.
Amneal Forecasts (amounts in millions and shown for fiscal year end 12/31)

	2026E	2027E	2028E	2029E	2030E	2031E	2032E	2033E	2034E	2035E
Total Net Revenue	78	181	342	571	715	874	1,124	1,218	1,315	1,333
Gross Profit	4	66	175	338	443	557	732	789	855	855
EBIT (excl. synergies)	(140)	(98)	(72)	35	121	235	401	473	562	564
EBIT (incl. synergies)	(123)	(97)	(29)	93	141	255	421	493	582	584
NOPAT (excl. synergies)	(140)	(98)	(72)	35	118	185	321	386	456	460
NOPAT (incl. synergies)	(123)	(97)	(29)	93	133	200	336	402	471	475
UFCF (excl. synergies)	(179)	(122)	(69)	26	88	153	267	358	427	444
UFCF (incl. synergies)	(146)	(93)	0	75	104	168	282	374	443	459

1.	Gross profit: We define gross profit as total net revenue minus cost of goods sold.
2.
EBIT: We define Earnings Before Interest and Taxes as gross profit minus selling, general and administrative expenses, research and development expenses, profit share for certain commercial products, depreciation, and amortization, plus certain synergies (if applicable).

3.	NOPAT: We define Net Operating Profit After Tax as EBIT minus cash taxes paid.
4.
UFCF: We define Unlevered Free Cash Flow as NOPAT plus depreciation and amortization, plus certain tax attributes and certain synergies (if applicable), and minus capital expenditures, minus changes in net working capital, and other.

Other Forecasts
As described in the section above entitled “The Transaction Proposal (Proposal Number 1) – Background of the Transaction”, during the course of its consideration of the Transaction, the Independent Committee also received and reviewed (i) forecasts of Kashiv that were prepared by Kashiv management (which are referred to as the “Kashiv Forecasts” in the section above entitled “The Transaction Proposal (Proposal Number 1) – Background of

the Transaction” and in this section as well) and (ii) forecasts of Kashiv incorporating certain adjustments to the Kashiv Forecasts that the Co-CEOs and other members of Amneal management proposed based on their preliminary evaluation of a Potential Transaction prior to Amneal management conducting due diligence, inclusive of finalizing its revenue assessment and evaluating the cost structure of Kashiv. While the Independent Committee received and reviewed these other forecasts in its consideration of the Transaction, it did not adopt or otherwise endorse these other forecasts and instructed Goldman Sachs not to use or rely on these other forecasts in connection with its financial analyses that are summarized above under “The Transaction Proposal (Proposal Number 1) – Opinion of Financial Advisor to the Independent Committee”. A summary of these other forecasts is set forth below.
(i) Kashiv Forecasts (amounts in millions and shown for fiscal year end 12/31)

	2026E	2027E	2028E	2029E	2030E	2031E	2032E	2033E	2034E	2035E
Total Net Revenue	168	548	1,195	1,664	2,270	2,655	2,965	3,038	3,276	3,553
Gross Profit	104	413	886	1,217	1,682	1,982	2,221	2,253	2,445	2,687
EBITDA	(4)	253	651	945	1,311	1,586	1,795	1,823	1,988	2,190
Capex	(56)	(25)	(16)	(17)	(28)	(29)	(29)	(29)	(29)	(29)

1.	Gross profit: We define gross profit as total net revenue minus cost of goods sold.
2.
EBITDA: We define Earnings Before Interest, Taxes, Depreciation and Amortization as gross profit minus selling, general and administrative expenses, research and development expenses, and profit share for certain commercial products.

(ii) Adjusted Kashiv Forecasts (amounts in millions and shown for fiscal year end 12/31)

	2026E	2027E	2028E	2029E	2030E
Total Net Revenue	129	434	1,478	1,746	2,039
Gross Profit	68	306	1,039	1,212	1,467
EBITDA	(58)	42	669	888	1,112
UFCF	(118)	1	507	821	1,044

1.	Gross profit: We define gross profit as total net revenue minus cost of goods sold.
2.
EBITDA: We define Earnings Before Interest, Taxes, Depreciation and Amortization as gross profit minus selling, general and administrative expenses, research and development expenses, and profit share for certain commercial products.

3.	UFCF: We define Unlevered Free Cash Flow as NOPAT plus depreciation and amortization, minus capital expenditures, minus changes in net working capital, and other.
General
The Amneal Forecasts and the other forecasts described in this section (collectively, the “Forecasts”) were not prepared with a view to public disclosure or with a view toward compliance with SEC rules and are included in this proxy statement only because they were received and reviewed by the Independent Committee and, in the case of the Amneal Forecasts, were provided to Goldman Sachs for its use and reliance in connection with its financial analyses summarized above under “The Transaction Proposal (Proposal 1) – Opinion of Financial Advisor to the Independent Committee.” The Forecasts were not prepared with a view to compliance with accounting principles generally accepted in the United States of America (“GAAP”), the published guidelines of the SEC regarding forecasts and forward-looking statements or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. The Forecasts were prepared by, and are the responsibility of, the persons noted as having prepared them. Neither Ernst & Young LLP (“E&Y”), Amneal’s independent auditor, nor Grant Thornton LLP (“Grant Thornton”), Kashiv’s independent auditor, nor any other audit or accounting firm, has audited, reviewed, examined, compiled or applied agreed-upon procedures with respect to the Forecasts and, accordingly, no such audit or accounting firm expresses an opinion or any other form of assurance with respect thereto. The E&Y report incorporated by reference in this proxy statement relates to Amneal’s historical financial statements and the Grant Thornton report included in this proxy statement relates to Kashiv’s historical financial statements. Neither of such audit reports extends to the Forecasts nor should it be read to do so. The Forecasts were prepared solely for internal use and are subjective in many respects. The parties have not made any representations and warranties to each other, in the purchase agreement or otherwise, concerning any projected financial information, including the Forecasts.

The Forecasts are forward-looking statements. Although this summary of the Forecasts is presented with numerical specificity, the Forecasts reflect numerous variables, assumptions and estimates as to future events that the preparer of the applicable Forecasts believed were reasonable at the time such Forecasts were prepared, taking into account the relevant information available to such person at the time and presented as of the time of the preparation, to the best of such person’s knowledge and belief, the expected course of action and the expected future financial performance of Kashiv as described above and subject to certain assumptions and limitations. Such variables, assumptions and estimates are inherently uncertain and many are beyond the control of Amneal, Kashiv and other persons. Amneal cautions shareholders that future results could be materially different from the Forecasts. Because the Forecasts cover multiple years, by their nature, they become less predictive with each successive year. The information contained in the Forecasts is not fact and should not be relied upon as being necessarily indicative of actual future results. The Forecasts are subject to estimates and assumptions in many respects and, as a result, subject to interpretation. These estimates and assumptions may prove inaccurate for any number of reasons, including general economic conditions, competition and other risks. For information on factors that may cause Amneal’s future results to materially vary, see the section of this proxy statement entitled “Cautionary Statement Regarding Forward-Looking Statements”, beginning on page 27 of this proxy statement.
In addition, the Forecasts do not take into account any circumstances or events occurring after the date that they were prepared and, except to the extent specifically contemplated by the line items in the Amneal Forecasts that include synergies, do not give effect to the Transaction. Because the Forecasts were developed on a stand-alone basis without, other than as specifically noted in the immediately preceding sentence, giving effect to the Transaction, they do not reflect any divestitures or other restrictions that may be imposed in connection with the receipt of any necessary governmental or regulatory approvals, any synergies realized as a result of the Transaction (except as specifically noted above) or any changes to Amneal’s operations or strategy that may be implemented after completion of the Transaction. As a result, for these and other reasons noted herein, there can be no assurance that the Forecasts will be realized, and actual results may be materially better or worse than those contained in the Forecasts. The inclusion of this information should not be regarded as an indication that Amneal, the Independent Committee, the Amneal Board, Goldman Sachs, Kashiv and their respective representatives or affiliates or any other recipient of this information considered, or now considers, the Forecasts to be necessarily predictive of actual future results. The summary of the Forecasts is not included in this proxy statement to induce any stockholder to vote in favor of the transaction proposal, the stock issuance proposal or the adjournment proposal or to take or not take any other action.
Except to the extent required by applicable federal securities laws, Amneal does not intend to, and expressly disclaims any responsibility to, update or otherwise revise the Forecasts to reflect circumstances existing after the date when the Forecasts were prepared or to reflect the occurrence of future events or changes in general economic or industry conditions, even in the event that any of the assumptions underlying the Forecasts are shown to be in error. By including in this document a summary of certain financial projections, neither Amneal nor any of its representatives or advisors (including Goldman Sachs) nor Kashiv or its representatives or affiliates makes any representation to any person regarding the ultimate performance of Amneal or Kashiv compared to the information contained in such financial forecasts and should not be read to do so.
Certain of the measures included in the Forecasts may be considered non-GAAP financial measures. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by Amneal may not be comparable to similarly titled amounts used by other companies. With the consent of the Independent Committee, the non-GAAP financial measures were relied upon by Goldman Sachs in connection with its financial analyses summarized above under “The Transaction Proposal (Proposal 1) – Opinion of Financial Advisor to the Independent Committee”, beginning on page 50 of this proxy statement, and by the Independent Committee in connection with its consideration of the Transaction. Financial measures provided to a financial advisor in connection with a business combination transaction are excluded from the definition of non-GAAP financial measures and therefore are not subject to SEC rules regarding disclosures of non-GAAP financial measures, which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure. Reconciliations of non-GAAP financial measures were not relied upon by Goldman Sachs for purposes of its financial analyses and opinion or by the Independent Committee in connection with its consideration of the Transaction. Amneal has not provided reconciliations of the non-GAAP financial measures included in these projections to the comparable GAAP measure due to the lack of reasonably accessible or reliable comparable GAAP measures for these measures and the inherent difficulty in forecasting and quantifying the measures that are necessary for such reconciliation. Accordingly, a reconciliation of the financial measures is not included herein.
Interests of Amneal’s Executive Officers and Directors in the Transaction
In considering the recommendations of the Independent Committee and the Amneal Board that you vote to approve the transaction proposal and the stock issuance proposal, you should be aware that, aside from their interests as Amneal stockholders, certain Amneal directors and executive officers may have interests in the Transaction that are different from, or in addition to, the interests of Amneal stockholders generally, which may create potential conflicts of interest. These interests are described in more detail below. Each of the Independent Committee and the Amneal Board was aware of these interests and considered them when it approved the purchase agreement, the Transaction and the stock issuance.
Chirag Patel, President and Co-Chief Executive Officer of Amneal and a member of the Amneal Board, Chintu Patel, Co-Chief Executive Officer of Amneal and a member of the Amneal Board, and Gautam Patel, a member of the Amneal Board, each serve on the board of managers of Kashiv and beneficially own, directly or indirectly, including through certain revocable or irrevocable trusts for the benefit of their immediate families, outstanding equity securities of Kashiv. In addition, Chirag Patel, Chintu Patel, Gautam Patel, Ted Nark and Shlomo Yanai have been designated as members of the Amneal Board by the Amneal Group (which, together with their affiliates and certain assignees, owned Amneal when it was a private company). Certain members of the Amneal Group and their affiliates are sellers and equityholders of Kashiv (though neither of Messrs. Nark nor Yanai are sellers or equityholders of Kashiv).
In addition, Mr. Gautam Patel, a member of the Amneal Board, is a managing director of Tarsadia Investments, which is an affiliate of each of the Amneal Group, Kashiv, and the sellers.
As discussed in “The Transaction – Background of the Transaction” beginning on page 36, pursuant to the authority delegated to the Independent Committee, set forth in Section IV of the charter of the Independent Committee, the Independent Committee has the authority to review and approve, among other things, any related person transaction. On June 25, 2025, the Amneal Board adopted resolutions delegating to the Independent Committee the sole and exclusive power and authority, to the fullest extent permissible by the DGCL, to exercise all of the authority of the Amneal Board with respect to the review, consideration, negotiation, approval, recommendation, rejection, non-approval and non-recommendation of a potential transaction to acquire Kashiv.
Additional information regarding the material business and other relationships of the executive officers and directors of Amneal with Kashiv is described in Amneal’s Proxy Statement for its 2026 annual meeting of stockholders on Schedule 14A, which is incorporated by reference into this proxy statement, and the table of the beneficial ownership of certain beneficial owners and management in this proxy statement. See “Where You Can Find Additional Information” beginning on page 133 of this proxy statement and “Security Ownership of Certain Beneficial Owners and Management” beginning on page 128 of this proxy statement.
Financing of the Transaction
Amneal’s obligation to consummate the Transaction is not subject to any financing condition. Amneal has represented to the sellers in the purchase agreement that Amneal will have at the closing sufficient unrestricted cash on hand or other sources of immediately available funds to enable it to make payment of the cash consideration due to the sellers at the closing.
Regulatory Approvals Required for the Transaction
Under the purchase agreement and subject to certain limitations, each party has agreed to use its commercially reasonable efforts to, among other things, promptly consummate and make effective the transactions contemplated by the purchase agreement. Completion of the Transaction is conditioned upon, among other things, the satisfaction of (x) the HSR Act Condition and (y) the India Conditions.
Antitrust
Under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended (“HSR Act”), the Transaction may not be completed until notifications have been filed with and certain information has been furnished to the U.S. DOJ and the U.S. FTC and all statutory waiting period requirements have been satisfied. Amneal and Kashiv made the necessary filings required to be made under the HSR Act effective as of May 19, 2026. In the absence of a grant of early termination or the issuance of a request for additional information, the statutory waiting period under the HSR Act will expire at 11:59 p.m. (Eastern Time) on June 18, 2026.
At any time before or after the completion of the transaction, the U.S. DOJ or the U.S. FTC could take action under the U.S. antitrust laws, including seeking to prevent the Transaction, to rescind the Transaction or to clear the Transaction subject to the divestiture of assets of Kashiv or Amneal or subject to other remedies. In addition, U.S. state attorneys general could take action under the antitrust laws as they deem necessary or desirable in the public interest, including without limitation seeking to enjoin the completion of the transactions contemplated by the purchase agreement or permitting completion subject to the divestiture of assets of Kashiv or Amneal or other remedies. Private parties may also seek to take legal action under the antitrust laws under some circumstances. There can be no assurance that a challenge to the transactions contemplated by the purchase agreement on antitrust grounds will not be made or, if such challenge is made, that it would not be successful.
To the extent required by applicable law, (i) each party will supply as promptly as reasonably practicable any additional information and documentary material that may be requested by any governmental authority (including the U.S. DOJ and the U.S. FTC) beyond the initial HSR Act filings that have already been made, (ii) each party will cooperate in connection with making any filing under any other applicable antitrust or competition laws and in connection with resolving any investigation or other inquiry commenced by any governmental authority, including the U.S. FTC, the U.S. DOJ, or the office of any state attorney general or any proceeding initiated by a private party, (iii) each party will promptly inform the other parties of any material communication received by such party from, or given by such party to, the U.S. DOJ or the U.S. FTC, or any other governmental authority and of any material communication received or given in connection with any proceeding by a private party, and (iv) each party will permit the other parties to review any material communication given by it to, and consult with each other in advance of, any meeting or conference with the U.S. DOJ or the U.S. FTC, or any other governmental authority or, in connection with any proceeding by a private party with any other person, and to the extent not prohibited by the U.S. DOJ or the U.S. FTC, or any other governmental authority or other person, give the other parties the opportunity to attend and participate in such meetings and conferences. The filing fees of Amneal and Kashiv in connection with the filings to be made under the HSR Act will be borne by Amneal. For the avoidance of doubt, each party will be responsible for its own legal fees for preparing its portion of the HSR Act filings.
India Foreign Direct Investment
Required regulatory approvals under Indian law will be sought in connection with the Transaction. Specifically, the Transaction is subject to certain Indian laws or regulations related to foreign investment in the brownfield pharmaceutical sector.
Pursuant to the purchase agreement, Amneal, Kashiv and the seller representative have agreed to use commercially reasonable efforts to support Kashiv and/or Kashiv Biosciences Private Limited to promptly file an application seeking to obtain all such authorizations, consents, orders and approvals from the Department of Pharmaceuticals, Government of India, in relation to the indirect transfer of shares of Kashiv Biosciences Private Limited and Kashiv Research Private Limited, Kashiv’s two subsidiaries located in India, under the (Indian) Foreign Exchange Management Act 1999 (“FEMA”). Kashiv submitted an application for prior written unconditional approval of the Transaction from the Department of Pharmaceuticals, Government of India under FEMA on June 15, 2026.
General
Each party will use its commercially reasonable efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable law or otherwise to promptly consummate and make effective the transactions contemplated by the purchase agreement, in each case only as applicable to such party; (ii) obtain all authorizations, consents, orders and approvals of, and give all notices to and make all filings with, all governmental authorities and other third parties that may be or become necessary for the performance of such party’s obligations under the purchase agreement and the consummation of the transactions contemplated by the purchase agreement, including those consents set forth in the disclosure schedules; (iii) lift or rescind any injunction or restraining order or other order adversely affecting the ability of such party to consummate the transactions contemplated by the purchase agreement; and (iv) fulfill all conditions to such party’s obligations under the purchase agreement. Each party will cooperate fully with the other parties in promptly seeking to obtain all such authorizations, consents, orders and approvals, giving such notices, and making such filings.

Notwithstanding the foregoing or anything to the contrary in the purchase agreement, nothing in the purchase agreement will require any party to (and Kashiv and the sellers will not without Amneal’s written consent) commit to or effect, by consent decree, hold separate orders, trust, or otherwise, (i) the sale, license, holding separate or other disposition of assets or businesses of any party, (ii) terminating, relinquishing, modifying or waiving existing relationships, ventures, contractual rights, obligations or other arrangements of any party, (iii) taking or committing to take actions that limit any party’s freedom of action with respect to, or its ability to retain, one or more of the businesses, product lines or assets of any party, (iv) creating any relationships, ventures, contractual rights, obligations or other arrangements of any party, (v) commencing litigation relating to the purchase agreement, or (vi) agreeing to any other structural or behavioral remedy. Notwithstanding the foregoing or anything to the contrary set forth in the purchase agreement, in connection with obtaining such consents from third parties, no party will be required to make payments, commence litigation or agree to modifications of the terms and conditions of any agreements with third parties and no such modifications will be made to any contract of Kashiv and its subsidiaries without the prior written consent of Amneal, which consent will not be unreasonably withheld, conditioned or delayed. In addition, in connection with obtaining such consents from third parties, no party need waive any substantial rights, agree to any material restriction on the conduct of its and its affiliates’ business or agree to any substantial limitation on its operations or to dispose of any assets, including assets of Kashiv and its subsidiaries.
Each party will promptly inform the other parties of any material communication made to, or received by, such party from any antitrust governmental authority or any other governmental authority regarding any of the transactions contemplated by the purchase agreement. Each party will permit the other parties to review in advance any proposed material communication by it to any governmental authority (but, for the avoidance of doubt, not including (i) any interactions not relating to the transactions contemplated by the purchase agreement, and/or (ii) any disclosure which is not permitted under applicable law; provided, that with respect to this clause (ii), each party will use commercially reasonable efforts to provide access to such information in a manner that does not violate such law); provided, however, that materials may be redacted (A) to remove references concerning valuation, (B) as necessary to comply with contractual arrangements, and (C) as necessary to address reasonable privilege concerns. No party will agree to participate in any meeting or conference with any governmental authority in respect of any filings, investigation or other inquiry relating to the matters that are the subject of the purchase agreement unless it consults with the other parties in advance and, to the extent not prohibited by such governmental authority, gives the other parties the opportunity to attend and participate at such meeting or conference. Each party will provide the other parties with copies of all material correspondence, filings or communications between it or any of its representatives, on the one hand, and any governmental authority or members of its staff, on the other hand, with respect to the purchase agreement and the transactions contemplated by the purchase agreement (but, for the avoidance of doubt, not including any disclosure which is not permitted by applicable law; provided, that each party will use commercially reasonable efforts to provide access to such information in a manner that does not violate such law); provided, however, that materials may be redacted (A) to remove references concerning valuation, (B) as necessary to comply with contractual arrangements, and (C) as necessary to address reasonable privilege concerns. Amneal, Kashiv and the seller representative may, as they deem advisable and necessary, designate any competitively sensitive materials provided to the other under the terms described in this section of this proxy statement entitled “Regulatory Approvals Required for the Transaction” as “outside counsel only”. Such materials and the information contained therein will be given only to the outside legal counsel of the recipient and will not be disclosed by such legal counsel to non-legal employees, officers, or directors of the recipient without the advance written consent of the party providing such materials. In addition, subject to applicable law, Amneal and the seller representative will consult and cooperate with each other in advance in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, and proposals made or submitted to any governmental authority regarding the transactions contemplated by the purchase agreement by or on behalf of any party. Amneal will be entitled to control and lead, in consultation with the other parties, all communications and strategy with any governmental authority regarding antitrust matters and to direct, in consultation with the other parties, the antitrust defense of the transactions contemplated by the purchase agreement (and Kashiv and the sellers will not make any agreement with any governmental authority without Amneal’s written consent).
Material U.S. Federal Income Tax Consequences of the Transaction
There are no material U.S. federal income tax consequences to Amneal stockholders as a result of their ownership of Amneal common stock that will result from the Transaction and the issuance of Amneal Class A common stock pursuant to the Transaction.

No Appraisal Rights
Amneal’s stockholders are not entitled to appraisal rights in connection with the Transaction or stock issuance proposal.

THE MEMBERSHIP INTEREST PURCHASE AGREEMENT
The following discussion sets forth the principal terms of the purchase agreement, a copy of which is attached as Annex A to this proxy statement and is incorporated by reference herein. The rights and obligations of the parties are governed by the express terms and conditions of the purchase agreement and not by this discussion, which is summary by nature. This discussion is not complete and is qualified in its entirety by reference to the complete text of the purchase agreement. You are encouraged to read the purchase agreement carefully and in its entirety, as well as this proxy statement and any documents incorporated by reference herein carefully and in their entirety, before making any decisions regarding the Transaction.
Explanatory Note Regarding the Purchase Agreement
The purchase agreement and this summary of its terms have been included to provide you with information regarding the terms of the purchase agreement. Factual disclosures about Amneal contained in this proxy statement or in Amneal’s public reports filed with the SEC may supplement, update or modify the factual disclosures about Amneal contained in the purchase agreement and described in this summary. The representations, warranties and covenants made in the purchase agreement by Amneal, Kashiv, the sellers and the seller representative were qualified and subject to important limitations agreed to by Amneal, Kashiv, the sellers and the seller representative in connection with negotiating the terms of the purchase agreement. In particular, in your review of the representations and warranties contained in the purchase agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purposes of establishing the circumstances in which a party to the purchase agreement may have the right not to close the Transaction if the representations and warranties of the other party prove to be untrue, due to a change in circumstance or otherwise, and allocating risk between the parties to the purchase agreement, and were not intended by the parties to the purchase agreement to be a characterization of the actual state of facts or condition of Amneal, Kashiv, the sellers and the seller representative, except as expressly stated in the purchase agreement. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the SEC, and in some cases were qualified by confidential disclosures that were made by Amneal, Kashiv, the sellers and the seller representative, which disclosures are not reflected in the purchase agreement. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed since the signing date and subsequent developments or new information qualifying a representation or warranty may have been included in this proxy statement or in the public filings made by Amneal with the SEC.
Additional information about Amneal may be found elsewhere in this proxy statement and Amneal’s other public filings. See “Where You Can Find Additional Information” beginning on page 133 of this proxy statement.
Closing Consideration
In consideration for the sale and transfer of the Kashiv membership interests and each seller’s agreement to be bound by the terms of the purchase agreement, at the closing Amneal will deliver or cause to be delivered to the sellers (to be allocated by the seller representative among the sellers in accordance with the allocation schedule) (a) an aggregate amount in cash equal to $375,000,000, subject to certain purchase price adjustments including for cash, the funding of operations between the signing and the closing (subject to a cap equal to the product of $20,000,000 and the number of months (including prorated months) between signing and closing), indebtedness, transaction expenses and working capital fluctuations (relative to a target), plus (b) 28,942,108 shares of Amneal Class A common stock.

Contingent Payments
Milestone Payments
The purchase agreement provides that, following the closing and the achievement of a milestone event for the applicable designated product (but no later than forty-five days following the date of such achievement), Amneal will pay to the account(s) specified by the seller representative by wire transfer of immediately available funds (to be allocated by the seller representative among the sellers in accordance with the allocation schedule), the amount shown below opposite such applicable milestone event, without interest. Each milestone payment is a one-time contingent payment. The aggregate amount of all milestone payments for first tranche milestones pursuant to the purchase agreement will not exceed $250,000,000. The aggregate amount of all milestone payments for second tranche milestone pursuant to the purchase agreement will not exceed $100,000,000.

First Tranche Milestones
Designated Product	Milestone Events	Milestone Payment
Abatacept product (bOrencia)
Receipt of regulatory approval for one or more of the delivery types for the Abatacept product is on or before 9/30/2028, with all such regulatory approvals, taken together, resulting in the calculation of “value” exceeding 80%; or

The Abatacept product is the first or second biosimilar to Orencia to receive regulatory approval for one or more of its delivery types that, taken together, result in the calculation of “value” exceeding 80%, with such receipt of regulatory approval for all such delivery types occurring on or before the date that is five years after closing (the “fifth anniversary”).
		$50,000,000

Certolizumab pegol product (bCimzia)	Receipt of regulatory approval for one or more of the delivery types for the Certolizumab pegol product is on or before 12/31/2028, with all such regulatory approvals, taken together, resulting in the calculation of “value” exceeding 80%; or The Certolizumab pegol product is the first or second biosimilar to Cimzia to receive regulatory approval for one or more of its delivery types that, taken together, result in the calculation of “value” exceeding 80%, with such receipt of regulatory approval for all such delivery types occurring on or before the fifth anniversary.	$50,000,000

Dulaglutide product (bTrulicity)	Receipt of regulatory approval for one or more of the delivery types for the Dulaglutide product is on or before 12/31/2028, with all such regulatory approvals, taken together, resulting in the calculation of “value” exceeding eighty percent (80%); or The Dulaglutide product is the first or second biosimilar to Trulicity to receive regulatory approval for one or more of its delivery types that, taken together, result in the calculation of “value” exceeding 80%, with such receipt of regulatory approval for all such delivery types occurring on or before the fifth anniversary.	$25,000,000

First Tranche Milestones
Designated Product	Milestone Events	Milestone Payment
Omalizumab product (bXolair)	Receipt of regulatory approval for one or more of the delivery types for the Omalizumab product is on or before 9/30/2027, with all such regulatory approvals, taken together, resulting in the calculation of “value” exceeding 80%; or The Omalizumab product is the first or second biosimilar to Xolair to receive regulatory approval for one or more of its delivery types that, taken together, result in the calculation of “value” exceeding 80%, with such receipt of regulatory approval for all such delivery types occurring on or before the fifth anniversary.	$50,000,000

Pancrelipase product (bCreon)	Receipt of regulatory approval for one or more of the delivery types for the Pancrelipase product is on or before 12/31/2028, with all such regulatory approvals, taken together, resulting in the calculation of “value” exceeding 80%; or The Pancrelipase product is the first or second biosimilar to Creon to receive regulatory approval for one or more of its delivery types that, taken together, result in the calculation of “value” exceeding 80%, with such receipt of regulatory approval for all such delivery types occurring on or before the fifth anniversary.	$50,000,000

Romiplostim product (bNplate)	Receipt of regulatory approval for one or more of the delivery types for the Romiplostim product is on or before 9/30/2028, with all such regulatory approvals, taken together, resulting in the calculation of “value” exceeding 80%; or The Romiplostim product is the first or second biosimilar to Nplate to receive regulatory approval for one or more of its delivery types that, taken together, result in the calculation of “value” exceeding 80%, with such receipt of regulatory approval for all such delivery types occurring on or before the fifth anniversary.	$25,000,000

Second Tranche Milestone
Designated Product	Milestone Event	Milestone Payment
Pancrelipase product (bCreon)	On or before the Pancrelipase trigger date, the Pancrelipase product has commercially launched in the United States (such condition, the “pancrelipase commercial launch”); and During the twelve-month period commencing on the date of the pancrelipase commercial launch, there is no more than one other biosimilar to Creon that has commercially launched in the United States by a third party.	$100,000,000

For purposes of the purchase agreement, “value” means, with respect to determining if a first tranche milestone for a given designated product has been achieved, the fraction A/B expressed as a percentage, where A is the cumulative U.S. sales (over a twelve (12)-month period) of all delivery types for the reference product for such designated product that have received regulatory approval, and B is the cumulative U.S. sales (over the same twelve (12)-month period) of all delivery types for the reference product for such designated product. Each of A and B will be determined from data currently identified as “Sales $” as provided in the National Sales Perspective report by IQVIA in the commercially available SMART Syndicated Data Analytics - US Edition. If such data or report become no longer available, Amneal and the seller representative will confer and reasonably agree on a substitute that most closely corresponds to such data or report. The twelve (12)-month period will be, for each designated product, the period ending on the last day of the month preceding the month in which the most recent delivery type has received regulatory approval.
For purposes of the purchase agreement, “reference product” has the meaning set forth in 42 U.S.C. § 262(i)(4) as it exists as of signing.
Royalty Payments
Amneal will make royalty payments based on gross profits arising from certain products of Kashiv on the terms and conditions set forth in the purchase agreement, which are described below.
For purposes of the purchase agreement, “royalty term” means the twelve (12)-year period from and after the first day of the first (1st) full calendar quarter commencing on or after the closing date.
For purposes of the purchase agreement, “royalty periods” means: if the royalty term begins in 2026, the following time periods during the royalty term: (A) the period from the beginning of the royalty term through December 31, 2026; (B) each twelve (12)-month period from January 1 through December 31 for each of the calendar years 2027 through 2037; and (C) the period from January 1, 2038 until the end of the royalty term in 2038; and if the royalty term begins in 2027, the following time periods during the royalty term: (A) the period from the beginning of the royalty term through December 31, 2027; (B) each twelve (12)-month period from January 1 through December 31 for each of the calendar years 2028 through 2038; and (C) the period from January 1, 2039 until the end of the royalty term in 2039.
For purposes of the purchase agreement, “royalty quarter” means each of the first (1st), second (2nd), and third (3rd) calendar quarter during each royalty period of the royalty term, in each case to the extent such calendar quarter is fully encompassed by such royalty period.
For purposes of the purchase agreement, “net sales” means for each product: (a) the calculated worldwide net sales used by Amneal in preparation of its audited financial statements, prepared in accordance with GAAP consistently applied in accordance with Amneal’s accounting practices in effect as of signing, arising from royalty income relating to such product, service revenue such as research-and-development service revenue relating to such product, and sales of such product by or on behalf of the specified parties, their successors or assigns to independent third parties; provided, that credits, returns, rebates (including government rebates), reimbursements, fees, allowances, charge-backs, and all other deductions from gross sales to net sales as recorded and used by Amneal in preparation of its audited financial statements in accordance with GAAP consistently applied in accordance with Amneal’s accounting practices in effect as of signing will be recorded as deductions in the period in which the underlying sale occurred to the extent reasonably identifiable, and otherwise in the period finally settled, consistently applied and with disclosure in Amneal’s royalty reports of any material timing differences; plus (b) the calculated gross profit or other category of income or revenue used by Amneal in preparation of its audited financial statements, prepared in accordance with GAAP consistently applied in accordance with Amneal’s accounting practices in effect as of signing, comprising up-front payments; license fees; milestone payments based on development, regulatory, or commercial events; and other applicable portion of any consideration received by Amneal or its affiliates from or on behalf of third parties in any transaction or series of related transactions (worldwide) in exchange for any grant of rights to a third party to develop, manufacture, or sell product on such third party’s own behalf and not as Amneal’s or Amneal’s affiliates’ agent or distributor, subject to the following: (i) any up-front, milestone, or fixed payment will be included in this calculation in the calendar quarter in which it was received, even if Amneal’s accounting practices would be to recognize revenue from such payment in a different calendar year or over a period of time; (ii) to avoid double counting, no consideration included in clause (a) of this definition of “net sales” will be included in this clause (b); and (iii) clause (b) is not intended to include amounts paid to Amneal by a third party for work performed or to be performed by Amneal or its affiliates as a contract development and manufacturing organization for such third party.
For purposes of the purchase agreement, “gross profits” means net sales less cost of goods sold for each product that consolidate into Amneal’s audited financial statements, prepared in accordance with GAAP consistently applied in accordance with Amneal’s accounting practices in effect as of the signing date.
For purposes of the purchase agreement “cost of goods sold” means, with respect to all products (taken together as a whole), the calculated cost of goods sold used by Amneal in preparation of its audited financial statements, prepared in accordance with GAAP consistently applied in accordance with Amneal’s accounting practices in effect as of signing (including total facility costs and any other cost of goods sold not specifically attributable to any product), but excluding any amounts or allocations for any of the following, whether included in the calculation of cost of goods sold under GAAP or otherwise, without duplication: (i) purchase price adjustment; (ii) depreciation or amortization (including, without limitation, amortization of goodwill); and (iii) impairment of intangible assets.
Within forty-five (45) days following the end of each royalty quarter, Amneal will provide to the seller representative a report (each, a “royalty quarter report”) specifying net sales and gross profits in respect of such royalty quarter and the preceding royalty quarter(s) for such royalty period.
Within forty-five (45) days following the end of each royalty period, Amneal will provide to the seller representative a report (each, a “royalty period report”) specifying net sales and gross profits for such royalty period. Each royalty period report will separately set forth (A) gross sales, (B) total deductions by category under the definition of net sales, (C) net sales, (D) cost of goods sold (for the avoidance of doubt, on an aggregate basis rather than on a product-by-product basis) and (E) the resulting gross profits. Gross sales, total deductions and net sales will be reported on a product-by-product basis. Cost of goods sold and gross profits will be reported on an aggregate basis.
If gross profits reported on any royalty quarter report exceed the “excluded profits” shown below for the corresponding royalty period, then within forty-five (45) days following the end of such royalty quarter, Amneal will pay, by wire transfer of immediately available funds, to the sellers (to be allocated by the seller representative among the sellers in accordance with the allocation schedule) a cash payment equal to twenty-five percent (25%) of the amount by which such reported gross profits exceed such excluded profits less the sum of any amounts with respect to which royalty payments were already made for such royalty period, with no addition of interest (each such payment, a “quarterly royalty payment”). Except as provided in the penultimate sentence of the following paragraph, in no event will Amneal be entitled to any payment, refund, or credit if gross profits for any one or more royalty quarters do not exceed the excluded profits for the corresponding royalty period.
Within forty-five (45) days following the end of each royalty period, Amneal will pay, by wire transfer of immediately available funds, to the sellers (to be allocated by the seller representative among the sellers in accordance with the allocation schedule) a cash payment equal to twenty-five percent (25%) of the amount, if any, by which gross profits for the applicable royalty period exceed the excluded profits for the corresponding royalty period less the sum of any amounts with respect to which quarterly royalty payments (if any) were already made for such royalty period (each such payment, an “annual royalty payment”, and the quarterly royalty payments and the annual royalty payments, taken together, the “royalty payments”) and less any amounts that Amneal sets off from such payment in accordance with this paragraph, with no addition of interest. If the sum of quarterly royalty payments made for any royalty period exceed the amount that, absent the application of the immediately preceding paragraph, would equal the annual royalty payment due for such royalty period, then Amneal will be entitled to set off from any subsequent payments due to the sellers under the purchase agreement all or any portion of such excess. With the exception of such set-off right, in no event will Amneal be entitled to any payment, refund, or credit if gross profits for any one or more royalty periods do not exceed the excluded profits for the corresponding royalty periods.
In the case of any royalty period that is shorter than one (1) calendar year, the excluded profits for such royalty period will be pro-rated accordingly based on the number of days during such royalty period divided by three hundred sixty-five (365).

Royalty Period	Excluded Profits
2026	$25,900,000
2027	$103,325,000
2028	$221,475,000
2029	$304,225,000
2030	$420,450,000
2031	$495,500,000
2032	$555,125,000
2033	$563,375,000
2034	$611,250,000
2035	$671,850,000
2036	$692,005,500
2037	$712,765,665
2038	$734,148,636
2039	$756,173,095

In the event that any contingent payment is made after the date on which it is due pursuant to the purchase agreement, Amneal will pay the amount of such contingent payment, plus interest from the date such contingent payment is due, at a rate of the lesser of (i) the prime rate as published in The Wall Street Journal in effect on the date such payment was required to be made and (ii) seven and one-half percent (7.5%) per annum (the “specified interest rate”).
If Amneal or any of its controlled affiliates grants a license or sublicense to a third party to sell a product and sales of such product by such third party would, under the terms of such license or sublicense, result in payments within the definition of “net sales,” Amneal will require such third party to agree (i) to account for and report net sales using the same methodology as if they were net sales of Amneal and (ii) to keep and maintain complete and accurate records of net sales for each calendar year, and retain such records for a period of three (3) years thereafter. In the case of a transaction subject to part (b) of the definition of “net sales,” this paragraph will not apply even if such transaction includes the grant of a sublicense.
Payment for Kashiv Membership Interests
The purchase agreement provides that, at the closing:
•
Amneal will pay or cause to be paid, on behalf of Kashiv and its subsidiaries, the total amount required to be paid to fully satisfy any and all obligations then due and payable under the Kashiv credit agreement as of the closing date in accordance with the payoff letters provided to Amneal prior to the closing;

•
Amneal will pay or cause to be paid, on behalf of Kashiv and its subsidiaries and the sellers, the portion of the estimated transaction expenses owed to any person specified on the schedule to be delivered to Amneal at the same time as the flow of funds memorandum to whom transaction expenses are owed (provided, that any portion of the estimated transaction expenses that are required to be reported on a Form W-2 or which are treated as salary or employee compensation will be paid by Kashiv and its subsidiaries through payroll (and less applicable withholding taxes and payroll deductions) to the applicable recipient on the first practical payroll date after the closing);

•
Amneal will pay or cause to be paid to the sellers (to be allocated by the seller representative among the sellers in accordance with the allocation schedule) an aggregate amount equal to the estimated closing payment minus the sum of (i) the $40 million adjustment escrow amount and (ii) the $2.15 million retention bonus escrow amount; and

•
Amneal will deliver or cause to be delivered to the sellers the equity consideration by instructing its transfer agent to credit book-entry accounts of the sellers with the number of shares of Amneal Class A common stock as allocated by the seller representative in accordance with the allocation schedule.

Representations and Warranties
The purchase agreement contains representations and warranties made by Amneal to sellers and by Kashiv, sellers and the seller representative to Amneal. Certain of the representations and warranties in the purchase agreement are subject to materiality or material adverse effect qualifications (that is, they will not be deemed to be inaccurate or incorrect unless their failure to be true or correct (a) is material, (b) would result in a material adverse effect on the party making such representation or warranty, subject to various exceptions specified in the purchase agreement, or (c) would prevent or materially delay the consummation of the transactions contemplated by the purchase agreement or prevent or materially impair or materially delay the ability of the party making such representation or warranty to perform its obligations under the purchase agreement). In addition, certain of the representations and warranties in the purchase agreement are subject to knowledge qualifications, which means that those representations and warranties would not be deemed untrue, inaccurate or incorrect as a result of matters of which certain individuals from the party making the representation (who are specified in qualifying the “knowledge” of such party for purposes of the purchase agreement) did not have actual knowledge after reasonable inquiry of their respective direct reports. Furthermore, each of the representations and warranties is subject to the qualifications set forth on the applicable disclosure schedule and, in the case of certain representations and warranties made by Amneal, the reports of Amneal filed after January 1, 2024 and prior to the signing date (but disregarding risk factor disclosures contained under the heading “risk factors,” or disclosures of risks set forth in any “forward-looking statements” disclaimer or any other statements that are similarly non-specific or cautionary, predictive or forward-looking in nature).
For purposes of the purchase agreement, “material adverse effect” means, with respect to any party, as the case may be, any occurrence, circumstance, condition, change, development or effect that, individually or in the aggregate, (a) has or would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the party together with its subsidiaries, taken as a whole; provided, however, that none of the following shall be deemed to constitute a material adverse effect: any occurrence, circumstance, condition, change, development or effect that: (i) impacts generally the industry in which the party operates, but only to the extent that such occurrence, circumstance, condition, change, development or effect does not have a disproportionate effect on the party as compared to other industry participants; (ii) arises from or relates to general business or economic conditions, but only to the extent that such occurrence, circumstance, condition, change, development or effect does not have a disproportionate effect on the party as compared to other industry participants; (iii) arises from any decline in the trading price of a party’s common stock or a failure, in and of itself, by the party to meet any internal or published projections, forecasts or revenue or earnings predictions for any period (provided, that any occurrence, circumstance, condition, change, development or effect that caused such decline or failure to meet projects, forecasts or revenue or earnings predictions shall not be excluded under this clause (iii)), (iv) arises from or relates to national or international political or social conditions, including the engagement by the U.S. in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon the U.S., or any of its territories, possessions, or diplomatic or consular offices or upon any military installation, equipment or personnel of the U.S., but only to the extent that such occurrence, circumstance, condition, change, development or effect does not have a disproportionate effect on the party as compared to other industry participants; (v) arises from or relates to financial, banking, or securities markets (including any disruption thereof and any decline in the price of any security or any market index), but only to the extent that such occurrence, circumstance, condition, change, development or effect does not have a disproportionate effect on the party as compared to other industry participants; (vi) arises from or relates to changes in GAAP, but only to the extent that such occurrence, circumstance, condition, change or effect does not have a disproportionate effect on the party as compared to other industry participants; (vii) arises from or relates to changes in applicable laws, but only to the extent that such occurrence, circumstance, condition, change, development or effect does not have a disproportionate effect on the party as compared to other industry participants; (viii) arises in connection with earthquake, flood, hurricanes, tornadoes, or other natural disasters, including pandemics (including COVID-19), but only to the extent that such occurrence, circumstance, condition, change, development or effect does not have a disproportionate effect on the party as compared to other industry participants; or (ix) arises from or relates to the announcement of the transactions contemplated hereby or (b) has or would reasonably be expected to prevent or materially impair the ability of such party to perform its obligations under the purchase agreement or to timely consummate the transactions contemplated by the purchase agreement.
In the purchase agreement, Amneal has made representations and warranties to the sellers regarding among other things, the following:
•	organization, good standing, authority and qualification to conduct its business;
•
corporate power and authority to execute and deliver the purchase agreement and the ancillary documents to which it is or will be a party, to perform its obligations thereunder and to consummate the transactions contemplated thereby;

•
the absence of violations of, or conflicts with, organizational documents, applicable law or regulation and certain contracts as a result of the execution, delivery and performance of the purchase agreement and the consummation of the transactions contemplated thereby;

•	the sufficiency of funds and the Amneal Class A common stock;
•	its investment intent;
•	its independent investigation;
•	brokers and finder’s fees;
•	absence of litigation;
•	capitalization;
•
the proper filing of reports with the SEC since January 1, 2024 (including the accuracy of the information contained in those reports) and the compliance with applicable listing and corporate governance rules and regulations of Nasdaq;

•	the compliance with GAAP with respect to financial statements included in or incorporated by reference in its SEC filings and other financial matters;
•	undisclosed liabilities; and
•
information related to Amneal and its subsidiaries included in this proxy statement or any other document filed by Amneal with any governmental authority in connection with the transactions contemplated by the purchase agreement.

In the purchase agreement, Kashiv has made representations and warranties to Amneal regarding, among other things, the following:
•	organization, good standing, authority and qualification to conduct its business and that of its subsidiaries;
•
corporate power and authority to execute and deliver the purchase agreement, the pre-signing reorganization documents and the ancillary documents to which it is or will be a party, to perform its obligations thereunder and to consummate the transactions contemplated thereby;

•
the absence of violations of, or conflicts with, organizational documents, applicable law or regulation and certain contracts or certain other documents as a result of the execution, delivery and performance of the performance of the purchase agreement or the pre-signing reorg documents, and the consummation of the transactions contemplated thereby;

•	certain indebtedness of Kashiv’s affiliates;
•	capitalization;
•	conduct in the ordinary course of business and the absence of any material adverse effect between December 31, 2024 and the signing date;

•	the absence of certain other actions between September 30, 2025 and the signing date;
•	certain financial statements and financial reporting practices;
•	compliance with applicable law (including possession of, and compliance with, applicable licenses);
•	absence of litigation and governmental orders;
•	intellectual property;
•	information technology matters, AI activities and data privacy;
•	title to assets and real property;
•	tax matters;
•	employee matters;
•	certain material contracts;
•	regulatory matters;
•	accounts receivable and accounts payable;
•	undisclosed liabilities, indebtedness and bank accounts;
•	conflicts of interests and affiliate transactions;
•	trade compliance and customs laws;
•	environmental matters;
•	insurance;
•	brokers and finder’s fee;
•
information related to Kashiv and its subsidiaries included in this proxy statement or any other document filed with the SEC in connection with the transactions contemplated by the purchase agreement; and

•	sufficiency of the assets, properties and rights of Kashiv and its subsidiaries to conduct the business of Kashiv.
In the purchase agreement, each seller and the seller representative has made representations and warranties to Amneal regarding, among other things, the following:
•	organization, good standing, authority and qualification to conduct its business;
•
corporate power and authority to execute and deliver the purchase agreement and the ancillary documents to which it is or will be a party, to perform its obligations thereunder and to consummate the transactions contemplated thereby;

•
the absence of violations of, or conflicts with, organizational documents, applicable law or regulation and certain contracts as a result of the execution, delivery and performance of the purchase agreement and the consummation of the transactions contemplated thereby;

•	absence of litigation;
•	brokers and finder’s fee; and
•	absence of certain claims.
In the purchase agreement, each seller has also made representations and warranties to Amneal regarding, among other things, the following:
•	ownership of membership interests;
•	necessary spousal or other approval;
•	investment intent, investment ability and accredited investor status; and
•	certain Indian law matters.

Conduct of Business Pending the Transaction
The purchase agreement provides that, unless Amneal otherwise consents in writing (which consent will not be unreasonably withheld, conditioned or delayed) and except as otherwise contemplated by the purchase agreement, as required by law or subject to certain exceptions in the disclosure schedules, during the period commencing on the signing date and terminating upon the earlier to occur of the closing and the termination of the purchase agreement pursuant to and in accordance with its terms, Kashiv will, and will cause its subsidiaries to, and the sellers with authority to instruct Kashiv will instruct Kashiv to, (i) conduct Kashiv’s business only in the ordinary course consistent with past practices in all material respects and (ii) use commercially reasonable efforts, consistent with past practices and policies, to (A) maintain the assets and properties of Kashiv and its subsidiaries in their current condition, normal wear and tear excepted, (B) keep available the services of Kashiv’s and its subsidiaries’ current officers and employees and preserve their relationships with employees, customers, suppliers, governmental authorities and others having business dealings with Kashiv and its subsidiaries, (C) continue to conduct all ongoing clinical trials and preclinical studies in accordance in all material respects with the protocols therefor in effect on the signing date and all applicable laws (including health care laws, the United States Federal Food, Drug, and Cosmetic Act and those portions of the Public Health Service Act applicable to biological products and biosimilars), and (D) incur and make the capital expenditures set forth in the disclosure schedules.
Unless Amneal otherwise consents in writing (which consent will not be unreasonably withheld, conditioned or delayed) and except as otherwise contemplated by the purchase agreement, as required by law or subject to certain exceptions in the disclosure schedules, during the period commencing on the signing date and terminating upon the earlier to occur of the closing and the termination of the purchase agreement pursuant to and in accordance with its terms, Kashiv will not, and will cause its subsidiaries not to, and the sellers with authority to instruct Kashiv shall instruct Kashiv not to:
•	amend any of the organizational documents of Kashiv or its subsidiaries;
•
(A) change the wages, salary, consulting or individual independent contractor fees, director fees, targets or metrics for bonuses or commissions, severance, pension, post-retirement, profit-sharing, welfare or other compensation or benefits of any of its service providers, or pay or agree to pay any bonus, commission or similar payment to any of its service providers, in each case of this clause (A), except in the ordinary course of business consistent with past practice for changes to the annual consulting fee or base salary of a service provider with a title below, with respect to service providers located in the U.S., senior manager and, with respect to service providers located in India, general manager, in an amount of (x) five percent (5%) or less per service provider and (y) three percent (3%) or less in the aggregate, or as otherwise required by the terms of any employee benefit plan as in effect immediately prior to December 31, 2024; (B) except as required by the terms of any employee benefit plan as in effect immediately prior to September 30, 2025, grant, or take any action to grant, any change in control, retention, transaction bonus, equity or equity-based or cash award to any service provider (including, such grants from, or arrangement with, any seller or the seller representative), (C) take any action to accelerate the vesting or payment (or lapse of restrictions) of any compensation or benefit (including, for the avoidance of doubt, any equity, equity-based or cash incentive awards) for any current or former service provider of Kashiv and its subsidiaries, other than as required by the terms of any employee benefit plan as in effect immediately prior to September 30, 2025 (including such actions by any seller) or (D) hire, engage, promote, or terminate (other than for cause) any service provider with a title of, with respect to service providers located in the U.S., senior manager or above and, with respect to service providers located in India, general manager or above;

•
enter into, adopt or amend or commit to enter into, adopt or amend any employee benefit plan (other than the entry into employment agreements, service agreements and offer letters with new hires not prohibited from being hired under the immediately preceding paragraph; provided, that any such employment agreement, service agreement or offer letter is entered into in the ordinary course of business consistent with past practice and is consistent in all material respects with the standard forms of Kashiv and its subsidiaries made available to Amneal);

•
enter into, adopt or amend or commit to enter into, adopt or amend any collective bargaining agreement or similar labor organization agreement or voluntarily recognize any labor union or similar organization;

•
incur any indebtedness for borrowed money, make any loans or advances, or assume, guarantee or otherwise become responsible for the obligations of any person, or subject any of its properties or assets to any encumbrance, except for the routine advancement of business expenses to employees in the ordinary course of business consistent with past practice;

•
enter into, materially amend or terminate (except to the extent expired pursuant to its terms) any material contract or real property lease (as such terms are defined in the purchase agreement) (or any contract, lease or sublease (as applicable) that would have, if in existence as of signing, constituted a material contract or real property lease (as such terms are defined in the purchase agreement));

•	acquire, purchase, lease or license any assets or properties valued in excess of $250,000, or make any commitment to do so other than in the ordinary course of business consistent with past practice;
•
sell, transfer, remove, assign, convey, license, distribute, cancel, abandon, allow to lapse or otherwise dispose of, other than in the ordinary course of business consistent with past practice, any asset or right of Kashiv and its subsidiaries (excluding intellectual property);

•
sell, transfer, remove, assign, convey, license, distribute, cancel, abandon, allow to lapse or otherwise dispose of any intellectual property owned or purported to be owned by any of Kashiv or its subsidiaries, other than (A) non-exclusive licenses granted to customers or service providers in the ordinary course of business consistent with past practice, (B) the abandonment of Kashiv intellectual property marked “abandoned” in the disclosure schedule, and (C) the natural expirations of registered intellectual property at the end of its statutory term;

•
make any materially adverse change to any artificial intelligence activities, data security requirement or to the operation or security of any business systems, except to the extent required by applicable law;

•	adopt or change any method of accounting (including any method of tax accounting);
•
subject to Kashiv’s obligation to use reasonable best efforts to distribute any cash in excess of $15,000,000 to the sellers prior to the closing, make or cause to be made any dividend, distribution (of capital stock or equity interests), redemption, repurchase, recapitalization, reclassification, reorganization, restructuring, amalgamation, liquidation (whether complete or partial), issuance, split, combination or other transaction involving its capital stock or other equity securities, or any option, warrant or right to acquire any such capital stock or equity securities;

•
(A) make, change or revoke any income classification or other material tax election, (B) settle any tax claim or assessment relating to Kashiv and its subsidiaries, (C) change its fiscal or tax year or accounting period, (D) request any ruling from, or initiate any voluntary disclosure process with, a governmental authority with respect to taxes, (E) file any amended tax return, (F) surrender any claim for a refund of taxes, or (G) consent to any extension or waiver of the limitation period applicable to any taxes of Kashiv and its subsidiaries;

•	acquire any business or person, whether by merger or consolidation, purchase of assets or equity securities or any other manner;
•	cancel or waive any rights of substantial value, or pay, discharge or settle any claims in an amount in excess of $250,000;
•	cancel or reduce any insurance coverage (other than in respect of any employee benefit plan);
•
except as set forth in the capital budget of Kashiv, enter into any binding commitment for, authorize or incur any capital expenditures in excess of $250,000 in the aggregate (excluding any capital expenditures that are fully paid prior to the closing);

•
create or incur any encumbrances (other than permitted liens) on any material assets or properties of Kashiv and its subsidiaries or the Kashiv membership interests or other securities of Kashiv and its subsidiaries;

•	prepay, pay, or discharge any liability other than in the ordinary course of business, or fail to pay any material liability when due;

•	take any action to accelerate the collection of accounts receivable or defer the payment of accounts payable, in each case, outside of the ordinary course of business;
•	form any joint venture or partnership, or enter into any licensing, sublicensing or other collaboration agreement with any person;
•	terminate, materially modify or fail to renew any material permit;
•	engage in or announce any “plant closing”, “mass layoff” or other action which would trigger the notice requirements pursuant to the WARN Act or any foreign equivalents; or
•	commit to do any of the foregoing.
Unless Kashiv otherwise consents in writing (which consent will not be unreasonably withheld, conditioned or delayed) and except as otherwise contemplated by the purchase agreement or as required by law, during the pre-closing period, Amneal will not repurchase any shares of Amneal Class A common stock or agree, resolve or commit to do any of the foregoing.
Efforts to Consummate the Transaction
Under the purchase agreement and subject to certain limitations, each party has agreed to use its commercially reasonable efforts to, among other things, promptly consummate and make effective the transactions contemplated by the purchase agreement. Completion of the Transaction is conditioned upon, among other things, the satisfaction of (x) the HSR Act Condition and (y) the India Conditions.
Antitrust
Under the HSR Act, the Transaction may not be completed until notifications have been filed with and certain information has been furnished to the U.S. DOJ and the U.S. FTC and all statutory waiting period requirements have been satisfied. Amneal and Kashiv made the necessary filings required to be made under the HSR Act effective as of May 19, 2026. In the absence of a grant of early termination or the issuance of a request for additional information, the statutory waiting period under the HSR Act will expire at 11:59 p.m. (Eastern Time) on June 18, 2026.
At any time before or after the completion of the transaction, the U.S. DOJ or the U.S. FTC could take action under the U.S. antitrust laws, including seeking to prevent the Transaction, to rescind the Transaction or to clear the Transaction subject to the divestiture of assets of Kashiv or Amneal or subject to other remedies. In addition, U.S. state attorneys general could take action under the antitrust laws as they deem necessary or desirable in the public interest, including without limitation seeking to enjoin the completion of the transactions contemplated by the purchase agreement or permitting completion subject to the divestiture of assets of Kashiv or Amneal or other remedies. Private parties may also seek to take legal action under the antitrust laws under some circumstances. There can be no assurance that a challenge to the transactions contemplated by the purchase agreement on antitrust grounds will not be made or, if such challenge is made, that it would not be successful.
To the extent required by applicable law, (i) each party will supply as promptly as reasonably practicable any additional information and documentary material that may be requested by any governmental authority (including the U.S. DOJ and the U.S. FTC) beyond the initial HSR Act filings that have already been made, (ii) each party will cooperate in connection with making any filing under any other applicable antitrust or competition laws and in connection with resolving any investigation or other inquiry commenced by any governmental authority, including the U.S. FTC, the U.S. DOJ, or the office of any state attorney general or any proceeding initiated by a private party, (iii) each party will promptly inform the other parties of any material communication received by such party from, or given by such party to, the U.S. DOJ or the U.S. FTC, or any other governmental authority and of any material communication received or given in connection with any proceeding by a private party, and (iv) each party will permit the other parties to review any material communication given by it to, and consult with each other in advance of, any meeting or conference with the U.S. DOJ or the U.S. FTC, or any other governmental authority or, in connection with any proceeding by a private party with any other person, and to the extent not prohibited by the U.S. DOJ or the U.S. FTC, or any other governmental authority or other person, give the other parties the opportunity to attend and participate in such meetings and conferences. The filing fees of Amneal and Kashiv in connection with the filings to be made under the HSR Act will be borne by Amneal. For the avoidance of doubt, each party will each be responsible for its own legal fees for preparing its portion of the HSR Act filings.

India Foreign Direct Investment
Required regulatory approvals under Indian law will be sought in connection with the transaction. Specifically, the transaction is subject to certain Indian laws or regulations related to foreign investment in the brownfield pharmaceutical sector.
Amneal, Kashiv and the seller representative will use commercially reasonable efforts to support Kashiv and/or Kashiv Biosciences Private Limited to promptly file an application seeking to obtain all such authorizations, consents, orders and approvals from the Department of Pharmaceuticals, Government of India, in relation to the indirect transfer of shares of Kashiv Biosciences Private Limited and Kashiv Research Private Limited under the (Indian) Foreign Exchange Management Act 1999 (“FEMA”). Kashiv submitted an application for prior written unconditional approval of the Transaction from the Department of Pharmaceuticals, Government of India under FEMA on June 15, 2026.
General
Each party will use its commercially reasonable efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable law or otherwise to promptly consummate and make effective the transactions contemplated by the purchase agreement, in each case only as applicable to such party; (ii) obtain all authorizations, consents, orders and approvals of, and give all notices to and make all filings with, all governmental authorities and other third parties that may be or become necessary for the performance of such party’s obligations under the purchase agreement and the consummation of the transactions contemplated by the purchase agreement, including those consents set forth in the disclosure schedules; (iii) lift or rescind any injunction or restraining order or other order adversely affecting the ability of such party to consummate the transactions contemplated by the purchase agreement; and (iv) fulfill all conditions to such party’s obligations under the purchase agreement. Each party will cooperate fully with the other parties in promptly seeking to obtain all such authorizations, consents, orders and approvals, giving such notices, and making such filings. Notwithstanding the foregoing or anything to the contrary in the purchase agreement, nothing in the purchase agreement will require any party to (and Kashiv and the sellers will not without Amneal’s written consent) commit to or effect, by consent decree, hold separate orders, trust, or otherwise, (i) the sale, license, holding separate or other disposition of assets or businesses of any party, (ii) terminating, relinquishing, modifying or waiving existing relationships, ventures, contractual rights, obligations or other arrangements of any party, (iii) taking or committing to take actions that limit any party’s freedom of action with respect to, or its ability to retain, one or more of the businesses, product lines or assets of any party, (iv) creating any relationships, ventures, contractual rights, obligations or other arrangements of any party, (v) commencing litigation relating to the purchase agreement, or (vi) agreeing to any other structural or behavioral remedy. Notwithstanding the foregoing or anything to the contrary set forth in the purchase agreement, in connection with obtaining such consents from third parties, no party will be required to make payments, commence litigation or agree to modifications of the terms and conditions of any agreements with third parties and no such modifications will be made to any contract of Kashiv and its subsidiaries without the prior written consent of Amneal, which consent will not be unreasonably withheld, conditioned or delayed. In addition, in connection with obtaining such consents from third parties, no party need waive any substantial rights, agree to any material restriction on the conduct of its and its affiliates’ business or agree to any substantial limitation on its operations or to dispose of any assets, including assets of Kashiv and its subsidiaries.
Each party will promptly inform the other parties of any material communication made to, or received by, such party from any antitrust governmental authority or any other governmental authority regarding any of the transactions contemplated by the purchase agreement. Each party will permit the other parties to review in advance any proposed material communication by it to any governmental authority (but, for the avoidance of doubt, not including (i) any interactions not relating to the transactions contemplated by the purchase agreement, (ii) any disclosure which is not permitted under applicable law; provided, that with respect to this clause (ii), each party will use commercially reasonable efforts to provide access to such information in a manner that does not violate such law); provided, however, that materials may be redacted (A) to remove references concerning valuation, (B) as necessary to comply with contractual arrangements, and (C) as necessary to address reasonable privilege concerns. No party will agree to participate in any meeting or conference with any governmental authority in respect of any filings, investigation or other inquiry relating to the matters that are the subject of the purchase agreement unless it consults with the other parties in advance and, to the extent not prohibited by such governmental authority, gives the other parties the opportunity to attend and participate at such meeting or conference. Each party will provide the other parties with copies of all material correspondence, filings or communications between it or any of its representatives, on the one hand, and any governmental authority or members of its staff, on the other hand, with respect to the purchase agreement and the transactions contemplated by the purchase agreement (but, for the avoidance of doubt, not including any disclosure which is not permitted by applicable law; provided, that each party will use commercially reasonable efforts to provide access to such information in a manner that does not violate such law); provided, however, that materials may be redacted (A) to remove references concerning valuation, (B) as necessary to comply with contractual arrangements, and (C) as necessary to address reasonable privilege concerns. Amneal, Kashiv and the seller representative may, as they deem advisable and necessary, designate any competitively sensitive materials provided to the other under the terms described in this section of this proxy statement entitled “Efforts to Consummate the Transaction” as “outside counsel only”. Such materials and the information contained therein will be given only to the outside legal counsel of the recipient and will not be disclosed by such legal counsel to non-legal employees, officers, or directors of the recipient without the advance written consent of the party providing such materials. In addition, subject to applicable law, Amneal and the seller representative will consult and cooperate with each other in advance in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, and proposals made or submitted to any governmental authority regarding the transactions contemplated by the purchase agreement by or on behalf of any party. Amneal will be entitled to control and lead, in consultation with the other parties, all communications and strategy with any governmental authority regarding antitrust matters and to direct, in consultation with the other parties, the antitrust defense of the transactions contemplated by the purchase agreement (and Kashiv and the sellers will not make any agreement with any governmental authority without Amneal’s written consent).
Indemnification of Directors and Officers; Insurance
The purchase agreement provides that, from and after the closing, Amneal will or will cause Kashiv to (i) indemnify and hold harmless each present and former manager, director and officer of Kashiv or any of its subsidiaries (collectively, the “Kashiv indemnified parties”), against any and all losses incurred or suffered by any of the Kashiv indemnified parties in connection with any liabilities or any action, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the closing, whether asserted or claimed prior to, at or after the closing, to the fullest extent that Kashiv or its applicable subsidiary would have been permitted under applicable law and under the organizational documents of Kashiv and its subsidiaries as in effect on the signing date (but in each case, subject to the limitations on Kashiv and its subsidiaries’ ability to indemnify managers, directors and officers under applicable law), to indemnify such Kashiv indemnified parties and (ii) advance expenses as incurred by any Kashiv indemnified party in connection with any matters for which such Kashiv indemnified party is entitled to indemnification from Kashiv or any of its subsidiaries pursuant to the applicable terms of the purchase agreement to the fullest extent permitted under applicable law or, if greater, under the organizational documents of Kashiv and its subsidiaries; provided, however, that the Kashiv indemnified party to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately and finally determined by a court of competent jurisdiction and all rights of appeal have lapsed that such Kashiv indemnified party is not entitled to indemnification under applicable law, the organizational documents of Kashiv or any of its subsidiaries, and pursuant to the applicable terms of the purchase agreement. The applicable terms and provisions the purchase agreement are intended to be in addition to the rights otherwise available to Kashiv indemnified parties by applicable law, charter, bylaw or agreement, and will operate for the benefit of, and will be enforceable by, Kashiv indemnified parties and their respective heirs and representatives, each of whom is an intended third party beneficiary of the applicable terms of the purchase agreement. In the event Amneal or Kashiv, or any of their respective successors or assigns, (i) consolidates with or merges into any other person, or (ii) transfers all or substantially all of its properties or assets to any person, then, and in each case, proper provision will be made so that the successors and assigns of Amneal or Kashiv, as the case may be, honor the indemnification obligations described in this paragraph.
Prior to or simultaneously with the closing, Amneal will, or will cause Kashiv to, obtain, at Amneal’s cost, a non-cancelable run-off insurance policy of not less than the existing coverage amount, for a period of six years after the closing date to provide directors’, managers’ or officers’ liability, employment practices liability, and fiduciary liability insurance coverages for events, acts or omissions occurring on or prior to the closing date for all persons who were directors, managers or officers of Kashiv or any of its subsidiaries or Kashiv’s business on or prior to the closing date, which policy will contain terms and conditions no less favorable to the insured persons than the directors’, managers’ or officers’ liability, employment practices liability, and fiduciary liability coverages presently maintained by Kashiv or any of its subsidiaries or by a seller on Kashiv’s or any of its subsidiaries’ behalf; provided, that, if the cost of such run-off insurance policy would exceed 250% of the current annual premium paid for such insurance presently maintained (the “maximum premium”), then Amneal will, or will cause Kashiv to, obtain, at Amneal’s cost, the greatest amount of run-off coverage reasonably available at the maximum premium.
Employee Matters
All employees who are employed by Kashiv or one of its subsidiaries immediately prior to the closing (the “retained employees”) will continue employment with Kashiv or one of its subsidiaries immediately following the closing; provided, however, that this will not restrict Amneal or its affiliates from terminating any retained employee for any reason at any time following the closing.
As of the closing date and for a period of at least one (1) year thereafter, Kashiv and its subsidiaries will provide, and Amneal will cause Kashiv and its subsidiaries to provide, each employee of Kashiv and its subsidiaries as of immediately prior to the closing (each, a “retained employee”) who remains employed with Kashiv and its subsidiaries with employee benefits (other than any equity or equity-based compensation, deferred compensation, change-in-control, retention or transaction-related benefits, and defined benefit pension and post-retirement welfare benefits) that are, subject to Amneal’s sole discretion, either substantially comparable in the aggregate to the employee benefits provided to (A) such retained employee immediately prior to the closing under the Kashiv employee benefit plans, or (B) Amneal’s similarly situated employees. Kashiv and its subsidiaries (i) will provide, or Amneal will cause Kashiv and its subsidiaries to provide, each retained employee credit for the retained employee’s service with Kashiv and its subsidiaries prior to the closing under any employee benefit plan or personnel policies that cover the retained employee after the closing, including any vacation, sick leave and severance policies (but excluding any equity or other long-term incentive awards), for purposes of eligibility, vesting and entitlement to vacation, sick leave and severance benefits, except where such credit would result in a duplication of benefits; (ii) will, or Amneal will cause Kashiv and its subsidiaries to, allow such retained employees to participate in each plan providing welfare benefits (including medical, life insurance, long term disability insurance and long term care insurance to the extent provided by Amneal) to the extent coverage under such plan replaces coverage under a corresponding employee benefit plan in which such retained employee participated immediately before the effective date of such replacement; and (iii) will, or Amneal will cause Kashiv and its subsidiaries to, to the extent a retained employee is eligible to participate in a plan providing welfare benefits in accordance with clause (ii) of this provision, (x) cause each such retained employee to be eligible to participate immediately, without any waiting time, to the extent permitted under applicable law, (y) take commercially reasonable efforts to waive preexisting condition limitations, evidence of insurability or other exclusions or limitations not imposed on the retained employee (or any eligible dependent thereof) by the corresponding employee benefit plan immediately prior to such replacement, to the extent permitted under applicable law, and (z) take commercially reasonable efforts to cause any eligible expenses incurred by the retained employee (or any eligible dependent thereof) during the portion of the plan year of the corresponding employee benefit plan ending on the date of such retained employee’s commencement of participation in Amneal’s similar replacement plan to be taken into account for purposes of determining deductibles, co-pays and maximum out-of-pocket requirements under any similar replacement plan for the applicable plan year.
From and after the closing, Kashiv and its subsidiaries will honor, or Amneal will cause Kashiv and its subsidiaries to honor, each retained employee’s accrued but unused paid time off as of the closing date (including any earned vacation or personal holiday pay), in accordance with the terms of the applicable employee benefit plan as in effect immediately prior to the closing and in accordance with applicable law.
Unless otherwise requested in writing by Amneal no later than ten (10) business days prior to the closing date, Kashiv and its subsidiaries shall terminate, effective as of no later than the date immediately preceding the closing date, the Kashiv Biosciences, LLC 401(k) Plan (the “Kashiv 401(k) plan”) or, if Kashiv determines that employee deferrals to the Kashiv 401(k) plan cannot be distributed in connection with a plan termination of the Kashiv 401(k) plan due to Kashiv’s determination that there is reasonably expected to be an alternative defined contribution plan during the specified period of time under Treas. Reg. Section 1.401(k)-1(d)(4), Kashiv will (or will cause its applicable affiliates to) transfer the sponsorship of the Kashiv 401(k) plan to a seller or any affiliate thereof (other than Kashiv or any of its subsidiaries), effective as of no later than the day immediately preceding the closing date. If the Kashiv 401(k) plan is terminated or transferred in accordance with the preceding sentence, Amneal shall receive from Kashiv, prior to the closing, evidence that the Kashiv 401(k) plan will be so terminated or transferred pursuant to resolutions of the board of directors of any of Kashiv or its subsidiaries, as applicable (the form and substance of which shall be subject to reasonable review of Amneal, which shall not be unreasonably withheld, conditioned or delayed), effective as of no later than the day immediately preceding the closing date.

Unless otherwise requested in writing by Amneal no later than thirty (30) days prior to the closing date, effective as of the closing date, Kashiv and its subsidiaries will take all actions necessary to cause the withdrawal of Kashiv and its subsidiaries as a participating employer from, and the cessation of retained employee participation under, the Avtar Enterprise, LLC Employee Benefits Plan and any other employee benefit plan that is sponsored or maintained by Avtar Enterprise, LLC or any entity other than Kashiv or its subsidiaries (other than then existing equity awards issued by any seller). In the event of such withdrawal, Amneal will ensure that retained employees (and their eligible dependents) are offered replacement benefit plan coverage effective immediately following the closing for benefits previously provided to such retained employees (and their eligible dependents) under the Avtar Enterprise, LLC Employee Benefit Plan, with such replacement benefit coverage to be provided under the health and welfare benefit plans maintained by Amneal and its affiliates as required under the provision described in the second paragraph of this section of this proxy statement entitled “Employee Matters”.
Between signing and the closing date, Kashiv and its subsidiaries will use reasonable best efforts to coordinate in good faith with Amneal to facilitate Amneal’s ability to identify and retain key employees of Kashiv and its subsidiaries through and following the closing date. In furtherance of the preceding sentence, during the pre-closing period, Kashiv and its subsidiaries will provide Amneal with reasonable access to such key employees in connection with Amneal’s potential efforts to enter into new contractual, retention and/or incentive arrangements with such key employees. For the avoidance of doubt, none of Kashiv and its subsidiaries is under any obligation to enter into, or to cause any key employee to enter into, any agreement.
Certain retained employees are eligible to receive retention bonus payments pursuant to existing arrangements with Kashiv or one of its subsidiaries, which will remain in effect following closing and will be payable based on continued service through September 1, 2028 (the “retention bonus agreements”). In connection therewith, Amneal agreed that Amneal will not, and Amneal agreed that Amneal will cause each of Amneal’s affiliates, each of Kashiv and its subsidiaries and each of the affiliates of Kashiv and its subsidiaries not to, amend any of the retention bonus agreements on or after the closing. In the event that any service provider who is party to a retention bonus agreement incurs a termination of employment or other service for any reason after the closing but before September 1, 2028 (regardless of whether such termination is initiated by such service provider, by any of Kashiv and its subsidiaries or otherwise), then Amneal shall provide written notice of such termination to the seller representative as soon as practicable and, in any event, not later than sixty (60) days thereafter. On September 1, 2028, Amneal and the seller representative shall deliver joint written instructions to the escrow agent to disburse (x) the portion of the retention bonus escrow funds (including the employer portion of any payroll taxes or employment taxes and other employer contributions incurred or payable in relation to the payment of such amounts) relating to each service provider who has earned his or her retention bonus in accordance with the terms of his or her retention bonus agreement to the account of Kashiv or one of its subsidiaries, as applicable, designated in writing by Amneal and (y) all amounts then in the retention bonus escrow account after the disbursement described in the immediately preceding clause (x) to the accounts of the sellers (allocated by the seller representative among the sellers in accordance with the allocation schedule) designated in writing by the seller representative.
The provisions described in this section of this proxy statement entitled “Employee Matters” are solely for the benefit of the parties, and no current or former employee of Kashiv or its subsidiaries or other service provider, or individual associated therewith, will be regarded for any purpose as a third-party beneficiary of such provisions. In no event will the terms of the purchase agreement be deemed to (i) establish, amend or modify any employee benefit plan or any other “employee benefit plan” as defined in Section 3(3) of ERISA, or any other benefit plan, program, agreement or arrangement maintained or sponsored by Kashiv and its subsidiaries, Amneal or any of their respective affiliates; (ii) alter or limit the ability of Amneal, Kashiv or any of their respective subsidiaries to amend, modify or terminate any employee benefit plan or any other benefit or employment plan, program, agreement or arrangement after the closing date; or (iii) confer upon any current or former employee of Kashiv or its subsidiaries any right to employment or continued employment or continued service with Amneal, Kashiv or any of their respective subsidiaries, or constitute or create an employment or similar agreement.
Amneal Stockholder Meeting and Related Actions
The purchase agreement provides that Amneal and the Amneal Board will take, in accordance with applicable law and Amneal’s organizational documents, all action necessary to set a record date for, call, give notice of, convene, and hold, as promptly as reasonably practicable following the mailing of this proxy statement, the special meeting. Amneal and the Amneal Board will use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, necessary, proper or advisable on its part to cause the Amneal stockholder approval to be received at the meeting of Amneal’s stockholders or any adjournment or postponement thereof in accordance with the purchase agreement, and will comply with all legal requirements applicable to the special meeting. The Amneal Board and the Independent Committee will not, as applicable, (A) (x) withdraw or (y) qualify, amend or modify in any manner adverse to the sellers, the Independent Committee recommendation or the Amneal Board recommendation, as applicable or (B) fail to include in this proxy statement, the Independent Committee recommendation or the Amneal Board recommendation, as applicable (any action in clause (A) and (B), a “buyer adverse recommendation change”). Unless the purchase agreement has been validly terminated, Amneal will cause the special meeting to be convened and will submit the stock issuance and the purchase agreement to the stockholders of Amneal at the special meeting for the purpose of Amneal’s stockholders considering and voting on the stock issuance and the purchase agreement and any other matters required to be approved by Amneal’s stockholders in order to consummate the transactions contemplated by the purchase agreement.
Notwithstanding anything in the preceding paragraph, but subject to this paragraph, at any time prior to obtaining the Amneal stockholder approval, but not after, the Amneal Board or the Independent Committee may, subject to compliance with the terms of this paragraph, make a buyer adverse recommendation change in response to a buyer intervening event (as defined below), if (i) the Amneal Board or the Independent Committee, as applicable, determines in good faith, after consultation with its outside legal counsel and financial advisors, that the failure to do so would reasonably be expected to be inconsistent with its fiduciary duties under applicable law, (ii) Amneal delivers to the seller representative at least four (4) business days prior to such buyer adverse recommendation change, a written notice (a “buyer notice”) (which notice itself will not constitute a buyer adverse recommendation change) advising the seller representative that the Amneal Board or the Independent Committee intends to take such action and specifying the reasons therefor, including a description of such buyer intervening event in reasonable detail, (iii) to the extent the seller representative wishes to negotiate, Amneal has negotiated with, and has caused its representatives (including its executive officers and members of the Independent Committee) to negotiate with, the seller representative in good faith during the four (4) business day period following receipt by the seller representative of the buyer notice (which period will expire at 11:59 p.m., Eastern Time, on the fourth (4th) business day, the “buyer notice period”) in order to enable the seller representative to propose revisions to the terms of the purchase agreement or the transactions contemplated thereby and (iv) following the buyer notice period, and after considering the results of any such negotiations and giving effect to any proposals, amendments or modifications made in writing or agreed to in writing by the seller representative, the Amneal Board or Independent Committee, as applicable, again determines in good faith, after consultation with its outside legal counsel and financial advisors, that the failure to make a buyer adverse recommendation change would reasonably be expected to be inconsistent with its fiduciary duties under applicable law; provided, that in the event of any change to the financial or any other material facts of such buyer intervening event during the buyer notice period, this provision will again apply with respect to each such revision (but the four (4) business day period will instead be two (2) business days measured from the later of the end of the original four business day period or delivery to the seller representative of written notice of such revised terms).
For purposes of the purchase agreement, “buyer intervening event” means any event, change, occurrence, development, condition, proposal, effect or state of facts or circumstances that (i) is material to Amneal and its controlled affiliates, taken as a whole, (ii) was unknown to, and not reasonably foreseeable by, the Independent Committee as of signing, or if known by, or reasonably foreseeable to, the Independent Committee as of signing, the material consequences of which were not known or reasonably foreseeable to the Independent Committee as of signing, and (iii) does not involve or relate to the fact that Amneal meets or exceeds or fails to meet or exceed any published analyst estimates or expectations of Amneal’s revenue, earnings or other financial performance or results of operations for any period, in and of itself, or meets or exceeds or fails to meet or exceed any internal or published projections, budgets, plans or forecasts of revenues, earnings or other financial performance or results of operations, in and of itself, or any change in the price or trading volume of the shares of Amneal common stock or the credit rating of Amneal, in and of itself (provided, that, for purposes of this clause (iii), the matters giving rise to or contributing to such events may be deemed to constitute, or be taken into account in determining whether there has been, a buyer intervening event if not excluded by any other clause of this definition).
Amneal will not, without the prior written consent of the seller representative, adjourn, recess or postpone the special meeting; provided, that Amneal may adjourn, recess or postpone the special meeting if (i) Amneal reasonably believes that at the special meeting there will not be a sufficient number of shares of Amneal common stock represented (either in person or by proxy) to constitute the quorum necessary to conduct the business of the special meeting, (ii) Amneal reasonably believes that as of the date of the special meeting there will not be a sufficient number of shares of Amneal common stock represented (either in person or by proxy) necessary for the receipt of the Amneal stockholder approval in accordance with Amneal’s organizational documents and applicable law, (iii) required by applicable law, or (iv) in order to ensure that any supplement or amendment to this proxy statement which Amneal has determined in good faith after consultation with outside counsel is required by applicable law is provided to Amneal’s stockholders a reasonable amount of time prior to the special meeting; provided, that in the case of clauses (i) and (ii), Amneal will adjourn the special meeting at the request of the seller representative; provided, that Amneal will not be required to adjourn or postpone the special meeting pursuant thereto more than two (2) times or for more than twenty (20) business days in the aggregate.
Amneal will consult in good faith with the seller representative regarding the record date and the meeting date for the special meeting.
Non-Competition; Non-Solicitation; Non-Disclosure
During the period from the closing until the date that is the fifth anniversary of the closing date (the “restricted period”), certain sellers set forth on the disclosure schedules (each such seller, an “RCA seller”) will not, and will cause its controlled affiliates, not to, without the prior written consent of Amneal, directly or indirectly, invest in, acquire, own, manage, control, undertake, participate in, carry on or be engaged in the operation of the business of Kashiv or any business or activities that compete with the business of Kashiv as conducted as of signing and as of the closing date. Notwithstanding the foregoing, the prohibitions in this paragraph will not apply to (i) the passive ownership by an RCA seller, directly or indirectly, of less than two percent (2%) of any class of the securities of any person traded on a national or international securities exchange or traded on the over-the counter market, (ii) the passive investment by an RCA seller, directly or indirectly, as a limited partner and not as a co-investor, in private equity funds of less than two percent (2%) of the equity interests in such fund so long as such RCA seller does not have any active role in, or ability to direct, the activities of such fund or the portfolio companies thereof or (iii) actions performed by an RCA seller in their capacity as an employee, consultant, officer, independent contractor or director of Amneal or any of Amneal’s controlled affiliates.
Each RCA seller also agreed that such RCA seller will not, and will cause its controlled affiliates not to, during the restricted period, except for the benefit of, and on behalf of, Kashiv, Amneal and any of their respective affiliates or subsidiaries and each of their successors or assigns (in each case, other than the sellers) (collectively, the “Kashiv affiliated group”), directly or indirectly, on such RCA seller’s own behalf or on behalf of any other person or entity, solicit, recruit or hire, or attempt to recruit or hire, any restricted person (as defined below) or induce or attempt to induce any restricted person to leave the employ of or cease doing business with Kashiv or any other member of the Kashiv affiliated group, as the case may be; provided, however, that nothing in this paragraph will prevent such RCA seller (i) from making any general solicitations, directly or indirectly, including through newspapers, trade journals, the internet or any similar media that are not directed specifically at any employee or independent contractor of the Kashiv affiliated group, or hiring the persons who respond to such general solicitations or (ii) from soliciting and hiring any former employee or independent contractor of the Kashiv affiliated group who was terminated without cause. A “restricted person” means (i) any employee, agent, or contractor of Kashiv or its subsidiaries as of immediately prior to the closing, and/or (ii) any employee, agent, or contractor of Amneal or any affiliate of Amneal with whom the sellers worked, collaborated or shared information, or about whom the sellers had access to or received confidential information during the sellers’ affiliation with the Kashiv affiliated group.
In addition, except to the extent (i) authorized by Amneal, (ii) required by law or any legal process, or (iii) necessary in performing such seller’s obligations under the purchase agreement, each seller will not, and will cause its controlled affiliates not to, directly or indirectly, at any time after the closing, use or exploit, or disseminate, disclose, or divulge to any person, firm, corporation, association or other business entity, confidential information of Kashiv and its subsidiaries. For purposes of the purchase agreement, the term “confidential information” will mean any and all information about Kashiv and its subsidiaries and/or the business of Kashiv or relating to the trade secrets of the about Kashiv and its subsidiaries and the business of Kashiv, in each case, whether or not disclosed to such seller or whether or not known by such seller as a consequence of or through its relationship with Kashiv and its subsidiaries, if in each case such information is not publicly available (other than through a breach by such seller of this provision of the purchase agreement). The term “confidential information” includes all information regarding the following: trade secrets and other intellectual property, personal information, products, services, drug formulations and manufacturing methods, human trial data, pre-clinical trial data, clinical trial data, client and partner lists (including names, addresses and telephone numbers), purchasing criteria of Kashiv and its subsidiaries, business plans, methods and procedures, accounting data, compensation and human resources information, marketing strategies, new product and services developments, price lists and pricing strategies, contract forms, business and financial models, electronic and other files, and financial data regarding the business of Kashiv and Kashiv and its subsidiaries.
Each seller acknowledged that such seller carefully read and considered the provisions of the non-competition, non-solicitation and non-disclosure covenants. Each seller acknowledged that such seller had received and will receive sufficient consideration and other benefits to justify the restrictions in such provisions. Each seller also acknowledged that these restrictions were reasonably necessary to protect the legitimate and substantial business interests of Amneal and its affiliates, including protection of the goodwill acquired. Each seller also acknowledged that the transactions contemplated by the purchase agreement (including the receipt of the purchase price by such seller) constitute full and adequate consideration for the execution and enforceability of the restrictions set forth in such provisions.
The parties acknowledged and agreed that the individual covenants in such provisions are separate and distinct commitments of the sellers, independent of each other covenant thereunder. Each seller further agreed that each of the covenants in such provisions is reasonable with respect to its duration, geographic area and scope of activity, to protect, among other things, Amneal’s acquisition of the goodwill of the business of Kashiv. Accordingly, if, at the time of enforcement of any one or more of the covenants in such provisions, a court or arbitrator holds that the restrictions stated therein with respect to any specific covenant therein are unreasonable under the circumstances then existing, the parties to the purchase agreement agreed that the maximum duration, geographic area and/or scope of activity legally permissible under such circumstances will be substituted for the duration, geographic area and/or scope of activity stated therein.
Development of the Products; Access to Information
Following the closing, Amneal will not, and will cause its affiliates (including Kashiv and its affiliates) not to, by act or omission, take or fail to take any actions in bad faith, the purpose of which is to (i) avoid payment of any milestone payment through delaying receipt of regulatory approval, or (ii) avoid payment of royalties on gross profits.
Following the closing, subject to the preceding paragraph, Amneal will have the absolute right and sole and absolute discretion to operate and otherwise make decisions with respect to the conduct of the business of Amneal and its affiliates, including the business of Kashiv and to take or refrain from taking any action with respect thereto. Notwithstanding anything in the purchase agreement to the contrary, the sellers acknowledged and agreed that (A) Amneal or an affiliate of Amneal may currently or in the future offer products or services that compete, either directly or indirectly, with certain designated products and scheduled products in Kashiv’s pipeline (“Products”) and may make decisions with respect to such products and services (including ceasing development of Products) that may cause one or more of the contingent payments to be reduced in amount or to not become due and payable at all; and (B) absent a breach by Amneal of the preceding paragraph, neither Amneal nor any of its affiliates will have any liability whatsoever to any seller or any other person for any claim, loss or damage of any nature that arises out of or relates in any way to any decisions or actions affecting whether or not or the extent to which the contingent payments becomes payable in accordance with the applicable provision of the purchase agreement. Nothing in the purchase agreement will restrict or otherwise affect Amneal’s ability to develop, manufacture or supply a Product for commercialization.
Amneal will promptly (but no later than fourteen (14) days following the achievement of a milestone) notify the seller representative in writing of the achievement of any milestone.
After the date of the first sale of a Product, at the seller representative’s request and upon fifteen (15) days’ prior written notice, Amneal will, and will cause Kashiv and its subsidiaries, to permit an impartial nationally recognized firm of independent certified public accountants other than the seller representative’s, Kashiv’s and its subsidiaries’ or Amneal’s accountants and reasonably acceptable to the seller representative and Amneal (during regular business hours and without undue disruption to the business of Amneal or Kashiv and its subsidiaries) to audit the books and records maintained by Amneal or Kashiv and its subsidiaries with respect to royalty payments, to ensure the accuracy and completeness of all reports and payments made thereunder, including to confirm that all sales related to Products and Amneal’s determinations of net sales, cost of goods sold, and gross profits have been properly identified, calculated, and included in the Amneal’s reporting thereunder. Such examinations may not be conducted more than once in any twelve (12) month period. The cost of each audit will be borne by the sellers. The audit report will include detail sufficient for both Amneal and the seller representative to understand the nature of any discrepancies identified, and the royalty audit report will be provided to both Amneal and the seller representative to effectuate resolution of any disputes. Unless reasonably disputed by Amneal or its agents acting in good faith, if an audit concludes that additional amounts were owed by Amneal, Amneal will pay the additional amounts, with interest from the date originally due, at the specified interest rate, promptly after the audit results are delivered by the seller representative to Amneal. Unless reasonably disputed by the seller representative or its agents acting in good faith, if an audit concludes that excess payments were made by Amneal, Amneal may credit the amount of such excess payment, with interest from the date originally due, at the specified interest rate, against future payments due to the sellers under the purchase agreement; provided, however, that if such overpayment is identified after the end of the royalty term, then seller representative will within one hundred-twenty (120) days pay Amneal the identified overpayment amount (provided, that to the extent the seller representative does not pay or cause to be paid to Amneal such amount within five (5) business days following the date on which the seller representative is required to make such payment pursuant to this sentence, then Amneal may (while maintaining its right to enforce the seller representative’s obligations pursuant to this sentence) require that the sellers individually, on a several and not joint and several basis in accordance with the allocation schedule, pay or cause to be paid to Amneal such amount). In furtherance of the foregoing, any agreement granting a third party sublicense or equivalent rights with respect to a Product will require such third party to maintain books and records as required of Amneal in this paragraph, and will either (i) give the seller representative the right to audit the third party on the same terms as provided with respect to audits of Amneal, or (ii) provide audit rights in favor of Amneal that are no less favorable to Amneal than the seller representative’s audit rights provided in this paragraph and permit Amneal to disclose the results of audits to the seller representative. In the case of the foregoing clause (ii) of the immediately preceding sentence, Amneal will, at the seller representative’s reasonable request and upon fifteen (15) days’ prior written notice and at the seller representative’s sole expense, exercise its right to conduct such audit and provide its results to the seller representative. This provision will survive for a period of three (3) years after the expiration of the royalty term.
Amneal will maintain all books and records subject to audit under the preceding paragraph for a minimum of three (3) of its fiscal years after the fiscal year as to which such books and records pertain.
From the closing and for so long as any Product is within its royalty term, if a buyer liquidation event (as defined below) is to be consummated, then (i) unless such anticipated buyer liquidation event is publicly disclosed by Kashiv in a Form 8-K filed with the SEC, Amneal will notify the seller representative of the anticipated buyer liquidation event as soon as reasonably practicable following the execution of binding definitive documentation providing for the consummation of such buyer liquidation event and the public announcement thereof (and, in any event, no later than thirty (30) days before the closing date thereof) and (ii) not later than the closing date of such buyer liquidation event, Amneal will cause the third party succeeding to the rights of Amneal to expressly assume the obligations and liabilities of Amneal expressly provided in the contingent consideration provisions and this paragraph, to the extent such obligations and liabilities are not transferred or assumed by operation of law (including by merger) in connection with such buyer liquidation event.
For purposes of the purchase agreement, “buyer liquidation event” means and will be deemed to be occasioned by, or to include, (i) the merger or consolidation (or similar transaction) of Amneal by means of any transaction or series of related transactions with or into another entity; provided, that the applicable transaction will not be deemed a buyer liquidation event unless Amneal’s stockholders immediately prior to such transaction do not hold more than fifty percent (50%) of the voting power of the surviving or acquiring entity immediately following such transaction; (ii) any transaction or series of related transactions to which Amneal is a party in which in excess of fifty percent (50%) of Amneal’s voting power is transferred to a non-affiliate; provided, that a buyer liquidation event will not include any transaction or series of related transactions principally for bona fide equity financing purposes in which cash is received by Amneal or indebtedness of Amneal is cancelled or converted or a combination thereof occurs; (iii) any transaction or series of related transactions pursuant to which Amneal or Kashiv, as the case may be, undergoes a reorganization or consolidation, whereby Amneal or Kashiv, as the case may be, does not survive; (iv) any transaction or series of transactions pursuant to which any third party (other than the Amneal Group, any member thereof, any seller, or any affiliates of any of the foregoing) acquires, directly or indirectly, (A) fifty percent (50%) or more of the outstanding equity or voting securities of Kashiv, or (B) fifty percent (50%) or more of Kashiv’s and its subsidiaries’ assets determined on a consolidated basis; or (v) any sale, conveyance, assignment, license, transfer or other disposition of any Product or any group of Products to a third party (other than the Amneal Group, any member thereof, any seller, or any affiliates of any of the foregoing).

Financial Statements
As promptly as practicable following signing (and in any event by no later than May 31, 2026), Kashiv will deliver to Amneal the audited consolidated balance sheet as of December 31, 2025 and December 31, 2024 and the related audited consolidated statements of operations and comprehensive loss, changes in members’ deficit, and cash flows for the fiscal years ended December 31, 2025 and December 31, 2024 of Kashiv and its subsidiaries, including accompanying footnotes, meeting the requirements of the rules and regulations of the SEC (collectively, the “2025 audited financial statements”) and the associated audit report of the Kashiv’s independent certified public accountant to the board of managers of Kashiv satisfying the requirements of Regulation S-X (the “2025 audit report”). If the closing date is 90 days or more after the end of the fiscal year ending December 31, 2026, Kashiv will deliver to Amneal as promptly as practicable (but in no event later than 90 days after the end of such fiscal year) the audited consolidated balance sheet as of December 31, 2026 and December 31, 2025 and the related audited consolidated statements of operations and comprehensive loss, changes in members’ deficit, and cash flows for the fiscal years ended December 31, 2026 and December 31, 2025 of Kashiv and its subsidiaries meeting the requirements of the rules and regulations of the SEC (collectively, the “2026 audited financial statements”) and the associated audit report of Kashiv’s independent certified public accountant to the board of managers of Kashiv satisfying the requirements of the rules and regulations of the SEC, including Regulation S-X (the “2026 audit report”); provided, that the seller representative will reasonably cooperate, as may be reasonably requested by Amneal, with Amneal in connection with Amneal’s completion of the 2026 audited financial statements if the closing date occurs prior to the 90th day after the end of the fiscal year ending December 31, 2026.
As promptly as practicable following the date of the purchase agreement (and in any event by no later than thirty (30) days prior to the closing date), Kashiv will deliver to Amneal the unaudited financial statements of Kashiv and its subsidiaries for each of the quarterly periods ending March 31, June 30, September 30 and December 31, 2025 (each, a “2025 quarterly financial period”), in each case comprised of consolidated balance sheets, consolidated statements of operations and comprehensive loss, and consolidated statements of changes in members’ deficit, and meeting the requirements of the rules and regulations of the SEC, including Regulation S-X, as of the end of, and for, each applicable 2025 quarterly financial period (collectively, the “2025 quarterly financial statements”), together with such supporting schedules, detail, and supplementary information as reasonably requested by Amneal, in order to enable Amneal to prepare quarterly and annual pro forma financial information required by the rules and regulations of the SEC, including Regulation S-X, including, but not limited to, consolidation schedules that support the financial statements, topside adjustments, and trial balances by legal entity, and schedules supporting balance sheet accounts, revenues, cost of goods sold, operating expenses, interest expense, depreciation and amortization, identification of transactions with Amneal, and other information reasonably necessary to identify purchase accounting adjustments and pro forma impacts. As of and for the quarterly period ending March 31, 2026 and each subsequent quarterly period ending prior to the closing date, other than any calendar quarter ending December 31 (each, an “interim financial period”), Kashiv will deliver to Amneal the unaudited financial statements of Kashiv and its subsidiaries, comprised of consolidated balance sheets, consolidated statements of operations and comprehensive loss, and consolidated statements of changes in members’ deficit, including accompanying footnotes, meeting the requirements of the rules and regulations of the SEC, including Regulation S-X, as of the end of, and for, such interim financial period (the “go-forward unaudited financial statements” and, collectively with the 2025 audited financial statements and the 2026 audited financial Statements, the “go-forward financial statements”) for such interim financial period (and the portion of the fiscal year then ended) and the corresponding period of the prior fiscal year, which will, if such financial statements are required by the rules and regulations of the SEC to be included in Amneal’s SEC filings, including this proxy statement, have been reviewed by Kashiv’s independent registered public accounting firm. The go-forward unaudited financial statements will be delivered as promptly as practicable following the end of the corresponding interim financial period but no later than 45 days after the end of such interim financial period.
In advance of the deliveries pursuant to the foregoing financial statement provisions, Kashiv will provide Amneal with (i) a reasonable opportunity to review preliminary drafts of the financial statements, the form and substance of which will be reasonably acceptable to Amneal, and (ii) reasonable access in accordance with and subject to the access provisions of the purchase agreement to the documents, schedules and work papers of Kashiv and its subsidiaries that are reasonably necessary for purposes of such review.

Form S-3 Registration; Supplemental Listing
No later than the later of (i) thirty (30) days following the closing date and (ii) ten (10) business days following the receipt by Amneal of information reasonably required from the sellers to be included or incorporated by reference in such registration statement, Amneal will file with the SEC a registration statement on Form S-3 (together with any prospectus, prospectus supplement or amendment thereto, the “S-3 shelf”) (which, if Amneal is at such time eligible, will be in the form of an automatic shelf registration statement (as defined in Rule 405 under the Securities Act)), which S-3 shelf will provide for the public resale of the shares of Amneal Class A common stock issued at the closing pursuant to the purchase agreement. If the S-3 shelf is not an automatic shelf registration statement, Amneal will use reasonable best efforts to cause the S-3 shelf to become effective as promptly as reasonably practicable following the date of its filing.
Amneal will keep the S-3 shelf continuously effective, and not subject to any stop order, injunction or other similar order or requirement of the SEC, until the earlier of (i) the two (2) year anniversary of the effectiveness of the S-3 shelf and (ii) the date that all Amneal Class A common stock covered by the S-3 shelf will (x) be disposed of pursuant to the S-3 shelf, (y) be eligible for sale pursuant to Rule 144 or Rule 145 under the Securities Act or (z) cease to be outstanding. Prior to filing the S-3 shelf or any amendments or supplements thereto, subject to applicable law, Amneal will furnish to the seller representative copies of all documents proposed to be filed with respect to the S-3 shelf, and the seller representative a reasonable opportunity to comment on such documents and keep the seller representative reasonably informed as to the registration process. Amneal will not be responsible for any underwriters’, brokers’ or dealers’ discounts or commissions and transfer taxes, if any, relating to the sale of the sellers’ shares of Amneal Class A common stock, any underwriters’, brokers’ or dealers’ expenses, including road show and travel expenses, or any legal fees or expenses for the sellers.
Amneal will take all actions necessary to cause the Amneal Class A common stock issued pursuant to the stock issuance to be listed on Nasdaq effective as of the closing.
The parties to the purchase agreement acknowledged and agreed that the provisions of the Amneal stockholders agreement regarding trading restrictions during customary blackout periods will apply to the shares issued pursuant to the purchase agreement.
Compliance with ISRA
Following the signing, the sellers will, at their sole cost and expense, promptly and diligently comply with all requirements of the New Jersey Industrial Site Recovery Act, N.J.S.A. 13:1K-6 et seq. and its implementing regulations each as amended from time to time (“ISRA”) arising from or in connection with the execution of the purchase agreement and the consummation of the transactions contemplated by the purchase agreement with respect to the leased real property located at 20 New England Avenue, Piscataway, New Jersey and 65 Clyde Road, Unit F, Somerset, New Jersey (each, an “ISRA property”), including (i) preparing, certifying and submitting to the New Jersey Department of Environmental Protection (“NJDEP”) for each ISRA property all submissions required to be filed prior to closing pursuant to ISRA, including the submission within five (5) calendar days after the date of the purchase agreement of a General Information Notice (“GIN”) or in lieu of a GIN a De Minimis Quantity Exemption (“DQE”) affidavit if appliable, for each ISRA property, it being acknowledged that if a GIN is filed and the sellers and Amneal subsequently determine that an ISRA property is eligible for a DQE, the sellers may file a DQE affidavit for that ISRA property no later than forty-five (45) days prior to closing, and (ii) obtaining all approvals required under ISRA to consummate the transaction by (A) providing Amneal with a copy of a Response Action Outcome (“RAO”) which, subject to any required consent of the landlord for the ISRA property and provided that they do not unreasonably interfere with Kashiv’s continued operation of the ISRA property, may utilize Engineering Controls and/or Institutional Controls (as those terms are defined in ISRA) consistent with the non-residential, commercial or industrial use of the applicable ISRA property as of the closing date, or, if required by the sellers’ LSRP (as defined in ISRA, the “LSRP”) based on site-specific conditions, an unrestricted use RAO, or a copy of the NJDEP approval granting the DQE for each ISRA property or (B) if the RAO or NJDEP approval of the DQE is not obtained within seven (7) calendar days prior to closing (a) delivering a Remediation Certification (as defined under ISRA, a “remediation certification”) to NJDEP designating the sellers as the certifying party as well as the party agreeing to conduct remediation in order to allow the closing to occur prior to issuance of the RAO, (b) establishing any required Remediation Funding Source (as defined under ISRA), (c) delivering a Remediation Cost Review and Remediation Funding Source/Financial Assurance Form (as defined under ISRA) to NJDEP and (d) paying any required one percent (1%) annual surcharge associated with the submission of the Remediation Certification (the item or items in clause (A) or (B), as applicable, the “ISRA closing deliverables”). To the extent closing occurs pursuant to a remediation certification for an ISRA property, sellers will, at their sole cost and expense, promptly and diligently take all actions, including investigatory and remedial actions, required under ISRA to obtain an RAO for the ISRA property. The sellers and Amneal will cooperate in good faith regarding completion of ISRA for each ISRA property, including sharing information regarding the status of the process and sharing any drafts of submissions to NJDEP at least five (5) business days prior to the date of submission, and Amneal will have the right to review and comment on any such submissions and the sellers will request that the LSRP consider in good faith any such comments received from Amneal prior to submission to NJDEP; provided, however, that (i) the sellers will retain final authority and control over the content, timing, and form of all NJDEP submissions and all investigatory and remedial actions conducted at each ISRA property, consistent with the LSRP’s independent professional duties and obligations under N.J.A.C. 7:26C, subject to any required consent of the landlord for the ISRA property and provided that such actions do not unreasonably interfere with Kashiv’s continued operation of the ISRA property, and (ii) the LSRP will not be required to modify any NJDEP submission in response to Amneal’s comments where, in the LSRP’s professional judgment, such modification would be inconsistent with applicable professional standards or ISRA requirements. In addition, prior to the closing date, Amneal and sellers will negotiate in good faith and execute a mutually acceptable written access agreement (the “ISRA access agreement”), consistent with the operative real property lease for the ISRA property, which ISRA access agreement will be executed as of the closing date in order to allow sellers to complete their ISRA obligations after closing where closing occurs pursuant to a remediation certification for the ISRA property. The ISRA access agreement will provide for (i) reasonable advance notice to Kashiv for routine access and expedited access where required to meet NJDEP deadlines, (ii) the right to conduct all investigatory and remedial activities necessary to obtain an RAO, including installation of monitoring wells and implementation of Engineering Controls, subject to any required consent of the landlord for the ISRA property and provided, that the sellers will use commercially reasonable efforts to conduct such activities in a manner that does not unreasonably interfere with Kashiv’s continued operations at the ISRA property, (iii) the sellers’ obligation to restore the property following any such activities, and (iv) a term extending until issuance of an RAO for the applicable ISRA property.
As of the date of this proxy statement, the sellers have filed a GIN for each ISRA property and are in the process of completing the preliminary assessment for each ISRA property as required under ISRA.
Conditions to the Closing of the Transaction
The obligations of Kashiv and the sellers to consummate the transactions contemplated by the purchase agreement are subject to the fulfillment of the following conditions unless waived by the seller representative:
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(i) (A) Certain representations and warranties of Amneal set forth in the transaction agreement with respect to organization and standing, corporate power and authority, conflicts, consents and approvals, sufficiency of funds, Amneal Class A common stock, brokerage and finder’s fees and capitalization, disregarding all qualifications contained in the purchase agreement relating to materiality or material adverse effect, will be true and correct in all material respects at and as of April 21, 2026 and as of the closing date as if made at and as of such date (except that those representations and warranties that are made as of a specific date need only be true and correct in all material respects as of such date) and (B) the other representations and warranties of Amneal set forth in the purchase agreement, disregarding all qualifications contained therein relating to materiality or material adverse effect, will be true and correct at and as of April 21, 2026 and the closing date as if made at and as of such date (except that those representations and warranties that are made as of a specific date will be so true and correct as of such date), except, in each case of this subclause (B), for any inaccuracy or breach that would not reasonably be expected to, individually or in the aggregate, have a material adverse effect on Amneal; (ii) the covenants and agreements set forth in the purchase agreement to be performed or complied with by Amneal at or prior to the closing will have been performed or complied with in all material respects; and (iii) the seller representative will have received an officer’s certificate of Amneal, dated as of the closing date and duly executed by an authorized officer of Amneal, certifying as to the matters set forth in clauses (i) and (ii) of this subparagraph.

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No governmental authority will have enacted, issued, promulgated, enforced or entered into any order (whether temporary, preliminary or permanent) which is in effect and has the effect of making the transactions contemplated by the purchase agreement illegal or otherwise restraining, prohibiting or enjoining the consummation of the transactions contemplated by the purchase agreement.

•	The HSR Act Condition and the India Conditions shall have been satisfied.

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The seller representative will have received a duly executed counterpart of Amneal to the amendment to the Amneal stockholders agreement, in the form attached to the purchase agreement, together with evidence of approval thereof by the Independent Committee.

•	The Amneal stockholder approval will have been obtained in accordance with Delaware law, the rules and regulations promulgated by Nasdaq, and Amneal’s organizational documents.
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The shares of Amneal Class A Common Stock to be issued in connection with the transactions contemplated by the purchase agreement will have been approved for listing on Nasdaq, subject to official notice of issuance.

The obligation of Amneal to consummate the transactions contemplated by the purchase agreement is subject to the fulfillment of the following conditions unless waived by Amneal:
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(A)(1) Certain representations and warranties of Kashiv made with respect to conduct in the ordinary course of business and the absence of any material adverse effect will be true and correct in all respects at as of the date of the purchase agreement, (2) certain representations and warranties of Kashiv made with respect to organization and standing, power and authority, capitalization, conflicts, consents and approvals and brokerage and finder’s fees will be true and correct in all respects (except for de minimis inaccuracies) at and as of the date of the purchase agreement and as of the closing date (except that those representations and warranties that are made as of a specific date need only be true and correct in all respects (except for de minimis inaccuracies) as of such date) and (3) the other representations and warranties of Kashiv set forth in the purchase agreement, disregarding all qualifications contained therein relating to materiality or material adverse effect, will be true and correct in all respects at and as of the date of the purchase agreement and the closing date as if made at and as of such date (except that those representations and warranties that are made as of a specific date will be so true and correct in all respects as of such date), except, in each case of this subclause (3), for any inaccuracy or breach that would not reasonably be expected to, individually or in the aggregate, have a material adverse effect on Kashiv; (B) the covenants and agreements set forth in the purchase agreement to be performed or complied with by Kashiv at or prior to the closing will have been performed or complied with in all material respects; and (C) Amneal will have received an officer’s certificate duly executed by an authorized officer or manager of Kashiv, dated as of the closing date and certifying as to the matters set forth in clauses (A) and (B) of this subparagraph and with respect to there having been no material adverse effect on Kashiv since April 21, 2026.

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(A)(1) Certain representations and warranties of the of the sellers and the seller representative made with respect to ownership of Kashiv membership interests, organization and standing, power and authority and brokerage and finder’s fees will be true and correct in all respects (except for de minimis inaccuracies) at and as of April 21, 2026 and as of the closing date (except that those representations and warranties that are made as of a specific date need only true and correct in all respects (except for de minimis inaccuracies) as of such date) and (2) the other representations and warranties of the sellers and the seller representative set forth in the purchase agreement, disregarding all qualifications contained therein relating to materiality or material adverse effect, will be true and correct in all respects at and as of the date of the purchase agreement and the closing date as if made at and as of such date (except that those representations and warranties that are made as of a specific date will be so true and correct in all respects as of such date), except, in each case of this subclause (2), for any inaccuracy or breach that would not reasonably be expected to, individually or in the aggregate, have a material adverse effect on the sellers or the seller representative; (B) the covenants and agreements set forth in the purchase agreement to be performed or complied with by the sellers and the seller representative at or prior to the closing will have been performed or complied with in all material respects; and (C) Amneal will have received a certificate duly executed by the seller representative, dated as of the closing date and certifying as to the matters set forth in clauses (A) and (B) of this subparagraph.

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No governmental authority will have enacted, issued, promulgated, enforced or entered any order (whether temporary, preliminary or permanent) which is in effect and has the effect of making the transactions contemplated by the purchase agreement illegal or otherwise restraining, prohibiting or enjoining the consummation of the transactions contemplated by the purchase agreement.

•	The HSR Act Condition and the India Conditions shall have been satisfied.

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The seller representative will have delivered to Amneal a certificate dated as of the closing date, duly executed by a manager of Kashiv, certifying as to the Eleventh Amended and Restated Limited Liability Company Agreement of Kashiv (effective as of April 18, 2026), together with a copy of the Kashiv Certificate of Formation (filed August 2, 2010), certified by the Secretary of State of Delaware, as of a date not earlier than five (5) days prior to the closing date.

•	The seller representative will have delivered to Amneal a properly completed and executed copy of IRS Form W-9 from each seller and Kashiv.
•	The seller representative shall have delivered to Amneal written resignations of certain of Kashiv’s managers specified by Amneal.
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The seller representative will have delivered to Amneal a membership interest transfer power representing Kashiv membership interests, executed in blank, in proper form for transfer, with all required unit transfer tax stamps affixed thereto.

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The seller representative will have delivered to Amneal invoices or other evidence as applicable for the transaction expenses, in form and substance reasonably satisfactory to Amneal, delivered substantially contemporaneously with the delivery of the estimated closing statement and flow of funds memorandum.

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The seller representative will have provided the duly executed payoff letters in respect of the Kashiv credit agreement at or substantially concurrently with the closing (and drafts of the same at least three business days prior to the closing), in form and substance reasonably satisfactory to Amneal, and, with respect to the Kashiv credit agreement, and customary evidence of termination or release in full of any encumbrances and other security agreements or interests on all property or assets of Kashiv and its subsidiaries securing such indebtedness, which releases and terminations will be effective at or substantially concurrently with the closing and conditioned upon the receipt by the applicable lenders or agents of the applicable payoff amounts.

•	The specified affiliate contracts set forth on the confidential disclosure schedules will have been terminated or will be terminated effective as of the closing.
•	Amneal will have received a duly executed counterpart of the Amneal group representative to the amendment to the Amneal stockholders agreement, in the form attached to the purchase agreement.
•	The restrictive covenants agreements with Chintu Patel and Chirag Patel will remain in full force and effect.
•	The Amneal stockholder approval will have been obtained in accordance with Delaware law, the rules and regulations promulgated by Nasdaq, and Amneal’s organizational documents.
•	Since April 21, 2026, there will not have been a Material Adverse Effect on Kashiv.
•	The ISRA Condition shall have been satisfied.
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Kashiv will have delivered to Amneal (A) true, correct and complete copies of (i) the 2025 audited financial statements, which 2025 audited financial statements (as to the fiscal year 2025) will not deviate in any material respect from the 2025 unaudited financial statements, and (ii) the 2025 audit report, which 2025 audit report will conclude that the 2025 audited financial statements present fairly, in all material respects, the financial position of Kashiv and its subsidiaries as of December 31, 2025 and December 31, 2024, and the results of its operations and its cash flows for the years then ended in accordance with GAAP, and (B) if the closing date is 90 days or more after the end of the fiscal year ending December 31, 2026, true, correct and complete copies of (i) the 2026 audited financial statements and (ii) the 2026 audit report, which 2026 audit report will conclude that the 2026 audited financial statements present fairly, in all material respects, the financial position of Kashiv and its subsidiaries as of December 31, 2026 and December 31, 2025, and the results of its operations and its cash flows for the years then ended in accordance with GAAP.

None of the parties may rely on the failure of any condition set forth in the section of this proxy statement entitled “Conditions to the closing of the Transaction” to be satisfied if such failure was caused by its failure (or, in the case of Kashiv, the failure of any of the sellers or the seller representative or, in the case any of the sellers, the failure of Kashiv or the seller representative) to comply with any of its obligations under the purchase agreement.

Indemnification; Representations and Warranties Insurance Policy
The parties, intending to modify any applicable statute of limitations, agreed that the representations and warranties in the purchase agreement and in any certificate delivered pursuant thereto will terminate effective as of the closing and will not survive the closing for any purpose, and thereafter there will be no liability on the part of, nor will any claim be made by, any party in respect thereof; provided, that certain representations and warranties made by Amneal to the sellers regarding its organization and good standing and authority, qualification and corporate power will survive until the later of (a) sixty days after the expiration of the applicable statute of limitations related to the subject matter thereof, (b) sixty days after the expiration of the statute of limitations applicable to breach of contract and (c) the sixth anniversary of the closing date. Nothing in the purchase agreement will limit the rights of Amneal to pursue recoveries under any representation and warranty policy (“RW policy”).
The parties, intending to modify any applicable statute of limitations, agreed that all covenants and agreements will survive the closing in accordance with their terms until the date that is three years after the date that performance is due for the covenant or the period of performance for the applicable covenant has ended, as applicable. If, prior to the expiration of the applicable survival period, a claim notice is delivered alleging losses and a claim for recovery in accordance with the applicable sections of the purchase agreement and reasonable detail based on facts or circumstances existing at the time of delivery of any such claim notice, then the claim asserted in such claim notice will survive until such claim is fully and finally resolved.
From and after the closing, subject to the limitations set forth in the purchase agreement, the sellers, in accordance with their pro rata entitlement to the purchase price as allocated by the seller representative among the sellers in accordance with the Allocation Schedule, will, severally and not jointly, indemnify, defend and hold harmless Amneal and its subsidiaries and affiliates (including, following the closing, Kashiv) and its and their respective officers, directors, direct and indirect equityholders, members, managers, employees and agents (collectively, the “buyer indemnified parties”), from and against all taxes, encumbrances, losses, dues, amounts paid in settlement, liabilities, fees, costs (including costs of investigation, defense and enforcement of the purchase agreement), claims, damages, diminution in value, liabilities, expenses, fines and penalties (in each case, including reasonable attorneys’ and accountant’s fees, costs of suit and costs of appeal) (collectively, “losses”) actually incurred by any buyer indemnified party, directly or indirectly, arising out of or relating to any of the following:
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the breach or violation of any representation or warranty related to the organization and standing of Kashiv, power and authority of Kashiv or the pre-signing reorganization of Kashiv (provided that if any such representation or warranty is qualified in any respect by materiality or material adverse effect, such materiality or material adverse effect qualification will in all respects be ignored, both for purposes of determining whether a representation or warranty is breached or violated and for purposes of determining the amount of a loss) (“Kashiv representations breaches”); or

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the breach or violation of Kashiv’s covenants or agreements contained in the purchase agreement that contemplate performance prior to the closing or the seller representative’s covenants or agreements contained in the purchase agreement (“Kashiv pre-closing covenant breaches”).

From and after the closing, subject to the limitations set forth in the purchase agreement, each seller will individually indemnify, defend and hold harmless the buyer indemnified parties, from and against all losses actually incurred by any Amneal indemnified party, directly or indirectly, arising out of or relating to the breach or violation of such seller’s covenants or agreements contained in the purchase agreement (“seller pre-closing covenant breaches”).
From and after the closing, subject to the limitations set forth in the purchase agreement, Amneal will indemnify, defend and hold harmless the sellers and their respective affiliates, and their respective officers, directors, managers, members, direct and indirect equityholders, employees and agents, from and against all losses actually incurred by any seller indemnified party, directly or indirectly, arising out of or relating to the breach or violation by Amneal of any of its covenants or agreements contained in the purchase agreement including any covenants or agreements contained in the purchase agreement that contemplate performance by Kashiv after the closing.
Notwithstanding any other provision in the purchase agreement to the contrary, but subject to these provisions on the limitations of indemnification in the purchase agreement, the sellers shall not be required to indemnify the buyer indemnified parties for Kashiv pre-closing covenant breaches until the aggregate of all losses for which indemnity is required to be made by the sellers exceeds $1,875,000 (the “deductible”), at which point the sellers shall indemnify the buyer indemnified parties for all losses in excess of the amount of the deductible.

Notwithstanding any other provision in the purchase agreement to the contrary, but subject to such provisions on the limitations of indemnification, no losses shall be indemnifiable under the sellers’ obligations thereof other than losses in excess of $250,000 resulting from any individual claim or group of related claims (but, for the avoidance of doubt, with respect to any such losses that exceed $250,000, the full amount (subject to the maximum thresholds set forth in the foregoing paragraph) of any such losses shall be indemnifiable thereunder).
Notwithstanding any other provision in the purchase agreement to the contrary, but subject to these provisions on the limitations of indemnification:
(i)
the maximum aggregate liability that Amneal shall have to the seller indemnified parties pursuant to its indemnification obligations in the purchase agreement shall not exceed $750,000,000 (the “cap”);

(ii)
the maximum aggregate liability that each seller shall have to the buyer indemnified parties pursuant to Kashiv representations breaches shall not exceed his, her, or its pro rata portion of the cap, as determined by the seller representative based on the allocation schedule; and

(iii)
the maximum aggregate liability that each seller shall have to the buyer indemnified parties pursuant to Kashiv pre-closing covenant breaches and seller pre-closing covenant breaches, taken together, shall not exceed his, her, or its pro rata portion of the cap, as determined by the seller representative based on the Allocation Schedule.

The amount of the losses which any party seeking indemnification under the indemnification provisions of the purchase agreement shall have suffered or incurred shall be determined net of the amount of any insurance proceeds actually received by such indemnitee (net of any co-pays, deductibles, retro-premium adjustments, increase in premiums or costs relating to such insurance proceeds). If any (i) amounts are recovered under insurance policies or (ii) amounts are actually recovered from third parties (collectively, the “third party recovery amount”) with respect to any claim for which an indemnified party has recovered under the indemnification provisions of the purchase agreement, then the indemnitee shall promptly pay to the indemnitor by wire transfer of immediately available funds, an amount equal to the third party recovery amount, but only up to the amount previously paid by or on behalf of the indemnitor under the indemnification provisions of the purchase agreement with respect thereto.
From and after the closing, except in the case of claims arising from fraud, the remedies expressly provided in the indemnification provisions of the purchase agreement shall constitute the sole and exclusive remedy of the indemnitees contained in the purchase agreement, except as provided in certain provisions of the purchase agreement; provided that, notwithstanding anything to the contrary in the foregoing, any RW policy obtained by Amneal (whether or not such RW policy is sufficient to cover the applicable losses) shall, except in the case of fraud, be the sole and exclusive remedy of Amneal and its affiliates and the Amneal related parties, in law, equity or otherwise, arising out of, or related to any inaccuracy or breach of any representation or warranty of the sellers or Kashiv contained in the purchase agreement or in any certificates delivered hereto, except as provided in certain provisions of the purchase agreement. Notwithstanding anything to the contrary in purchase agreement, nothing in the purchase agreement shall affect the ability of Amneal to make any claim under any RW policy.
Except as otherwise specifically set forth as a remedy in the purchase agreement, in no event shall any party be liable to any other party for any special, indirect, consequential, exemplary and punitive damages, and any damages associated with any lost profits or lost opportunities, including loss of future revenue, income or profits or loss of business reputation (except such categories of damages as are actually awarded to a third party in an action brought against the indemnitee); provided, that the foregoing shall not limit any party’s liability for diminution of value.
Each party shall use commercially reasonable efforts to mitigate any losses for which it seeks indemnification pursuant to the indemnification provisions of the purchase agreement, if, in such party’s reasonable business judgment, such losses can be mitigated; provided that in the event such party is required to mitigate such losses under applicable law, applicable law shall govern and control.
Notwithstanding anything in the purchase agreement to the contrary, no party shall be entitled to recover under the indemnification provisions of the purchase agreement and neither Amneal nor the sellers shall have no obligation to indemnify any seller indemnified party, on the one hand or buyer indemnified party, on the other hand, for any indemnifiable losses (under the indemnification provisions of the purchase agreement or otherwise) if, and to the extent, that such amount was reflected in the closing financials or the closing statement and taken into account for purposes of the purchase price adjustments contemplated by the purchase agreement.

Miscellaneous Covenants
The purchase agreement contains additional agreements among the parties relating to, among other matters:
•	the coordination of and with respect to press releases and other public announcements with respect to the Transaction and the other transactions contemplated by the purchase agreement;
•	the notification of certain matters;
•	exclusivity with respect to the Transaction;
•	the filing by Amneal of this proxy statement with the SEC and cooperation in response to any comments from the SEC with respect to this proxy statement; and
•	other matters and actions set forth in the disclosure schedules.
Governing Law and Jurisdiction
The purchase agreement is governed by and construed in accordance with the applicable laws of the State of Delaware without giving effect to any choice or conflicts of law provision or rule thereof that would result in the application of the applicable laws of any other jurisdiction other than the applicable laws of the United States of America, where applicable. The parties consent and submit to the venue and jurisdiction of the State or Federal Courts residing in Delaware as the sole and exclusive forum for such matters of disputes, and further agreed that, in the event of any action or suit as to any matters of dispute among the parties, service of process may be made upon the other party by mailing a copy of the summons and/or complaint to the other party at the address set forth in the purchase agreement. The parties may seek equitable relief, or enforce any final judgment of any such federal or state court residing in Delaware, in any other jurisdiction in any manner provided by applicable Law. The parties acknowledge that all directions issued by the forum court, including all injunctions and other decrees, will be binding and enforceable in all jurisdictions and countries.
Specific Performance
Each of the parties acknowledged and agreed that the other party would be irreparably damaged in the event that any of the terms or provisions of the purchase agreement are not performed in accordance with their specific terms or otherwise are breached. Therefore, notwithstanding anything to the contrary set forth in the purchase agreement, each of the parties has agreed that the other party will be entitled to an injunction or injunctions to prevent breaches of any of the terms or provisions of the purchase agreement, and to enforce specifically the performance by such first party under the purchase agreement, and each party has agreed to waive the defense in any such suit that the other party has an adequate remedy at law, and agreed to waive any requirement to post any bond in connection with obtaining such relief. The equitable remedies described in this subparagraph will be in addition to, and not in lieu of, any other remedies that the parties may be permitted to pursue under the terms of the purchase agreement.
Expenses Generally
Except as otherwise expressly provided in the purchase agreement, all costs and expenses (including all fees and disbursements of counsel, financial advisors and accountants) incurred in connection with the negotiation and preparation of the purchase agreement, the performance of the terms of the purchase agreement and the consummation of the transactions contemplated by the purchase agreement, will be paid by the respective party incurring such costs and expenses, whether or not the closing will have occurred.
Amendment; Waiver
The purchase agreement may not be amended, except by an instrument in writing signed on behalf of Amneal and the seller representative. Unless otherwise specifically agreed in writing to the contrary: (a) the failure or delay of any party at any time to require performance by the other of any provision of the purchase agreement will not affect such party’s right thereafter to enforce the same; (b) no waiver by any party of any default by any other party will be valid unless in writing and acknowledged by an authorized representative of the non-defaulting party, and no such waiver will be taken or held to be a waiver by such party of any other preceding or subsequent default; and (c) no extension of time granted by any party for the performance of any obligation or act by any other party will be deemed to be an extension of time for the performance of any other obligation or act thereunder. Notwithstanding the foregoing, after receipt of the Amneal stockholder approval, if any such amendment or waiver will by applicable law or in accordance with the rules and regulations of Nasdaq require further approval of the stockholders of Amneal, the effectiveness of such amendment will be subject to the approval of the stockholders of Amneal.
Termination
The purchase agreement provides that the purchase agreement may be terminated and the transactions contemplated thereby may be abandoned:
•	at any time prior to the closing date, by mutual written consent of the seller representative and Amneal;
•
by either Amneal or the seller representative by written notice to the other party, if the closing has not taken place on or before November 17, 2026 (the “outside date”), or such later date as the seller representative and Amneal may agree to in writing if the closing will not have been consummated by the outside date; provided, that the outside date will automatically extend to January 12, 2027 if any of the HSR Act Condition, the India Conditions or the ISRA Conditions have not yet been satisfied and all other closing conditions have been satisfied or waived (other than those conditions that by their terms are to be satisfied or waived at the closing and that would have been satisfied or waived if the closing were to have occurred on the outside date); provided, further, that such right to terminate the purchase agreement shall not be available to any party whose breach of any representation, warranty or covenant caused the failure of the closing to be consummated by such time;

•
by the seller representative if Amneal breaches in any material respect any of its respective representations or warranties contained in the purchase agreement or breaches or fails to perform in any material respect any of its respective covenants or obligations contained in the purchase agreement, which breach or failure to perform (i) would render a condition precedent to Kashiv’s and the sellers’ obligations to consummate the transactions contemplated in the purchase agreement not capable of being satisfied prior to the outside date (as may be extended pursuant to the purchase agreement), and (ii) after the giving of written notice of such breach or failure to perform to Amneal by the seller representative, cannot be cured or has not been cured by the earlier of the outside date (as may be extended pursuant to the purchase agreement) and five business days (as may be extended by the seller representative) after the delivery of such notice; provided, that the right to terminate the purchase agreement under this subparagraph will not be available to the seller representative if any of the sellers or Kashiv is then in material breach of any representation, warranty or covenant contained in the purchase agreement;

•
by Amneal if any seller or Kashiv or the seller representative breaches in any material respect any of their respective representations or warranties contained in the purchase agreement or breaches or fails to perform in any material respect any of their respective covenants or obligations contained in the purchase agreement, which breach or failure to perform (i) would render a condition precedent to Amneal’s obligations to consummate the transactions contemplated by the purchase agreement not capable of being satisfied prior to the outside date (as may be extended pursuant to the purchase agreement), and (ii) after the giving of written notice of such breach or failure to perform to the seller representative by Amneal, cannot be cured or has not been cured by the earlier of the outside date (as may be extended pursuant to the purchase agreement) and five business days after the delivery of such notice (as may be extended by Amneal); provided, that the right to terminate the purchase agreement under this subparagraph will not be available to Amneal if Amneal is then in material breach of any representation, warranty or covenant contained in the purchase agreement;

•
by Amneal or the seller representative, if any governmental authority will have (i) issued an order, decree, ruling or taken any other action restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated therein and such order, decree, ruling or other action shall have become final and non-appealable or (ii) enacted, entered or enforced any law that permanently prohibits, makes illegal or enjoins the transactions contemplated by the purchase agreement;

•
by either the seller representative or Amneal if the special meeting (including any adjournments or postponements thereof) will have concluded and the Amneal stockholder approval will not have been obtained; or

•	by the seller representative prior to the receipt of the Amneal stockholder approval in the event that the Independent Committee makes a buyer adverse recommendation change.

Effect of Termination
If the purchase agreement is validly terminated in accordance with its terms, the purchase agreement will become null and void and have no further effect, except that certain designated provisions of the purchase agreement (including obligations related to notices, governing law, resolutions of disputes, specific performance, assignment, expenses, amendment, waiver and certain other obligations) will survive the termination and no party will be released from liability for any intentional breach by such party of the purchase agreement prior to termination.
Assignment
The purchase agreement generally prohibits each party from assigning the purchase agreement without the prior written consent of the other parties, except that (a) any seller may assign its rights to any economic consideration without Amneal’s consent (but subject to written notice thereof to Amneal), (b) any party may assign its rights and obligations in connection with a sale of all or substantially all of its assets or in connection with a merger or similar transaction in which such party is not the surviving entity (but subject to written notice thereof to the other parties), and (c) Amneal may (i) assign its rights to acquire the Kashiv membership interests to one or more of its subsidiaries, in each case, without the consent of the other parties (but subject to prior written notice thereof to the other parties) and (ii) collaterally assign any or all of its rights and interests under the purchase agreement to any of its lender(s) or noteholder(s) (or any agent or trustee on behalf of any such lender(s) or noteholder(s)). Subject to specified exceptions in the purchase agreement, an assignment of the purchase agreement will not relieve the assigning party of its obligations under the purchase agreement.
On May 24, 2026, Amneal, Amneal LLC, Kashiv and the seller representative entered into an assignment and assumption agreement, pursuant to which, without relieving any of Amneal’s obligations under the purchase agreement, Amneal assigned to Amneal LLC (i) Amneal’s rights to acquire the Kashiv membership interests and (ii) Amneal’s obligation to make the cash payments required under the purchase agreement.

STOCK ISSUANCE PROPOSAL
(PROPOSAL 2)
Overview
Amneal stockholders are being asked to approve a proposal that will give Amneal the authority to issue 28,942,108 shares of Amneal Class A common stock to the sellers in connection with the purchase agreement and the Transaction for purposes of complying with Nasdaq Listing Rule 5635(a)(2) and satisfying the related condition contained in the purchase agreement. A copy of the purchase agreement is attached to this proxy statement as Annex A.
Reasons for Stockholder Approval
Amneal’s Class A common stock is listed on the Nasdaq Capital Market and, as such, Amneal is subject to the applicable rules of Nasdaq, including Nasdaq Rule 5635(a)(2). Pursuant to Nasdaq Listing Rule 5635(a)(2), stockholder approval is required prior to the issuance of securities in connection with the acquisition of the stock or assets of another company if (1) any director, officer, or Substantial Shareholder (as defined by Nasdaq Rule 5635(e)(3)) has a 5% or greater interest (or such persons collectively have a 10% or greater interest), directly or indirectly, in such other company or assets to be acquired or in the consideration to be paid in the transaction or series of related transactions and (2) the present or potential issuance of common stock, or securities convertible into or exercisable for common stock, could result in an increase in outstanding common shares or voting power of 5% or more.
Chirag Patel is the President and Co-Chief Executive Officer of Amneal and a member of the Amneal Board and a Substantial Shareholder of Amneal and has a 5% or greater interest, directly or indirectly, including through certain revocable or irrevocable trusts for the benefit of his immediate family, in Kashiv. Chintu Patel is the Co-Chief Executive Officer of Amneal and a member of the Amneal Board and a Substantial Shareholder of Amneal and has a 5% or greater interest, directly or indirectly, including through certain revocable or irrevocable trusts for the benefit of his immediate family, in Kashiv. Tushar Patel is a Substantial Shareholder of Amneal and has a 5% or greater interest, directly or indirectly, including through certain revocable or irrevocable trusts for the benefit of his immediate family, in Kashiv.
In addition, Chirag Patel, Chintu Patel, Tushar Patel, Gautam Patel, a member of the Amneal Board, and Dipan Patel, a Substantial Shareholder of Amneal, collectively have a 10% or greater interest, directly or indirectly, including through certain revocable or irrevocable trusts for the benefit of their immediate families, in Kashiv.
Also, the issuance of 28,942,108 shares of Amneal Class A common stock to the sellers in connection withs the purchase agreement and the Transaction will result in an increase in outstanding Class A common stock outstanding or the voting power of 5% or more in Amneal.
As a result of the foregoing facts and circumstances, the parties agreed under the purchase agreement to condition the consummation of the Transaction on the receipt of the stock issuance approval and Amneal is seeking stockholder approval for the stock issuance proposal.
Effect of Vote in Favor of Proposal
If the stock issuance proposal is approved, 28,942,108 shares of Amneal Class A common stock will be issued in connection with and pursuant to the terms of the purchase agreement. These issuances represent approximately [•]% of the issued and outstanding shares of Amneal Class A common stock and outstanding voting power of Amneal as of immediately following and giving effect to the Transaction based on the number of shares outstanding as of [•], 2026, the record date for the special meeting, plus 28,942,108 shares of Amneal Class A common stock to be issued in connection with the Transaction. This percentage is subject to certain assumptions and may change prior to the closing, including as a result of future changes in the number of shares of Amneal Class A common stock outstanding prior to the closing. As a result, the sellers could own a greater, or lesser, percentage amount of the outstanding shares of Amneal Class A common stock immediately after the closing. The issuances of such shares would result in a dilution to Amneal’s stockholders (other than those stockholders receiving Amneal Class A common stock in connection with such issuance), and would afford Amneal’s stockholders (other than those stockholders receiving Amneal Class A common stock in connection with such issuance) a smaller percentage interest in the voting power, liquidation value and aggregate book value of Amneal.

Effect of Not Obtaining the Required Vote
If the stock issuance proposal is not approved by Amneal’s stockholders, then one of the closing conditions will not have been satisfied and the Transaction will not occur.
Material U.S. Federal Income Tax Consequences of the Stock Issuance
There are no material U.S. federal income tax consequences to Amneal stockholders in their capacities as such that will result from the stock issuance proposal.
Vote Required; Recommendations of the Independent Committee and the Amneal Board
Assuming a quorum is present, the affirmative vote of a majority of votes cast by the holders of the outstanding shares of Amneal common stock entitled to vote as of the close of business on the record date is required to approve the stock issuance at the special meeting or any adjournment or postponement thereof. Abstentions, broker non-votes and failures to vote, if any, will have no effect on the outcome of the stock issuance proposal. If you sign and return a proxy and do not indicate how you wish to vote on the stock issuance proposal, your shares will be voted in favor of the stock issuance proposal.
See “The Transaction Proposal – Reasons for the Transaction and Recommendation of the Independent Committee and Amneal Board” beginning on page 46 in this proxy statement for a detailed discussion of the Independent Committee’s and Amneal Board’s recommendations.
The Independent Committee unanimously recommends that Amneal stockholders vote “FOR” the stock issuance proposal. In addition, the Amneal Board recommends that Amneal stockholders vote “FOR” the stock issuance proposal.

ADJOURNMENT PROPOSAL
(PROPOSAL 3)
Amneal stockholders are being asked to approve a proposal that will give Amneal the authority to adjourn the special meeting, from time to time, as determined in accordance with the purchase agreement by the Independent Committee, including for the purpose of soliciting additional proxies in favor of the transaction proposal and the stock issuance proposal if there are insufficient votes at the time of the special meeting to approve the transaction proposal and the stock issuance proposal. If a quorum is not present, the presiding officer at the special meeting or the holders of a majority of the votes entitled to be cast by the holders of a majority of the shares of Amneal common stock present in person or represented by proxy at the special meeting and entitled to vote thereon may adjourn the special meeting from time to time until a quorum is present. At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called. If the adjournment is for more than 30 days, or if, after the adjournment, a new record date is fixed for the adjourned special meeting, a notice of the adjourned special meeting will be given to each stockholder of record entitled to vote at the meeting in accordance with Amneal’s bylaws. In addition, the special meeting could be postponed before it commences, subject to the terms of the purchase agreement. If the special meeting is adjourned or postponed, stockholders who have already submitted their proxies will be able to revoke them at any time prior to the final vote on the proposals.
Approval of the adjournment proposal requires the vote of the holders of a majority of the votes entitled to be cast by the holders of a majority of the shares of Amneal common stock present in person or represented by proxy at the special meeting and entitled to vote thereon. Broker non-votes or failures to vote, if any, will have no effect on the outcome of the adjournment proposal. Abstentions, if any, will have the same effect as a vote “AGAINST” the adjournment proposal. If you sign and return a proxy and do not indicate how you wish to vote on the adjournment proposal, your shares will be voted in favor of the adjournment proposal. Amneal does not intend to call a vote on this proposal if the transaction proposal and the stock issuance proposal have been approved at the special meeting.
The Independent Committee unanimously recommends that Amneal stockholders vote “FOR” the adjournment proposal. In addition, the Amneal Board recommends that Amneal stockholders vote “FOR” the adjournment proposal.

AGREEMENTS RELATED TO THE TRANSACTION
Restrictive Covenants Agreements
The following is a summary of certain material terms and provisions of a certain Restrictive Covenants Agreement, by and between Amneal and Chirag Patel, dated as of April 21, 2026 and a certain Restrictive Covenants Agreement, by and between Amneal and Chintu Patel, dated as of April 21, 2026 (together, the “restrictive covenants agreements”). This summary does not purport to describe all of the terms and provisions of the restrictive covenants agreements and is qualified in its entirety by the complete text of each of the restrictive covenants agreements, which are included as Annex B and Annex C to this proxy statement, respectively, and incorporated by reference herein. All stockholders of Amneal are urged to read the restrictive covenants agreements carefully and in their entirety, as well as this proxy statement, before making any decisions regarding the purchase agreement and the transactions contemplated thereby, including the Transaction and the stock issuance.
In connection with the execution of the purchase agreement, Amneal entered into restrictive covenants agreements with each of Chirag Patel and Chintu Patel (each, an “RCA person”).
Under the terms of the restrictive covenants agreements, during the period from the closing until the date that is the fifth anniversary of the closing date (the “restricted period”), each RCA person will not, and will cause its controlled affiliates, not to, without the prior written consent of Amneal, directly or indirectly, invest in, acquire, own, manage, control, undertake, participate in, carry on or be engaged in the operation of the business of Kashiv or any business or activities that compete with the business of Kashiv as conducted as of signing and as of the closing date, except for (i) the passive ownership by such RCA person, directly or indirectly, of less than two percent (2%) of any class of the securities of any person traded on a national or international securities exchange or traded on the over-the counter market, (ii) the passive investment by such RCA person, directly or indirectly, as a limited partner and not as a co-investor, in private equity funds of less than two percent (2%) of the equity interests in such fund so long as such RCA person does not have any active role in, or ability to direct, the activities of such fund or the portfolio companies thereof or (iii) actions performed by such RCA person in their capacity as an employee, consultant, officer, independent contractor or director of Amneal or any of Amneal’s controlled affiliates.
Each RCA person also agreed in his respective restrictive covenant agreement that such RCA person will not, and will cause his controlled affiliates not to, during the restricted period, except for the benefit of, and on behalf of, Kashiv, Amneal and any of their respective affiliates or subsidiaries and each of their successors or assigns (in each case, other than the sellers) (collectively, the “Kashiv affiliated group”), directly or indirectly, on such RCA person’s own behalf or on behalf of any other person or entity, solicit, recruit or hire, or attempt to recruit or hire, any restricted person (as defined below) or induce or attempt to induce any restricted person to leave the employ of or cease doing business with Kashiv or any other member of the Kashiv affiliated group, as the case may be; provided, however, that this restriction will not prevent such RCA person (i) from making any general solicitations, directly or indirectly, including through newspapers, trade journals, the internet or any similar media that are not directed specifically at any employee or independent contractor of the Kashiv affiliated group, or hiring the persons who respond to such general solicitations or (ii) from soliciting and hiring any former employee or independent contractor of the Kashiv affiliated group who was terminated without cause. A “restricted person” means (i) any employee, agent, or contractor of Kashiv or its subsidiaries as of immediately prior to the closing, and/or (ii) any employee, agent, or contractor of Amneal or any affiliate of Amneal with whom the sellers worked, collaborated or shared information, or about whom the sellers had access to or received confidential information during the sellers’ affiliation with the Kashiv affiliated group.
Except to the extent (i) authorized by Amneal, (ii) required by law or any legal process, or (iii) necessary in performing such seller’s obligations under the purchase Agreement, each seller will not, and will cause its controlled affiliates not to, directly or indirectly, at any time after the closing, use or exploit, or disseminate, disclose, or divulge to any person, firm, corporation, association or other business entity, confidential information of Kashiv and its subsidiaries.
Amendment to the Stockholders Agreement
The following is a summary of certain material terms and provisions of the amendment to the Amneal stockholders agreement. This summary does not purport to describe all of the terms and provisions of the stockholders agreement amendment and is qualified in its entirety by the complete text of the amendment to the Amneal stockholders agreement, a form of which is included as Exhibit B to the purchase agreement (a copy of which is attached as Annex A hereto) and incorporated by reference herein. All stockholders of Amneal are urged to read the amendment to the Amneal stockholders agreement carefully and in its entirety, as well as this proxy statement, before making any decisions regarding the purchase agreement and the transactions contemplated thereby, including the Transaction and the stock issuance.
In connection with the purchase agreement, Amneal has agreed to enter into, substantially concurrently with the closing, the amendment to the Amneal stockholders agreement with Vikram Patel, in his capacity as the Amneal group representative, and the other parties that will be named therein. Pursuant to the amendment to the Amneal stockholders agreement, Amneal and the Amneal Group Representative will agree, among other things, to amend and restate the definitions of “Amneal Group” and “Amneal Group Member” (in each case, as defined in the Amneal stockholders agreement), and to clarify that the shares of Amneal Class A common stock issued to the Amneal group in connection with the Transaction will be included in the number of shares owned by the Amneal group for all purposes of the Amneal stockholders agreement (subject to specified exceptions).
Pursuant to the amendment to the Amneal stockholders agreement, the definition of “Amneal Group” and “Amneal Group Member” will be amended and restated such that the “Amneal Group” shall mean the persons set forth on a schedule to the Amendment to the Amneal stockholders agreement under the headings “Pre-Existing Amneal Group Members” and “New Amneal Group Members” and “Amneal Group Member” shall mean any of them.

INFORMATION ABOUT KASHIV

KASHIV’S BUSINESS
Overview and Corporate History
Kashiv is a vertically integrated biopharmaceutical company and is among a limited number of U.S.-based companies to both manufacture and receive marketing authorization for multiple biosimilars. With robust infrastructure and highly skilled teams with extensive expertise in the development and manufacturing of biosimilars, Kashiv offers R&D, clinical, manufacturing, and regulatory capabilities through its more than 600 team members globally. In addition, Kashiv’s expansive partnerships reach more than 100 global markets. More than $900 million of capital has been invested in the Kashiv platform since its founding.
Kashiv was founded in 2010 by Chirag Patel (President and Co-Chief Executive Officer of Amneal and a member of the Amneal Board) and Chintu Patel (Co-Chief Executive Officer of Amneal and a member of the Amneal Board). Between 2013 and 2019, Kashiv acquired and developed infrastructure in Piscataway, New Jersey and Chicago, Illinois, and filed its first two biosimilar applications with the U.S. Food and Drug Administration (“FDA”) in 2017 for Releuko® (biosimilar to Neupogen®) and 2020 for Fylnetra® (biosimilar to Neulasta®).
Between 2020 and 2024, Kashiv received FDA approvals for its biosimilars Releuko® and Fylnetra®. During this period, Kashiv also bolstered its R&D capabilities by establishing a dedicated team and facility in Ahmedabad, India, and Kashiv’s Chicago, Illinois facility was registered with the FDA for drug substance and drug product manufacturing for Releuko® and Fylnetra®.
Since 2025, Kashiv has continued to expand its infrastructure and development platform across several products. While volumes of Kashiv’s Releuko® and Fylnetra® have continued to scale globally, Kashiv has developed a pipeline of more than 20 biosimilar candidates, including a potential biosimilar for Xolair®, which has already received approval by the Medicines and Healthcare Products Regulatory Agency of the U.K. (“MHRA”) and received acceptance of its marketing authorization application for review by Health Canada. Kashiv has three programs currently pending regulatory approval in the United States, including a biologics license application submitted to the FDA, and a marketing authorization application accepted by the European Medicines Agency for a proposed biosimilar to Xolair®. Kashiv continues to enhance its key infrastructure and manufacturing capacity, including through its Piscataway, New Jersey facility expansion and Pipan, Ahmedabad, India land acquisition and manufacturing facility construction. Kashiv has more than 110 patent applications filed across its biosimilar programs.
Kashiv’s Strengths and Strategy
Kashiv has built a vertically integrated platform with deep biosimilar development expertise characterized by the following strengths:
•	Proven Track Record in Drug Development. Kashiv has a proven track record, having received FDA approval for two biosimilars in the U.S. (Releuko® and Fylnetra®).
•
Vertically Integrated Platform with Cost-Effective R&D and Dual Manufacturing Capabilities. Kashiv’s U.S. and India sites provide a de-risked dual launch strategy, speed-to-market, competitive cost position, supply chain reliability, and quality control across all product stages from R&D to manufacturing.

•
Differentiated and Curated Portfolio. Kashiv employs a holistic approach to pipeline selection to leverage its key strengths. Kashiv’s pipeline selection strategy considers first-wave launch timing, competitive landscape and market size, regulatory and development strategies, opportunity for differentiation, product complexity, scalability and yield, and intellectual property landscape.

•
Dedicated Team with Experience and Expertise. Kashiv attracts top talent to support development of its business. Its employee base is highly experienced in developing a wide range of small and large molecules and creating high-value enterprises.

•	Long-Term Commercial View. Through a long-term focus on the early phase of the biosimilar lifecycle, Kashiv has positioned itself to be one of the prominent players in the biosimilars market.
•
Strong Relationships with Committed Global Partners. Kashiv operates a business-to-business (“B2B”) model through which it licenses commercial rights to its products to high-quality commercial partners covering key global markets.

Kashiv’s strategy is to continue to expand in the growing global biosimilar market. Kashiv’s vertically integrated platform and biosimilar expertise position it well to capitalize on the expected growth in the biosimilar market through its proven development and manufacturing capabilities and experienced team.
Industry Overview
Biosimilars are biologic medicines that have been deemed to be highly similar in quality, safety, and effectiveness to an existing approved biologic reference product, with no clinically meaningful differences from the original approved product. The global biosimilar market is significant and remains largely untapped; it is expected that the biosimilar market will grow approximately 5x over the next decade (from approximately $40 billion in 2025 to approximately $191 billion in 2035).1 Key factors that are expected to drive the rapid growth rate of the biosimilar market include, among others:
•
Imminent Biologics Patent Expirations and Modest Competition: 118 biologics are expected to lose exclusivity in the next decade, accounting for more than $300 billion globally (with $234 billion in the U.S.). Only 10% of branded biologics currently have biosimilars in development.[2] The majority of opportunities have less than $10 billion in biologic sales, with modest biosimilar competition expected (e.g., 3-4 players each).[3]

•
Affordability of Biosimilars: Because biosimilars are typically far less expensive than the corresponding branded product, Kashiv anticipates increased adoption of biosimilars will result in substantial healthcare savings and improved patient access to healthcare. Specifically, biosimilars are expected to improve patient access by 2x or more.[4] Savings from biosimilars in the U.S. were estimated to be approximately $20 billion in 2024 alone.[5]

•
Increased U.S. Adoption of Biosimilars: The biosimilar market represents the next wave of affordable medicine in the U.S. Kashiv expects biosimilar adoption will increase as more clinicians and patients become aware of biosimilars and their benefits, and data continues to demonstrate the safety and effectiveness of biosimilars.

•
Shifting Regulatory Landscape: As part of its initiative to make medicine more affordable, the FDA has recently introduced draft guidance proposing criteria for when it may waive Phase III requirements for FDA approval and instead rely on an appropriately designed pharmacokinetic similarity study and an assessment of immunogenicity.[6]

Competition
Kashiv’s competitors include pure-play biosimilar companies, such as Sandoz, Samsung Bioepis, Celltrion, Biocon, Alvotech, and Formycon, among others. In addition, companies are continuing to enter the biosimilar market by expanding internal capabilities or through acquisitions and licensing agreements.
Kashiv believes it can compete effectively based on its advanced, cost-effective R&D and manufacturing capabilities, differentiated product pipeline strategy, highly experienced leadership team, and committed global partners.
Pipeline
Kashiv maintains a robust, diversified pipeline that targets high-value therapeutic areas and spans across a wide range of modalities and new complex indications. Currently, Kashiv has more than 20 biosimilar pipeline products, consisting of a mix of biologics targeting larger markets and biologics targeting market sizes under $5 billion. Kashiv continuously evaluates incremental pipeline opportunities to build a strategic selection of medicines for patients and providers.
[1]	Management estimates based on research reports from Statifacts and Precedent Research on biosimilar market size from 2025 to 2035.
[2]	IQVIA report: “Assessing the Biosimilar Void in the U.S.,” Feb. 2025.
[3]	IQVIA report: “Assessing the Biosimilar Void in the U.S.,” Feb. 2025.
[4]	2025 U.S. Generics and Biosimilars Medicines Savings Report.
[5]	JAMA article “Breaking the Biosimilar Bottleneck,” March 9, 2026, Makary et al.
[6]	FDA Draft Guidance: Scientific Considerations in Demonstrating Biosimilarity to a Reference Product (Oct. 2025); Clinical Leader: U.S. Biosimilars Surge: 2025.

The following table provides an overview of Kashiv’s current product pipeline:7
Biosimilars

Filgrastim (biosimilar to Neupogen®) Oncology Supportive Care	Cell line & Process Development	Preclinical	Clinical	Submission	FDA Approval
Pegfilgrastim (biosimilar to Neulasta®) Oncology Supportive Care	Cell line & Process Development	Preclinical	Clinical	Submission	FDA Approval
Omalizumab (biosimilar to Xolair®) Immunology / Respiratory	Cell line & Process Development	Preclinical	Clinical	Submission	FDA Approval*
Abatacept (biosimilar to Orencia®) Immunology	Cell line & Process Development	Preclinical	Clinical	Submission	FDA Approval
Certolizumab pegol (biosimilar to Cimzia®) Immunology	Cell line & Process Development	Preclinical	Clinical	Submission	FDA Approval
Pembrolizumab (biosimilar to Keytruda®) Oncology	Cell line & Process Development	Preclinical	Clinical	Submission	FDA Approval
Nivolumab (biosimilar to Opdivo®) Oncology	Cell line & Process Development	Preclinical	Clinical	Submission	FDA Approval
Dulaglutide (biosimilar to Trulicity®) Diabetes	Cell line & Process Development	Preclinical	Clinical	Submission	FDA Approval
Romiplostim (biosimilar to Nplate®) Hematology	Cell line & Process Development	Preclinical	Clinical	Submission	FDA Approval
Pancrelipase (biosimilar to Creon®) Gastroenterology	Process Development	Preclinical	Clinical	Submission	FDA Approval

* MHRA Approval (UK) received Q1 2026
[7]	Kashiv does not own the trademarks referenced in this table.

Complex Programs

Carfilzomib (505(b)(2) referencing Kyprolis®) Oncology	Early Phase	Advanced Development	Filing	FDA Approval	Launch
Lanreotide (Generic to Somatuline® Depot)Oncology and Hormonal	Early Phase	Advanced Development	Filing	FDA Approval	Launch

Product Innovation and Differentiation
Kashiv’s R&D approach is predicated on utilizing its unique and highly refined capability set to develop complex medicines, regardless of regulatory pathway. Although Kashiv’s primary focus is on biosimilars, Kashiv selectively utilizes the ANDA and 505(b)(2) pathways to best serve unmet patient needs in conjunction with a disciplined approach to risk management and intellectual property (“IP”) strategy. Kashiv’s product portfolio innovations create opportunities for differentiation in competitive environments.
Intellectual Property
Kashiv’s key intellectual property largely consists of patents, trademarks and trade secrets, and Kashiv seeks to procure patents and trademark registrations in certain key markets, and to protect its trade secrets through contractual restrictions. Kashiv seeks to control access to its intellectual property by entering into non-disclosure agreements with employees and third parties with access to its intellectual property.
In addition to its intellectual property rights, Kashiv also considers the skills and ingenuity of its employees to be important contributors to Kashiv’s success. Kashiv believes its platform would be difficult, time consuming, and costly to replicate.
Kashiv files patent applications in countries and regions including the United States, the European Patent Office, Australia, Canada, China, India, and Japan. It has geographically broad trademark protection for Releuko® (filgrastim) and Fylnetra® (pegfilgrastim) and has registered these trademarks in multiple jurisdictions.
Commercial Partnerships
Kashiv operates a B2B business model, licensing commercial rights to its programs to reputable partners globally. Kashiv has commercial partners in the U.S., European Union, and Canada, as well as in the APAC, MENA, and LATAM regions. Kashiv’s key commercial partners include Amneal, Advanz Pharma, Alvotech, CRISTÁLIA, Intas Pharmaceuticals, MS Pharma, JAMP Pharma Corporation, and Saya Biologics. Kashiv is in active discussions with potential commercial partners for products in its pipeline.
Facilities
Kashiv operates four R&D and manufacturing facilities, enabling flexible pipeline development with the latest single-use technology. Kashiv’s U.S. sites are designed to accelerate timelines for products to receive required regulatory approvals and move to market. Kashiv expects to have drug substance capacity of approximately 75,000L by 2028 (from approximately 26,000L in 2026).
Kashiv’s four R&D and manufacturing facilities are further described below:
Piscataway, New Jersey. Kashiv currently operates one facility in New Jersey with another facility expected to be operational in 2028, totaling approximately 150,000 square feet. The existing New Jersey facility is MHRA-certified and specializes in monoclonal antibodies and fusion proteins production. The building also includes an R&D facility with microbiology labs.
Chicago, Illinois. Kashiv’s 100,000 square foot R&D and manufacturing facility has capabilities for development and manufacturing of commercial-scale microbial cell lines, drug substance, and a fill-and-finish line for prefilled syringes and vials. It is an FDA-registered site for Kashiv’s commercial biosimilars (Releuko® and Fylnetra®) and holds a Certificate of Good Manufacturing Practices for Active Pharmaceutical Ingredients from Brazil’s ANVISA (Agência Nacional de Vigilância Sanitária).

Ahmedabad, India. Kashiv’s 140,000 square foot R&D facility contains state-of-the-art analytical labs for characterization, stability, bioassay development, process development, and small-scale manufacturing of complex proteins for biosimilars.
Pipan, Ahmedabad, India. Kashiv is constructing a next-generation biologics manufacturing facility, with anticipated industry-leading capacity (~50,000L planned) to support the commercial launches of Kashiv’s advanced biosimilars pipeline. The site is expected to become operational during the second half of 2026.
Employees and Human Capital Resources
Kashiv employs more than 600 employees globally as of the date of this preliminary proxy statement, over half of whom hold advanced degrees, and approximately 300 of whom are scientists with experience in biosimilar platform build and execution. Kashiv’s scientific and business executives have extensive industry experience in developing a wide range of small and large molecules and creating high-value enterprises. The expertise of Kashiv’s employees spans across major biological technology platforms including microbials, mAbs, fusion proteins, bispecifics, and cytokines, covering many biologics.
Legal Proceedings
From time to time, Kashiv may be involved in various other claims and legal proceedings relating to claims arising out of Kashiv’s operations. Kashiv is not currently a party to any material legal proceedings.

KASHIV MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
Kashiv is a biopharmaceutical research, development and manufacturing company seeking to advance pipeline of biosimilars, complex peptides and enzyme-based programs through agreements with third parties in order to improve access to biologics and complex medicines for patients, physicians and payers.
In March 2025, Kashiv completed a corporate reorganization to simplify its ownership structure. In connection with the reorganization, Kashiv BioSciences Holdco, LLC (“Kashiv Parent”) and Kashiv Intermediate Holdco, LLC (“Kashiv HoldCo”) were formed, and Kashiv became a wholly owned subsidiary of Kashiv HoldCo. As part of the restructuring, its historical equity structure, which included multiple classes of units, including profit participation units, was simplified into a single class of common units. In addition, an existing credit funding loan was assigned to Kashiv HoldCo, and the related security interest in Kashiv’s assets was terminated. On April 18, 2026, Kashiv HoldCo distributed its ownership interest in Kashiv to Kashiv Parent, and Kashiv Parent subsequently distributed such interests to certain members of Kashiv Parent.
The following discussion and analysis contains forward-looking statements that involve risks and uncertainties. Kashiv’s actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks discussed elsewhere in this proxy statement. This discussion and analysis should be read in conjunction with Kashiv’s consolidated financial statements and related notes included elsewhere in this proxy statement. The 2024 financial information discussed below has been restated, as described in Note 3. Restatement of Prior Financial Statements to Kashiv’s consolidated financial statements for the years ended December 31, 2025 and 2024 included in this proxy statement (the “Kashiv Annual Financial Statements”), and the following discussion and analysis reflects such restatement.
Overview
Kashiv’s principal sources of revenue include pharmaceutical manufacturing, research and development and product licensing activities that focus on developing innovative technologies, biosimilars, and life-cycle management products. Its revenue may fluctuate significantly from period to period based on the timing of commercial manufacturing activity, partner product sales, achievement of developmental, regulatory and commercial milestones, recognition of deferred revenue and execution of collaboration or license arrangements.
Kashiv’s operating expenses consist primarily of cost of goods sold, selling, general and administrative expenses and research and development expenses. Research and development expenses include salaries, certain building and facility expenses, clinical and contract research organization costs, materials and laboratory costs. The timing and amount of its future research and development spending will depend on the design, timing and duration of clinical trials, the progress of its development programs, regulatory requirements and the level of financial resources available to Kashiv.
Kashiv has various business arrangements with related parties, including Amneal, due to common ownership. Certain holders of equity interests in Kashiv, including members of management, directly or indirectly hold ownership interests in these entities and may also serve in governance roles. These transactions include commercial and contract research revenue, licensing and milestone revenue, royalty revenue and, historically, financing arrangements. A significant portion of Kashiv’s revenues and certain expenses are attributable to related parties, and period-to-period results may be affected by the timing and nature of these arrangements. Amneal and Kashiv’s related party disclosures for a given reporting period may differ due to timing differences between revenue and expense recognition under GAAP, as well as varying judgments regarding materiality. In addition, amounts disclosed may differ from those reported by Amneal due to the use of different foreign currency exchange rate sources. Unless otherwise specified, related party arrangements described below involve parties other than Amneal; arrangements specifically involving Amneal are identified as such.
Known Trends and Uncertainties
The Pharmaceutical Industry
Kashiv is subject to risks common in the pharmaceutical industry. The development of new pharmaceutical products, particularly biosimilars, is a complex, costly and time-consuming process that requires significant financial resources and specialized technical, clinical and regulatory expertise. Uncertainties inherent in this process include, but are not limited to, risks related to clinical development and regulatory outcomes and approvals, the ability to successfully demonstrate biosimilarity to reference products, manufacturing complexity and consistency and increasing competitive pressures. Additional risks include the ability to commercialize products successfully, dependency on key customers and suppliers, including for certain active pharmaceutical ingredients, potential product liability risks inherent in the research, development, clinical testing and manufacturing of human therapeutic products and the ability to establish, maintain and protect intellectual property rights.
Liquidity and Going Concern Uncertainty
Since inception, Kashiv has incurred recurring operating losses and negative cash flows from operations and, accordingly, it requires significant additional capital beyond what it generates through operations to fund its operations and development programs. Based on its current debt maturities and current liquidity position and projected cash flows, Kashiv’s management has concluded that substantial doubt exists about its ability to continue as a going concern beyond December 31, 2026. For additional information, see the section titled “Liquidity and Capital Resources” below in this Management’s Discussion and Analysis of Financial Condition and Results of Operations and the section titled “Liquidity” in Note 2. Summary of Significant Accounting Policies to the Kashiv Annual Financial Statements included in this proxy statement.
Results of Operations
Consolidated Results – Comparison of Three Months Ended March 31, 2026 to Three Months Ended March 31, 2025
The following table sets forth Kashiv’s consolidated results of operations (dollars in thousands):

	Three Months Ended March 31,		Change
	2026	2025	$	%
Commercial and contract research revenue - related party	$2,960	$4,848	$(1,888)	(38.9)%
License and milestone revenue	4,701	859	3,842	447.3%
License and milestone revenue - related party	10,000	15,322	(5,322)	(34.7)%
Royalty revenue - related party	3,044	3,955	(911)	(23.0)%
Total revenues	20,705	24,984	(4,279)	(17.1)%
Costs and expenses
Cost of goods sold	14,471	4,921	9,550	194.1%
Cost of goods sold - related party	3,191	6,530	(3,339)	(51.1)%
Selling, general and administrative	4,513	2,242	2,271	101.3%
Research and development	22,096	22,143	(47)	nm
Total operating expenses	44,271	35,836	8,435	23.5%
Operating loss	(23,566)	(10,852)	(12,714)	117.2%
Other expense	(1,926)	(157)	(1,769)	nm
Interest expense	(4,319)	—	(4,319)	nm
Interest expense - related party	—	(11,563)	11,563	nm
Net loss	$(29,811)	$(22,572)	$(7,239)	32.1%

nm - not meaningful
Total Revenues
Total revenues for the three months ended March 31, 2026 decreased $4.3 million, or 17.1%, from the prior year period, primarily due to lower revenue from related parties (commercial and contract research revenue, license and milestone revenue, and royalty revenue), partially offset by higher license and milestone revenue from third parties.
•
Commercial and contract research revenue - related party decreased $1.9 million, or 38.9%, for the three months ended March 31, 2026 compared to the prior year period primarily due to lower revenue from Amneal resulting from timing of quality release of finished goods.

•
License and milestone revenue increased $3.8 million, or 447.3%, for the three months ended March 31, 2026 compared to the prior year period primarily due to the timing and achievement of milestones under Kashiv’s license and collaboration arrangement with Alvotech to commercialize omalizumab (a biosimilar to XOLAIR®) in the European Union, United Kingdom, Australia, Canada, and New Zealand.

•
License and milestone revenue - related party decreased $5.3 million, or 34.7%, for the three months ended March 31, 2026 compared to the prior year period primarily due to the timing and achievement of milestones under a license and collaboration arrangement with Amneal to distribute and sell omalizumab (a biosimilar to XOLAIR®) in the United States and India.

•
Royalty revenue - related party decreased $0.9 million, or 23.0%, for the three months ended March 31, 2026 compared to the prior year period primarily due to lower royalty revenue from Amneal, reflecting lower Fylnetra® royalties, partially offset by higher royalties from Releuko®.

Cost of Goods Sold
Cost of goods sold increased $9.6 million, or 194.1%, for the three months ended March 31, 2026 compared to the prior year period, primarily due to increases in inventory reserve of $4.0 million, manufacturing costs of $3.0 million, and facility overhead expenses.
Cost of Goods Sold - Related Party
Cost of goods sold - related party decreased $3.3 million, or 51.1%, for the three months ended March 31, 2026 compared to the prior year period, primarily due to reduced commercial sales volumes with Amneal.
Selling, General and Administrative
Selling, general and administrative (“SG&A”) expenses for the three months ended March 31, 2026 increased $2.3 million, or 101.3%, compared to the prior year period primarily due to higher legal expenses, personnel costs, and recruiting fees.
Research and Development
Research and development expenses for the three months ended March 31, 2026 were consistent with the prior year period. The slight decrease was not significant and primarily reflects normal period-to-period fluctuations in development program spending, including clinical and contract research organization costs, materials, laboratory costs, facility-related costs, and personnel. Kashiv expects research and development expenses to remain significant as it continues to advance its biosimilar, complex peptide and enzyme-based programs.
Interest Expense
Interest expense was $4.3 million for the three months ended March 31, 2026 compared to no interest expense in the prior year period. The increase was primarily due to interest expense incurred on third-party debt financings entered into during 2025, which replaced prior related-party financing following Kashiv’s March 2025 Reorganization (as defined in the Kashiv Annual Financial Statements). There was no third-party debt outstanding during the three months ended March 31, 2025. Refer to Note 13. Debt in the Kashiv Annual Financial Statements included in this proxy statement for further details.
Interest Expense - Related Party
Interest expense - related party decreased $11.6 million to zero for the three months ended March 31, 2026, compared to the prior year period primarily due to the assignment of the Company’s related party credit facility to its parent entity in connection with the March 2025 reorganization (as noted above under the section Interest Expense). There was no related party debt outstanding during the three months ended March 31, 2026.

Consolidated Results – Comparison of Year Ended December 31, 2025 to Year Ended December 31, 2024
The following table sets forth Kashiv’s consolidated results of operations (dollars in thousands):

	Years Ended December 31,		Change
	2025	2024	$	%
Commercial and contract research revenue	$962	$—	$962	100.0%
Commercial and contract research revenue - related party	13,997	11,459	2,538	22.1%
License and milestone revenue	12,400	280	12,120	nm
License and milestone revenue - related party	38,411	9,963	28,448	285.5%
Royalty revenue - related party	14,185	16,013	(1,828)	(11.4)%
Total revenues	79,955	37,715	42,240	112.0%
Costs and expenses
Cost of goods sold	33,431	36,195	(2,764)	(7.6)%
Cost of goods sold - related party	19,021	12,500	6,521	52.2%
Selling, general and administrative	13,734	15,015	(1,281)	(8.5)%
Research and development	99,172	58,377	40,795	69.9%
Total operating expenses	165,358	122,087	43,271	35.4%
Operating loss	(85,403)	(84,372)	(1,031)	1.2%
Other expense	(4,477)	(2,191)	(2,286)	104.3%
Interest expense	(7,608)	—	(7,608)	nm
Interest expense - related party	(11,563)	(38,154)	26,591	(69.7)%
Net loss	$(109,051)	$(124,717)	$15,666	(12.6)%

nm - not meaningful
Total Revenues
Total revenues for the year ended December 31, 2025 increased by $42.2 million, or 112.0%, from the prior year, primarily due to higher license and milestone revenue and commercial and contract research revenue from third parties and related parties.
•
Commercial and contract research revenue was $1.0 million for the year ended December 31, 2025 compared to no commercial and contract research revenue in the prior year. The increase was primarily due to the launch of sales in Canada that started in the last fiscal quarter of the year ended December 31, 2025.

•
Commercial and contract research revenue - related party increased $2.5 million, or 22.1%, for the year ended December 31, 2025 compared to the prior year primarily due to an increases in sales of Releuko® to Amneal.

•
License and milestone revenue increased $12.1 million for the year ended December 31, 2025 compared to the prior year primarily due to the timing and achievement of milestones and upfront payments under license and collaboration arrangements with (i) Alvotech to commercialize omalizumab (a biosimilar to XOLAIR®) in the European Union, United Kingdom, Australia, Canada, and New Zealand, and (ii) Intas to commercialize lanreotide injection in Europe and India.

•
License and milestone revenue - related party increased $28.4 million, or 285.5%, for the year ended December 31, 2025 compared to the prior year primarily due to the timing and achievement of milestones and upfront payments under a license and collaboration arrangement with Amneal to distribute and sell omalizumab (a biosimilar to XOLAIR®) in the United States and India.

•
Royalty revenue - related party decreased $1.8 million, or 11.4%, for the year ended December 31, 2025 compared to the prior year, primarily driven by a $4.3 million decrease in Fylnetra® royalty revenue from Amneal, reflecting changes in market prices, partially offset by a $2.6 million increase in Releuko® royalty revenue from Amneal due to higher sales volumes.

Cost of Goods Sold
Cost of goods sold decreased $2.8 million, or 7.6%, for the year ended December 31, 2025 compared to the prior year, primarily due to higher manufacturing absorption, which reduced per unit costs, partially offset by higher personnel, facility, and manufacturing costs.
Cost of Goods Sold - Related Party
Cost of goods sold - related party increased $6.5 million, or 52.2%, for the year ended December 31, 2025 compared to the prior year, primarily due to higher production costs associated with increased units sold to Amneal, as well as an increase in inventory reserves for expiring materials.
Selling, General and Administrative
SG&A expenses for the year ended December 31, 2025 decreased $1.3 million, or 8.5%, compared to the prior year, primarily driven by reductions in legal, personnel and overhead expenses, partially offset by increased costs related to information system upgrades, accounting fees and tax fees.
Research and Development
Research and development expenses for the year ended December 31, 2025 increased $40.8 million, or 69.9%, compared to the prior year primarily due to higher spending on development programs for later-stage products, including omalizumab (a biosimilar to XOLAIR®) and abatacept (a biosimilar to Orencia®), with increased costs related to clinical activities, contract research organizations, materials, laboratory operations, facilities, and personnel.
Other Expense
Other expense increased to $4.5 million, or 104.3%, for the year ended December 31, 2025 from $2.2 million for the prior year primarily due to foreign currency fluctuations.
Interest Expense
Interest expense was $7.6 million for the year ended December 31, 2025 compared to no interest expense in the prior year. The increase was due to the interest expense incurred on third-party debt financings entered into during 2025, which replaced prior related-party financing following Kashiv’s March 2025 Reorganization. There was no third-party debt outstanding during the year ended December 31, 2024. Refer to Note 13. Debt in the Kashiv Annual Financial Statements included in this proxy statement for further details.
Interest Expense - Related Party
Interest expense - related party decreased $26.6 million, or 69.7%, for the year ended December 31, 2025, compared to the prior year due to the assignment of Kashiv’s related-party secured credit funding loan to its parent entity in connection with the March 2025 reorganization (as noted above under the section Interest Expense). As a result, there was no related party debt outstanding subsequent to March 2025.
Liquidity and Capital Resources
Kashiv’s primary sources of liquidity have been capital and debt from related-party investors and third-party lenders, together with cash receipts from commercial manufacturing, contract research, license and milestone and royalty arrangements. Its primary uses of capital resources are to fund research and development activities, capital expenditures, debt service, lease obligations, and working capital requirements. Capital expenditures of $40.0 million and $25.5 million for the years ended December 31, 2025 and 2024, respectively, were primarily related to the expansion of manufacturing facilities in the United States and India to support anticipated new product launches.
As of March 31, 2026, Kashiv had cash of $12.8 million and restricted cash of $4.0 million. Restricted cash as of March 31, 2026 related to a letter of credit posted as security under a long-term lease agreement. Current assets were $58.2 million as of March 31, 2026, compared to $54.7 million as of December 31, 2025. Current liabilities were $39.0 million as of March 31, 2026, compared to $34.6 million as of December 31, 2025.

Kashiv has incurred recurring operating losses and negative cash flows from operations since inception. Net cash used in operating activities was $106.3 million for the year ended December 31, 2025, representing an average monthly cash usage of approximately $8.9 million. Net cash used in operating activities was $32.7 million for the three months ended March 31, 2026, reflecting continued investment in research and development programs and ongoing operating activities. During 2025, Kashiv raised debt financing in the United States and India to fund future operations and continue clinical development programs. Kashiv believes that the financing obtained, along with continued support from the related-party investors and projected license and milestone revenues, will fund its operations through December 31, 2026. However, Kashiv’s management has concluded that substantial doubt exists about its ability to continue as a going concern after that date. For additional information, refer to the section titled “Liquidity” in Note 2. Summary of Significant Accounting Policies to the Kashiv Annual Financial Statements included in this proxy statement.
Material Cash Requirements
Kashiv’s material cash requirements include:
•	Research and development: Research and development expenses are expected to remain a significant use of cash as Kashiv continues to advance its programs.
•	Capital expenditures: Capital expenditures are expected to remain elevated in 2026 as Kashiv continues to invest in manufacturing facilities, laboratory capabilities, and equipment.
•	Debt service: Kashiv’s debt requires ongoing interest and principal payments. Cash interest requirements are expected to increase over time.
•	Lease obligations: Kashiv has ongoing lease commitments for manufacturing, laboratory, and office facilities.
•	Working capital: Kashiv requires working capital to fund inventory, prepaid expenses, and operating liabilities.
Pending Acquisition by Amneal Pharmaceuticals, Inc.
On April 21, 2026, Kashiv entered into the purchase agreement pursuant to which Amneal, a related party, has agreed to acquire the Kashiv membership interests in a transaction that includes $375.0 million of cash, subject to certain adjustments, and 28,942,108 shares of Amneal Class A common stock at closing, as well as potential additional contingent cash royalty payments and payments based on the achievement of specified regulatory and commercial milestones. The Transaction is subject to approval by Amneal’s stockholders, regulatory approvals and other customary closing conditions. The purchase agreement and the Transaction are described in more detail in the sections of this proxy statement entitled “The Transaction Proposal (Proposal 1)” and “The Membership Interest Purchase Agreement”.
Prior to closing, Kashiv is required to fund its operations using existing liquidity and available financing sources and is not entitled to funding from Amneal. Accordingly, Kashiv’s ability to meet its obligations prior to closing is dependent on its existing resources and access to capital. As described further in the sections of this proxy statement entitled “The Transaction Proposal (Proposal 1) – Closing Consideration” and “The Membership Interest Purchase Agreement – Closing Consideration”, under the purchase agreement, Amneal has agreed to reimburse the sellers for the funding of Kashiv’s operations between signing and closing (subject to a cap equal to the product of $20.0 million and the number of months (including prorated months) between signing and closing). From and after the closing, the Transaction is expected to provide significant liquidity to Kashiv by virtue of Kashiv becoming a wholly owned subsidiary of Amneal, which has significantly greater liquidity and capital resources than Kashiv. In the interim, Kashiv is actively managing its liquidity by adjusting its operating plan and prioritizing expenditures, including the timing of research and development activities. Kashiv is also evaluating potential sources of liquidity, including projected license and milestone revenues, as well as financing alternatives to support operations through closing; however, there can be no assurance that such inflows will be realized or that financing will be available on acceptable terms, if at all.
If the Transaction is not consummated for any reason, Kashiv expects to continue to finance its business operations from capital and debt from related party investors and third-party lenders, consistent with past practice. There can be no assurance that the Amneal transaction will close, that additional financing will be available on acceptable terms (or at all), or that anticipated milestone revenues will be realized.

Debt Instruments
As of December 31, 2025, total debt and long-term notes payable were $150.8 million, net of unamortized debt issuance costs and discount, compared to $465.8 million as of December 31, 2024. The decrease was primarily due to the assignment of Kashiv’s related-party secured credit funding loan to its parent entity in connection with the March 2025 reorganization, as described in the section titled “Reorganization” in Note 1. Nature of Operations to the Kashiv Annual Financial Statements included in this proxy statement.
As of March 31, 2026, total debt and long-term notes payable increased to $156.9 million, net of unamortized debt issuance costs and discount, primarily reflecting additional borrowings under the Rupee Term Loan Facility (as defined in the Kashiv Annual Financial Statements).
On April 2, 2025, Kashiv entered into a Term Loan Credit Agreement (as defined in the Kashiv Annual Financial Statements) with a syndicate of lenders, providing for $110.0 million of term loans effective as of the closing date and up to $40.0 million of delayed draw term loans. The delayed draw term loans were drawn on November 24, 2025. Both term loans mature on the fifth anniversary of the closing date, unless earlier repaid. Borrowings under the agreement bear interest, at Kashiv’s option, at an adjusted SOFR-based rate plus an applicable margin or a base rate plus an applicable margin. For the first six quarters following the closing date, Kashiv may elect to pay up to 60% of interest as payment-in-kind interest. During 2025 and the first quarter of 2026, Kashiv elected to pay a portion of interest in kind, increasing the outstanding principal balance of the term loans. As of April 30, 2026, Kashiv elected to cease the PIK option, and future interest is expected to be paid in cash.
On November 1, 2025, Kashiv entered into a Rupee Term Loan Facility Agreement (as defined in the Kashiv Annual Financial Statements) through its subsidiary Kashiv Research Private Limited, with a commercial bank, providing for aggregate commitments of up to 6.5 billion (approximately $69.1 million as of March 31, 2026) to finance project capital expenditures, including building, equipment, and construction activities. The facility includes a 4.0 billion (approximately $42.6 million as of March 31, 2026) letter of credit sub-facility within the overall commitment amount. As of March 31, 2026, the outstanding balance was 1.0 billion (approximately $11.1 million), reflecting continued funding of capital projects.
As of March 31, 2026, Kashiv was in compliance with all covenants under the Term Loan Credit Agreement and the Rupee Term Loan Facility.
Lease Commitment
In connection with the expansion of its manufacturing capacity, Kashiv entered into a long-term lease commencing January 1, 2026, for approximately 102,000 square feet of space in Piscataway, New Jersey. This lease will increase Kashiv’s fixed lease commitments and operating cash outflows in future periods. A $4.0 million letter of credit issued in connection with the lease is reflected as restricted cash as of March 31, 2026. Lease payments are expected to be approximately $1.3 million over the next 12 months.
Cash Balances
As of March 31, 2026, Kashiv’s cash consisted of deposits held with U.S. and foreign commercial banks. A portion of this cash is held outside the United States and is subject to market risk associated with changes in foreign exchange rates. At various times during the year, Kashiv’s cash balances may exceed amounts insured by the Federal Deposit Insurance Corporation. As of March 31, 2026 and December 31, 2025, such balances exceeded federally insured limits by approximately $12.6 million and $19.2 million, respectively.

Cash Flows
The following tables set forth Kashiv’s summarized, consolidated cash flows for the periods indicated below (in thousands):

	Three Months Ended March 31,		Change
	2026	2025	$	%
Cash (used in) provided by:
Operating activities	$(32,690)	$(25,141)	$(7,549)	30.0%
Investing activities	(3,100)	(5,773)	2,673	(46.3)%
Financing activities	29,842	29,700	142	nm
Effect of exchange rate changes on cash	(648)	390	(1,038)	nm
Net decrease in cash, cash equivalents, and restricted cash	$(6,596)	$(824)	$(5,772)	nm

	Years Ended December 31,		Change
	2025	2024	$	%
Cash (used in) provided by:
Operating activities	$(106,310)	$(103,577)	$(2,733)	2.6%
Investing activities	(40,003)	(25,515)	(14,488)	56.8%
Financing activities	166,403	131,451	34,952	26.6%
Effect of exchange rate changes on cash	(384)	(893)	509	(57.0)%
Net increase in cash, cash equivalents, and restricted cash	$19,706	$1,466	$18,240	nm

nm - not meaningful
Cash Flows from Operating Activities
Net cash used in operating activities was $32.7 million for the three months ended March 31, 2026, compared to $25.1 million for the prior year period, an increase in cash usage of $7.5 million, or 30.0%, primarily driven by a higher net loss and unfavorable changes in working capital, partially offset by non-cash addbacks, including payment-in-kind interest and amortization of debt issuance costs.
Net cash used in operating activities was $106.3 million for 2025, compared to $103.6 million for 2024, an increase in cash usage of $2.7 million, or 2.6%, primarily driven by unfavorable working capital changes, partially offset by a lower net loss and higher non-cash adjustments, including payment-in-kind interest on the term loans and amortization of debt issuance costs.
Cash Flows from Investing Activities
Net cash used in investing activities was $3.1 million for the three months ended March 31, 2026, compared to $5.8 million for the prior year period. The decrease in cash used in investing activities was due to lower capital expenditures in the 2026 period compared to higher investment levels in the prior year period.
Net cash used in investing activities was $40.0 million for the year ended December 31, 2025, compared to $25.5 million for the prior year. The increase in cash used in investing activities was due to higher purchases of property and equipment in 2025, including investments in manufacturing, laboratory and development capabilities in both the United States and India.
Cash Flows from Financing Activities
Net cash provided by financing activities was $29.8 million for the three months ended March 31, 2026, compared to $29.7 million for the prior year period. Cash provided by financing activities during the three months ended March 31, 2026 was primarily driven by capital contributions from Kashiv Intermediate Holdco, LLC and borrowings under the Rupee Term Loan Facility, partially offset by payments of deferred financing costs and scheduled principal repayments. Cash provided by financing activities in the prior year period primarily reflected proceeds from related-party credit line borrowings used to fund operations.

Net cash provided by financing activities was $166.4 million for the year ended December 31, 2025, compared to $131.5 million for the prior year. The year-over-year increase in net cash provided by financing activities was primarily driven by proceeds from new debt financings, including $146.5 million under the Term Loan Credit Agreement and $6.8 million from the Rupee Term Loan Facility as well as a $6.0 million capital contribution, partially offset by the net repayment of related party credit line borrowings, which decreased year over year, payments of deferred financing costs, and scheduled principal repayments. The prior year also included cash outflows for acquisitions and repayment of acquired debt, which did not recur in 2025.
Commitments and Contractual Obligations
Kashiv’s contractual obligations as of March 31, 2026 were as follows (in thousands):

	Payments Due by Period
	Total	Less Than 1 Year	1-3 Years	3-5 Years	More Than 5 Years
Principal payments on debt[1]	$168,545	$1,125	$14,147	$153,273	$—
Interest payments on debt obligations[2]	67,692	17,683	33,846	16,163	—
Operating lease obligations	71,604	6,575	13,569	6,671	44,789
Total	$307,841	$25,383	$61,562	$176,107	$44,789

1
Pursuant to the Term Loan Credit Agreement Kashiv may elect to pay up to 60% of the interest as payment-in-kind (“PIK”) interest, which is capitalized and added to the outstanding principal balance for the first six quarters following the April 2, 2025 closing date. Through March 31, 2026, approximately $8.7 million of PIK interest was capitalized. As of April 30, 2026, Kashiv elected to cease the PIK option. The principal payment amounts as of March 31, 2026 included in this table include the capitalized PIK interest.

2
Interest on the Term Loan pursuant to the Term Loan Credit Agreement and Rupee Term Loan facility was calculated based on applicable rates at March 31, 2026 with expected principal maturities of April 2030 and April 2028, respectively.

The table above does not include contingent milestone payments, royalty obligations, or other amounts that are dependent on the occurrence of specific events rather than the passage of time. See Note 10. Leases and Note 13. Debt to the Kashiv Annual Financial Statements in this proxy statement for a discussion of Kashiv’s debt and lease obligations.
Off-Balance Sheet Arrangements
Kashiv did not have any off-balance sheet arrangements as of March 31, 2026.
Critical Accounting Policies
Kashiv’s significant accounting policies are described in Note 2. Summary of Significant Accounting Policies to the Kashiv Annual Financial Statements included in this proxy statement. Certain of these policies involve critical accounting estimates, which require Kashiv’s management to make assumptions about matters that were uncertain at the time the estimates were made and for which the use of different estimates, or changes in estimates that are reasonably likely to occur from period to period, could have a material impact on Kashiv’s financial condition or results of operations.
Liquidity and Going Concern
Kashiv evaluates its ability to continue as a going concern for a period of one year from the date its consolidated financial statements are issued. This assessment requires significant judgment and is based on forecasts of future cash flows, including assumptions regarding expected operating performance, the timing and amount of anticipated license and milestone revenues, planned research and development and capital expenditures and access to financing.
These forecasts are inherently uncertain and depend on future events that may not occur as expected. Changes in the underlying assumptions could materially affect its projected liquidity and may require Kashiv to obtain additional financing, reduce or delay expenditures or take other actions to preserve capital. For a discussion of management’s plans to address liquidity needs, including expected financing, anticipated license and milestone revenues and potential cost management actions, see “Liquidity and Capital Resources” above.

As discussed in the section titled “Liquidity” in Note 2. Summary of Significant Accounting Policies to the Kashiv Annual Financial Statements included in this proxy statement and after consideration of management’s plans described in “Liquidity and Capital Resources”, Kashiv’s management has concluded that substantial doubt exists about its ability to continue as a going concern.
Revenue Recognition
Revenue recognition requires significant judgment in identifying performance obligations, determining the transaction price and allocating that price to performance obligations, particularly for license and milestone arrangements that include variable consideration.
Milestone payments are generally variable consideration and are recognized upon achievement of a specified milestone event and when it is probable that a significant reversal will not occur. This assessment requires judgment regarding the timing and likelihood of development and regulatory milestones, partner performance and contractual terms. These estimates are inherently uncertain, as they depend on future events outside Kashiv’s control, including clinical progress and regulatory approvals. Changes in these assumptions could result in material differences in the timing and amount of revenue recognized.
Research and Development Accruals
Kashiv estimates research and development expenses based on services performed under contracts with clinical research organizations and other vendors.
These estimates require judgment regarding patient enrollment, clinical trial progress, timing of services and achievement of contractual milestones. Given the nature of clinical development programs, these assumptions are inherently uncertain and may change as trials progress. Differences between estimated and actual costs could result in adjustments to research and development expense in future periods.
Inventory
Inventory is stated at the lower of cost or net realizable value, and Kashiv evaluates inventory for potential obsolescence based on expected demand, remaining shelf life and anticipated orders from collaboration partners and customers.
This evaluation requires judgment regarding future commercialization, demand forecasts and product lifecycle considerations. These assumptions are inherently uncertain due to the nature of Kashiv’s development programs and reliance on external partners for commercialization. Changes in demand, delays in development timelines or changes in market conditions could result in additional inventory reserves or write-downs.
Long-Lived Assets
Kashiv reviews the recoverability of long-lived assets, including the related useful lives, whenever events or changes in circumstances indicate that the carrying amount of a long-lived asset might not be recoverable. If required, Kashiv compares estimated undiscounted future net cash flows to the asset’s carrying value to determine whether an impairment exists. If an asset is determined to be impaired, the asset is written down to fair value, which is based on discounted cash flows or appraised values.
This assessment requires judgment in estimating future cash flows, including assumptions related to development timelines, commercialization, expected revenues and utilization of manufacturing capacity. These assumptions are inherently uncertain given the nature of its development programs and reliance on successful regulatory approval and commercialization. Changes in these assumptions could result in impairment charges in future periods.
Kashiv’s management determined that no impairment was required as of March 31, 2026 or December 31, 2025.
Recently Issued Accounting Standards
Recently issued accounting standards are discussed in Note 2. Summary of Significant Accounting Policies to the Kashiv Annual Financial Statements included in this proxy statement.

Quantitative and Qualitative Disclosures About Market Risk
Kashiv is exposed to market risks in the ordinary course of its business primarily related to changes in interest rates and foreign currency exchange rates. Kashiv does not use derivative financial instruments to hedge its exposure to these risks.
Interest Rate Risk
Kashiv’s exposure to interest rate risk is primarily related to its variable-rate debt instruments, including borrowings under its Term Loan Credit Agreement and its Rupee Term Loan Facility as discussed in Note 13. Debt to the Kashiv Annual Financial Statements included within this proxy statement. As of March 31, 2026, Kashiv’s outstanding indebtedness consisted of approximately $168.5 million comprised of $157.4 million through the Term Loan Credit Agreement and $11.1 million through the Rupee Term Loan Facility.
Borrowings under these facilities bear interest at variable rates based on SOFR or other applicable benchmark rates plus an applicable margin. Accordingly, changes in market interest rates impact Kashiv’s interest expense.
Based on outstanding variable-rate debt as of March 31, 2026, a hypothetical 100-basis-point increase or decrease in interest rates would increase or decrease annual interest expense by approximately $1.7 million.
During 2025 and the first quarter of 2026, Kashiv elected to pay a portion of interest in-kind, which increased outstanding principal rather than requiring cash settlement in the period. The use of PIK interest increases the Company’s exposure to future interest rate risk by increasing the principal balance subject to variable rates.
Foreign Currency Exchange Rate Risk
Kashiv is exposed to foreign currency exchange rate risk primarily due to operations conducted by its subsidiaries in India, cash balances held in foreign currencies, and transactions denominated in currencies other than the U.S. dollar. Substantially all foreign currency exposure relates to the Indian Rupee. Fluctuations in exchange rates may affect Kashiv’s reported results of operations, cash flows, and value of foreign-denominated assets and liabilities. The Company’s exposure primarily relates to translation of foreign subsidiaries’ financial statements rather than significant transactional exposures.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
The following unaudited pro forma condensed combined financial information of Amneal presents the estimated effects of the Transaction, including (i) the issuance of 28.9 million shares of Amneal Class A common stock, (ii) the payment of cash consideration funded through a combination of available cash and Amneal’s incremental term loan of $350.0 million, and (iii) transaction costs expected to be incurred by Amneal and Kashiv, in connection with the closing of the Transaction. The unaudited pro forma adjustments are based on available information and certain assumptions that Amneal’s management believes are reasonable.
The Transaction is expected to be accounted for as a business combination under GAAP. Under this method of accounting, Kashiv will be treated as the acquired company and Amneal will be treated as the acquirer for financial reporting purposes. The net assets of Kashiv will be recorded at fair value, which is expected to differ from historical carrying values for inventory, property, plant and equipment, identifiable intangible assets (including in-process research and development associated with Kashiv’s product candidates and marketed product rights), and contingent consideration consisting of milestone and royalty payments. The carrying values of all other assets and liabilities are assumed to approximate their respective fair values. Any excess consideration transferred over the fair value of the net assets acquired will be allocated to goodwill.
The unaudited pro forma condensed combined balance sheet as of March 31, 2026 gives effect to the Transaction as if it had been completed on that date and combines the unaudited historical consolidated balance sheets of Amneal and Kashiv as of March 31, 2026. The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2026 and the year ended December 31, 2025 give effect to the Transaction as if it had been completed on January 1, 2025 and combine the respective historical consolidated statements of operations of Amneal and Kashiv for those periods (unaudited for the three months ended March 31, 2026 and audited for the year ended December 31, 2025).
The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X under the rules of the United States Securities and Exchange Commission and on a basis consistent with GAAP and Amneal’s accounting policies. The unaudited pro forma condensed combined financial information is provided for informational purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the Transaction had been completed as of the dates set forth above, nor is it indicative of the future results or financial position of the combined company. In preparing the unaudited pro forma condensed combined financial information, Amneal allocated the preliminary purchase price based on its best estimates of fair value. The preliminary purchase price allocation is dependent upon certain valuations and other analyses that are not yet final. Accordingly, the pro forma acquisition accounting adjustments are preliminary and subject to adjustment as additional information becomes available and additional analyses are performed. There can be no assurance that the final valuations will not result in material changes to the preliminary estimated purchase price allocation. The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, cost savings or dis-synergies that may result from the Transaction. The unaudited pro forma condensed combined balance sheet and statements of operations reflect transaction accounting adjustments directly attributable to the Transaction. The accompanying explanatory notes identify the adjustments, including any reclassifications, nonrecurring items, and related tax effects.
The unaudited pro forma condensed combined financial information should be read in conjunction with:
•	the accompanying notes to the unaudited pro forma condensed combined financial information;
•
Amneal’s unaudited interim consolidated financial statements and the accompanying notes, included in its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2026, which is incorporated by reference elsewhere in this proxy statement;

•
Amneal’s audited annual consolidated financial statements and the accompanying notes, included in its 2025 Annual Report on Form 10-K, which is incorporated by reference elsewhere in this proxy statement;

•	Kashiv’s unaudited interim consolidated financial statements and the accompanying notes for the fiscal quarter ended March 31, 2026, included elsewhere in this proxy statement;
•	Kashiv’s audited annual consolidated financial statements as of and for the fiscal year ended December 31, 2025 and the accompanying notes, included elsewhere in this proxy statement; and
•	this proxy statement.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF MARCH 31, 2026
(in thousands)

	Historical
	Amneal	Kashiv after reclassifications (Note 3)	Transaction Accounting Adjustments (Note 5)	Note	Financing Adjustments (Note 7)	Note	Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$197,656	$12,838	$(496,327)	5(b)	$346,179	7(a)	$60,346
Restricted cash	4,174	—	—		—		4,174
Trade accounts receivable, net	850,860	4,733	—		—		855,593
Inventories	641,618	11,241	3,510	5(c)	—		656,369
Prepaid expenses and other current assets	103,091	16,018	—		—		119,109
Related party receivables	508	13,399	(13,457)	5(a)	—		450
Total current assets	1,797,907	58,229	(506,274)		346,179		1,696,041
Property, plant and equipment, net	444,607	97,191	8,558	5(d)	—		550,356
Goodwill	593,800	—	282,247	5(g)	—		876,047
Intangible assets, net	534,869	—	837,756	5(e)	—		1,372,625
Operating lease right-of-use assets	46,748	40,224	—		—		86,972
Operating lease right-of-use assets - related party	14,473	6,477	2,083	5(f)	—		23,033
Financing lease right-of-use assets	52,934	—	—		—		52,934
Other assets	54,880	6,478	—		—		61,358
Total assets	$3,540,218	$208,599	$624,370		$346,179		$4,719,366
Liabilities and Stockholders’ (Deficiency) Equity
Current liabilities:
Accounts payable and accrued expenses	$662,975	$30,980	$—		$—		$693,955
Current portion of liabilities for legal matters	10,550	—	—		—		10,550
Current portion of long-term debt, net	6,200	1,500	(1,500)	5(h)	3,500	7(a)	9,700
Current portion of operating lease liabilities	8,922	5,864	—		—		14,786
Current portion of operating lease liabilities - related party	2,830	478	—		—		3,308
Current portion of financing lease liabilities	3,533	—	—		—		3,533
Related party payables - short term	33,039	216	(14,203)	5(a)	—		19,052
Total current liabilities	728,049	39,038	(15,703)		3,500		754,884
Long-term debt, net	2,565,558	155,370	(145,623)	5(h)	346,500	7(a)	2,921,805
Operating lease liabilities	41,101	36,418	—		—		77,519
Operating lease liabilities - related party	13,467	6,760	—		—		20,227
Financing lease liabilities	54,876	—	—		—		54,876
Related party payable - long term	456	—	—		—		456
Liabilities for legal matters - long term	70,021	—	—		—		70,021
Contingent consideration	—	—	320,333	5(i)	—		320,333
Other long-term liabilities	26,747	2,207	(298)	5(j)	—		28,656
Total long-term liabilities	2,772,226	200,755	174,412		346,500		3,493,893
Redeemable non-controlling interests	85,912	—	—		—		85,912
Stockholders’ (Deficiency) Equity
Class A common stock	3,190	—	289	5(k)	—		3,479
Additional paid-in capital	536,299	—	448,979	5(k)	—		985,278
Stockholders’ accumulated deficit	(472,749)	(31,194)	16,393	5(k)	(3,821)	7(a)	(491,371)
Accumulated other comprehensive loss	(112,151)	—	—		—		(112,151)
Total Amneal Pharmaceuticals, Inc. stockholders’ (deficiency) equity	(45,411)	(31,194)	465,661		(3,821)		385,235
Non-controlling interests	(558)	—	—		—		(558)
Total stockholders’ (deficiency) equity	(45,969)	(31,194)	465,661		(3,821)		384,677
Total liabilities and stockholders’ (deficiency) equity	$3,540,218	$208,599	$624,370		$346,179		$4,719,366

See the accompanying notes to the unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2026
(in thousands, except per share amounts)

	Historical
	Amneal	Kashiv after reclassifications (Note 3)	Transaction Accounting Adjustments (Note 6)	Note	Financing Adjustments (Note 7)	Note	Pro Forma Combined
Net revenue	$722,519	$20,705	$(15,974)	6(a)	$—		$727,250
Cost of goods sold	402,406	17,662	(4,668)	6(a,b)	—		415,400
Gross profit	320,113	3,043	(11,306)		—		311,850
Selling, general and administrative	138,860	4,513	—		—		143,373
Research and development	38,383	22,096	(47)	6(a,c)	—		60,432
Intellectual property legal development expenses	1,542	—	—		—		1,542
Acquisition costs	5,153	—	—		—		5,153
Restructuring and other charges	650	—	—		—		650
Charges related to legal matters, net	694	—	—		—		694
Other operating income	(6,941)	—	—		—		(6,941)
Operating income (expense)	141,772	(23,566)	(11,259)		—		106,947
Other (expense) income:
Interest expense, net	(53,361)	(4,319)	4,033	6(e)	(5,711)	7(b)	(59,358)
Foreign exchange (loss) gain, net	(7,800)	—	—		—		(7,800)
Loss on refinancing	(3,510)	—	—		—		(3,510)
Decrease in tax receivable agreement liability	2,333	—	—		—		2,333
Other income (expense), net	742	(1,926)	—		—		(1,184)
Total other (expense) income, net	(61,596)	(6,245)	4,033		(5,711)		(69,519)
Income (loss) before income taxes	80,176	(29,811)	(7,226)		(5,711)		37,428
Provision for (benefit from) income taxes	2,176	—	(8,148)	6(f)	(1,256)	7(c)	(7,228)
Net income (loss)	78,000	(29,811)	922		(4,455)		44,656
Less: Net income attributable to noncontrolling interests	(15,744)	—	—		—		(15,744)
Net income (loss) attributable to Amneal Pharmaceuticals, Inc.	$62,256	$(29,811)	$922		$(4,455)		$28,912
Net income per share attributable to Amneal Pharmaceuticals, Inc.’s Class A common stockholders (Note 8):
Basic	$0.20						$0.08
Diluted	$0.19						$0.08
Weighted-average common shares outstanding:
Basic	316,023						344,965
Diluted	328,933						357,875

See the accompanying notes to the unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2025
(in thousands, except per share amounts)

	Historical
	Amneal	Kashiv after reclassifications (Note 3)	Transaction Accounting Adjustments (Note 6)	Note	Financing Adjustments (Note 7)	Note	Pro Forma Combined
Net revenue	$3,018,760	$79,955	$(64,566)	6(a)	$—		$3,034,149
Cost of goods sold	1,905,452	52,451	(16,871)	6(a,b)	—		1,941,032
Gross profit	1,113,308	27,504	(47,695)		—		1,093,117
Selling, general and administrative	526,827	13,734	—		—		540,561
Research and development	186,175	99,172	(20,634)	6(a,c)	—		264,713
Intellectual property legal development expenses	7,632	—	—		—		7,632
Acquisition costs	—	—	15,547	6(d)	—		15,547
Restructuring and other charges	4,208	—	—		—		4,208
Credit related to legal matters, net	(390)	—	—		—		(390)
Other operating income	(5,240)	—	—		—		(5,240)
Operating income (loss)	394,096	(85,402)	(42,608)		—		266,086
Other (expense) income:
Interest expense, net	(241,091)	(19,171)	19,060	6(e)	(26,810)	7(b)	(268,012)
Foreign exchange gain (loss), net	7,635	—	—		—		7,635
Loss on refinancing	(31,365)	—	—		—		(31,365)
Increase in tax receivable agreement liability	(6,588)	—	—		—		(6,588)
Other income (expense), net	16,522	(4,477)	—		—		12,045
Total other (expense) income, net	(254,887)	(23,648)	19,060		(26,810)		(286,285)
Income (loss) before income taxes	139,209	(109,050)	(23,548)		(26,810)		(20,199)
Provision for (benefit from) income taxes	11,276	—	(29,172)	6(f)	(5,898)	7(c)	(23,794)
Net income (loss)	127,933	(109,050)	5,624		(20,912)		3,595
Less: Net income attributable to non-controlling interests	(55,876)	—	—		—		(55,876)
Net income (loss) attributable to Amneal Pharmaceuticals, Inc.	$72,057	$(109,050)	$5,624		$(20,912)		$(52,281)

Net income (loss) per share attributable to Amneal Pharmaceuticals, Inc.’s Class A common stockholders (Note 8):
Basic	$0.23						$(0.15)
Diluted	$0.22						$(0.15)
Weighted-average common shares outstanding:
Basic	313,367						342,309
Diluted	324,805						342,309

See the accompanying notes to the unaudited pro forma condensed combined financial information.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
Note 1 – Description of Transaction
On April 21, 2026, Amneal entered into the purchase agreement with Kashiv, the seller representative and the sellers, pursuant to which, among other matters and on the terms and subject to the conditions of the purchase agreement, Amneal has agreed to acquire from the sellers the Kashiv membership interests. Pursuant to the purchase agreement, at the closing, Amneal will (i) pay to the sellers $375.0 million in cash and (ii) issue to the sellers 28,942,108 shares of Amneal Class A common stock (the “Equity Consideration”), subject, in the case of clause (i), to certain purchase price adjustments including for cash, the funding of operations between signing and closing (subject to a cap equal to the product of $20,000,000 and the number of months (including prorated months) between signing and closing), indebtedness, transaction expenses and working capital fluctuations (relative to a target). Amneal expects that the $375.0 million cash payment will be funded using a combination of cash on hand and incremental borrowings of approximately $350.0 million from Amneal’s existing Term Loan Due 2032 (as defined in Amneal’s 2025 Annual Report on Form 10-K). The sellers will also be eligible to receive up to an additional $350.0 million in potential contingent payments from Amneal upon the achievement of certain regulatory milestones in the United States for up to six designated Kashiv product candidates. In addition, during the 12-year period following the closing, the sellers will be eligible to receive certain potential contingent royalty payments from Amneal equal to 25% of the amount by which annual aggregate gross profits for certain products exceed specified gross profit hurdle amounts for the corresponding annual royalty period. Capitalized terms used but not defined herein have the meanings ascribed to them in the purchase agreement. Refer to Amneal’s Current Report on Form 8-K filed on April 22, 2026 for further information.
Note 2 – Basis of Presentation
The unaudited pro forma condensed combined financial information and related notes are prepared in accordance with Article 11 of Regulation S-X under the rules of the U.S. Securities and Exchange Commission, as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses”. The unaudited pro forma condensed combined balance sheet as of March 31, 2026 is presented as if Amneal’s acquisition of Kashiv had been completed on March 31, 2026 and combines the unaudited historical consolidated balance sheet of Amneal as of March 31, 2026 with the unaudited historical consolidated balance sheet of Kashiv as of March 31, 2026. The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2026 and year ended December 31, 2025 has been prepared as if the Transaction had been completed on January 1, 2025.
Amneal and Kashiv’s historical financial statements were prepared in accordance with GAAP and presented in U.S. dollars. As discussed in Note 3 – Reclassification Adjustments, Note 5 – Pro Forma Adjustments to the Balance Sheet – Transaction Accounting and Note 6 – Pro Forma Adjustments to the Statement of Operations – Transaction Accounting, certain reclassifications were made to align Kashiv’s financial statement presentation with the financial statement presentation of Amneal and certain intercompany transactions and balances between Amneal and Kashiv have been eliminated from their respective historical financial statements to reflect the entities on a consolidated basis. Amneal is currently in the process of evaluating Kashiv’s accounting policies, which will be finalized upon completion of the Transaction, or as more information becomes available. As a result of that review, additional differences could be identified between the accounting policies of the two companies that could be material. With the information currently available, Amneal has determined that no significant adjustments are necessary to conform Kashiv’s financial statements to the accounting policies used by Amneal.
The unaudited pro forma condensed combined financial information was prepared in accordance with ASC Topic 805, Business Combinations (“ASC 805”), treating the Transaction as a business combination with Amneal as the accounting acquirer, and using the fair value concepts defined in ASC Topic 820, Fair Value Measurement. Under ASC 805, all assets acquired and liabilities assumed in a business combination are recognized and measured at their acquisition date fair value, while transaction costs associated with the business combination are expensed as incurred. The excess of the consideration paid over the estimated fair value of assets acquired and liabilities assumed, is allocated to goodwill.
The allocation of the aggregate consideration is preliminary and has been made for the purpose of preparing the unaudited pro forma condensed combined financial information. The final determination of fair values of assets acquired and liabilities assumed could differ materially from the preliminary allocation presented herein, as the final valuation will be based on the actual net tangible and intangible assets of Kashiv existing at the date of the Transaction, including the completion of third-party valuations. The pro forma adjustments represent management’s best estimates and are based upon currently available information and certain assumptions that Amneal believes are reasonable under the circumstances.
Note 3 – Reclassification Adjustments
During the preparation of the unaudited pro forma condensed combined financial information, certain reclassification adjustments were made to conform Kashiv’s historical financial statement presentation to that of Amneal. These reclassifications are based on a preliminary assessment. Following the Transaction, Amneal will finalize its review of Kashiv’s accounting policies and financial statement presentation, and the resulting classifications may differ from those reflected herein.
A)	Refer to the table below for a summary of reclassification adjustments made to present Kashiv’s balance sheet as of March 31, 2026 in conformity with Amneal’s presentation (in thousands):

Balance Sheet Line Items
Amneal	Kashiv	Kashiv before reclassifications	Reclassifications	Notes	Kashiv after reclassifications
Cash and cash equivalents	Cash	$12,838	$—		$12,838
Trade accounts receivable, net	Accounts receivable, net of allowance for credit losses	$4,733	$—		$4,733
Inventories	Inventories	$11,241	$—		$11,241
Prepaid expenses and other current assets	Prepaid expenses and other current assets	$16,018	$—		$16,018
Related party receivables	Accounts receivable - related party	$13,399	$—		$13,399
	Restricted cash	$4,041	$(4,041)	(a)	$—
Property, plant and equipment, net	Property and equipment, net	$97,191	$—		$97,191
Operating lease right-of-use assets	Right-of-use asset, net	$40,224	$—		$40,224
Operating lease right-of-use assets - related party	Right-of-use asset, net - related party	$6,477	$—		$6,477
Other assets	Other long-term assets	$2,437	$4,041	(a)	$6,478
Accounts payable and accrued expenses	Accounts payable	$21,523	$9,457	(b),(e)	$30,980
	Accrued liabilities	$9,673	$(9,673)	(b)	$—
Current portion of long-term debt, net	Current portion of long-term notes payable	$1,500	$—		$1,500
Current portion of operating lease liabilities	Lease liability - short-term	$5,864	$—		$5,864
Current portion of operating lease liabilities - related party	Lease liability - short-term - related party	$478	$—		$478
Related party payables - short term		$—	$216	(e)	$216
Long-term debt, net	Long-term portion of debt, net	$155,370	$—		$155,370
Operating lease liabilities	Lease liability - long-term	$36,418	$—		$36,418
Operating lease liabilities - related party	Lease liability - long-term - related party	$6,760	$—		$6,760
Other long-term liabilities	Other long-term liability	$1,384	$823	(c),(d)	$2,207
	Profit interests participation unit compensation	$298	$(298)	(c)	$—
	Deferred revenue	$525	$(525)	(d)	$—
Stockholders’ accumulated deficit	Members’ deficit	$(31,194)	$—		$(31,194)

(a)	Reclassification of $4.0 million from restricted cash to other assets.
(b)	Reclassification of $9.7 million from accrued liabilities to accounts payable and accrued expenses.
(c)	Reclassification of $0.3 million from profit interests participation unit compensation to other long-term liabilities.
(d)	Reclassification of $0.5 million from deferred revenue to other long-term liabilities.
(e)	Reclassification of $0.2 million from accounts payable to related party payables - short term.

B)
Refer to the table below for a summary of reclassification adjustments made to present Kashiv’s statement of operations for the three months ended March 31, 2026 in conformity with Amneal’s presentation (in thousands):

Statement of Operations Line Items		Three Months Ended March 31, 2026
Amneal	Kashiv	Kashiv before reclassifications	Reclassifications	Notes	Kashiv after reclassifications
Net revenue		$—	$20,705	(a)	$20,705
	Commercial and contract research revenue - related party	$2,960	$(2,960)	(a)	$—
	License and milestone revenue	$4,701	$(4,701)	(a)	$—
	License and milestone revenue - related party	$10,000	$(10,000)	(a)	$—
	Royalty revenue - related party	$3,044	$(3,044)	(a)	$—
Cost of goods sold	Cost of goods sold	$14,471	$3,191	(b)	$17,662
	Cost of goods sold - related party	$3,191	$(3,191)	(b)	$—
Selling, general and administrative	Selling, general and administrative	$4,513	$—		$4,513
Research and development	Research and development	$22,096	$—		$22,096
Interest expense, net	Interest expense	$(4,319)	$—		$(4,319)
Other income (expense), net	Other expense	$(1,926)	$—		$(1,926)

(a)
Reclassification of commercial and contract research revenue - related party, license and milestone revenue, license and milestone revenue - related party, and royalty revenue - related party to net revenue.

(b)	Reclassification of costs of goods sold - related party to cost of goods sold.
C)
Refer to the table below for a summary of reclassification adjustments made to present Kashiv’s statement of operations for the year ended December 31, 2025 in conformity with Amneal’s presentation (in thousands):

Statement of Operations Line Items		Year Ended December 31, 2025
Amneal	Kashiv	Kashiv before reclassifications	Reclassifications	Notes	Kashiv after reclassifications
Net revenue		$—	$79,955	(a)	$79,955
	Commercial and contract research revenue	$962	$(962)	(a)	$—
	Commercial and contract research revenue - related party	$13,997	$(13,997)	(a)	$—
	License and milestone revenue	$12,400	$(12,400)	(a)	$—
	License and milestone revenue - related party	$38,411	$(38,411)	(a)	$—
	Royalty revenue - related party	$14,185	$(14,185)	(a)	$—
Cost of goods sold	Cost of goods sold	$33,430	$19,021	(b)	$52,451
	Cost of goods sold - related party	$19,021	$(19,021)	(b)	$—

Statement of Operations Line Items		Year Ended December 31, 2025
Amneal	Kashiv	Kashiv before reclassifications	Reclassifications	Notes	Kashiv after reclassifications
Selling, general and administrative	Selling, general and administrative	$13,734	$—		$13,734
Research and development	Research and development	$99,172	$—		$99,172
Interest expense, net	Interest expense	$(7,608)	$(11,563)	(c)	$(19,171)
	Interest expense - related party	$(11,563)	$11,563	(c)	$—
Other income (expense), net	Other expense	$(4,477)	$—		$(4,477)

(a)
Reclassification of commercial and contract research revenue, commercial and contract research revenue - related party, license and milestone revenue, license and milestone revenue - related party, and royalty revenue - related party to net revenue.

(b)	Reclassification of costs of goods sold - related party to cost of goods sold.
(c)	Reclassification of interest expense - related party to interest expense.
Note 4 – Purchase Price and Preliminary Purchase Price Allocation
Estimated Aggregate Transaction Consideration
The following table summarizes the preliminary estimated aggregate consideration for the Transaction, including the estimated fair value of Equity Consideration, which was calculated by reference to the closing price of Amneal’s Class A common stock of $16.34 on June 11, 2026, the most recent practicable date prior to the filing of this proxy statement. The estimated fair value of the Equity Consideration reflects a 5% discount for lack of marketability (“DLOM”) for temporary transfer restrictions associated with the unregistered shares of Class A common stock of Amneal to be issued. The components of the estimated consideration are as follows (in thousands):
Cash consideration(i)	$277,516
Equity Consideration(ii)	449,268
Fair value of contingent consideration – milestone payments(iii)	117,185
Fair value of contingent consideration – royalty payments(iii)	203,148
Payment of outstanding Term Loan of Kashiv(iv)	162,398
Adjustment Escrow Amount(v)	40,000
Reimbursement of Seller Transaction Costs(vi)	568
Settlement of Pre-existing relationship(vii)	(13,044)
Preliminary estimated aggregate consideration	$1,237,039

i)	Per the terms of the Purchase Agreement, the preliminary cash to be paid at closing is calculated as follows (in thousands):

Initial cash consideration	$375,000
Less: Indebtedness(a)	(174,671)
Less: Transaction Expenses(b)	(568)
Plus: Closing Cash(c)	12,540
Plus: Working Capital Adjustment(d)	102,493
Plus: Prepayment Adjustment(e)	4,722
Less: Adjustment Escrow Amount(f)	(40,000)
Less: Retention Bonus Escrow Amount(g)	(2,000)
Preliminary cash consideration	$277,516

(a)
Represents a reduction of $174.7 million to preliminary cash consideration for the outstanding balance under Kashiv’s Term Loan Credit Agreement (as defined below), inclusive of a prepayment penalty, the outstanding balance under the Rupee Term Loan Facility (as described in the Kashiv Annual Financial Statements), a note payable obligation included in other long-term liabilities, and deferred revenue, all which are defined as indebtedness under the purchase agreement. These amounts are included in Kashiv’s balance sheet as of March 31, 2026.

(b)
Represents a reduction of $0.6 million to preliminary cash consideration for the estimated transaction expenses of Kashiv incurred in connection with the Transaction, including legal, financial advisory, consulting and other transaction-related fees and expenses payable at closing pursuant to the purchase agreement.

(c)
Represents an increase of $12.5 million to preliminary cash consideration for Estimated Closing Cash, as defined in the purchase agreement, based on Kashiv’s balance sheet as of March 31, 2026. The adjustment also reflects the cash settlement of approximately $0.3 million of Kashiv’s stock-based compensation liability prior to closing. Pursuant to the purchase agreement, this liability is not assumed by Amneal and is therefore reflected as a reduction to cash and elimination of the corresponding liability.

(d)
Represents an increase of $102.5 million to preliminary cash consideration for the Estimated Working Capital Adjustment, as defined in the purchase agreement. Pursuant to the purchase agreement, the Working Capital Adjustment is determined based on the net working capital as of closing, adjusted for the operating results of Kashiv for the period from announcement to the close of the Transaction (the “Operating Profit Adjustment Amount”). The Operating Profit Adjustment Amount equals the greater of (i) the actual operating profit for the period between announcement and closing of the Transaction and (ii) a loss capped at $20.0 million per month multiplied by the number of months between announcement and closing of the Transaction. Management estimates the Operating Profit Adjustment Amount to be a loss of approximately $94.6 million (an increase to the Working Capital Adjustment), assuming a closing date of September 30, 2026 for the Transaction. A one-month delay or acceleration in the estimated closing date would result in a corresponding increase or decrease of up to $20.0 million in the total consideration paid to the sellers.

(e)
Represents an increase of $4.7 million to preliminary cash consideration for the Estimated Prepayment Adjustment payable in connection with the Transaction pursuant to the purchase agreement, representing amounts associated with the prepayment premium and related costs incurred in connection with the payoff of Kashiv’s outstanding term loan indebtedness at closing.

(f)
Represents a reduction of $40.0 million to preliminary cash consideration for the Adjustment Escrow Amount, as defined in the purchase agreement, to be deposited at closing pursuant to the purchase agreement. The escrow is intended to secure post-closing purchase price adjustments and will be released or applied in accordance with the terms of the purchase agreement.

(g)
Represents a reduction of $2.0 million to preliminary cash consideration for the Retention Bonus Escrow Amount, as defined in the purchase agreement, to be deposited at closing pursuant to the purchase agreement. As the underlying retention bonuses are subject to post-transaction service, the amount is expected to be recognized as compensation expense of Amneal over the requisite service period and has not been reflected as purchase consideration.

ii)
The actual Equity Consideration could significantly differ from the amounts presented due to fluctuations in the price of Amneal’s Class A common stock through the closing date. To evaluate this variability, a sensitivity analysis was performed assessing the impact of a hypothetical 30% increase and decrease in the $16.34 closing price of Amneal’s Class A common stock on June 11, 2026. The analysis incorporates a 5% DLOM applied to the share price and illustrates the resulting effect on the preliminary estimated Equity Consideration as follows:

Stock Price	Price of Amneal’s Class A common stock, adjusted for DLOM	Equity Consideration (in thousands)
Observed share price	$15.52	$449,268
Hypothetical 30% increase in share price	$20.18	$584,049
Hypothetical 30% decrease in share price	$10.87	$314,488

iii)	Per the terms of the purchase agreement, Amneal will make contingent payments to the sellers, as described below (the preliminary estimated fair value of contingent consideration).
Milestone Payments: Pursuant to the purchase agreement, the sellers are eligible to receive up to $350.0 million in potential milestone payments upon the achievement of certain regulatory milestones in the United States for up to six designated Kashiv product candidates (consisting of up to $250.0 million for the first tranche of designated products and up to $100.0 million for the second tranche of designated products). The preliminary estimated fair value of the milestone payments of approximately $117.2 million was determined using a discounted cash flow method under the income approach that considered, among other factors, the estimated probability and timing of achieving the applicable milestones and applied a discount rate of 12%.
Royalty Payments: Pursuant to the purchase agreement, the sellers are also eligible to receive, during the 12-year period following the closing, potential royalty payments equal to 25% of the amount by which annual aggregate gross profits for certain products exceed specified gross profit hurdle amounts for the corresponding annual royalty period. The preliminary estimated fair value of the royalty payments of approximately $203.1 million was determined using a relief-from-royalty method under the income approach based on management’s estimates of projected product revenues and gross profits and an applied discount rate of 12%.
The discount rate reflects the time value of money and risks specific to the liability that are not otherwise captured in the probability-weighted cash flows.
iv)
Upon closing of the Transaction, Amneal will pay off certain outstanding debt arrangements entered into by Kashiv and a syndicate of lenders (the “Term Loan Credit Agreement”) with an outstanding principal amount of $157.4 million as well as an estimated prepayment penalty of $5.0 million. As Amneal extinguishes the assumed debt as an integrated part of the Transaction and the debt will be paid off as of, or in close proximity to, the closing date, the amount paid is considered to be part of the consideration transferred.

v)
Represents $40.0 million deposited by Amneal at closing into a designated escrow account pursuant to the escrow arrangement, which is part of the purchase agreement. The escrow amount is funded from amounts otherwise payable to the sellers as part of the Estimated Closing Payment per the purchase agreement and is held to secure post-closing purchase price adjustments and certain indemnification obligations. As the escrowed funds are attributable to consideration payable to the sellers and any remaining amounts are ultimately distributable to the sellers following resolution of the applicable escrow matters, the Adjustment Escrow Amount is included in estimated preliminary aggregate Transaction consideration as part of consideration transferred.

vi)
Represents certain transaction-related fees and expenses of the sellers that Amneal is obligated to pay at closing pursuant to the purchase agreement. As these amounts represent obligations of the sellers that are settled by Amneal as part of the Transaction, they are included in estimated aggregate transaction consideration as part of consideration transferred.

vii)
Represents the net outstanding payable amounts due to Kashiv that will be effectively settled upon the closing of the Transaction. Refer to Note 5 – Pro Forma Adjustments to the Balance Sheet – Transaction Accounting.

Preliminary Aggregate Transaction Consideration Allocation
The assumed accounting for the Transaction, including the preliminary aggregate Transaction consideration, is based on provisional amounts, and the associated purchase accounting is not final. The preliminary allocation of the purchase price to the acquired assets and assumed liabilities was based upon the preliminary estimates of fair values. For the preliminary estimates of the fair values of assets acquired and liabilities assumed of Kashiv, Amneal used publicly available benchmarking information as well as a variety of other assumptions, including market participant assumptions. Amneal is expected to use widely accepted income-based, market-based, and cost-based valuation approaches upon finalization of purchase accounting for the Transaction. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial information. The unaudited pro forma adjustments are based upon available information and certain assumptions that Amneal believes are reasonable under the circumstances. The purchase price adjustments relating to the Kashiv and Amneal combined financial information are preliminary and subject to change, as additional information becomes available and as additional analyses are performed.
The following table summarizes the preliminary aggregate purchase price allocation, as if the Transaction had been completed on March 31, 2026 (in thousands):
Assets:
Cash and cash equivalents	$12,540
Trade accounts receivable, net	4,733
Inventories	14,751
Prepaid expenses and other current assets	16,018
Related party receivables	355
Property, plant and equipment, net	105,749
Intangible assets, net	837,756
Operating lease right-of-use assets	40,224
Operating lease right-of-use assets - related party	8,560
Other assets	6,478
Liabilities:
Accounts payable and accrued expenses	30,980
Current portion of operating lease liabilities	5,864
Current portion of operating lease liabilities - related party	478
Related party payables - short term	216
Long-term debt, net	9,747
Operating lease liabilities	36,418
Operating lease liabilities - related party	6,760
Other long-term liabilities	1,909
Fair value of net assets acquired	$954,792
Goodwill (residual value)	282,247
Estimated preliminary aggregate transaction consideration	$1,237,039

Note 5 – Pro Forma Adjustments to the Balance Sheet – Transaction Accounting
Adjustments included in the transaction accounting adjustments column in the accompanying unaudited pro forma condensed combined balance sheet as of March 31, 2026 are as follows:
(a)
Represents the adjustment to eliminate transactions between Amneal and Kashiv, which relate to settlement of $13.5 million of related party receivables and $14.2 million of related party payables. The difference of $0.7 million represents a gain on the settlement of a pre-existing related party relationship (refer to Note 5(k) below).

(b)
Represents the adjustment to record the net cash outflow of $496.3 million from Amneal, which includes the consideration paid to the sellers at closing and the repayment of the outstanding balance of Kashiv’s Term Loan Credit Agreement (refer to Note 4 – Purchase Price and Preliminary Purchase Price Allocation). The adjustment also includes the payment of estimated transaction costs to be incurred by

Amneal, which consist of legal, financial advisory, accounting, and consulting costs subsequent to March 31, 2026. Furthermore, the adjustment includes the settlement of the seller’s profit participation units, expected to occur immediately prior to the close of the Transaction. See the table below for further detail of estimated cash flows (in thousands):

Cash consideration paid to sellers	$(277,516)
Cash deposited into escrow	(40,000)
Transaction costs to be incurred by Amneal	(16,115)
Payment of outstanding Kashiv Term Loan Credit Agreement	(162,398)
Settlement of sellers’ profit participation unit compensation liability	(298)
Net pro forma transaction accounting adjustment to cash	$(496,327)

(c)
Represents the step-up of acquired inventories from historical carrying value to its preliminary estimated fair value, which is subject to change and was determined based on estimated selling prices less remaining manufacturing and selling costs and a normal profit margin. The step-up is recognized in cost of goods sold as inventory is sold and, for pro forma purposes, is assumed to be realized within one year of the closing. The related pro forma inventory adjustment is summarized below (in thousands):

Preliminary fair value of acquired inventories	$14,751
Less: Acquired inventories at historical carrying value	11,241
Net pro forma transaction accounting adjustment to inventories	$3,510

(d)
Represents the step-up of acquired property, plant and equipment from historical carrying value to its preliminary estimated fair value. Depreciation expense related to the step-up was calculated assuming the assets will be depreciated on a straight-line basis over a weighted average useful life of approximately 5 years. The calculation of the pro forma property, plant and equipment adjustment is as follows (in thousands):

Preliminary fair value of acquired property, plant and equipment	$105,749
Less: Acquired property, plant and equipment at historical carrying value	97,191
Net pro forma transaction accounting adjustment to property, plant and equipment	$8,558

These preliminary estimates of fair value and estimated useful lives are subject to change upon completion of a detailed valuation analysis. A 10% change in the fair value of property, plant and equipment would result in a corresponding increase or decrease in goodwill of approximately $10.6 million and a change in annual depreciation expense of approximately $2.1 million, based on a weighted-average useful life of approximately 5 years.
(e)
Represents the recognition of the preliminary estimated fair value of identifiable intangible assets acquired in the Transaction of approximately $837.8 million. As part of the preliminary valuation analysis, Amneal identified intangible assets, including in-process research and development (“IPR&D”) and marketed product rights. The fair value of identifiable intangible assets was determined primarily by using an income approach, which requires a forecast of all expected future cash flows. Since all information required to perform a detailed valuation analysis of Kashiv’s intangible assets could not be obtained as of the date of this filing, Amneal used certain assumptions based on publicly available benchmarking information and market participant assumptions for the preliminary valuation. The following table summarizes the estimated fair values of Kashiv’s identifiable intangible assets and their estimated useful lives (in thousands):

	Fair value	Estimated useful life
IPR&D	$785,281	Indefinite*
Marketed product rights	52,475	9-10 years
Intangible assets acquired	$837,756

*
IPR&D assets are considered indefinite-lived until completion or abandonment of the related projects and are not amortized during the development period. Upon commercialization, Amneal will determine a definite life and begin amortization.

These preliminary estimates of fair value and estimated useful lives will likely differ from final amounts that Amneal will calculate after completing a detailed valuation analysis, and the difference could have a material effect on the accompanying unaudited pro forma condensed combined financial statements. A 10% change in the valuation of definite-lived intangible assets, which consist of two currently marketed product assets, would cause a corresponding increase or decrease in the balance of goodwill of approximately $5.2 million and an immaterial impact to annual amortization expense, assuming a weighted-average useful life of approximately 9 to 10 years. A 10% change in the valuation of indefinite-lived intangibles, which consist of IPR&D assets, would result in a corresponding increase or decrease to goodwill of approximately $78.5 million.
(f)	Represents the preliminary purchase accounting adjustment for favorable terms of the leases when compared with market terms for an amount of $2.1 million.
(g)
Represents the preliminary adjustment to record goodwill of $282.2 million based on the preliminary purchase price allocation (refer to Note 4 – Purchase Price and Preliminary Purchase Price Allocation). Goodwill is measured as the excess of the preliminary fair value of the consideration transferred over the preliminary fair value of identifiable assets acquired, less liabilities assumed. Goodwill primarily reflects the value of the assembled workforce, strategic positioning in the biosimilars market that Amneal will capture with the acquired platform, expected synergies and future revenue growth opportunities not attributable to currently identifiable assets.

(h)
Represents the repayment and extinguishment of the outstanding balance of $157.4 million under the Term Loan Credit Agreement and the write-off of the associated unamortized debt issuance costs of $10.3 million. Refer to Note 4 – Purchase Price and Preliminary Purchase Price Allocation for further details.

(i)
Represents the preliminary estimated fair value of contingent consideration of $320.3 million, payable to the sellers in connection with the Transaction, consisting of contingent milestone and royalty payments. Refer to Note 4 – Purchase Price and Preliminary Purchase Price Allocation for further details.

Subsequent to the closing, the contingent consideration liability will be remeasured at fair value at the end of each reporting period, with changes in fair value recognized in Amneal’s consolidated statements of operations. The final fair value of the contingent consideration may differ materially from the preliminary estimates presented herein.
(j)
Represents the removal of the seller’s profit participation unit compensation liability, as the purchase agreement states that any stock-based compensation liability will not be assumed by, or otherwise be the responsibility of, Amneal.

(k)	Represents the adjustments to stockholders’ (deficiency) equity (in thousands):

	Class A common stock	Additional paid-in capital	Stockholders’ accumulated deficit
Elimination of Kashiv’s historical members’ deficit	$—	$—	$31,194
Shares of Amneal class A common stock issued to the sellers(i)	289	448,979	—
Estimated transaction costs(ii)	—	—	(15,547)
Gain on extinguishment of pre-existing relationship	—	—	746
Net pro forma transaction accounting adjustments to stockholders’ (deficiency) equity	$ 289	$448,979	$16,393

i)	Refer to Note 4 – Purchase Price and Preliminary Purchase Price Allocation for additional information.
ii)
Estimated transaction costs include legal, financial advisory, accounting, and consulting fees. These costs are non-recurring in nature and not anticipated to affect the condensed combined statement of operations beyond twelve months after the date of the Transaction.

Note 6 – Pro Forma Adjustments to the Statement of Operations – Transaction Accounting
Adjustments included in the transaction accounting adjustments column in the accompanying unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2026 and year ended December 31, 2025 are as follows:
(a)
Represents the elimination of intercompany transactions between Amneal and Kashiv, consisting of (i) Kashiv’s sales and royalty income from Amneal, (ii) associated cost of goods sold recorded by Amneal, and (iii) research and development expense recorded by Amneal as follows (in thousands):

	Three Months Ended March 31, 2026	Year Ended December 31, 2025
Kashiv net revenue recognized from sales and royalties to Amneal	$15,974	$64,566
Cost of goods sold recorded by Amneal	$6,123	$26,202
Research and development expense recorded by Amneal	$472	$22,334

(b)
Represents the adjustments to cost of goods sold, including the preliminary estimated fair value step up of inventories recognized through cost of goods sold, the incremental amortization and the incremental depreciation expense from the fair value adjustments to intangible assets and property, plant and equipment, respectively, as follows (in thousands):

	Three Months Ended March 31, 2026	Year Ended December 31, 2025
Amortization intangible assets	$1,435	$5,739
Inventory step-up(i)	—	3,510
Property, plant and equipment depreciation step-up	20	82
Net pro forma transaction accounting adjustment to cost of goods sold	$1,455	$9,331

i)	This cost is non-recurring in nature and not anticipated to affect the condensed combined statement of operations beyond twelve months after the date of the Transaction.
(c)
Represents the adjustments to research and development expenses, including the incremental depreciation expense from the fair value adjustment to property, plant and equipment as follows (in thousands):

	Three Months Ended March 31, 2026	Year Ended December 31, 2025
Property, plant and equipment depreciation step-up	$425	$1,700
Net pro forma transaction accounting adjustment to research and development	$425	$1,700

(d)
For the year ended December 31, 2025, the adjustment represents the incremental estimated transaction costs expected to be incurred by Amneal subsequent to March 31, 2026, amounting to approximately $15.5 million. In the historical three months ended March 31, 2026 and year ended December 31, 2025, Amneal incurred approximately $5.2 million (included within acquisition costs) and $5.3 million (prior to the purchase agreement, included within selling, general and administrative expenses), respectively, of transaction costs, which have been accrued within the historical financial statements. The total estimated transaction costs to be incurred and expected to be incurred by Amneal amount to approximately $26.0 million and are non-recurring in nature and not anticipated to affect the condensed combined statement of operations beyond twelve months after the date of the Transaction.

(e)
Represents the elimination of the historical interest expense related to the term loan credit facility that is paid off as part of the Transaction, refer to Note 4 – Purchase Price and Preliminary Purchase Price Allocation for further details.

(f)
Reflects the income tax impact of the transaction accounting adjustments and the historical results of Kashiv, utilizing a statutory income tax rate in effect of 22.0% for the three months ended March 31, 2026 and the year ended December 31, 2025. The effective tax rate of the combined company could be significantly different (either higher or lower) depending on post-Transaction activities, including cash needs, the geographical mix of income and changes in tax law. This determination is preliminary and subject to change based upon the final determination of the fair value of the acquired assets and assumed liabilities. The tax adjustments do not include expected tax benefits from basis acquired.
No adjustments were made for favorable lease terms because the impacts to the unaudited pro forma combined condensed statements of operations for the three months ended March 31, 2026 and the year ended December 31, 2025 are immaterial.
Note 7 – Pro Forma Adjustments to the Balance Sheet and Statement of Operations – Financing Adjustments
Adjustment to the Unaudited Pro Forma Condensed Combined Balance Sheet:
(a)
Assumes the issuance of $350.0 million in incremental debt under the Term Loan Due 2032 with substantially the same terms. Debt issuance costs of $3.8 million are expensed as incurred and are reflected as a reduction to stockholders’ accumulated deficit in the unaudited pro forma condensed combined balance sheet, resulting in net cash proceeds of $346.2 million. Based on the existing terms requiring 1.0% per annum principal payments (payable quarterly), this borrowing results in an increase of $3.5 million to the current portion of long-term debt and $346.5 million to long-term debt.

Adjustment to the Unaudited Pro Forma Condensed Combined Statements of Operations:
(b)	Reflects expenses related to the incremental borrowings under the Term Loan Due 2032 incurred in connection with the Transaction, including the following:
i)
Approximately $3.8 million of debt issuance costs, which for pro forma purposes are reflected as an expense in the year ended December 31, 2025. These costs are non-recurring in nature and are not expected to recur beyond twelve months after the date of the Transaction.

ii)
Interest expense related to the incremental borrowings of $350.0 million under the Term Loan Due 2032, at an assumed annual interest rate of 6.59%, based on a SOFR of 3.59% as of June 11, 2026, plus the applicable margin of 3%. The resulting incremental interest expense is approximately $5.7 million for the three months ended March 31, 2026 and $23.0 million for the year ended December 31, 2025. A 0.125% change in the assumed interest rate would result in an increase or decrease in pro forma interest expense of approximately $0.1 million for the three months ended March 31, 2026 and $0.4 million for the year ended December 31, 2025.

(c)
Reflects the income tax impact of the financing adjustments using an estimated statutory income tax rate of 22.0% for the three months ended March 31, 2026 and the year ended December 31, 2025. The effective tax rate of the combined company could be significantly different (either higher or lower) depending on post-Transaction activities, including cash needs, the geographical mix of income and changes in tax law. This determination is preliminary and subject to change based upon the final determination of the fair value of the acquired assets and assumed liabilities.

Note 8 – Pro Forma Adjustments to Earnings per Share
(a)
The pro forma basic and diluted weighted-average shares outstanding reflect the historical weighted-average shares of Amneal Class A common stock, adjusted to give effect to shares issued in connection with the Transaction, as if the Transaction had occurred on January 1, 2025. The pro forma basic and diluted weighted-average shares outstanding are presented below (in thousands):

	Three Months Ended March 31, 2026	Year Ended December 31, 2025
Historical Amneal weighted-average shares outstanding	316,023	313,367
Issuance of shares for the Transaction	28,942	28,942
Pro forma weighted-average shares - basic	344,965	342,309
Stock options	742	—
Restricted stock units	5,220	—
Performance stock units	6,948	—
Pro forma weighted-average shares - diluted	357,875	342,309

For the year ended December 31, 2025, potentially dilutive securities were excluded from the computation of pro forma diluted loss per share because their inclusion would have been anti-dilutive due to a pro forma net loss attributable to Amneal for the year.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information as of June 15, 2026, with respect to the beneficial ownership of Amneal Class A common stock and shows the number of and percentage owned by:
•	each person or entity Amneal believes to be the beneficial owner of more than five percent of any class of Amneal common stock based solely on Amneal management’s review of SEC filings;
•	each named executive officer listed in the summary compensation table;
•	each director; and
•	all of Amneal’s current directors and executive officers as a group.
Beneficial ownership of shares is determined under the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Except as indicated by footnote, and subject to applicable community property laws, each person identified in the table possesses sole voting and investment power with respect to all shares of stock held by such person. As of June 15, 2026, 319,331,346 shares of Amneal Class A common stock were outstanding.

Name(1)	Shares of Common Stock	Options(2)	RSUs(2)	Total	% of Class
Deborah M Autor	93,660	—	—	96,660	*
Andrew Boyer	426,072	198,033	—	624,105	*
J. Kevin Buchi(3)	337,149	81,397	—	418,546	*
Jason B. Daly	251,784	—	—	251,784	*
Jeff George	344,614	28,506	—	373,120	*
John Kiely	260,252	—	—	260,252	*
Anastasios Konidaris	449,434	—	—	449,434	*
Paul Meister	832,800	115,156	—	947,956	*
Ted Nark	325,848	53,021	—	378,869	*
Chintu Patel(4)	26,141,773	53,021	—	26,194,794	8.20
Chirag Patel(5)	22,662,890	53,021	—	22,715,911	7.11
Gautam Patel	1,643,963	53,021	—	1,696,984	*
Nikita Shah	399,793	—	—	399,793	*
Shlomo Yanai	320,804	28,506	—	349,310	*
Total Current Directors and Executive Officers as a Group (14 Persons)	54,490,836	663,682	—	55,157,518	17.24
BlackRock Inc.(9)	24,121,119	—	—	24,121,119	7.55

Set forth below is a table demonstrating the ownership of the Amneal Group(6) as of June 15, 2026:

Name(1)	Shares of Class A Common Stock(2)	% of Class
Akram Mahesh(7)	18,202,546	5.70%
Tushar Patel(7)	48,578,209	15.21%
Dipan Patel(8)	16,904,263	5.29%
Chintu Patel(4)	26,194,794	8.20%
Chirag Patel(5)	22,715,911	7.11%
Other Members of the Amneal Group	8,979,471	2.81%
TOTAL AMNEAL GROUP(7)	141,575,194	44.32%

*	Less than 1%
(1)	Unless otherwise noted, the address for each beneficial owner listed on the table is Amneal Pharmaceuticals, Inc., 400 Crossing Boulevard, Bridgewater,NJ 08807.
(2)	Column includes shares underlying exercisable stock options and stock options and restricted stock unit awards that will vest within 60 days of June 15, 2026.
(3)	J. Kevin Buchi may be deemed to beneficially own 262,072 shares of Class A common stock held of record by a family trust.

(4)
Chintu Patel may be deemed to beneficially own (a) 11,495,965 shares of Class A common stock held of record by The Chintu Patel Revocable Trust and The Falguni Patel Revocable Trust and (b) 13,257,287 shares of Class A common stock held of record by Shivkan Holdings X, LLC (“Shivkan”). Pursuant to a pledge and security agreement, Shivkan has pledged to Citibank, N.A. all 13,257,287 shares of Class A common stock to secure certain obligations of Shivkan under a margin loan agreement.

(5)
Chirag Patel may be deemed to beneficially own 21,269,420 shares of Class A common stock held of record by The Chirag Patel Revocable Trust and The Priti Patel Revocable Trust. Pursuant to a pledge and security agreement, Mr. Patel, his spouse and certain trusts under their control, have pledged to UBS AG Stamford Branch 19,000,000 shares of Class A common stock to secure the obligations of those certain borrowers under a margin and loan agreement.

(6)
See “Corporate Governance - Corporate Structure” of Amneal’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 above for a discussion of the relationship between the Amneal Group and Amneal. Messrs. Chintu Patel, Chirag Patel and Gautam Patel are members of the Amneal Group and also members of our Board, and their shares are reported in the “Executive Officers and Directors” table above. Shares of Class A common stock held by members of the Amneal Group other than Messrs. Akram Mahesh, Chintu Patel, Chirag Patel, Dipan Patel and Tushar Patel are not reported in this table.

(7)
c/o Tarsadia Investments, LLC, 520 Newport Center Drive, Twenty-First Floor, Newport Beach, CA 92660. Tushar Patel may be deemed to beneficially own 53,578,209 shares of Class A common stock held of record by Tushar Patel Family Trust.

(8)
c/o Buckhead America Hospitality, 2855 Springhill Parkway, Smyrna, GA 30080. Dipan Patel may be deemed to beneficially own 16,904,263 shares of Class A common stock held of record by Dipan Patel Living Trust, AP-1 Trust, AP-2 Trust, AP-3 Trust, AP-5 Trust, AP-7 Trust, and AP-9 Trust. As reported in the Schedule 13D/A filed on March 26, 2026, Dipan Patel has the sole power to (a) vote or direct the vote of and (b) dispose or direct the disposition of 16,904,263 shares.

(8)
BlackRock, Inc., 50 Hudson Yards New York, NY 10001. As reported in the Schedule 13G filed on April 27, 2026 with respect to its holdings as of March 31, 2026, BlackRock Inc. has the sole power to vote or direct the vote of 23,876,182 shares and the sole power to dispose or direct the disposition of 24,121,119 shares.

To our knowledge, except as noted above, no person or entity is the beneficial owner of more than five percent of the voting power of Amneal’s stock.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE TRANSACTION
There are no material U.S. federal income tax consequences to Amneal stockholders in their capacities as such that will result from the Transaction and the issuance of Amneal Class A common stock pursuant to the Transaction.
THIS DISCUSSION IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. YOU SHOULD CONSULT WITH YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION, AS WELL AS ANY TAX CONSEQUENCES OF THE TRANSACTION ARISING UNDER THE FEDERAL ESTATE OR GIFT TAX RULES OR UNDER THE LAWS OF ANY STATE, LOCAL, NON-U.S. OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

FUTURE AMNEAL STOCKHOLDER PROPOSALS
Amneal held its 2026 annual meeting of stockholders on May 6, 2026. The date for Amneal’s 2027 annual meeting of stockholders has not yet been set. Under Exchange Act Rule 14a-8 (“Rule 14a-8”), any stockholder proposal to be considered by Amneal for inclusion in its 2027 proxy statement and form of proxy card for next year’s annual meeting of stockholders, expected to be held in May 2027, must be received by Amneal’s corporate secretary at Amneal’s principal executive offices located at 400 Crossing Boulevard, Bridgewater, New Jersey 08807, not later than November 25, 2026 and must otherwise comply with Rule 14a-8. While the Amneal Board will consider stockholder proposals that Amneal receives, Amneal reserves the right to omit from its proxy statement stockholder proposals that do not satisfy applicable SEC rules.
In addition, Amneal’s bylaws establish advance notice and other procedures with regard to stockholder nominations for director or any other stockholder proposals to be brought before an annual meeting of stockholders that will not be included in Amneal’s proxy statement. In general, notice must be received by Amneal’s corporate secretary not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting of stockholders and must contain specified information concerning the matters to be brought before the meeting and concerning the stockholder making the proposal. If no annual meeting was held in the previous year or if the annual meeting is called for a date that is more than 30 calendar days earlier or more than 60 calendar days later than such anniversary date, notice must be received not later than close of business on the 90th day prior, nor earlier than close of business on the 120th day prior, to the date of such annual meeting or, if the first public disclosure of the date of such annual meeting is less than 100 calendar days prior to the date of such annual meeting, the 10th calendar day following the day on which public disclosure of the date of such annual meeting is first made by the Company. Therefore, to be presented at next year’s annual meeting, director nominations and stockholder proposals that will not be included in Amneal’s proxy statement must be received by Amneal’s corporate secretary at 400 Crossing Boulevard, Bridgewater, NJ 08807 on or after close of business on January 6, 2027 but not later than close of business on February 5, 2027 and must contain the information specified in Amneal’s bylaws. A nomination or proposal also must comply with the additional procedures set forth in Amneal’s bylaws.
In addition to satisfying the foregoing requirements under Amneal’s bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees at Amneal’s 2027 annual meeting of stockholders must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 8, 2027.

MULTIPLE STOCKHOLDERS SHARING ONE ADDRESS
The SEC’s proxy rules permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement to those stockholders. Amneal has adopted “householding” and delivered a single copy of the proxy materials to multiple stockholders who share the same address, unless one or more of such stockholders provide contrary instructions. This procedure reduces printing costs, mailing costs and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. If your household received a single Notice of Annual Meeting of Stockholders or, if applicable, a single set of proxy materials this year, but you would prefer to receive your own copy, please contact Broadridge Householding Department, by calling their toll free number, 1-866-540-7095 or by writing to: Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717. You will be removed from the householding program within 30 days of receipt of your instructions at which time you will then be sent separate copies of the documents. Any such stockholder may also contact Broadridge Householding Department using the above contact information if he or she would like to receive separate proxy statements and annual reports in the future. If you are receiving multiple copies of our annual reports and proxy statements, you may request householding in the future by contacting Broadridge Householding Department. A number of brokerage firms with account holders who are Amneal stockholders household proxy materials, delivering a single set of proxy materials to multiple stockholders sharing an address, unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
The SEC allows Amneal to “incorporate by reference” documents it files with the SEC into this proxy statement, which means that Amneal may disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except that information that Amneal files later with the SEC will automatically update and supersede this information. This proxy statement incorporates by reference the documents listed below that have been previously filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules, including information furnished under Item 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits):
•	Amneal’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed on February 27, 2026 (the “Annual Report”);
•	Amneal’s Definitive Proxy Statement on Schedule 14A, filed on March 25, 2026 (solely those portions that were incorporated by reference into the Annual Report);
•	Amneal’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2026, filed on May 7, 2026; and
•	Amneal’s Current Reports on Form 8-K, filed on January 28, 2026, February 3, 2026, April 22, 2026 and May 7, 2026.
Any additional documents that Amneal may file with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act, from the date of this proxy statement until the date of the special meeting, are also incorporated by reference into this proxy statement (other than any additional documents or information furnished and not filed with the SEC).
Amneal, its directors and certain of its executive officers may be considered participants in the solicitation of proxies in connection with the Transaction. Information about the directors and executive officers of Amneal is set forth in its proxy statement for its 2026 annual meeting of stockholders, which was filed with the SEC on March 25, 2026. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, are contained in this proxy statement.
You can obtain any of the filings incorporated by reference into this proxy statement from Amneal or from the SEC through the SEC’s website at http://www.sec.gov. Amneal will provide, without charge, to each person to whom a copy of this proxy statement is delivered, upon written or oral request of such person, a copy of any or all of the reports and documents referred to above which have been or may be incorporated by reference into this proxy statement. You should direct requests for those documents to:
Amneal Pharmaceuticals, Inc.
400 Crossing Boulevard
Bridgewater, NJ 08807
Attention: Corporate Secretary
Tel.: (908) 947-3120
Amneal maintains an internet site at www.amneal.com. Such website and the information contained on or connected to it shall not be deemed to be incorporated into this proxy statement.
THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE INTO THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING. AMNEAL HAS NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED [•], 2026. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS OF KASHIV
Kashiv BioSciences, LLC and Subsidiaries

December 31, 2025 and 2024

GRANT THORNTON LLP
757 Third Ave., 9th Floor
New York, NY 08817
D +1 212 599 0100
F +1 212 370 4520
REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
Board of Managers
Kashiv BioSciences, LLC
Opinion
We have audited the consolidated financial statements of Kashiv BioSciences, LLC (a Delaware limited liability company) and subsidiaries (the “Company”), which comprise the consolidated balance sheets as of December 31, 2025 and 2024, and the related consolidated statements of operations and comprehensive loss, changes in members’ deficit, and cash flows for the years then ended, and the related notes to the consolidated financial statements.
In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025 and 2024, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.
Basis for opinion
We conducted our audits of the consolidated financial statements in accordance with auditing standards generally accepted in the United States of America (US GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Substantial doubt about the company’s ability to continue as a going concern
The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company’s cash used in operations was approximately $106.3 million during the year ended December 31, 2025, and as of that date, the Company had an accumulated deficit of $27.7 million and has stated that substantial doubt exists about the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.
Emphasis of matter
As discussed in Note 3, the 2024 consolidated financial statements have been restated to correct misstatements. Our opinion is not modified with respect to this matter.

GT.COM	Grant Thornton LLP is a U.S. member firm of Grant Thornton International Ltd (GTIL). GTIL and each of its member firms are separate legal entities and are not a worldwide partnership.

Responsibilities of management for the financial statements
Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.
In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date the consolidated financial statements are issued.
Auditor’s responsibilities for the audit of the financial statements
Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with US GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.
In performing an audit in accordance with US GAAS, we:
•	Exercise professional judgment and maintain professional skepticism throughout the audit.
•
Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.

•
Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•
Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.

•
Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

New York, New York
June 1, 2026

Kashiv BioSciences, LLC and Subsidiaries

CONSOLIDATED BALANCE SHEETS

December 31,

	2025	2024
		As Restated
ASSETS
Current assets
Cash	$19,466,441	$3,770,844
Accounts receivable, net of allowance for credit losses	2,636,062	674,143
Accounts receivable – related party	5,074,770	7,075,543
Inventories	11,315,857	14,056,027
Prepaid expenses and other current assets	16,196,067	8,263,827
Total current assets	54,689,197	33,840,384
Restricted cash	4,010,036	—
Other long-term assets	2,436,799	1,594,731
Right-of-use asset, net	12,931,528	16,365,832
Right-of-use asset, net – related party	6,610,918	7,135,520
Property and equipment, net	94,877,259	57,857,503
Total assets	$175,555,737	$116,793,970
LIABILITIES AND MEMBERS’ DEFICIT
Current liabilities
Accounts payable, including amounts due to related parties of $206,411 and $247,486, respectively.	$19,087,913	$9,086,550
Accrued liabilities	9,179,982	8,098,172
Lease liability – short-term	4,379,500	3,899,995
Lease liability – short-term – related party	464,881	266,477
Current portion of long-term notes payable	1,500,000	—
Total current liabilities	34,612,276	21,351,194
Long-term portion of debt, net	149,293,028	—
Long-term portion of debt, net – related party	—	465,794,699
Lease liability – long-term	10,041,519	14,096,692
Lease liability – long-term – related party	6,885,772	7,350,652
Other long-term liability	1,611,214	413,359
Profit interests participation unit compensation	298,431	235,468
Interest payable – related party	—	53,203,431
Deferred revenue	525,000	3,165,886
Deferred revenue – related party	—	13,470,107
Total liabilities	203,267,240	579,081,488
Commitments and contingencies
Members’ deficit	(27,711,503)	(462,287,518)
Total liabilities and members’ deficit	$175,555,737	$116,793,970

The accompanying notes are an integral part of these consolidated financial statements.

Kashiv BioSciences, LLC and Subsidiaries

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

Years ended December 31,

	2025	2024
		As Restated
Commercial and contract research revenue	$962,423	$—
Commercial and contract research revenue – related party	13,997,095	11,458,755
License and milestone revenue	12,400,000	280,000
License and milestone revenue – related party	38,410,994	9,962,971
Royalty revenue – related party	14,184,856	16,012,849
Total revenues	79,955,368	37,714,575
Costs and expenses
Cost of goods sold	33,430,385	36,194,528
Cost of goods sold – related party	19,021,156	12,500,379
Selling, general and administrative	13,734,170	15,014,963
Research and development	99,172,260	58,377,185
Total operating expenses	165,357,971	122,087,055
Operating loss	(85,402,603)	(84,372,480)
Other expense	(4,477,448)	(2,190,693)
Interest expense	(7,607,935)	—
Interest expense – related party	(11,563,405)	(38,154,152)
Net loss	(109,051,391)	(124,717,325)
Foreign currency translation adjustment	(384,304)	(892,937)
COMPREHENSIVE LOSS	$(109,435,695)	$(125,610,262)

The accompanying notes are an integral part of these consolidated financial statements.

Kashiv BioSciences, LLC and Subsidiaries

CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS’ DEFICIT

Years ended December 31, 2025 and 2024

	Members’ Interest	Additional Members’ Capital	Retained Earnings	AOCI	Total Members’ Deficit
Balance as of December 31, 2023 (AS RESTATED)	$474,274,984	$12,548,474	$(806,975,714)	$(1,514,150)	$(321,666,406)
Asset assignment from Shivanka Research, LLC	—	—	(500,000)	—	(500,000)
Kashiv BioSciences Private Limited Acquisition (as restated)	—	—	(12,204,000)	—	(12,204,000)
Amneal BioSciences Private Limited Acquisition (as restated)	—	—	(3,097,520)	—	(3,097,520)
Profit interests compensation	—	790,670	—	—	790,670
Net loss (as restated)	—	—	(124,717,325)	—	(124,717,325)
Equity adjustment from foreign currency translation (as restated)	—	—	—	(892,937)	(892,937)
Balance as of December 31, 2024 (AS RESTATED)	474,274,984	13,339,144	(947,494,559)	(2,407,087)	(462,287,518)
Profit interests participation units assigned to Kashiv Biosciences HoldCo, LLC	1,424,638	(1,424,638)	—	—	—
Debt assigned to Kashiv Biosciences HoldCo, LLC	—	535,261,533	—	—	535,261,533
Issuance of warrants in connection with Term Loans	—	2,105,000	—	—	2,105,000
Capital contribution from Kashiv Intermediate Holdco, LLC	—	6,000,000	—	—	6,000,000
Profit interests compensation	645,177	—	—	—	645,177
Net loss	—	—	(109,051,391)	—	(109,051,391)
Equity adjustment from foreign currency translation	—	—	—	(384,304)	(384,304)
Balance as of December 31, 2025	$476,344,799	$555,281,039	$(1,056,545,950)	$(2,791,391)	$(27,711,503)

The accompanying notes are an integral part of these consolidated financial statements.

Kashiv BioSciences, LLC and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS

Years ended December 31,

	2025	2024
		As Restated
Cash flows from operating activities
Net loss	$(109,051,391)	$(124,717,325)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,983,409	4,063,101
Right-of-use asset amortization	3,434,303	2,807,886
Right-of-use asset amortization – related party	524,603	343,109
Amortization of debt issuance costs and discount	1,057,291	—
Payment-in-kind (PIK) interest	6,137,822	—
Non-cash stock-based compensation	708,131	790,671
Change in operating assets and liabilities:
Accounts receivable	(1,961,919)	2,020,087
Accounts receivable – related party	2,000,773	(3,584,323)
Prepaid expenses and other current assets	(7,932,240)	1,903,022
Inventory	2,740,169	523,330
Other long-term assets	(842,061)	(7,977,480)
Accounts payable and other current liabilities	10,001,364	(2,233,859)
Interest payable – related party	1,563,404	13,894,880
Deferred revenue	(2,640,886)	(2,685,577)
Deferred revenue – related party	(13,470,107)	13,470,107
Other long-term liability	1,197,856	413,359
Accrued liabilities	1,081,809	952,296
Operating lease liabilities, net	(3,575,667)	(3,476,123)
Operating lease liabilities, net – related party	(266,477)	(84,415)
Net cash used in operating activities	(106,309,814)	(103,577,254)
Cash flows from investing activities
Purchases of property and equipment	(40,003,164)	(25,515,319)
Net cash used in investing activities	(40,003,164)	(25,515,319)
Cash flows from financing activities
Capital contribution from Kashiv Intermediate Holdco, LLC	6,000,000	—
Proceeds from issuance of Rupee Term Loan Facility	6,783,202	—
Proceeds from issuance of Term Loan Credit Agreement	146,525,000	—
Payment of deferred financing costs	(6,680,287)	—
Repayment of principal on Term Loans	(925,000)	—
Acquisition of business, net of cash acquired (Kashiv Biosciences Pvt. Ltd)	—	(11,168,662)
Acquisition of business, net of cash acquired (Amneal Biosciences Pvt. Ltd)	—	(3,310,000)
Repayment of acquired debt (Amneal Biosciences Pvt. Ltd)	—	(9,600,000)
Asset assignment from Shivanka Research, LLC	—	(500,000)
Repayment related parties’ credit line promissory notes	(15,000,000)	(3,900,000)
Proceeds from related parties’ credit line promissory notes	29,700,000	159,930,000
Net cash provided by financing activities	166,402,915	131,451,338
Foreign currency impact on cash	(384,304)	(892,937)
NET INCREASE IN CASH	19,705,633	1,465,828
Cash, and restricted cash, beginning of year	3,770,844	2,305,016
Cash, and restricted cash, end of year	$23,476,477	$3,770,844
Supplemental disclosure of cash flow information
Cash paid during the year for interest, net of capitalized interest	$25,529,514	$24,000,000
Cash paid during the year for taxes	$1,716,656	$1,080,720

The accompanying notes are an integral part of these consolidated financial statements.

Kashiv BioSciences, LLC and Subsidiaries

CONSOLIDATED STATEMENT OF CASH FLOWS - CONTINUED

December 31, 2025 and 2024

	2025	2024
		As Restated
Supplemental disclosure of non-cash investing and financing activities
Debt assigned to Kashiv Biosciences HoldCo, LLC	$535,261,533	$ —
Fair value of warrants issued in connection with term loans	2,105,000	—
Reclassification of profit interests participation units to membership interests in connection with the Reorganization	1,424,638	—

The following table provides a reconciliation of the cash, cash equivalents and restricted cash balances as of each of the periods shown above:

	2025	2024
		As Restated
Cash	$19,466,441	$3,770,844
Long-term restricted cash	4,010,036	—
Total cash and long-term restricted cash	$23,476,477	$3,770,844

The accompanying notes are an integral part of these consolidated financial statements.

Kashiv BioSciences, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2025 and 2024
NOTE 1 - NATURE OF OPERATIONS
Organization and Business
Kashiv BioSciences, LLC, (the “Company” or “Kashiv” or “KB”) is a biopharmaceutical research, development, and manufacturing company. The Company is advancing a robust pipeline of biosimilars, complex peptides and enzyme-based programs via agreements with third parties in order to improve access to biologics and complex medicines for patients, physicians, and payers. The Company was formed in August 2010 as a Delaware limited liability company (“LLC”) and is governed by an LLC agreement (the “Operating Agreement”).
Reorganization
In March 2025, the Company completed a corporate reorganization (the “Reorganization”) to simplify its ownership structure. In connection with the Reorganization, Kashiv BioSciences Holdco, LLC (“Holdco”) and Kashiv Intermediate Holdco, LLC (“Intermediate”) were formed. As part of the Reorganization, the members of the Company contributed all of their ownership interests, including Profit Participation Units (“PPUs”), in Kashiv to Holdco in exchange for economically equivalent ownership interests in Holdco. Immediately following this transaction, Holdco held 100% of the equity interests in the Company, with the members maintaining their respective proportional ownership interests on an indirect basis through Holdco.
Subsequently, Holdco contributed its ownership interests in Kashiv to Intermediate in exchange for units in Intermediate, resulting in Kashiv becoming a wholly owned subsidiary of Intermediate. In connection with this restructuring, the Company’s historical equity structure, which included multiple classes of units (including PPUs), was simplified into a single class of Common Units, as that term is defined in the Tenth Amended and Restated LLC Agreement. This conversion did not change the economic rights, vesting conditions, or ownership interests of the holders.
In addition, an existing credit funding loan of the Company was assigned to Holdco, and the related security interest in the Company’s assets was terminated.
The Reorganization was accounted for as an equity reorganization among entities under common control. Because the Reorganization did not result in a substantive change in ownership or control at the ultimate parent level, the Company’s assets and liabilities continue to be reflected at their historical carrying amounts. The Reorganization did not involve the exchange of cash or other consideration and was reflected as a capital transaction within the consolidated statement of changes member’s deficit.
NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) and contain all adjustments necessary for a fair presentation of the consolidated financial statements. These financial statements reflect the accounts of the Company, which is a wholly owned subsidiary of Intermediate, and are presented on a standalone basis. Accordingly, the accounts of Intermediate and other parent entities are not included. All material intercompany accounts and transactions have been eliminated in consolidation. From time to time, the Company receives capital contributions from Intermediate to fund operations or for general corporate purposes.
The common control transaction to acquire Kashiv Biosciences Private Limited (“Kashiv India”, “Kashiv Biosciences Pvt Ltd”) on January 1, 2024, as described in Note 3, was deemed to have met the definition of a business as per Accounting Standard Codification (“ASC”) 805, Business Combinations (“ASC 805”).
As such, a change in the reporting entity occurred, as defined in ASC 250, Accounting changes and error corrections (“ASC 250”). Comparative financial information shall only be adjusted for periods during which the entities were under common control. Since common control between the Company and Kashiv India existed as of January 1, 2023, the comparative information needs to be combined. Accordingly, for periods in which the

Kashiv BioSciences, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS- CONTINUED

December 31, 2025 and 2024
combining entities were under common control, the change in reporting entity was recognized retrospectively for all periods during which the entities were under common control. The assets and liabilities of the business are carried forward at the carrying amounts with no adjustments for fair value, intercompany balances and transactions are eliminated from the consolidated financial statements, and any difference between the consideration paid or transferred and the net assets acquired is reflected as an equity transaction.
The common control transaction to acquire Amneal Biosciences Private Limited (“Pipan”, “Amneal Biosciences Pvt. Ltd”) on April 30, 2024, as described in Note 3, was deemed to have met the definition of as asset acquisition, and did not meet the definition of a business, as per ASC 805. As such, the transfer of net assets that are not a business do not constitute a change in the reporting entity, as defined in ASC 250, and are accounted for prospectively in the period in which the transfer occurs, and is recorded at carrying value.
Liquidity
The process of drug development can be costly, and the timing and outcomes of clinical trials is uncertain. The assumptions upon which the Company has based its estimates are routinely evaluated and may be subject to change. The actual amount of the Company’s expenditures will vary depending upon several factors, including, but not limited to, the design, timing and duration of future clinical trials, the progress of the Company’s research and development programs and the level of financial resources available. The Company has the ability to adjust its operating plan spending levels based on the timing of future clinical trials, which will be predicated upon adequate funding to complete the trials.
The Company has limited capital resources and has incurred recurring operating losses and negative cash flows from operations since inception. The Company used cash from operations of $106.3 million in 2025 and had an accumulated deficit of $27.7 million as of December 31, 2025. The Company has financed its business operations to date from capital and debt from related party investors and third party lenders. The Company raised debt in 2025 in both the US and India in order to fund future operations and continue its clinical development programs.
The financing obtained, along with continued support from the related party investors and projected license and milestone revenues, is expected to fund the operations of the Company through year end 2026. Product approvals and additional revenue streams are expected to result in significant growth from additional revenue sources and collaboration contracts in 2026. However, there is no guarantee that the planned growth opportunities will be successfully executed or have the expected benefits. As there can be no assurance that the Company will be able to effectively implement its plans within one year after the issuance date, based on the factors above, management concluded that there is substantial doubt about the Company’s ability to continue as a going concern through such one-year period.
The accompanying consolidated financial statements have been prepared as though the Company will continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.
Use of Estimates
The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include the identification of performance obligations, including the assessment of material rights, the determination of variable consideration and allocation of transaction price in revenue arrangements, the recoverability and useful lives of long-lived assets, the determination of reserves for excess and obsolete inventory, estimates of expected credit losses on receivables, assumptions used in the fair value of equity-based instruments, including warrants and Profit Participation Units, the determination of the incremental borrowing rate for leases, and the evaluation of contingencies and litigation. Actual results could differ from those estimates.

Kashiv BioSciences, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS- CONTINUED

December 31, 2025 and 2024
Risks and Uncertainties
The Company is subject to risks common in the pharmaceutical industry. Development of new pharmaceutical products is a difficult and lengthy process that requires significant financial resources along with technical and regulatory expertise. Uncertainties include, but are not limited to, the ability to develop and commercialize product, the ability to gain regulatory approvals, dependency on key customers and suppliers including for certain active pharmaceutical ingredients, potential product liability risks that are inherent in the development, clinical testing and manufacturing of human therapeutic products and the ability to create and protect intellectual property rights.
Revenue Recognition
The Company recognizes revenue in accordance with the authoritative guidance of ASC 606, Revenue from Contracts with Customers. Under ASC 606, the Company recognizes revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which it expects to be entitled to in exchange for those goods or services.
The Company’s principal sources of revenue are pharmaceutical manufacturing, research, and development and product licensing services that focus on developing innovative technologies, improved medicines, and life-cycle management products. To determine revenue recognition for contracts with customers, the Company performs the following five steps in accordance with ASC 606: (i) identify the contract with a customer; (ii) identify the performance obligations in the contract, (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenue when (or as) the entity satisfies the performance obligation. The Company’s contracts are service contracts that generally have a duration of a few months to several years with revenue being recognized over time as services are provided to the customer in satisfaction of its performance obligations.
The majority of the Company’s contracts can be terminated by the customer either immediately or after a specified notice period. Upon early termination, the contracts generally require the customer to pay the Company for: (i) consideration earned through the termination date, which is consistent with the level of cost and effort expended through the termination date; (ii) consideration for services to complete the work still required to be performed and reimbursement for other related expenses, as applicable; and (iii) reimbursement for certain non-cancelable expenditures.
The Company sells its services to clients under sales contracts which generally consist of master supply agreements, product development and manufacturing supply agreements and statements of works which are governed by the terms and conditions of the master agreement. The Company recognizes commercial revenue from the sale of product at the time of title transfer to its customers. Substantially all of the Company’s research and service revenues are recognized over time as the Company performs the service and satisfies the performance obligation using output methods. Certain contracts may result in revenue being recognized at a point in time. For these contracts, revenue is recognized when the customer obtains control of the promised goods or services. The Company records revenues net of estimated variable consideration, as applicable, in its transaction price as follows:
Royalty Revenue
Revenue from royalties is recognized in accordance with ASC 606-10-55-65 at the later of (i) when the subsequent sale or usage occurs or (ii) when the related performance obligation has been satisfied. The Company concluded that the license is the predominant performance obligation to which the royalties relate; therefore, revenue is recognized when the underlying sales occur. For the years ended December 31, 2025 and 2024, revenues from royalties of a related party were $14.2 million and $16.0 million, respectively.
Contract Research Revenue
Revenue from contract research services is recognized after contract signing and as performance obligations are satisfied. Contract research contracts generally range in duration from a few weeks to a few years and typically take the form of an agreed-upon fixed fee arrangement. Such contracts typically do not contain acceptance provisions

Kashiv BioSciences, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS- CONTINUED

December 31, 2025 and 2024
based upon the achievement of certain study or laboratory testing results. Contracts contain either one or multiple performance obligations. Revenue from contract research services, all of which were with related parties, were $1.9 million and $1.6 million for the years ended December 31, 2025 and 2024, respectively.
Commercial Revenue
Revenue from commercial manufacturing services is recognized when the customer obtains control of the product based on the contractual shipping terms of the contract, at which time the performance obligation is deemed to be completed. Revenue is measured as the amount of consideration the Company expects to receive in exchange for transferring products to a customer. Revenue from commercial manufacturing services were $13.1 million (of which $12.0 million is with related parties) and $9.9 million (the entire amount being with related parties) for the years ended December 31, 2025 and 2024, respectively.
Milestone Revenue
Revenue from license and milestone arrangements may include variable consideration. Milestone payments are contingent upon the achievement of specified events and are included in the transaction price only to the extent that it is probable that a significant reversal of cumulative revenue recognized will not occur. The Company evaluates these milestones at contract inception and at each reporting period and recognizes revenue when the uncertainty is resolved or when it becomes probable that a significant reversal will not occur, and the related performance obligation has been satisfied. Revenues from milestones were $50.8 million (of which $38.4 million is with related parties) and $10.2 million (of which $10.0 million is with related parties) for the years ended December 31, 2025 and 2024, respectively. Deferred revenues from milestones which are included within long-term liabilities were $0.5 million (none of which is with related parties) and $16.6 million (of which $13.5 million is with related parties) as of December 31, 2025 and 2024, respectively (see Note 5).
License and Collaboration Agreements
The Company evaluates its collaborative arrangements pursuant to ASC 808, Collaborative Arrangements, and ASC 606. The Company considers the nature and contractual terms of collaborative arrangements and assesses whether the arrangement involves a joint operating activity pursuant to which the Company is an active participant and is exposed to significant risks and rewards with respect to the arrangement. If the Company is an active participant and is exposed to significant risks and rewards with respect to the arrangement, the Company accounts for the arrangement as a collaboration under ASC 808. If it is not exposed to significant risks and rewards and the contract is with a customer, the Company accounts for the collaboration under ASC 606. Payments pursuant to collaborative arrangements may include non-refundable upfront payments, development milestone payments upon the achievement of significant development and regulatory events, commercial sales milestones, and royalties on product sales. The amount of variable consideration is constrained until it is probable that the revenue is not at a significant risk of reversal in a future period. In determining the appropriate amount of revenue to be recognized as the Company fulfills its obligations under a collaboration arrangement, the Company applies the five-step model of ASC 606: (i) identify the contract with a customer; (ii) identify the performance obligations in the contract, including whether they are capable of being distinct; (iii) determine the transaction price, including the constraint on variable consideration; (iv) allocate the transaction price to the performance obligations; and (v) recognize revenue when (or as) the entity satisfies a performance obligation. The Company applies significant judgment when evaluating whether contractual obligations represent distinct performance obligations, allocating transaction price to performance obligations within a contract, determining when performance obligations have been met, and assessing the recognition of variable consideration. When consideration is received prior to the Company completing its performance obligation under the terms of a contract, a contract liability is recorded as deferred revenue. Deferred revenue expected to be recognized as revenue within the twelve months following the balance sheet date is classified as a current liability within Accrued liabilities.

Kashiv BioSciences, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS- CONTINUED

December 31, 2025 and 2024
Contract Liabilities
Deferred revenue is recorded when cash is received in advance of performance of the obligation. Deferred revenue represents the future performance obligations to transfer control of products or services for which we have already received consideration. Deferred revenue will be subsequently recognized as revenue upon the satisfaction of the underlying performance obligations under the contract.
Revenue recognized from amounts included in deferred revenue at the beginning of the year was approximately $16.3 million and $3.1 million, respectively, for the years ended December 31, 2025 and 2024. Total deferred revenue was approximately $0.5 million, $16.6 million and $6.1 million as of December 31, 2025, 2024, and 2023, respectively.
Research and Development Costs
Research and development costs are expensed to operations as incurred. Research and development costs include salaries, certain building and facility expenses, clinical and contract research organization, materials, and laboratory costs.
The Company determines expenses related to clinical studies based on estimates of the services received and efforts expended pursuant to contracts with multiple contract research organizations that conduct and manage clinical studies on its behalf. The financial terms of these agreements are subject to negotiation, vary from contract to contract and may result in uneven payment flows. Payments under some of these contracts depend on factors such as the successful enrollment of patients and the completion of clinical trial milestones. In accruing service fees, the Company estimates the time period over which services will be performed and the level of effort to be expended in each period. If the actual timing of the performance of services or the level of effort varies from the estimate, the accrual is adjusted accordingly. The expenses for some trials may be recognized on a straight-line basis if the expected costs are expected to be incurred ratably during the period. Payments for these activities are based on the terms of the individual arrangements, which may differ from the pattern of costs incurred, and are reflected in the consolidated financial statements as prepaid or accrued expenses.
Cash
Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash. The Company maintains its cash in bank checking and money market accounts, as well as foreign accounts, which, at times, may be in excess of insured limits. As of December 31, 2025 and 2024, the Company had cash balances that exceeded federally insured limits by approximately $19.2 million and $3.5 million, respectively.
Restricted Cash
As of December 31, 2025, the Company had $4.0 million of restricted cash related to a letter of credit posted as security under a long-term lease agreement. Subject to the Company’s continued compliance with the lease and the absence of an event of default, the face amount of the letter of credit is reduced by $0.5 million on each annual anniversary after the first twelve months of rent payments, until the face amount is reduced to $0.5 million. Until such reductions occur, the landlord retains the right to draw upon the full remaining balance of the letter of credit.
Accounts Receivable
The Company records accounts receivable at amounts due from customers, net of a provision for current expected credit losses. The Company evaluates the adequacy of the allowance for credit losses on a periodic basis. This evaluation includes historical loss experience, length of time receivables are past due, adverse situations that may affect a customer’s ability to pay its obligations to the Company, prevailing market conditions and historical patterns of actual credits issued. The Company writes off accounts receivable against the provision for current expected credit losses when a balance is determined to be uncollectible. The Company recorded a provision for current expected credit losses of $0.2 million and $0 as of December 31, 2025 and 2024, respectively. As of December 31, 2025, the Company had one third-party customer whose accounts receivable balances accounted for more than 57% of total accounts receivable. As of December 31, 2024, the Company had one related party customer whose accounts receivable balance accounted for approximately 86% of total accounts receivable (see Note 6).

Kashiv BioSciences, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS- CONTINUED

December 31, 2025 and 2024
Inventory
Inventory is stated at the lower of cost (first-in, first-out method, “FIFO”) or net realizable value. The Company evaluates lower of cost or net realizable value separately for commercial and pre-launch inventory. In evaluating whether inventory is stated at the lower of cost or net realizable value, management considers such factors as the amount of inventory on hand, remaining shelf life and current and expected orders from the Company’s collaboration partners, distributors, and customers. As appropriate, the Company reflects provisions necessary to reduce the carrying value of its inventories to net realizable value.
Property and Equipment
Property and equipment are recorded at cost and are depreciated using the straight-line method over the estimated useful lives of the assets, generally five to 10 years. Leasehold improvements are recorded at cost and amortized over the shorter of useful life or term of the lease. Major renewals and improvements are capitalized, while maintenance and repairs are charged to operations as incurred.
Capitalization of Interest
The Company capitalizes interest on capital projects in accordance with ASC 835-20, Capitalization of Interest, which requires the capitalization of interest costs to get certain assets ready for their intended use. The Company capitalizes interest costs on borrowings during the construction period of major construction projects as part of the cost of the constructed assets. Interest is capitalized based on the interest rate applicable to specific borrowings or the weighted average of the rates applicable to other borrowings during the period. Capitalization of interest ceases when the project is substantially complete and ready for its intended use.
Lease Accounting
The Company accounts for leases under ASC 2016-02, Leases (Topic 842). The Company determines if an arrangement is a lease at contract inception. Operating lease assets represent a right to use an underlying asset for the lease term and operating lease liabilities represent an obligation to make lease payments arising from the lease. The Company recognizes operating lease assets and liabilities at the commencement date of the lease based upon the present value of lease payments over the lease term. When determining the lease term, the Company includes options to extend or terminate the lease when it is reasonably certain that the Company will exercise those options. The Company uses its incremental borrowing rate, as the rate implicit in the lease is not readily determinable; historically, this rate was based on an estimate of the rate the Company would incur to borrow on a collateralized basis over a similar term in a similar economic environment. For leases entered into subsequent to the adoption of ASC 842, the Company elected the private company practical expedient to use a risk-free discount rate, determined using U.S. Treasury rates with a maturity consistent with the lease term.
Deferred Financing Fees
Deferred financing costs are capitalized and amortized over the term of the related debt using the effective interest method and are presented as a direct reduction of the carrying amount of the associated debt on the balance sheet, with amortization included in interest expense.
Long-Lived Assets
The Company reviews the recoverability of long-lived assets, including the related useful lives, whenever events or changes in circumstances indicate that the carrying amount of a long-lived asset might not be recoverable. If required, the Company compares the estimated undiscounted future net cash flows to the related asset’s carrying value to determine whether there has been an impairment. If an asset is considered impaired, the asset is written down to fair value, which is based either on discounted cash flows or appraised values in the period the impairment becomes known. The Company believes that long-lived assets are recoverable, and no impairment was deemed necessary at December 31, 2025 and 2024.

Kashiv BioSciences, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS- CONTINUED

December 31, 2025 and 2024
Income Taxes
The Company is an LLC and is treated as a partnership for income tax purposes. Income (loss) passes through and is allocated to the members of the Company in accordance with the Operating Agreement. The Company files income tax returns in U.S. federal jurisdiction and certain state jurisdictions. The wholly owned Indian subsidiaries are private limited formed within the India tax laws and pays taxes in accordance with local laws. Income taxes are accounted for using the asset and liability method whereby deferred tax assets and liabilities are determined based on temporary difference between the bases used for financial reporting and income tax reporting purposes. Deferred taxes were not material. The tax years subject to audit are 2018 through 2023. The Company had no material uncertain tax positions at December 31, 2025 and 2024.
Fair Value of Financial Instruments
Certain assets and liabilities of the Company are carried at fair value under U.S. GAAP. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. Financial assets and liabilities carried at fair value are to be classified and disclosed in one of the following three levels of the fair value hierarchy, of which the first two are considered observable and the last is considered unobservable:
Level 1 -	Quoted prices in active markets for identical assets or liabilities.
Level 2 -
Observable inputs (other than Level 1 quoted prices), such as quoted prices in active markets for similar assets or liabilities, quoted prices in markets that are not active for identical or similar assets or liabilities, or other inputs that are observable or can be corroborated by observable market data.

Level 3 -
Unobservable inputs that are supported by little or no market activity that are significant to determining the fair value of the assets or liabilities, including pricing models, discounted cash flow methodologies and similar techniques.

The carrying values reflected in the Company’s balance sheets for cash, prepaid expenses and other current assets, accounts payable and accrued liabilities approximate fair value due to their short-term maturities.
Profit Interests Compensation
The Company established two profit participation plans under which profit interests are granted to certain employees in the form of units of Class E Member, LLC and Class F Member, LLC (“Class E Units” and “Class F Units,” respectively). The Company accounts for these units in accordance with ASC Topic 718, Compensation—Stock Compensation (“Topic 718”). Following the March 2025 corporate reorganization (see Note 1), the profit interests awards were contributed to and are legally issued by Holdco; however, the award holders remain employees of the Company, and compensation expense continues to be recognized by the Company as the entity receiving the employee services, with a corresponding capital contribution from Holdco.
Compensation expense is recorded over the vesting period based on valuations and marked to market at each reporting date. For both employee and service provider units, the units vest over the respective vesting period. In most cases, if the Company terminates the relationship, the units may be forfeited. However, certain terminations do not result in forfeitures. Profit interests are recorded as liabilities until they vest and are held for six months becoming mature profit interests. At that time, they are then reclassified to additional members’ capital. The Company recognizes the forfeitures as they occur, based on the fair value of the awards as of the claw back date. The Company records a reversal to the current liability account and credit to the income statement (see Note 15).
Recent Accounting Pronouncements
In July 2025, the Financial Accounting Standards Board issued Accounting Standards Update 2025-05, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses for Accounts Receivable and Contract Assets, which provides a practical expedient for entities to measure expected credit losses on current accounts

Kashiv BioSciences, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS- CONTINUED

December 31, 2025 and 2024
receivable and current contract assets within the scope of ASC 606, Revenue from Contracts with Customers. The practical expedient assumes that current conditions as of the balance sheet date remain unchanged for the remaining life of the asset. The guidance is effective for interim and annual reporting periods beginning after December 15, 2025. Early adoption is permitted. The Company is currently evaluating the impact of this standard on the consolidated financial statements.
Reclassifications
The Company has made certain reclassifications, specifically related to the breakout of related party balances within the consolidated balance sheets, consolidated statements of operations and comprehensive loss, and statements of cash flows, to prior year information to conform to the current year presentation. These reclassifications had no impact on net loss, members’ deficit or cash flows as previously reported.
NOTE 3 - RESTATEMENT OF PRIOR FINANCIAL STATEMENTS
In connection with the preparation of the Company’s consolidated financial statements, management identified errors related to the accounting and presentation of certain transactions arising from the acquisitions of Pipan on April 30, 2024 and Kashiv India on January 1, 2024 as well as the accounting for a lease modification related to the Company’s office and laboratory facilities.
The identified errors primarily related to (i) the presentation of consideration transferred, (ii) the classification of cash flows, and (iii) the presentation and allocation of amounts within members’ equity in the consolidated statements of changes in members’ deficit, the consolidated balance sheets, and the consolidated statements of operations and comprehensive loss and (iv) the recognition of a lease modification and related remeasurement of lease-related balances.
With respect to the Pipan acquisition, an error was identified in the presentation of total cash paid of approximately $12.9 million, which was previously presented entirely as consideration transferred for equity interests acquired. Of this amount, approximately $9.6 million was used to settle Pipan’s outstanding debt and accrued interest that existed prior to the acquisition, while the remaining $3.3 million represented consideration transferred for equity interests acquired. As a result of these presentation changes, the Company restated amounts within members’ equity in the consolidated statements of changes in members’ deficit, including the recognition of a $3.1 million reduction to retained earnings, representing the excess of consideration paid over the historical carrying value of the net assets acquired. The Company also restated its consolidated statements of cash flows to reflect the appropriate classification of cash paid between settlement of pre-existing obligations and consideration transferred within financing activities.
With respect to the Kashiv India acquisition, errors were identified in the December 31, 2023 presentation of members’ equity related to the retrospective application of the acquisition, including the allocation of amounts among members’ interest, additional members’ capital, and retained earnings, as well as related balance sheet presentation. The net assets acquired continued to be recorded at their historical carrying values in accordance with common control guidance; however, reclassification among equity components was required. As a result, the Company has restated its previously reported consolidated statement of changes in members’ deficit to correct the presentation of the members’ equity balances as of December 31, 2023. In addition, the Company has revised the classification of cash flows in the consolidated statements of cash flows for the year ended December 31, 2024 to reflect the appropriate presentation within financing activities.
During 2024, the Company entered into an amendment to its lease for manufacturing, research and laboratory facilities located in Piscataway, New Jersey to expand the leased premises and increase future lease payments; however, the related remeasurement of the right-of-use asset and lease liabilities was not reflected in the Company’s 2024 financial statements.
The Company evaluated the errors and determined that the related impact was material to the consolidated financial statements for prior periods and that correction of the errors was significant to the presentation of the consolidated financial statements for the year ended December 31, 2024. A summary of the reclassifications and restatements to the previously reported financial statements presented herein for comparative purposes is included below.

Kashiv BioSciences, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS- CONTINUED

December 31, 2025 and 2024
Restated Consolidated Balance Sheet Line Items:

	As of December 31, 2024
	As Previously Reported	Restatement Adjustment	As Restated
ASSETS
Other long-term assets	$6,431,764	$(4,837,033)	$1,594,731
Right-of-use asset, net – related party	3,207,255	3,928,265	7,135,520
Property and equipment, net	60,572,992	(2,715,489)	57,857,503
Total assets	120,418,227	(3,624,257)	116,793,970
LIABILITIES AND MEMBERS’ DEFICIT
Lease liability -–short-term – related party	108,524	157,953	266,477
Total current liabilities	21,193,241	157,953	21,351,194
Lease liability – long-term – related party	3,408,722	3,941,930	7,350,652
Total liabilities	574,981,605	4,099,883	579,081,488
Members’ deficit	(454,563,378)	(7,724,140)	(462,287,518)
Total liabilities and members’ deficit	120,418,227	(3,624,257)	116,793,970

Restated Consolidated Statement of Operations and Comprehensive Loss Line Items:

	Year Ended December 31, 2024
	As Previously Reported	Restatement Adjustment	As Restated
Research and development	$58,205,567	$171,618	$58,377,185
Total operating expenses	121,915,437	171,618	122,087,055
Operating loss	(84,200,862)	(171,618)	(84,372,480)
Net loss	(124,545,707)	(171,618)	(124,717,325)
Foreign currency translation adjustment	(3,081,802)	2,188,865	(892,937)
Comprehensive loss	(127,627,509)	2,017,247	(125,610,262)

Restated Consolidated Statement of Changes in Members’ Deficit Line Items:

	As of December 31, 2024
	As Previously Reported	Restatement Adjustment	As Restated
Members’ interest	$481,367,725	$(7,092,741)	$474,274,984
Additional members’ capital	1,429,871	11,909,273	13,339,144
Retained earnings	(932,765,022)	(14,729,537)	(947,494,559)
AOCI	(4,595,952)	2,188,865	(2,407,087)
Total members deficit	(454,563,378)	(7,724,140)	(462,287,518)

	As of December 31, 2023
	As Previously Reported	Restatement Adjustment	As Restated
Members’ interest	$481,367,725	$(7,092,741)	$474,274,984
Additional members’ capital	639,201	11,909,273	12,548,474
Retained earnings	(802,159,182)	(4,816,532)	(806,975,714)

Kashiv BioSciences, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS- CONTINUED

December 31, 2025 and 2024
Restated Consolidated Statement of Cash Flows Line Items:

	Year ended December 31, 2024
	As Previously reported	Restatement Adjustment	As Restated
Cash flows from operating activities
Net loss	$(124,545,707)	$(171,618)	$(124,717,325)
Right-of-use- asset amortization – related party	171,491	171,618	343,109
Other long-term assets	(5,788,615)	(2,188,865)	(7,977,480)
Net cash used in operating activities	(101,388,389)	(2,188,865)	(103,577,254)
Cash flows from investing activities
Acquisition of business, net of cash acquired (Kashiv Biosciences Pvt Ltd)	(11,168,662)	11,168,662	—
Acquisition of business, net of cash acquired(Pipan)	(12,910,000)	12,910,000	—
Asset Assignment from Shivanka Research, LLC	(500,000)	500,000	—
Net cash used in investing activities	(50,093,981)	24,578,662	(25,515,319)
Cash flows from financing activities
Acquisition of business, net of cash acquired (Kashiv Biosciences Pvt Ltd)	—	(11,168,662)	(11,168,662)
Acquisition of business, net of cash acquired (Pipan)	—	(3,310,000)	(3,310,000)
Repayment of acquired debt (Pipan)	—	(9,600,000)	(9,600,000)
Asset assignment from Shivanka Research, LLC	—	(500,000)	(500,000)
Net cash provided by financing activities	156,030,000	(24,578,662)	131,451,338
Foreign currency impact on cash	(3,081,802)	2,188,865	(892,937)

NOTE 4 - COMMON CONTROL TRANSACTIONS (AS RESTATED)
Kashiv Biosciences Private Limited Acquisition
On January 1, 2024, the Company acquired 100% of the outstanding shares of Kashiv Biosciences Private Limited (“Kashiv India”) from Shivanka Research LLC (“Shivanka”), a company controlled by the ultimate owners of Kashiv, for approximately $12.2 million.
The following is a summary of assets, liabilities, and equity of the acquirer and acquiree as of December 31, 2023:

	Kashiv(1)	Kashiv India(2)	Eliminations(3)	Adjusted Balance(4)
Assets	$44,203,082	$17,821,438	$(5,518,592)	$56,505,928
Liabilities	378,042,007	5,648,919	(5,518,592)	378,172,334
Equity	(333,838,925)	12,172,519	—	(321,666,406)

(1)	Balances represent Kashiv Biosciences, LLC’s asset, liabilities, and equity balances as previously reported as of December 31, 2023.
(2)	Balances represent Kashiv India’s asset, liabilities, and equity balances as of December 31, 2023.
(3)
Balances represent intercompany eliminations between the combing entities, Kashiv Biosciences, LLC and Kashiv India as of December 31, 2023, prior to combination which are eliminated from the combined financial statements.

(4)	Balances represent the retrospectively adjusted consolidated asset, liabilities, and equity balances as of December 31, 2023.
This acquisition was considered a transaction between entities under common control. Accordingly, the net assets acquired were recorded at amounts based on the historical carrying value as of the acquisition date.
Amneal Biosciences Private Limited Acquisition
On April 30, 2024, the Company through its subsidiary Kashiv Biosciences Private Limited, acquired 100% of the outstanding shares of Pipan, registered as Kashiv Research Private Limited upon acquisition, a private limited

Kashiv BioSciences, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS- CONTINUED

December 31, 2025 and 2024
company incorporated under the Indian Companies Act, 2013 and a wholly owned subsidiary of Amneal Pharmaceuticals Inc. (“Amneal”). As of the date of this acquisition, certain investors in the Company, including executive officers of Amneal, beneficially owned a combined majority equity interest in both the Company and Amneal, either directly or through certain revocable or irrevocable trusts established for the benefit of their immediate families.
Total cash of approximately $ 12.9 million was paid in connection with the acquisition. Of this amount, approximately $9.6 million was used to settle Pipan’s outstanding debt and accrued interest that existed prior to the acquisition. The remaining $3.3 million represented consideration transferred to Amneal for the equity interests acquired.
This acquisition was considered a transaction between entities under common control. Accordingly, the net assets acquired were recorded at amounts based on the historical carrying value as of the acquisition date. The carrying value of the net assets acquired as of the acquisition date was $0.2 million. Pursuant to common control guidance, the Company recorded a reduction to equity of $3.1 million, included in retained earnings in the accompanying consolidated statements of changes in members’ deficit, representing the net carrying amount of the net assets acquired less the consideration paid.
NOTE 5 - LICENSE AGREEMENTS
License Agreement with Alvotech hf.
On September 28, 2023, the Company entered into a Product Licensing and Supply Agreement with Alvotech hf. (“Alvotech”) granting Alvotech the exclusive rights to obtain regulatory approval for and commercialize a biosimilar to XOLAIR® (omalizumab) in the European Union, the United Kingdom, Australia, Canada, and New Zealand (the “Alvotech License Agreement”). Under the agreement, the Company performs certain research and development activities and provides dossier-related support, while Alvotech is responsible for regulatory approval, commercialization, marketing, and sales activities in the territory. The term of the Alvotech License Agreement is 10 years, commencing upon commercial launch of the product.
In connection with execution of the agreement, the Company received a nonrefundable upfront payment of $3.0 million and potential future milestone payments totaling up to $25.0 million upon the achievement of specified developmental, regulatory, and commercial milestones within agreed upon timelines. The Alvotech License Agreement also provides for royalty payments based on net sales of the product, subject to specified deductions. During the year ended December 31, 2025 and 2024, Kashiv recognized $8.6 million and $3.9 million, respectively, of milestone revenue related to additional developmental milestones under this agreement.
License Agreement with Amneal Pharmaceuticals Inc
On July 1, 2024, the Company and Amneal entered into an exclusive license and commercialization agreement to distribute and sell omalizumab, a biosimilar to XOLAIR®, in the United States and India. The Company is responsible for development, regulatory filings, obtaining FDA approval, and manufacturing of the product, while Amneal is responsible for marketing, selling, and pricing activities. The term of the agreement is 10 years from the respective product’s launch date and automatically renews for successive three-year terms unless either party provides written notice of termination.
In connection with execution of the agreement, the Company received a nonrefundable payment of $10.0 million and potential future milestone payments totaling up to $75.0 million upon the achievement of specified developmental, regulatory, and commercial milestones within agreed upon timelines. In addition, the agreement provides for Kashiv to receive a profit share of up to 45% of net profits, after deducting manufacturing, marketing, royalty, and shipping costs, as defined in the agreement.
During the year ended December 31,2024, the Company recognized revenue related to the upfront payment of $10.0 million and an additional $10.0 million associated with the first developmental milestone achieved under the agreement. During the year ended December 31,2025, Kashiv recognized $17.5 million of milestone revenue related to additional developmental milestones under this agreement.

Kashiv BioSciences, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS- CONTINUED

December 31, 2025 and 2024
In May 2025, Amneal and the Company entered into a separate license agreement for the development and commercialization of Carfilzomib (the “Carfilzomib License Agreement”). Under the agreement, Amneal is responsible for development, regulatory approval, and commercialization of the product, while the Company retains ownership of the underlying intellectual property. The term of the Carfilzomib License Agreement is 10 years commencing from the product’s launch date in the United States.
In connection with execution of the agreement, the Company was entitled to a nonrefundable upfront payment of $2.0 million and is eligible to receive future milestone payments totaling up to $23.0 million, consisting of regulatory approval, commercial launch, and sales-based milestones. In addition, the Carfilzomib License Agreement provides for the Company to receive a profit share of up to 50% of net profits, after deducting manufacturing and other allowable costs, as defined in the agreement. During the year ended December 31, 2025, Kashiv recognized revenue related to the upfront payment of $2.0 million.
License Agreement with Intas Pharmaceuticals Limited
On December 16, 2025, the Company entered into an exclusive license agreement with Intas Pharmaceuticals Limited (“Intas”) granting Intas the exclusive rights to seek regulatory approval for and commercialize Lanreotide in Europe and India (the “Intas License Agreement”). Under the agreement, the Company is responsible for delivering a complete regulatory dossier package to support Intas’s filings, while Intas is responsible for regulatory approval, commercialization, and marketing activities in the licensed territories. Upon achieving regulatory approval, the Company will be responsible for manufacturing and supplying drug substance to Intas. The term of the Intas License Agreement commences upon commercial launch of the product and includes customary renewal provisions.
In connection with execution of the agreement, the Company was entitled to a nonrefundable upfront payment of $1.2 million and is eligible to receive future development, regulatory, launch, and sales-based milestone payments totaling up to approximately $23.5 million, contingent upon the achievement of specified regulatory and commercial milestones, including annual net sales thresholds. During the year ended December 31, 2025, the Company recognized revenue related to the upfront payment of $1.2 million and an additional $1.2 million associated with the first developmental milestone achieved under the agreement.
The following table summarizes the change in deferred revenue:

	Years Ended December 31,
	2025	2024
Balance at the beginning of the period	$16,635,993	$6,098,964
Deferral of revenue	215,654	13,620,107
Recognition of unearned revenue	(16,326,647)	(3,083,078)
Balance at the end of the period	$525,000	$16,635,993

As of December 31, 2024, the Company recorded $13.5 million of deferred revenue related to related party arrangements, and no related party revenue was recognized from deferred revenue in that year. During 2025, the Company recognized $13.5 million of revenue that had been included in deferred revenue related to related party arrangements as of December 31, 2024, with no additional related party revenue deferred during the year.
NOTE 6 - RELATED-PARTY TRANSACTIONS
The Company has various business arrangements with related parties that are affiliates due to common ownership. Certain holders of equity interests in the Company, including members of management, directly or indirectly hold ownership interests in these entities and may also serve in governance roles, including as members of the Board of Managers.
The Company utilizes management services from a related party to perform back-office and support functions. For the years ended December 31, 2025 and 2024, total expenses for both years included in selling, general and administrative expenses were $0.8 million. As of December 31, 2025 and 2024, accounts payable to this related party was $0.6 million and $0.07 million, respectively.

Kashiv BioSciences, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS- CONTINUED

December 31, 2025 and 2024
The Company utilizes management services from a related party for business development, legal and treasury functions. Total expenses included in selling, general and administrative expenses were $0.5 million and $0.3 million for the years ended December 31, 2025 and 2024, respectively. As of both December 31, 2025 and 2024, accounts payable to this related party was $0.1 million.
The Company entered into various product development agreements with a related party whereby the Company would be entitled to milestone payments based on defined development steps and commercial revenue and royalties once marketed on these developed products, as well as revenue earned for administrative support. The milestones are fixed amounts per defined development steps and are captured under contract research revenue in the consolidated statements of operations and comprehensive loss. Royalties are calculated based upon a contractual percentage of gross profits calculated on a product per product basis for those products marketed and is captured under royalty revenue in the consolidated statements of operations and comprehensive loss. CMO revenue is earned on each unit sold to the related party at its agreed upon supply price. At times, the Company incurs expenses related to these products and the expense was reimbursed by the related party. The Company earned $12.0 million and $9.9 million of CMO revenue in 2025 and 2024, respectively. The Company earned royalty revenue of approximately $14.2 million and milestone revenue of $23.0 million in 2025 and $16.0 million and milestone revenue of $9.4 million in 2024. During 2025, the Company recognized $13.5 million of revenue from this related party that was included in deferred revenue as of December 31, 2024. Accounts and other receivables due from the related party for milestones, royalties and pass through expenses were $5.1 million and $7.1 million as of December 31, 2025 and 2024, respectively.
During 2024, the Company received proceeds of $159.9 million from a secured credit line promissory note from an affiliated party and paid $24.0 million in interest. As of December 31, 2025 and 2024, the Company had a notes payable balance of $0.0 million and $465.8 million, respectively. Interest payable to the affiliated party was $0.0 million and $53.2 million as of December 31, 2025 and 2024, respectively. For the years ended December 31, 2025 and 2024, the Company incurred $11.6 million and $38.2 million, respectively, in interest that was expensed related to this note (see Note 13).
The Company rents office, manufacturing and laboratory space from a related party for their Piscataway location (see Note 10). For the years ended December 31, 2025 and 2024, the Company paid $0.6 million and $0.4 million, respectively. The ROU asset amounts related to this lease were $6.6 million and $7.1 million as of December 31, 2025 and 2024, respectively.
The Company charges a related party for the use of the parking lot at the Piscataway location through December 31, 2024. The Company recognized $0.1 million for the year ended December 31, 2024.
During 2020, the Company entered into a contract with a related party whereby the Company would provide clinical operations and project management consulting services in connection with specified projects being performed by the related party. These services include coordination with clinical and participating sites, executing site visits, reviewing, and finalizing site visits reports, review of clinical study reports, and reviewing FDA correspondence. For the years ended December 31, 2025 and 2024, revenue from this related party was $2.0 million and $1.5 million, respectively. Accounts receivable from this related party was $0.2 million and $0.1 million as of December 31, 2025 and 2024, respectively.
In 2024, a related party assigned the rights to the development of a product to the Company for consideration of $0.5 million. The related party held a note payable of $3.9 million which was assigned to the Company in 2024. The Company provided research and development related services to the related party in the years ended December 31, 2025 and 2024, recognizing revenue totaling $0 million and $0.3 million. Accounts receivable from this related party was $0 million and $0.3 million as of December 31, 2025 and 2024, respectively.

Kashiv BioSciences, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS- CONTINUED

December 31, 2025 and 2024
NOTE 7 - INVENTORIES
The following are the major classes of inventory at December 31, 2025 and 2024:

	2025	2024
Raw material and packaging components	$8,270,320	$14,088,757
Work-in-process	8,528,022	3,757,644
Finished goods	600,433	1,918,858
Gross inventories	17,398,775	19,765,259
Less: reserve for obsolescence	(6,082,918)	(5,709,232)
Inventories	$11,315,857	$14,056,027

NOTE 8 - PREPAIDS AND OTHER CURRENT ASSETS
The following lists the detail of prepaid expenses at December 31, 2025 and 2024:

	2025	2024
Tax receivable	$8,323,306	$4,613,676
Material and supplies	4,226,068	1,177,631
Licenses and subscriptions	1,140,675	1,166,343
Services	756,629	603,659
Payroll advance	936,941	—
Other prepaids	812,448	702,518
	$16,196,067	$8,263,827

NOTE 9 - PROPERTY AND EQUIPMENT (AS RESTATED)
At December 31, 2025 and 2024, the Company’s property and equipment, net of accumulated depreciation and amortization consists of:

	2025	2024
Machinery and equipment	$37,500,957	$35,580,402
Leasehold improvements	36,240,357	36,258,786
Furniture and fixtures	1,353,143	1,434,237
Computer software	93,400	95,317
Computer hardware	984,881	901,235
Vehicle	117,431	—
Land	2,150,598	2,261,281
Capital assets in progress (including capitalized interest)	78,138,668	40,340,740
	156,579,435	116,871,998
Less: accumulated depreciation and amortization	(61,702,176)	(59,014,495)
	$94,877,259	$57,857,503

Depreciation and amortization expense for the years ended December 31, 2025 and 2024 was $3.0 million and $4.1 million, respectively.
Capitalized interest costs with respect to qualifying construction projects were $3.3 million as of December 31, 2025.
NOTE 10 - LEASES (AS RESTATED)
The Company has operating leases for office, manufacturing, laboratory, and warehousing space with remaining lease terms between one and 20 years in New Jersey and Illinois.

Kashiv BioSciences, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS- CONTINUED

December 31, 2025 and 2024
The Company leases office, manufacturing and quality control facilities in Chicago, Illinois under a lease, which was executed in September 2011 and expired in March 2024. The option to extend was exercised with the new lease term ending in March 2029. Monthly payments under the new lease, which increase annually, are approximately $0.5 million through 2025.
There is a separate lease with a university in Chicago, whose campus the building resides on, granting dock access for deliveries that expired July 31, 2024. The Company renewed the lease to extend the term to March 31, 2029. The Company is obligated to pay its portion of common area maintenance, taxes, and other costs under the lease agreement described above. Rent expense exclusive of common area maintenance, taxes, and other costs under the above leases for the year ended December 31, 2025 was $0.01 million.
In November 2024, the Company executed a new lease for warehouse space in Somerset, NJ. The payments under this lease, which increase annually, are currently $0.3 million per annum. The lease expires in January 31, 2030.
The Company has a related party lease for manufacturing, research and laboratory facilities located in Piscataway, New Jersey. Monthly payments, which increase every three years under the lease, are approximately $0.06 million through 2025, and will increase to $0.08 million through 2035. See Note 6.
The following assets and liabilities relating to operating leases are presented on the Company’s consolidated balance sheets as of December 31, 2025 and 2024:

	2025	2024
Assets
Operating lease ROU assets in non-current assets (including $6.6 million and $7.1 million, respectively, of lease with related party)	$19,542,446	$23,501,352
Liabilities
Operating lease liabilities in current liabilities (including $0.5 million and $0.3 million, respectively, of lease with related party)	4,844,381	4,166,472
Operating lease liabilities in non-current liabilities (including $6.9 million and $7.3 million, respectively, of lease with related party)	16,927,291	21,447,344

Operating lease cost totaled $5.6 million and $4.6 million for the years ended December 31, 2025 and 2024, respectively. Operating cash flows from operating leases totaled $5.4 million and $4.9 million for the years ended December 31, 2025 and 2024.
The weighted average remaining lease term of the Company’s operating leases was 5.4 years and 5.3 years at December 31, 2025 and 2024, respectively, and the weighted average discount rate was 4.39% and 5.9% respectively.
Maturities of operating lease liabilities as of December 31, 2025, were as follows:

Years Ending December 31,	Amount
2026	$5,688,940
2027	5,699,348
2028	5,151,069
2029	2,186,225
2030	939,947
Thereafter	4,960,920
Total future minimum operating lease payments	24,626,449
Less: imputed interest and foreign exchange loss	2,854,777
Present value of operating lease liabilities	$21,771,672

Kashiv BioSciences, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS- CONTINUED

December 31, 2025 and 2024
NOTE 11 - ACCRUED LIABILITIES
At December 31, 2025 and 2024, accrued liabilities consists of:

	2025	2024
Vendor invoices	$3,018,558	$2,362,987
Payroll	1,498,262	1,081,615
Vacation payable	1,031,488	1,130,696
Bonus	3,040,377	1,790,711
Other liabilities	591,297	1,732,163
	$9,179,982	$8,098,172

NOTE 12 - COMMITMENTS AND CONTINGENCIES
Legal
From time to time, the Company may be subject to various legal proceedings and claims that arise in the ordinary course of the Company’s business activities. Currently, the Company is not aware of any such legal proceedings or claims. The Company is not aware of any other claim or litigation, the outcome of which, if determined adversely to the Company, would have a material effect on the Company’s financial position or results of operations.
NOTE 13 - DEBT
At December 31, 2025 and 2024, the Company’s total debt consists of:

	2025	2024
Secured credit notes – related parties	$—	$465,794,699
Term loan credit agreement	155,212,822	—
Rupee term loan facility	7,251,491	—
Subtotal	162,464,313	465,794,699
Less: unamortized debt issuance costs and discount	(11,671,285)	—
Total debt and long-term notes payable	150,793,028	465,794,699
Current portion of debt and long-term notes payable	1,500,000	—
Long-term portion of debt and notes payable	$149,293,028	$465,794,699

Secured Credit Notes - Related Party
During 2024, the Company had secured credit notes with an affiliated/related party. These notes are secured by the properties and assets of the Company. The collateral includes all rights, title, and interest of the Company, whether now owned or hereafter acquired. The notes also contain other representations, warranties, and financial and non-financial covenants, customary for an issuance of notes of this nature. The notes bear 10% non-compounding annual interest.
During Q1 2025, Kashiv received an additional $29.7 million in loans to fund operations under the existing note for the year. In connection with the corporate reorganization completed in March 2025, the outstanding balance of this credit funding loan, together with related accrued interest, was assigned to the Company’s parent entity, and the related security interest in the Company’s assets was terminated as described in Note 1. Accordingly, as of December 31, 2025, the Company did not have any outstanding notes payable or accrued interest related to this arrangement.
For the years ended December 31, 2025 and 2024, the Company incurred $11.6 million and $38.2 million, respectively, in interest expense related to these notes.

Kashiv BioSciences, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS- CONTINUED

December 31, 2025 and 2024
Term Loan Credit Agreement
On April 2, 2025 (the “Closing Date”), the Company entered into a Term Loan Credit Agreement (the “Credit Agreement”) with a syndicate of lenders, pursuant to which the Company obtained term loan financing consisting of (i) an aggregate principal amount of up to $110.0 million of closing date term loans (the “Closing Date Term Loans”), which were funded on the Closing Date, and (ii) an aggregate principal amount of up to $40.0 million of delayed draw term loans (the “Delayed Draw Term Loans,” and together with the Closing Date Term Loans, the “Term Loans”), which may be drawn at the Company’s election, subject to the terms and conditions of the Credit Agreement. Once repaid or prepaid, amounts borrowed under the Term Loans may not be reborrowed. The Delayed Draw Term Loans were drawn on November 24, 2025.
The Term Loans mature on the fifth anniversary of the Closing Date, unless earlier repaid in accordance with the terms of the Credit Agreement. The obligations under the Credit Agreement are secured by substantially all of the assets of the Company and a pledge of 65% of the equity interests of its foreign subsidiaries.
Borrowings under the Credit Agreement bear interest, at the Company’s option, at a rate equal to (i) adjusted secured overnight financing rate (“SOFR”) plus an applicable margin or (ii) a base rate plus an applicable margin. For the first six quarters following the Closing Date, the Company may elect to pay up to 60% of the interest as payment-in-kind (“PIK”) interest, which is capitalized and added to the outstanding principal balance. During the year ended December 31, 2025, the Company elected to pay a portion of interest in PIK, resulting in approximately $6.1 million of PIK interest being capitalized. Interest is payable in arrears, and scheduled principal amortization commenced during 2025.
The Credit Agreement permits voluntary prepayments of the Term Loans, subject to certain prepayment premiums and make-whole provisions. The Credit Agreement also includes mandatory prepayment provisions requiring the application of a portion of excess cash flow and certain asset disposition proceeds to repay outstanding Term Loans.
During 2025, the Company entered into an amendment to the Closing Payment Letter that eliminated certain upfront fees related to the Delayed Draw Term Loan commitments. The amendment did not result in the recognition of any gain or loss.
In connection with the issuance of the Closing Date Term Loans, the Company incurred $9.0 million of upfront commitment fees and other transaction-related costs, which are presented as a reduction to the carrying amount of the related debt and amortized to interest expense over the term of the Term Loans using the effective interest method. The effective interest rate is approximately 13% over the life of the Term Loans. As of December 31, 2025, unamortized debt issuance costs of $8.1 million related to the Closing Date Term Loans and the Delayed Draw Term Loans were presented as a direct reduction to long-term debt in the accompanying balance sheets.
The Credit Agreement contains customary affirmative and negative covenants, including restrictions on additional indebtedness, liens, asset dispositions, investments, dividends, and other restricted payments. As of December 31, 2025, the Company was in compliance with all covenants under the Credit Agreement.
Warrants Issued in Connection with Term Loans
In connection with the issuance of the Closing Date Term Loans and the Delayed Draw Term Loans, Holdco issued warrants to the Term Lenders to purchase an aggregate of 4,930,353 Class B Units, consisting of 3,632,008 Class B Units issued to the Closing Date Term Lenders and 1,298,345 Class B Units issued in connection with the Delayed Draw Term Loans. The warrants have an exercise price of $0.01 per unit, a contractual term of seven years, and expire on April 2, 2032. The warrants are exercisable, in whole or in part, at the option of the holders.
Although the warrants were legally issued by Holdco, they were issued in connection with the Company’s debt financing, and accordingly the Company recorded the fair value of the warrants at issuance of $2.1 million as a debt discount, which reduces the carrying amount of the related Term Loans and is amortized to interest expense over the contractual term of the Term Loans using the effective interest method.

Kashiv BioSciences, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS- CONTINUED

December 31, 2025 and 2024
Rupee Term Loan Facility
On November 1, 2025, the Company entered into a Rupee Term Loan Facility Agreement (the “Common Rupee Loan”) through its subsidiary Pipan, with a commercial bank, providing for aggregate commitments of up to $72.0 million to finance project capital expenditures, including building, equipment and construction activities. The Common Rupee Loan also includes $44.4 million Letter of Credit sub-facility (the “LC Facility”), which is a sub-limit within the overall $72.0 million commitment and does not represent additional borrowing capacity.
Under the LC Facility, letters of credit may be issued on behalf of the Company in favor of equipment and construction suppliers. Upon drawing under a letter of credit, the issuing bank pays the beneficiary, and the amount paid is automatically converted into a loan to the Company with an amount equal to the face value of the letter of credit drawn. The available commitments under the Common Rupee Loan are reduced by the amount of outstanding letters of credit and letters of credit - converted loans.
Borrowings under the Common Rupee Loan accrue interest at a variable rate based on the applicable benchmark rate, as defined in the Common Rupee Loan, plus an applicable margin linked to the Company’s credit rating. Interest is payable on each scheduled interest payment date. The Common Rupee Loan also provides for supplemental penalty interest in the event of covenant breaches or administrative non-compliance. The facility includes a 12 month principal moratorium following the Scheduled Commercial Operations Date, with amortization beginning in April 2028.
In addition to interest on outstanding borrowings, the Company is required to pay (i) a non-refundable, one-time upfront fee of 0.65% of the sanctioned amount plus applicable Goods and Services Tax (“GST”) as specified in the Sanction Letter, and (ii) a closing fee as prescribed by the lender. The Common Rupee Loan further requires the Company to pay a commitment fee of 0.50% per annum on any Drawdown Shortfall Amount, calculated quarterly based on average utilization during the quarter and collected semiannually in September and March.
In connection with the issuance of the Common Rupee Loan, the Company incurred debt issuance costs of $1.6 million, which are presented as a reduction to the carrying amount of the related debt and amortized to interest expense over the term of the facility using the effective interest method. The effective interest rate is 12% over the life of the Common Rupee Loan.
The Common Rupee Loan is secured by substantially all of the assets of Pipan and is subject to customary affirmative and negative covenants, including restrictions on additional indebtedness, liens, asset dispositions, investments, and distributions. As of December 31, 2025, the Company was in compliance with all covenants under the Common Rupee Loan.
At December 31, 2025, the outstanding balance due under the Common Rupee Loan was $7.3 million all of which is classified as non-current liabilities on the balance sheet. Accrued interest on the facility as of December 31, 2025, was zero, as all interest incurred for the year was paid on December 31, 2025.
The following table represents future principal maturities for debt:

Years Ending December 31,	Amount
2026	$1,500,000
2027	1,500,000
2028	8,751,491
2029	1,500,000
2030	149,212,822
Thereafter	—
$162,464,313

Kashiv BioSciences, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS- CONTINUED

December 31, 2025 and 2024
NOTE 14 - EMPLOYEE BENEFIT PLAN
The Company sponsors a defined contribution retirement plan. All of the Company’s employees are eligible to be enrolled in the employer-sponsored contributory retirement savings plan, which include features under Section 401(k) of the Internal Revenue Code of 1986, as amended, and provides for company matching contributions. The Company’s contributions to the plan are determined by its Board of Managers subject to certain minimum requirements as specified in the plan. During the years ended December 31, 2025 and 2024, the Company matched 50% of employee contributions up to a maximum of 6% of employee contributions, resulting in expense of approximately $0.5 million and $0.3 million, respectively.
NOTE 15 - CAPITAL STRUCTURE
As of December 31, 2025, the Company has a single class of Common Units as defined in the Tenth Amended and Restated Limited Liability Company Agreement. The Company had 1,000,000 Common Units authorized, issued, and outstanding as of that date. Holders of Common Units are entitled to participate in distributions when and if authorized in accordance with the Company’s operating agreement. No distributions were declared or paid during the year ended December 31, 2025.
Impact of Corporate Reorganization
In March 2025, the Company completed a corporate reorganization, as described in Note 1.
Prior to the March 2025 reorganization, the Company’s equity structure consisted of multiple classes of membership interests governed by the Ninth Amended and Restated Limited Liability Company Agreement. Class A-1 and Class A-2 Units represented the principal capital interests in the Company. Class A-1 Units were entitled to a cumulative, non-compounded rate of return of 10% on unreturned contributed capital. Other than the capital invested in the Company by the Class A-2 Members in connection with the purchase of their Class A-2 Units, the Class A-1 members have funded all capital contributions since inception.
Class G Units were held by a related party and did not earn preferred returns. Upon the occurrence of a qualifying capital transaction, Class G Units were entitled to receive a fixed distribution after satisfaction of obligations to the Class A Members.
Class E Units were held by Kashiv Class E Member LLC and were segregated, at its discretion, into Series 1, Series 2, and Series 3. Class E Series 1 Units represented the original units issued and vested at a rate of 25% annually. Class E Series 2 Units were fully vested at the time of issuance. Class E Series 3 Units generally vested at a rate of 25% annually, although certain issuances vested pursuant to employment agreements.
Profit Participation Units (“PPUs”) were subject to vesting and forfeiture provisions tied to continued employment. Both vested and unvested PPUs were forfeited upon termination of employment under certain circumstances, including termination by the Company for cause. In addition, the Company retained the option, in certain circumstances, to redeem vested PPUs at their then fair market value, as defined in the operating agreement. PPU holders participated in distributions of net proceeds upon the occurrence of certain qualifying capital transactions, including a sale of the Company or all or substantially all of its assets, an initial public offering, or an exclusive assignment of substantially all rights to any product of the Company other than in the ordinary course of business.

Kashiv BioSciences, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS- CONTINUED

December 31, 2025 and 2024
The table below reflects the number of equity units issued and outstanding at December 31, 2025 and December 31, 2024.

Class of Units	2025	2024
Class A-1 Units	—	281,000,000
Class A-2 Units	—	5,734,693
Class G Units	—	3,000,000
Class E Series 1 Units	—	5,822,500
Class E Series 2 Units	—	16,036,735
Class E Series 3 Units	—	1,693,500
Class F	—	314,900
Common units	1,000,000	—
Total units outstanding	1,000,000	313,602,328

The following is a summary of the Class E and Class F activity for the years ended December 31, 2025 and 2024; the PPUs are legally issued by Holdco, LLC but relate to employee services provided to Kashiv.

	Class E Series 1		Class E Series 2		Class E Series 3		Class F
	Units	Fair Value	Units	Fair Value	Units	Fair Value	Units	Fair Value
Outstanding at January 1, 2024	5,807,500	$0.47	16,036,735	$0.48	—	$—	657,400	$0.47
Issued	20,000	$0.51	—	$0.51	2,206,000	$0.51	—	$0.51
Forfeited	(5,000)	$0.51	—	$0.51	(512,500)	$0.51	(342,500)	$0.51
Outstanding at December 31, 2024	5,822,500	$0.51	16,036,735	$0.51	1,693,500	$0.51	314,900	$0.51
Issued	25,000	$0.34	—	$0.34	3,056,000	$0.34	—	$0.34
Forfeited	(552,500)	$0.34	—	$0.34	(180,000)	$0.34	—	$0.34
Ending balance, December 31, 2025	5,295,000	$0.34	16,036,735	$0.34	4,569,500	$0.34	314,900	$0.34

The number of vested units as of December 31, 2025 and 2024, for Class E Series 1, was 5,080,000 and 5,057,500, respectively; for Class E Series 2, the number of vested units was 16,036,735 as of both December 31, 2025 and 2024; and for Class E Series 3, the number of vested units was 1,742,000 and 787,750, respectively. The vested fair value of the Class E Series 1, Class E Series 2, and Class E Series 3 units was $1.7 million, $5.5 million, and $0.6 million, respectively, as of December 31, 2025, and $2.5 million, $8.2 million, and $0.4 million, respectively, as of December 31, 2024.
The number of vested units as of December 31, 2025 and 2024, for the Class F Member, was 314,900 at both December 31, 2025 and 2024. The vested fair value of the Class F Member units was $0.1 million as of December 31, 2025 and $0.2 million as of December 31, 2024.
The fair value of the PPU awards was estimated using a valuation model that incorporates assumptions regarding volatility, risk-free interest rates, dividend yield, and discounts for lack of marketability. The following tables present the weighted-average assumptions used to estimate the grant-date fair value of employee Common Unit awards for the years ended December 31, 2025 and 2024.

Assumption	2025	2024
Risk-free rate	3.5%	4.4%
Expected volatility	155.0%	135%
Dividend yield	0.0%	0.0%
Discount for lack of marketability	50.0%	55.0%

Kashiv BioSciences, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS- CONTINUED

December 31, 2025 and 2024
For the years ended December 31, 2025 and 2024, the Company recognized $0.7 million for each year of non-cash profit interests compensation expense related to Class E-1 and E-3 Units.
NOTE 16 - SUBSEQUENT EVENTS
In the preparation of its consolidated financial statements, the Company completed an evaluation of the impact of any other subsequent events through June 1, 2026, which represents the date these consolidated financial statements were available for issuance.
On December 4, 2025 the Company entered into a lease agreement with a Lease Term Commencement date of January 1, 2026 with STAG Industrial Holdings, LLC, for 102,610 square feet of manufacturing space at 100 New England Avenue, Piscataway, NJ. The lease term runs until September 30, 2036 with a one-time option to extend for another 10 years. The lease required a $4 million letter of credit to be issued prior to the Lease Term Commencement date, which is reflected as Restricted cash in the December 31, 2025 balance sheet.
During the first four months of 2026, the Company received multiple capital contributions from Intermediate Holdco, LLC totaling approximately $34.8 million to fund operations and for general corporate purposes.
On April 18, 2026, Intermediate distributed its ownership interest in the Company to Holdco, and Holdco subsequently distributed such interests to certain members. The transaction was accounted for as an equity transaction among entities under common control.
On April 21, 2026, the Company entered into a definitive agreement (the “Agreement”), with Amneal, pursuant to which Amneal has agreed to acquire 100% of the outstanding membership interests of the Company (the “Acquisition”) in a transaction with consideration that includes $375 million of cash and 28,942,108 shares of Amneal’s Class A common stock at closing, plus up to $350 million in potential payments based on the achievement of certain regulatory milestones, potential royalties based on commercial milestones. The transaction is subject to approval by Amneal’s shareholders, receipt of applicable regulatory approvals, and satisfaction of other customary closing conditions, and is expected to close in the second half of 2026.

Kashiv BioSciences, LLC and Subsidiaries

CONSOLIDATED BALANCE SHEETS

	March 31, 2026	December 31, 2025
	(Unaudited)
ASSETS
Current assets
Cash	$12,838,274	$19,466,441
Accounts receivable, net of allowance for credit losses	4,733,110	2,636,062
Accounts receivable - related party	13,398,637	5,074,770
Inventories	11,240,607	11,315,857
Prepaid expenses and other current assets	16,017,908	16,196,067
Total current assets	58,228,536	54,689,197
Restricted cash	4,041,343	4,010,036
Other long-term assets	2,436,799	2,436,799
Right-of-use asset, net	40,223,651	12,931,528
Right-of-use asset, net - related party	6,477,110	6,610,918
Property and equipment, net	97,191,423	94,877,259
Total assets	$208,598,862	$175,555,737
LIABILITIES AND MEMBERS’ DEFICIT
Current liabilities
Accounts payable, including amounts due to related parties of $215,708 and $206,411, respectively	$21,523,166	$19,087,913
Accrued liabilities	9,673,460	9,179,982
Lease liability - short-term	5,863,931	4,379,500
Lease liability - short-term - related party	477,932	464,881
Current portion of long-term notes payable	1,500,000	1,500,000
Total current liabilities	39,038,489	34,612,276
Long-term portion of debt, net	155,369,827	149,293,028
Lease liability - long-term	36,417,645	10,041,519
Lease liability - long-term - related party	6,759,721	6,885,772
Other long-term liability	1,383,851	1,611,214
Profit interests participation unit compensation	298,431	298,431
Deferred revenue	525,000	525,000
Total liabilities	239,792,964	203,267,240
Members’ deficit	(31,194,102)	(27,711,503)
Total liabilities and members’ deficit	$208,598,862	$175,555,737

The accompanying notes are an integral part of these unaudited consolidated financial statements.

Kashiv BioSciences, LLC and Subsidiaries

CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited)

	Three Months Ended March 31,
	2026	2025
Commercial and contract research revenue - related party	$2,959,784	$4,848,051
License and milestone revenue	4,700,551	859,347
License and milestone revenue - related party	10,000,000	15,321,549
Royalty revenue - related party	3,044,348	3,954,693
Total revenues	20,704,683	24,983,640
Costs and expenses
Cost of goods sold	14,471,201	4,920,765
Cost of goods sold - related party	3,191,207	6,529,804
Selling, general and administrative	4,512,712	2,241,909
Research and development	22,095,862	22,142,798
Total operating expenses	44,270,982	35,835,276
Operating loss	(23,566,299)	(10,851,636)
Other expense	(1,925,831)	(157,374)
Interest expense	(4,319,080)	—
Interest expense - related party	—	(11,563,404)
Net loss	(29,811,210)	(22,572,414)
Foreign currency translation adjustment	(648,425)	389,638
COMPREHENSIVE LOSS	$(30,459,635)	$(22,182,776)

The accompanying notes are an integral part of these unaudited consolidated financial statements.

Kashiv BioSciences, LLC and Subsidiaries

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EARNINGS (DEFICIT)

(Unaudited)

	Members' Interest	Additional Members' Capital	Deficit	AOCI	Total Members' Earnings (Deficit)
Balance as of December 31, 2025	$476,344,799	$555,281,039	$(1,056,545,950)	$(2,791,391)	$(27,711,503)
Capital contribution from Kashiv Intermediate Holdco, LLC	—	26,800,000	—	—	26,800,000
Profit interests compensation	177,035	—	—	—	177,035
Net loss	—	—	(29,811,210)	—	(29,811,210)
Equity adjustment from foreign currency translation	—	—	—	(648,424)	(648,424)
Balance as of March 31, 2026	476,521,834	582,081,039	(1,086,357,160)	(3,439,815)	(31,194,102)
Balance as of December 31, 2024	474,274,984	13,339,144	(947,494,559)	(2,407,087)	(462,287,518)
Profit interests compensation	161,294	—	—	—	161,294
Profit interests participation units assigned to Kashiv Biosciences HoldCo, LLC	1,424,638	(1,424,638)	—	—	—
Debt assigned to Kashiv Biosciences HoldCo, LLC	—	550,261,533	—	—	550,261,533
Net loss	—	—	(22,572,414)	—	(22,572,414)
Equity adjustment from foreign currency translation	—	—	—	389,639	389,639
Balance as of March 31, 2025	$475,860,916	$562,176,039	$(970,066,973)	$(2,017,448)	$65,952,534

The accompanying notes are an integral part of these unaudited consolidated financial statements.

Kashiv BioSciences, LLC and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended March 31,
	2026	2025
Cash flows from operating activities
Net loss	$(29,811,210)	$(22,572,414)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	785,899	741,743
Right-of-use asset amortization	1,281,798	454,408
Right-of-use asset amortization - related party	133,807	130,193
Amortization of debt issuance costs and discount	474,731	—
Payment-in-kind (PIK) interest	2,560,281	—
Non-cash stock-based compensation	177,035	177,035
Change in operating assets and liabilities:
Accounts receivable	(2,097,048)	(429,172)
Accounts receivable - related party	(8,323,867)	819,880
Prepaid expenses and other current assets	178,160	(1,424,931)
Inventory	75,250	(1,024,205)
Other long-term assets	—	(313,084)
Accounts payable and other current liabilities	2,435,253	4,865,213
Interest payable	—	1,563,404
Deferred revenue	—	215,634
Deferred revenue - related party	—	(5,321,529)
Other long term liability	(227,363)	(413,358)
Accrued liabilities	493,478	(2,212,385)
Operating lease liabilities	(713,364)	(370,960)
Operating lease liabilities - related party	(112,999)	(26,918)
Net cash used in operating activities	(32,690,159)	(25,141,446)
Cash flows from investing activities
Purchases of property and equipment	(3,100,065)	(5,772,960)
Net cash used in investing activities	(3,100,065)	(5,772,960)
Cash flows from financing activities
Capital contribution from Kashiv Intermediate Holdco, LLC	26,800,000	—
Proceeds from issuance of rupee term loan facility	3,895,316	—
Payment of deferred financing costs	(478,528)	—
Repayment of principal on term loans	(375,000)	—
Proceeds from related parties’ credit line promissory notes	—	29,700,000
Net cash provided by financing activities	29,841,788	29,700,000
Foreign currency impact on cash	(648,424)	389,639
NET DECREASE IN CASH	(6,596,860)	(824,767)
Cash and restricted cash, beginning of period	23,476,477	3,770,844
Cash and restricted cash, end of period	$16,879,617	$2,946,077
Supplemental disclosure of cash flow information
Cash paid during the year for interest, net of capitalized interest	$1,626,488	$10,000,000
Cash paid during the year for taxes	$935,824	$414,987

The accompanying notes are an integral part of these unaudited consolidated financial statements.

Kashiv BioSciences, LLC and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS - CONTINUED

(Unaudited)

	Three Months Ended March 31,
	2026	2025
Supplemental disclosure of non-cash investing and financing activities
Debt assigned to Kashiv Biosciences HoldCo, LLC	$—	$550,261,533
Reclassification of profit interest participation units to membership interests in connection with the Reorganization	$—	$1,424,638

The following table provides a reconciliation of the cash and restricted cash balances as of each of the periods shown above:

	Three Months Ended March 31,
	2026	2025
Cash	$12,838,274	$2,946,077
Long-term restricted cash	4,041,343	—
Total cash and restricted cash	$16,879,617	$2,946,077

The accompanying notes are an integral part of these unaudited consolidated financial statements.

Kashiv BioSciences, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2026 and 2025
(Unaudited)
NOTE 1 - NATURE OF OPERATIONS
Organization and Business
Kashiv BioSciences, LLC, (the “Company” or “Kashiv” or “KB”) is a biopharmaceutical research, development, and manufacturing company. The Company is advancing a robust pipeline of biosimilars, complex peptides and enzyme-based programs via agreements with third parties in order to improve access to biologics and complex medicines for patients, physicians, and payers. The Company was formed in August 2010 as a Delaware limited liability company (“LLC”) and is governed by an LLC agreement (the “Operating Agreement”).
Reorganization
In March 2025, the Company completed a corporate reorganization (the “Reorganization”) to simplify its ownership structure. In connection with the Reorganization, Kashiv BioSciences Holdco, LLC (“Holdco”) and Kashiv Intermediate Holdco, LLC (“Intermediate”) were formed. As part of the Reorganization, the members of the Company contributed all of their ownership interests, including Profit Participation Units (“PPUs”), in Kashiv to Holdco in exchange for economically equivalent ownership interests in Holdco. Immediately following this transaction, Holdco held 100% of the equity interests in the Company, with the members maintaining their respective proportional ownership interests on an indirect basis through Holdco.
Subsequently, Holdco contributed its ownership interests in Kashiv to Intermediate in exchange for units in Intermediate, resulting in Kashiv becoming a wholly owned subsidiary of Intermediate. In connection with this restructuring, the Company’s historical equity structure, which included multiple classes of units (including PPUs), was simplified into a single class of Common Units, as that term is defined in the Tenth Amended and Restated LLC Agreement. This conversion did not change the economic rights, vesting conditions, or ownership interests of the holders.
In addition, an existing credit funding loan of the Company was assigned to Holdco, and the related security interest in the Company’s assets was terminated.
The Reorganization was accounted for as an equity reorganization among entities under common control. Because the Reorganization did not result in a substantive change in ownership or control at the ultimate parent level, the Company’s assets and liabilities continue to be reflected at their historical carrying amounts. The Reorganization did not involve the exchange of cash or other consideration and was reflected as a capital transaction within the consolidated statement of changes member’s deficit.
NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) and contain all adjustments necessary for a fair presentation of the consolidated financial statements. These financial statements reflect the accounts of the Company, which is a wholly owned subsidiary of Intermediate, and are presented on a standalone basis. Accordingly, the accounts of Intermediate and other parent entities are not included. All material intercompany accounts and transactions have been eliminated in consolidation. From time to time, the Company receives capital contributions from Intermediate to fund operations or for general corporate purposes.
Liquidity
The process of drug development can be costly, and the timing and outcomes of clinical trials is uncertain. The assumptions upon which the Company has based its estimates are routinely evaluated and may be subject to change. The actual amount of the Company’s expenditures will vary depending upon several factors, including, but not

Kashiv BioSciences, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2026 and 2025
(Unaudited)
limited to, the design, timing and duration of future clinical trials, the progress of the Company’s research and development programs and the level of financial resources available. The Company has the ability to adjust its operating plan spending levels based on the timing of future clinical trials, which will be predicated upon adequate funding to complete the trials.
The Company has limited capital resources and has incurred recurring operating losses and negative cash flows from operations since inception. The Company used cash from operations of $32.7 million during the three months ended March 31, 2026 and had an accumulated deficit of $31.2 million as of March 31, 2026. The Company has financed its business operations to date from capital and debt from related party investors and third party lenders. The Company raised debt in 2025 in both the US and India in order to fund future operations and continue its clinical development programs.
The financing obtained, along with continued support from the related party investors and projected license and milestone revenues, is expected to fund the operations of the Company through at least the first quarter of 2027. Product approvals and additional revenue streams are expected to result in significant growth from additional revenue sources and collaboration contracts in 2026. However, there is no guarantee that the planned growth opportunities will be successfully executed or have the expected benefits. As there can be no assurance that the Company will be able to effectively implement its plans within one year after the issuance date, based on the factors above, management concluded that there is substantial doubt about the Company’s ability to continue as a going concern through such one-year period.
The accompanying consolidated financial statements have been prepared as though the Company will continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.
Use of Estimates
The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include the identification of performance obligations, including the assessment of material rights, the determination of variable consideration and allocation of transaction price in revenue arrangements, the recoverability and useful lives of long lived assets, the determination of reserves for excess and obsolete inventory, estimates of expected credit losses on receivables, assumptions used in the fair value of equity based instruments, including warrants and Profit Participation Units, the determination of the incremental borrowing rate for leases, and the evaluation of contingencies and litigation. Actual results could differ from those estimates.
Risks and Uncertainties
The Company is subject to risks common in the pharmaceutical industry. Development of new pharmaceutical products is a difficult and lengthy process that requires significant financial resources along with technical and regulatory expertise. Uncertainties include, but are not limited to, the ability to develop and commercialize product, the ability to gain regulatory approvals, dependency on key customers and suppliers including for certain active pharmaceutical ingredients, potential product liability risks that are inherent in the development, clinical testing and manufacturing of human therapeutic products and the ability to create and protect intellectual property rights.
Revenue Recognition
The Company recognizes revenue in accordance with the authoritative guidance of Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers. Under ASC 606, the Company recognizes revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which it expects to be entitled to in exchange for those goods or services.

Kashiv BioSciences, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2026 and 2025
(Unaudited)
The Company’s principal sources of revenue are pharmaceutical manufacturing, research, and development and product licensing services that focus on developing innovative technologies, improved medicines, and life-cycle management products. To determine revenue recognition for contracts with customers, the Company performs the following five steps in accordance with ASC 606: (i) identify the contract with a customer; (ii) identify the performance obligations in the contract, (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenue when (or as) the entity satisfies the performance obligation. The Company’s contracts are service contracts that generally have a duration of a few months to several years with revenue being recognized over time as services are provided to the customer in satisfaction of its performance obligations.
The majority of the Company’s contracts can be terminated by the customer either immediately or after a specified notice period. Upon early termination, the contracts generally require the customer to pay the Company for: (i) consideration earned through the termination date, which is consistent with the level of cost and effort expended through the termination date; (ii) consideration for services to complete the work still required to be performed and reimbursement for other related expenses, as applicable; and (iii) reimbursement for certain non-cancelable expenditures.
The Company sells its services to clients under sales contracts which generally consist of master supply agreements, product development and manufacturing supply agreements and statements of works which are governed by the terms and conditions of the master agreement. The Company recognizes commercial revenue from the sale of product at the time of title transfer to its customers. Substantially all of the Company’s research and service revenues are recognized over time as the Company performs the service and satisfies the performance obligation using output methods. Certain contracts may result in revenue being recognized at a point in time. For these contracts, revenue is recognized when the customer obtains control of the promised goods or services. The Company records revenues net of estimated variable consideration, as applicable, in its transaction price as follows:
Royalty Revenue
Revenue from royalties is recognized in accordance with ASC 606-10-55-65 at the later of (i) when the subsequent sale or usage occurs or (ii) when the related performance obligation has been satisfied. The Company concluded that the license is the predominant performance obligation to which the royalties relate; therefore, revenue is recognized when the underlying sales occur. For the three months ending March 31, 2026 and 2025, revenues from royalties of a related party were $3.0 million and $4.0 million, respectively.
Contract Research Revenue
Revenue from contract research services is recognized after contract signing and as performance obligations are satisfied. Contract research contracts generally range in duration from a few weeks to a few years and typically take the form of an agreed-upon fixed fee arrangement. Such contracts typically do not contain acceptance provisions based upon the achievement of certain study or laboratory testing results. Contracts contain either one or multiple performance obligations. Revenue from contract research services, all of which were with related parties, were $0.5 million for the three months ending March 31, 2026 and 2025, respectively.
Commercial Revenue
Revenue from commercial manufacturing services is recognized when the customer obtains control of the product based on the contractual shipping terms of the contract, at which time the performance obligation is deemed to be completed. Revenue is measured as the amount of consideration the Company expects to receive in exchange for transferring products to a customer. Revenue from commercial manufacturing services, all of which were with related parties, were $2.5 million and $4.3 million for the three months ending March 31, 2026 and 2025, respectively.
Milestone Revenue
Revenue from license and milestone arrangements may include variable consideration. Milestone payments are contingent upon the achievement of specified events and are included in the transaction price only to the extent that

Kashiv BioSciences, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2026 and 2025
(Unaudited)
it is probable that a significant reversal of cumulative revenue recognized will not occur. The Company evaluates these milestones at contract inception and at each reporting period and recognizes revenue when the uncertainty is resolved or when it becomes probable that a significant reversal will not occur, and the related performance obligation has been satisfied. Revenues from milestones were $14.7 million (of which $10.0 million is with related parties) and $16.2 million (of which $15.3 million is with related parties) for the three months ending March 31, 2026 and 2025, respectively. Deferred revenues from milestones which is included within long term liabilities were $0.5 million as of March 31, 2026 and December 31, 2025, respectively (see Note 3).
License and Collaboration Agreements
The Company evaluates its collaborative arrangements pursuant to ASC 808, Collaborative Arrangements, and ASC 606. The Company considers the nature and contractual terms of collaborative arrangements and assesses whether the arrangement involves a joint operating activity pursuant to which the Company is an active participant and is exposed to significant risks and rewards with respect to the arrangement. If the Company is an active participant and is exposed to significant risks and rewards with respect to the arrangement, the Company accounts for the arrangement as a collaboration under ASC 808. If it is not exposed to significant risks and rewards and the contract is with a customer, the Company accounts for the collaboration under ASC 606. Payments pursuant to collaborative arrangements may include non-refundable upfront payments, development milestone payments upon the achievement of significant development and regulatory events, commercial sales milestones, and royalties on product sales. The amount of variable consideration is constrained until it is probable that the revenue is not at a significant risk of reversal in a future period. In determining the appropriate amount of revenue to be recognized as the Company fulfills its obligations under a collaboration arrangement, the Company applies the five-step model of ASC 606: (i) identify the contract with a customer; (ii) identify the performance obligations in the contract, including whether they are capable of being distinct; (iii) determine the transaction price, including the constraint on variable consideration; (iv) allocate the transaction price to the performance obligations; and (v) recognize revenue when (or as) the entity satisfies a performance obligation. The Company applies significant judgment when evaluating whether contractual obligations represent distinct performance obligations, allocating transaction price to performance obligations within a contract, determining when performance obligations have been met, and assessing the recognition of variable consideration. When consideration is received prior to the Company completing its performance obligation under the terms of a contract, a contract liability is recorded as deferred revenue. Deferred revenue expected to be recognized as revenue within the twelve months following the balance sheet date is classified as a current liability within Accrued liabilities.
Contract Liabilities
Deferred revenue is recorded when cash is received in advance of performance of the obligation. Deferred revenue represents the future performance obligations to transfer control of products or services for which we have already received consideration. Deferred revenue will be subsequently recognized as revenue upon the satisfaction of the underlying performance obligations under the contract.
Revenue recognized from amounts included in deferred revenue at the beginning of the year was approximately $5.1 million for the three months ended March 31, 2025 (none for the three months ended March 31, 2026). Total deferred revenue was approximately $0.5 million, $0.5 million and $16.6 million as of March 31, 2026, December 31, 2025 and December 31, 2024, respectively.
Research and Development Costs
Research and development costs are expensed to operations as incurred. Research and development costs include salaries, certain building and facility expenses, clinical and contract research organization, materials, and laboratory costs.
The Company determines expenses related to clinical studies based on estimates of the services received and efforts expended pursuant to contracts with multiple contract research organizations that conduct and manage clinical

Kashiv BioSciences, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2026 and 2025
(Unaudited)
studies on its behalf. The financial terms of these agreements are subject to negotiation, vary from contract to contract and may result in uneven payment flows. Payments under some of these contracts depend on factors such as the successful enrollment of patients and the completion of clinical trial milestones. In accruing service fees, the Company estimates the time period over which services will be performed and the level of effort to be expended in each period. If the actual timing of the performance of services or the level of effort varies from the estimate, the accrual is adjusted accordingly. The expenses for some trials may be recognized on a straight-line basis if the expected costs are expected to be incurred ratably during the period. Payments for these activities are based on the terms of the individual arrangements, which may differ from the pattern of costs incurred, and are reflected in the consolidated financial statements as prepaid or accrued expenses.
Cash
Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash. The Company maintains its cash in bank checking and money market accounts, as well as foreign accounts, which, at times, may be in excess of insured limits. As of March 31, 2026 and December 31, 2025, the Company had cash balances that exceeded federally insured limits by approximately $12.6 million and $19.2 million, respectively.
Restricted Cash
As of March 31, 2026 and December 31, 2025, the Company had $4.0 million of restricted cash related to a letter of credit posted as security under a long-term lease agreement. Subject to the Company’s continued compliance with the lease and the absence of an event of default, the face amount of the letter of credit is reduced by $0.5 million on each annual anniversary after the first twelve months of rent payments, until the face amount is reduced to $0.5 million. Until such reductions occur, the landlord retains the right to draw upon the full remaining balance of the letter of credit.
Accounts Receivable
The Company records accounts receivable at amounts due from customers, net of a provision for current expected credit losses. The Company evaluates the adequacy of the allowance for credit losses on a periodic basis. This evaluation includes historical loss experience, length of time receivables are past due, adverse situations that may affect a customer’s ability to pay its obligations to the Company, prevailing market conditions and historical patterns of actual credits issued. The Company writes off accounts receivable against the provision for current expected credit losses when a balance is determined to be uncollectible. The Company recorded a provision for current expected credit losses of $0.2 million as of March 31, 2026 and December 31, 2025, respectively and $0 as of December 31, 2024. As of March 31, 2026, the Company had one related party customer whose accounts receivable balance accounted for approximately 66% of total accounts receivable (see Note 4). As of December 31, 2025, the Company had one third-party customer whose accounts receivable balances accounted for more than 57% of total accounts receivable.
Inventory
Inventory is stated at the lower of cost (first-in, first-out method, “FIFO”) or net realizable value. The Company evaluates lower of cost or net realizable value separately for commercial and pre-launch inventory. In evaluating whether inventory is stated at the lower of cost or net realizable value, management considers such factors as the amount of inventory on hand, remaining shelf life and current and expected orders from the Company’s collaboration partners, distributors, and customers. As appropriate, the Company reflects provisions necessary to reduce the carrying value of its inventories to net realizable value.
Property and Equipment
Property and equipment are recorded at cost and are depreciated using the straight-line method over the estimated useful lives of the assets, generally five to 10 years. Leasehold improvements are recorded at cost and amortized over the shorter of useful life or term of the lease. Major renewals and improvements are capitalized, while maintenance and repairs are charged to operations as incurred.

Kashiv BioSciences, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2026 and 2025
(Unaudited)
Capitalization of Interest
The Company capitalizes interest on capital projects in accordance with ASC 835-20, Capitalization of Interest, which requires the capitalization of interest costs to get certain assets ready for their intended use. The Company capitalizes interest costs on borrowings during the construction period of major construction projects as part of the cost of the constructed assets. Interest is capitalized based on the interest rate applicable to specific borrowings or the weighted average of the rates applicable to other borrowings during the period. Capitalization of interest ceases when the project is substantially complete and ready for its intended use.
Lease Accounting
The Company accounts for leases under ASC 2016-02, Leases (Topic 842). The Company determines if an arrangement is a lease at contract inception. Operating lease assets represent a right to use an underlying asset for the lease term and operating lease liabilities represent an obligation to make lease payments arising from the lease. The Company recognizes operating lease assets and liabilities at the commencement date of the lease based upon the present value of lease payments over the lease term. When determining the lease term, the Company includes options to extend or terminate the lease when it is reasonably certain that the Company will exercise those options. The Company uses its incremental borrowing rate, as the rate implicit in the lease is not readily determinable; historically, this rate was based on an estimate of the rate the Company would incur to borrow on a collateralized basis over a similar term in a similar economic environment. For leases entered into subsequent to the adoption of ASC 842, the Company elected the private company practical expedient to use a risk-free discount rate, determined using U.S. Treasury rates with a maturity consistent with the lease term.
Deferred Financing Fees
Deferred financing costs are capitalized and amortized over the term of the related debt using the effective interest method and are presented as a direct reduction of the carrying amount of the associated debt on the balance sheet, with amortization included in interest expense.
Long-Lived Assets
The Company reviews the recoverability of long-lived assets, including the related useful lives, whenever events or changes in circumstances indicate that the carrying amount of a long-lived asset might not be recoverable. If required, the Company compares the estimated undiscounted future net cash flows to the related asset’s carrying value to determine whether there has been an impairment. If an asset is considered impaired, the asset is written down to fair value, which is based either on discounted cash flows or appraised values in the period the impairment becomes known. The Company believes that long-lived assets are recoverable, and no impairment was deemed necessary at March 31, 2026 and December 31, 2025.
Income Taxes
The Company is an LLC and is treated as a partnership for income tax purposes. Income (loss) passes through and is allocated to the members of the Company in accordance with the Operating Agreement. The Company files income tax returns in U.S. federal jurisdiction and certain state jurisdictions. The wholly owned Indian subsidiaries are private limited formed within the India tax laws and pays taxes in accordance with local laws. Income taxes are accounted for using the asset and liability method whereby deferred tax assets and liabilities are determined based on temporary difference between the bases used for financial reporting and income tax reporting purposes. Deferred taxes were not material. The tax years subject to audit are 2018 through 2023. The Company had no material uncertain tax positions at March 31, 2026 and December 31, 2025.
Fair Value of Financial Instruments
Certain assets and liabilities of the Company are carried at fair value under U.S. GAAP. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the

Kashiv BioSciences, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2026 and 2025
(Unaudited)
measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. Financial assets and liabilities carried at fair value are to be classified and disclosed in one of the following three levels of the fair value hierarchy, of which the first two are considered observable and the last is considered unobservable:
Level 1 -	Quoted prices in active markets for identical assets or liabilities.
Level 2 -
Observable inputs (other than Level 1 quoted prices), such as quoted prices in active markets for similar assets or liabilities, quoted prices in markets that are not active for identical or similar assets or liabilities, or other inputs that are observable or can be corroborated by observable market data.

Level 3 -
Unobservable inputs that are supported by little or no market activity that are significant to determining the fair value of the assets or liabilities, including pricing models, discounted cash flow methodologies and similar techniques.

The carrying values reflected in the Company’s balance sheets for cash, prepaid expenses and other current assets, accounts payable and accrued liabilities approximate fair value due to their short-term maturities.
Profit Interests Compensation
The Company established two profit participation plans under which profit interests are granted to certain employees in the form of units of Class E Member, LLC and Class F Member, LLC (“Class E Units” and “Class F Units,” respectively). The Company accounts for these units in accordance with ASC Topic 718, Compensation - Stock Compensation (“Topic 718”). Following the March 2025 corporate reorganization (see Note 1), the profit interests awards were contributed to and are legally issued by Holdco; however, the award holders remain employees of the Company, and compensation expense continues to be recognized by the Company as the entity receiving the employee services, with a corresponding capital contribution from Holdco.
Compensation expense is recorded over the vesting period based on valuations and marked to market at each reporting date. For both employee and service provider units, the units vest over the respective vesting period. In most cases, if the Company terminates the relationship, the units may be forfeited. However, certain terminations do not result in forfeitures. Profit interests are recorded as liabilities until they vest and are held for six months becoming mature profit interests. At that time, they are then reclassified to additional members’ capital. The Company recognizes the forfeitures as they occur, based on the fair value of the awards as of the claw back date. The Company records a reversal to the current liability account and credit to the income statement (see Note 13).
Recently Adopted Accounting Pronouncements
In July 2025, the Financial Accounting Standards Board issued Accounting Standards Update 2025-05, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses for Accounts Receivable and Contract Assets, which provides a practical expedient for entities to measure expected credit losses on current accounts receivable and current contract assets within the scope of ASC 606, Revenue from Contracts with Customers. The practical expedient assumes that current conditions as of the balance sheet date remain unchanged for the remaining life of the asset. The guidance is effective for interim and annual reporting periods beginning after December 15, 2025. The Company adopted this guidance effective January 1, 2026. The adoption did not have a material impact on the Company’s consolidated financial statements or related disclosures.
In March 2024, the FASB issued ASU 2024-01, Compensation – Stock Compensation (Topic 718): Scope Application of Profit Interest and Similar Awards. This update clarifies how companies account for profit interest and similar awards given to employees or non-employees, which helps determine whether such award fall under stock compensation or general compensation accounting standards. The amendments in this update are effective for annual periods beginning after December 15, 2025, and interim periods within those annual periods for entities other than public business entities. The Company adopted this guidance effective January 1, 2026, and the adoption did not have a material impact on its consolidated financial statements.

Kashiv BioSciences, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2026 and 2025
(Unaudited)
NOTE 3 - LICENSE AGREEMENTS
License Agreement with Alvotech hf.
On September 28, 2023, the Company entered into a Product Licensing and Supply Agreement with Alvotech hf. (“Alvotech”) granting Alvotech the exclusive rights to obtain regulatory approval for and commercialize a biosimilar to XOLAIR® (omalizumab) in the European Union, the United Kingdom, Australia, Canada, and New Zealand (the “Alvotech License Agreement”). Under the agreement, the Company performs certain research and development activities and provides dossier-related support, while Alvotech is responsible for regulatory approval, commercialization, marketing, and sales activities in the territory. The term of the Alvotech License Agreement is 10 years, commencing upon commercial launch of the product.
In connection with execution of the agreement, the Company received a nonrefundable upfront payment of $3.0 million and potential future milestone payments totaling up to $25.0 million upon the achievement of specified developmental, regulatory, and commercial milestones within agreed upon timelines. The Alvotech License Agreement also provides for royalty payments based on net sales of the product, subject to specified deductions. During the three months ending March 31, 2026 and 2025, Kashiv recognized $4.0 million and $0.8 million, of milestone revenue related to additional developmental milestones under this agreement. As of March 31, 2026, the Company has recognized cumulative milestone revenue of $16.7 million under this agreement.
License Agreement with Amneal Pharmaceuticals Inc
On July 1, 2024, the Company and Amneal Pharmaceuticals Inc (“Amneal”) entered into an exclusive license and commercialization agreement to distribute and sell omalizumab, a biosimilar to XOLAIR®, in the United States and India. The Company is responsible for development, regulatory filings, obtaining FDA approval, and manufacturing of the product, while Amneal is responsible for marketing, selling, and pricing activities. The term of the agreement is 10 years from the respective product’s launch date and automatically renews for successive three-year terms unless either party provides written notice of termination.
In connection with execution of the agreement, the Company received a nonrefundable payment of $10.0 million and potential future milestone payments totaling up to $75.0 million upon the achievement of specified developmental, regulatory, and commercial milestones within agreed-upon timelines. In addition, the agreement provides for Kashiv to receive a profit share of up to 45% of net profits, after deducting manufacturing, marketing, royalty, and shipping costs, as defined in the agreement.
During the three months ended March 31, 2026 and 2025, the Company recognized $10.0 million and $5.3 million of milestone revenue, respectively.
In May 2025, Amneal and the Company entered into a separate license agreement for the development and commercialization of Carfilzomib (the “Carfilzomib License Agreement”). Under the agreement, Amneal is responsible for development, regulatory approval, and commercialization of the product, while the Company retains ownership of the underlying intellectual property. The term of the Carfilzomib License Agreement is 10 years commencing from the product’s launch date in the United States.
In connection with execution of the agreement, the Company was entitled to a nonrefundable upfront payment of $2.0 million and is eligible to receive future milestone payments totaling up to $23.0 million, consisting of regulatory approval, commercial launch, and sales-based milestones. In addition, the Carfilzomib License Agreement provides for the Company to receive a profit share of up to 50% of net profits, after deducting manufacturing and other allowable costs, as defined in the agreement. During the three months ended March 31, 2026 and 2025, the Company did not recognize any milestone revenue from this agreement.
License Agreement with Intas Pharmaceuticals Limited
On December 16, 2025, the Company entered into an exclusive license agreement with Intas Pharmaceuticals Limited (“Intas”) granting Intas the exclusive rights to seek regulatory approval for and commercialize Lanreotide in Europe and

Kashiv BioSciences, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2026 and 2025
(Unaudited)
India (the “Intas License Agreement”). Under the agreement, the Company is responsible for delivering a complete regulatory dossier package to support Intas’s filings, while Intas is responsible for regulatory approval, commercialization, and marketing activities in the licensed territories. Upon achieving regulatory approval, the Company will be responsible for manufacturing and supplying drug substance to Intas. The term of the Intas License Agreement commences upon commercial launch of the product and includes customary renewal provisions.
In connection with execution of the agreement, the Company was entitled to a nonrefundable upfront payment of $1.2 million and is eligible to receive future development, regulatory, launch, and sales-based milestone payments totaling up to approximately $23.5 million, contingent upon the achievement of specified regulatory and commercial milestones, including annual net sales thresholds. During the three months ended March 31, 2026 and 2025, the Company did not recognize any milestone revenue from this agreement.
For the three months ended March 31, 2025, the Company recognized $13.5 million of revenue that had been included in deferred revenue related to related party arrangements as of December 31, 2024, with no additional related party revenue deferred during the period.
NOTE 4 - RELATED-PARTY TRANSACTIONS
The Company has various business arrangements with related parties that are affiliates due to common ownership. Certain holders of equity interests in the Company, including members of management, directly or indirectly hold ownership interests in these entities and may also serve in governance roles, including as members of the Board of Managers.
The Company utilizes management services from a related party to perform back-office and support functions. For the three months ended March 31, 2026, and 2025, total expenses, included in selling, general and administrative expenses, were $0.2 million, respectively. As of March 31, 2026 and December 31, 2025, accounts payable to this related party was $0.1 million and $0.6 million, respectively.
The Company utilizes management services from a related party for business development, legal and treasury functions. Total expenses included in selling, general and administrative expenses were $0.1 million and $0.1 million for the three months ended March 31, 2026 and 2025, respectively. As of March 31, 2026 and December 31, 2025, accounts payable to this related party was $0.1 million, respectively.
The Company entered into various product development agreements with a related party whereby the Company would be entitled to milestone payments based on defined development steps and commercial revenue and royalties once marketed on these developed products, as well as revenue earned for administrative support. The milestones are fixed amounts per defined development steps and are captured under contract research revenue in the consolidated statements of operations and comprehensive loss. Royalties are calculated based upon a contractual percentage of gross profits calculated on a product per product basis for those products marketed and is captured under royalty revenue in the consolidated statements of operations and comprehensive loss. CMO revenue is earned on each unit sold to the related party at its agreed upon supply price. At times, the Company incurs expenses related to these products and the expense was reimbursed by the related party. The Company earned $2.4 million and $4.3 million of CMO revenue during the three months ended in March 31, 2026 and 2025, respectively. The Company earned royalty revenue of approximately $3.0 million and milestone revenue of $10.0 million for the three months ended March 31, 2026 and royalty revenue of approximately $4.0 million and milestone revenue of $10.0 million for the three months ended March 31, 2025. The Company had $0 million deferred revenue from this related party as of March 31, 2026. Accounts and other receivables due from the related party for milestones, royalties and pass through expenses were $13.0 million and $4.9 million as of March 31, 2026 and December 31, 2025, respectively.
The Company rents office, manufacturing and laboratory space from a related party for their Piscataway location (see Note 8). For the three months ended March 31, 2026 and 2025, the Company paid $0.2 million and $0.1 million, respectively. The ROU asset amounts related to this lease were $6.5 million and $6.6 million as of March 31, 2026 and December 31, 2025, respectively.

Kashiv BioSciences, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2026 and 2025
(Unaudited)
During 2020, the Company entered into a contract with a related party whereby the Company would provide clinical operations and project management consulting services in connection with specified projects being performed by the related party. These services include coordination with clinical and participating sites, executing site visits, reviewing, and finalizing site visits reports, review of clinical study reports, and reviewing FDA correspondence. For the three months ended March 31, 2026 and 2025, revenue from this related party was $0.5 million and $0.5 million, respectively. Accounts receivable from this related party was $0.2 million as of March 31, 2026 and December 31, 2025, respectively.
NOTE 5 - INVENTORIES
The following are the major classes of inventory:

	March 31, 2026	December 31, 2025
Raw material and packaging components	$8,168,225	$8,270,320
Work in process	6,332,827	8,528,022
Finished goods	2,311,051	600,433
Gross inventories	16,812,103	17,398,775
Less: reserve for obsolescence	(5,571,496)	(6,082,918)
Inventories	$11,240,607	$11,315,857

NOTE 6 - PREPAIDS AND OTHER CURRENT ASSETS
The following lists the detail of prepaid expenses:

	March 31, 2026	December 31, 2025
Tax receivable	$9,305,546	$8,323,306
Material and supplies	4,215,399	4,226,068
Licenses and subscriptions	863,810	1,140,675
Services	736,702	756,629
Payroll advance	—	936,941
Other prepaids	896,451	812,448
	$16,017,908	$16,196,067

NOTE 7 - PROPERTY AND EQUIPMENT
At March 31, 2026 and December 31, 2025, the Company’s property and equipment, net of accumulated depreciation and amortization consists of:

	March 31, 2026	December 31, 2025
Machinery and equipment	$37,492,396	$37,500,957
Leasehold improvements	36,211,462	36,240,357
Furniture and fixtures	1,312,889	1,353,143
Computer software	91,821	93,400
Computer hardware	992,565	984,881
Vehicle	113,030	117,431
Land	2,070,010	2,150,598
Capital assets in progress (including capitalized interest)	81,109,358	78,138,668
	159,393,531	156,579,435
Less: accumulated depreciation and amortization	(62,202,108)	(61,702,176)
	$97,191,423	$94,877,259

Kashiv BioSciences, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2026 and 2025
(Unaudited)
Depreciation and amortization expense for the three months ended March 31, 2026 and 2025 was $0.8 million and $0.7 million, respectively.
Capitalized interest costs with respect to qualifying construction projects were $3.5 million as of March 31, 2026.
NOTE 8 - LEASES
The Company has operating leases for office, manufacturing, laboratory, and warehousing space with remaining lease terms between one and 20 years in New Jersey and Illinois.
The Company leases office, manufacturing and quality control facilities in Chicago, Illinois under a lease, which was executed in September 2011 and expired in March 2024. The option to extend was exercised with the new lease term ending in March 2029. Monthly payments under the new lease, which increase annually, are approximately $0.5 million.
There is a separate lease with a university in Chicago, whose campus the building resides on, granting dock access for deliveries that expired July 31, 2024. The Company renewed the lease to extend the term to March 31, 2029. The Company is obligated to pay its portion of common area maintenance, taxes, and other costs under the lease agreement described above. Rent expense exclusive of common area maintenance, taxes, and other costs under the above leases for the three months ended March 31, 2026 was $0.01 million.
On December 4, 2025, the Company entered into a lease agreement with a Lease Term Commencement date of January 1, 2026 with STAG Industrial Holdings, LLC, for 102,610 square feet of manufacturing space at 100 New England Avenue, Piscataway, NJ. The lease term runs until September 30, 2036 with a one-time option to extend for another 10 years. The lease required a $4.0 million letter of credit to be issued prior to the Lease Term Commencement date, which is reflected as Restricted cash in the consolidated balance sheets.
In November 2024, the Company executed a new lease for warehouse space in Somerset, NJ. The payments under this lease, which increase annually, are currently $0.3 million per annum. The lease expires in January 31, 2030.
The Company has a related party lease for manufacturing, research and laboratory facilities located in Piscataway, New Jersey. Monthly payments, which increase every three years under the lease, are approximately $0.06 million through 2025, and will increase to $0.08 million through 2035 (See Note 4).
The following assets and liabilities relating to operating leases are presented on the Company’s consolidated balance sheets as of March 31, 2026 and December 31, 2025:

	March 31, 2026	December 31, 2025
Assets
Operating lease ROU assets in non-current assets (including $6.5 million and $6.6 million, respectively, of lease with related party)	$46,700,761	$19,542,446
Liabilities
Operating lease liabilities in current liabilities (including $0.5 million, respectively, of lease with related party)	$6,341,863	$4,844,381
Operating lease liabilities in non-current liabilities (including $6.8 million and $6.9 million, respectively, of lease with related party)	$43,177,366	$16,927,291

Operating lease cost totaled $1.9 million and $1.4 million for the three months ended March 31, 2026 and 2025, respectively. Operating cash flows from operating leases totaled $1.4 million and $1.3 million for the three months ended March 31, 2026 and 2025.
The weighted average remaining lease term of the Company’s operating leases was 14.2 years and 5.9 years at March 31, 2026 and 2025, respectively, and the weighted average discount rate was 4.67% and 4.38%, respectively.

Kashiv BioSciences, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2026 and 2025
(Unaudited)
Maturities of operating lease liabilities as of March 31, 2026, were as follows:

Years Ending December 31,	Amount
2026 (excluding the three months ended March 31, 2026)	$4,711,657
2027	7,451,670
2028	6,964,722
2029	4,063,357
2030	2,882,778
2031	2,962,129
Thereafter	42,567,433
Total future minimum operating lease payments	71,603,746
Less: imputed interest and foreign exchange loss	22,084,517
Present value of operating lease liabilities	$49,519,229

NOTE 9 - ACCRUED LIABILITIES
As March 31, 2026 and December 31, 2025, accrued liabilities consist of:

	March 31, 2026	December 31, 2025
Vendor invoices	$3,303,281	$3,018,558
Payroll	804,677	1,498,262
Vacation payable	1,154,906	1,031,488
Bonus	4,073,995	3,040,377
Other liabilities	336,601	591,297
	$9,673,460	$9,179,982

NOTE 10 - COMMITMENTS AND CONTINGENCIES
Legal
From time to time, the Company may be subject to various legal proceedings and claims that arise in the ordinary course of the Company’s business activities. Currently, the Company is not aware of any such legal proceedings or claims. The Company is not aware of any other claim or litigation, the outcome of which, if determined adversely to the Company, would have a material effect on the Company’s financial position or results of operations.
NOTE 11 - DEBT
At March 31, 2026 and December 31, 2025, the Company’s total debt consists of:

	March 31, 2026	December 31, 2025
Term loan credit agreement	$157,398,103	$155,212,822
Rupee term loan facility	11,146,807	7,251,491
Subtotal	168,544,910	162,464,313
Less: unamortized debt issuance costs and discount	(11,675,083)	(11,671,285)
Total debt and long-term notes payable	156,869,827	150,793,028
Current portion of debt and long-term notes payable	1,500,000	1,500,000
Long-term portion of debt and notes payable	$155,369,827	$149,293,028

Kashiv BioSciences, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2026 and 2025
(Unaudited)
Secured Credit Notes- Related Party
The Company had secured credit notes with an affiliated/related party. These notes are secured by the properties and assets of the Company. The collateral includes all rights, title, and interest of the Company, whether now owned or hereafter acquired. The notes also contain other representations, warranties, and financial and non-financial covenants, customary for an issuance of notes of this nature. The notes bear 10% non-compounding annual interest.
During Q1 2025, Kashiv received an additional $29.7 million in loans to fund operations under the existing note for the year. In connection with the corporate reorganization completed in March 2025, the outstanding balance of this credit funding loan, together with related accrued interest, was assigned to the Company’s parent entity, and the related security interest in the Company’s assets was terminated as described in Note 1. Accordingly, as of March 31, 2026 and December 31, 2025, the Company did not have any outstanding notes payable or accrued interest related to this arrangement.
For the three months ended March 31, 2025, the Company incurred $11.6 million in interest expense related to these notes.
Term Loan Credit Agreement
On April 2, 2025 (the “Closing Date”), the Company entered into a Term Loan Credit Agreement (the “Credit Agreement”) with a syndicate of lenders, pursuant to which the Company obtained term loan financing consisting of (i) an aggregate principal amount of up to $110.0 million of closing date term loans (the “Closing Date Term Loans”), which were funded on the Closing Date, and (ii) an aggregate principal amount of up to $40.0 million of delayed draw term loans (the “Delayed Draw Term Loans,” and together with the Closing Date Term Loans, the “Term Loans”), which may be drawn at the Company’s election, subject to the terms and conditions of the Credit Agreement. Once repaid or prepaid, amounts borrowed under the Term Loans may not be reborrowed. The Delayed Draw Term Loans were drawn on November 24, 2025.
The Term Loans mature on the fifth anniversary of the Closing Date, unless earlier repaid in accordance with the terms of the Credit Agreement. The obligations under the Credit Agreement are secured by substantially all of the assets of the Company and a pledge of 65% of the equity interests of its foreign subsidiaries.
Borrowings under the Credit Agreement bear interest, at the Company’s option, at a rate equal to (i) adjusted secured overnight financing rate (“SOFR”) plus an applicable margin or (ii) a base rate plus an applicable margin. For the first six quarters following the Closing Date, the Company may elect to pay up to 60% of the interest as payment-in-kind (“PIK”) interest, which is capitalized and added to the outstanding principal balance. For the three months ended March 31, 2026, the Company elected to pay a portion of interest in PIK, resulting in approximately $8.7 million of PIK interest being capitalized. Interest is payable in arrears, and scheduled principal amortization commenced during 2025.
The Credit Agreement permits voluntary prepayments of the Term Loans, subject to certain prepayment premiums and make whole provisions. The Credit Agreement also includes mandatory prepayment provisions requiring the application of a portion of excess cash flow and certain asset disposition proceeds to repay outstanding Term Loans.
During 2025, the Company entered into an amendment to the Closing Payment Letter that eliminated certain upfront fees related to the Delayed Draw Term Loan commitments. The amendment did not result in the recognition of any gain or loss.
In connection with the issuance of the Closing Date Term Loans, the Company incurred $9.0 million of upfront commitment fees and other transaction related costs, which are presented as a reduction to the carrying amount of the related debt and amortized to interest expense over the term of the Term Loans using the effective interest method. The effective interest rate is approximately 13% over the life of the Term Loans. As of March 31, 2026, unamortized debt issuance costs of $7.7 million related to the Closing Date Term Loans and the Delayed Draw Term Loans were presented as a direct reduction to long term debt in the accompanying balance sheets.

Kashiv BioSciences, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2026 and 2025
(Unaudited)
The Credit Agreement contains customary affirmative and negative covenants, including restrictions on additional indebtedness, liens, asset dispositions, investments, dividends, and other restricted payments. As of March 31, 2026 and December 31, 2025, the Company was in compliance with all covenants under the Credit Agreement.
Warrants Issued in Connection with Term Loans
In connection with the issuance of the Closing Date Term Loans and the Delayed Draw Term Loans, Holdco issued warrants to the Term Lenders to purchase an aggregate of 4,930,353 Class B Units, consisting of 3,632,008 Class B Units issued to the Closing Date Term Lenders and 1,298,345 Class B Units issued in connection with the Delayed Draw Term Loans. The warrants have an exercise price of $0.01 per unit, a contractual term of seven years, and expire on April 2, 2032. The warrants are exercisable, in whole or in part, at the option of the holders.
Although the warrants were legally issued by Holdco, they were issued in connection with the Company’s debt financing, and accordingly the Company recorded the fair value of the warrants at issuance of $2.1 million as a debt discount, which reduces the carrying amount of the related Term Loans and is amortized to interest expense over the contractual term of the Term Loans using the effective interest method.
Rupee Term Loan Facility
On November 1, 2025, the Company entered into a Rupee Term Loan Facility Agreement (the “Common Rupee Loan”) through its subsidiary Kashiv Research Private Limited (“Pipan”), with a commercial bank, providing for aggregate commitments of up to $ 72.0 million to finance project capital expenditures, including building, equipment and construction activities. The Common Rupee Loan also includes $44.4 million Letter of Credit sub-facility (the “LC Facility”), which is a sub-limit within the overall $72.0 million commitment and does not represent additional borrowing capacity.
Under the LC Facility, letters of credit may be issued on behalf of the Company in favor of equipment and construction suppliers. Upon drawing under a letter of credit, the issuing bank pays the beneficiary, and the amount paid is automatically converted into a loan to the Company with an amount equal to the face value of the letter of credit drawn. The available commitments under the Common Rupee Loan are reduced by the amount of outstanding letters of credit and letters of credit -converted loans.
Borrowings under the Common Rupee Loan accrue interest at a variable rate based on the applicable benchmark rate, as defined in the Common Rupee Loan, plus an applicable margin linked to the Company’s credit rating. Interest is payable on each scheduled interest payment date. The Common Rupee Loan also provides for supplemental penalty interest in the event of covenant breaches or administrative non-compliance. The facility includes a 12 month principal moratorium following the Scheduled Commercial Operations Date, with amortization beginning in April 2028.
In addition to interest on outstanding borrowings, the Company is required to pay (i) a non-refundable, one-time upfront fee of 0.65% of the sanctioned amount plus applicable Goods and Services Tax (“GST”) as specified in the Sanction Letter, and (ii) a closing fee as prescribed by the lender. The Common Rupee Loan further requires the Company to pay a commitment fee of 0.50% per annum on any Drawdown Shortfall Amount, calculated quarterly based on average utilization during the quarter and collected semiannually in September and March.
In connection with the issuance of the Common Rupee Loan, the Company incurred debt issuance costs of $1.6 million, which are presented as a reduction to the carrying amount of the related debt and amortized to interest expense over the term of the facility using the effective interest method. The effective interest rate is 12% over the life of the Common Rupee Loan.
The Common Rupee Loan is secured by substantially all of the assets of Pipan and is subject to customary affirmative and negative covenants, including restrictions on additional indebtedness, liens, asset dispositions, investments, and distributions. As of March 31, 2026 and December 31, 2025, the Company was in compliance with all covenants under the Common Rupee Loan.

Kashiv BioSciences, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2026 and 2025
(Unaudited)
As of March 31, 2026 and December 31, 2025, the outstanding balance due under the Common Rupee Loan was $11.1 million and $7.3 million all of which is classified as non-current liabilities on the balance sheet. Accrued interest on the facility as of March 31, 2026 and December 31, 2025, was zero, as all interest incurred for the year was paid on March 31, 2026 and December 31, 2025, respectively.
The following table represents future principal maturities for debt:

Years Ending December 31,	Amount
2026 (excluding the three months ended March 31, 2026)	$1,125,000
2027	1,500,000
2028	12,646,807
2029	1,500,000
2030	151,773,103
$168,544,910

NOTE 12 - EMPLOYEE BENEFIT PLAN
The Company sponsors a defined contribution retirement plan. All of the Company’s employees are eligible to be enrolled in the employer-sponsored contributory retirement savings plan, which include features under Section 401(k) of the Internal Revenue Code of 1986, as amended, and provides for company matching contributions. The Company’s contributions to the plan are determined by its Board of Managers subject to certain minimum requirements as specified in the plan. For the three months ended March 31, 2026 and 2025, the Company matched 50% of employee contributions up to a maximum of 6% of employee contributions, resulting in expense of approximately $0.1 million, respectively.
NOTE 13 - CAPITAL STRUCTURE
As of March 31, 2026, the Company has a single class of Common Units as defined in the Tenth Amended and Restated Limited Liability Company Agreement. The Company had 1,000,000 Common Units authorized, issued, and outstanding as of that date. Holders of Common Units are entitled to participate in distributions when and if authorized in accordance with the Company’s operating agreement. No distributions were declared or paid during the three months ended March 31, 2026.
During the three months ended March 31, 2026, the Company received multiple capital contributions from Intermediate totaling approximately $26.8 million to fund operations and for general corporate purposes.
Impact of Corporate Reorganization
In March 2025, the Company completed a corporate reorganization, as described in Note 1.
Prior to the March 2025 reorganization, the Company’s equity structure consisted of multiple classes of membership interests governed by the Ninth Amended and Restated Limited Liability Company Agreement. Class A-1 and Class A-2 Units represented the principal capital interests in the Company. Class A-1 Units were entitled to a cumulative, non-compounded rate of return of 10% on unreturned contributed capital. Other than the capital invested in the Company by the Class A-2 Members in connection with the purchase of their Class A-2 Units, the Class A-1 members have funded all capital contributions since inception.
Class G Units were held by a related party and did not earn preferred returns. Upon the occurrence of a qualifying capital transaction, Class G Units were entitled to receive a fixed distribution after satisfaction of obligations to the Class A Members.
Class E Units were held by Kashiv Class E Member LLC and were segregated, at its discretion, into Series 1, Series 2, and Series 3. Class E Series 1 Units represented the original units issued and vested at a rate of 25%

Kashiv BioSciences, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2026 and 2025
(Unaudited)
annually. Class E Series 2 Units were fully vested at the time of issuance. Class E Series 3 Units generally vested at a rate of 25% annually, although certain issuances vested pursuant to employment agreements.
Profit Participation Units (“PPUs”) were subject to vesting and forfeiture provisions tied to continued employment. Both vested and unvested PPUs were forfeited upon termination of employment under certain circumstances, including termination by the Company for cause. In addition, the Company retained the option, in certain circumstances, to redeem vested PPUs at their then fair market value, as defined in the operating agreement. PPU holders participated in distributions of net proceeds upon the occurrence of certain qualifying capital transactions, including a sale of the Company or all or substantially all of its assets, an initial public offering, or an exclusive assignment of substantially all rights to any product of the Company other than in the ordinary course of business.
The following is a summary of the Class E and Class F activity from December 31, 2025 through March 31, 2026; the PPUs are legally held by Holdco, LLC but relate to employee services provided to Kashiv.

	Class E Series 1		Class E Series 2		Class E Series 3		Class F
	Units	Fair Value	Units	Fair Value	Units	Fair Value	Units	Fair Value
Ending balance, December 31, 2025	5,295,000	0.34	16,036,735	0.34	4,519,500	0.34	314,900	0.34
Issued	—	—	—	—	—	—	—	—
Forfeited	—	—	—	—	(78,750)	—	—	—
Ending balance, March 31, 2026	5,295,000	0.34	16,036,735	0.34	4,440,750	0.34	314,900	0.34

The number of vested units as of March 31, 2026 and December 31, 2025, for Class E Series 1, was 5,293,750 and 5,080,000, respectively; for Class E Series 2, the number of vested units was 16,036,735 as of both March 31, 2026 and December 31, 2025; and for Class E Series 3, the number of vested units was 2,186,250 and 1,742,000, respectively. The vested fair value of the Class E Series 1, Class E Series 2, and Class E Series 3 units was $1.8 million, $5.5 million, and $0.7 million, respectively, as of March 31, 2026 and December 31, 2025, respectively.
The number of vested units as of March 31, 2026 and December 31, 2025, for the Class F Member, was 314,900, respectively. The vested fair value of the Class F Member units was $0.1 million as of March 31, 2026 and December 31, 2025, respectively.
The fair value of PPU awards was estimated using a valuation model that incorporates assumptions regarding volatility, risk free interest rates, dividend yield, and discounts for lack of marketability. The following tables present the weighted average assumptions used to estimate the grant date fair value of PPU awards for March 31, 2026 and December 31, 2025.

Assumption
Risk-free rate	3.5%
Expected volatility	155.0%
Dividend yield	0.0%
Discount for lack of marketability	50.0%

For the three months ended March 31, 2026 and 2025, the Company recognized $0.2 million, respectively, of non-cash profit interests compensation expense related to Class E-1and E-3 Units.
NOTE 14 - SUBSEQUENT EVENTS
In the preparation of its consolidated financial statements, the Company completed an evaluation of the impact of any other subsequent events through June 12, 2026, which represents the date these consolidated financial statements were available for issuance.

Kashiv BioSciences, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2026 and 2025
(Unaudited)
On April 30, 2026, the Company received a capital contribution from Intermediate Holdco, LLC totaling approximately $8.0 million to fund operations and for general corporate purposes.
On April 18, 2026, Intermediate distributed its ownership interest in the Company to Holdco, and Holdco subsequently distributed such interests to certain members. The transaction was accounted for as an equity transaction among entities under common control.
On April 21, 2026, the Company entered into a definitive agreement (the “Agreement”), with Amneal, pursuant to which Amneal has agreed to acquire 100% of the outstanding membership interests of the Company (the “Acquisition”) in a transaction with consideration that includes $375 million of cash and 28,942,108 shares of Amneal’s Class A common stock at closing, plus up to $350 million in potential payments based on the achievement of certain regulatory milestones and potential royalties based on commercial milestones. The transaction is subject to approval by Amneal’s shareholders, receipt of applicable regulatory approvals, and satisfaction of other customary closing conditions, and is expected to close in the second half of 2026.

Annex A
MEMBERSHIP INTEREST PURCHASE AGREEMENT

dated as of April 21, 2026

by and among

KASHIV BIOSCIENCES, LLC,

(the “Company”),

THE “SELLERS” NAMED HEREIN,

KB SELLER REPRESENTATIVE, LLC

(the “Seller Representative”),

and

AMNEAL PHARMACEUTICALS, INC.

(“Buyer”)

A-i

A-ii

Schedules

Schedule A	Definitions
Schedule B	Schedule Products
Schedule C	Designated Products
Schedule D	Buyer’s Knowledge
Schedule E	Company’s Knowledge
Schedule F	Sample Closing Statement
Schedule G	Accounting Principles

Exhibits

Exhibit A	Form of Escrow Agreement
Exhibit B:	Form of Amendment to the Buyer Stockholders’ Agreement

A-iii

MEMBERSHIP INTEREST PURCHASE AGREEMENT
This Membership Interest Purchase Agreement (this “Agreement”) is made and entered into as of April 21, 2026, by and among Kashiv BioSciences, LLC, a Delaware limited liability company (the “Company”), Amneal Pharmaceuticals, Inc., a Delaware corporation (“Buyer”), each of the Persons listed on the signature pages hereto under the heading “Sellers” (collectively, the “Sellers” and, each, a “Seller”), and KB Seller Representative, LLC, a Delaware limited liability company (in its capacity as the representative of the Sellers, the “Seller Representative”). Each of Buyer, the Company, the Seller Representative and each Seller is sometimes hereinafter referred to as a “Party” and, collectively, the “Parties”. Capitalized terms used but not defined herein have the meanings ascribed to such terms in Schedule A.
RECITALS
A. WHEREAS, the Sellers collectively own all of the Membership Interests.
B. WHEREAS, on August 2, 2010, the Company was formed by the filing of a Certificate of Formation with the Secretary of State of the State of Delaware (the “Company Certificate of Formation”).
C. WHEREAS, on or prior to the date hereof, the Company, Kashiv Biosciences Holdco, LLC, a Delaware limited liability company, Kashiv Biosciences Intermediate Holdco, LLC, a Delaware limited liability company, and their respective members (all such Persons, the “Reorg Persons”) entered into a series of transactions pursuant to which, among other things, all of the Membership Interests were distributed (in non-liquidating distributions) to the Sellers (the “Pre-Signing Reorganization”) in accordance with documentation previously made available to Buyer (the “Pre-Signing Reorganization Documents”).
D. WHEREAS, the Company and its Subsidiaries (collectively, the “Company Group” and individually, each a “member of the Company Group”) conduct and undertake activities in research, development, formulation, licensing, manufacturing, distribution and commercialization of Biosimilars, Biological Products, pharmaceutical products (including generic pharmaceutical products), and active pharmaceutical ingredients and peptides, including the active ingredients thereof, as well as other activities related to or incidental to the foregoing, including contract research, development, and manufacturing (the “Business”).
E. WHEREAS, the Sellers desire to sell, and Buyer desires to acquire, all of the Membership Interests (the “Acquired Membership Interests”), pursuant to the terms and subject to the conditions set forth herein.
F. WHEREAS, the Board of Directors of Buyer (the “Buyer Board”) has previously established a committee thereof consisting only of independent and disinterested directors (the “Buyer Conflicts Committee”) to, among other things, review, negotiate and approve transactions involving potential conflicts of interest between Buyer, on the one hand, and any member of the Amneal Group, on the other.
G. WHEREAS, the Buyer Conflicts Committee has unanimously (i) determined that this Agreement and the Ancillary Documents to which Buyer is or will be a party and the transactions contemplated hereby and thereby, including the consideration to be paid in connection herewith, are advisable and fair to, and in the best interests of, Buyer and Buyer’s stockholders (including the Buyer Disinterested Stockholders), (ii) adopted and approved and declared advisable this Agreement and the Ancillary Documents to which Buyer is or will be a party and the transactions contemplated hereby and thereby, (iii) directed that the Stock Issuance and this Agreement and the transactions contemplated hereby be submitted to Buyer’s stockholders for adoption and approval, (iv) resolved to recommend that Buyer’s stockholders adopt and approve the Stock Issuance and this Agreement and the transactions contemplated hereby and (v) recommended that the Buyer Board do each of the foregoing.
H. WHEREAS, the Buyer Board, upon the unanimous recommendation of the Buyer Conflicts Committee, has (i) determined that this Agreement and the Ancillary Documents to which Buyer is or will be a party and the transactions contemplated hereby and thereby, including the consideration to be paid in connection herewith, are advisable and fair to, and in the best interests of, Buyer and Buyer’s stockholders (including the Buyer Disinterested Stockholders), (ii) adopted and approved and declared advisable this Agreement and the Ancillary Documents to which Buyer is or will be a party and the transactions contemplated hereby and thereby, (iii) directed that the Stock Issuance and this Agreement and the transactions contemplated hereby be submitted to Buyer’s stockholders for adoption and approval, and (iv) resolved to recommend that Buyer’s stockholders adopt and approve the Stock Issuance and this Agreement and the transactions contemplated hereby.

AGREEMENT
Now, therefore, in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto, intending to be legally bound, agree as follows:
ARTICLE I
THE SALE
1.1 The Sale. Upon the terms and subject to the conditions hereof, at the Closing, Buyer shall purchase, and each Seller shall sell, convey, assign, transfer and deliver to Buyer, the Acquired Membership Interests held by such Seller, free and clear of all Encumbrances, other than Encumbrances imposed by applicable securities Laws.
1.2 Purchase Price. In consideration for the sale and transfer of the Acquired Membership Interests and each Seller’s agreement to be bound by the terms of this Agreement (including the Restrictive Covenants), Buyer shall deliver or cause to be delivered to the Sellers (to be allocated by the Seller Representative among the Sellers in accordance with the Allocation Schedule) (a) an aggregate amount in cash equal to $375,000,000, as adjusted pursuant to Section 1.5 (the “Initial Cash Consideration”), plus (b) 28,942,108 shares of Amneal Class A Common Stock, free and clear of all Encumbrances, other than Encumbrances arising under applicable securities Laws (as adjusted pursuant to Section 1.9, if applicable, the “Equity Consideration”), plus (c) the Contingent Payments, if any, payable pursuant to Section 1.4 (such Contingent Payments (if any), together with the Initial Cash Consideration and the Equity Consideration, collectively the “Purchase Price”).
1.3 Payments and Deliveries at Closing.
(a) At the Closing, Buyer shall pay or cause to be paid, on behalf of the Company Group, the Funded Debt Payoff Amount by wire transfer of immediately available funds, to the Persons specified in the Payoff Letters in accordance with the Payoff Letters provided to Buyer and the Flow of Funds Memorandum prior to the Closing.
(b) At the Closing, Buyer shall pay or cause to be paid, on behalf of the Company Group and the Sellers, the portion of the estimated Transaction Expenses owed to any Person specified on Schedule 1.3(b) to whom Transaction Expenses described in clauses (ii)(A) through (C) of the definition thereof are owed, by wire transfer of immediately available funds, to the Persons specified on Schedule 1.3(b) (which will be delivered by the Seller Representative to Buyer at the same time as the Flow of Funds Memorandum) in accordance with the wire instructions provided to Buyer in the Flow of Funds Memorandum prior to the Closing (provided, that any portion of the estimated Transaction Expenses that are required to be reported on a Form W-2 or which are treated as salary or employee compensation will be paid by the Company Group through payroll (and less applicable withholding Taxes and payroll deductions) to the applicable recipient on the first practical payroll date after the Closing).
(c) At the Closing, Buyer shall pay or cause to be paid to the Sellers (to be allocated by the Seller Representative among the Sellers in accordance with the Allocation Schedule), by wire transfer of immediately available funds in accordance with the wire instructions provided by the Seller Representative to Buyer prior to Closing in the Flow of Funds Memorandum, an aggregate amount equal to the Estimated Closing Payment minus the sum of (i) the Adjustment Escrow Amount and (ii) the Retention Bonus Escrow Amount.
(d) At the Closing, Buyer shall deliver or cause to be delivered to the Sellers the Equity Consideration by instructing its transfer agent to credit book-entry accounts of the Sellers with the number of shares of Amneal Class A Common Stock as allocated by the Seller Representative in accordance with the Allocation Schedule.
(e) At the Closing, Buyer, the Seller Representative and Citibank, N.A. (the “Escrow Agent”) shall execute and deliver an escrow agreement in substantially the form attached hereto as Exhibit A (the “Escrow Agreement”). At the Closing, Buyer shall deposit, or cause to be deposited, (x) into a designated escrow account (the “Adjustment Escrow Account”) with the Escrow Agent, by wire transfer of immediately available funds (such aggregate funds, together with any interest and earnings thereon from time to time, the “Adjustment Escrow Funds”), an amount equal to the Adjustment Escrow Amount, and Buyer and the Seller Representative will appoint the Escrow Agent to hold the Adjustment Escrow Account until the final determination of the Closing Payment in accordance with Section 1.5(c) and to disburse the Adjustment Escrow Funds as provided in Section 1.5(b)(ii) and in the Escrow Agreement and (y) into a designated escrow account (the “Retention Bonus Escrow Account”) with the Escrow Agent, by wire transfer of immediately available funds (such aggregate funds, together with any interest and earnings thereon from time to time, the “Retention Bonus Escrow Funds”), an amount equal to the Retention Bonus Escrow Amount, and Buyer and the Seller Representative will appoint the Escrow Agent to hold the Retention Bonus Escrow Account in accordance with Section 5.12(g) and to disburse the Retention Bonus Escrow Funds as provided in Section 5.12(g) and in the Escrow Agreement. The Adjustment Escrow Funds shall be held by the Escrow Agent solely for the purpose of satisfying the Sellers’ payment obligations resulting from a Shortfall Adjustment Amount, if any, in accordance with Section 1.5. The Retention Bonus Escrow Funds shall be held by the Escrow Agent solely for the purpose of satisfying the Company Group’s payment obligations with respect to the Retention Bonuses. The Parties agree that all fees, costs and expenses of the Escrow Agent shall be borne 50% by the Sellers (to be allocated by the Seller Representative among the Sellers in accordance with the Allocation Schedule) and 50% by Buyer.
(f) At the Closing, Buyer shall deliver to the Seller Representative a duly executed counterpart of Buyer to the Buyer Stockholders’ Agreement as contemplated by Section 6.1(d) and the Seller Representative shall deliver to Buyer a duly executed counterpart of the Amneal Group Representative to the Buyer Stockholders’ Agreement as contemplated by Section 6.2(k).
1.4 Contingent Consideration.
(a) Milestone Payments. Following the Closing, by no later than forty-five (45) days following the date on which any Designated Product achieves a “Milestone Event” listed in the below tables, Buyer shall pay to the account(s) specified by the Seller Representative by wire transfer of immediately available funds (to be allocated by the Seller Representative among the Sellers in accordance with the Allocation Schedule), the amount shown below opposite such applicable Milestone Event, without interest (each, a “Milestone Payment”). Each Milestone Payment is a one-time contingent payment that shall only become due and payable by Buyer upon achievement by any of Buyer, its Subsidiaries or controlled Affiliates (for the avoidance of doubt, excluding the Amneal Group and its Affiliates other than Buyer, its Subsidiaries and controlled Affiliates), sublicensees, successors or assigns (collectively, the “Specified Parties”) of a Milestone Event for the applicable Designated Product. The aggregate amount of all Milestone Payments for First Tranche Milestones pursuant to this Agreement shall not exceed $250,000,000. The aggregate amount of all Milestone Payments for Second Tranche Milestone pursuant to this Agreement shall not exceed $100,000,000.

	First Tranche Milestones
Designated Product	Milestone Events	Milestone Payment
Abatacept Product (bOrencia)
Receipt of Regulatory Approval for one or more of the Delivery Types for the Abatacept Product is on or before 9/30/2028, with all such Regulatory Approvals, taken together, resulting in the calculation of “Value” exceeding eighty percent (80%); or

The Abatacept Product is the first (1st) or second (2nd) Biosimilar to Orencia to Receive Regulatory Approval for one or more of its Delivery Types that, taken together, result in the calculation of “Value” exceeding eighty percent (80%), with such Receipt of Regulatory Approval for all such Delivery Types occurring on or before the date that is five (5) years after Closing (the “Fifth Anniversary”).
		$50,000,000

Certolizumab pegol Product (bCimzia)	Receipt of Regulatory Approval for one or more of the Delivery Types for the Certolizumab pegol Product is on or before 12/31/2028, with all such Regulatory Approvals, taken together, resulting in the calculation of “Value” exceeding eighty percent (80%); or The Certolizumab pegol Product is the first (1st) or second (2nd) Biosimilar to Cimzia to Receive Regulatory Approval for one or more of its Delivery Types that, taken together, result in the calculation of “Value” exceeding eighty percent (80%), with such	$50,000,000

First Tranche Milestones
Designated Product	Milestone Events	Milestone Payment
Receipt of Regulatory Approval for all such Delivery Types occurring on or before the Fifth Anniversary.

Dulaglutide Product (bTrulicity)
Receipt of Regulatory Approval for one or more of the Delivery Types for the Dulaglutide Product is on or before 12/31/2028, with all such Regulatory Approvals, taken together, resulting in the calculation of “Value” exceeding eighty percent (80%); or

The Dulaglutide Product is the first (1st) or second (2nd) Biosimilar to Trulicity to Receive Regulatory Approval for one or more of its Delivery Types that, taken together, result in the calculation of “Value” exceeding eighty percent (80%), with such Receipt of Regulatory Approval for all such Delivery Types occurring on or before the Fifth Anniversary.
$25,000,000

Omalizumab Product (bXolair)
Receipt of Regulatory Approval for one or more of the Delivery Types for the Omalizumab Product is on or before 9/30/2027, with all such Regulatory Approvals, taken together, resulting in the calculation of “Value” exceeding eighty percent (80%); or

The Omalizumab Product is the first (1st) or second (2nd) Biosimilar to Xolair to Receive Regulatory Approval for one or more of its Delivery Types that, taken together, result in the calculation of “Value” exceeding eighty percent (80%), with such Receipt of Regulatory Approval for all such Delivery Types occurring on or before the Fifth Anniversary.
$50,000,000

Pancrelipase Product (bCreon)
Receipt of Regulatory Approval for one or more of the Delivery Types for the Pancrelipase Product is on or before 12/31/2028, with all such Regulatory Approvals, taken together, resulting in the calculation of “Value” exceeding eighty percent (80%); or

The Pancrelipase Product is the first (1st) or second (2nd) Biosimilar to Creon to Receive Regulatory Approval for one or more of its Delivery Types that, taken together, result in the calculation of “Value” exceeding eighty percent (80%), with such Receipt of Regulatory Approval for all such Delivery Types occurring on or before the Fifth Anniversary.
$50,000,000

Romiplostim Product (bNplate)
Receipt of Regulatory Approval for one or more of the Delivery Types for the Romiplostim Product is on or before 9/30/2028, with all such Regulatory Approvals, taken together, resulting in the calculation of “Value” exceeding eighty percent (80%); or

The Romiplostim Product is the first (1st) or second (2nd) Biosimilar to Nplate to Receive Regulatory Approval for one or more of its Delivery Types that, taken together, result in the calculation of “Value” exceeding eighty percent (80%), with such Receipt of Regulatory Approval for all such Delivery Types occurring on or before the Fifth Anniversary.
$25,000,000

No Milestone Payment for a First Tranche Milestone shall be paid more than once per Designated Product.

For the avoidance of doubt, (i) the First Tranche Milestones are intended to be disjunctive, such that satisfaction of either condition separated by “or” in the above table triggers the Milestone Payment, and (ii) the Pancrelipase Product is subject to both a First Tranche Milestone and Second Tranche Milestone such that if both the First Tranche Milestone and Second Tranche Milestone events are achieved for the Pancrelipase Product, the total Milestone Payments for such product will be $150,000,000.

	Second Tranche Milestone
Designated Product	Milestone Event	Milestone Payment
Pancrelipase Product (bCreon)	On or before the Pancrelipase Trigger Date, the Pancrelipase Product has Commercially Launched in the United States (such condition, the “Pancrelipase Commercial Launch”); and During the twelve (12) month period commencing on the date of the Pancrelipase Commercial Launch, there is no more than one (1) other Biosimilar to Creon that has Commercially Launched in the United States by a Third Party.	$100,000,000

For the avoidance of doubt, the Second Tranche Milestone is intended to be conjunctive, such that only the satisfaction of both conditions separated by “and” in the above table triggers the Second Tranche Milestone Payment.
As used to determine if a Designated Product has achieved a First Tranche Milestone, the terms “Receipt of Regulatory Approval” and “Receive Regulatory Approval” mean receipt by a Specified Party or its agent (acting on behalf of the Specified Party in connection with submission of a BLA under section 351(k) of the PHSA (42 U.S.C. § 262(k))) of the letter or other document from the FDA, as of the date of such letter or other such document, that evidences the grant to such Specified Party (but not any other Person) by the FDA of Regulatory Approval(s) for the Designated Product and one or more of such Designated Product’s Delivery Types. For the avoidance of doubt, a Designated Product (and the Designated Product’s Delivery Type) does not “Receive Regulatory Approval” and “Receipt of Regulatory Approval” does not occur if a Designated Product (or the Designated Product’s Delivery Type) receives Regulatory Approval via submission of a New Drug Application (including a Federal Food, Drug, and Cosmetic Act (“FDCA”) § 505(b)(2) application (21 U.S.C. § 355(b)(2))) (“NDA”) or an abbreviated NDA pursuant to FDCA § 505(j) or § 505(j)(2)(C) (21 U.S.C. § 355(j) or § 355(j)(2)(C)). “Receipt of Regulatory Approval” and “Receive Regulatory Approval” require Regulatory Approval of one or more of the formats, dosage forms, dosage routes or strengths (collectively, “Delivery Types”) for such Designated Product as are specifically listed under the column “Delivery Types” in Schedule C, as Schedule C may be updated following the date hereof in accordance with this paragraph. For example, with respect to the Abatacept Product, if the FDA grants Regulatory Approval of a BLA under section 351(k) of the PHSA for the Delivery Type “1(b): Injection: 50mg/0.4mL solution in a single-dose prefilled syringe” and such Regulatory Approval meets all of the conditions in the definition of “Regulatory Approval”, then such Delivery Type 1(b) (but not any other Delivery Types for the Abatacept Product, unless separately approved) will be deemed to have Received Regulatory Approval. Following the Closing, Buyer and the Seller Representative shall cooperate in good faith to update Schedule C as may be necessary to (i) add any Delivery Types with respect to the Designated Products that have Received Regulatory Approval from the FDA and (ii) remove any Delivery Types set forth on Schedule C that have been withdrawn or discontinued by the manufacturer or for which a Biosimilar license has been revoked or suspended by the FDA or for which FDA has otherwise communicated that such Delivery Type may no longer be offered for commercial sale or sold.
As to each Designated Product, promptly following any time that a Delivery Type for such Designated Product Receives Regulatory Approval and the IQVIA National Sales Perspective report (or other data source as provided in the definition of “Value”) for the relevant period becomes available (accounting for the typical 30-day lag of sales data in such reports), Buyer shall perform a calculation of “Value” to determine whether the 80% threshold described in the “First Tranche Milestones” table has been met, and provide to the Seller Representative, upon the Seller Representative’s request, such IQVIA report (or other data source as provided in the definition of “Value”) and such calculation, provided, that the Seller Representative shall reimburse Buyer for any fees due IQVIA (or such other data source) incurred by Buyer in sharing such report with the Seller Representative.

(b) Royalty Payments. Buyer shall make Royalty Payments based on Gross Profits arising from Products as and to the extent set forth in this Section 1.4(b) (including, for the avoidance of doubt, taking into account the Excluded Profits corresponding to Gross Profits).
(i) Certain Definitions. For purposes of this Agreement:
(A) “Royalty Term” means the twelve (12)-year period from and after the first day of the first (1st) full calendar quarter commencing on or after the Closing Date. By way of illustration, if the Closing occurs on or before July 1, 2026, then the Royalty Term will run from July 1, 2026 through June 30, 2038; if the Closing occurs after July 1, 2026 but on or before October 1, 2026, then the Royalty Term will run from October 1, 2026 through September 30, 2038.
(B) “Royalty Periods” means:
i. if the Royalty Term begins in 2026, the following time periods during the Royalty Term: (A) the period from the beginning of the Royalty Term through December 31, 2026; (B) each twelve (12)-month period from January 1 through December 31 for each of the calendar years 2027 through 2037; and (C) the period from January 1, 2038 until the end of the Royalty Term in 2038; and
ii. if the Royalty Term begins in 2027, the following time periods during the Royalty Term: (A) the period from the beginning of the Royalty Term through December 31, 2027; (B) each twelve (12)-month period from January 1 through December 31 for each of the calendar years 2028 through 2038; and (C) the period from January 1, 2039 until the end of the Royalty Term in 2039.
(C) “Royalty Quarter” means each of the first (1st), second (2nd), and third (3rd) calendar quarter during each Royalty Period of the Royalty Term, in each case to the extent such calendar quarter is fully encompassed by such Royalty Period (e.g., if the Royalty Term begins on July 1, 2026, then the first (1st) and second (2nd) calendar quarters of 2026 will be excluded from the definition of “Royalty Quarter” and the third (3rd) calendar quarter of 2026 will be included in the definition of “Royalty Quarter”; if the Royalty Term begins on April 1, 2027, then the first (1st) calendar quarter of 2027 will be excluded from the definition of “Royalty Quarter” and the second (2nd) and third (3rd) calendar quarters of 2027 will be included in the definition of “Royalty Quarter”).
(ii) Within forty-five (45) days following the end of each Royalty Quarter, Buyer shall provide to the Seller Representative a report (each, a “Royalty Quarter Report”) specifying Net Sales on a Product-by-Product basis and Gross Profits on an aggregate basis in respect of such Royalty Quarter and the preceding Royalty Quarter(s) for such Royalty Period. By way of example, the report for the second Royalty Quarter shall set forth Net Sales and Gross Profits for the first (1st) two (2) Royalty Quarters of the corresponding Royalty Period, and the report for the third (3rd) Royalty Quarter shall set forth Net Sales and Gross Profits for the first (1st) three (3) Royalty Quarters of the corresponding Royalty Period.
(iii) Within forty-five (45) days following the end of each Royalty Period, Buyer shall provide to the Seller Representative a report (each, a “Royalty Period Report”) specifying Net Sales and Gross Profits for such Royalty Period. Each Royalty Period Report shall separately set forth (A) gross sales, (B) total deductions by category under the definition of Net Sales, (C) Net Sales, (D) Cost of Goods Sold (for the avoidance of doubt, on an aggregate basis rather than on a Product-by-Product basis) and (E) the resulting Gross Profits. Gross sales, total deductions and Net Sales shall be reported on a Product-by-Product basis. Cost of Goods Sold and Gross Profits shall be reported on an aggregate basis.
(iv) Payment Mechanics.
(A) If Gross Profits reported on any Royalty Quarter Report exceed the “Excluded Profits” shown below for the corresponding Royalty Period (for the avoidance of doubt, “Excluded Profits” for these purposes are measured on an aggregate basis and are not pro-rated for the applicable partial year, except as expressly provided in Section 1.4(b)(iv)(C)), then within forty-five (45) days following the end of such Royalty Quarter, Buyer shall pay, by wire transfer of immediately available funds, to the Sellers (to be allocated by the Seller Representative among the Sellers in accordance with the Allocation Schedule) a cash payment equal to twenty-five percent (25%) of the amount by which such reported Gross Profits exceed such Excluded Profits less the sum of any amounts with respect to which royalty payments were already made pursuant to this Section 1.4(b)(iv)(A) for such Royalty Period, with no addition of interest (each such payment, a “Quarterly Royalty Payment”). For the avoidance of doubt, if Gross Profits reported on any Royalty Quarter Report do not exceed the corresponding Royalty Period’s Excluded Profits, the Quarterly Royalty Payment for that Royalty Quarter is zero (0). Except as provided in the penultimate sentence of Section 1.4(b)(iv)(B), in no event shall Buyer be entitled to any payment, refund, or credit if Gross Profits for any one or more Royalty Quarters do not exceed the Excluded Profits for the corresponding Royalty Period. By way of example, with respect to the 2028 Royalty Period, (i) if, through the end of the first Royalty Quarter during the 2028 Royalty Period, Gross Profits for the first Royalty Quarter of the 2028 Royalty Period equal $231,475,000, then the Quarterly Royalty Payment in respect of such first Royalty Quarter shall be equal to $2,500,000 (i.e., 25% multiplied by the difference of (I) $231,475,000 of Gross Profits minus (II) $221,475,000 of Excluded Profits), (ii) if, through the end of the second Royalty Quarter, Gross Profits for the first and second Royalty Quarters of the 2028 Royalty Period, taken together, equal $241,475,000, then the Quarterly Royalty Payment in respect of such second Royalty Quarter shall be equal to $2,500,000 (i.e., 25% multiplied by the difference of (I) $241,475,000 of Gross Profits minus (II) $221,475,000 of Excluded Profits minus (III) $10,000,000 with respect to which a 25% Quarterly Royalty Payment was already made pursuant to this Section 1.4(b)(iv)(A)), and (iii) if, through the end of the third Royalty Quarter, Gross Profits for the first, second and third Royalty Quarters of the 2028 Royalty Period, taken together, equal $251,475,000, then the Quarterly Royalty Payment in respect of such third Royalty Quarter shall be equal to $2,500,000 (i.e., (I) $251,475,000 of Gross Profits minus (II) $221,475,000 of Excluded Profits minus (III) $20,000,000 (composed of two separate amounts of $10,00,000 with respect to which 25% Quarterly Royalty Payments were already made pursuant to this Section 1.4(b)(iv)(A))).
(B) Within forty-five (45) days following the end of each Royalty Period, Buyer shall pay, by wire transfer of immediately available funds, to the Sellers (to be allocated by the Seller Representative among the Sellers in accordance with the Allocation Schedule) a cash payment equal to twenty-five percent (25%) of the amount, if any, by which Gross Profits for the applicable Royalty Period exceed the Excluded Profits for the corresponding Royalty Period less the sum of any amounts with respect to which Quarterly Royalty Payments (if any) were already made for such Royalty Period (each such payment, an “Annual Royalty Payment”, and the Quarterly Royalty Payments and the Annual Royalty Payments, taken together, the “Royalty Payments”) and less any amounts that Buyer sets off from such payment in accordance with this Section 1.4(b)(iv)(B), with no addition of interest. For the avoidance of doubt, if any Royalty Period’s Gross Profits do not exceed its Excluded Profits, the Annual Royalty Payment for that Royalty Period is zero (0). If the sum of Quarterly Royalty Payments made for any Royalty Period exceed the amount that, absent the application of Section 1.4(b)(iv)(A), would equal the Annual Royalty Payment due for such Royalty Period, then Buyer shall be entitled to set off from any subsequent payments due to the Sellers under this Agreement all or any portion of such excess. With the exception of such set-off right, in no event shall Buyer be entitled to any payment, refund, or credit if Gross Profits for any one or more Royalty Periods do not exceed the Excluded Profits for the corresponding Royalty Periods. By way of continuing the example from clause (iii) of Section 1.4(b)(iv)(A), if, through the end of the 2028 Royalty Period, Gross Profits for the 2028 Royalty Period equal $261,475,000, then the Annual Royalty Payment in respect of the 2028 Royalty Period shall be equal to $2,500,000 (i.e., 25% multiplied by the difference of (I) $261,475,000 of Gross Profits minus (II) $221,475,000 of Excluded Profits minus (III) $30,000,000 (composed of three separate amounts of $10,000,000 with respect to which a 25% Quarterly Royalty Payment was already made in respect of the 2028 Royalty Period)). Conversely, by way of continuing example from clause (iii) of Section 1.4(b)(iv)(A), if, through the end of the 2028 Royalty Period, Gross Profits for the 2028 Royalty Period equal $241,475,000, then the $7,500,000 of combined Quarterly Royalty Payments already made in respect of the 2028 Royalty Period will have exceeded the amount that, absent the application of Section 1.4(b)(iv)(A), would equal the Royalty Payments due for the 2028 Royalty Period (which amount would be equal to $5,000,000, i.e. (I) 25% multiplied by the difference of (I) $241,475,000 of Gross Profits in respect of the 2028 Royalty Period minus (II) $221,475,000 of Excluded Profits) and, accordingly, Buyer shall be entitled to offset such $2,500,000 excess from any subsequent amounts due to the Sellers under this Agreement.
(C) In the case of any Royalty Period that is shorter than one (1) calendar year, the Excluded Profits for such Royalty Period shall be pro-rated accordingly based on the number of days during such Royalty Period divided by three hundred sixty-five (365). By way of illustration, if the first (1st) Royalty Period runs from October 1, 2026 through December 31, 2026, then the Excluded Profits for such first (1st) Royalty Period will be equal to $6,528,219.18 (i.e., $25,900,000 multiplied by the quotient of ninety-two (92) days during such first Royalty Period divided by three hundred sixty-five (365) days).

Royalty Period	Excluded Profits
2026	$25,900,000
2027	$103,325,000
2028	$221,475,000
2029	$304,225,000
2030	$420,450,000
2031	$495,500,000
2032	$555,125,000
2033	$563,375,000
2034	$611,250,000
2035	$671,850,000
2036	$692,005,500
2037	$712,765,665
2038	$734,148,636
2039	$756,173,095

(c) Late Payments. In the event that any Contingent Payment is made after the date on which it is due pursuant to this Agreement, Buyer shall pay the amount of such Contingent Payment, plus interest from the date such Contingent Payment is due, at a rate of the lesser of (i) the prime rate as published in The Wall Street Journal in effect on the date such payment was required to be made and (ii) seven and one-half percent (7.5%) per annum (the “Specified Interest Rate”).
(d) Reports by Sublicensees. If Buyer or any of its controlled Affiliates grants a license or sublicense to a Third Party to sell a Product and sales of such Product by such Third Party would, under the terms of such license or sublicense, result in payments within the definition of “Net Sales,” Buyer shall require such Third Party to agree (i) to account for and report Net Sales using the same methodology as if they were Net Sales of Buyer and (ii) to keep and maintain complete and accurate records of Net Sales for each calendar year, and retain such records for a period of three (3) years thereafter. For the avoidance of doubt, at no time shall the net sales of any Third Party be included in the determination of Net Sales of Buyer, other than the economic benefits of such portion actually received by Buyer as and to the extent provided in the definition of Net Sales. In the case of a transaction subject to part (b) of the definition of “Net Sales,” this Section 1.4(d) shall not apply even if such transaction includes the grant of a sublicense.
1.5 Purchase Price Adjustments.
(a) Estimated Closing Statement. Not later than five (5) Business Days prior to the Closing Date, the Seller Representative shall prepare or cause to be prepared in good faith and deliver to Buyer the following documents:
(i) An estimated consolidated balance sheet, statement of operations and statement of cash flows of the Company Group (the “Estimated Closing Financials”) as of the Effective Time, together with a written statement (the “Estimated Closing Statement”) setting forth in reasonable detail the Seller Representative’s good faith estimates of the Closing Indebtedness (the “Estimated Closing Indebtedness”), Transaction Expenses (the “Estimated Transaction Expenses”), Closing Cash (the “Estimated Closing Cash”), Working Capital (the “Estimated Working Capital”), the Closing Operating

Profit (the “Estimated Closing Operating Profit”), the Operating Profit Adjustment (the “Estimated Operating Profit Adjustment”), and the resulting calculations of the Working Capital Adjustment (the “Estimated Working Capital Adjustment”), Prepayment Adjustment (the “Estimated Prepayment Adjustment”) and the Estimated Closing Payment, in each case as of the Effective Time (other than with respect to the Estimated Closing Indebtedness, the Estimated Transaction Expenses and the Estimated Prepayment Adjustment, which shall be as of immediately prior to the Closing) as derived from the Estimated Closing Financials. Schedule F sets forth, for illustrative purposes only, a non-numerical calculation of the Indebtedness, Transaction Expenses, Cash, Closing Operating Profit, Working Capital, Operating Profit Adjustment and Prepayment Adjustment and the resulting calculation of the Working Capital Adjustment (the “Sample Closing Statement”), prepared and calculated in accordance with the Accounting Principles. The Estimated Closing Statement (including the amounts of Estimated Closing Indebtedness, Estimated Transaction Expenses, Estimated Closing Cash, Estimated Closing Operating Profit, Estimated Operating Profit Adjustment, Estimated Working Capital, Estimated Prepayment Adjustment and the resulting Estimated Working Capital Adjustment set forth therein) shall be in the format set forth in the Sample Closing Statement, and the Estimated Closing Financials and the Estimated Closing Statement shall be prepared and calculated in good faith by the Seller Representative in accordance with the Accounting Principles, in each case unless otherwise agreed in writing by the Seller Representative and Buyer. Until two (2) Business Days prior to the Closing Date, Buyer may propose, and the Seller Representative will consider in good faith but is under no obligation to agree to, revisions to the Estimated Closing Financials and the Estimated Closing Statement. Unless the Seller Representative agrees to any such changes, the Estimated Closing Statement delivered by the Seller Representative shall be used for purposes of calculating Estimated Working Capital Adjustment and the Estimated Closing Payment.
(ii) A flow of funds memorandum (the “Flow of Funds Memorandum”) containing (x) the accounts and wire instructions for (A) the Sellers, (B) all intended recipients of payments and applicable amounts with respect to the Estimated Closing Indebtedness and (C) all intended recipients of payments and applicable amounts with respect to the estimated Transaction Expenses, (y) an acknowledgement and agreement, duly executed by the Seller Representative, that the Flow of Funds Memorandum sets forth a true and correct calculation of the amounts set forth therein (or a good faith estimate, in the case of the Estimated Closing Indebtedness and estimated Transaction Expenses) and (z) an allocation of the Purchase Price among the Sellers (the “Allocation Schedule”). Until two (2) Business Days prior to the Closing Date, Buyer may propose, and the Seller Representative will consider in good faith but is under no obligation to agree to, revisions to the Flow of Funds Memorandum.
(b) Post-Closing Adjustment.
(i) Within ninety (90) days after the Closing Date, Buyer shall deliver to the Seller Representative a consolidated balance sheet, statement of operations and statement of cash flows of the Company Group as of the Effective Time (the “Closing Financials”), together with a written statement (the “Closing Statement”) setting forth in reasonable detail Buyer’s proposed determinations of the actual Closing Indebtedness, Transaction Expenses, Closing Cash, Working Capital, Closing Operating Profit, Operating Profit Adjustment, Prepayment Adjustment and resulting calculations of the Working Capital Adjustment (including, as applicable, the Working Capital Surplus or the Working Capital Deficit) and the Closing Payment, in each case, as of the Effective Time (other than with respect to the Closing Indebtedness and the Transaction Expenses, which shall be as of immediately prior to the Closing) and as derived from the Closing Financials. The Closing Financials and the Closing Statement shall be in the format set forth in the Sample Closing Statement and prepared in good faith by Buyer in accordance with the Accounting Principles, in each case unless otherwise agreed by the Seller Representative and Buyer. If the amounts set forth on the Closing Statement differ from those set forth on the Estimated Closing Statement, then the Closing Statement shall include a statement showing (A) the specific line items in the Closing Cash, Working Capital, Prepayment Adjustment, Closing Operating Profit, Operating Profit Adjustment, Closing Indebtedness and Transaction Expenses corresponding to such differences; (B) the amount of each such line-item difference; and (C) in reasonable detail, the factual basis for each such difference.

(ii) As promptly as possible, but in any event no later than the fifth (5th) Business Day following the Determination Date, in accordance with Section 1.5(c), an adjustment to the Closing Payment shall be made as follows:
(A) If the Closing Payment as finally determined pursuant to Section 1.5(c) is less than the Estimated Closing Payment (the absolute value of such shortfall amount, the “Shortfall Adjustment Amount”) and (1) the Shortfall Adjustment Amount is equal to or greater than the Adjustment Escrow Funds, then Buyer and the Seller Representative shall deliver joint written instructions to the Escrow Agent to release to an account designated by Buyer an amount equal to the Adjustment Escrow Funds and, if the Shortfall Adjustment Amount is greater than the Adjustment Escrow Funds, the Seller Representative shall pay, or cause to be paid, to Buyer an amount equal to the Shortfall Adjustment Amount minus the Adjustment Escrow Funds (with such amount to be allocated by the Seller Representative severally (and not jointly) among the Sellers in accordance with the Allocation Schedule) plus interest calculated at the Specified Interest Rate for the period from the date such amount is due to Buyer hereunder to such date that such amount is so paid, or caused to be paid, by the Seller Representative to Buyer (provided, that to the extent the Seller Representative does not pay or cause to be paid to Buyer such amount within five (5) Business Days following the date on which the Seller Representative is required to make such payment pursuant to this sentence, then Buyer may (while maintaining its right to enforce the Seller Representative’s obligations pursuant to this sentence) require that the Sellers individually, on a several and not joint and several basis in accordance with the Allocation Schedule, pay or cause to be paid to Buyer such amount (including, for the avoidance of doubt, interest calculated at the Specified Interest Rate for the period from the date such amount is due to Buyer hereunder to such date that such amount is so paid by the Sellers to Buyer)), or (2) the Shortfall Adjustment Amount is less than the Adjustment Escrow Funds, then Buyer and the Seller Representative shall deliver joint written instructions to the Escrow Agent to release to an account designated by Buyer an amount equal to the Shortfall Adjustment Amount and to release to the accounts of the Sellers (allocated by the Seller Representative among the Sellers in accordance with the Allocation Schedule) designated by the Seller Representative an amount equal to the Adjustment Escrow Funds minus the Shortfall Adjustment Amount; or
(B) If the Closing Payment as finally determined pursuant to Section 1.5(c) is greater than or equal to the Estimated Closing Payment (any such excess amount, the “Excess Adjustment Amount”), then (1) Buyer shall pay, or cause to be paid, to the Sellers an amount (to be allocated by the Seller Representative among the Sellers in accordance with the Allocation Schedule) equal to the Excess Adjustment Amount, if any, plus interest calculated at the Specified Interest Rate for the period from the date such amount is due to the Sellers hereunder to such date that such Excess Adjustment Amount is so paid by Buyer to the Sellers, and (2) Buyer and the Seller Representative shall deliver joint written instructions to the Escrow Agent to disburse the Adjustment Escrow Funds to the accounts of the Sellers (allocated by the Seller Representative among the Sellers in accordance with the Allocation Schedule) designated in writing by the Seller Representative.
(iii) If the Sellers owe an amount to Buyer pursuant to Section 1.5(b)(ii)(A) and the Seller Representative has not made such payment to Buyer in full within the timeframe set forth in Section 1.5(b)(ii), then Buyer shall have the right to set off, from any of the Contingent Payments, all or a portion of such unpaid amount, plus, without duplication of the interest specified in Section 1.5(b)(ii)(A), interest calculated at the Specified Interest Rate for the period from the date such amount is due to Buyer hereunder to such date that such amount is so offset from such Contingent Payment.
(iv) Any payments made pursuant to this Section 1.5(b) shall be made in cash by wire transfer of immediately available funds, shall be without interest (except as expressly contemplated by clauses (ii) and (iii) immediately above) and shall be treated as an adjustment to the Initial Cash Consideration by the Parties for Tax purposes unless otherwise required by applicable Law.
(c) Examination and Review. Following the delivery of the Closing Financials and the Closing Statement pursuant to Section 1.5(b), Buyer shall give the Seller Representative and any of its accountants and authorized representatives prompt and reasonable access during normal business hours, as may be reasonably requested from time to time by the Seller Representative if, and to the extent, reasonably necessary, to the personnel (to the extent involved in the preparation of the Closing Statement) and to the books and records of the Company

Group relating to periods on or prior to the Closing Date for the sole purpose of preparing, reviewing and resolving any disputes relating to the calculation of any of the amounts set forth on the Closing Financials and the Closing Statement. The Closing Financials and the Closing Statement (and the proposed determinations of Closing Payment, Closing Operating Profit, Operating Profit Adjustment, Working Capital Surplus or Working Capital Deficit, Prepayment Adjustment, Closing Indebtedness, Transaction Expenses, Closing Cash, and Working Capital reflected on the Closing Statement) will be final, conclusive and binding on the Parties unless the Seller Representative notifies Buyer in writing within thirty (30) days (the “Objection Deadline Date”) after receipt of Buyer’s determination of the Closing Payment, Closing Operating Profit, Operating Profit Adjustment, Working Capital Surplus or Working Capital Deficit, Closing Cash, Working Capital, Closing Indebtedness and Transaction Expenses that the Seller Representative disagrees with Buyer’s determination of any such amounts (a “Notice of Disagreement”). If the Seller Representative timely delivers a Notice of Disagreement, only those matters specified in such Notice of Disagreement shall be deemed to be in dispute (such matters, the “Disputed Amounts”) and all such Disputed Amounts shall be based only on (i) mathematical or clerical errors, (ii) that the amounts included in or absent from the Closing Statement were not determined in accordance with the definitions of Closing Payment, Closing Operating Profit, Operating Profit Adjustment, Working Capital Surplus or Working Capital Deficit, Prepayment Adjustment, Closing Cash, Working Capital, Closing Indebtedness and Transaction Expenses, or (iii) the calculation of the amounts included in the Closing Statement were not determined in accordance with this Agreement. The Notice of Disagreement shall specify what the Seller Representative reasonably believes is the correct amount for each Disputed Amount and be accompanied by a reasonably detailed explanation. Any component of the calculations set forth in the Closing Statement that is not the subject of a timely delivered Notice of Disagreement by the Seller Representative shall be final and binding upon Buyer and the Sellers. If the Seller Representative delivers a Notice of Disagreement by the Objection Deadline Date, Buyer and the Seller Representative thereafter shall negotiate in good faith to resolve any Disputed Amounts. All such discussions and communications related thereto shall (unless otherwise agreed by Buyer and the Seller Representative) be governed by Rule 408 of the Federal Rules of Evidence and any applicable similar state rule, and any resolution by them agreed to in writing as to any Disputed Amounts shall be final, binding and conclusive. If Buyer and the Seller Representative are unable to resolve all Disputed Amounts within thirty (30) days after the Seller Representative delivers the Notice Of Disagreement, Buyer and the Seller Representative shall submit any remaining Disputed Amounts to an impartial nationally recognized firm of independent certified public accountants experienced in the resolution of purchase price disputes other than the Seller Representative’s, the Company Group’s or Buyer’s accountants and reasonably acceptable to the Seller Representative and Buyer (the “Independent Accounting Firm”) for resolution within thirty (30) days following expiration of the thirty (30) day negotiation period. Each of the Seller Representative and Buyer shall furnish to the Independent Accounting Firm such information and documents as may be requested by the Independent Accounting Firm and may also furnish to the Independent Accounting Firm such other information and documents as such Party deems relevant, in each case with copies being given to the other Party substantially simultaneously. The Independent Accounting Firm shall, at its discretion or at the written request of the Seller Representative or Buyer, conduct a conference with both of the Seller Representative and Buyer concerning the Disputed Amounts and each of Buyer and the Seller Representative shall have the right to present additional documents, materials and other information and to have present its Representatives at such conference. No Party or its Representatives shall be permitted to engage in any ex-parte communications (whether written or oral) with the Independent Accounting Firm. The Independent Accounting Firm shall only review the Disputed Amounts (and shall not investigate any other matter independently) and in no event shall the decision of the Independent Accounting Firm provide for a calculation of any Disputed Amount that is less than the lowest value for such Disputed Amount claimed by Buyer or the Seller Representative, as applicable, or greater than the highest amount for such Disputed Amount claimed by Buyer or the Seller Representative, as applicable. The Independent Accounting Firm’s determination will be (i) in writing, (ii) furnished to each of Buyer and the Seller Representative within thirty (30) days after the Seller Representative’s and Buyer’s respective final calculations of the Disputed Amounts have been submitted to the Independent Accounting Firm, (iii) limited in scope to whether such final calculations of the Disputed Amounts were done in accordance with Section 1.5, the related definitions herein and/or contained mathematical or clerical errors and (iv) accompanied by a reasonably detailed basis for its determination in respect of each Disputed Amount under its review. The resolution of the Disputed Amounts and the determination of the Closing Cash, Working Capital, Prepayment Adjustment, Closing Indebtedness and Transaction Expenses by the Independent Accounting Firm, absent fraud, intentional misconduct (including a deliberately misleading submission by a Party or its Representatives) or manifest error, shall be final and binding on Buyer and the Sellers and may be entered as a final judgment in any court of competent jurisdiction. The first date upon which the Closing Cash, Working Capital, Prepayment Adjustment, Closing Indebtedness and Transaction Expenses has been definitively determined pursuant to this Section 1.5(c) shall be referred to herein as the “Determination Date”. The Parties agree that the procedures set forth in this Section 1.5(c) for resolving disputes with respect to the Closing Statement, Closing Payment, Closing Operating Profit, Operating Profit Adjustment, Working Capital Surplus or Working Capital Deficit, Prepayment Adjustment, Closing Cash, Working Capital, Closing Indebtedness and Transaction Expenses shall be the sole and exclusive method for resolving any such disputes. The fees and disbursements of the Independent Accounting Firm with respect to a Notice of Disagreement shall be allocated between Buyer, on the one hand, and the Sellers (to be allocated by the Seller Representative among the Sellers in accordance with the Allocation Schedule), on the other hand, based upon a fraction, the numerator of which is the portion of the aggregate monetary amount of the Disputed Amounts not awarded to the applicable Party and the denominator of which is the aggregate monetary amount of the Disputed Amounts, as determined by the Independent Accounting Firm in its final determination. For example, if the Seller Representative objects to the Closing Statement calculations in the net amount of $1,000,000, and the Independent Accounting Firm determines that the Seller Representative has a valid claim for $400,000 of the $1,000,000, the Sellers (to be allocated by the Seller Representative among the Sellers in accordance with the Allocation Schedule) shall bear 60% of the fees and expenses of the Independent Accounting Firm and Buyer shall bear 40% of the fees and expenses of the Independent Accounting Firm. Each of Buyer and the Seller Representative agrees to use its commercially reasonable efforts to cooperate with the Independent Accounting Firm (including by executing a customary engagement letter reasonably acceptable to it) and to cause the Independent Accounting Firm to resolve any such dispute as soon as practicable after the commencement of the Independent Accounting Firm’s engagement. The Independent Accounting Firm shall act as an expert, not as an arbitrator, in resolving such Disputed Amounts; provided, that the Independent Accounting Firm shall be entitled to the immunities of an arbitrator.
(d) If any refunds in respect of the disputed GST tax receivables from the January 28, 2026 filing with the Indian government (which refunds and any receivable relating thereto, for the avoidance of doubt, shall be excluded from Working Capital, Operating Profit and the Closing Payment) are received by Buyer or any of its Subsidiaries (including the Company or any of its Subsidiaries) after the Closing, Buyer shall, and cause the Company Group to, pay over to the Seller Representative (to be allocated among the Sellers by the Seller Representative in accordance with the Allocation Schedule) any such refund (including any interest received with respect thereto) within ten (10) days after receipt thereof, net of any reasonable costs or expenses or Taxes incurred by the Company Group or Buyer in procuring such refund.
(e) If any of the cash held as collateral pursuant to the Letter of Credit, dated December 3, 2025, by and between East West Bank and the Company (for the premises located at 100 New England Avenue, Piscataway, New Jersey) is released by East West Bank to Buyer or any of its Subsidiaries (including the Company or any of its Subsidiaries) between the Closing and one hundred-eighty (180) days after the Closing Date, Buyer shall, and shall cause the Company Group to, deliver such released cash to the Seller Representative (to be allocated among the Sellers by the Seller Representative in accordance with the Allocation Schedule) within ten (10) days after receipt thereof, solely to the extent such released cash constituted Restricted Cash for purposes of the determination of the Closing Payment. Buyer shall use commercially reasonable efforts to cause the security deposit under the Company’s lease for the premises located at 100 New England Avenue, Piscataway, New Jersey to be reduced per its terms as promptly as practicable after the Closing; provided, that none of Buyer or any of its Subsidiaries shall be required to make payments, commence litigation or agree to adverse modifications of the terms and conditions of any agreements with third parties in connection therewith.
1.6 Withholding. Notwithstanding any other provision in this Agreement, the Company, the Sellers, Buyer, the Escrow Agent and any other Person that has any withholding obligation with respect to any payment made pursuant to this Agreement shall have the right to deduct and withhold from any consideration otherwise payable pursuant to this Agreement such amounts as the Company, the Sellers, Buyer or other applicable payor are required to deduct and withhold with respect to the making of such payment under any applicable Law and to collect any necessary Tax forms, including an appropriate Form W-9, or any similar information, in connection therewith to reduce or mitigate any such obligation to withhold. Except in the case of compensatory payments or withholding as a result of failure to deliver any IRS Form W-9 required pursuant to Section 6.2(e), each of the Company, the Seller Representative,

Buyer, the Escrow Agent or other applicable payor shall promptly provide notice to Buyer or the Seller Representative, as applicable, in respect of any withholding expected to be made at least ten (10) Business Days prior to any such withholding, and the Parties shall cooperate in good faith to eliminate or mitigate such withholding. The withholding Party shall provide to other Party evidence reasonably satisfactory to such other Party of the timely payment of any withheld amounts to the relevant Governmental Authority. To the extent that amounts are withheld and paid to the appropriate Governmental Authority, such withheld amounts shall be treated for all purposes of this Agreement as having been delivered and paid to the applicable Person in respect of which such deduction and withholding was made.
1.7 Closing. Subject to the terms and conditions hereof, the closing of the purchase and sale of the Acquired Membership Interests pursuant to this Agreement (the “Closing”) shall take place at 10:00 a.m. (local time) at the offices of Holland & Knight LLP, 787 Seventh Avenue, 31st Floor, New York, New York 10019, or remotely via the exchange of documents and signatures in PDF format or by facsimile on a date to be mutually agreed to by Buyer and the Seller Representative, which date shall be no later than five (5) Business Days after the satisfaction or waiver of the last of the conditions set forth in Article VI to be satisfied or waived (other than those conditions to be satisfied at the Closing), or at such other time, date and location as the Parties agree in writing (the “Closing Date”). The Parties will treat the Closing as being effective at 12:01 a.m. Eastern Time on the Closing Date (the “Effective Time”).
1.8 Fractional Shares. No fractional shares of Amneal Class A Common Stock shall be issued to the Sellers pursuant to this Agreement. In lieu of the issuance of any such fractional share, Buyer shall pay to each Seller who otherwise would be entitled to receive such fractional share an amount in cash (rounded to the nearest cent) determined by multiplying (i) the volume-weighted average of the per share closing price of Amneal Class A Common Stock for the consecutive period of ten (10) full trading days ending on the trading day that is five (5) days preceding the Closing Date by (ii) the fraction of a share (after taking into account all Membership Interests held by such Seller immediately prior to the Closing and rounded to the nearest thousandth when expressed in decimal form) of Amneal Class A Common Stock to which such holder would otherwise be entitled to receive pursuant to Section 1.2.
1.9 Adjustment. In the event that, between the date of this Agreement and the Closing Date, the outstanding shares of Amneal Common Stock shall have been changed into or exchanged for a different number or class of shares as a result of any stock split, reverse stock split, stock dividend, recapitalization, reclassification, combination, exchange of shares or other similar event, the Equity Consideration shall be appropriately and proportionately adjusted to reflect such event and to give the Parties the same economic effect as contemplated by this Agreement prior to such event; provided, that nothing in this Section 1.9 shall be construed to permit Buyer to take any action with respect to its securities that is otherwise prohibited by the terms of this Agreement.
ARTICLE II
REPRESENTATIONS AND WARRANTIES OF BUYER
Except (a) as set forth in the Buyer Disclosure Schedule or (b) as disclosed in the Buyer SEC Documents filed after January 1, 2024 and prior to the date hereof (but disregarding risk factor disclosures contained under the heading “Risk Factors,” or disclosures of risks set forth in any “forward-looking statements” disclaimer or any other statements that are similarly non-specific or cautionary, predictive or forward-looking in nature), Buyer hereby represents and warrants to the Sellers that the statements contained in this Article II are true, correct and complete as of the date hereof and as of the Closing Date (or, if made as of a specified date, as of such date).
2.1 Organization and Standing. Buyer is a corporation duly incorporated, validly existing and in good standing under the Laws of Delaware with full power and authority to own, lease, use and operate its properties and to conduct its business as and where now owned, leased, used, operated and conducted. Buyer is duly qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the property it owns, leases or operates, makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect on Buyer.
2.2 Corporate Power and Authority.
(a) Buyer has all requisite corporate power and authority to execute and deliver this Agreement and the Ancillary Documents to which it is or will be a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, subject to (i) the approval of the Stock Issuance by the affirmative vote of a majority of the votes cast by the holders of Amneal Common Stock at the

Buyer Meeting (the “Buyer Stockholder Approval”) and (ii) the approval of this Agreement and the transactions contemplated hereby by the affirmative vote of a majority of the votes cast by the holders of the outstanding shares of Amneal Common Stock entitled to vote thereon, other than any outstanding shares of Amneal Common Stock beneficially owned, directly or indirectly, by (u) any member of the Amneal Group, (v) any Affiliate (as defined in the Buyer Stockholders’ Agreement) of the Amneal Group, (w) the Company and the Sellers, (x) any stockholder with a director position at any Seller, (y) any Person that Buyer has determined to be an “officer” of Buyer within the meaning of Rule 16a-1(f) of the Exchange Act or (z) any “immediate family member” (as defined in Item 404 of Regulation S-K) of any of the foregoing (such approval, the “Buyer Disinterested Stockholder Approval” and the holders of Amneal Common Stock entitled to vote on the Buyer Disinterested Stockholder Approval other than those excluded pursuant to the foregoing clauses (u) through (z), the “Buyer Disinterested Stockholders”). The execution and delivery of this Agreement is, and each of the Ancillary Documents to be executed and delivered by Buyer at the Closing will be, duly and validly executed and delivered by Buyer. Assuming due authorization, execution and delivery by the Company, the Sellers and the Seller Representative (for documents to which the Company, the Sellers and the Seller Representative are a party, as applicable), this Agreement, and each Ancillary Document to which Buyer is or will be a party constitute the legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).
(b) The Buyer Conflicts Committee has unanimously (i) determined that this Agreement and the Ancillary Documents to which Buyer is or will be a party and the transactions contemplated hereby and thereby, including the consideration to be paid in connection therewith, are advisable and fair to, and in the best interests of, Buyer and Buyer’s stockholders (including the Buyer Disinterested Stockholders), (ii) adopted, approved and declared advisable this Agreement and the Ancillary Documents to which Buyer is or will be a party and the transactions contemplated hereby and thereby, (iii) directed that the Stock Issuance and this Agreement and the transactions contemplated hereby be submitted to Buyer’s stockholders for approval and adoption, (iv) resolved to recommend that Buyer’s stockholders adopt and approve the Stock Issuance and this Agreement and the transactions contemplated hereby (such recommendation, the “Buyer Conflicts Committee Recommendation”) and (v) recommended that the Buyer Board do each of the foregoing. As of the date of this Agreement, the foregoing determinations and resolutions have not been rescinded, modified or withdrawn.
(c) The Buyer Board, upon the unanimous recommendation of the Buyer Conflicts Committee, has (i) determined that this Agreement and the Ancillary Documents to which Buyer is or will be a party and the transactions contemplated hereby and thereby, including the consideration to be paid in connection therewith, are advisable and fair to, and in the best interests of, Buyer and Buyer’s stockholders (including the Buyer Disinterested Stockholders), (ii) adopted, approved and declared advisable this Agreement and the Ancillary Documents to which Buyer is or will be a party and the transactions contemplated hereby and thereby, (iii) directed that the Stock Issuance and this Agreement and the transactions contemplated hereby be submitted to Buyer’s stockholders for approval and adoption, and (iv) resolved to recommend that Buyer’s stockholders adopt and approve the Stock Issuance and this Agreement and the transactions contemplated hereby (such recommendation, the “Buyer Board Recommendation”). As of the date of this Agreement, the foregoing determinations and resolutions have not been rescinded, modified or withdrawn.
(d) No corporate proceedings on the part of Buyer (whether in the nature of an approval by the Buyer Board, the Buyer Conflicts Committee, Buyer’s stockholders or otherwise) are necessary to approve the execution, delivery, performance or consummation of this Agreement, any Ancillary Document or the transactions contemplated hereby or thereby that have not been so obtained, except for the receipt of the Buyer Stockholder Approval.
2.3 Conflicts, Consents and Approvals. Neither the execution nor delivery by Buyer of this Agreement or the Ancillary Documents to which Buyer is or will be a party nor the consummation of the transactions contemplated hereby or thereby will:
(a) conflict with, or result in a breach of any provision of the Organizational Documents of Buyer;
(b) materially violate, or conflict with, or result in a material breach of, any provision of, or constitute a material default (or an event which, with the giving of notice, the passage of time or otherwise, would constitute a default) or result in any loss of any material benefit under, or entitle any Person (with the giving of notice, the passage of time or otherwise) to terminate, accelerate or call a default under, or result in the creation of any Encumbrance upon any of the material properties or assets of Buyer under, any of the terms, conditions or provisions of any Contract to which Buyer is a party or by which its assets or properties are bound;
(c) violate any order, writ, injunction, decree, statute, rule or regulation, applicable to Buyer or any of Buyer’s properties or assets; or
(d) require any action or consent or approval of, or review by, or registration or filing with any third party or any Governmental Authority, or other regulatory or self-regulatory body, except for (i) compliance with any applicable requirements of the HSR Act and as set forth in Section 2.3(d) of the Buyer Disclosure Schedule, (ii) such filings as are required to be made with the Nasdaq Stock Market LLC (“NASDAQ”), (iii) such filings or approvals as are required to be made or obtained under applicable securities laws or “Blue Sky” laws of various states, including in connection with the Stock Issuance, and approval of the listing of the Equity Consideration on the NASDAQ, and (iv) the filing by Buyer with the SEC of the Proxy Statement and the clearance by the SEC of the Proxy Statement, except in the case of clauses (b), (c) and (d) above, as would not have a Material Adverse Effect on Buyer.
2.4 Sufficiency of Funds; Amneal Class A Common Stock.
(a) Buyer will have at the Closing sufficient unrestricted cash on hand or other sources of immediately available funds to enable it to make payment of the Initial Cash Consideration.
(b) The shares of Amneal Class A Common Stock to be delivered pursuant to this Agreement will, when issued, be (i) duly authorized, validly issued and non-assessable, (ii) free and clear of all Encumbrances (other than Encumbrances arising under applicable federal and state securities Laws or under the Buyer Stockholders’ Agreement), and (iii) not issued in violation of any preemptive or similar rights. Buyer is eligible under applicable federal securities Laws to file an automatic shelf registration statement on Form S-3 to register the shares of Amneal Class A Common Stock to be delivered pursuant to this Agreement for resale.
(c) Assuming that the representations and warranties set forth in Section 4.7 are true and correct in all respects as of the date of this Agreement and as of the Closing Date, the offer and sale of shares of Amneal Class A Common Stock to be delivered pursuant to this Agreement will be exempt from the registration and prospectus delivery requirements of the Securities Act and the rules and regulations promulgated thereunder. The Amneal Class A Common Stock is registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and listed for trading on NASDAQ. Buyer has taken no action designed to, or which to Buyer’s Knowledge is likely to have the effect of, terminating the registration of the Amneal Class A Common Stock under the Exchange Act nor has Buyer received any written notification that the SEC is contemplating terminating such registration. Buyer has not received any written notice from NASDAQ to the effect that Buyer is not in compliance with the listing requirements of NASDAQ.
2.5 Investment Intent. Buyer is acquiring the Acquired Membership Interests for its own account and not with a view to any resale or distribution within the meaning of Section 2(11) of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”).
2.6 Independent Investigation. Buyer has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its participation in the transactions described herein. Buyer has conducted its own independent review and analysis of, and based thereon has formed an independent judgment concerning, the assets, liabilities, condition, operations and prospects of the Business. In entering into this Agreement, Buyer has relied solely upon its own review and analysis and the specific representations and warranties of the Sellers and the Company expressly set forth in this Agreement and the Ancillary Documents and not on any representations, warranties, statements or omissions by any Person other than the Company and the Sellers, or by the Sellers or the Company other than those specific representations and warranties expressly set forth in this Agreement and the Ancillary Documents. Buyer acknowledges that, except for the representations and warranties expressly set forth in this Agreement and the Ancillary Documents, no Seller nor the Company, their respective Affiliates or any of their respective equityholders or other Representatives has made or makes, and Buyer has not relied on and is not relying on, any representation, warranty or statement, either express or implied, (a) as to the accuracy or completeness of any of the information delivered or made available to Buyer, any of its Affiliates or any of its or their respective directors, officers, employees, equityholders, agents or other Representatives or lenders and (b) with respect to any projections, forecasts, estimates, plans or budgets of future revenues, expenses or expenditures, future results of operations (or any component thereof), future cash flows (or any component thereof) or future financial condition (or any component thereof) of the Business delivered or made available to Buyer, any of its Affiliates or any of its or their respective equityholders, Representatives or lenders. Nothing in this Section 2.6 shall apply to or limit any claim for Fraud.
2.7 Brokerage and Finder’s Fee. Except for Goldman Sachs & Co. LLC, no broker, finder or investment banker or other person is directly or indirectly entitled to any brokerage, finder’s or other fee or commission or any similar charge in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer or any of its Affiliates.
2.8 Litigation. As of the date hereof, there are no Actions pending or threatened in writing (or, to Buyer’s Knowledge, orally) against or otherwise relating to Buyer that challenge or seek to enjoin, alter or materially delay the transactions contemplated herein or that would reasonably be expected to have a Material Adverse Effect on Buyer.
2.9 Capitalization. Buyer has 1,202,000,000 authorized shares of capital stock, consisting of (a) 1,200,000,000 shares of common stock, $0.01 par value per share, of which 900,000,000 are designated as Class A common stock and 300,000,000 are designated as Class B common stock, and (b) 2,000,000 shares of blank check preferred stock, $0.01 par value per share (the “Buyer Preferred Stock”). As of the close of business on April 17, 2026 (the “Buyer Capitalization Reference Date”), (i) 319,001,893 shares of Amneal Class A Common Stock, (ii) zero shares of Amneal Class B Common Stock, and (iii) zero shares of Buyer Preferred Stock were issued and outstanding. As of the close of business on the Buyer Capitalization Reference Date, except as set forth in the preceding sentence (and any shares of Amneal Class A Common Stock reserved for issuance upon the settlement of outstanding restricted stock units, performance-based restricted stock units, and outstanding stock options), there were no issued and outstanding equity interests of Buyer. As of the close of business on the Buyer Capitalization Reference Date, there were no outstanding obligations of Buyer or any of its Subsidiaries to repurchase, redeem or otherwise acquire any equity interests of Buyer. Buyer has, and will continue to have through the Closing, sufficient authorized but unissued shares or treasury shares of Amneal Class A Common Stock for Buyer to meet its obligation to deliver the Equity Consideration under this Agreement.
2.10 SEC Filings and Sarbanes-Oxley Act. As of its filing date (and as of the date of any amendment), each document filed with or furnished to the SEC by Buyer since January 1, 2024 (collectively, together with any exhibits and schedules thereto and other information incorporated therein, and as amended from time to time, the “Buyer SEC Documents”) has complied in all material respects with the applicable requirements of NASDAQ, the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). As of its filing date (or, if amended or superseded by a filing prior to the date of this Agreement, on the date of such amended or superseding filing), each Buyer SEC Document did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Buyer is, and since January 1, 2024 has been, in compliance in all material respects with (a) the applicable provisions of the Sarbanes-Oxley Act and (b) the applicable listing and corporate governance rules and regulations of NASDAQ. Buyer has, in compliance with Rule 13a-15 under the Exchange Act, since January 1, 2024, established and maintained disclosure controls and procedures designed to ensure that all material information relating to Buyer, including its consolidated Subsidiaries, is made known to Buyer’s principal executive officer and its principal financial officer by others within those entities. Such disclosure controls and procedures are designed to timely alert Buyer’s principal executive officer and principal financial officer to material information required to be included in Buyer’s periodic and current reports required under the Exchange Act. Buyer and its Subsidiaries have established and maintained since January 1, 2024, and continue to maintain, a system of internal controls. Such internal controls are designed to provide reasonable assurance regarding the reliability of Buyer’s financial reporting and the preparation of Buyer’s consolidated financial statements for external purposes in accordance with GAAP. Buyer disclosed, based on its most recent evaluation of such internal controls prior to the date of this Agreement, to Buyer’s auditors and the Audit Committee of the Buyer Board (i) all significant deficiencies and material weaknesses in the design or operation of internal controls which are reasonably likely to adversely affect Buyer’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in internal controls.
2.11 Financial Statements and Financial Matters. The audited consolidated financial statements and interim unaudited consolidated financial statements of Buyer included or incorporated by reference in the Buyer SEC

Documents (such audited financial statements, the “Audited Financial Statements” and such unaudited financial statements, the “Unaudited Financial Statements”) (a) have been prepared based on the books and records of Buyer and its Subsidiaries, and (b) fairly present, in all material respects, in conformity with GAAP applied on a consistent basis during the periods presented (except as may be indicated in the notes thereto), the consolidated financial position of Buyer and its Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended. The Unaudited Financial Statements have been prepared in accordance with the requirements of the U.S. Securities and Exchange Commission and GAAP for interim reporting and include all adjustments that, in the opinion of management, are necessary for a fair presentation of the financial position, results of operations and cash flows of Buyer for the periods presented but do not include all information and accompanying notes required for annual financial statements prepared in accordance with GAAP and should be read in conjunction with the Audited Financial Statements for the corresponding fiscal year. The books and records of Buyer and its Subsidiaries have been, and are being, maintained in all material respects in accordance with applicable Law. Since January 1, 2024, no independent registered public accounting firm of Buyer and no independent public accounting firm of any Subsidiary of Buyer has resigned (or informed Buyer that it intends to resign) or been dismissed as accountants of Buyer or any of its Subsidiaries as a result of or in connection with any disagreements with Buyer or any of its Subsidiaries on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. From January 1, 2024 to the date of this Agreement, Buyer has not received written notice from the SEC indicating that any of its accounting policies or practices are or may be the subject of any review, inquiry, investigation or challenge by the SEC.
2.12 Undisclosed Liabilities. There are no Liabilities of Buyer or any of its Subsidiaries that would be required by GAAP to be reflected or reserved against on a consolidated balance sheet of such entities, other than: (a) Liabilities reflected or reserved against in the audited consolidated financial statements of Buyer included or incorporated by reference in the Buyer SEC Documents or disclosed in the notes thereto; (b) Liabilities incurred in the ordinary course of business since December 31, 2025; (c) Liabilities that have been discharged prior to the date hereof; (d) Liabilities incurred in connection with the transactions contemplated by this Agreement; and (e) other undisclosed Liabilities which would not reasonably be expected to have a Material Adverse Effect on Buyer.
2.13 Buyer Information. The information relating to Buyer and its Subsidiaries that is included in the Proxy Statement, or in any application, notification or other document filed by the Buyer with any Governmental Authority in connection with the transactions contemplated by this Agreement, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The Proxy Statement (except for such portions thereof that relate only to the Sellers, the Company or any of their respective Affiliates) will comply in all material respects with the provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, no representation or warranty is made by Buyer with respect to statements made or incorporated by reference therein based on information provided or supplied by or on behalf of the Sellers or the Company for inclusion in the Proxy Statement.
2.14 No Other Representations and Warranties. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS ARTICLE II (AS MODIFIED BY THE DISCLOSURE SCHEDULE HERETO), OR ANY ANCILLARY DOCUMENTS, NEITHER BUYER NOR ANY OTHER PERSON MAKES ANY OTHER EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WITH RESPECT TO BUYER. EXCEPT AS EXPRESSLY SET FORTH IN THIS ARTICLE II, BUYER DISCLAIMS ANY AND ALL LIABILITY AND RESPONSIBILITY FOR ANY REPRESENTATION, WARRANTY, PROJECTION, FORECAST, STATEMENT, OR INFORMATION MADE, COMMUNICATED, OR FURNISHED (ORALLY OR IN WRITING) TO THE COMPANY GROUP, THE SELLERS OR THEIR RESPECTIVE AFFILIATES, OR THEIR RESPECTIVE REPRESENTATIVES (INCLUDING ANY OPINION, INFORMATION, PROJECTION, OR ADVICE THAT MAY HAVE BEEN OR MAY BE PROVIDED TO THE COMPANY GROUP OR THE SELLERS BY ANY DIRECTOR, OFFICER, EMPLOYEE, AGENT, CONSULTANT, OR OTHER REPRESENTATIVE OF BUYER, OR ANY OF THEIR RESPECTIVE AFFILIATES); PROVIDED, THAT NOTHING IN THIS SECTION 2.14 SHALL AFFECT ANY CLAIM FOR FRAUD. EXCEPT AS EXPRESSLY SET FORTH IN THIS ARTICLE II (AS MODIFIED BY THE DISCLOSURE SCHEDULE HERETO, AS SUPPLEMENTED AND AMENDED TO THE EXTENT PERMITTED BY THIS AGREEMENT), BUYER MAKES NO REPRESENTATION OR WARRANTY TO THE COMPANY GROUP OR THE SELLERS REGARDING THE PROBABLE SUCCESS OR FUTURE PROFITABILITY OF BUYER. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE CONDITION OF THE ASSETS OF BUYER SHALL

BE “AS IS” AND “WHERE IS” AND BUYER DOES NOT MAKE ANY WARRANTY OF MERCHANTABILITY, SUITABILITY, FITNESS FOR A PARTICULAR PURPOSE OR QUALITY WITH RESPECT TO ANY OF THE TANGIBLE ASSETS OF BUYER OR AS TO THE CONDITION OR WORKMANSHIP THEREOF OR THE ABSENCE OF ANY DEFECTS THEREIN, WHETHER LATENT OR PATENT. IT IS UNDERSTOOD THAT ANY DUE DILIGENCE MATERIALS MADE AVAILABLE TO THE COMPANY GROUP, THE SELLERS OR THEIR RESPECTIVE AFFILIATES, OR THEIR RESPECTIVE REPRESENTATIVES DO NOT, DIRECTLY OR INDIRECTLY, AND SHALL NOT BE DEEMED TO, DIRECTLY OR INDIRECTLY, CONTAIN REPRESENTATIONS OR WARRANTIES OF THE BUYER OR ITS AFFILIATES.
ARTICLE III
REPRESENTATIONS AND WARRANTIES AS TO THE COMPANY
Except as set forth in the Disclosure Schedule, the Company hereby represents and warrants to Buyer that the statements contained in this Article III are true, correct and complete as of the date hereof and as of the Closing Date (or, if made as of a specified date, as of such date).
3.1 Organization and Standing; Power and Authority; Pre-Signing Reorganization.
(a) The Company is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware, and has all requisite limited liability company power and authority to own, operate or lease the properties and assets now owned, operated or leased by it, and to carry on the Business. The Company is duly qualified to do business as a foreign company, and is in good standing, under the Laws of each jurisdiction in which the character of its properties owned, operated or leased, or the nature of its activities, makes such qualification necessary, except in those jurisdictions where the failure to be so qualified or in good standing, would not be material to the Company. The Company is not in default under or in violation of any provision of the Organizational Documents of the Company, each as amended to date, and all such documents are in full force and effect. True and complete copies (including all amendments thereto) of the Company Certificate of Formation and the Company LLC Agreement, each in effect as of the date of this Agreement, have been made available to Buyer or its advisors.
(b) Section 3.1(b) of the Disclosure Schedule sets forth a list of all Subsidiaries of the Company, the ownership interest of the Company in each such Subsidiary, as well as the ownership interest of any other Person or Persons in each such Subsidiary. Except as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company, each Subsidiary of the Company (i) is duly incorporated or duly formed, as applicable to each such Subsidiary, and validly existing and, where such concept is recognized under applicable Law, in good standing under the Laws of its jurisdiction of organization and (ii) has the requisite corporate (or similar) power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it, or the character or location of the properties and assets owned or leased by it, makes such licensing or qualification necessary. None of the members of the Company Group owns, directly or indirectly, any equity interests, any phantom stock or units or similar rights providing economic benefits based, directly or indirectly, on the value or price of the equity interests or other interests of or in any Person or other equity or voting interest in, or any other securities convertible or exchange into or exercisable for any equity or voting interest in, any Person other than as set forth in Section 3.1(b) of the Disclosure Schedule.
(c) True, complete and correct copies of the Organizational Documents of each Subsidiary of the Company as in full force and effect as of the date of this Agreement have been provided to Buyer.
(d) The Company has all requisite limited liability company power and authority to execute and deliver this Agreement and the Ancillary Documents to which it is or will be a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement is, and each of the Ancillary Documents to be executed and delivered by the Company at the Closing will be, duly and validly executed and delivered by the Company. Assuming due authorization, execution and delivery by Buyer, the Sellers and the Seller Representative (for documents to which Buyer, the Sellers and the Seller Representative are a party, as applicable), this Agreement, and each Ancillary Document to which the Company is or will be a party constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). No corporate proceedings on the part of the Company (whether in the nature of an approval by the board of managers (or equivalent governing body) of the Company, the members of the Company or otherwise) are necessary to approve the execution, delivery, performance or consummation of this Agreement, any Ancillary Document or the transactions contemplated hereby or thereby that have not been so obtained.
(e) Pre-Signing Reorganization.
(i) Due Authorization. As of the execution and delivery of the Pre-Signing Reorganization Documents and as of the consummation of the transactions contemplated thereby, including the Pre-Signing Reorganization, each of the Reorg Persons had all requisite organizational power and authority to execute and deliver each Pre-Signing Reorganization Document to which it was a party, to perform its obligations thereunder and to consummate the transactions contemplated thereby, including the Pre-Signing Reorganization. As to each Reorg Person, the execution and delivery of each Pre-Signing Reorganization Document to which such Reorg Person was a party was duly and validly executed and delivered by such Reorg Person and, assuming the due authorization, execution and delivery by each other Reorg Person party thereto, constituted the legal, valid and binding obligations of such Reorg Person, enforceable against such Reorg Person in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). No corporate proceedings on the part of any Reorg Person (whether in the nature of an approval by the board of managers (or equivalent governing body) of such Reorg Person, the members of such Reorg Person or otherwise) were necessary to approve the execution or delivery of any of the Pre-Signing Reorganization Documents to which such Reorg Person was a party or the performance or the consummation of the Pre-Signing Reorganization that were not so obtained. As to each Reorg Person, if such Reorg Person is a natural Person and is married, and any of the equity interests held by such natural Person in any other Reorg Person or the Company constitute community property or otherwise need spousal or other approval for any Pre-Signing Reorganization Document to be legal, valid and binding, such Pre-Signing Reorganization Document was duly and validly executed and delivered by such natural Person’s spouse and, assuming due authorization, execution and delivery by each other Person party thereto, constitutes a legal, valid and binding obligation of such natural Person’s spouse, enforceable against such natural Person’s spouse in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).
(ii) Conflicts; Consents and Approvals. As to each Reorg Person, neither the execution and delivery of the Pre-Signing Reorg Documents to which such Reorg Person was a party nor the performance or consummation of the transactions contemplated thereby, including the Pre-Signing Reorganization, did or will:
(A) conflict with, or result in a breach of, any provision of the Organizational Documents of any Reorg Person or any member of the Company Group;
(B) violate, or conflict in any respect with, or result in a breach of any provision of, or constitute a default (or an event which, with the giving of notice, the passage of time or otherwise, would constitute a default) or result in any loss of any benefit under, or entitle any party (with the giving of notice, the passage of time or otherwise) to terminate, accelerate or call a default under, or result in the creation of any Encumbrance (except for Permitted Liens) upon any of the material properties or assets of the Company Group (including Owned Real Property) or any Reorg Person, under any of the terms, conditions or provisions of any Material Contract, Real Property Lease, Owned Property Deed or Permit to which any member of the Company Group is party or by which its material assets are bound;

(C) violate or conflict with in any respect any Order, Law or Data Security Requirement applicable to any Reorg Person or any member of the Company Group or any of the properties or assets of any of the foregoing Persons; or
(D) require any notice or consent or approval of, or review by, or registration or filing with any third party or any Governmental Authority, or other regulatory or self-regulatory body.
(iii) Credit Line Note. None of the members of the Company Group do, and following the Closing none of the members of the Company Group nor any of Buyer or its other controlled Affiliates (excluding, for the avoidance of doubt, Holdco and its equityholders following the consummation of the Pre-Signing Reorganization) will, have any liability or obligation under or in relation to that certain Consolidated and Amended and Restated Secured Credit Line Promissory Note, dated December 22, 2023 (as amended, modified, supplemented, restated, replaced, or otherwise revised from time to time, the “Holdco Credit Line Note”). The outstanding principal and accrued interest under the Holdco Credit Line Note as of the date of the consummation of the Pre-Signing Reorganization is set forth on Section 3.1(e)(iii) of the Disclosure Schedule.
3.2 Capitalization.
(a) Section 3.2(a) of the Disclosure Schedule sets forth all of the equity interests in the Company, including the Membership Interests, and the owners thereof. Each Membership Interest is duly authorized and validly issued, fully paid and nonassessable, and is not subject to and has not been issued in violation of any preemptive rights, rights of first refusal or first offer, or similar rights. There are no outstanding subscriptions, options, warrants, puts, calls, agreements, understandings, claims or other commitments or rights of any type relating to the issuance, sale or transfer of any equity interests of the Company, nor are there outstanding any equity interests which are convertible into or exchangeable for any equity interests of the Company. There are no voting trusts, equityholders agreements, proxies or other agreements or undertakings with respect to the voting, sale or other disposition of any of the interests of the Company. There are no outstanding or authorized membership unit appreciation, phantom membership unit, profit participation (other than cash commissions and annual or more short-term cash bonuses, which, for the avoidance of doubt, are not equity or equity-based), profits interest, incentive unit or similar rights with respect to the Company. The Company does not have and is not bound by any obligation of any kind to issue or pay for any additional securities, including any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any equity security of the Company or any predecessor thereof or any securities representing the right to purchase or otherwise receive any equity security of the Company or any predecessor thereof. The Company has not agreed to register any equity interests under the Securities Act of 1933, as amended, or under any state securities Law or granted registration rights to any Person. Except for the Subsidiaries set forth on Section 3.1(b) of the Disclosure Schedule, the Company does not control, own, or have any right or obligation to repurchase, deemed or otherwise acquire, any equity or other ownership interest in any Person or any other securities or investments of any type.
(b) All of the issued and outstanding equity ownership interests of each Subsidiary of the Company are owned by the Company, directly or indirectly, free and clear of any Encumbrances, and all of such equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. No Subsidiary of the Company has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any equity security of such Subsidiary. None of the Indian Subsidiaries have granted, issued, promised or agreed to issue employee stock options, phantom stock options, stock appreciation rights, golden share rights, restricted stock, restricted stock units, equity linked options or equity-linked benefits, or right to subscribe for any of the foregoing, in each case, under any scheme or otherwise.
(c) All issuances of the equity interests of the Indian Subsidiaries have been undertaken in accordance and compliance with applicable Laws, including FEMA and all requisite filings required thereunder have been duly made within prescribed timelines. The Indian Subsidiaries engaged in the “pharmaceutical sector” under the terms of FEMA have complied with all necessary requirements of Governmental Authorities under FEMA for receiving 100% foreign direct investment. The share certificates evidencing the equity interests of the Indian Subsidiaries are duly stamped and issued in compliance with applicable Laws and all statutory fees and stamp duty have been paid in full, within prescribed timelines, and in accordance with applicable Laws. There are no disputes in relation to the shareholding of the Indian Subsidiaries, and the register(s) of members maintained by the Indian Subsidiaries contain a complete and accurate record of the shareholders of the Indian Subsidiaries. All prior transfers of shares of the Indian Subsidiaries have been undertaken in due compliance with applicable Laws, including FEMA.
3.3 Conflicts; Consents and Approvals. Neither the execution and delivery of this Agreement nor the Ancillary Documents by the Sellers or the Company nor the consummation of the transactions contemplated hereby or thereby will:
(a) conflict with, or result in a breach of, any provision of the Organizational Documents of any member of the Company Group or any Reorg Person;
(b) materially violate, or conflict in any material respect with, or result in a material breach of any provision of, or constitute a material default (or an event which, with the giving of notice, the passage of time or otherwise, would constitute a material default) or result in any loss of any material benefit under, or entitle any party (with the giving of notice, the passage of time or otherwise) to terminate, accelerate or call a material default under, or result in the creation of any Encumbrance (except for Permitted Liens) upon any of the material properties or assets of the Company Group (including Owned Real Property), under any of the terms, conditions or provisions of any Material Contract, Real Property Lease, Owned Property Deed or Permit to which any member of the Company Group is a party or by which its material assets are bound;
(c) violate or conflict with in any material respect any Order, Law or Data Security Requirement applicable to any member of the Company Group or any Reorg Person or any of its material properties or assets (including Owned Real Property); or
(d) subject to any filings or approvals referred to in Section 2.3(d), require any notice or consent or approval of, or review by, or registration or filing with any third party or any Governmental Authority, or other regulatory or self-regulatory body except for the consents, approvals, registrations and filings set forth on Section 3.3(d) of the Disclosure Schedule or as would not have a Material Adverse Effect on the Company.
3.4 No Changes.
(a) Except for the consummation of the Pre-Signing Reorganization, since December 31, 2024 (the “Balance Sheet Date”) through the date hereof, (i) the business of the Company, including the Business, has been conducted in the ordinary course in all material respects, consistent with past practice, and (ii) there has been no Material Adverse Effect on the Company.
(b) Without limiting the generality of the foregoing, since September 30, 2025 through the date hereof, except for the consummation of the Pre-Signing Reorganization, no member of the Company Group has, and, solely with respect to the Company Group, no Seller nor any of their respective Affiliates has:
(i) amended any of the Organizational Documents of any member of the Company Group;
(ii) (A) changed the wages, salary, consulting or individual independent contractor fees, director fees, targets or metrics for bonuses or commissions, severance, pension, post-retirement, profit-sharing, welfare or other compensation or benefits of any of its Service Providers, or paid or agreed to pay any bonus, commission or similar payment to any of its Service Providers, in each case of this clause (A), except in the ordinary course of business consistent with past practice for changes to the annual consulting fee or base salary of a Service Provider with a title below, with respect to Service Providers located in the U.S., senior manager and, with respect to Service Providers located in India, general manager, in an amount of (x) five percent (5%) or less per Service Provider and (y) three percent (3%) or less in the aggregate, or as otherwise required by the terms of any Employee Benefit Plan as in effect immediately prior to the Balance Sheet Date; (B) except as required by the terms of any Employee Benefit Plan as in effect immediately prior to September 30, 2025, granted, or taken any action to grant, any change in control, retention, transaction bonus, equity or equity-based or cash award to any Service Provider (including, such grants from, or arrangement with, any Seller or the Seller Representative), (C) taken any action to accelerate the vesting or payment (or lapse of restrictions) of any compensation or benefit (including, for the avoidance of doubt, any equity, equity-based or cash incentive awards) for any current or former Service Provider of the Company Group, other than as required by the terms of any Employee Benefit

Plan as in effect immediately prior to September 30, 2025 (including, such actions by any Seller) or (D) hired, engaged, promoted, or terminated (other than for cause) any Service Provider with a title of, with respect to Service Providers located in the U.S., senior manager or above and, with respect to Service Providers located in India, general manager or above;
(iii) entered into, adopted or amended or committed to enter into, adopt or amend any Employee Benefit Plan (other than the entry into employment agreements, service agreements and offer letters with new hires not prohibited from being hired under Section 3.4(b)(ii); provided, that any such employment agreement, service agreement or offer letter was entered into in the ordinary course of business consistent with past practice and is consistent in all material respects with the Company Group’s standard forms made available to Buyer);
(iv) entered into, adopted or amended or committed to enter into, adopt or amend any Collective Bargaining Agreement or similar labor organization agreement or voluntarily recognized any labor union or similar organization;
(v) incurred any indebtedness for borrowed money, made any loans or advances, or assumed, guaranteed or otherwise became responsible for the obligations of any Person, or subjected any of its properties or assets to any Encumbrance, except for the routine advancement of business expenses to employees in the ordinary course of business consistent with past practice;
(vi) entered into, materially amended or terminated (except to the extent expired pursuant to its terms) any Material Contract or Real Property Lease (or, for purposes of Section 5.1(b) only, any Contract or lease or sublease (as applicable) that would have, if in existence as of the date hereof, constituted a Material Contract or Real Property Lease (as applicable));
(vii) acquired, purchased, leased or licensed any assets or properties valued in excess of $250,000, or made any commitment to do so other than in the ordinary course of business consistent with past practice;
(viii) sold, transferred, removed, assigned, conveyed, licensed, distributed, canceled, abandoned, allowed to lapse or otherwise disposed of, other than in the ordinary course of business consistent with past practice, any asset or right of the Company Group (excluding Intellectual Property);
(ix) sold, transferred, assigned, conveyed, licensed, distributed, canceled, abandoned, allowed to lapse or otherwise disposed of any Intellectual Property owned or purported to be owned by any member of the Company Group, other than (A) non-exclusive licenses granted to customers or service providers in the ordinary course of business consistent with past practice, (B) the abandonment of Company Intellectual Property marked “abandoned” on Section 3.8(a) of the Disclosure Schedule, and (C) the natural expirations of registered Intellectual Property at the end of its statutory term;
(x) made any materially adverse change to any AI Activities, Data Security Requirement or to the operation or security of any Business Systems, except to the extent required by applicable Law;
(xi) adopted or changed any method of accounting (including any method of Tax accounting);
(xii) subject to Section 5.18, made or caused to be made any dividend, distribution (of capital stock or equity interests), redemption, repurchase, recapitalization, reclassification, reorganization, restructuring, amalgamation, liquidation (whether complete or partial), issuance, split, combination or other transaction involving its capital stock or other equity securities, or any option, warrant or right to acquire any such capital stock or equity securities;
(xiii) (A) made, changed or revoked any income classification or other material Tax election, (B) settled any Tax claim or assessment relating to the Company Group, (C) changed its fiscal or Tax year or accounting period, (D) requested any ruling from, or initiated any voluntary disclosure process with, a Governmental Authority with respect to Taxes, (E) filed any amended Tax Return, (F) surrendered any claim for a refund of Taxes, or (G) consented to any extension or waiver of the limitation period applicable to any Taxes of the Company Group;
(xiv) acquired any business or Person, whether by merger or consolidation, purchase of assets or equity securities or any other manner;

(xv) canceled or waived any rights of substantial value, or paid, discharged or settled any Claims in an amount in excess of $250,000;
(xvi) canceled or reduced any insurance coverage (other than in respect of any Employee Benefit Plan);
(xvii) except as set forth in the capital budget of the Company set forth on Section 3.4(b)(xvii) of the Disclosure Schedule (the “Pre-Closing Capex Budget”), entered into any binding commitment for, authorized or incurred any capital expenditures in excess of $250,000 in the aggregate (excluding any capital expenditures that are fully paid prior to the Closing).
(xviii) created or incurred any Encumbrances (other than Permitted Liens) on any material assets or properties of the Company Group or the Acquired Membership Interests or other securities of the Company Group;
(xix) prepaid, paid, or discharged any Liability other than in the ordinary course of business, or failed to pay any material Liability when due;
(xx) incurred damage, destruction or loss, or any material interruption in use, of any assets of the Company, whether or not covered by insurance in excess of $250,000; provided, that this Section 3.4(b)(xx) shall be excluded from Section 5.1(b);
(xxi) taken any action to accelerate the collection of accounts receivable or defer the payment of accounts payable, in each case, outside of the ordinary course of business;
(xxii) formed any joint venture or partnership, or entered into any licensing, sublicensing or other collaboration agreement with any Person;
(xxiii) terminated, materially modified or failed to renew any material Permit;
(xxiv) engaged in or announced any “plant closing”, “mass layoff” or other action which would trigger the notice requirements pursuant to the WARN Act or any foreign equivalents; or
(xxv) committed to do any of the foregoing referred to in this Section 3.4(b).
3.5 Company Financial Statements.
(a) True, correct and complete copies of (a) the audited consolidated balance sheet as of December 31, 2022, December 31, 2023 and December 31, 2024 and the related audited consolidated statements of operations, changes in members’ deficit and cash flows for the fiscal years ended December 31, 2022, December 31, 2023 and December 31, 2024 of the Company Group and (b) the unaudited consolidated balance sheet as of December 31, 2025 and the related unaudited consolidated statements of operations and changes in members’ deficit for the twelve months ending December 31, 2025 of the Company Group (clause (b), the “2025 Unaudited Financial Statements” and, clauses (a) and (b) collectively, the “Financial Statements”) are set forth on Section 3.5(a) of the Disclosure Schedule. The Financial Statements (A) present fairly the financial position, results of operations and cash flows of the Company Group as of the dates and for the periods covered therein, and (B) have been prepared from the books and records of the Company Group, consistently with the practices and policies of the Company and in accordance with GAAP as consistently applied by the Company Group. The Go-Forward Financial Statements, when delivered in accordance with this Agreement, (i) will fairly present the financial position, results of operations and cash flows of the Company Group as of the dates and for the periods covered therein and (ii) will have been prepared from the books and records of the Company Group and will have been prepared in accordance with GAAP as consistently applied by the Company Group.
(b) The financial books and records of the Company Group fairly and accurately reflect, in all material respects, since January 1, 2023 the assets, liabilities, revenues and expenses and the financial position of the Company Group.
(c) There are no internal investigations, inquiries or investigations by any Governmental Authority pending or threatened in writing (or, to the Knowledge of the Company, orally), in each case regarding any accounting or auditing practices of the Company Group. Since December 31, 2024, there has not been any material change in any accounting or auditing practices, including any material change with respect to the reserves methodology (whether for bad debts, contingent liabilities or otherwise), of the Company Group. The books and records of the Company Group have been, and are being, maintained in all material respects in accordance with applicable Law. Since January 1, 2023, no independent public accounting firm of any member of the Company Group has resigned (or informed any member of the Company Group that it intends to resign) or been dismissed as independent public accountants of the Company Group as a result of or in connection with any disagreements with the Company Group on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.
(d) The systems of internal controls over financial reporting of the Company Group are sufficient in all material respects to provide reasonable assurance that (i) transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and Regulation S-X, and to maintain accountability for the assets of the Company Group, (ii) receipts and expenditures are executed only in accordance with management’s authorization, (iii) the books and records of the Company Group accurately and fairly reflect in reasonable detail the transactions and dispositions of the assets of the Company Group and (iv) management of the Company Group can prevent or timely detect the unauthorized acquisition, use or disposition of assets of the Company Group that could materially affect the financial statements of the Company Group.
3.6 Compliance with Law.
(a) No member of the Company Group is in material noncompliance with any applicable Law. No member of the Company Group, since January 1, 2023, has received any written notice from any Governmental Authority or any Person to the effect that the Company Group is not in compliance with any applicable Law and, to the Knowledge of the Company, no member of the Company Group is under investigation with respect to, has not received any subpoena (administrative or judicial) or similar investigative demand, and has not been threatened to be charged with, any Action or non-compliance with any applicable Law.
(b) The Company Group has all Permits required to permit the Company Group to own, lease, maintain, and operate its assets and properties and to conduct the Business as currently conducted, except for such failures to have such Permits, when taken together with all other such failures by the Company Group to have such Permits, as would not have, or would not reasonably be expected to have, a Material Adverse Effect on the Company. All of the Permits held by or issued to any member of the Company Group are in full force and effect, and each member of the Company Group is in compliance with each such Permit held by or issued to it, except for such failures to so comply, when taken together with all other such failures by the Company Group to so comply, as would not have, or would not reasonably be expected to have, a Material Adverse Effect on the Company. No suspension, cancellation or modification is pending, or threatened in writing (or, to the Company’s Knowledge, orally), with respect to any of the Permits. True and complete copies of the Company Group’s material Permits, each in effect as of the date of this Agreement, have been made available to Buyer or its advisors.
(c) No member of the Company Group nor any of its Representatives (i) is a Government Official; or (ii) has a Close Family Member, personal, business, or other relationship or association with a Government Official who may have responsibility for or oversight of any business activities of the Company Group, other than any relationships or associations that are set forth on Section 3.6(c) of the Disclosure Schedule.
(d) Each member of the Company Group and each Seller, and each of their respective equityholders, members, officers, directors, managers, employees, agents, independent contractors, and anyone acting on its behalf (collectively, the “Representatives”) are in material compliance with all applicable anti-bribery and anti-corruption Laws, including the U.S. Foreign Corrupt Practices Act, the (Indian) Prevention of Corruption Act 1988, and the (Indian) Prevention of Money Laundering Act 2002. No member of the Company Group, no Seller nor any of their respective Representatives (i) is authorized or engaged in any transaction, activity or conduct with or for the benefit of any Person that is the target of or is subject to Sanctions, (ii) has used any corporate or other funds for unlawful contributions, payments, gifts or entertainment (whether in the form of money, products, services or facilities), or made any unlawful expenditures relating to political activity to Government Officials, candidates or members of political parties or organizations, or established or maintained any unlawful or unrecorded funds in violation of the U.S. Foreign Corrupt Practices Act, or any other similar Law, (iii) offered, promised, paid, accepted or received any unlawful contributions, payments, expenditures, bribes, kickbacks, rebates, discounts or gifts, or (iv) otherwise violated or operated in noncompliance with any Laws prohibiting corruption or bribery.
(e) Each member of the Company Group and each Seller, solely to the extent regularly involved in the day-to-day operations of the Company Group, and, to the Company’s Knowledge, each of their respective Representatives are in material compliance with all applicable Health Care Laws and the FDA Act. No member of the Company Group, nor, solely to the extent regularly involved in the day-to-day operations of the Company Group, any Seller, nor, to the Company’s Knowledge, any of their respective Representatives (i) has become subject to any liability under any Health Care Law or the FDA Act that has not been fully and finally resolved, (ii) has received written notice of any claim with respect to any liability under any Health Care Law or the FDA Act by any Governmental Authority, (iii) has been the subject of any inquiry, subpoena or investigation by any Governmental Authority, or (iv) have been a party to a corporate integrity agreement, monitoring agreement, deferred prosecution agreement, consent decree, settlement order or similar agreement with or imposed by any Governmental Authority.
3.7 Litigation. Since January 1, 2023, there have been no Actions pending, or threatened in writing (or, to the Company’s Knowledge, orally) against any member of the Company Group, nor as of the date hereof is there any Action pending, or threatened in writing (or, to the Company’s Knowledge, orally) challenging the legality, validity or enforceability of this Agreement or the consummation of the transactions contemplated by this Agreement in an Action in which any member of the Company Group is a party. No member of the Company Group is subject to any outstanding Order limiting its ability to do business or engage in the Business. No member of the Company Group has initiated nor, to the Company’s Knowledge, has any member of the Company Group been the target of any material complaint, investigation, regulatory proceeding or disciplinary hearing or action of any kind, during the five (5) year period ending on the Closing Date. Since January 1, 2023, no member of the Company Group has entered into any settlement, admitted to Liability, consented to the entry of any Order or any other instrument or otherwise resolved any pending or threatened Action against any member of the Company Group involving (i) the payment of $250,000 or more in monetary damages or other costs or expenses (other than the fees and expenses of counsel for the Company Group in connection with such Action) or (ii) any equitable or injunctive remedy applicable to any member of the Company Group.
3.8 Intellectual Property.
(a) Section 3.8(a) of the Disclosure Schedule sets forth, as of the date of this Agreement, a complete and accurate list of all (1) issued or applied-for Patents, (2) registered or applied-for Trademarks (for clarity, including domain name registrations and websites), (3) registered or applied-for Copyrights, and (4) invention disclosures in each case, included in the Company Intellectual Property, specifying as to each such item, as applicable (i) the title of the item, (ii) the owner(s) of the item, (iii) the jurisdictions in which the item is issued or registered or in which any application for issuance or registration has been filed, (iv) the respective issuance, registration, or application number of the item, and (v) the status of the item (e.g., issued, pending, challenged, abandoned, expired). The Sellers do not own or control any Intellectual Property that is necessary for the Company Group to conduct the Business as currently conducted or as currently contemplated to be conducted. No Seller nor any of their respective Affiliates (other than the Company Group) owns or receives a license to any Intellectual Property that is necessary for the Company Group to conduct the Business as currently conducted or as currently contemplated to be conducted.
(b) Section 3.8(b) of the Disclosure Schedule sets forth a complete and accurate list of all material Contracts relating to Intellectual Property, AI Activities and/or Business Systems, including (i) licenses and sublicenses pertaining to any (A) third-party Intellectual Property or Business Systems used or held for use by the Company Group, excluding non-exclusive off-the-shelf, shrink-wrap, click-wrap or similar licenses for commercially available software with annual or aggregate fees of less than $50,000 and/or (B) Company Owned IP and/or (ii) any Contract that otherwise affects any member of the Company Group’s use of or rights in any Company Intellectual Property and/or Business Systems (including covenants not to sue and any settlement, coexistence or consent agreements) (each such Contract, an “IP Agreement”).

(c) Section 3.8(c) of the Disclosure Schedule sets forth a complete and accurate list of all Biosimilars and Biosimilar candidates in development as of the date hereof by (or on behalf of) any member of the Company Group, or that are otherwise part of their Business.
(d) No member of the Company Group is a member of or a party to any Patent pool, industry standards body, trade association or other organization pursuant to the rules of which could require or obligate any member of the Company Group to license any existing or future Intellectual Property to any Person.
(e) The Company Group exclusively owns all Company Owned IP, and owns or has a valid license or sublicense to use all other Company Intellectual Property, in each case, free and clear of any Encumbrances or exclusive licenses (other than Encumbrances that will be fully released at the Closing).
(f) All of the Company Intellectual Property that has been issued (in the case of Patents) or registered (in the case of Trademarks and Copyrights) is, including such items listed in Section 3.8(a) of the Disclosure Schedule, are subsisting, valid and enforceable. All of the pending applications to register Intellectual Property registrations included in the Company Intellectual Property, with the exception of those marked “expired”, “abandoned” or “to be abandoned” in Section 3.8(a) of the Disclosure Schedule are (i) pending, free and clear of any Encumbrances or exclusive licenses, and (ii) in compliance with all procedural filing requirements, other than any procedural filing requirements that, if not satisfied or corrected with respect to such applications, would not result in a permanent revocation, abandonment, cancellation, or lapse.
(g) Since January 1, 2023, (i) no Person has infringed, misappropriated or otherwise violated any of the Company Intellectual Property in any material respect, (ii) no member of the Company Group has sent or received any correspondence concerning the infringement, misappropriation or other violation (or challenging the ownership or use) of any Company Intellectual Property and (iii) there have been no Actions pending or threatened by any member of the Company Group relating to any of the foregoing.
(h) No member of the Company Group has, since January 1, 2023, received any written notice, or been subject to any pending or threatened Action, alleging any infringement, violation or misappropriation (or challenging the ownership or use) of any Intellectual Property of any Person. Neither the conduct of the Business nor the manufacturing, making, marketing, selling, offering to sell, importing and/or using of any products or services of the Company Group has since January 1, 2023 infringed (either directly or indirectly), misappropriated or otherwise violated, and does not currently infringe (either directly or indirectly), misappropriate or otherwise violate any Intellectual Property of any Person.
(i) The applications and registrations of Company Intellectual Property, including the items listed in Section 3.8(a) of the Disclosure Schedule are not currently and were not previously the subject of any cancellation or reexamination proceeding or other proceeding challenging their validity, enforceability, inventorship, or ownership. A member of the Company Group is the applicant or assignee of record of all Patent applications and other applications for registration of Intellectual Property listed in Section 3.8(a) of the Disclosure Schedule, and since January 1, 2023, no opposition or interference has been received in connection with any such application. The Company Group has complied with the duty of candor and disclosure to the United States Patent and Trademark Office, United States Copyright Office and any foreign equivalents with respect to all applications and registrations of the Company Intellectual Property filed by or on behalf of any member of the Company Group and has not made any material misrepresentation in such applications. Nothing precludes the Company Group from having clear and valid title to the Company Intellectual Property.
(j) Each Person who conceived of or reduced to practice patentable inventions, prepared works of authorship or otherwise created, contributed to or developed any material Intellectual Property for or on behalf of any member of the Company Group has executed a written agreement validly assigning to a member of the Company Group all right, title and interest in such Intellectual Property that does not vest automatically in such member of the Company Group by operation of Law and waiving all moral rights therein to the extent legally permissible, and no Person (including any current or former Service Provider) has asserted, or has any basis to assert, any ownership or other rights in such Intellectual Property.
(k) No Trade Secrets included in the Company Intellectual Property have been disclosed to any Person, unless such disclosure was made pursuant to a binding reasonable and appropriate (i) confidentiality agreement or (ii) other enforceable legal obligation to maintain confidentiality, and such confidentiality agreements and obligations have not been breached. Each member of the Company Group has taken reasonable measures to

(i) protect, enforce and maintain exclusivity (including control over the access and use) of the Company Intellectual Property and (ii) maintain in confidence all Trade Secrets included in the Company Intellectual Property. Except as would not, either individually or in the aggregate, reasonably be expected to be material, no Person has discovered, gained unauthorized access to, or engaged in authorized use of any such Trade Secrets.
(l) Except as set forth in Section 3.8(l) of the Disclosure Schedule, no member of the Company Group is party to a Contract or subject to any other legal obligation whereby any Person has any claim of right to, ownership or license of, or right to obtain ownership or license of or other security interest on any Company Intellectual Property.
(m) No proprietary software that is licensed, conveyed, distributed or otherwise made available to any Person by any member of the Company Group incorporates, contains, is derived from or otherwise links to any open source or similar software in a manner that may require any proprietary Source Code of any member of the Company Group to be licensed or made available to any Person in such circumstances. No Person (other than employees or service providers for purposes of providing services to a member of the Company Group that are subject to a binding reasonable and appropriate confidentiality agreement) has possession of, or any current or contingent right to access or possess, any proprietary Source Code of any member of the Company Group. Each member of the Company Group is in compliance in all material respects with all licenses applicable to open source or similar software used by such member of the Company Group.
3.9 Information Technology Matters, AI Activities and Data Privacy.
(a) Each member of the Company Group currently maintains and complies in all material respects with (and, at all times since January 1, 2023, has maintained and complied in all material respects with) commercially reasonable administrative, technical, physical and organizational measures (including written policies, procedures and safeguards), in each case, consistent in all material respects with industry standards for companies of similar size that conduct similar business activities, to prevent Security Breaches and otherwise protect the confidentiality, integrity, continuous operation and security of all Business Systems and/or Business Data. The Business Systems operate and perform in all material respects in accordance with their documentation and functional specifications. None of the Business Systems have, since January 1, 2023, suffered any material outage or other material failure. The Business Systems do not contain any material viruses, malicious code, defects, errors, vulnerabilities or other corruptants, unauthorized code or devices that are designed to (i) impair the operation of the Business Systems, (ii) significantly disrupt or adversely affect the functionality of any Business Systems, or (iii) enable or assist any Person to access without authorization any Business Systems.
(b) Since January 1, 2023, no member of the Company Group has (i) experienced any material inadvertent, unlawful or unauthorized access to (or loss, disclosure, acquisition, modification, deletion, use, breach or other violation of) any Business Systems (or any information, including Personal Information, (A) contained therein or Processed thereby and/or (B) Processed by or on behalf of (or otherwise in the possession, custody or control of) any member of the Company Group (such information, collectively, “Business Data”)), including any security breach or security incident as the terms “breach” and “security incident” are defined under Data Security Requirements (each, a “Security Breach”) or (ii) received any written notice from, provided any written notice to or been subject to any material pending or threatened Actions by any Governmental Authority or any other Person, regarding any actual or alleged Security Breach or non-compliance with Data Security Requirements. Each member of the Company Group is, and has at all times since January 1, 2023 been, in compliance with all Data Security Requirements in all material respects, and, since January 1, 2023, no event or occurrence has transpired that has required, or would require, any member of the Company Group to provide notice to any Person with respect to any Security Breach or any Data Security Requirement.
(c) No member of the Company Group uses or has used (and no Person uses or has used on behalf of any member of the Company Group), in any material respect, any (i) Personal Information or other customer data as AI Inputs or as a prompt in connection with any AI Technologies, unless specifically authorized in writing by the applicable customer or data subjects, (ii) Trade Secrets as AI Inputs or as a prompt in connection with any AI Technologies, (iii) publicly available datasets or data that was obtained, directly or indirectly, through an act of misappropriation, misrepresentation, unlawful means, or unauthorized polling of websites or “web scraping” in connection with any AI Activities, (iv) work of authorship as AI Inputs without the specific written authorization from the owner of the Intellectual Property therein or (v) AI Technologies in the development, creation, invention or improvement of any software or other Company Intellectual Property.
3.10 Title to Assets; Real Property.
(a) The Company Group has good and valid title to and possession of each Owned Real Property, or in the case of leased properties and assets, valid leasehold rights, possession and interests in, all of the material properties and assets (whether tangible or intangible), real, personal and mixed, used or held for use in its business (the “Property”), free and clear of any and all Encumbrances (except for Permitted Liens). The Property is being used by the Company Group for the relevant approved and/or permitted usage and in accordance with Law and any applicable approvals and/or permissions from any applicable Governmental Authority in all material respects.
(b) Set forth on Section 3.10(b) of the Disclosure Schedule is a true, correct and complete list as of the date hereof of real property owned by the Company Group (“Owned Real Property”) pursuant to the conveyance deed, sale deed and/or other relevant instrument(s) (“Owned Property Deed”). All sale consideration, Taxes and utility charges due or payable with respect to the Owned Real Property have been paid in full and, to the Knowledge of the Company, no dispute or claim is pending or outstanding against the Company Group in relation thereto. Each Owned Property Deed is legal, valid and binding on a member of the Company Group, and has been duly registered (under and to the extent required pursuant to Indian Law), and adequate stamp duty has been paid on each Owned Property Deed executed by the Indian Subsidiaries (to the extent required pursuant to Indian Law). The Owned Real Property constitutes the only real property owned by the Company Group as of the date hereof. No member of the Company Group has since January 1, 2023 (i) sold, transferred, conveyed, leased, subleased, licensed or otherwise granted any Person (other than a member of the Company Group) the ownership rights, the leasehold rights or right to use or occupy (or agreed to sell, transfer, convey, lease or grant) such Owned Real Property or any portion thereof, as the case may be or (ii) delivered or received written notice of default under any such Owned Property Deed for any alleged default or likely default with passage of time or otherwise, that has not been cured. True and complete copies of the Owned Property Deed for Owned Real Property as in effect as of the date hereof have been provided to Buyer or its advisors.
(c) Set forth on Section 3.10(c) of the Disclosure Schedule is a true and complete list as of the date hereof of each lease or sublease for real property executed by or binding upon a member of the Company Group, as lessor or lessee, sublessor or sublessee, landlord or tenant, or assignor or assignee (the “Real Property Leases”), and a true and correct description of the real property subject to such Real Property Leases (the “Leased Real Property”). Each of the Real Property Leases is legal, valid and binding on a member of the Company Group, has been duly registered (if applicable under Indian Law), enforceable as to the applicable member of the Company Group in accordance with its terms and in full force and effect, without any uncured material default thereof by any member of the Company Group or, to the Company’s Knowledge, any other party thereto, and adequate stamp duty has been paid on each such Real Property Leases executed by the Indian Subsidiaries. The Leased Real Property constitutes the only real property leased by the Company Group as of the date hereof. No member of the Company Group has since January 1, 2023 (i) subleased, licensed or otherwise granted any Person (other than a member of the Company Group) the right to use or occupy such Leased Real Property or any portion thereof or (ii) delivered or received written notice of default (or been made aware of any event or condition that with notice or lapse or time, or both, would become a default) under any such Real Property Lease for any alleged default that has not been cured. Since January 1, 2023, all rents, deposits, utility charges and other additional rent amounts due or payable pursuant to each Real Property Lease have been paid in full (without, to the Company’s Knowledge, any dispute or claim pending or outstanding in relation thereto) and no security deposit or portion thereof has been applied in respect of a breach or default under such Real Property Lease that has not been redeposited in full. True and complete copies of the Real Property Leases as in effect as of the date hereof have been provided to Buyer or its advisors.
(d) Except for the occupancy and use of the Leased Real Property by the Company Group, as of the date hereof there are no leases, tenancies, licenses or other rights of occupancy or use for any portion of the Leased Real Property in favor of any Person and no Person other than the members of the Company Group occupies or uses any portion of the Leased Real Property. No member of the Company Group (i) is in any discussions or under any enforceable obligation as of the date hereof regarding options to renew, extend or terminate any lease of Leased Real Property or to lease any real property other than the Leased Real Property or (ii) owns or holds, or is obligated under or is a party to, any option, right of first refusal or other contractual (or other) right or obligation to purchase, acquire, sell, assign, convey or dispose of any real estate or any portion of or interest in the Leased Real Property. As of the date hereof, there are no other leases, tenancies, licenses or other rights of occupancy or use for any portion of the Owned Real Property in favor of any Person and no Person other than the members of the Company Group occupies or uses any portion of the Owned Real Property. No member of the Company Group (i) is in any discussions or under any enforceable obligation as of the date hereof regarding right or options to sell, grant, convey, assign or transfer, any Owned Real Property or to lease, license, occupy or use any Owned Real Property or (ii) owns or holds, or is obligated under or is a party to, any option, right of first refusal or other contractual (or other) right or obligation to purchase, acquire, sell, assign, convey or dispose of any real estate or any portion of or interest in the Owned Real Property.
(e) All buildings, structures, improvements, and fixtures, including all mechanical, electrical and other systems, located (i) on the Owned Real Property or (ii) within the Leased Real Property that are the obligation of a member of the Company Group to maintain under the Real Property Leases, have been or are being constructed, developed and maintained in accordance with normal industry practice and sanctioned approvals and permissions in all material respects, and (to the extent complete) are in good operating condition and repair (ordinary wear and tear excepted).
3.11 Taxes.
(a) The Company Group has duly and timely filed all income and other material Tax Returns required to be filed under applicable Law on or prior to the Closing Date, and all such Tax Returns are true, complete and correct in all material respects.
(b) All Taxes due and payable by or with respect to the Company Group have been paid (whether or not shown as due and owing on such filed Tax Returns).
(c) The Company Group has complied in all material respects with applicable Laws relating to the payment and withholding of Taxes and have collected or withheld and paid over to the proper Governmental Authority all material amounts required to have been collected or withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, member, equityholder or other third party with respect to the Company Group.
(d) No Governmental Authority has provided notice of, or to the Company’s Knowledge, is conducting, an audit or administrative or judicial proceeding with respect to Taxes or any Tax Returns of the Company Group. No Governmental Authority is asserting against the Company Group any deficiency or claim for any Taxes. No Company Group has received written notice of a claim by any Governmental Authority in any jurisdiction where the Company Group does not file Tax Returns with respect to a particular type of Tax that the Company Group is subject to such Tax or required to file Tax Returns for such Tax by that jurisdiction.
(e) No extensions or waivers of statutes of limitations have been given or requested in writing with respect to any Taxes of the Company Group.
(f) The Company Group is not a party to or bound by any Tax allocation, sharing, indemnity or any similar agreements or arrangements (excluding, for the avoidance of doubt, any customary commercial Contracts that are not primarily related to Taxes). The Company Group has no Liability for the Taxes of any other Person as transferee or successor, by Law, contract, or otherwise, including without limitation under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or non-U.S. Tax Law).
(g) The Company Group will not be required to include any item of income in, or exclude any deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. Tax Law) executed on or prior to the Closing Date, (ii) prepaid amount received on or prior to the Closing Date, (iii) application of Section 965(a) of the Code or election made pursuant to Section 965(h) of the Code, (iv) installment sale or open transaction disposition made on or prior to the Closing Date, (v) the cash method of accounting or long-term contract method of accounting utilized prior to the Closing Date, (vi) change in (or incorrect) method of accounting for a taxable period (or portion thereof) ending on or before the Closing Date, or (vii) any intercompany transaction or excess loss account described in

Treasury Regulations under Section 1502 of the Code (or any similar provision of state, local or non-U.S. Tax Law). The Company Group maintains true and complete records supporting the positions taken with respect to income and expenses recorded and claimed by it for any taxable period (or portion thereof) ending on or before the Closing Date.
(h) There are no liens for Taxes upon the Company Group or its assets (other than statutory liens for Taxes not yet due and payable).
(i) The Company Group has not been a party to, or a promoter of, a “listed transaction” within the meaning of Section 6707A(c)(1) of the Code and Treasury Regulations Section 1.6011-4(b).
(j) The Company Group is not a party to any joint venture, partnership, or other arrangement or contract that is treated, or required to be treated, as a partnership for federal income tax purposes.
(k) The Company Group is not subject to Tax in any jurisdiction other than India and the United States and their respective states and localities and where non-U.S. withholding may be applicable under commercial agreements.
(l) The Company Group does not have and has never had a taxable presence, including by way of a permanent establishment or a business connection as defined under applicable laws in any jurisdiction other than the jurisdiction of its incorporation. The Company Group is and has always been a tax resident of the jurisdiction of its incorporation and no other jurisdiction on account of situs of control and management. The Company Group has not received a claim from any Governmental Authority asserting any of the foregoing.
(m) Neither the Company nor any member of the Company Group that is treated as a partnership for U.S. federal income tax purposes has (i) made any election pursuant to Section 1101(g) of the Bipartisan Budget Act of 2015 to cause Sections 6221-6241 of the Code (as amended by the Bipartisan Budget Act of 2015) to apply to any taxable year beginning prior to January 1, 2018 (or any comparable election for state or local Tax purposes) or (ii) made any election (and no election has been made on behalf of any member of the Company Group) to be subject to taxation at the entity level pursuant to any pass-through entity tax regime or similar federal, state, local, or non-U.S. tax regime.
(n) Each member of the Company Group is in compliance in all material respects with the intercompany transfer pricing provisions of Section 482 of the Code (and any analogous laws and regulations relating to Taxes), including the execution and maintenance of contemporaneous documentation substantiating the transfer pricing practices and methodology and conducting intercompany transactions at arm’s length.
(o) There are no unclaimed property or escheat obligations with respect to property or other assets held or owned by the Company Group.
(p) The Company is, and at all times since formation, has been, properly classified as a partnership or disregarded entity for U.S. federal (and applicable state and local) income tax purposes, and no election has been made by or on behalf of the Company to be classified as a corporation for U.S. federal income tax purposes. The proper U.S. federal income tax classification of all other members of the Company Group is set forth on Section 3.11(p) of the Disclosure Schedule.
(q) The Company Group has never been engaged in, or been a party to, any transaction or series of transactions or scheme or arrangement of which the main purpose, or one of the main purposes, was the evasion of Taxes.
(r) As of the Closing Date, the Membership Interests do not derive its value substantially from assets located in India as per the provisions of section 9 of the (Indian) Income Tax Act, 1961 read with Rule 11UB and Rule 11UC of the Income Tax Rules 1962.
3.12 Employee Matters.
(a) Except as set forth in Section 3.12(a) of the Disclosure Schedule, the Company Group has no employment, consulting or other service agreements with of any of the Company Group’s employees (whether full time or fixed term), directors, individual independent contractors, contract workers or consultants (each a “Service Provider”). The Company Group has no obligation to its Service Providers other than obligations arising in the ordinary course of business on account of wages, commissions, deferred compensation, service fees and salaries for prior services performed. Section 3.12(a) of the Disclosure Schedule contains a true, correct and complete list of all Persons as of the date hereof, who are Service Providers of the Company Group, and sets forth for each such Person the following information as of the date hereof: (i) name; (ii) title or position (including whether full- or part-time employees, independent contractors or consultants and whether any other role (i.e., director) is applicable); (iii) hire date; (iv) current annual base compensation; (v) 2025 and 2026 annual bonus targets; (vi) 2025 and 2026 equity incentive award targets (including equity incentive awards granted by any Seller); (vii) current annual bonus or other incentive-based compensation; (viii) commissions and eligibility to participate in commission plans; (ix) immigration status; (x) active status and (xi) the location of employment of such Person (“Employee List”). The Company Group shall provide updates to the Employee List after the date hereof to account for any terminations or hires or other changes in the information provided in the Employee List (A) promptly (and in any event no later than thirty (30) calendar days) following such change, and (B) upon request by Buyer and in any event by no later than ten (10) Business Days prior to the anticipated Closing Date.
(b) Each member of the Company Group has since January 1, 2023 complied in all material respects with the requirements of IRCA, has completed and maintained a Form I-9 (Employment Eligibility Verification) for each of its current and former employees, to the extent required by applicable Law, and each such Form I-9 is correct and complete in all material respects. Since January 1, 2023, no member of the Company Group has received any written notice of any inspection or investigation from a Governmental Authority relating to its alleged noncompliance with or violation of IRCA or the rules and guidance promulgated by the USCIS or DOL and, to the Company’s Knowledge, there is no reasonable basis for such an inspection or investigation. To the Company’s Knowledge, no member of the Company Group has since January 1, 2023 permitted any Person to work for the Business without lawful authorization to work in the United States, to the extent required by applicable Law, or their appliable jurisdiction. No visa or employment authorization held by a current employee who is a Service Provider will expire during the six (6)-month period after the date hereof.
(c) Each member of the Company Group currently is, and since January 1, 2023 was, compliant in all material respects with all applicable Laws governing the employment of labor, including without limitation all such Laws relating to wages, social security contributions, statutory bonuses, hours, overtime, employee classification, severance, long term statutory and tenure linked benefits, vacation, unemployment, affirmative action, immigration, collective bargaining, discrimination, civil rights, leave or other accommodation, hiring or firing or other conditions of employment, safety and health, workers’ compensation and the collection and payment of withholding and/or Social Security Taxes (“Employment Laws”). No material investigation, change, review, complaint or proceeding by any Governmental Authority or current or former Service Provider or with respect to the Company Group in relation to any actual or alleged violation of any Employment Laws is pending or, threatened in writing (or, to the Company’s Knowledge, orally), nor has any member of the Company Group received any written notice from any Governmental Authority or current or former Service Provider indicating an intention to conduct the same. To the Company’s Knowledge, there is no reasonable basis for a discrimination or harassment (including sexual harassment as defined under applicable Law) claim against any current employee (in respect of service with the Company Group). No member of the Company Group has violated the WARN Act, and no event has occurred, and to the Company’s Knowledge, no event is currently anticipated, that would trigger any Liability under the WARN Act, in each case since January 1, 2023. Section 3.12(c) of the Disclosure Schedule lists the number of employees terminated by the Company Group during the ninety (90) days preceding the date hereof, including the date of termination of such employee, the work location of such employee and the reason for such termination and the Company Group will provide an updated list of such information at Closing.
(d) No member of the Company Group is, and since January 1, 2023 no member of the Company Group has been, delinquent nor has failed to timely, fully and accurately pay any payments due to any of its current or former Service Providers for any wages, salaries, commissions, bonuses (statutory or otherwise), overtime, severance or other compensation for any service performed for it through the date hereof or for amounts required to be reimbursed to such employees. The Company Group is not liable for any material payment due since January 1, 2023 to any trust or other fund or any Governmental Authority with respect to unemployment compensation benefits, social security, or other benefits for employees (other than routine payments to be made in the ordinary course of business). The Company Group has accrued all amounts, in accordance with GAAP as consistently applied by the Company, which relate to the foregoing and are earned or relate to services prior to the Closing Date and payable following the Closing in all material respects.

(e) Since January 1, 2023, (i) to the Company’s Knowledge, the Company Group has not hired or engaged any Service Provider in violation of any restrictive covenant, non-compete agreement or non-solicitation agreement to which such Service Provider is a party, (ii) no Person has made a written allegation or asserted a Claim in writing against any member of the Company Group to the effect that the Company Group has hired or engaged any Service Provider in violation of any such restrictive covenant, non-compete agreement or non-solicitation agreement, and (iii) to the Company’s Knowledge, no Service Provider of the Company Group is subject to or bound by any restrictive covenant, non-compete agreement or non-solicitation agreement for the benefit of any Person (including any former employer or Person to whom they provided services) other than the Company Group.
(f) No member of the Company Group has received written notice of any pending termination or cancellation of the employment relationship between the Company Group and any of its employees that is a Service Provider and, to the Company’s Knowledge, no such employee imminently intends to terminate his or her employment with the Company Group.
(g) No member of the Company Group is or has been, bound by or subject to (and none of its respective assets or properties is or has ever been bound by or subject to) any collective bargaining agreement, labor union contract, trade union contract, or other arrangement with any labor organization (each, a “Collective Bargaining Agreement”). No employees of the Company Group are represented by any labor organization or trade union or covered by any Collective Bargaining Agreement. To the Company’s Knowledge, there are (i) no activities or proceedings of any labor organization or trade union to organize any employees who are Service Providers with or (ii) no demands for recognition or any other request or demand from a labor organization for representative status with respect to any employees who are Service Providers. There is no strike, lockout, slowdown, work stoppage or any other material labor dispute against any member of the Company Group pending or, threatened in writing (or, to the Company’s Knowledge, orally), directly against any member of the Company Group. There is no charge or complaint against any member of the Company Group by the National Labor Relations Board or any comparable Governmental Authority pending, anticipated or threatened in writing (or, to the Company’s Knowledge, orally). No member of the Company Group has experienced any labor interruptions since January 1, 2023.
(h) To the Company’s Knowledge, since January 1, 2023, there have been no lawsuits, arbitration demands or charges of discrimination with the U.S. Equal Employment Opportunity Commission, the Office of Federal Contract Compliance Programs, or government fair employment practices agency involving any member of the Company Group.
(i) Set forth in Section 3.12(i) of the Disclosure Schedule is a true and complete list as of the date hereof of each material Employee Benefit Plan. For purposes of this Agreement, “Employee Benefit Plan” means each employee compensation and benefit plan, agreement, commitment, practice or arrangement of any type, including any pension, profit sharing, 401(k), retirement, deferred compensation, equity purchase, option or other equity based compensation plans, incentive, bonus, vacation, employment, consulting, individual independent contractor, severance, loan, retention, disability, hospitalization, sickness, death, medical, dental, life insurance benefit, excess benefit, stock bonus, restricted stock, stock ownership, stock appreciation, phantom stock, savings and thrift, cafeteria, reimbursement, health savings, flexible spending, welfare, vision, accidental death and dismemberment, unemployment compensation, post-retirement, transaction bonus, periodic bonus, loan, salary continuation, termination, retention, change in control, fringe benefit, perquisite (including benefits relating to automobiles, clubs, child care, parenting leave, and sabbaticals) and any other employee benefit plan (whether or not defined as an “employee benefit plan” as defined in Section 3(3) of ERISA) (including any “multiemployer plan” as defined in Section 3(37) of ERISA) (whether provided on a funded or unfunded basis, or through insurance or otherwise), agreement, program, policy, or arrangement, in any case, that is maintained, sponsored or contributed to by any member of the Company Group or one of its ERISA Affiliates which cover or offer benefits to any current or former Service Providers or under which the Company has or could have any obligations or Liabilities, direct or indirect, actual or contingent, whether or not legally binding; provided, however, that (i) base salary, hourly wages and cash service fees, in each case, payable in the ordinary course of business consistent with past practice are not Employee Benefit Plans and (ii) any plan, program, fund or arrangement maintained by a Governmental Authority is not an Employee Benefit Plan.

(j) With respect to each material Employee Benefit Plan, the Company has delivered or made available to Buyer copies of, if applicable, (i) such Employee Benefit Plan and any trust agreement, investment management contract, custodial agreement, insurance contract or other funding instrument, amendments, modifications or material supplements related thereto (or, in the case of any unwritten material Employee Benefit Plan, an accurate written description of the material terms thereof), (ii) the most recent summary plan description and any summaries of material modification thereto, (iii) the most recent annual report on Form 5500 and all attachments thereto filed with the Internal Revenue Service, (iv) the most recent determination or opinion letter issued by the Internal Revenue Service, (v) the most recent actuarial report, financial statements, trustee report, (vi) written non-discrimination and compliance tests performed for each of the past three (3) plan years and (vii) any material correspondence with, and all non-routine filings made with, any Governmental Authority since January 1, 2023.
(k) None of the members of the Company Group or any of their ERISA Affiliates sponsors, maintains or contributes to, has ever sponsored, maintained or contributed to, or has any current or contingent Liability with respect to: (i) a plan subject to Title IV of ERISA, Section 302 of ERISA or Section 412 or 430 of the Code, (ii) a multiemployer plan (as defined in Section 4001(a)(3) of ERISA or Section 3(37) of ERISA), (iii) a “multiple employer plan” (within the meaning of Section 413 of the Code), (iv) a “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA), or (v) post-employment medical, dental, vision or life insurance benefits, except as required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), or any corresponding or similar state Law (or for coverage through the last day of the month in which termination of employment occurs, to the extent required by the terms of the applicable Employee Benefit Plan).
(l) With respect to each of the Employee Benefit Plans: (i) each Employee Benefit Plan intended to qualify under Section 401(a) of the Code has received a determination letter from the IRS on which it may currently rely (or may rely upon an opinion letter or advisory letter for a preapproved plan) and, to the Company’s Knowledge, nothing has occurred, whether by action or by failure to act, that caused or would cause the loss of such qualification or the imposition of any penalty or excise tax on the Company Group with respect to any such Employee Benefit Plan; (ii) all payments required or promised under each Employee Benefit Plan (including all contributions with respect to all periods prior to Closing) have been made in accordance with the provisions of each of the Employee Benefit Plans and applicable Law in all material respects and any Liabilities of the Company Group that are unfunded Liabilities have been fully accrued to the extent required by GAAP; (iii) during the last six (6) years, no Action or Claim has been asserted in writing, instituted or threatened in writing (or, to the Company’s Knowledge, orally) involving any of the Employee Benefit Plans or the assets of any trust of any Employee Benefit Plan (in each case, other than non-material routine claims for benefits and appeals of such claims), or against any trustee, administrators or fiduciaries thereof (in each case, in their capacity as such), in any case, that would reasonably be expected to result in Liability for the Company Group; (iv) each Employee Benefit Plan has been maintained, operated, funded, and administered in each case, in all material respects in accordance with its terms and applicable Law, including to the extent applicable ERISA, the Code, the Patient Protection and Affordable Care Act, the Health Care and Education Reconciliation Act of 2010 and subsequent agency guidance, the Health Insurance Portability and Accountability Act of 1996 and its implementing regulations, including regulations governing privacy and security of health data, and the notice and continuation requirements of Section 4980B of the Code, COBRA, Part 6 of Subtitle I of ERISA and the regulations thereunder and any other applicable regulatory guidance issued by any Governmental Authority; (v) the Company and its ERISA Affiliates have complied, and are in compliance, in each case, in all material respects with the requirements of COBRA (to the extent applicable); and (vi) no member of the Company Group nor, to the Company’s Knowledge, any of their respective directors, officers, employees or agents has, with respect to any Employee Benefit Plan, engaged in or been a party to any breach of fiduciary duty or non-exempt “prohibited transaction,” within the meaning of Section 4975 of the Code and Section 406 of ERISA, in any case, that has resulted, or could reasonably be expected to result, in the imposition of a Liability to the Company Group (x) during the last three (3) years or (y) which has not been satisfied in its entirety.
(m) None of the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement will, either alone or in conjunction with any other event (whether contingent or otherwise), (i) result in, or accelerate the time of payment or vesting of, any payment (including severance, change in control, stay or retention bonus or otherwise) becoming due under any Employee Benefit Plan;

(ii) increase any compensation or benefits otherwise payable under any Employee Benefit Plan to a current or former employee of the Company Group; (iii) result in the acceleration of the time of payment or vesting of any such benefits under any Employee Benefit Plan; (iv) result in the forfeiture by any current or former employee of the Company Group of compensation or benefits under any Employee Benefit Plan; (v) trigger any other obligation under, or result in the breach or violation of, any Employee Benefit Plan; or (vi) result in any payment or benefit (including, by means of acceleration thereof) that could be made to a current or former Service Provider that could be characterized as a parachute payment within the meaning of Section 280G of the Code or Section 4999 of the Code and not be deductible by the Company by reason of Section 280G of the Code.
(n) The Company Group has no obligation to reimburse, gross up or indemnify any individual with respect to any Tax under Section 4999 of the Code.
(o) There is no Contract, agreement, plan or other arrangement to which any member of the Company Group is a party or by which any member of the Company Group is otherwise bound to compensate any Person in respect of Taxes that may be imposed pursuant to Section 409A of the Code. Each Employee Benefit Plan that provides for non-qualified deferred compensation (within the meaning of Section 409A of the Code) that is subject to Section 409A of the Code has been maintained, in form and operation, in all material respects in compliance with Section 409A of the Code.
(p) Except as set forth in Section 3.12(p) of the Disclosure Schedule, no obligation to grant equity or equity-based awards (including profits interests) to any Service Provider by any of the Sellers or the Seller Representative or any member of the Company Group exists, and as of the date hereof there are no outstanding or pending claims by any Service Provider with respect to any such equity or equity-based awards. No existing or future equity or equity-based awards (including profits interests) granted by any of the Sellers or the Seller Representative to any Service Provider will result in any Liability to Buyer. Any existing equity or equity-based awards (including profits interests) granted by any of the Sellers or the Seller Representative or any member of the Company Group to any Service Provider being a “person resident in India” under FEMA, will be settled by cash payments in the course of ordinary payroll cycle of the relevant member of the Company Group having granted such awards, and no settlement will be undertaken by way of issuance of equity or equity-linked instruments or buy-back / repurchase of such instruments and none of such grants are, or were, required to be reported to Governmental Authorities pursuant to FEMA.
3.13 Contracts.
(a) Set forth in Section 3.13(a) of the Disclosure Schedule is a true, correct and complete listing of all Contracts in effect as of the date hereof (other than Employee Benefit Plans) to which any member of the Company Group is a party and which fall within any of the following categories (each such Contract and IP Agreement, regardless of whether set forth in Section 3.13(a) of the Disclosure Schedule, a “Material Contract”):
(i) power of attorney (other than in connection with prosecution of Intellectual Property matters), collaboration, research and development, joint development, joint marketing or joint venture, partnership or profit-sharing agreement and similar Contracts;
(ii) Contracts containing covenants purporting to limit the freedom of any member of the Company Group to compete in any line of business in any geographic area or to solicit or hire any individual or group of individuals or to solicit or engage in any business transaction whatsoever with any Persons or groups of Persons, or containing any other similar restrictions, other than the foregoing that are exclusively for the benefit of any member of the Company Group;
(iii) Contracts, indentures, mortgages, promissory notes, loan agreements or guarantees of amounts in excess of $250,000, letters of credit or other Contracts or commitments for the borrowing or the lending of amounts in excess of $250,000 or providing for the creation of any charge, security interest, or Encumbrance upon any of the assets of any member of the Company Group;
(iv) Contracts relating to equipment, real or personal property leases (including the Real Property Leases);

(v) Contracts, the primary purpose of which is the Processing, purchase or sale of Personal Information;
(vi) Contracts with or for the benefit of any Affiliate of any member of the Company Group, any Seller, or any family member of any Affiliate of Seller, including but not limited to all Contracts between the Indian Subsidiaries and their respective Indian Related Parties (any such Contract, an “Affiliate Agreement”);
(vii) Contracts with Governmental Authorities;
(viii) Contracts that contain provisions granting any Person “most favored nations” status or grant to any Person exclusivity, or that contain “take or pay” provisions;
(ix) Contract that is a Collective Bargaining Agreement or similar Contract;
(x) Contracts relating to any Membership Interests, other equity interests of the Company or rights in connection therewith;
(xi) Contracts providing for indemnification or guaranty with respect to the Company’s services or products, other than in the ordinary course of business;
(xii) Contracts for any settlement arrangement under which any member of the Company Group has outstanding or ongoing obligations;
(xiii) Contracts to purchase or sell real property or procure leasehold rights upon any real property;
(xiv) Contracts for capital expenditures binding on any member of the Company Group that would reasonably be expected to require expenditures after the date of this Agreement in excess of $250,000 in the aggregate;
(xv) Contracts for the purchase or supply of materials, supplies, goods, equipment or services to any member of the Company Group (including in connection with any clinical or human trials) that involves the payment of more than $500,000 in the aggregate over the life of the Contract or of more than $250,000 in the aggregate in any twelve (12)-month period;
(xvi) Contracts for the sale of materials, products or services by any member of the Company Group that involves the payment of more than $200,000 in the aggregate over the life of the Contract and of more than $100,000 in the aggregate in any twelve (12)-month period;
(xvii) Contracts that obligate any member of the Company Group to develop any product, drug or compound;
(xviii) Contracts that relate to the acquisition of any business, a material amount of stock or assets of any other Person (whether by merger, sale of stock, sale of assets or otherwise); and
(xix) Any stock purchase agreement, stock option or similar plan (including any similar such plans relating to the equity securities of a Person that is not a corporation).
(b) All Material Contracts are the legal, valid and binding obligations of a member of the Company Group and, to the Company’s Knowledge, the legal, valid and binding obligation of each other party thereto, and each is adequately stamped (if applicable as per local Law) (in case of the Indian Subsidiaries), and enforceable as to the applicable member of the Company Group in accordance with its terms, subject to Laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of Law governing specific performance, injunctive relief and other equitable remedies. Neither the applicable member of the Company Group nor, to the Company’s Knowledge, any other party thereto is in material violation of or in material default in respect of, nor has there occurred an event or condition which with or without the passage of time or giving of notice (or both) would constitute a material violation or default under, any Material Contract. The Company has made available to Buyer a true, complete and correct copy of each Material Contract (including all amendments and supplements) and in the case of an oral Contract, a written summary of the material terms of such Contract. No member of the Company Group has given or received from a counterparty of any Material

Contract written notice or, to the Knowledge of the Company, any oral indication, of (x) its intention to terminate, materially amend, or not renew such Material Contract or (y) any uncured default, breach or violation of such Material Contract, where in each case such default, breach or violation would be material to the Company Group.
(c) All transactions between the Indian Subsidiaries and their Indian Related Parties, have been carried out on an arms’ length basis, in accordance with applicable Laws. None of the Indian Subsidiaries owe any amount to the Indian Related Parties under any Contract or arrangement. No Indian Related Party (i) owns or has any interest in any of the assets, properties or rights utilized by any of the Indian Subsidiaries as presently conducted or as currently proposed by any of the Indian Subsidiary to be conducted, and (ii) owns any asset of the business of any Indian Subsidiary.
3.14 Regulatory Matters.
(a) The Company Group has obtained all Permits required by the FDA and other Governmental Authorities (including the Central Drugs Standard Control Organisation) to conduct the Business as it is currently conducted (the “Regulatory Permits”). All of the Regulatory Permits held by or issued to the Company Group are in full force and effect, will continue in full force and effect immediately following the Closing, and each member of the Company Group is in material compliance with each such permit held by or issued to it and applicable Health Care Laws and the FDA Act. No event has occurred that, with notice or the lapse of time or both, would constitute a material default under or material violation of any Regulatory Permit held by the Company Group. There are no proceedings pending or threatened in writing (or, to the Company’s Knowledge, orally) against the Company Group that could reasonably be expected to result in the revocation, cancellation, suspension or limitation of any Regulatory Permit held by the Company Group. Except as listed on Section 3.14(a) of the Disclosure Schedule, the Company Group has not granted any third party any right or license to use, access or reference any of the Regulatory Permits.
(b) All bioequivalence, pharmacokinetic, and clinical trials being conducted by the Company Group are being, and at all times have been, conducted in compliance in all material respects with applicable Laws, including, but not limited to, Health Care Laws and the FDA Act and its applicable implementing regulations. Except as listed on Section 3.14(b) of the Disclosure Schedule, no clinical trial conducted by the Company Group or, to the Knowledge of the Company, any Collaborative Partner of the Company Group has been terminated or suspended prior to completion for safety or other non-business reasons, and neither the FDA nor any other Governmental Authority or institutional review board that has or had jurisdiction over any such clinical trial has initiated an action, or threatened in writing (or, to the Company’s Knowledge, orally), to disqualify or debar any clinical investigator or other person or entity involved in any such clinical trial. A member of the Company Group owns or has sufficient rights to use all data collected in the course of such bioequivalence trials and clinical trials, including the right to use such data in submissions to the FDA. Other than clinical studies in relation to ADL-018, KSHB002, TPI-120 OBI, TPI-120 AI and KSHN001034, none of the Indian Subsidiaries are involved in any clinical study on human participants, and none of the Indian Subsidiaries are sponsors of any clinical study in India.
(c) There have been no, and there are no pending, or threatened in writing (or, to the Company’s Knowledge, orally), regulatory Actions (other than non-material routine or periodic inspections or reviews) against the Company Group or, with respect to the product candidates and to the Knowledge of the Company, any Collaborative Partners, by the FDA or any other Governmental Authority that regulates the research, development, testing, manufacture, processing, packaging, repackaging, shipment, stability, distribution, storage, sale, offer for sale, use, labeling, relabeling, promotion, marketing, advertising, commercialization, destruction, or disposal of Biosimilars, Biological Products, pharmaceutical or medical device products. No member of the Company Group or any Affiliate of any member of the Company Group have received any FDA Form 483, notice of adverse finding, warning letters, untitled letters or other similar notices from any Governmental Authority with respect to the Business, and there is no action or proceeding pending or threatened by any such Governmental Authority, contesting any member of the Company Group’s or any Affiliate’s approval of, import or export of, manufacture of, testing of, processing of, packaging of, repackaging of, shipment of, stability of, distribution of, storage of, stale of, offer for sale of, uses of, or the labeling, relabeling or promotion, marketing, advertising, commercialization, destruction or disposal of any product, or otherwise alleging any violation of Law with respect to, any product researched, developed, tested, manufactured, processed, packaged, repackaged, stabilized, distributed, stored, sold, offered for sale, used, labeled, relabeled, promoted, marketed, advertised, commercialized, destroyed, or disposed of by or on behalf of the Company Group.
(d) The manufacture of the products for use in clinical trials by or for the Company Group is being as of the date hereof, and at all times has been, conducted in material compliance with applicable Laws, including Health Care Laws, the FDA Act and the provisions of (i) the FDA’s current good manufacturing practices regulations set forth in 21 C.F.R. Parts 210, 211 and 600, (ii) the “good laboratory practices”, as defined by the FDA, including, as applicable, the FDA’s current Good Laboratory Practices set forth in 21 C.F.R. Part 58, and (iii) the Good Clinical Practices. To the Knowledge of the Company, all clinical and pre-clinical studies conducted by or on behalf of or sponsored by a member of the Company Group, or in which products have participated were and, if still pending, are being, conducted in accordance with all applicable Laws, including Health Care Laws and the FDA Act, Good Laboratory Practices and Good Clinical Practices. No member of the Company Group has received any written notices, correspondence or other communication from any Governmental Authority requiring the hold, termination, or suspension of any clinical trials conducted by, or on behalf of, the Company Group with respect to the Business, or in which products have participated.
(e) The Company Group is and has since January 1, 2023 been in compliance in all material respects with all applicable Laws, including Health Care Laws and the FDA Act, requiring the maintenance or submission of reports or records under requirements administered by the FDA or any other Governmental Authority. No member of the Company Group nor, to the Knowledge of the Company after duly conducted review and inquiry, any of its employees or agents, have made an untrue or fraudulent statement to the FDA or any other applicable Governmental Authorities, or in any records and documentation prepared or maintained to comply with the applicable Laws, including Health Care Laws and the FDA Act, or failed to disclose a fact required to be disclosed to the FDA or any other similar Governmental Authorities. All material filings, declarations, listings, registrations, reports or submissions, including adverse event and other safety reports, required to be filed by the Company Group with any Governmental Authority have been filed. All such filings, declarations, listings, registrations, reports or submissions were, when filed, complete and accurate in all material respects and in compliance in all material respects with all applicable Laws, including Health Care Laws and the FDA Act, and no material deficiencies have been asserted by any applicable Governmental Authority with respect to any such filings, declarations, listing, registrations, reports or submissions.
(f) The Company has made available to Buyer true and correct copies of all Regulatory Documentation and such Regulatory Documentation contains complete and correct copies of all adverse event reports and other pharmacovigilance documentation relating to the products. No Regulatory Documentation contains any material omission or misstatement and all Regulatory Documentation is maintained in accordance with all applicable Laws, including Health Care Laws and the FDA Act.
(g) No member of the Company Group nor, to the Knowledge of the Company, any of the Company Group’s Collaborative Partners, agents or subcontractors (including clinical and non-clinical investigators), has been convicted of any crime or engaged in any conduct that could result or resulted in debarment, exclusion or disqualification by the FDA or any other Governmental Authority (including under the provisions of 21 U.S.C. §§ 335a, 335b, or 335c, 42 U.S.C. § 1320a-7 or any equivalent provisions in any other applicable jurisdiction), and there are no proceedings pending or threatened in writing (or, to the Company’s Knowledge, orally) that reasonably might be expected to result in criminal or civil Liability or debarment, exclusion or disqualification by the FDA or any other Governmental Authority. The Company Group has not, and, to the Knowledge of the Company, none of the Company Group’s Collaborative Partners have, received written notice of or been subject to any other enforcement action involving the FDA or any other Governmental Authorities, including any suspension, consent decree, notice of criminal investigation, indictment, sentencing memorandum, plea agreement, court order or target or no-target letter, and none of the foregoing are pending or threatened in writing (or, to the Company’s Knowledge, orally) against the Company Group or any of the Company Group’s Collaborative Partners. No member of the Company Group or any of their respective officers, directors or employees has committed any act, made any statement or failed to make any statement that would reasonably be expected to provide a basis for the FDA to invoke its policy with respect to “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” or for any other Governmental Authority to invoke any similar policy. No member of the Company Group or any of their respective officers, directors or employees: (i) is the subject of any pending or threatened investigation by any Governmental Authority pursuant to its “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” policy, or similar policy; or (ii) has received any notification of any such potential investigation.
(h) To the Company’s Knowledge, there have been no Serious Adverse Events associated with the use (including in clinical trials) of the product candidates that have not been described in the final clinical study reports for the Company Group’s clinical trials or any other required reports as provided to the FDA or other similar Governmental Authorities. The Indian Subsidiaries have not reported any serious adverse events for any clinical studies conducted in India, and have not received intimation in writing (or, to the Company’s Knowledge, orally) of any adverse pharmacovigilance findings with respect to the product candidates.
(i) The Company Group has complied in all material respects with all applicable privacy Laws regarding protected health information under (i) the Health Insurance Portability and Accountability Act of 1996 or any foreign equivalent and (ii) other Data Security Requirements.
3.15 Accounts Receivable. All accounts receivable of the Company Group (a) reflected on the Financial Statements, (b) arising after the Balance Sheet Date or (c) due to any member of the Company Group as of the Closing, have arisen from bona fide sales actually made or services actually performed by any member of the Company Group in the ordinary course of business. Each of the accounts receivable of the Company Group constitutes a valid claim in the full amount thereof against the debtor charged therewith on the books of the Company Group, have been incurred in due compliance with applicable Laws, including FEMA, and realization of such account receivables do not require prior approval from any Governmental Authority under FEMA.
3.16 Accounts Payable. All accounts payable, accrued expenses and notes payable (i) reflected on the Financial Statements, (ii) arising after the Balance Sheet Date or (iii) due from any member of the Company Group as of the Closing Date, have (a) arisen from bona fide purchases actually made or services actually received by a member of the Company Group in the ordinary course of business, and (b) been recorded and entered in the books and records of the Company Group in accordance with GAAP, consistent in all material respects with the Company Group’s practices. All accounts payable, accrued expenses and notes payable of the Company Group arose in bona fide arm’s length transactions and, as of the date hereof, no such account payable or note payable is delinquent in its payment. The Company Group has paid its accounts payable in the ordinary course of its business and in a manner which is consistent in all material respects with its past practices and in compliance with material applicable Laws, including FEMA, and remittance of such payables do not require prior approval from any Governmental Authority under FEMA.
3.17 Undisclosed Liabilities; Indebtedness.
(a) Except (i) as and to the extent set forth in Section 3.17(a) of the Disclosure Schedule or (ii) as incurred after the date of this Agreement in the ordinary course of business consistent with past practice, which in the event of Liabilities or obligations outside of the ordinary course of business, if any, the aggregate amount thereof is not in excess of $250,000, the Company Group has no Liabilities or obligations of any nature that would be required to be disclosed under GAAP.
(b) All indebtedness of the Company Group for borrowed money as of the date hereof is set forth in Section 3.17(b) of the Disclosure Schedule.
3.18 Bank Accounts. Section 3.18 of the Disclosure Schedule sets forth a list as of the date hereof of all banks in which any member of the Company Group has accounts or maintains safe deposit boxes and the names of all Persons authorized to draw thereon or have access thereto.
3.19 Conflicts of Interest; Affiliate Transactions.
(a) No member of the Company Group or, to the Company’s Knowledge, any officer, director, manager, member, direct or indirect equityholder or family member of the foregoing, has any direct or indirect interest in any Person or business enterprise which competes with, is a customer or sales agent of, or is engaged in, the Business or the business of Buyer, other than investments of two percent (2%) or less in the stock or other equity interests of a publicly-traded firm or corporation.
(b) Except as set forth in Section 3.19(b)(i) of the Disclosure Schedule, (A) none of the Sellers or any of their respective Affiliates or any of the officers, directors, managers, members, direct or indirect equityholders of any of the foregoing Persons or any of the Close Family Members of any of the foregoing Persons

(collectively, the “Seller Affiliated Persons”) provides or causes to be provided to the Company Group any assets, loans, advances, products, services, facilities or other similar commercial offerings, (B) the Company Group does not provide or cause to be provided to any Seller Affiliated Person any assets, loans, advances, products, services, facilities or other similar commercial offerings and (C) except for the Affiliate Agreements and those matters set forth in Section 3.19(b)(i) of the Disclosure Schedule (such matters collectively, the “Affiliate Arrangements”), no Seller Affiliated Person has any other business relationships with any member of the Company Group. The only Affiliate Agreements and Affiliate Arrangements set forth in Section 3.19(b)(i) of the Disclosure Schedule that will remain in place from and after the Closing Date or with respect to which Buyer, the Company Group or any of their respective Affiliates will have any ongoing obligations or duties after the Closing Date, are those items that are identified in Section 3.19(b)(ii) of the Disclosure Schedule as remaining in place and having ongoing obligations or duties (the “Excluded Arrangements”). This Section 3.19(b) shall not apply to, and the following shall not be treated as Affiliate Arrangements or Affiliate Agreements: (i) services as a director, officer or employee of the Company or any of its Subsidiaries (and compensation, reimbursements and benefits for such services) in the ordinary course of business and (ii) any Employee Benefit Plan.
3.20 Trade Compliance; Customs Laws.
(a) The Company Group and the Company Group’s Affiliates involved in the Business and their respective Representatives have complied in all material respects during the past five (5) years, and are in compliance in all material respects with all applicable Customs and Trade Laws. During the past five (5) years or since April 24, 2019 with respect to Sanctions, the Company Group and the Company Group’s Affiliates involved in the Business and their respective Representatives, (i) have not directly or indirectly, exported, re-exported, sold or otherwise transferred (including transfers to non-U.S. Persons located in the United States) any supplies, software, technology or services subject to Customs and Trade Laws in violation of Customs and Trade Laws; (ii) have not engaged in any dealings or transactions with (A) any Person that appears on the OFAC Specially Designated Nationals and Blocked Persons List, any other list of blocked Persons maintained by OFAC, as may be amended from time to time by OFAC, or is otherwise the subject or target of Sanctions, (B) any Person that is otherwise the target of economic Sanctions administered and/or enforced by OFAC or organized in a foreign jurisdiction against which any applicable Governmental Authority with jurisdiction over a member of the Company Group maintains a trade embargo, economic Sanction or other similar prohibition pursuant to which dealing with such Person is prohibited or (C) any Person owned or controlled by or acting on behalf of, directly or indirectly, any Person described in sub-clauses (A) or (B) above; and (iii) where required by applicable Law, have notified recipients of such supplies, software, technology or services of the potential applicability of Customs and Trade Laws to the recipients’ use or other disposition thereof.
(b) There is no charge, proceeding or, to the Company’s Knowledge, investigation by any Governmental Authority with respect to a violation of any applicable Customs and Trade Laws or Sanctions that is now pending or has been asserted or threatened in writing (or, to the Company’s Knowledge, orally) with respect to any member of the Company Group, any Seller or their respective Representatives in the past five (5) years or since April 24, 2019 with respect to Sanctions.
(c) No member of the Company Group nor any Seller (with respect to the Business) has, in the past five (5) years, made any voluntary disclosure with respect to a possible violation of Customs and Trade Laws or, since April 24, 2019, to a possible violation of Sanctions to any Governmental Authority.
3.21 Environmental Matters. (a) The Company Group has no material environmental Liabilities and, to the Knowledge of the Company Group, there are no events, conditions, circumstances, activities, practices, incidents, agreements, actions or plans relating to the operations of the Business that could reasonably be expected to result in any material environmental Liability of the Company Group, and (b) the Company Group and the operations of the Business are currently and for the past five (5) years have been in compliance in all material respects with all Environmental Laws, which compliance has included obtaining, maintaining and complying in all material respects with all Permits required pursuant to Environmental Laws for the conduct of the Business or ownership or use of the Company Group’s properties and assets. No member of the Company Group has received any (i) written (or, to the Company’s Knowledge, oral) notice from any Governmental Authority stating that the Company Group or the conduct of the Business is in violation in any material respect of any Environmental Law or requesting information regarding the possibility thereof or (ii) written (or, to the Company’s Knowledge, oral) notice, claim or formal demand regarding any violation or material liability under any Environmental Law. No Action is, or in the past five

(5) years has been, pending or threatened in writing (or, to the Company’s Knowledge, orally) against any member of the Company Group that alleges a material violation by any member of the Company Group of, or material liability arising under, any applicable Environmental Laws. No member of the Company Group has entered into any settlement, admitted to liability, consented to the entry of or been issued any Order or otherwise resolved any pending or threatened Action against any member of the Company Group arising under any Environmental Law. No member of the Company Group has assumed by contract or operation of law or provided an indemnity with respect to any material liability of any other Person relating to Environmental Laws. No member of the Company Group has Released, treated, stored, disposed of, arranged for the disposal of, transported, handled, owned or operated any property or facility contaminated by, or exposed any Person to any Hazardous Materials in any amount or in any manner that require any material investigation, remediation, cleanup, removal, or remedial or corrective action or that otherwise have given or would give rise to any material liabilities pursuant to any Environmental Law. The Company Group has made available to Buyer all environmental assessments, audits and reports and all other material environmental, health or safety documents in its or Sellers’ possession or control relating to it or its current or former operations, properties or facilities. There are no outstanding applications for or in respect of any Permits under Environmental Laws, or conditions contained therein, the denial of which would reasonably be material to the Company, and there are no applications or appeals pending in respect of the refusal, limitation, variation or revocation of any Permits under Environmental Laws, or conditions contained therein.
3.22 Insurance. Set forth in Section 3.22 of the Disclosure Schedule is a true, correct and complete list as of the date hereof of all current policies or binders of insurance maintained by any member of the Company Group or on behalf of or for the benefit of the Business or the Company Group (collectively, the “Insurance Policies”), other than any such Insurance Policies separately listed under Section 3.12(i) of the Disclosure Schedules as Employee Benefit Plans. The Company Group has adequate product liability and clinical study Insurance Policies in compliance in all material respects with requirements under applicable Laws and consistent with market practice. There are no claims as of the date hereof related to any member of the Company Group pending under any such Insurance Policies as to which coverage has been questioned, denied or disputed or in respect of which there is an outstanding reservation of rights. No member of the Company Group since January 1, 2023 has received any written notice of cancellation of, material premium increase with respect to, or alteration of coverage under, any of such Insurance Policies. All premiums due on such Insurance Policies have either been paid or, if not yet due, accrued. No member of the Company Group is in default under, or has otherwise failed to comply with, in any respect, any provision contained in any such Insurance Policy. True, correct and complete copies of the Insurance Policies have been made available to Buyer. With respect to each such Insurance Policy: (i) the policy is legal, valid, binding, enforceable, and in full force and effect, (ii) no member of the Company Group nor, to the Company’s Knowledge, any other party to the policy is in material breach or default (including with respect to the payment of premiums or the giving of notices), (iii) no party to the policy has repudiated any provision thereof in writing, and (iv) the policy has not been subject to any lapse of coverage.
3.23 Brokerage and Finder’s Fee. No member of the Company Group or any director, officer or employee of the Company Group, has incurred or will incur on behalf of any member of the Company Group any brokerage, finder’s or similar fee in connection with this Agreement or the transactions contemplated hereby nor will any member of the Company Group or Buyer be or become liable for any such fee that has been incurred or will be incurred by any direct or indirect equityholder of the Company, Kashiv Biosciences Holdco, LLC, Kashiv Biosciences Intermediate Holdco, LLC or any of their respective direct or indirect equityholders.
3.24 Company Information. The information relating to the Company and its Subsidiaries that is provided by or on behalf of the Company for inclusion in the Proxy Statement or any other filing with the SEC in connection herewith will not, (i) in the case of the Proxy Statement, at the time the Proxy Statement or any amendment or supplement thereto is first mailed to the stockholders of Buyer and at the time of the Buyer Meeting and (ii) in the case of any other filing with the SEC in connection herewith, at the time such filing is made, contain any untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading.
3.25 Sufficiency of Assets. After giving effect to the Closing, assuming the receipt of any consents required in connection with the execution and delivery of this Agreement or any Ancillary Document or the consummation of the transactions contemplated by this Agreement and disclosed in this Agreement or in the Disclosure Schedules, the assets, properties and rights of the Company Group will constitute all of the material assets, properties and rights necessary to conduct the business of the Company Group as it is conducted as of immediately prior to the Closing and during the twelve-month period immediately prior to the Closing (including the Business), normal wear and tear excepted, free and clear of all Encumbrances other than Permitted Liens, excluding any products or services performed or delivered, as applicable, under Contracts to be terminated pursuant to Section 6.2(j). The Sellers do not conduct any portions of the Business through any Affiliates of the Sellers other than the members of the Company Group, except pursuant to the Affiliate Agreements and Affiliate Arrangements set forth on Sections 3.13(a)(vi) and 3.19(b)(i) of the Disclosure Schedule. Immediately prior to the consummation of the Pre-Signing Reorganization, the only assets held by Kashiv Biosciences Holdco, LLC and Kashiv Biosciences Intermediate Holdco, LLC were the direct or indirect interest in equity interests in the Company. Immediately following the consummation of the Pre-Signing Reorganization, Kashiv Biosciences Intermediate Holdco, LLC did not hold any assets and the sole asset of Kashiv Biosciences Holdco, LLC was the 100% equity interest in Kashiv Biosciences Intermediate Holdco, LLC.
3.26 No Other Representations and Warranties. Except for the representations and warranties contained in this Article III and Article IV (as modified by the Disclosure Schedule hereto), or any Ancillary Documents, no member of the Company Group nor any other Person makes any other express or implied representation or warranty with respect to the Company Group or the Business, and Buyer acknowledges, represents and warrants that (a) it has not relied on any representation, warranty, statement or information whatsoever regarding the subject matter of this Agreement, express or implied, made or provided by or on behalf of any member of the Company Group or the Business, except for the representations and warranties contained in this Article III and Article IV (as modified by the Disclosure Schedule hereto), or any Ancillary Document and (b) waives any right that Buyer may have against the Company Group or any other Person with respect to any inaccuracy in any such representation, warranty statement or information or with respect to any omission or concealment on the part of the Company Group or any other Person or of any potentially material information, except for the representations and warranties contained in this Article III or Article IV (as modified by the Disclosure Schedule), or any Ancillary Document, and any omission or concealment with respect thereto; provided, that nothing in this Section 3.26 shall affect any claim for Fraud. Without limitation as to the foregoing sentence, except as expressly set forth in this Article III, the Company disclaims any and all liability and responsibility for any representation, warranty, projection, forecast, statement, or information made, communicated, or furnished (orally or in writing) to Buyer or its Affiliates or their respective Representatives (including any opinion, information, projection, or advice that may have been or may be provided to Buyer by any director, officer, employee, agent, consultant, or other Representative of the Company Group, or any of their respective Affiliates). Except as expressly set forth in this Article III (as modified by the Disclosure Schedule hereto, as supplemented and amended to the extent permitted by this Agreement), the Company Group makes no representation or warranty to Buyer regarding the probable success or future profitability of the Company Group. Except as expressly set forth in this Agreement, the condition of the assets of the Company Group shall be “as is” and “where is” and no Seller nor any member of the Company Group makes any warranty of merchantability, suitability, fitness for a particular purpose or quality with respect to any of the tangible assets of the Company Group or as to the condition or workmanship thereof or the absence of any defects therein, whether latent or patent. It is understood that any due diligence materials made available to Buyer or its Affiliates or their respective Representatives do not, directly or indirectly, and shall not be deemed to, directly or indirectly, contain representations or warranties of any Seller, any member of the Company Group or their respective Affiliates.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE SELLERS AND THE SELLER REPRESENTATIVE
Each Seller hereby severally represents and warrants to Buyer that the statements contained in this Article IV are true, correct and complete as of the date hereof and as of the Closing Date (or, if made as of a specified date, as of such date) and the Seller Representative hereby represents and warrants to Buyer that the statements contained in Sections 4.2(a), 4.2(b), 4.3, 4.4, 4.5, 4.6 and 4.9 are true, correct and complete as of the date hereof and as of the Closing Date (or, if made as of a specified date, as of such date).
4.1 Ownership of Membership Interests. Such Person is the record and beneficial owner of, and has good and valid title to, the Membership Interests opposite such Person’s name on Section 3.2(a) of the Disclosure Schedule, free and clear of all Encumbrances, or agreements or commitments of any type relating to the issuance, sale or transfer of such interests. The transactions contemplated hereby will not give rise to any preemptive or similar rights on behalf of any Person under any provision of any Contract to which such Person is a party or by which any property of such Person is bound. Such Person is not a party to any voting trust, proxy, or other agreement or understanding with respect to any equity interests of the Company. Upon consummation of the transactions contemplated by this Agreement, Buyer will have good and valid title to the Acquired Membership Interests, free and clear of all Encumbrances, or agreements or commitments of any type relating to the issuance, sale or transfer of such equity interests.
4.2 Organization and Standing; Power and Authority.
(a) If such Person is a legal entity, such Person (i) is duly organized, validly existing and in good standing under the Laws of its jurisdiction of formation, (ii) has full corporate or similar power and authority to own, lease, use and operate its properties and to conduct its business as and where now owned, leased, used, operated and conducted and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the property it owns, leases or operates, makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the ability of Person to consummate the transactions contemplated hereby.
(b) Such Person has all requisite power, right, legal capacity and authority to execute, deliver and perform this Agreement and the Ancillary Documents to which it is or will be a party and to consummate the transactions and perform such Person’s obligations contemplated hereby and thereby. Such Person has taken all actions or proceedings required to be taken by or on the part of Person to authorize and permit the execution and delivery by such Person of this Agreement and the Ancillary Documents to which such Person is or will be a party and the consummation and performance by such Person of the transactions and obligations contemplated hereby or thereby. No other action on the part of such Person (or any of the equityholders of Person) is necessary to authorize this Agreement and the Ancillary Documents to which such Person is or will be a party or the consummation of the transactions contemplated by this Agreement. This Agreement has been, and each of the Ancillary Documents to be executed and delivered by such Person at the Closing shall be, duly and validly executed and delivered by such Person and, assuming due execution and delivery by Buyer (if Buyer is a party thereto), constitute a valid and binding obligation of such Person, enforceable against such Person in accordance with their terms, except to the extent that such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws now or hereafter in effect relating to creditors’ rights generally, and the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefore may be brought.
(c) If such Seller is a natural Person and is married, and any of the Acquired Membership Interests of such Seller constitute community property or otherwise need spousal or other approval for this Agreement to be legal, valid and binding, this Agreement has been duly and validly executed and delivered by such Sellers’ spouse and, assuming due authorization, execution and delivery by Buyer, constitutes a legal, valid and binding obligation of such Seller’s spouse, enforceable against such Seller’s spouse in accordance with its terms, except to the extent that such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws now or hereafter in effect relating to creditors’ rights generally, and the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefore may be brought.
4.3 Conflicts, Consents and Approvals. Neither the execution nor delivery by such Person of this Agreement or the Ancillary Documents to which such Person is or will be a party nor the consummation of the transactions contemplated hereby or thereby will:
(a) materially violate, or conflict with, or result in a material breach of any provision of, or constitute a material default (or an event which, with the giving of notice, the passage of time or otherwise, would constitute a default) or result in any loss of any material benefit under, or entitle any Person (with the giving of notice, the passage of time or otherwise) to terminate, accelerate or call a default under, or result in the creation of any Encumbrance upon any of the material properties or assets of such Person under, any of the terms, conditions or provisions of any material Contract to which such Person is a party or his, her or its assets or properties are bound;
(b) violate any Order, Law or Data Security Requirement applicable to such Person or of any of such Person’s properties or assets;

(c) result in a breach of, or default under, or conflict with, the Organizational Documents of such Person (if such Person is a legal entity); or
(d) subject to any filings or approvals referred to in Section 2.3(d), require any notice to, action or consent or approval of, or review by, or registration or filing with, any third party or any Governmental Authority, or other regulatory or self-regulatory body, except as would not have a Material Adverse Effect on such Person.
4.4 Litigation. Since January 1, 2023, there have been no Actions pending or threatened in writing (or, to such Person’s knowledge, orally) against such Person, or any of his, her or its assets or properties, that relate to or affect the Company Group or such Person’s ability to enter into the transactions contemplated hereby, including, but not limited to (i) such Person’s beneficial ownership of the Acquired Membership Interests or rights to acquire any equity interests in the Company (in the case of any such Person that is a Seller), (ii) such Person’s capacity as an owner of Acquired Membership Interests (in the case of any such Person that is a Seller), (iii) as of the date hereof, the transactions contemplated by this Agreement, (iv) any contribution of assets (tangible and intangible) by such Person (or any of his, her or its Affiliates) to the Company (or any of its Affiliates) (in the case of any such Person that is a Seller), or (v) any other agreement between such Person (or any of his, her or its Affiliates) and the Company (or any of its Affiliates), nor to the knowledge of such Person is there any reasonable basis for any such Action. Except as otherwise disclosed in Section 4.4 of the Disclosure Schedule and with respect to or affecting the Business, such Person has not (a) initiated or been the target of any complaint, investigation, regulatory proceeding, formal or informal, or disciplinary hearing or action of any kind or (b) been the party to any legal action, regulatory proceeding, formal or informal, or arbitration, whether as petitioner, plaintiff, complainant, respondent or defendant, regardless of whether such action was withdrawn, settled, litigated or otherwise resolved, during the five (5) year period ending on the Closing Date. Neither such Person nor any of his, her or its properties, assets or rights are subject to any judgment, stipulation, order, writ, injunction, determination, decree or award of, or settlement agreement with, any Person, in each case, that reasonably would be expected, individually or in the aggregate, to prevent or materially impair or materially delay the ability of such Person to consummate the transactions contemplated hereby.
4.5 Brokerage and Finder’s Fee. Except for J.P. Morgan Securities LLC, no broker, finder or investment banker or other person is directly or indirectly entitled to any brokerage, finder’s or other fee or commission or any similar charge in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of such Person or any Affiliate of such Person.
4.6 Absence of Claims by Such Person. Such Person does not have any present claim against any member of the Company Group, whether contingent or unconditional, fixed or variable, under any Contract or on any other basis whatsoever, whether in equity or at law.
4.7 Accredited Investors. Such Person: (a) is acquiring shares of Amneal Class A Common Stock pursuant to this Agreement for his, her or its own account, solely for investment and not with a view toward, or for sale in connection with, any distribution thereof in violation of the Securities Act or any foreign, federal, state or local securities or “blue sky” laws, or with any present intention of distributing or selling such shares in violation of any such laws, (b) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of its investment in the Amneal Class A Common Stock and of making an informed investment decision and (c) is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act.
4.8 Certain Indian Law Matters.
(a) No Seller has obtained any Tax registrations in India and there are no outstanding Tax demands or pending or threatened Tax proceedings against any Seller under the (Indian) Income Tax Act, 1961 which may adversely affect the transactions contemplated under this Agreement.
(b) All the information, documents and/or representations and warranties provided by the Company to the valuer for the purpose of preparation and issuance of the Indian Tax Valuation Report are true, correct and complete, and not misleading in any respect.
(c) Each Seller is a non-resident of India as per the provisions of the (Indian) Income-tax Act, 1961 for the entire financial year (1 April to 31 March) in which Closing occurs. Each Seller owns Membership Interests as a capital asset and will earn capital gains on the transfer thereof and not income in the nature of employment or other income. None of the Sellers is a person resident in India (as defined under FEMA) and was not a person resident in India at the time of acquisition of the equity interests in the Company, including the Membership Interests.
(d) The Company shall have delivered a valuation report confirming that the Membership Interests do not derive (directly or indirectly) value substantially from assets located in India as per the provisions of section 9 of the (Indian) Income Tax Act 2025 read with Rule 10, Rule 11 and Rule 12 of the Income Tax Rules 2026, obtained from a valuer recognized under Rule 10 of the Income Tax Rules 2026, in a form and manner acceptable to Buyer and on reliance basis for Buyer (the “Indian Tax Valuation Report”).
4.9 Disclaimer of Representations and Warranties. Such Seller acknowledges, represents and warrants that (a) it has not relied on any representation, warranty, statement or information whatsoever regarding the subject matter of this Agreement, express or implied, made or provided by or on behalf of Buyer, except for the representations and warranties contained in Article II (as modified by the Disclosure Schedule hereto), or any Ancillary Document and (b) waives any right that such Seller may have against Buyer or any other Person with respect to any inaccuracy in any such representation, warranty statement or information or with respect to any omission or concealment on the part of Buyer or any other Person or of any potentially material information, except for the representations and warranties contained in Article II (as modified by the Disclosure Schedule), or any Ancillary Document, and any omission or concealment with respect thereto; provided, that nothing in this Section 4.9 shall affect any claim for Fraud.
ARTICLE V
COVENANTS OF THE PARTIES
5.1 Conduct of the Parties Prior to Closing.
(a) Unless Buyer otherwise consents in writing (which consent shall not be unreasonably withheld, conditioned or delayed) and except as otherwise contemplated by this Agreement, as required by Law or set forth in Section 5.1(a) of the Disclosure Schedule, during the period commencing with the execution and delivery of this Agreement and terminating upon the earlier to occur of the Closing and the termination of this Agreement pursuant to and in accordance with Section 10.1 (the “Pre-Closing Period”), the Company shall, and shall cause the other members of the Company Group to, and the Sellers with authority to instruct the Company shall instruct the Company to, (i) conduct the Business only in the ordinary course consistent with past practices in all material respects and (ii) use commercially reasonable efforts, consistent with past practices and policies, to (A) maintain the assets and properties of the Company Group in their current condition, normal wear and tear excepted, (B) keep available the services of the Company Group’s current officers and employees and preserve its relationships with employees, customers, suppliers, Governmental Authorities and others having business dealings with the Company Group, (C) continue to conduct all ongoing clinical trials and preclinical studies in accordance in all material respects with the protocols therefor in effect on the date hereof and all applicable Laws, including Health Care Laws and the FDA Act, and (D) incur and make the capital expenditures set forth on the Pre-Closing Capex Budget.
(b) Except as otherwise contemplated by this Agreement, as required by Law or set forth in Section 5.1(b) of the Disclosure Schedule, during the Pre-Closing Period, the Company shall not do, and shall cause the other members of the Company Group not to do, and the Sellers with authority to instruct the Company shall instruct the Company not to do, any of the actions contemplated by Section 3.4(b) without the prior written consent of Buyer (which consent shall not be unreasonably withheld, conditioned or delayed).
(c) Unless the Company otherwise consents in writing (which consent shall not be unreasonably withheld, conditioned or delayed) and except as otherwise contemplated by this Agreement or as required by Law, during the Pre-Closing Period, Buyer shall not:
(i) repurchase any shares of Amneal Class A Common Stock; or
(ii) agree, resolve or commit to do any of the foregoing.
5.2 Releases.
(a) As of the Closing, except for any rights or obligations under this Agreement or the Ancillary Documents, each Seller and his, her or its successors and assigns (the “Seller’s Releasing Parties”) hereby irrevocably and unconditionally, fully and forever, release, acquit and discharge each member of the Company Group and each of its current and former officers, directors, employees, partners, managers, members, advisors, heirs, executors, administrators, trustees, beneficiaries, successors and assigns (the “Company Released Parties”) of and from any and all actions, causes of action, suits, proceedings, executions, judgments, duties, debts, dues, accounts, bonds, contracts and covenants (whether express or implied), and claims and demands whatsoever whether in law or in equity which the Seller’s Releasing Parties may have against the Company Released Parties, now or in the future, in each case in respect of any cause, matter or thing whether personally, in their own right, together with any other Person, derivatively or occurring or arising with respect to or in connection with the Business and the Company Group prior to the Closing; and, without limiting the generality of the foregoing, (a) from any and all of their respective claims for any and all amounts, including all expenses, fees, compensation, commissions or dividends, owed to them in connection with, in respect of or as a result of their purchase, sale or ownership of any equity securities of any member of the Company Group ever owned by them or to which they were entitled, and represent and warrant to Buyer that none of Company Released Parties is, or will be, liable to the Seller’s Releasing Parties for any such amounts; and (b) from any claim or rights of any kind that any Seller’s Releasing Parties may have to indemnification by any member of the Company Group for any act or inaction by Seller taken or occurring before the Closing.
(b) Notwithstanding anything to the contrary in the foregoing, no release in this Section 5.2 is made with respect to claims to the extent related to or arising out of any of the following: (i) any rights that Seller’s Releasing Parties may have under this Agreement or any of the other documents, instruments or certificates to be delivered pursuant to this Agreement or the transactions contemplated hereby; and (ii) from any claim or rights of any kind that any Seller’s Releasing Parties may have to indemnification by the Company as an officer, director, employee or other representative of the Company for any act or inaction by any Seller taken or occurring before the Closing.
5.3 Efforts; Consents; Regulatory Filings.
(a) Each Party shall use its commercially reasonable efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to promptly consummate and make effective the transactions contemplated by this Agreement, in each case only as applicable to such Party; (ii) obtain all authorizations, consents, orders and approvals of, and give all notices to and make all filings with, all Governmental Authorities and other third parties that may be or become necessary for the performance of such Party’s obligations under this Agreement and the consummation of the transactions contemplated by this Agreement, including those consents set forth in the Disclosure Schedule; (iii) lift or rescind any injunction or restraining order or other order adversely affecting the ability of such Party to consummate the transactions contemplated by this Agreement; and (iv) fulfill all conditions to such Party’s obligations under this Agreement. Each Party shall cooperate fully with the other Parties in promptly seeking to obtain all such authorizations, consents, orders and approvals, giving such notices, and making such filings. Notwithstanding the foregoing or anything to the contrary in this Agreement, nothing in this Agreement shall require any Party to (and the Company and the Sellers shall not without Buyer’s written consent) commit to or effect, by consent decree, hold separate orders, trust, or otherwise, (i) the sale, license, holding separate or other disposition of assets or businesses of any Party, (ii) terminating, relinquishing, modifying or waiving existing relationships, ventures, contractual rights, obligations or other arrangements of any Party, (iii) taking or committing to take actions that limit any Party’s freedom of action with respect to, or its ability to retain, one or more of the businesses, product lines or assets of any Party, (iv) creating any relationships, ventures, contractual rights, obligations or other arrangements of any Party, (v) commencing litigation relating to this Agreement, or (vi) agreeing to any other structural or behavioral remedy. Notwithstanding the foregoing or anything to the contrary set forth in this Agreement, in connection with obtaining such consents from third parties, no Party shall be required to make payments, commence litigation or agree to modifications of the terms and conditions of any agreements with third parties and no such modifications shall be made to any Contract of the Company Group without the prior written consent of Buyer, which consent shall not be unreasonably withheld, conditioned or delayed. In addition, in connection with obtaining such consents from third parties, no Party need waive any substantial rights, agree to any material restriction on the conduct of its and its Affiliates’ business or agree to any substantial limitation on its operations or to dispose of any assets, including assets of the Company Group.

(b) In furtherance and not in limitation of the terms of Section 5.3(a), to the extent required by applicable Law, in each case regarding the transactions contemplated by this Agreement (i) each of the Company and Buyer shall file, or cause to be filed, a Notification and Report Form pursuant to the HSR Act as soon as practicable following the date of this Agreement (and no later than twenty (20) Business Days of the date hereof) (including a request for early termination of the applicable waiting period under the HSR Act), and promptly after such filing, provide a copy of such HSR Act filing to any other United States Governmental Authority as required by applicable Law, (ii) each Party shall supply as promptly as reasonably practicable any additional information and documentary material that may be requested by any Governmental Authority (including the Antitrust Division of the United States Department of Justice (the “U.S. DOJ”) and the United States Federal Trade Commission (the “U.S. FTC”)), (iii) each Party shall cooperate in connection with making any filing under any other applicable antitrust or competition Laws and in connection with resolving any investigation or other inquiry commenced by any Governmental Authority, including the U.S. FTC, the Antitrust Division of the U.S. DOJ, or the office of any state attorney general or any proceeding initiated by a private party, (iv) each Party shall promptly inform the other Parties of any material communication received by such Party from, or given by such Party to, the Antitrust Division of the U.S. DOJ or the U.S. FTC, or any other Governmental Authority and of any material communication received or given in connection with any proceeding by a private party, (v) each Party shall permit the other Parties to review any material communication given by it to, and consult with each other in advance of, any meeting or conference with the Antitrust Division of the U.S. DOJ or the U.S. FTC, or any other Governmental Authority or, in connection with any proceeding by a private party with any other Person, and to the extent not prohibited by the Antitrust Division of the U.S. DOJ or the U.S. FTC, or any other Governmental Authority or other Person, give the other Parties the opportunity to attend and participate in such meetings and conferences. Any filing fees in connection with the filings to be made under the HSR Act shall be borne by Buyer. For the avoidance of doubt, each Party shall each be responsible for its own legal fees for preparing its portion of the HSR Act filings.
(c) Each Party shall promptly inform the other Parties of any material communication made to, or received by, such Party from any antitrust Governmental Authority or any other Governmental Authority regarding any of the transactions contemplated by this Agreement. Each Party shall permit the other Parties to review in advance any proposed material communication by it to any Governmental Authority (but, for the avoidance of doubt, not including (i) any interactions not relating to the transactions contemplated by this Agreement, (ii) any disclosure which is not permitted under applicable Law; provided, that with respect to this clause (ii), each Party shall use commercially reasonable efforts to provide access to such information in a manner that does not violate such Law); provided, however, that materials may be redacted (A) to remove references concerning valuation, (B) as necessary to comply with contractual arrangements, and (C) as necessary to address reasonable privilege concerns. No Party shall agree to participate in any meeting or conference with any Governmental Authority in respect of any filings, investigation or other inquiry relating to the matters that are the subject of this Agreement unless it consults with the other Parties in advance and, to the extent not prohibited by such Governmental Authority, gives the other Parties the opportunity to attend and participate at such meeting or conference. Each Party shall provide the other Parties with copies of all material correspondence, filings or communications between it or any of its Representatives, on the one hand, and any Governmental Authority or members of its staff, on the other hand, with respect to this Agreement and the transactions contemplated by this Agreement (but, for the avoidance of doubt, not including any disclosure which is not permitted by applicable Law; provided, that each Party shall use commercially reasonable efforts to provide access to such information in a manner that does not violate such Law); provided, however, that materials may be redacted (A) to remove references concerning valuation, (B) as necessary to comply with contractual arrangements, and (C) as necessary to address reasonable privilege concerns. Buyer, the Company and the Seller Representative may, as they deem advisable and necessary, designate any competitively sensitive materials provided to the other under this Section 5.3 as “outside counsel only”. Such materials and the information contained therein shall be given only to the outside legal counsel of the recipient and will not be disclosed by such legal counsel to non-legal employees, officers, or directors of the recipient without the advance written consent of the Party providing such materials. In addition, subject to applicable Law, Buyer and the Seller Representative shall consult and cooperate with each other in advance in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, and proposals made or submitted to any Governmental Authority regarding the transactions contemplated by this Agreement by or on behalf of any Party. Buyer shall be entitled to control and lead, in consultation with the other Parties, all communications and strategy with any Governmental Authority regarding antitrust matters and to direct, in consultation with the other Parties, the antitrust defense of the transactions contemplated by this Agreement (and the Company and the Sellers shall not make any agreement with any Governmental Authority without Buyer’s written consent).
(d) In furtherance and not in limitation of the terms of, and subject to the limitations set forth in, Section 5.3(a), Buyer, the Company and the Seller Representative shall use commercially reasonable efforts to support the Company and/or Kashiv Biosciences Private Limited to promptly file an application seeking to obtain all such authorizations, consents, orders and approvals from the Department of Pharmaceuticals, Government of India, in relation to the indirect transfer of shares of the Indian Subsidiaries under FEMA.
(e) Notwithstanding anything to the contrary herein, the foregoing notice, review, consultation and participation rights and obligations of the Parties set forth in this Section 5.3 shall be rights and obligations of the Seller Representative on behalf of the Sellers (as opposed to rights and obligations of each Seller).
(f) Other Third Party Consents. Subject to the terms and conditions contained herein, each of Buyer and the Company Group shall cooperate and use their respective commercially reasonable efforts to obtain, prior to the Closing, all consents, waivers, approvals, authorizations, declarations, Orders or registrations, including without limitation, any local Law requirements (any of the foregoing, a “Consent”) of any other third party set forth on Section 5.3(f) of the Disclosure Schedule; provided, however, that (x) no Party shall be required to make payments, commence litigation or agree to modifications of the terms and conditions of any agreements with third parties and (y) the consent of Buyer (which consent shall not be unreasonably withheld, conditioned or delayed) shall be required prior to agreeing to (i) any amendment or modification to any Contract or (ii) any condition or limitation under any Permit or applicable Law, in each case of this clause (y), in connection with obtaining any such Consent that is adverse in any material respect to Buyer or the Company Group.
(g) Nothing in this Section 5.3 shall apply to Buyer’s obligations with respect to the Proxy Statement (which shall be governed exclusively by Sections 5.19 and 5.20), the Buyer Meeting (which shall be governed exclusively by Section 5.20) or the S-3 Shelf (which shall be governed exclusively by Section 5.21).
5.4 Non-Competition; Non-Solicitation; Non-Disclosure Covenants.
(a) Non-Competition. During the period from the Closing until the date that is the fifth anniversary of the Closing Date (the “Restricted Period”), each Seller set forth in Section 5.4(a) of the Disclosure Schedule (each such Seller, an “RCA Person”) shall not, and shall cause its controlled Affiliates, not to, without the prior written consent of Buyer, directly or indirectly, invest in, acquire, own, manage, control, undertake, participate in, carry on or be engaged in the operation of the Business or any business or activities that compete with the Business as conducted as of the date hereof and as of the Closing Date. Notwithstanding the foregoing, the prohibitions in this Section 5.4(a) shall not apply to (i) the passive ownership by an RCA Person, directly or indirectly, of less than two percent (2%) of any class of the securities of any Person traded on a national or international securities exchange or traded on the over-the counter market, (ii) the passive investment by an RCA Person, directly or indirectly, as a limited partner and not as a co-investor, in private equity funds of less than two percent (2%) of the equity interests in such fund so long as such RCA Person does not have any active role in, or ability to direct, the activities of such fund or the portfolio companies thereof or (iii) actions performed by an RCA Person in their capacity as an employee, consultant, officer, independent contractor or director of Buyer or any of Buyer’s controlled Affiliates.
(b) No Recruitment or Hiring of Employees. Each RCA Person agrees that such RCA Person shall not, and shall cause its controlled Affiliates not to, during the Restricted Period, except for the benefit of, and on behalf of, the Company Affiliated Group, directly or indirectly, on such RCA Person’s own behalf or on behalf of any other person or entity, solicit, recruit or hire, or attempt to recruit or hire, any Restricted Person or induce or attempt to induce any Restricted Person to leave the employ of or cease doing business with the Company or any other member of the Company Affiliated Group, as the case may be; provided, however, that nothing in this Section 5.4(b) shall prevent such RCA Person (i) from making any general solicitations, directly or indirectly, including through newspapers, trade journals, the internet or any similar media that are not directed specifically at any employee or independent contractor of the Company Affiliated Group, or hiring the Persons who respond to such general solicitations or (ii) from soliciting and hiring any former employee or independent contractor of the Company Affiliated Group who was terminated without cause.

(c) No Disclosure of Confidential Information. Except to the extent (i) authorized by Buyer, (ii) required by Law or any legal process, or (iii) necessary in performing such Seller’s obligations under this Agreement, each Seller will not, and will cause its controlled Affiliates not to, directly or indirectly, at any time after the Closing, use or exploit, or disseminate, disclose, or divulge to any person, firm, corporation, association or other business entity, Confidential Information of the Company Group. As used herein, the term “Confidential Information” shall mean any and all information about the Company Group and/or the Business or relating to the Trade Secrets of the Company Group and the Business, in each case, whether or not disclosed to such Seller or whether or not known by such Seller as a consequence of or through its relationship with the Company Group, if in each case such information is not publicly available (other than through a breach by such Seller of this Section 5.4(c)). Each Seller acknowledges and agrees that the term “Confidential Information” includes all information regarding the following: Trade Secrets and other Intellectual Property, Personal Information, products, services, drug formulations and manufacturing methods, human trial data, pre-clinical trial data, clinical trial data, client and partner lists (including names, addresses and telephone numbers), purchasing criteria of the Company Group, business plans, methods and procedures, accounting data, compensation and human resources information, marketing strategies, new product and services developments, price lists and pricing strategies, contract forms, business and financial models, electronic and other files, and financial data regarding the Business and the Company Group. Buyer acknowledges and agrees that prior to the Closing, the Sellers and their respective officers, managers and employees may have worked in the Business and/or for the Company Group and had access to Confidential Information; however, no such Person shall be deemed (A) to have been furnished or provided access to any Confidential Information in violation of this Section 5.4(c), or (B) to act at a Seller’s direction or on a Seller’s behalf, and a Seller shall not be deemed to be acting indirectly through such Person, solely due to the prior role of any such Person with respect to the Business and/or the Company Group so long as such Person does not actually disclose or use the Confidential Information in violation of this Section 5.4(c) after the Closing.
(d) Each Seller acknowledges that such Seller carefully read and considered the provisions of this Section 5.4. Each Seller acknowledges that such Seller has received and will receive sufficient consideration and other benefits to justify the restrictions in this Section 5.4. Each Seller also acknowledges and understands that these restrictions are reasonably necessary to protect the legitimate and substantial business interests of Buyer and its Affiliates, including protection of the goodwill acquired. Each Seller also acknowledges that the transactions contemplated by this Agreement (including the receipt of the Purchase Price by such Seller) constitute full and adequate consideration for the execution and enforceability of the restrictions set forth in this Section 5.4.
(e) The Parties acknowledge and agree that the individual covenants in this Section 5.4 are separate and distinct commitments of the Sellers, independent of each other covenant hereunder. Each Seller further agrees that each of the covenants in this Section 5.4 is reasonable with respect to its duration, geographic area and scope of activity, to protect, among other things, Buyer’s acquisition of the goodwill of the Business. Accordingly, if, at the time of enforcement of any one or more of the covenants in this Section 5.4, a court or arbitrator holds that the restrictions stated herein with respect to any specific covenant herein are unreasonable under the circumstances then existing, the Parties hereto agree that the maximum duration, geographic area and/or scope of activity legally permissible under such circumstances will be substituted for the duration, geographic area and/or scope of activity stated herein.
5.5 Further Actions. Subject to the terms and conditions provided in this Agreement, each of Buyer, the Company and the Seller Representative shall use its commercially reasonable efforts to deliver, or cause to be delivered, such further certificates, instruments and other documents, and to take, or cause to be taken, such further actions, as may be necessary, proper or advisable under applicable Law to consummate and make effective the transactions contemplated by this Agreement.
5.6 Public Announcements. Unless otherwise required by applicable Law (and in that event only if time does not permit), at all times prior to or following the Closing Date, Buyer and the Seller Representative shall consult with each other before issuing any press release or public announcements with respect to the transactions contemplated by this Agreement and shall not issue any such press release or public announcement without the written approval of the other such Party, except (a) as may be required by applicable Law or by obligations pursuant to any listing agreement with or rules of any national securities exchange (including NASDAQ) or interdealer quotation service or by the request of any Governmental Authority (or by the fiduciary duties of the Buyer Board or the Buyer Conflicts Committee); provided, that the Party proposing to issue any press release or similar public announcement or communication in compliance with any such Law or obligation shall, before doing so (to the extent permissible under applicable Law or rules of any national securities exchange or interdealer quotation service, as applicable), consult in good faith with the other Parties in advance and consider in good faith any proposed comments, (b) in connection with the enforcement by a Party against another Party of any rights or remedy relating to this Agreement, the other Ancillary Documents or the transactions contemplated hereby and thereby, or (c) any statements included in a press release or public communication with respect to the transactions contemplated by this Agreement that are substantially consistent with those in previous press releases or public communications made by such Party in accordance with this Section 5.6.
5.7 D&O Indemnification.
(a) From and after the Closing, Buyer shall or shall cause the Company to (i) indemnify and hold harmless each present and former manager, director and officer of the Company or any of its Subsidiaries (collectively, the “Company Indemnified Parties”), against any and all Losses incurred or suffered by any of the Company Indemnified Parties in connection with any Liabilities or any Action, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Closing, whether asserted or claimed prior to, at or after the Closing, to the fullest extent that the Company or its applicable Subsidiary would have been permitted under applicable Law and under the Organizational Documents of the Company Group as in effect on the date of this Agreement (but in each case, subject to the limitations on each member of the Company Group’s ability to indemnify managers, directors and officers under applicable Law), to indemnify such Company Indemnified Parties and (ii) advance expenses as incurred by any Company Indemnified Party in connection with any matters for which such Company Indemnified Party is entitled to indemnification from the Company or any of its Subsidiaries pursuant to this Section 5.7 to the fullest extent permitted under applicable Law or, if greater, under the Organizational Documents of the Company Group; provided, however, that the Company Indemnified Party to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately and finally determined by a court of competent jurisdiction and all rights of appeal have lapsed that such Company Indemnified Party is not entitled to indemnification under applicable Law, the Organizational Documents of the Company or any of its Subsidiaries, and pursuant to this Section 5.7. The terms and provisions of this Section 5.7 are intended to be in addition to the rights otherwise available to the Company Indemnified Parties by applicable Law, charter, bylaw or agreement, and shall operate for the benefit of, and shall be enforceable by, the Company Indemnified Parties and their respective heirs and representatives, each of whom is an intended third party beneficiary of this Section 5.7. In the event Buyer or the Company, or any of their respective successors or assigns, (i) consolidates with or merges into any other Person, or (ii) transfers all or substantially all of its properties or assets to any Person, then, and in each case, proper provision shall be made so that the successors and assigns of Buyer or the Company, as the case may be, honor the indemnification obligations set forth in this Section 5.7.
(b) Prior to or simultaneously with the Closing, Buyer shall, or shall cause the Company to, obtain, at Buyer’s cost, a non-cancelable run-off insurance policy of not less than the existing coverage amount, for a period of six (6) years after the Closing Date to provide directors’, managers’ or officers’ liability, employment practices liability, and fiduciary liability insurance coverages for events, acts or omissions occurring on or prior to the Closing Date for all Persons who were directors, managers or officers of the Company or any of its Subsidiaries or the Business on or prior to the Closing Date, which policy shall contain terms and conditions no less favorable to the insured Persons than the directors’, managers’ or officers’ liability, employment practices liability, and fiduciary liability coverages presently maintained by the Company or any of its Subsidiaries or by a Seller on the Company’s or any of its Subsidiaries’ behalf; provided, that, if the cost of such run-off insurance policy would exceed 250% of the current annual premium paid for such insurance presently maintained (the “Maximum Premium”), then Buyer shall, or shall cause the Company to, obtain, at Buyer’s cost, the greatest amount of run-off coverage reasonably available at the Maximum Premium.
5.8 Access to Information.
(a) During the Pre-Closing Period, upon reasonable notice and during normal business hours, the Company Group shall, and shall cause the Company Group’s officers and employees and representatives to, (i) afford the officers, employees and authorized agents and representatives of Buyer reasonable access to the offices, properties, books and records of the Company Group and (ii) furnish to the officers, employees and authorized agents and representatives of Buyer such additional financial and operating data and other information regarding the assets, properties and business of the Company Group as Buyer may from time to time reasonably request in order to assist Buyer in fulfilling its obligations under this Agreement and to facilitate the consummation of the transactions contemplated by this Agreement; provided, however, that Buyer shall not interfere with any of the operations or business activities of the Company Group. Notwithstanding anything to the contrary in this Agreement, no member of the Company Group shall be required to disclose any information to Buyer if such disclosure would, in the reasonable discretion of the Company, (A) cause significant competitive harm to the Company Group if the transactions contemplated hereby are not consummated, (B) jeopardize any attorney-client or other legal privilege or (C) contravene any applicable Laws, Data Security Requirements, fiduciary duty or binding agreement entered into prior to the date hereof (the limitations in subclauses (B) and (C), the “Access Limitations”).
(b) Buyer acknowledges and agrees that, from and after the date hereof, the Company Group may (i) remove from the servers and computers of the Company Group any emails and text messages involving the Persons and individuals set forth on Section 5.8(b) of the Disclosure Schedule that are unrelated to the Business, in the reasonable determination of Sellers’ counsel and subject, in each case, to consultation with Buyer’s counsel (the “Non-Business Records”) and (ii) transfer Non-Business Records to external drives of the Seller Representative or a designee thereof for the benefit of the Sellers. From and after the Closing, Buyer shall, and shall cause its Affiliates (including the Company Group) to, cooperate with the Seller Representative and its Representatives in efforts to remove any remaining Non-Business Records from the properties of the Company Group.
(c) Buyer shall, and shall cause its Affiliates (including the Company Group) to, use commercially reasonable efforts to preserve and keep information and books and records held by any member of the Company Group relating to any Seller for a period of six (6) years after the Closing Date, during which time Buyer shall make such information and books and records available to the Seller Representative as any the Seller Representative may reasonably request in writing in connection with any audit, investigation, Tax or regulatory reporting requirement, dispute or litigation involving any Seller; provided, that (i) the Seller Representative shall reimburse Buyer for all reasonable and documented out-of-pocket costs and expenses incurred in connection with any such request; (ii) any such access rights shall be exercised in such manner as not to interfere unreasonably with the conduct of the business of Buyer and its Affiliates; and (iii) Buyer shall not be required to disclose any information subject to the Access Limitations to the Seller Representative.
(d) The terms of the Confidential Disclosure Agreement, dated June 9, 2025, by and between Amneal Pharmaceuticals, LLC and Kashiv BioSciences Holdco, LLC (the “Confidentiality Agreement”) are hereby incorporated by reference, mutatis mutandis. Buyer shall and shall cause its Affiliates and their respective Representatives to hold all information received from the Sellers and the Company Group pursuant to this Agreement in confidence in accordance with the terms of the Confidentiality Agreement. Notwithstanding anything contained in the Confidentiality Agreement to the contrary, the Confidentiality Agreement shall continue in full force and effect until the Closing. If for any reason this Agreement is terminated prior to the Closing, Buyer shall and shall cause its Affiliates and their respective Representatives to promptly (upon receipt of written request from the Sellers) destroy all Confidential Information (as defined in the Confidentiality Agreement) of any Seller or any member of the Company Group. In the event of a conflict between the covenants and restrictions (with respect to confidentiality) contained in this Agreement and those contained in a Confidentiality Agreement, the more restrictive covenants and restrictions shall apply.
5.9 Notification of Certain Matters. The Seller Representative shall give notice to Buyer, and Buyer shall give notice to the Seller Representative, promptly upon becoming aware of (i) any occurrence, or failure to occur, of any event, which occurrence or failure to occur has caused or could reasonably be expected to cause any representation or warranty in this Agreement to be untrue or inaccurate in any material respect at any time after the date of this Agreement and prior to the Closing and that would reasonably be expected to result in any condition set forth in Article VI not to be satisfied, or (ii) the failure of the Sellers, the Company or Buyer, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement which would reasonably be expected to result in any condition set forth in Article VI not to be satisfied. Each of Buyer and the Seller Representative shall further promptly notify the other such Party of each of the following events if such event occurs prior to the Closing: (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement; and (ii) any actions, suits, claims, investigations, demands or proceedings commenced or threatened in writing (or, to its Knowledge, orally), against, relating to or involving or otherwise affecting Buyer, the Sellers or the Company Group that relate to the consummation of the transactions contemplated by this Agreement. Notwithstanding the foregoing, the failure to provide any notice required by this Section 5.9 shall not limit or otherwise affect the obligations or remedies of any Party hereunder and shall not be deemed to the failure of any condition set forth in Article VI to be satisfied, or otherwise constitute a breach of this Agreement by the Party failing to give such notice, in each case unless the underlying breach would independently result in a failure of the conditions set forth in Article VI to be satisfied.
5.10 Development of the Products; Access to Information.
(a) Following the Closing, Buyer shall not, and shall cause its Affiliates (including the Company Group) not to, by act or omission, take or fail to take any actions in bad faith, the purpose of which is to (i) avoid payment of any Milestone Payment through delaying Receipt of Regulatory Approval, or (ii) avoid payment of royalties on Gross Profits.
(b) Following the Closing, subject to Section 5.10(a), Buyer shall have the absolute right and sole and absolute discretion to operate and otherwise make decisions with respect to the conduct of the business of Buyer and its Affiliates, including the Business (including with respect to Products) and to take or refrain from taking any action with respect thereto. Notwithstanding anything in this Agreement to the contrary, the Sellers acknowledge and agree that (A) Buyer or an Affiliate of Buyer may currently or in the future offer products or services that compete, either directly or indirectly, with Products and may make decisions with respect to such products and services (including ceasing development of Products) that may cause one or more of the Contingent Payments to be reduced in amount or to not become due and payable at all; and (B) absent a breach by Buyer of Section 5.10(a), neither Buyer nor any of its Affiliates shall have any Liability whatsoever to any Seller or any other Person for any claim, loss or damage of any nature that arises out of or relates in any way to any decisions or actions affecting whether or not or the extent to which the Contingent Payments becomes payable in accordance with Section 1.4. Nothing in this Agreement shall restrict or otherwise affect Buyer’s ability to develop, manufacture or supply a Product for commercialization.
(c) Buyer shall promptly (but no later than fourteen (14) days following the achievement of a Milestone) notify the Seller Representative in writing of the achievement of any Milestone.
(d) After the date of the first sale of a Product, at the Seller Representative’s request and upon fifteen (15) days’ prior written notice, Buyer shall, and shall cause the Company Group, to permit an impartial nationally recognized firm of independent certified public accountants other than the Seller Representative’s, the Company Group’s or Buyer’s accountants and reasonably acceptable to the Seller Representative and Buyer (during regular business hours and without undue disruption to the business of Buyer or the Company Group) to audit the books and records maintained by Buyer or the Company Group with respect to Royalty Payments, to ensure the accuracy and completeness of all reports and payments made hereunder, including to confirm that all sales related to Products and Buyer’s determinations of Net Sales, Cost of Goods Sold, and Gross Profits have been properly identified, calculated, and included in the Buyer’s reporting hereunder. Such examinations may not be conducted more than once in any twelve (12) month period. The cost of each audit shall be borne by the Sellers. The audit report will include detail sufficient for both Buyer and the Seller Representative to understand the nature of any discrepancies identified, and the royalty audit report shall be provided to both Buyer and the Seller Representative to effectuate resolution of any disputes. Unless reasonably disputed by Buyer or its agents acting in good faith, if an audit concludes that additional amounts were owed by Buyer, Buyer shall pay the additional amounts, with interest from the date originally due, at the Specified Interest Rate, promptly after the audit results are delivered by the Seller Representative to Buyer. Unless reasonably disputed by the Seller Representative or its agents acting in good faith, if an audit concludes that excess payments were made by Buyer, Buyer may credit the amount of such excess payment, with interest from the date originally due, at the Specified Interest Rate, against future payments due to the Sellers under this Agreement; provided, however, that if such overpayment is identified after the end of the Royalty Term, then Seller Representative will within one hundred-twenty (120) days pay Buyer the identified overpayment amount (provided, that to the extent the Seller Representative does not pay or cause to be paid to Buyer such amount within five (5) Business Days following the date on which the Seller Representative is required to make such payment pursuant to this sentence, then Buyer may (while maintaining its right to enforce the Seller Representative’s obligations pursuant to this sentence) require that the Sellers individually, on a several and not joint and several basis in accordance with the Allocation Schedule, pay or cause to be paid to Buyer such amount). For the avoidance of doubt, a dispute of an audit made by Buyer or Seller Representative or their respective agents does not preclude the other Party from seeking relief pursuant to Section 9.6. In furtherance of the foregoing, any agreement granting a Third Party sublicense or equivalent rights with respect to a Product shall require such Third Party to maintain books and records as required of Buyer in this Section 5.10(d), and shall either (i) give the Seller Representative the right to audit the Third Party on the same terms as provided with respect to audits of Buyer, or (ii) provide audit rights in favor of Buyer that are no less favorable to Buyer than the Seller Representative’s audit rights provided in this Section 5.10(d) and permit Buyer to disclose the results of audits to the Seller Representative. In the case of the foregoing clause (ii) of the immediately preceding sentence, Buyer shall, at the Seller Representative’s reasonable request and upon fifteen (15) days’ prior written notice and at the Seller Representative’s sole expense, exercise its right to conduct such audit and provide its results to the Seller Representative. This Section 5.10(d) shall survive for a period of three (3) years after the expiration of the Royalty Term.
(e) Buyer shall maintain all books and records subject to audit under Section 5.10(d) for a minimum of three (3) of its fiscal years after the fiscal year as to which such books and records pertain.
(f) From the Closing and for so long as any Product is within its Royalty Term, if a Buyer Liquidation Event is to be consummated, then (i) unless such anticipated Buyer Liquidation Event is publicly disclosed by the Company in a Form 8-K filed with the SEC, Buyer shall notify the Seller Representative of the anticipated Buyer Liquidation Event as soon as reasonably practicable following the execution of binding definitive documentation providing for the consummation of such Buyer Liquidation Event and the public announcement thereof (and, in any event, no later than thirty (30) days before the closing date thereof) and (ii) not later than the closing date of such Buyer Liquidation Event, Buyer shall cause the Third Party succeeding to the rights of Buyer to expressly assume the obligations and Liabilities of Buyer expressly provided in Section 1.4 and this Section 5.10, to the extent such obligations and Liabilities are not transferred or assumed by operation of law (including by merger) in connection with such Buyer Liquidation Event.
5.11 Exclusivity. During the period from the date of this Agreement until the earlier of (a) the date this Agreement is terminated in accordance with its terms, and (b) the Closing, the Sellers shall not, and shall cause each member of the Company Group and its and their respective Representatives not to, directly or indirectly, take any of the following actions with any Person, other than Buyer (and their Affiliates and their respective Representatives): (i) encourage, initiate, solicit, assist, facilitate, engage or entertain the submission of any proposal, offer, letter of intent, indication of interest or other similar agreement from any Person relating to (A) any acquisition of any equity securities of the Company Group, whether by issuance by the Company Group or by purchase (through a tender offer, exchange offer, negotiated purchase or otherwise) from the applicable equity holders or otherwise, (B) the license, sale, divestiture or transfer of all or a material portion of the assets of the Company Group, or (C) any merger, share exchange, business combination, reorganization, consolidation recapitalization or similar transaction involving the Company Group (any of the transactions described in clauses (A) through (C), an “Acquisition Proposal”), or (ii) participate in, enter into or otherwise encourage any discussions or negotiations with any Person, or provide any information to any Person, with respect to an Acquisition Proposal.
5.12 Employee Matters. Buyer covenants and agrees that:
(a) All employees who are employed by the Company Group immediately prior to the Closing (the “Retained Employees”) shall continue employment with the Company Group immediately following the Closing; provided, however, that this will not restrict Buyer or its Affiliates from terminating any Retained Employee for any reason at any time following the Closing.
(b) As of the Closing Date and for a period of at least one (1) year thereafter, the Company and its Subsidiaries shall provide, and Buyer shall cause the Company and its Subsidiaries to provide, each Retained Employee who remains with the Company Group with employee benefits (other than any equity or equity-based compensation, deferred compensation, change-in-control, retention or transaction-related benefits, and defined benefit pension and post-retirement welfare benefits) that are, subject to Buyer’s sole discretion, either substantially comparable in the aggregate to the employee benefits provided to (A) such Retained Employee immediately prior to the Closing under the Employee Benefit Plans, or (B) Buyer’s similarly situated employees. The Company and its Subsidiaries (i) shall provide, or Buyer shall cause the Company and its Subsidiaries to provide, each Retained Employee credit for the Retained Employee’s service with the Company

Group prior to the Closing under any employee benefit plan or personnel policies that cover the Retained Employee after the Closing, including any vacation, sick leave and severance policies (but excluding any equity or other long-term incentive awards), for purposes of eligibility, vesting and entitlement to vacation, sick leave and severance benefits, except where such credit would result in a duplication of benefits; (ii) shall, or Buyer shall cause the Company and its Subsidiaries to, allow such Retained Employees to participate in each plan providing welfare benefits (including medical, life insurance, long term disability insurance and long term care insurance to the extent provided by Buyer) to the extent coverage under such plan replaces coverage under a corresponding Employee Benefit Plan in which such Retained Employee participated immediately before the effective date of such replacement; and (iii) shall, or Buyer shall cause the Company and its Subsidiaries to, to the extent a Retained Employee is eligible to participate in a plan providing welfare benefits in accordance with clause (ii) of this Section 5.12(b), (x) cause each such Retained Employee to be eligible to participate immediately, without any waiting time, to the extent permitted under applicable Law, (y) take commercially reasonable efforts to waive preexisting condition limitations, evidence of insurability or other exclusions or limitations not imposed on the Retained Employee (or any eligible dependent thereof) by the corresponding Employee Benefit Plan immediately prior to such replacement, to the extent permitted under applicable Law, and (z) take commercially reasonable efforts to cause any eligible expenses incurred by the Retained Employee (or any eligible dependent thereof) during the portion of the plan year of the corresponding Employee Benefit Plan ending on the date of such Retained Employee’s commencement of participation in Buyer’s similar replacement plan to be taken into account for purposes of determining deductibles, co-pays and maximum out-of-pocket requirements under any similar replacement plan for the applicable plan year.
(c) From and after the Closing, the Company and its Subsidiaries shall honor, or Buyer shall cause the Company and its Subsidiaries to honor, each Retained Employee’s accrued but unused paid time off as of the Closing Date (including any earned vacation or personal holiday pay), in accordance with the terms of the applicable Employee Benefit Plan as in effect immediately prior to the Closing and in accordance with applicable Law.
(d) Unless otherwise requested in writing by Buyer no later than ten (10) Business Days prior to the Closing Date, the Company and its Subsidiaries shall terminate, effective as of no later than the date immediately preceding the Closing Date, the Kashiv Biosciences, LLC 401(k) Plan (the “Company 401(k) Plan”) or, if the Company determines that employee deferrals to the Company 401(k) Plan cannot be distributed in connection with a plan termination of the Company 401(k) Plan due to the Company’s determination that there is reasonably expected to be an alternative defined contribution plan during the specified period of time under Treas. Reg. Section 1.401(k)-1(d)(4), the Company shall (or shall cause its applicable Affiliates to) transfer the sponsorship of the Company 401(k) Plan to a Seller or any Affiliate thereof (other than any member of the Company Group), effective as of no later than the day immediately preceding the Closing Date. If the Company 401(k) Plan is terminated or transferred in accordance with the preceding sentence, Buyer shall receive from the Company, prior to the Closing, evidence that the Company 401(k) Plan will be so terminated or transferred pursuant to resolutions of the board of directors of any such applicable member of the Company Group (the form and substance of which shall be subject to reasonable review of Buyer, which shall not be unreasonably withheld, conditioned or delayed), effective as of no later than the day immediately preceding the Closing Date.
(e) Unless otherwise requested in writing by Buyer no later than thirty (30) days prior to the Closing Date, effective as of the Closing Date, the Company and its Subsidiaries shall take all actions necessary to cause the withdrawal of the Company and its Subsidiaries as a participating employer from, and the cessation of Retained Employee participation under, the Avtar Enterprise, LLC Employee Benefits Plan and any other Employee Benefit Plan that is sponsored or maintained by Avtar Enterprise, LLC or any entity other than the Company or its Subsidiaries (other than then existing equity awards issued by any Seller). In the event of such withdrawal, Buyer shall ensure that Retained Employees (and their eligible dependents) are offered replacement benefit plan coverage effective immediately following the Closing for benefits previously provided to such Retained Employees (and their eligible dependents) under the Avtar Enterprise, LLC Employee Benefit Plan, with such replacement benefit coverage to be provided under the health and welfare benefit plans maintained by Buyer and its Affiliates as required under Section 5.12(b).
(f) Between the date of this Agreement and the Closing Date, the Company Group will use reasonable best efforts to coordinate in good faith with Buyer to facilitate Buyer’s ability to identify and retain key employees of the Company Group through and following the Closing Date. In furtherance of the preceding sentence, during the Pre-Closing Period, the Company Group will provide Buyer with reasonable access to such key employees in connection with Buyer’s potential efforts to enter into new contractual, retention and/or incentive arrangements with such key employees. For the avoidance of doubt, no member of the Company Group is under any obligation to enter into, or to cause any key employee to enter into, any agreement.
(g) Buyer agrees that Buyer shall not, and Buyer agrees that Buyer shall cause each of Buyer’s Affiliates, each of the members of the Company Group and each of the Affiliates of any of the members of the Company Group not to, amend any of the Retention Bonus Agreements on or after the Closing. In the event that any Service Provider who is party to a Retention Bonus Agreement incurs a termination of employment or other service for any reason after the Closing but before September 1, 2028 (regardless of whether such termination is initiated by such Service Provider, by any member of the Company Group or otherwise), then Buyer shall provide written notice of such termination to the Seller Representative as soon as practicable and, in any event, not later than sixty (60) days thereafter. On September 1, 2028, Buyer and the Seller Representative shall deliver joint written instructions to the Escrow Agent to disburse (x) the portion of the Retention Bonus Escrow Funds (including the employer portion of any payroll Taxes or employment Taxes and other employer contributions incurred or payable in relation to the payment of such amounts) relating to each Service Provider who has earned his or her Retention Bonus in accordance with the terms of his or her Retention Bonus Agreement (with the applicable Retention Bonus amount for each Service Provider as set forth on Section 5.12(g) of the Disclosure Schedules) to the account of the applicable member of the Company Group designated in writing by the Buyer and (y) all amounts then in the Retention Bonus Escrow Account after the disbursement described in the immediately preceding clause (x) to the accounts of the Sellers (allocated by the Seller Representative among the Sellers in accordance with the Allocation Schedule) designated in writing by the Seller Representative.
(h) The provisions of this Section 5.12 are solely for the benefit of the Parties, and no current or former Company Group employee or other Service Provider, or individual associated therewith, shall be regarded for any purpose as a third party beneficiary of this Section 5.12. In no event shall the terms of this Agreement be deemed to (i) establish, amend or modify any Employee Benefit Plan or any other “employee benefit plan” as defined in Section 3(3) of ERISA, or any other benefit plan, program, agreement or arrangement maintained or sponsored by the Company Group, Buyer or any of their respective Affiliates; (ii) alter or limit the ability of Buyer, the Company or any of their respective Subsidiaries to amend, modify or terminate any Employee Benefit Plan or any other benefit or employment plan, program, agreement or arrangement after the Closing Date; or (iii) confer upon any current or former Company Group employee any right to employment or continued employment or continued service with Buyer, the Company or any of their respective Subsidiaries, or constitute or create an employment or similar agreement.
5.13 RW Policy. At Buyer’s sole cost, prior to and effective as of the Closing Date, Buyer shall obtain a representation and warranty policy (a “RW Policy”) in connection with the transactions contemplated by this Agreement. Buyer agrees that such policy shall be on customary terms and conditions (and Buyer shall cause such customary terms and conditions to include (i) the insurer thereunder expressly waiving, and agreeing not to pursue, directly or indirectly, any subrogation rights against the Sellers with respect to any claim made by any insured thereunder other than in the case of Fraud, with the insurer expressly agreeing that each Seller is an express beneficiary of the provisions of the RW Policy referred to in this clause (i) and shall be entitled to enforce such provisions, and (ii) the insurer thereunder expressly agreeing that Buyer and its Affiliates shall have no obligation to pursue any claim against the Sellers or the Seller Representative in connection with any Losses). The Seller Representative shall have a right to review and comment on such RW Policy, and Buyer shall consider in good faith any reasonable comments made by the Seller Representative. The Sellers shall use commercially reasonable efforts to cooperate with Buyer with respect to any claim submitted by Buyer against any such RW Policy. Following the date on which such RW Policy is bound, Buyer shall not, and shall cause its Affiliates not to, amend, modify or otherwise change, terminate or waive any provisions in such RW Policy without the Seller Representative’s prior written consent in any manner that would be reasonably likely to increase or expand the ability or rights of the insurer thereunder to bring a claim against, or otherwise seek recourse from, any Seller.
5.14 Financial Statements.
(a) As promptly as practicable following the date hereof (and in any event by no later than May 31, 2026), the Company shall deliver to Buyer the audited consolidated balance sheet as of December 31, 2025 and

December 31, 2024 and the related audited consolidated statements of operations and comprehensive loss, changes in members’ deficit, and cash flows for the fiscal years ended December 31, 2025 and December 31, 2024 of the Company Group, including accompanying footnotes, meeting the requirements of the rules and regulations of the SEC (collectively, the “2025 Audited Financial Statements”) and the associated audit report of the Company’s independent certified public accountant to the Board of Directors of the Company satisfying the requirements of Regulation S-X (the “2025 Audit Report”). If the Closing Date is 90 days or more after the end of the fiscal year ending December 31, 2026, the Company shall deliver to Buyer as promptly as practicable (but in no event later than 90 days after the end of such fiscal year) the audited consolidated balance sheet as of December 31, 2026 and December 31, 2025 and the related audited consolidated statements of operations and comprehensive loss, changes in members’ deficit, and cash flows for the fiscal years ended December 31, 2026 and December 31, 2025 of the Company Group meeting the requirements of the rules and regulations of the SEC (collectively, the “2026 Audited Financial Statements”) and the associated audit report of the Company’s independent certified public accountant to the Board of Directors of the Company satisfying the requirements of the rules and regulations of the SEC, including Regulation S-X (the “2026 Audit Report”); provided, that Seller Representative shall reasonably cooperate, as may be reasonably requested by Buyer, with Buyer in connection with Buyer’s completion of the 2026 Audited Financial Statements if the Closing Date occurs prior to the 90th day after the end of the fiscal year ending December 31, 2026.
(b) As promptly as practicable following the date hereof (and in any event by no later than thirty (30) days prior to the Closing Date), the Company shall deliver to Buyer the unaudited financial statements of the Company Group for each of the quarterly periods ending March 31, June 30, September 30 and December 31, 2025 (each, a “2025 Quarterly Financial Period”), in each case comprised of consolidated balance sheets, consolidated statements of operations and comprehensive loss, and consolidated statements of changes in members’ deficit, and meeting the requirements of the rules and regulations of the SEC, including Regulation S-X, as of the end of, and for, each applicable 2025 Quarterly Financial Period (collectively, the “2025 Quarterly Financial Statements”), together with such supporting schedules, detail, and supplementary information as reasonably requested by Buyer, in order to enable Buyer to prepare quarterly and annual pro forma financial information required by the rules and regulations of the SEC, including Regulation S-X, including, but not limited to, consolidation schedules that support the financial statements, topside adjustments, and trial balances by legal entity, and schedules supporting balance sheet accounts, revenues, cost of goods sold, operating expenses, interest expense, depreciation and amortization, identification of transactions with the Buyer, and other information reasonably necessary to identify purchase accounting adjustments and pro forma impacts. As of and for the quarterly period ending March 31, 2026 and each subsequent quarterly period ending prior to the Closing Date, other than any calendar quarter ending December 31 (each, an “Interim Financial Period”), the Company shall deliver to Buyer the unaudited financial statements of the Company Group, comprised of consolidated balance sheets, consolidated statements of operations and comprehensive loss, and consolidated statements of changes in members’ deficit, including accompanying footnotes, meeting the requirements of the rules and regulations of the SEC, including Regulation S-X, as of the end of, and for, such Interim Financial Period (the “Go-Forward Unaudited Financial Statements” and, collectively with the 2025 Audited Financial Statements and the 2026 Audited Financial Statements, the “Go-Forward Financial Statements”) for such Interim Financial Period (and the portion of the fiscal year then ended) and the corresponding period of the prior fiscal year, which will, if such financial statements are required by the rules and regulations of the SEC to be included in the Buyer’s SEC filings, including the Proxy Statement, have been reviewed by the Company’s independent registered public accounting firm. The Go-Forward Unaudited Financial Statements will be delivered as promptly as practicable following the end of the corresponding Interim Financial Period but no later than 45 days after the end of such Interim Financial Period.
(c) In advance of the deliveries pursuant to this Section 5.14, the Company shall provide Buyer with (i) a reasonable opportunity to review preliminary drafts of the financial statements, the form and substance of which shall be reasonably acceptable to Buyer, and (ii) reasonable access in accordance with and subject to the provisions of Section 5.8 to the documents, schedules and work papers of the Company Group that are reasonably necessary for purposes of such review.

5.15 [Reserved.].
5.16 Books and Records. The Company shall use reasonable best efforts to cause all physical books and records of the Company Group (including personnel records, books of account, files, invoices, correspondence, physical or tangible embodiments of any intangible assets and other documents) to be held at the principal office of the Company or any of its Subsidiaries as of the Closing.
5.17 [Reserved.].
5.18 Maximum Cash Amount. The Company shall use reasonable best efforts to distribute any Cash in excess of the Maximum Cash Amount to the Sellers prior to the Closing.
5.19 Proxy Statement. Buyer shall, as promptly as reasonably practicable, prepare and file with the SEC a proxy statement (together with any amendments thereof or supplements thereto, the “Proxy Statement”) in preliminary form in connection with the meeting of Buyer’s stockholders (including any and all adjournments or postponements thereof, the “Buyer Meeting”) for the purpose of obtaining the Stockholder Approval and any other matters reasonably deemed by Buyer to be necessary or appropriate in connection with or in order to consummate the transactions contemplated by this Agreement, as well as any other matters of the type customarily brought before a meeting of stockholders to approve the matters contemplated by the Stockholder Approval. The Proxy Statement shall comply as to form in all material respects with the applicable provisions of the Exchange Act and other applicable Law. In connection with the filing of the Proxy Statement and other SEC filings contemplated hereby, the Sellers, the Seller Representative and the Company shall use their commercially reasonable efforts to (i) cooperate with Buyer to prepare pro forma financial statements that comply with the rules and regulations of the SEC to the extent required for any such SEC filings, including the requirements of Regulation S-X; and (ii) provide access to, upon reasonable notice, the senior management employees of the Company Group to discuss the materials prepared and delivered pursuant to this Section 5.19. In furtherance of the foregoing, the Sellers, the Seller Representative and the Company shall, and shall cause their respective Representatives to, use their commercially reasonable efforts to furnish promptly to Buyer such additional financial and operating data and other information, as Buyer may reasonably require in connection with the preparation of the Proxy Statement and shall otherwise use commercially reasonable efforts to reasonably cooperate with Buyer as Buyer may reasonably request in connection with the preparation and filing of the Proxy Statement. Buyer will use its commercially reasonable efforts to have the preliminary Proxy Statement cleared by the SEC as promptly as reasonably practicable after such filing. Prior to filing the Proxy Statement or responding to any comments of the SEC or its staff with respect thereto, Buyer shall, if permitted by applicable Law and to the extent reasonably practicable, provide the Seller Representative with an opportunity to review and comment on such document or response and shall consider any reasonable comments made by the Seller Representative and its counsel. Subject to applicable Law and to the extent reasonably practicable, Buyer will notify the Seller Representative promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement, and the Seller Representative and the Company shall use commercially reasonable efforts to cooperate with Buyer as Buyer may reasonably request in connection with any such response, amendment or supplement. As soon as reasonably practicable following the approval of the Proxy Statement by the SEC, Buyer shall thereafter cause the Proxy Statement to promptly be mailed or delivered to holders of Amneal Common Stock. Buyer shall use reasonable best efforts to take any other action required to be taken by it under the Securities Act, the Exchange Act, Delaware law and the rules of NASDAQ in connection with the filing and distribution of the Proxy Statement and the solicitation of proxies from the stockholders of Buyer in connection therewith. The Proxy Statement shall include the Buyer Conflicts Committee Recommendation and the Buyer Board Recommendation.
5.20 Buyer Meeting.
(a) Buyer and the Buyer Board shall take, in accordance with applicable Law and Buyer’s Organizational Documents, all action necessary to set a record date for, call, give notice of, convene, and hold, as promptly as reasonably practicable following the mailing of the Proxy Statement, the Buyer Meeting. Buyer and the Buyer Board shall use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, necessary, proper or advisable on its part to cause the Stockholder Approval to be received at the Buyer Meeting or any adjournment or postponement thereof in accordance herewith, and shall comply with all legal requirements applicable to the Buyer Meeting. The Buyer Board and the Buyer Conflicts Committee shall not, as applicable, (A) (x) withdraw or (y) qualify, amend or modify in any manner adverse to the Sellers, the Buyer Conflicts Committee Recommendation or the Buyer Board Recommendation, as applicable or (B) fail to include in the Proxy Statement, the Buyer Conflicts Committee Recommendation or the Buyer Board Recommendation, as applicable (any action in clause (A) and (B), a “Buyer Adverse Recommendation Change”). Unless this Agreement has been validly terminated, Buyer shall cause the Buyer Meeting to be convened and shall submit the Stock Issuance and this Agreement to the stockholders of Buyer at the Buyer Meeting for the purpose of Buyer’s stockholders considering and voting on the Stock Issuance and this Agreement and any other matters required to be approved by Buyer’s stockholders in order to consummate the transactions contemplated by this Agreement.
(b) Notwithstanding anything in Section 5.20(a), but subject to this Section 5.20(b), at any time prior to obtaining the Stockholder Approval, but not after, the Buyer Board or the Buyer Conflicts Committee may, subject to compliance with the terms of this Section 5.20, make a Buyer Adverse Recommendation Change in response to a Buyer Intervening Event, if (i) the Buyer Board or the Buyer Conflicts Committee, as applicable, determines in good faith, after consultation with its outside legal counsel and financial advisors, that the failure to do so would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law, (ii) Buyer delivers to the Seller Representative at least four (4) Business Days prior to such Buyer Adverse Recommendation Change, a written notice (a “Buyer Notice”) (which notice itself shall not constitute a Buyer Adverse Recommendation Change) advising the Seller Representative that the Buyer Board or the Buyer Conflicts Committee intends to take such action and specifying the reasons therefor, including a description of such Buyer Intervening Event in reasonable detail, (iii) to the extent the Seller Representative wishes to negotiate, Buyer has negotiated with, and has caused its Representatives (including its executive officers and members of the Buyer Conflicts Committee) to negotiate with, the Seller Representative in good faith during the four (4) Business Day period following receipt by the Seller Representative of the Buyer Notice (which period shall expire at 11:59 p.m., Eastern Time, on the fourth (4th) Business Day, the “Buyer Notice Period”) in order to enable the Seller Representative to propose revisions to the terms of this Agreement or the transactions contemplated hereby and (iv) following the Buyer Notice Period, and after considering the results of any such negotiations and giving effect to any proposals, amendments or modifications made in writing or agreed to in writing by the Seller Representative, the Buyer Board or Buyer Conflicts Committee, as applicable, again determines in good faith, after consultation with its outside legal counsel and financial advisors, that the failure to make a Buyer Adverse Recommendation Change would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law; provided, that in the event of any change to the financial or any other material facts of such Buyer Intervening Event during the Buyer Notice Period, this Section 5.20(b) shall again apply with respect to each such revision (but the four (4) Business Day period shall instead be two (2) Business Days measured from the later of the end of the original four Business Day period or delivery to the Seller Representative of written notice of such revised terms).
(c) For purposes of this Agreement, “Buyer Intervening Event” means any event, change, occurrence, development, condition, proposal, effect or state of facts or circumstances that (i) is material to Buyer and its controlled Affiliates, taken as a whole, (ii) was unknown to, and not reasonably foreseeable by, the Buyer Conflicts Committee as of the date of this Agreement, or if known by, or reasonably foreseeable to, the Buyer Conflicts Committee as of the date of this Agreement, the material consequences of which were not known or reasonably foreseeable to the Buyer Conflicts Committee as of the date of this Agreement, and (iii) does not involve or relate to the fact that Buyer meets or exceeds or fails to meet or exceed any published analyst estimates or expectations of Buyer’s revenue, earnings or other financial performance or results of operations for any period, in and of itself, or meets or exceeds or fails to meet or exceed any internal or published projections, budgets, plans or forecasts of revenues, earnings or other financial performance or results of operations, in and of itself, or any change in the price or trading volume of the shares of Amneal Common Stock or the credit rating of Buyer, in and of itself (provided, that, for purposes of this clause (iii), the matters giving rise to or contributing to such events may be deemed to constitute, or be taken into account in determining whether there has been, a Buyer Intervening Event if not excluded by any other clause of this definition).
(d) Buyer shall not, without the prior written consent of the Seller Representative, adjourn, recess or postpone the Buyer Meeting; provided, that Buyer may adjourn, recess or postpone the Buyer Meeting if (i) Buyer reasonably believes that at the Buyer Meeting there will not be a sufficient number of shares of Amneal Common Stock represented (either in person or by proxy) to constitute the quorum necessary to conduct the business of the Buyer Meeting, (ii) Buyer reasonably believes that as of the date of the Buyer Meeting there will not be a sufficient number of shares of Amneal Common Stock represented (either in person or by proxy) necessary for the receipt of the Stockholder Approval in accordance with Buyer’s Organizational Documents and applicable Law, (iii) required by applicable Law, or (iv) in order to ensure that any supplement or amendment to the Proxy Statement which Buyer has determined in good faith after consultation with outside counsel is required by applicable Law is provided to Buyer’s stockholders a reasonable amount of time prior to the Buyer Meeting; provided, that in the case of clauses (i) and (ii), Buyer shall adjourn the Buyer Meeting at the request of the Seller Representative; provided, that Buyer shall not be required to adjourn or postpone the Buyer Meeting pursuant thereto more than two (2) times or for more than twenty (20) Business Days in the aggregate.
(e) Buyer shall consult in good faith with the Seller Representative regarding the record date and the meeting date for the Buyer Meeting.
5.21 Form S-3 Registration; Supplemental Listing.
(a) No later than the later of (i) thirty (30) days following the Closing Date and (ii) ten (10) Business Days following the receipt by Buyer of information reasonably required from the Sellers to be included or incorporated by reference in such registration statement, Buyer shall file with the SEC a registration statement on Form S-3 (together with any prospectus, prospectus supplement or amendment thereto, the “S-3 Shelf”) (which, if Buyer is at such time eligible, shall be in the form of an automatic shelf registration statement (as defined in Rule 405 under the Securities Act)), which S-3 Shelf shall provide for the public resale of the shares of Amneal Class A Common Stock issued at the Closing pursuant hereto. If the S-3 Shelf is not an automatic shelf registration statement, Buyer shall use reasonable best efforts to cause the S-3 Shelf to become effective as promptly as reasonably practicable following the date of its filing.
(b) Buyer shall keep the S-3 Shelf continuously effective, and not subject to any stop order, injunction or other similar order or requirement of the SEC, until the earlier of (i) the two (2) year anniversary of the effectiveness of the S-3 Shelf and (ii) the date that all Amneal Class A Common Stock covered by the S-3 Shelf shall (x) be disposed of pursuant to the S-3 Shelf, (y) be eligible for sale pursuant to Rule 144 or Rule 145 under the Securities Act or (z) cease to be outstanding. Prior to filing the S-3 Shelf or any amendments or supplements thereto, subject to applicable Law, Buyer shall furnish to the Seller Representative copies of all documents proposed to be filed with respect to the S-3 Shelf, and the Seller Representative a reasonable opportunity to comment on such documents and keep the Seller Representative reasonably informed as to the registration process. Buyer shall not be responsible for any underwriters’, brokers’ or dealers’ discounts or commissions and transfer taxes, if any, relating to the sale of the Sellers’ shares of Amneal Class A Common Stock, any underwriters’, brokers’ or dealers’ expenses, including road show and travel expenses, or any legal fees or expenses for the Sellers.
(c) Buyer shall take all actions necessary to cause the Amneal Class A Common Stock issued pursuant to the Stock Issuance to be listed on NASDAQ effective as of the Closing.
(d) The Parties acknowledge and agree that Section 5.2 (Blackout Periods) of the Buyer Stockholders’ Agreement shall apply to this Section 5.21, mutatis mutandis.
(e) For the avoidance of doubt, the rights and obligations set forth in this Section 5.21 are in addition to, and not in lieu of, the registration rights provided in the Buyer Stockholders’ Agreement.
5.22 Treatment of Company Group Debt. At Buyer’s written request, the Company shall use commercially reasonable efforts to cooperate with, and provide reasonable assistance to, Buyer in connection with any steps Buyer may determine are necessary or desirable to take to retire, repay, defease, repurchase, redeem, satisfy and discharge, cancel or otherwise terminate effective at or substantially concurrently with the Closing, some or all amounts outstanding under the Funded Debt, which cooperation and assistance shall include (A) using reasonable best efforts to arrange for the repayment or prepayment of any Funded Debt on or substantially concurrently with the Closing Date, including by preparing and submitting, prior to the Closing Date as reasonably instructed by Buyer, customary notices of prepayment (subject to reasonable prior review and comment by Buyer) in respect of any such prepayment, redemption, satisfaction and discharge, defeasance, exchange, other repurchase, tender offer or repayment; provided, that the consummation of any such prepayment, redemption, satisfaction and discharge, defeasance, exchange offer, other repurchase, tender offer or repayment shall be contingent upon (and only occur upon, or substantially concurrently with, but not prior to) the occurrence of the Closing unless otherwise agreed in writing by Buyer, and (B) using reasonable best efforts to obtain from the applicable lenders or agents the Payoff

Letters (including drafts thereof prior to Closing), Encumbrance and guarantee releases or instruments of termination or discharge in respect of the existing Indebtedness and Encumbrances under the Funded Debt in accordance with Section 6.2(i). Notwithstanding the foregoing, nothing in this Section 5.22 shall require the Company or any other member of the Company Group to (1) pay or incur any fees, costs, or expenses (other than internally allocated fees, costs and expenses and the fees, costs and expenses of its own outside advisors, including its own legal counsel) prior to the Closing (unless and to the extent promptly reimbursed by Buyer), (2) take any action that would be binding or effective prior to the occurrence of the Closing, (3) take any action that would reasonably be expected to result in any material liability to, or conflict with or violate the organizational documents or applicable Law binding upon, any member of the Company Group, or (4) take any action that would unreasonably interfere with the ongoing business or operations of the Company Group.
5.23 Compliance with ISRA. Following the date hereof, the Sellers shall, at their sole cost and expense, promptly and diligently comply with all requirements of the New Jersey Industrial Site Recovery Act, N.J.S.A. 13:1K-6 et seq. and its implementing regulations each as amended from time to time (“ISRA”) arising from or in connection with the execution of this Agreement and the consummation of the transactions contemplated by this Agreement with respect to the Leased Real Property located at 20 New England Avenue, Piscataway, New Jersey and 65 Clyde Road, Unit F, Somerset, New Jersey (each, an “ISRA Property”), including (i) preparing, certifying and submitting to the New Jersey Department of Environmental Protection (“NJDEP”) for each ISRA Property all submissions required to be filed prior to Closing pursuant to ISRA, including the submission within five (5) calendar days after the date hereof of a General Information Notice (“GIN”) or in lieu of a GIN a De Minimis Quantity Exemption (“DQE”) affidavit if appliable, for each ISRA Property, it being acknowledged that if a GIN is filed and the Sellers and Buyer subsequently determine that an ISRA Property is eligible for a DQE, the Sellers may file a DQE affidavit for that ISRA Property no later than forty-five (45) days prior to Closing, and (ii) obtaining all approvals required under ISRA to consummate the transaction by (A) providing Buyer with a copy of a Response Action Outcome (“RAO”) which, subject to any required consent of the landlord for the ISRA Property and provided that they do not unreasonably interfere with the Company’s continued operation of the ISRA Property, may utilize Engineering Controls and/or Institutional Controls (as those terms are defined in ISRA) consistent with the non-residential, commercial or industrial use of the applicable ISRA Property as of the Closing Date, or, if required by the Sellers’ LSRP (as defined in ISRA, the “LSRP”) based on site-specific conditions, an unrestricted use RAO, or a copy of the NJDEP approval granting the DQE for each ISRA Property or (B) if the RAO or NJDEP approval of the DQE is not obtained within seven (7) calendar days prior to Closing (a) delivering a Remediation Certification (as defined under ISRA, a “Remediation Certification”) to NJDEP designating the Sellers as the certifying party as well as the party agreeing to conduct remediation in order to allow the Closing to occur prior to issuance of the RAO, (b) establishing any required Remediation Funding Source (as defined under ISRA), (c) delivering a Remediation Cost Review and Remediation Funding Source/Financial Assurance Form (as defined under ISRA) to NJDEP and (d) paying any required one percent (1%) annual surcharge associated with the submission of the Remediation Certification (the item or items in clause (A) or (B), as applicable, the “ISRA Closing Deliverables”). To the extent Closing occurs pursuant to a Remediation Certification for an ISRA Property, Sellers shall, at their sole cost and expense, promptly and diligently take all actions, including investigatory and remedial actions, required under ISRA in order to obtain an RAO for the ISRA Property. The Sellers and Buyer shall cooperate in good faith regarding completion of ISRA for each ISRA Property, including sharing information regarding the status of the process and sharing any drafts of submissions to NJDEP at least five (5) Business Days prior to the date of submission, and Buyer shall have the right to review and comment on any such submissions and the Sellers shall request that the LSRP consider in good faith any such comments received from Buyer prior to submission to NJDEP; provided, however, that (i) the Sellers shall retain final authority and control over the content, timing, and form of all NJDEP submissions and all investigatory and remedial actions conducted at each ISRA Property, consistent with the LSRP’s independent professional duties and obligations under N.J.A.C. 7:26C, subject to any required consent of the landlord for the ISRA Property and provided that such actions do not unreasonably interfere with the Company’s continued operation of the ISRA Property, and (ii) the LSRP shall not be required to modify any NJDEP submission in response to Buyer’s comments where, in the LSRP’s professional judgment, such modification would be inconsistent with applicable professional standards or ISRA requirements. In addition, prior to the Closing Date, Buyer and Sellers shall negotiate in good faith and execute a mutually acceptable written access agreement (the “ISRA Access Agreement”), consistent with the operative Real Property Lease for the ISRA Property, which ISRA Access Agreement shall be executed as of the Closing Date in order to allow Sellers to complete their ISRA obligations after Closing where Closing occurs pursuant to a Remediation Certification for the ISRA Property. The ISRA Access Agreement shall provide for (i) reasonable advance notice to the Company for routine access and expedited access where required to meet NJDEP deadlines, (ii) the right to conduct all investigatory and remedial activities necessary to obtain an RAO, including installation of monitoring wells and implementation of Engineering Controls, subject to any required consent of the landlord for the ISRA Property and provided, that the Sellers shall use commercially reasonable efforts to conduct such activities in a manner that does not unreasonably interfere with the Company’s continued operations at the ISRA Property, (iii) the Sellers’ obligation to restore the property following any such activities, and (iv) a term extending until issuance of an RAO for the applicable ISRA Property.
5.24 Termination of Affiliate Agreements.
(a) The Sellers and the Company shall not, and shall cause their respective Subsidiaries not to, prior to the Closing, amend, restate, supplement or otherwise modify any of the Affiliate Agreements and Affiliate Arrangements without the prior written consent of Buyer. Prior to the Closing, the Company shall use reasonable best efforts to identify all Affiliate Agreements and Affiliate Arrangements not listed on Section 3.19(b) of the Disclosure Schedule, if any.
(b) Effective as of the Closing, the Company shall cause all Affiliate Agreements and Affiliate Arrangements other than the Excluded Arrangements to be terminated, discharged and settled in full without any further force or effect and without any further liability or obligation for Buyer or any of its controlled Affiliates (including the members of the Company Group) thereunder (including any post-closing payments thereunder), pursuant to one or more instruments in form and substance reasonably satisfactory to Buyer.
(c) At or prior to the Closing, the Company shall, and shall cause its Subsidiaries to pay, settle or discharge all account balances or amounts owed from, or to, the Company or any of its Subsidiaries to, or by, any Seller Affiliated Persons, without any further liability or obligation for Buyer or any of its controlled Affiliates (including the members of the Company Group) thereunder.
ARTICLE VI
CLOSING CONDITIONS
6.1 Conditions to Obligations of the Company and the Sellers. The obligations of the Company and the Sellers to consummate the transactions contemplated hereby shall be subject to the fulfillment of the following conditions unless waived by the Seller Representative:
(a) Representations and Warranties; Covenants. (i) (A) The Fundamental Representations of Buyer set forth in Article II, disregarding all qualifications contained therein relating to materiality or Material Adverse Effect, shall be true and correct in all material respects at and as of the date of this Agreement and as of the Closing Date as if made at and as of such date (except that those representations and warranties that are made as of a specific date need only be true and correct in all material respects as of such date) and (B) the other representations and warranties of Buyer set forth in Article II, disregarding all qualifications contained therein relating to materiality or Material Adverse Effect, shall be true and correct at and as of the date of this Agreement and the Closing Date as if made at and as of such date (except that those representations and warranties that are made as of a specific date shall be so true and correct as of such date), except, in each case of this subclause (B), for any inaccuracy or breach that would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on Buyer; (ii) the covenants and agreements set forth in this Agreement to be performed or complied with by Buyer at or prior to the Closing shall have been performed or complied with in all material respects; and (iii) the Seller Representative shall have received an officer’s certificate of Buyer, dated as of the Closing Date and duly executed by an authorized officer of Buyer, certifying as to the matters set forth in clauses (i) and (ii) of this Section 6.1(a).
(b) No Governmental Order. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered into any Order (whether temporary, preliminary or permanent) which is in effect and has the effect of making the transactions contemplated by this Agreement illegal or otherwise restraining, prohibiting or enjoining the consummation of the transactions contemplated by this Agreement.
(c) HSR Act; Requisite Regulatory Approvals. The waiting period under the HSR Act, if applicable, shall have expired or been terminated and the required regulatory approvals set forth in Item 1 of Section 2.3(d) of the Buyer Disclosure Schedule shall have been made, obtained or taken and any applicable approvals or waiting periods thereunder shall have been received and remain in effect (in the case of approvals) or expired or been terminated (in case of waiting periods), including any extensions thereof.

(d) Amendment to Buyer Stockholders’ Agreement. The Seller Representative shall have received a duly executed counterpart of Buyer to the Amendment to the Buyer Stockholders’ Agreement, in the form attached hereto as Exhibit B, together with evidence of approval thereof by the Buyer Conflicts Committee.
(e) Stockholder Approval. The Stockholder Approval shall have been obtained in accordance with Delaware law, the rules and regulations promulgated by NASDAQ, and Buyer’s Organizational Documents.
(f) NASDAQ Listing. The shares of Amneal Class A Common Stock to be issued in connection with the transactions contemplated hereby shall have been approved for listing on NASDAQ, subject to official notice of issuance.
6.2 Conditions to Obligations of Buyer. The obligation of Buyer to consummate the transactions contemplated hereby shall be subject to the fulfillment of the following conditions unless waived by Buyer:
(a) Representations and Warranties; Covenants.
(i) (A)(1) the representations and warranties of the Company contained in Section 3.4(a)(ii) shall be true and correct in all respects at as of the date of this Agreement, (2) the Fundamental Representations of the Company set forth in Article III, shall be true and correct in all respects (except for de minimis inaccuracies) at and as of the date of this Agreement and as of the Closing Date (except that those representations and warranties that are made as of a specific date need only be true and correct in all respects (except for de minimis inaccuracies) as of such date) and (3) the other representations and warranties of the Company set forth in Article III, disregarding all qualifications contained therein relating to materiality or Material Adverse Effect, shall be true and correct in all respects at and as of the date of this Agreement and the Closing Date as if made at and as of such date (except that those representations and warranties that are made as of a specific date shall be so true and correct in all respects as of such date), except, in each case of this subclause (3), for any inaccuracy or breach that would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on the Company; (B) the covenants and agreements set forth in this Agreement to be performed or complied with by the Company at or prior to the Closing shall have been performed or complied with in all material respects; and (C) Buyer shall have received an officer’s certificate duly executed by an authorized officer or manager of the Company, dated as of the Closing Date and certifying as to the matters set forth in clauses (A) and (B) of this Section 6.2(a)(i) and Section 6.2(n).
(ii) (A)(1) The Fundamental Representations of the Sellers and the Seller Representative set forth in Article IV shall be true and correct in all respects (except for de minimis inaccuracies) at and as of the date of this Agreement and as of the Closing Date (except that those representations and warranties that are made as of a specific date need only true and correct in all respects (except for de minimis inaccuracies) as of such date) and (2) the other representations and warranties of the Sellers and the Seller Representative set forth in Article IV, disregarding all qualifications contained therein relating to materiality or Material Adverse Effect, shall be true and correct in all respects at and as of the date of this Agreement and the Closing Date as if made at and as of such date (except that those representations and warranties that are made as of a specific date shall be so true and correct in all respects as of such date), except, in each case of this subclause (2), for any inaccuracy or breach that would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on the Sellers or the Seller Representative; (B) the covenants and agreements set forth in this Agreement to be performed or complied with by the Sellers and the Seller Representative at or prior to the Closing shall have been performed or complied with in all material respects; and (C) Buyer shall have received a certificate duly executed by the Seller Representative, dated as of the Closing Date and certifying as to the matters set forth in clauses (B) and (C) of this Section 6.2(a)(ii).
(b) No Governmental Order. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Order (whether temporary, preliminary or permanent) which is in effect and has the effect of making the transactions contemplated by this Agreement illegal or otherwise restraining, prohibiting or enjoining the consummation of the transactions contemplated by this Agreement.
(c) HSR Act; Requisite Regulatory Approvals. The waiting period under the HSR Act, if applicable, shall have expired or been terminated and the required regulatory approvals set forth in Section 2.3(d) of the Buyer

Disclosure Schedule shall have been made, obtained or taken and any applicable approvals or waiting periods thereunder shall have been received and remain in effect (in the case of approvals) or expired or been terminated (in case of waiting periods), including any extensions thereof.
(d) Company Organizational Documents. The Seller Representative shall have delivered to Buyer a certificate dated as of the Closing Date, duly executed by a manager of the Company, certifying as to the Company LLC Agreement, together with a copy of the Company Certificate of Formation, certified by the Secretary of State of Delaware, as of a date not earlier than five (5) days prior to the Closing Date.
(e) Forms W-9. The Seller Representative shall have delivered to Buyer a properly completed and executed copy of IRS Form W-9 from each Seller and the Company.
(f) Resignations. The Seller Representative shall have delivered to Buyer written resignations of the Company’s managers specified by Buyer on Schedule 6.2(f), effective as of the Closing, in a form reasonably acceptable to Buyer.
(g) Transfer Powers. The Seller Representative shall have delivered to Buyer a membership interest transfer power representing the Acquired Membership Interests, executed in blank, in proper form for transfer, with all required unit transfer tax stamps affixed thereto.
(h) Invoices. The Seller Representative shall have delivered to Buyer invoices or other evidence as applicable for the Transaction Expenses, in form and substance reasonably satisfactory to Buyer, delivered substantially contemporaneously with the delivery of the Estimated Closing Statement and Flow of Funds Memorandum.
(i) Payoff Letters. The Seller Representative shall have provided the duly executed Payoff Letters at or substantially concurrently with the Closing (and drafts of the same at least three (3) Business Days prior to the Closing), in form and substance reasonably satisfactory to Buyer, and, with respect to the Funded Debt (and security interests securing such Funded Debt) subject to the Payoff Letters, customary evidence of termination or release in full of any Encumbrances and other security agreements or interests on all property or assets of the Company Group securing such Indebtedness, which releases and terminations shall be effective at or substantially concurrently with the Closing and conditioned upon the receipt by the applicable lenders or agents of the applicable payoff amounts.
(j) Terminated Agreements. The Contracts set forth on Schedule 6.2(j) shall have been terminated or shall be terminated effective as of the Closing.
(k) Amendment to Buyer Stockholders’ Agreement. Buyer shall have received a duly executed counterpart of the Amneal Group Representative to the Amendment to the Buyer Stockholders’ Agreement, in the form attached hereto as Exhibit B.
(l) Restrictive Covenant Agreements. The Restrictive Covenant Agreements shall remain in full force and effect.
(m) Stockholder Approval. The Stockholder Approval shall have been obtained in accordance with Delaware law, the rules and regulations promulgated by NASDAQ, and Buyer’s Organizational Documents.
(n) Material Adverse Effect. Since the date of this Agreement, there shall not have been a Material Adverse Effect on the Company.
(o) ISRA Closing Deliverables. The Seller Representative shall have delivered to Buyer the ISRA Closing Deliverables.
(p) Financial Statements. The Company shall have delivered to Buyer (A) true, correct and complete copies of (i) the 2025 Audited Financial Statements, which 2025 Audited Financial Statements (as to the fiscal year 2025) shall not deviate in any material respect from the 2025 Unaudited Financial Statements, and (ii) the 2025 Audit Report, which 2025 Audit Report shall conclude that the 2025 Audited Financial Statements present fairly, in all material respects, the financial position of the Company Group as of December 31, 2025 and December 31, 2024, and the results of its operations and its cash flows for the years then ended in accordance with GAAP, and (B) if the Closing Date is 90 days or more after the end of the fiscal year ending December 31, 2026, true, correct and complete copies of (i) the 2026 Audited Financial Statements and (ii) the 2026 Audit

Report, which 2026 Audit Report shall conclude that the 2026 Audited Financial Statements present fairly, in all material respects, the financial position of the Company Group as of December 31, 2026 and December 31, 2025, and the results of its operations and its cash flows for the years then ended in accordance with GAAP.
(q) Indian Law Matters. Each of the conditions set forth on Section 6.2(q) of the Buyer Disclosure Schedule shall have been satisfied.
6.3 Frustration of Closing Conditions. None of the Parties may rely on the failure of any condition set forth in this Article VI to be satisfied if such failure was caused by its failure (or, in the case the Company, the failure of any of the Sellers or the Seller Representative or, in the case any of the Sellers, the failure of the Company or the Seller Representative) to comply with any of its obligations under this Agreement.
ARTICLE VII
TAX MATTERS
7.1 Straddle Period. In the case of Taxes that are payable with respect to any Straddle Period, the portion of any such Taxes that is attributable to the portion of such Straddle Period ending on the Closing Date (including for purposes of determining Tax Liabilities reflected in the calculation of Working Capital with respect to any Straddle Period), shall (i) in the case of real and personal property Taxes and franchise Taxes not based on gross or net income, be equal to the amount of such Taxes for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of calendar days in the portion of the Straddle Period ending on the Closing Date and the denominator of which is the number of calendar days in the entire Straddle Period, and (ii) in the case of other Taxes, be determined as if the Company filed a separate Tax Return with respect to such Taxes for the portion of the Straddle Period ending as of 12:01 a.m. (Eastern time) on the Closing Date using a “closing of the books methodology” based on the actual operations of the Company Group; provided, that any employer payroll Taxes arising with respect to a Pre-Closing Tax Period or Straddle Period that have been deferred pursuant to the CARES Act or any other corresponding or similar provision of other Law with respect to Taxes shall be allocated to the Pre-Closing Tax Period or the portion of such Straddle Period ending on the Closing Date, as applicable. Notwithstanding the foregoing, no Taxes attributable to any actions taken by Buyer or any actions taken outside the ordinary course of business by the Company Group on the Closing Date following the Closing shall be taken into account for purposes of determining Tax Liabilities reflected in the calculation of Working Capital.
7.2 Tax Contests. After the Closing Date, except as set forth in this Section 7.2, Buyer (on behalf of the Company Group) shall control the conduct, through counsel of its own choosing, of any audit, claim for refund, or administrative or judicial proceeding involving any asserted Tax Liability or refund with respect to the Company Group (each a “Tax Contest”). Notwithstanding the foregoing, in the case of a Tax Contest involving the Forms 1065 that relates to any Pre-Closing Tax Period or Straddle Period and to the extent such Tax Contest could result in the Sellers or the Seller Representative being liable pursuant to this Agreement, (i) the Seller Representative shall have the right to participate in such Tax Contest at its own expense and (ii) Buyer shall not allow the Company Group to settle or otherwise resolve such Tax Contest without the prior written permission of the Seller Representative, which consent shall not be unreasonably withheld, delayed, or conditioned. In the case of a Tax Contest involving the Forms 1065, the Seller Representative shall take, and cause its Affiliates to take, such actions as are needed to cause the Company Group to (x) cause Buyer to be designated as the “partnership representative” (as defined in Section 6223(a) of the Code) of the Company Group (including by executing IRS Form 8979 or such successor or similar form or authorization prescribed for such purpose (and any corresponding or similar form required to approve such similar designations under applicable state or local Law)) and (y) make a timely “push out” election under Section 6226(a) of the Code (and any corresponding or similar provision of state or local Tax Law) for such taxable year.
7.3 Transfer Taxes. Notwithstanding any provision of this Agreement to the contrary, all sales, use, value added, real property transfer, controlling interest transfer, transfer and other similar Taxes in connection with the transactions contemplated by this Agreement (collectively, “Transfer Taxes”) shall be borne 50% by Buyer and 50% by the Seller Representative (to be allocated by the Seller Representative among the Sellers in accordance with the Allocation Schedule). Buyer and the Seller Representative shall reasonably cooperate with one another in the preparation and filing of all necessary documentation and Tax Returns with respect to all Transfer Taxes (including any exemption certificates and forms as each may request to establish an exemption from (or otherwise reduce) such Transfer Taxes). For the avoidance of doubt, Transfer Taxes shall not include (a) any Taxes imposed on the transactions contemplated by the formation of any member of the Company Group or the Pre-Signing Reorganization, and all such Taxes shall be allocated to and borne by the applicable Sellers or (b) any Taxes under the (Indian) Income Tax Act, 1961 arising to the Sellers in relation to the transactions contemplated hereby which shall be borne by the respective Sellers.
7.4 Tax Returns.
(a) The Company shall prepare its U.S. federal and applicable state and local income Tax Returns for the tax year ending December 31, 2025, and the tax year on the Closing Date (collectively, the “Forms 1065”) consistent with the Closing Statement (as finally determined pursuant to Section 1.5(c)), the final Allocation Statement (as determined pursuant to Section 7.6), and in accordance with applicable Law. Notwithstanding anything in the Company LLC Agreement to the contrary, not later than thirty (30) days prior to the due date (taking into account any applicable extensions) for filing the Forms 1065 and prior to filing such Tax Return, the Company shall deliver a draft of such Tax Return, together with all supporting documentation and workpapers, to the Seller Representative for its review and reasonable comment. Notwithstanding anything in this Agreement or the Company LLC Agreement to the contrary, the Company shall not file the Forms 1065 without the prior written consent of Buyer and the Seller Representative, which consent, in each case, shall not be unreasonably withheld, conditioned or delayed.
(b) The Company shall prepare all other Tax Returns (except the Forms 1065) required to be filed by the Company Group after the Closing Date with respect to any Pre-Closing Tax Period or Straddle Period in accordance with applicable Law, and, to the extent more likely than not to be permissible under applicable Law, in accordance with past procedures and practices of the Company Group, and promptly pay when due all Taxes with respect to any Pre-Closing Tax Period to the appropriate Governmental Authority in accordance with such Tax Returns. Reasonably in advance of the due date for filing any such Tax Return, the Company shall deliver a draft of such Tax Return, together with all supporting documentation and workpapers, to the Seller Representative for its review and comment. No later than five Business Days prior to the due date (after giving effect to valid extensions) for the payment of any Taxes imposed on the Company Group, the Seller Representative shall pay the Company an amount equal to 100% of the portion of any Excluded Taxes shown as due on any such Tax Return of the Company in respect of Tax Returns for a Pre-Closing Tax Period and in respect of the portion of such Straddle Period ending on the Closing Date in accordance with Section 7.1.
(c) Without the written consent of the Seller Representative or its representatives (such consent not to be unreasonably withheld, conditioned or delayed), Buyer shall not (and shall cause its Affiliates not to): (i) file any Tax Return for any member of the Company Group for a Pre-Closing Tax Period, (ii) amend or modify any income or other material Tax Return filed by any member of the Company Group prior to the Closing Date, (iii) make, change or rescind any Tax election (other than the elections required to be made pursuant to Section 7.4(a) that would have retroactive effect to a Pre-Closing Tax Period of any member of the Company Group (or any notification, disclosure or election relating thereto)), (iv) enter into (or pursue) any voluntary disclosure agreements or initiate voluntary discussions with any Tax authority with respect to Taxes of any member of the Company Group for a Pre-Closing Tax Period, (v) enter into (or pursue) any closing agreement with respect to a Pre-Closing Tax Period, (vi) file any ruling request with any Tax authority or obtain any ruling (including, but not limited to, a private letter ruling) with respect to a Pre-Closing Tax Period, or (vii) waive any right to claim a refund of Taxes with respect to a Pre-Closing Tax Period; provided, Buyer may cause any member of the Company Group to take any action described in clauses (i)-(vii) of this Section 7.4(c) to the extent such action (A) is required by applicable law, or (B) would not increase the obligations of any Seller under this Agreement, increase the Tax liability of any Seller or decrease any entitlements of the Sellers to proceeds under this Agreement. Buyer shall not permit the Company Group to take any action on the Closing Date after the Closing that is outside of the ordinary course of business consistent with past practice unless otherwise contemplated by this Agreement.
7.5 Cooperation. Buyer and the Seller Representative shall reasonably cooperate (and cause their Affiliates to cooperate) with each other and with each other’s agents in connection with Tax matters. Such cooperation shall include each Party, upon reasonable request by the other Party, making available to the other Party Tax-related information and documents in its possession relating to the Company Group. To the extent the Sellers will need access, from time to time, after the Closing Date, to certain accounting and Tax records and information held by the Company to the extent such records and information pertain to events occurring prior to the Closing Date, Buyer shall, and shall cause its Affiliates to, (i) use commercially reasonable efforts to properly retain and maintain such records for a period of six (6) years following the Closing Date, and (ii) allow the Seller Representative and its agents and representatives, at the times and dates mutually acceptable to the Parties, to inspect, review and make copies of such records as the Seller Representative reasonably deems necessary or appropriate from time to time, such activities to be conducted during normal business hours.
7.6 Allocation Statement. Buyer and the Sellers hereby agree to allocate prior to the Closing the Purchase Price (plus any other relevant items for federal income tax purposes) among the assets of the Company Group in accordance with Section 1060 of the Code (and any similar provisions of state, local, or foreign applicable law), and the valuation principles set forth on Section 7.6 of the Company Disclosure Schedule (the “Allocation Methodology”). Reasonably promptly after the Closing (but in no event later than ninety (90) days after the Determination Date), Buyer shall deliver to the Seller Representative a statement, prepared in accordance with the Allocation Methodology, containing the allocation of the Purchase Price among the assets of the Company Group for purposes of (i) determining the portion of the gain or loss recognized upon the sale of the Acquired Membership Interests that is attributable to the Company Group’s “unrealized receivables” and “inventory items” (as such terms are defined in Section 751 of the Code) and (ii) allocating the tax basis adjustments under Sections 743, 751, 755 and 1060 of the Code and the Treasury Regulations promulgated thereunder (the “Allocation Statement”). The Seller Representative will be entitled to review, comment upon and approve such Allocation Statement. To the extent there is any disagreement with respect to the Allocation Statement, the Seller Representative and Buyer shall negotiate in good faith to resolve such disagreement. If Buyer and the Seller Representative are unable to agree on the Allocation Statement within thirty (30) days after the delivery of the Allocation Statement to the Seller Representative, any remaining disputed items shall be resolved by the Independent Accounting Firm, in the manner described in Section 1.5(c) mutatis mutandis (including with respect to the sharing of fees, costs and expenses of the Independent Accounting Firm). If the Purchase Price is adjusted in any manner as provided in this Agreement, the allocation of the Purchase Price shall be adjusted in the manner provided in this Section 7.6. Neither Buyer nor the Sellers shall take any position in any audits, Tax Returns or otherwise that is inconsistent with the Allocation Statement, as finalized in accordance with this Section 7.6, unless otherwise required as a result of a final determination within the meaning of Section 1313 of the Code.
7.7 Tax Treatment. The Parties agree that, for U.S. federal and applicable state and local income tax purposes, (a) the purchase of the Membership Interests will be treated as a taxable sale of partnership interests of the Company, consistent with the analysis and holding applicable to Situation 2 of Revenue Ruling 99-6, 1999-1 C.B. 432, (b) each Contingent Payment, if any, paid to the Sellers pursuant to this Agreement shall be treated as additional deferred or contingent consideration paid by Buyer for the Acquired Membership Interests, except to the extent required to be treated as interest imputed under Section 483, 1275 or other provision of the Code and any similar provision of state and local Law with respect to Taxes, and (c) Buyer shall determine the extent of any such imputed interest in good faith (in accordance with applicable law) and provide Buyer’s calculation thereof to the Seller Representative (together with any supporting workpapers) reasonably promptly following the end of each calendar year following the year in which the Closing occurs. The Parties agree not to take any position inconsistent with the foregoing treatment, unless otherwise required as a result of a “determination” within the meaning of Section 1313 of the Code.
ARTICLE VIII
INDEMNIFICATION
8.1 Survival.
(a) The Parties, intending to modify any applicable statute of limitations, agree that the representations and warranties in this Agreement and in any certificate delivered pursuant hereto shall terminate effective as of the Closing and shall not survive the Closing for any purpose, and thereafter there shall be no Liability on the part of, nor shall any claim be made by, any Party in respect thereof; provided, that the representations and warranties in Section 3.1 shall survive until the later of (a) sixty (60) days after the expiration of the applicable statute of limitations related to the subject matter thereof, (b) sixty (60) days after the expiration of the statute of limitations applicable to breach of contract and (c) the sixth anniversary of the Closing Date. Nothing in this Article VIII nor anything else in this Agreement shall limit the rights of Buyer to pursue recoveries under any RW Policy.
(b) The Parties, intending to modify any applicable statute of limitations, agree that all covenants and agreements shall survive the Closing in accordance with their terms until the date that is three (3) years after the date that performance is due for the covenant or the period of performance for the applicable covenant has ended, as applicable. If, prior to the expiration of the applicable survival period, a Claim Notice is delivered alleging Losses and a claim for recovery in accordance with Section 8.3(a) in reasonable detail based on facts or circumstances existing at the time of delivery of any such Claim Notice, then the claim asserted in such Claim Notice shall survive until such claim is fully and finally resolved.
8.2 Indemnification Obligations.
(a) From and after the Closing, subject to the limitations set forth in Section 8.4, the Sellers, in accordance with their pro rata entitlement to the Purchase Price as allocated by the Seller Representative among the Sellers in accordance with the Allocation Schedule, shall, severally and not jointly, indemnify, defend and hold harmless Buyer and its Subsidiaries and Affiliates (including, following the Closing, the Company) and its and their respective officers, directors, direct and indirect equityholders, members, managers, employees and agents (collectively, the “Buyer Indemnified Parties”), from and against all Taxes, Encumbrances, losses, dues, amounts paid in settlement, Liabilities, fees, costs (including costs of investigation, defense and enforcement of this Agreement), claims, damages, diminution in value, liabilities, expenses, fines and penalties (in each case, including reasonable attorneys’ and accountant’s fees, costs of suit and costs of appeal) (collectively, “Losses”) actually incurred by any Buyer Indemnified Party, directly or indirectly, arising out of or relating to any of the following:
(i) the breach or violation of any representation or warranty contained in Section 3.1 (provided that if any such representation or warranty is qualified in any respect by materiality or Material Adverse Effect, such materiality or Material Adverse Effect qualification will in all respects be ignored for purposes of this Article VIII, both for purposes of determining whether a representation or warranty is breached or violated and for purposes of determining the amount of a Loss); or
(ii) the breach or violation of the Company’s covenants or agreements contained in this Agreement that contemplate performance prior to the Closing or the Seller Representative’s covenants or agreements contained in this Agreement.
(b) From and after the Closing, subject to the limitations set forth in Section 8.4, each Seller shall individually indemnify, defend and hold harmless the Buyer Indemnified Parties, from and against all Losses actually incurred by any Buyer Indemnified Party, directly or indirectly, arising out of or relating to the breach or violation of such Seller’s covenants or agreements contained in this Agreement.
(c) From and after the Closing, subject to the limitations set forth in Section 8.4, Buyer shall indemnify, defend and hold harmless the Sellers and their respective Affiliates, and their respective officers, directors, managers, members, direct and indirect equityholders, employees and agents (collectively, the “Seller Indemnified Parties” and, together with the “Buyer Indemnified Parties”, the “Indemnified Parties”), from and against all Losses actually incurred by any Seller Indemnified Party, directly or indirectly, arising out of or relating to the breach or violation by Buyer of any of its covenants or agreements contained in this Agreement including any covenants or agreements contained in this Agreement that contemplate performance by the Company after the Closing.
8.3 Procedures.
(a) The Seller Representative shall have the sole right to act on behalf of any Indemnitee that is a Seller with respect to any indemnification claims made pursuant to this Article VIII, including bringing and settling any indemnification claims hereunder and receiving any notices on behalf of such Indemnitees. The Seller Representative shall have the sole right to act on behalf of any Indemnitor that is a Seller with respect to any indemnification claims made pursuant to this Article VIII, including defending and settling any indemnification claims hereunder and receiving any notices on behalf of such Indemnitors.
(b) In the event that any claim or demand for which an indemnifying party (“Indemnitor”) would be liable to an Indemnified Party (“Indemnitee”) hereunder is asserted against or sought to be collected from an Indemnitee (whether directly by such Indemnitee or by a third party), the Indemnitee shall promptly notify Indemnitor of such claim or demand, specifying in reasonable detail the nature of such claim or demand and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such claim and demand) (the “Claim Notice”); provided, that no defect in the prompt delivery of or the information contained in such Claim Notice will relieve such Indemnitor from any obligation under this Article VIII, except to the extent such failure actually and materially prejudices such Indemnitor. The

Indemnitor shall then have fifteen (15) Business Days from the delivery of the Claim Notice (the “Notice Period”) to notify the Indemnitee (x) whether or not it disputes its liability to the Indemnitee hereunder with respect to such claim or demand and (y) whether or not it desires, at its sole cost and expense, to defend the Indemnitee against such claim or demand.
(i) If the Indemnitor disputes its liability with respect to such claim or demand or the amount thereof, such claim or demand shall not be settled without the prior written consent of the Indemnitor (not to be unreasonably withheld, conditioned or delayed).
(ii) In the event that the Indemnitor notifies the Indemnitee within the Notice Period that it desires to defend the Indemnitee against such claim or demand, then, except as hereinafter provided, the Indemnitor shall have the right to defend the Indemnitee by appropriate proceedings; provided, however, the Indemnitor shall not, without the prior written consent of the Indemnitee (which consent will not be unreasonably withheld, delayed or conditioned), consent to the entry of any judgment against the Indemnitee or enter into any settlement or compromise unless (A) as an unconditional term thereof, the claimant or plaintiff to the Indemnitee grants a full release of Indemnitee and its Affiliates, in form and substance satisfactory to the Indemnitee, from all liability in respect of such claim or demand; (B) there is no finding or admission of any violation of applicable Law; and (C) the sole relief provided is monetary damages that have been in full deposited by Indemnitor into a special account notified to the Indemnitee. If any Indemnitee desires to participate in, but not control, any such defense or settlement, it may do so at its sole cost and expense.
(iii) The Indemnitor shall not be entitled to assume control of the defense of a Claim if: (A) in the reasonable opinion of the Indemnitee, any such claim or demand or the litigation or resolution of any such claim or demand involves equitable or injunctive relief, or would impose criminal liability or criminal damages, (B) based upon the advice of counsel to the Indemnitee, a non-waivable conflict of interest exists between the Indemnitor and the Indemnitee, (C) such Claim is brought by a Governmental Authority; or (D) the Indemnitor has failed or is failing to prosecute and defend vigorously such Claim; provided, however, that the Indemnitee shall not settle any such claim or demand without the prior written consent of the Indemnitor, which consent shall not be unreasonably withheld or delayed. If the Indemnitee should elect to exercise such right to assume control of the defense or settlement of a Claim, the Indemnitor shall have the right to participate in, but not control, the defense or settlement of such claim or demand, at its sole cost and expense.
(iv) If the Indemnitor elects not to defend the Indemnitee against such claim or demand, whether by not giving the Indemnitee timely notice as provided above or otherwise, then the amount of any such claim or demand, or if the same be defended by the Indemnitor or by the Indemnitee (but no Indemnitee shall have any obligation to defend any such claim or demand) then that portion thereof as to which such defense is unsuccessful, in each case shall be conclusively deemed to be a liability of the Indemnitor hereunder, unless the Indemnitor shall have disputed its liability to the Indemnitee hereunder, as provided in clause (i) above.
(v) For all purposes of this Article VIII, the Indemnitor and Indemnitee shall reasonably cooperate with, and make available to, the other party and its representatives, upon reasonable prior notice, information, records and data, and shall permit reasonable access during normal business hours to its facilities and personnel, in each case, as may be reasonably required in connection with the resolution of such disputes; provided that such access does not interfere with the conduct of the business of such party and its Affiliates and materials may be redacted as necessary to address reasonable attorney client or other privilege or bona fide confidentiality concerns. In connection therewith, each Party agrees that (A) it will use its reasonable efforts, in respect of any Claim in which it has assumed or participated in the defense, to avoid production of confidential information (consistent with applicable Law and applicable rules of procedure), and (B) all communications between a Party hereto and counsel responsible for or participating in the defense of any Claim shall, to the extent possible, be made so as to preserve any applicable attorney-client or work-product privilege.

(c) Any payment made to or on behalf of a party pursuant to Article VIII shall be treated by Buyer, Sellers and the Seller Representative for U.S. federal and applicable state and local income Tax purposes as an adjustment to the Purchase Price, and the Parties agree not to take any position inconsistent therewith, unless otherwise required by applicable Law.
(d) Subject to the limitations set forth in Section 8.4, but without limiting the right of any Buyer Indemnified Party to recover any indemnifiable Losses directly from the Sellers, to the extent any indemnifiable Losses of any Buyer Indemnified Party are required to be paid by any of the Sellers, the Buyer Indemnified Parties shall be entitled to, at Buyer’s sole election, set off, deduct and withhold all or any portion of such Loss from any of the Contingent Payments or any other payments due to such Sellers under this Agreement.
8.4 Limitations on Indemnification.
(a) Deductible & Per Claim Threshold. Notwithstanding any other provision in this Agreement to the contrary, but subject to this Section 8.4, the Sellers shall not be required to indemnify the Buyer Indemnified Parties under Section 8.2(a)(i) until the aggregate of all Losses for which indemnity is required to be made under Section 8.2(a)(i) by the Sellers exceeds $1,875,000 (the “Deductible”), at which point the Sellers shall indemnify the Buyer Indemnified Parties for all Losses in excess of the amount of the Deductible. Notwithstanding any other provision in this Agreement to the contrary, but subject to this Section 8.4, no Losses shall be indemnifiable under Section 8.2(a)(ii), Section 8.2(b) or Section 8.2(c) other than Losses in excess of $250,000 resulting from any individual claim or group of related claims (but, for the avoidance of doubt, with respect to any such Losses that exceed $250,000, the full amount (subject to the maximum thresholds set forth in Section 8.4(b)) of any such Losses shall be indemnifiable thereunder).
(b) Cap. Notwithstanding any other provision in this Agreement to the contrary, but subject to this Section 8.4:
(i) the maximum aggregate liability that Buyer shall have to the Seller Indemnified Parties pursuant to Section 8.2(c) shall not exceed $750,000,000 (the “Cap”);
(ii) the maximum aggregate liability that each Seller shall have to the Buyer Indemnified Parties pursuant to Section 8.2(a)(i) shall not exceed his, her, or its pro rata portion of the Cap, as determined by the Seller Representative based on the Allocation Schedule; and
(iii) the maximum aggregate liability that each Seller shall have to the Buyer Indemnified Parties pursuant to Sections 8.2(a)(ii) and 8.2(b), taken together, shall not exceed his, her, or its pro rata portion of the Cap, as determined by the Seller Representative based on the Allocation Schedule.
(c) Insurance. The amount of the Losses which any Party seeking indemnification under this Article VIII shall have suffered or incurred shall be determined net of the amount of any insurance proceeds actually received by such Indemnitee (net of any co-pays, deductibles, retro-premium adjustments, increase in premiums or costs relating to such insurance proceeds). If any (i) amounts are recovered under insurance policies or (ii) amounts are actually recovered from third parties (collectively, the “Third Party Recovery Amount”) with respect to any claim for which an Indemnified Party has recovered under this Article VIII, then the Indemnitee shall promptly pay to the Indemnitor by wire transfer of immediately available funds, an amount equal to the Third Party Recovery Amount, but only up to the amount previously paid by or on behalf of the Indemnitor under this Article VIII with respect thereto.
(d) Exclusive Remedy. From and after the Closing, except in the case of claims arising from Fraud, the remedies expressly provided in this Article VIII shall constitute the sole and exclusive remedy of the Indemnitees contained in this Agreement, except as provided in Sections 1.4 (Contingent Consideration), 1.5 (Purchase Price Adjustment), 5.10 (Development of the Products; Access to Information), and 9.7 (Specific Performance); provided that, notwithstanding anything to the contrary in the foregoing, any RW Policy obtained by Buyer (whether or not such RW Policy is sufficient to cover the applicable losses) shall, except in the case of Fraud, be the sole and exclusive remedy of Buyer and its Affiliates (including, from and after the Closing, the Company Group) and the Buyer Related Parties, in Law, equity or otherwise, arising out of, or related to any inaccuracy or breach of any representation or warranty of the Sellers or the Company contained in this Agreement or in any certificates delivered hereto, except as provided in Sections 1.4 (Contingent

Consideration), 1.5 (Purchase Price Adjustment), 5.10 (Development of the Products; Access to Information), and 9.7 (Specific Performance). Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall affect the ability of Buyer to make any claim under any RW Policy.
(e) Limitation on Damages. Except as otherwise specifically set forth as a remedy in this Agreement, in no event shall any Party be liable to any other Party for any special, indirect, consequential, exemplary and punitive damages, and any damages associated with any lost profits or lost opportunities, including loss of future revenue, income or profits or loss of business reputation (except such categories of damages as are actually awarded to a third party in an action brought against the Indemnitee); provided, that the foregoing shall not limit any Party’s liability for diminution of value.
(f) Mitigation. Each Party shall use commercially reasonable efforts to mitigate any Losses for which it seeks indemnification pursuant to this Article VIII, if, in such Party’s reasonable business judgment, such Losses can be mitigated; provided that in the event such Party is required to mitigate such Losses under applicable Law, applicable Law shall govern and control.
(g) No Duplicative Recovery. Notwithstanding anything in this Agreement to the contrary, no Party shall be entitled to recover under this Article VIII and neither Buyer nor the Sellers shall have no obligation to indemnify any Seller Indemnified Party, on the one hand or Buyer Indemnified Party, on the other hand, for any indemnifiable Losses (under this Article VIII or otherwise) if, and to the extent, that such amount was reflected in the Closing Financials or the Closing Statement and taken into account for purposes of the adjustments contemplated by Section 1.5.
ARTICLE IX
MISCELLANEOUS
9.1 Notices. All notices and other communications hereunder shall be in writing. Notices will be deemed given three (3) Business Days after being mailed by certified or registered United States mail, postage prepaid, return receipt requested, or on the first (1st) Business Day after being sent, prepaid, by nationally recognized overnight courier that issues a receipt or other confirmation of delivery. Notices delivered via electronic mail or facsimile will be deemed given upon transmission. Notices delivered by personal service will be deemed given when actually received by the recipient. Any Party may change the address to which notices under this Agreement are to be sent to it by giving written notice of a change of address in the manner provided in this Agreement for giving notice. Notices shall be made to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

(a) if to Buyer or, following the Closing, the Company:

Amneal Pharmaceuticals, Inc.
400 Crossing Boulevard
Bridgewater, NJ 08807
Attention: General Counsel
Telephone: (908) 947-3120
Email: legaldept@amneal.com

Copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
Attention: Richard Fenyes; Jakob Rendtorff; Benjamin Bodurian
Email: rfenyes@stblaw.com; jrendtorff@stblaw.com;
benjamin.bodurian@stblaw.com

and

Richards, Layton & Finger, P.A.
920 N. King Street
Wilmington, Delaware 19801
Attention: Michael D. Allen; Robert B. Greco
Email: allen@rlf.com; greco@rlf.com

(b) if to the Seller Representative:

KB Seller Representative, LLC
520 Newport Center Drive, 21st Floor
Newport Beach, California 92660
Attention: Edward G. Coss, Authorized Agent
Telephone: 949-610-8022
Email: edc@tarsadia.com

Copy (which shall not constitute notice) to:

Tarsadia Enterprises, LLC
520 Newport Center Drive, 21st Floor
Newport Beach, California 92660
Attention: Edward G. Coss, Executive Vice President and Chief Legal Officer
Telephone: (949) 610-8022
Email: edc@tarsadia.com

and

Holland & Knight LLP
787 Seventh Avenue, 31st Floor
New York, New York 10019
Attention: Amy S. Leder, Charles A. Weiss and Emily J. Hantverk
Telephone: (212) 513-3542, (212) 513-3551, (215) 252-9609
E-Mail: amy.leder@hklaw.com, charles.weiss@hklaw.com,
emily.hantverk@hklaw.com

(c) if to the Company prior to the Closing:

Kashiv BioSciences, LLC
20 New England Ave.
Piscataway, New Jersey 08854
Attention: Ross Oehler, SVP & General Counsel
Telephone: (610) 389-1196
Email: ross.oehler@kashivbio.com

Copy (which shall not constitute notice) to:

Tarsadia Enterprises, LLC
520 Newport Center Drive, 21st Floor
Newport Beach, California 92660
Attention: Edward G. Coss, Executive Vice President and Chief Legal Officer
Telephone: (949) 610-8022
Email: edc@tarsadia.com

and

Holland & Knight LLP
787 Seventh Avenue, 31st Floor
New York, New York 10019
Attention: Amy S. Leder, Charles A. Weiss and Emily J. Hantverk
Telephone: (212) 513-3542, (212) 513-3551, (215) 252-9609
Email: amy.leder@hklaw.com, charles.weiss@hklaw.com,
emily.hantverk@hklaw.com

9.2 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The Parties have participated jointly in negotiating and drafting this Agreement. If an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.
9.3 Counterparts. This Agreement may be executed in counterparts, which together shall constitute one and the same Agreement. The Parties may execute more than one copy of the Agreement, each of which shall constitute an original and each of which alone and all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile signatures or other electronic signatures (including the delivery of signed documents in PDF format or by means of DocuSign or other electronic signature platforms).
9.4 Entire Agreement. This Agreement and the Ancillary Documents, when executed and delivered, and any other certificate, instrument or document delivered in connection herewith or therewith, constitute the sole and entire agreement among the Parties with respect to the subject matter hereof and thereof and supersede any and all prior and contemporaneous understandings, agreements and representations by or among the Parties, both written and oral.
9.5 Third Party Beneficiaries. Nothing in this Agreement is intended or shall be construed to create any third-party beneficiaries except as expressly set forth herein.
9.6 Governing Law; Resolution of Disputes. The Parties agree that this Agreement shall be governed by and construed in accordance with the applicable Laws of the State of Delaware without giving effect to any choice or conflicts of law provision or rule thereof that would result in the application of the applicable Laws of any other jurisdiction other than the applicable Laws of the United States of America, where applicable. The Parties hereto do hereby consent and submit to the venue and jurisdiction of the State or Federal Courts residing in Delaware as the sole and exclusive forum for such matters of disputes, and further agree that, in the event of any action or suit as to any matters of dispute among the Parties, service of process may be made upon the other Party by mailing a copy of the summons and/or complaint to the other Party at the address set forth herein. Notwithstanding anything to the contrary contained herein, the Parties may seek equitable relief, or enforce any final judgment of any such federal or state court residing in Delaware, in any other jurisdiction in any manner provided by applicable Law. The Parties acknowledge that all directions issued by the forum court, including all injunctions and other decrees, will be binding and enforceable in all jurisdictions and countries. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY DISPUTE THAT MAY ARISE UNDER OR IN CONNECTION WITH THIS AGREEMENT AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH (OTHER THAN EMPLOYMENT AGREEMENTS) IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY DISPUTE.
9.7 Specific Performance. Each of the Parties acknowledges and agrees that the other Party would be irreparably damaged in the event that any of the terms or provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Therefore, notwithstanding anything to the contrary set forth in this Agreement, each of the Parties hereby agrees that the other Party shall be entitled to an injunction or injunctions to prevent breaches of any of the terms or provisions of this Agreement, and to enforce specifically the performance by such first party under this Agreement, and each Party hereby agrees to waive the defense in any such suit that the other Party has an adequate remedy at law, and hereby agrees to waive any requirement to post any bond in connection with obtaining such relief. The equitable remedies described in this Section 9.7 shall be in addition to, and not in lieu of, any other remedies that the Parties may be permitted to pursue under the terms of this Agreement.

9.8 Assignment. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. No Party may assign this Agreement (whether by operation of law or otherwise) nor any of its rights, interests or obligations hereunder without the prior written consent of the other Parties; provided, however, that (a) any Seller may assign its rights to any economic consideration (including, without limitation, any portion of the Purchase Price) without the consent of Buyer (but subject to written notice thereof to Buyer), (b) any Party may assign its rights and obligations under this Agreement in connection with a sale of all or substantially all of its assets or in connection with a merger or similar transaction in which such Party is not the surviving entity (but subject to written notice thereof to the other Parties), and (c) Buyer may (i) assign its rights to acquire the Acquired Membership Interests to one or more Subsidiaries of Buyer, in each case, without the consent of the other Parties (but subject to prior written notice thereof to the other Parties) and (ii) collaterally assign any or all of its rights and interests hereunder to any of its lender(s) or noteholder(s) (or any agent or trustee on behalf of any such lender(s) or noteholder(s)). Other than in connection with any transaction contemplated by and subject to Buyer’s compliance with Section 5.10(f), no assignment shall relieve the assigning Party of any of its obligations hereunder.
9.9 Expenses. Except as otherwise expressly provided in this Agreement, all costs and expenses (including all fees and disbursements of counsel, financial advisors and accountants) incurred in connection with the negotiation and preparation of this Agreement, the performance of the terms of this Agreement and the consummation of the transactions contemplated by this Agreement, shall be paid by the respective Party incurring such costs and expenses, whether or not the Closing shall have occurred.
9.10 Severability. If any provision of this Agreement is construed to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect the remainder of the provisions of this Agreement, which shall be given full effect, without regard to the invalid or unenforceable portions. Furthermore, if the scope of any provision contained in this Agreement is found to be too broad to permit enforcement of such provision to its full extent, then such provision shall be enforced to the maximum extent permitted by Law, and the Parties hereby consent and agree that such scope shall be judicially modified accordingly in any proceeding brought to enforce such provision.
9.11 Counsel and Advisors. Each Party has consulted such legal, financial, technical or other experts as it deems necessary or desirable before entering into this Agreement or the other agreements contemplated hereby to which it is a party. Each Party represents and warrants that it has read, knows, understands and agrees with the terms and conditions of this Agreement and each of the other agreements contemplated hereby to which it is a party.
9.12 Amendment; Waiver. This Agreement may not be amended, except by an instrument in writing signed on behalf of Buyer and the Seller Representative. Unless otherwise specifically agreed in writing to the contrary: (a) the failure or delay of any Party at any time to require performance by the other of any provision of this Agreement will not affect such Party’s right thereafter to enforce the same; (b) no waiver by any Party of any default by any other Party will be valid unless in writing and acknowledged by an authorized representative of the non-defaulting Party, and no such waiver will be taken or held to be a waiver by such Party of any other preceding or subsequent default; and (c) no extension of time granted by any Party for the performance of any obligation or act by any other Party will be deemed to be an extension of time for the performance of any other obligation or act hereunder. Notwithstanding the foregoing, after receipt of the Stockholder Approval, if any such amendment or waiver shall by applicable Law or in accordance with the rules and regulations of NASDAQ require further approval of the stockholders of Buyer, the effectiveness of such amendment shall be subject to the approval of the stockholders of Buyer.
9.13 Construction. For purposes of this Agreement, except as specified otherwise, the words “hereof”, “herein”, “hereunder” and words of similar import will refer to this Agreement as a whole and not to any particular Section or provision of this Agreement, and reference to a particular Section of this Agreement will include all subsections thereof. References to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and an express reference to a Person in a particular capacity excludes such Person in any other capacity. Any accounting term used and not otherwise defined in this Agreement or any Ancillary Document has the meaning assigned to such term in accordance with GAAP. The words “including”, “include” or other derivations thereof mean “including without limitation” and/or “including but not limited to”. Definitions will be equally applicable to both the singular and plural forms of the terms defined, and references to the masculine, feminine or neuter gender will include each other gender. All references in this Agreement to any Section, Exhibit or Schedule will, unless otherwise specified, be deemed to be a reference to a

Section, Exhibit or Schedule of or to this Agreement, in each case as such may be amended in accordance herewith, all of which are made a part of this Agreement. References to any agreement, document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof. References to any Law (including any statutory provision thereof) means such Law as amended modified, codified, replaced or reenacted, in whole or in part, and in effect as of the time of such reference, including rules and regulations promulgated thereunder. The words “made available” or words of similar import with respect to any item made available by the Company, the Seller Representative or the Sellers shall mean delivered by such Person or posted prior to the execution of this Agreement in the online data room no later than two (2) Business Days prior to the date hereof and remaining available on such data site through the date hereof. All references to “Dollars” or “$” mean U.S. dollars unless otherwise specified. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” mean “to but excluding” and the word “through” means “to and including.” Whenever the last day for the exercise of any privilege or the discharge of any duty hereunder shall fall upon a day that is not a Business Day, the Party having such privilege or duty may exercise such privilege or discharge such duty on the next succeeding day that is a Business Day. Except when used together with the word “either” or otherwise for the purpose of identifying mutually exclusive alternatives, the term “or” has the inclusive meaning represented by the phrase “and/or”. The words “writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other things extends and such phrase shall not mean simply “if”. Whenever this Agreement (or any ancillary agreement, certificate or other similar instrument referred to herein or contemplated hereby) refers to any allocation of cash, stock or other assets among the Sellers in accordance with the Allocation Schedule, it shall be presumed, absent explicit evidence to the contrary, that such allocation shall be done by and at the direction of the Seller Representative, and not, for the avoidance of doubt, by or at the direction of Buyer or any of its Affiliates.
9.14 Legal Representation. In any proceeding by or against Buyer wherein Buyer asserts or prosecutes any claim under, or otherwise seeks to enforce, this Agreement (the “Acquisition Engagement”), Buyer agrees in connection with such proceeding (a) that neither Buyer nor counsel therefor will move to seek disqualification of any legal counsel (“Current Legal Counsel”) currently representing the Sellers or any of their respective Affiliates in connection with this Agreement, the Ancillary Documents or any other agreements or transactions contemplated hereby or thereby, including Holland & Knight LLP, (b) to waive any right Buyer may have to assert the attorney-client privilege against Current Legal Counsel or the Sellers or any of their respective Affiliates with respect to any communication or information contained in Current Legal Counsel’s possession or files relating to the Acquisition Engagement and (c) to consent to the representation of the Sellers and their respective Affiliates by Current Legal Counsel, notwithstanding that Current Legal Counsel has or may have represented the Sellers or any of their respective Affiliates (including the Company Group) as counsel in connection with any matter, including any transaction (including the transactions contemplated herein), negotiation, investigation, proceeding or action, prior to the Closing. This consent and waiver extends to Current Legal Counsel representing the Sellers against Buyer or the Company Group in litigation, arbitration or mediation in connection with the Acquisition Engagement. In addition, all communications between the Sellers, their respective Affiliates and the Company Group, on the one hand, and Current Legal Counsel, on the other hand, related to this or any other proposed sale of the Acquired Membership Interests, the Agreement or the transactions contemplated herein shall be deemed to be attorney-client confidences that belong solely to the Sellers and their respective Affiliates (and not the Company Group) (the “Seller Pre-Closing Communications”). Accordingly, no member of the Company Group nor Buyer shall have access to any such Seller Pre-Closing Communications or to the files of Current Legal Counsel relating to such engagement from and after the Closing, and all books, records and other materials of the Company Group in any medium (including electronic copies) containing or reflecting any of the Seller Pre-Closing Communications or the work product of legal counsel with respect thereto, including any related summaries, drafts or analyses, and all rights with respect to any of the foregoing, are hereby retained by, assigned and transferred to the Seller Representative effective as of the Closing. Such material and information shall be excluded from the transfer contemplated by this Agreement. To the extent that any such materials or information are not delivered to the Seller Representative prior to the Closing, they will be held for the benefit of the Seller Representative, and Buyer, the Company Group and their respective Affiliates will deliver all such materials and information to the Seller Representative promptly upon discovery thereof, without using or retaining copies thereof. Without limiting the generality of the foregoing, from and after the Closing, (i) the Sellers and their respective Affiliates (and not the Company Group) shall be the sole holders of the attorney-client privilege with respect to the Acquisition

Engagement and the Seller Pre-Closing Communications, and the Company Group shall not be a holder thereof, (ii) to the extent that files of Current Legal Counsel in respect of the Acquisition Engagement and with respect to the Seller Pre-Closing Communications constitute property of the client, only the Sellers and their respective Affiliates (and not the Company Group) shall hold such property rights and (iii) Current Legal Counsel shall have no duty whatsoever to reveal or disclose any such attorney-client communications or files in respect of the Acquisition Engagement or the Seller Pre-Closing Communications to the Company Group by reason of any attorney-client relationship between Current Legal Counsel and the Company Group or otherwise. As to Seller Pre-Closing Communications, Buyer and its Affiliates (including, after the Closing, the Company Group) and the Sellers, together with any of their respective Affiliates, successors or assigns, agree that no such Person may use or rely on any of the Seller Pre-Closing Communications in any action or claim against or involving any of the Parties after the Closing. Buyer further agrees that, on its own behalf and on behalf of its Affiliates (including, after the Closing, the Company Group), Current Legal Counsel’s retention by the Company Group shall be deemed completed and terminated without any further action by any Person effective as of the Closing. Buyer hereby acknowledges and confirms that it has had the opportunity to review and obtain adequate information regarding the significance and risks of the waivers and other terms and conditions of this Section 9.14, including the opportunity to discuss with counsel such matters and reasonable alternatives to such terms. This Section 9.14 is for the benefit of the Sellers and Current Legal Counsel, and Current Legal Counsel is an intended third party beneficiary of this Section 9.14. This Section 9.14 is irrevocable and no term of this Section 9.14 may be amended, waived or modified without the prior written consent of the Seller Representative and Current Legal Counsel.
9.15 Seller Representative.
(a) Each of the Sellers, by executing this Agreement, irrevocably constitutes and appoints the Seller Representative and its successors as such appointing Person’s attorney-in-fact to act on behalf of such Person in connection with the authority granted to the Seller Representative pursuant to this Section 9.15 with respect to the matters expressly delegated to the Seller Representative in this Agreement. Each of the Sellers further acknowledges and agrees that such appointment is coupled with an interest and shall survive the bankruptcy, dissolution or liquidation of such Seller. Should the Seller Representative resign or be unable to serve, the Sellers may appoint a replacement by designating the same in a written notice delivered to Buyer.
(b) Each of the Sellers, by the appointment described in Section 9.15(a), authorizes the Seller Representative:
(i) to give and receive written consents, reports, notices and communications to or from Buyer relating to this Agreement and the Ancillary Documents;
(ii) to act on such appointing Person’s behalf with respect to the matters delegated to the Seller Representative in this Agreement affecting such appointing Person in this Agreement, including giving and receiving all notices and communications to be given or received with respect to any such matters;
(iii) to execute and deliver on behalf of such Seller any amendment or waiver in connection with this Agreement and the Ancillary Documents as the Seller Representative may deem necessary or desirable;
(iv) to prepare, revise, supplement, update or amend any schedule, exhibit or other document required to be delivered by or under this Agreement;
(v) to do each and every act and exercise any and all rights which the Seller Representative is permitted or required to do or exercise under this Agreement;
(vi) to negotiate, compromise and resolve any dispute that may arise under this Agreement;
(vii) to allocate the Purchase Price among the Sellers as the Sellers shall have agreed; and
(viii) to retain counsel, accountants and other experts in connection with any of the foregoing.
(c) The Sellers (x) shall bear any fees and expenses in connection with the acts of the Seller Representative set forth in Section 9.15(b) and (y) agree to be bound by all agreements, determinations, and documents executed and delivered by the Seller Representative pursuant to the authority granted to the Seller Representative under this Agreement. Each Seller severally, for itself only and not jointly, agrees to indemnify and hold harmless the Seller Representative against all expenses (including reasonable attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Seller Representative in connection with any action, suit or proceeding to which the Seller Representative is made a party by reason of the fact it is or was acting as the Seller Representative pursuant to the terms of this Agreement (including any expenses incurred by the Seller Representative in connection with the performance of its duties under this Agreement).
(d) By the execution of this Agreement, each of the Sellers expressly acknowledges and agrees that: (i) the Seller Representative is authorized to act on its behalf with respect to the matters expressly delegated to the Seller Representative in this Agreement, notwithstanding any dispute or disagreement between such appointing Person and the Seller Representative; and (ii) Buyer will be entitled to solely interact with, and rely on any and all actions taken by, the Seller Representative with respect to the matters expressly delegated to the Seller Representative under this Agreement (including the allocation of the Purchase Price among the Sellers) or any Ancillary Document without any Liability to, or obligation to inquire of, such appointing Person. Any notice or communication given or received by, and any decision, action, failure to act within a designated period of time, agreement, consent, settlement, resolution or instruction of, the Seller Representative that is within the scope of the Seller Representative’s authority under this Section 9.15 will constitute a notice or communication to or by, or a decision, action, failure to act within a designated period of time, agreement, consent, settlement, resolution or instruction of the Sellers and will be final, binding and conclusive upon such appointing Person. Buyer and Escrow Agent will be entitled to rely upon any such notice, communication, decision, action, failure to act within a designated period of time, agreement, consent, settlement, resolution or instruction as being a notice or communication to or by, or a decision, action, failure to act within a designated period of time, agreement, consent, settlement, resolution or interaction of, such appointing Person and the Sellers.
(e) By reason of this Agreement or otherwise, the Seller Representative shall not have a fiduciary relationship in respect of any Seller, except in respect of amounts received on behalf of such Seller. The Seller Representative shall not be liable to any Seller for any action taken or omitted by the Seller Representative or any agent employed by it with respect to any matter expressly delegated to the Seller Representative under this Agreement or under any Ancillary Document. Notwithstanding the foregoing, the Seller Representative shall not be relieved of any Liability imposed by Law for actual fraud. If any apportionment or distribution is subsequently determined to have been made in error, the sole recourse of any Seller to whom payment was due, but not made, shall be to recover from the other Sellers any payment in excess of the amount to which they are determined to have been entitled.
9.16 Disclosure Letters. A matter set forth in one section of the Buyer Disclosure Schedule or the Disclosure Schedule (the “Disclosure Letters”) need not be set forth in any other section so long as its relevance to such other section of such Disclosure Letter or section of this Agreement is reasonably apparent on the face of the information disclosed therein. The Parties acknowledge and agree that (i) a Disclosure Letter may include certain items and information solely for informational purposes for the convenience of the Parties, (ii) the disclosure by any Party in a Disclosure Letter shall not be deemed to constitute an acknowledgment by such Party that the matter is required to be disclosed by the terms of this Agreement or that the matter is material and (iii) each Disclosure Letter and the information and statements contained therein are not intended to constitute, and shall not be construed as constituting, representations, warranties or covenants of a Party, except as and to the extent provided in this Agreement.
9.17 Allocation Schedule. Notwithstanding anything to the contrary herein, the Parties acknowledge and agree that Buyer, the Company, and their respective Affiliates and the Escrow Agent shall be entitled to conclusively rely, without independent investigation, on the Allocation Schedule (as delivered by the Seller Representative) as setting forth a true, complete and accurate listing of all items set forth therein and a true, complete and accurate calculation of the amounts to which each Seller is entitled (including pursuant to the governing documents of the Company as in effect as of immediately prior to the Closing) in connection with the transactions contemplated by this Agreement, including in making payments under Article I, and in no event shall Buyer, the Company, the Escrow Agent or their respective Affiliates (including, following the Closing, the Company Group, but excluding the Sellers and the Sellers Representative) have any liability to any Seller or any other Person for the calculations or allocations set forth in such Allocation Schedule. Notwithstanding anything herein to the contrary, at any time following the Closing, the Allocation Schedule may be amended by the Seller Representative (with any such amendment to be promptly delivered to Buyer) to reflect the assignment by any Seller of its rights to any economic consideration in accordance with Section 9.8.

ARTICLE X
TERMINATION
10.1 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned:
(a) at any time prior to the Closing Date, by mutual written consent of the Seller Representative and Buyer;
(b) by either Buyer or the Seller Representative by written notice to the other Party, if the Closing has not taken place on or before November 17, 2026 (the “Outside Date”), or such later date as the Seller Representative and Buyer may agree to in writing if the Closing shall not have been consummated by the Outside Date; provided, that the Outside Date shall automatically extend to January 12, 2027 if any of the conditions set forth in Section 6.1(c), Section 6.2(c), Section 6.2(o) and/or Section 6.2(q) have not been satisfied or waived on or prior to such date, but all other conditions set forth in Article VI have been satisfied or waived (other than those conditions that by their terms are to be satisfied or waived at the Closing and that would have been satisfied or waived if the Closing were to have occurred on the Outside Date); provided, further, that the right to terminate this Agreement under this Section 10.1(b) shall not be available to any Party whose breach of any representation, warranty or covenant contained in this Agreement caused the failure of the Closing to be consummated by such time;
(c) by the Seller Representative if Buyer breaches in any material respect any of its respective representations or warranties contained in this Agreement or breaches or fails to perform in any material respect any of its respective covenants or obligations contained in this Agreement, which breach or failure to perform (i) would render a condition precedent to the Company’s and the Sellers’ obligations to consummate the transactions contemplated herein set forth in Section 6.1 not capable of being satisfied prior to the Outside Date (as may be extended under Section 10.1(b)), and (ii) after the giving of written notice of such breach or failure to perform to Buyer by the Seller Representative, cannot be cured or has not been cured by the earlier of the Outside Date (as may be extended under Section 10.1(b)) and five (5) Business Days (as may be extended by the Seller Representative) after the delivery of such notice; provided, that the right to terminate this Agreement under this Section 10.1(c) shall not be available to the Seller Representative if any of the Sellers or the Company is then in material breach of any representation, warranty or covenant contained in this Agreement;
(d) by Buyer if any Seller or the Company or the Seller Representative breaches in any material respect any of their respective representations or warranties contained in this Agreement or breaches or fails to perform in any material respect any of their respective covenants or obligations contained in this Agreement, which breach or failure to perform (i) would render a condition precedent to Buyer’s obligations to consummate the transactions contemplated herein set forth in Section 6.2 not capable of being satisfied prior to the Outside Date (as may be extended under Section 10.1(b)), and (ii) after the giving of written notice of such breach or failure to perform to the Seller Representative by Buyer, cannot be cured or has not been cured by the earlier of the Outside Date (as may be extended under Section 10.1(b)) and five (5) Business Days after the delivery of such notice (as may be extended by Buyer); provided, that the right to terminate this Agreement under this Section 10.1(d) shall not be available to Buyer if Buyer is then in material breach of any representation, warranty or covenant contained in this Agreement;
(e) by Buyer or the Seller Representative, if any Governmental Authority shall have (i) issued an Order, decree, ruling or taken any other action restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated herein and such Order, decree, ruling or other action shall have become final and non-appealable or (ii) enacted, entered or enforced any Law that permanently prohibits, makes illegal or enjoins the transactions contemplated by this Agreement;
(f) by either the Seller Representative or Buyer if the Buyer Meeting (including any adjournments or postponements thereof) shall have concluded and the Stockholder Approval shall not have been obtained; or
(g) by the Seller Representative prior to the receipt of the Stockholder Approval in the event that the Buyer Conflicts Committee makes a Buyer Adverse Recommendation Change.

Any Party seeking to terminate this Agreement pursuant to Section 10.1 (other than Section 10.1(a)) shall give written notice of such termination, including a description in reasonable detail of the reasons for such termination, to the other Parties in accordance with Section 9.1, specifying the provision or provisions hereof pursuant to which such termination is effected.
10.2 Effect of Termination. If this Agreement is validly terminated in accordance with Section 10.1, this Agreement shall become null and void and of no further force and effect, without any further Liability on the part of Buyer, the Company or the Sellers, or any of their respective directors, officers, employees, partners, managers, members, stockholders and Affiliates, and all rights and obligations of any Party hereto shall cease, except for the obligations of the Parties under this Section 10.2, and Article IX (Miscellaneous). Notwithstanding the foregoing, nothing in this Section 10.2 shall be deemed to (i) limit or prevent any Party hereto from exercising any rights or remedies it may have under Section 9.7 (Specific Performance) or (ii) release any Party from Liability for any intentional breach by such Party of the terms and provisions of this Agreement, in each case, prior to termination of this Agreement pursuant to Section 10.1.
[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have signed this Agreement as of the date first written above.

BUYER:

AMNEAL PHARMACEUTICALS, INC.

By:	/s/ Jason B. Daly
Name:	Jason B. Daly
Title:	Executive Vice President, Chief Legal Officer & Corporate Secretary

[Signature Page to Membership Interest Purchase Agreement]

COMPANY:

KASHIV BIOSCIENCES, LLC

By:	/s/ Gautam Patel
Name:	Gautam Patel
Title:	Manager

[Signature Page to Membership Interest Purchase Agreement]

SELLERS:

CKR INVESTMENTS, LLC, a Delaware limited liability company

By:	/s/ Chirag Patel
Name:	Chirag Patel
Title:	General Manager

CKR DYNASTY, LLC, a Delaware limited liability company

By:	/s/ Chintu Patel
Name:	Chintu Patel
Title:	General Manager

SHIVKAN HOLDINGS, LLC, a Delaware limited liability company

By:	/s/ Chintu Patel
Name:	Chintu Patel
Title:	General Manager

SHIVKAN DYNASTY, LLC, a Delaware limited liability company

By:	/s/ Chirag Patel
Name:	Chirag Patel
Title:	General Manager

ROCK NOLA, LLC, a Delaware limited liability company

BY: TUP ONE, LLC, a California limited liability company

By:	/s/ Tushar Patel
Name:	Tushar Patel
Title:	Manager

NP INVESTOR GROUP, LLC, a Delaware limited liability company

By:	/s/ Rishi Reddy
Name:	Rishi Reddy
Title:	Manager

ARJUN TARSADIA TRUST dated January 27, 2005

By:	/s/ Nilesh Madhav
Name:	Nilesh Madhav
Title:	Trustee

GREG AND NOLA CASSERLY TRUST u/d/t dated May 3, 1995

By:	/s/ Greg Casserly
Name:	Greg Casserly
Title:	Trustee

PADMESH M. PATEL FAMILY TRUST dated May 20, 2002

By:	/s/ Padmesh M. Patel
Name:	Padmesh M. Patel
Title:	Trustee

GLI THREE, LLC, a Delaware limited liability company

By:	/s/ Edward G. Coss
Name:	Edward G. Coss
Title:	Manager

PATEL FAMILY TRUST dated December 6, 2006

By:	/s/ Sanjay Patel
Name:	Sanjay Patel
Title:	Trustee

TEJASH AND SUNITA PATEL FAMILY TRUST dated September 16, 2015

By:	/s/ Tejash Patel
Name:	Tejash Patel
Title:	Trustee

DIPAN PATEL LIVING TRUST dated February 24, 2017

By:	/s/ Dipan Patel
Name:	Dipan Patel
Title:	Trustee

CEPHEID CAPITAL, LLC, a Delaware limited liability company

By:	/s/ Gautam Patel
Name:	Gautam Patel
Title:	Manager

ANANTYA CAPITAL, LLC, a California limited liability company

By:	/s/ Vikram Patel
Name:	Vikram Patel
Title:	Manager

AP-1 TRUST

BY: PATEL PTC, LLC, Trustee

By:	/s/ Dipan Patel
Name:	Dipan Patel
Title:	President

AP-2 TRUST

BY: PATEL PTC, LLC, Trustee

By:	/s/ Dipan Patel
Name:	Dipan Patel
Title:	President

AP-3 TRUST

BY: PATEL PTC, LLC, Trustee

By:	/s/ Dipan Patel
Name:	Dipan Patel
Title:	President

AP-5 TRUST

BY: PATEL PTC, LLC, Trustee

By:	/s/ Dipan Patel
Name:	Dipan Patel
Title:	President

AP-7 TRUST

BY: PATEL PTC, LLC, Trustee

By:	/s/ Dipan Patel
Name:	Dipan Patel
Title:	President

AP-9 TRUST

BY: PATEL PTC, LLC, Trustee

By:	/s/ Dipan Patel
Name:	Dipan Patel
Title:	President

SUNIL PATEL FAMILY TRUST dated February 6, 1990

By:	/s/ Maya Patel
Name:	Maya Patel
Title:	Trustee

SELLER REPRESENTATIVE:

KB SELLER REPRESENTATIVE, LLC

By:	/s/ Vikram Patel
Name:	Vikram Patel
Title:	Manager

[Signature Page to Membership Interest Purchase Agreement]

SCHEDULE A

DEFINITIONS
“Abatacept Product” or “bOrencia” means each and every product that is Biosimilar to the Reference Product known as of the date hereof as Orencia.
“aBLA” means an abbreviated Biologics License Application.
“Accounting Principles” means the accounting principles, practices, procedures, categorizations, definitions, methods, judgments, policies and techniques set forth in Schedule G (the “Accounting Principles Exhibit”).
“Action” means any Claim, action, investigation, examination, suit, litigation, arbitration, proceeding or hearing conducted or heard by or before, or otherwise involving, any court or other Governmental Authority or any arbitrator or arbitration panel.
“Adverse Experience” means any untoward medical occurrence in a patient or clinical investigation subject administered any product (as in existence prior to the Closing Date), and which does not necessarily have a causal relationship with the treatment for which such product is intended to be used, including any unfavorable and unintended sign (including an abnormal laboratory finding), symptom, or disease temporally associated with the use of such product, or the worsening in severity of a pre-existing condition after administration of such product, whether or not related to such product.
“Adjustment Escrow Amount” means an amount equal to $40,000,000.
“Affiliate” means (i) a Person who, with respect to another Person, Controls, is Controlled by or is under common Control with such other Person or (ii) any director, general partner, manager, executive officer or managing member of such Person; provided, however, that Buyer and its Subsidiaries shall not be considered Affiliates of the Company or any of its Subsidiaries (prior to the Closing) or the Sellers (or any of their respective Affiliates other than Buyer and its Subsidiaries) or the Amneal Group (or any of their respective Affiliates other than Buyer and its Subsidiaries) for purposes of this Agreement.
“AI Activities” means the design, development, training, improvement, tuning, provision, deployment, operation or other use of any AI Technologies, including the collection and use of data for or obtained through such activities, and the generation of content using any AI Technologies.
“AI Inputs” means any and all data, content, or materials of any nature (including text, numbers, images, photos, graphics, video, audio, databases or computer code) used by or on behalf of any member of the Company Group to train, validate, test, improve, or deploy any AI Technology.
“AI Technologies” means any and all (x) artificial intelligence, neural network, deep learning or machine learning technologies or systems or other technologies or systems that, in each case, infers, from the input it receives, how to generate, modify or adapt outputs such as predictions, content, recommendations or decisions, and any software, algorithms, models, hardware or other equipment used to train, test and/or deploy, or as a component in, any of the foregoing and/or (y) systems or technologies that constitute “artificial intelligence,” “generative artificial intelligence,” “artificial general intelligence,” “large language model,” “foundation model,” “machine learning,” or any similar term under applicable Law.
“Amneal Class A Common Stock” means the shares of common stock, $0.01 par value per share, of Amneal Pharmaceuticals, Inc. designated as Class A common stock.
“Amneal Class B Common Stock” means the shares of common stock, $0.01 par value per share, of Amneal Pharmaceuticals, Inc. designated as Class B common stock.
“Amneal Common Stock” means the shares of common stock, $0.01 par value per share, of Amneal Pharmaceuticals, Inc.
“Amneal Group” has the meaning assigned to such term in the Buyer Stockholders’ Agreement.
“Amneal Group Representative” has the meaning assigned to such term in the Buyer Stockholders’ Agreement.
“Ancillary Documents” means this Agreement and each agreement, instrument or document attached hereto as a Schedule or Exhibit and the other agreements, certificates and instruments to be delivered by the Parties hereto pursuant to Article VI.

“Biological Product” has the meaning set forth in 42 U.S.C. § 262(i)(1) as supplemented by 21 C.F.R. § 600.3(h), in each case as they exist as of the date hereof.
“Biosimilar” has the meaning set forth in 42 U.S.C. § 262(i)(2), as it exists as of the date of this Agreement.
“BLA” shall mean Biologics License Application, as described in 21 C.F.R. § 601.2.
“Business Day” means any day other than Saturday, Sunday or any day on which banking institutions in the State of New Jersey are closed, either under applicable Law or action of any Governmental Authority.
“Business Systems” means all AI Technologies, computers, software (including Source Code and Object Code), electronic data Processing, applications, databases, websites, networks, interfaces, platforms, peripherals, systems, hardware, firmware, middleware, servers, workstations, routers, hubs, switches, data communications lines, and all other information technology equipment and elements, including any outsourced systems and processes, and all documentation associated with any of the foregoing, in each case that are owned, used, licensed, sublicensed or otherwise relied upon by any member of the Company Group.
“Buyer Disclosure Schedule” means the Disclosure Schedule delivered by Buyer to the Seller Representative in connection with this Agreement.
“Buyer Liquidation Event” means and shall be deemed to be occasioned by, or to include, (i) the merger or consolidation (or similar transaction) of Buyer by means of any transaction or series of related transactions with or into another entity; provided, that the applicable transaction shall not be deemed a Buyer Liquidation Event unless Buyer’s stockholders constituted immediately prior to such transaction do not hold more than fifty percent (50%) of the voting power of the surviving or acquiring entity immediately following such transaction; (ii) any transaction or series of related transactions to which Buyer is a party in which in excess of fifty percent (50%) of Buyer’s voting power is transferred to a non-Affiliate; provided, that a Buyer Liquidation Event shall not include any transaction or series of related transactions principally for bona fide equity financing purposes in which cash is received by Buyer or indebtedness of
Buyer is cancelled or converted or a combination thereof occurs; (iii) any transaction or series of related transactions pursuant to which Buyer or the Company, as the case may be, undergoes a reorganization or consolidation, whereby Buyer or the Company, as the case may be, does not survive; (iv) any transaction or series of transactions pursuant to which any Third Party (other than the Amneal Group, any member thereof, any Seller, or any Affiliates of any of the foregoing) acquires, directly or indirectly, (A) fifty percent (50%) or more of the outstanding equity or voting securities of the Company, or (B) fifty percent (50%) or more of the Company Group’s assets determined on a consolidated basis; or (v) any sale, conveyance, assignment, license, transfer or other disposition of any Product or any group of Products to a Third Party (other than the Amneal Group, any member thereof, any Seller, or any Affiliates of any of the foregoing).
“Buyer Related Parties” means any former, current or future direct or indirect stockholders, equity holders, controlling Persons, portfolio companies, directors, officers, employees, general or limited partners, members, managers, trustees, attorneys, agents, representatives or Affiliates of Buyer, or any former, current or future direct or indirect stockholder, equity holder, controlling Person, portfolio company, director, officer, employee, general or limited partner, member, manager, trustee, attorney, agent, representative or Affiliate of any of the foregoing.
“Buyer Stockholders’ Agreement” means the Third Amended and Restated Stockholders Agreement, dated as of November 7, 2023, by and among Buyer, Amneal Intermediate Inc., Amneal Pharmaceuticals LLC, and each other Person set forth on the signature pages thereto.
“Buyer’s Knowledge” or “Knowledge of Buyer” means the knowledge of any of the Persons set forth on Schedule D after reasonable inquiry.
“CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act.
“Cash” means, with respect to the Company, all cash and cash equivalents of the Company and its Subsidiaries minus any overdrafts and the aggregate amount of any checks, drafts and wire transfers by the Company and its Subsidiaries that have not cleared and remain outstanding; provided, that “Cash” shall not include (a) any outstanding checks, drafts or wire transfers for deposit to the Company or any of its Subsidiaries, except to the extent such checks, drafts or wire transfers actually clear and are received by the Company or any of its Subsidiaries, (b) any cash or cash equivalents (including short-term investments) of the Company Group that are (i) used by any member of the Company Group after the Effective Time but prior to the Closing to satisfy and pay any Indebtedness of the Company Group or Transaction Expenses (only to the extent not included in Indebtedness or Transaction Expenses) or (ii) paid or distributed by the Company Group to the Sellers or their respective Affiliates (other than the Company Group) after the Effective Time but prior to Closing, and (c) Restricted Cash; provided, that for the avoidance of doubt, any Restricted Cash as of the date hereof, including cash held as security deposits, that is released substantially concurrently with the Closing shall be included in Cash. To the extent that any cash or cash equivalent (including short-term investments) is held in a currency other than U.S. Dollars, such cash or cash equivalent shall, for purposes of calculating Cash and Closing Cash, be converted into U.S. Dollars by applying the U.S. Dollar exchange rate applicable to such currency as published in the Wall Street Journal on the Business Day immediately preceding the Closing Date.
“Certolizumab pegol Product” or “bCimzia” means each and every product that is Biosimilar to the Reference Product known as of the date hereof as Cimzia.
“Cimzia” means the brand-name Biological Product with active ingredient certolizumab pegol on FDA BLA 125160 as approved by FDA as of the Closing Date and within five years thereafter.
“Claim” means any claim, cause of action, stipulation, charge, writing, complaint, audit or demand (in each case, whether civil, criminal or administrative).
“Close Family Member” means (w) the individual’s spouse; (x) the individual’s and the spouse’s grandparents, parents, siblings, and children; (y) the spouse of any persons listed in subcategories (w) and (x); and (z) any other person who shares the same household with the individual.
“Closing Cash” means the Cash of the Company Group as of the Effective Time.
“Closing Indebtedness” means Indebtedness of the Company Group as of immediately prior to the Closing.
“Closing Payment” means an amount in cash equal to: the Initial Cash Consideration minus (a) the Closing Indebtedness, minus (b) the Transaction Expenses, plus (c) Closing Cash, plus (d) the Working Capital Surplus (if any), minus (e) the Working Capital Deficit (if any), plus (f) the Prepayment Adjustment.
“Code” means the Internal Revenue Code of 1986, as amended.
“Collaborative Partner” means any Person that manufactures or develops (which includes research) a Product pursuant to a development, manufacturing, supply or other collaboration arrangement with the Company.
“Commercially Launched” means, with respect to a Biosimilar, that such a product has been sold or is being actively sold under Regulatory Approval.
“Company Affiliated Group” means the Company, Buyer and any of their respective Affiliates or Subsidiaries and each of their successors or assigns; provided, that the Sellers shall not be considered part of the Company Affiliated Group for purposes of this Agreement.
“Company Capital Expenditures” has the meaning set forth in the Accounting Principles Exhibit.
“Company COGS” has the meaning set forth in the Accounting Principles Exhibit.
“Company Intellectual Property” means all Intellectual Property (i) owned or purported to be owned by any member of the Company Group (“Company Owned IP”), (ii) licensed or sublicensed to any member of the Company Group by any Person or (iii) that any member of the Company Group is otherwise permitted by any Person to use.
“Company Interest Expense” has the meaning set forth in the Accounting Principles Exhibit.
“Company LLC Agreement” means the Eleventh Amended and Restated Limited Liability Company Agreement of the Company, effective as of April 18, 2026.
“Company Net Sales” has the meaning set forth in the Accounting Principles Exhibit.
“Company R&D Expenditures” has the meaning set forth in the Accounting Principles Exhibit.
“Company Selling, General and Administrative Expenditures” has the meaning set forth in the Accounting Principles Exhibit.

“Company’s Knowledge” or “Knowledge of the Company” means the knowledge of any of the Persons set forth on Schedule E after reasonable inquiry.
“Contingent Payments” means the Milestone Payments and Royalty Payments.
“Contracts” means all contracts, agreements, binding arrangements, bonds, notes, indentures, mortgages, debt instruments, licenses, franchises, leases, commitment, plan, promise, undertaking and other instruments or obligations of any kind, written or oral (including any amendments and other modifications thereto), express or implied.
“Control” (including, with correlative meanings, the terms “controlling,” “controlled” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of fifty percent (50%) or more of the voting interests, by contract or otherwise.
“Cost of Goods Sold” means, with respect to all Products (taken together as a whole), the calculated cost of goods sold used by Buyer in preparation of its audited financial statements, prepared in accordance with GAAP consistently applied in accordance with Buyer’s accounting practices in effect as of the date hereof (including total facility costs and any other cost of goods sold not specifically attributable to any Product), but excluding any amounts or allocations for any of the following, whether included in the calculation of cost of goods sold under GAAP or otherwise, without duplication: (i) purchase price adjustment; (ii) depreciation or amortization (including, without limitation, amortization of goodwill); and (iii) impairment of intangible assets. For the avoidance of doubt, the books and records used by Buyer to determine Cost of Goods Sold shall be among the books and records subject to audit by the Seller Representative as provided in Section 5.10(d).
“Creon” means the brand-name Biological Product with active ingredient pancrelipase on FDA BLA 020725 as approved by FDA as of the Closing Date and within five years thereafter.
“Current Assets” has the meaning set forth in the Accounting Principles Exhibit.
“Current Liabilities” has the meaning set forth in the Accounting Principles Exhibit.
“Customs and Trade Laws” means any (i) Law concerning the importation of merchandise, the export or re-export of products (including technology and services), the terms and conduct of international transactions, and making or receiving international payments, including, but not limited to, the Tariff Act of 1930 as amended and other laws and programs administered or enforced by the U.S. Customs and Border Protection, the U.S. Immigration and Customs Enforcement, and their predecessor agencies, the Export Administration Act of 1979 as amended, the Export Administration Regulations, the International Emergency Economic Powers Act as amended, the Arms Export Control Act, the International Traffic in Arms Regulations, any other export controls administered by an agency of the United States government, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended by the USA Freedom Act, Executive Orders of the President regarding embargoes and restrictions on transactions with designated entities (including countries, terrorists, organizations and individuals), the embargoes and restrictions administered by the United States Office of Foreign Assets Control, the Money Laundering Control Act of 1986 as amended, requirements for the marking of imported merchandise, prohibitions or restrictions on the importation of merchandise made with the use of slave or child labor, the Foreign Corrupt Practices Act as amended, the anti-boycott regulations administered by the United States Department of Commerce, the anti-boycott regulations administered by the United States Department of the Treasury, legislation and regulations of the United States and other countries implementing the North American Free Trade Agreement and other free trade agreements to which the United States is a party, antidumping and countervailing duty laws and regulations, and (ii) laws and regulations adopted by the governments or agencies of other countries in which any member of the Company Group operates concerning the ability of U.S. or foreign Persons to own businesses or conduct business in those countries, restrictions by such countries on holding foreign currency or repatriating funds, or otherwise relating to the same subject matter as the United States statutes and regulations described in clause (i), including the UK Bribery Act and the Indian Prevention of Bribery Act (1988).
“Data Security Requirements” means, collectively, all of the following to the extent applicable and relating to privacy, data protection, cybersecurity, breach notification, the Processing of information (including Personal Information or other sensitive or confidential information), AI Activities and/or AI Technologies: all applicable (i) requirements of Law, including (A) the Health Insurance Portability and Accountability Act of 1996, Public Law 104-191, as amended and codified in 42 U.S.C. Sections 1320d through d-8, and the applicable portions of the

Health Information Technology for Economic and Clinical Health Act, Pub. L. 111-5 , together with the regulations in 45 C.F.R. Parts 160, 162, and 164), and any implementing regulations, in each case, for business associates and subcontractors (collectively, “HIPAA”), and (B) the Information Technology Act 2000 of India along with the Information Technology (Reasonable Security Practices and Procedures and Sensitive Personal Data or Information) Rules 2011, and Information Technology (the Indian Computer Emergency Response Team and Manner Performing Functions and Duties) Rules 2013 framed under it, and directions issued by the Indian Computer Emergency Response Team on 28 April 2022, (ii) rules, policies, notices, procedures, processes and standards of any member of the Company Group, (iii) binding industry or self-regulatory standards, including the Payment Card Industry Data Security Standard (PCI-DSS) to the extent any member of the Company Group Processes payment card data, and (iv) obligations contained in Contracts into which any member of the Company Group has entered or by which it is bound.
“Designated Product” means each of the Abatacept Product, Certolizumab pegol Product, Dulaglutide Product, Omalizumab Product, Pancrelipase Product, and Romiplostim Product.
“Disclosure Schedule” means the Disclosure Schedule delivered by the Seller Representative to Buyer in connection with this Agreement.
“Documentation” means, in whatever form, materials, reports, white papers, specifications, designs, flow charts, code listings, instructions, user manuals, laboratory notebooks and other materials, frequently asked questions, release notes, recall notices, error logs, diagnostic reports, marketing materials, packaging, labeling, service manuals and other documentation or information describing the use, operation, installation, configuration, features, functionality, pricing, marketing or correction of a product, whether or not provided to end user.
“DOL” means the U.S. Department of Labor.
“Dulaglutide Product” or “bTrulicity” means each and every product that is Biosimilar to the Reference Product known as of the date hereof as Trulicity.
“Encumbrance” means, with respect to any equity interest or asset, all claims, adverse ownership interests, charges, licenses, mortgages, deeds of trust, memorandum of entry, collateral assignments, security interests, Uniform Commercial Code financing statements, conditional or other sales agreements, liens, pledges, hypothecations, claims, interference, options, rights of first refusal, preemptive rights, community property interests, encroachments, encumbrances or restrictions of any nature, and other encumbrances on or ownership interests in the equity interest or asset (including (i) any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the possession, exercise or transfer or any other attribute of ownership of any asset and (ii) any assignment by way of security or trust arrangement for the purpose of providing security, encroachment, deed of trust or deed to secure debt, recorded or unrecorded easement, right of way, covenant, condition, license, reservation, subdivision and other defects of title of any kind or rights of others for rights of way, utilities and similar purposes that materially and adversely affect owned or leased real property).
“Environmental Law” means any Law governing or relating to (a) the generation, handling, use, treatment, storage, disposal, emission, discharge, Release or threatened Release of Hazardous Material, or (b) pollution or the protection or restoration of the environment (including plant and animal life, soil, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwater, stream sediments, ambient air (including indoor air), land, surface or subsurface strata, drinking water supply and similar environmental media), or (c) public or worker health or safety as it pertains to exposure to Hazardous Materials.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.
“ERISA Affiliate” means any Person, trade or business, which is or was, at the relevant time treated as a single employer (within the meaning of Code Section 414(b), (c), (m) and (o) and, if applicable, ERISA Section 4001(a)(14) and (b)) with the Company or any other member of the Company Group.
“Estimated Closing Payment” means an amount in cash equal to: the Initial Cash Consideration minus (a) the Estimated Closing Indebtedness, minus (b) the Estimated Transaction Expenses, plus (c) Estimated Closing Cash, plus (d) the Estimated Working Capital Surplus (if any), minus (e) the Estimated Working Capital Deficit (if any), plus (f) the Estimated Prepayment Adjustment.

“Excluded Product” means any product (i) that comprises denosumab or bevacizumab as its sole active ingredient, (ii) that was or is acquired (by in-license, asset purchase, assignment, merger or acquisition, or otherwise or for which Buyer has paid) by Buyer from a Third Party that, prior to such acquisition and without participation by Buyer or its Affiliates (other than the provision of regulatory support and guidance) had either (A) completed the manufacture of process performance qualification (“PPQ”) batches, meaning batches produced in compliance with current good manufacturing practices to demonstrate consistency and reproducibility of the manufacturing process for FDA regulatory approval, or (B) submitted an aBLA or other application for regulatory approval to the FDA, (iii) that was or is acquired (by in-license, asset purchase, assignment, merger or acquisition, or otherwise or for which Buyer has paid) by Buyer from a Third Party for which the Third Party completes development and manufacturing work without participation by Buyer or its Affiliates (other than the provision of regulatory support and guidance), including the PPQ batches (which the Third Party may have made at an external manufacturing site); or (iv) that is a new chemical entity drug that has been approved by FDA or for which an application for approval will be submitted to FDA.
“Excluded Taxes” means any and all Taxes (a) imposed on the Company Group for any Pre-Closing Tax Period and for the portion of any Straddle Period ending on the Closing Date (determined in accordance with Section 7.1); provided, that no such Tax will constitute an Excluded Tax to the extent such Tax was included in Indebtedness or as a current liability in the final determination of the Working Capital Adjustment.
“FDA” means the United States Food and Drug Administration.
“FDA Act” means the United States Federal Food, Drug, and Cosmetic Act, 21 U.S.C. § 301 et seq., and those portions of the PHSA, 42 U.S.C. § 201 et seq. applicable to Biological Products and Biosimilars, in each case as amended from time to time, together with any rules, regulations (including, but not limited to, FDA regulations in Titles 21 and 42 of the Code of Federal Regulations) and requirements promulgated thereunder (including all additions, supplements, extensions, and modifications thereto).
“FEMA” means the (Indian) Foreign Exchange Management Act 1999, read together with the rules, regulations, circulars, guidelines, press notes and frequently answered questions framed thereunder from time to time, including any statutory modifications thereof and the Foreign Exchange Management (Non Debt Instrument) Rules 2019, Foreign Exchange Management (Mode of Payment and Reporting of Non-Debt Instruments) Regulations 2019, and the Consolidated Foreign Direct Investment Policy effective from 15 October 2020 issued by the Department for Promotion of Industry and Internal Trade (FDI Division), Ministry of Commerce & Industry, Government of India, as amended from time-to-time.
“Fraud” means actual, intentional common law fraud under the laws of the State of Delaware in the making of any representation or warranty in Article II, Article III or Article IV of this Agreement or any certificate delivered hereunder, as actionable under the laws of the State of Delaware. For the avoidance of doubt, the term “Fraud” as used in this Agreement shall not include any other form of fraud, including constructive fraud, equitable fraud, promissory fraud, unfair dealings fraud, or any torts (including fraud) based on negligence or recklessness.
“Fundamental Representations” means those representations and warranties set forth in Section 2.1 (Organization and Standing), Section 2.2 (Corporate Power and Authority), Section 2.3 (Conflicts, Consents and Approvals), Section 2.4 (Sufficiency of Funds; Amneal Class A Common Stock); Section 2.7 (Brokerage and Finder’s Fees), Section 2.9 (Capitalization), Section 3.1(a), (d) and (e) (Organization and Standing; Power and Authority), Section 3.2(a) (Capitalization), Section 3.3(a) (Conflicts; Consents and Approvals), Section 3.23 (Brokerage and Finder’s Fees), Section 4.1 (Ownership of Membership Interests), Section 4.2 (Organization and Standing; Power and Authority) and Section 4.5 (Brokerage and Finder’s Fees).
“Funded Debt” means, the Term Loan Credit Agreement, dated as of April 2, 2025, by and among the Company, Kashiv Biosciences Intermediate Holdco, LLC, Seaport Loan Products LLC, as administrative agent, Acquiom Agency Services LLC, as collateral agent, and the lenders from time to time party thereto (the “GoldenTree Credit Agreement”).
“Funded Debt Payoff Amount” means the total amount required to be paid to fully satisfy any and all principal, interest, prepayment premiums, penalties, breakage costs and any other monetary obligations then due and payable under the Funded Debt as of the anticipated Closing Date (and the daily accrual thereafter).
“GAAP” means generally accepted accounting principles in the United States applied on a consistent basis.

“Good Clinical Practices” means good clinical practices, which are the then-current standards, practices, requirements and procedures for clinical trials for drug and Biological Products, as set forth in the FDA Act, Indian Drugs Act or other applicable Law and applicable regulations and guidance.
“Governmental Authority” means any (a) nation, region, state, county, city, town, village, district or other jurisdiction; (b) federal, state, local, municipal, foreign or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department or other entity and any court or other tribunal); (d) multinational organization exercising judicial, legislative or regulatory power; or (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature of any federal, state, local, municipal, foreign or other government.
“Government Official” means (a) any officer, employee, or representative (including anyone elected, nominated, or appointed to be an officer, employee, or representative) of any Governmental Authority, or anyone otherwise acting in an official capacity on behalf of a Governmental Authority; (b) any political party, political party official, or political party employee; (c) any candidate for public office; (d) any royal or ruling family member; (e) any public servant as defined under the (Indian) Prevention of Corruption Act 1988, or (f) any agent or representative of any of those Persons listed in subcategories (a) through (e).
“Gross Profits” means Net Sales less Cost of Goods Sold for each Product that consolidate into Buyer’s audited financial statements, prepared in accordance with GAAP consistently applied in accordance with Buyer’s accounting practices in effect as of the date hereof.
“Hazardous Material” means any waste or other substance or material that is listed, defined, designated or classified as hazardous, radioactive, or toxic, or a pollutant or a contaminant, under, or for which liability or standards of conduct may be imposed pursuant to, Environmental Law in effect or enacted prior to or as of the Closing Date, including any admixture or solution thereof, and petroleum and all derivatives thereof or synthetic substitutes therefor, asbestos or asbestos-containing materials in any form or condition, toxic mold, per- and poly-fluoroalkyl substances, radon, radiation and polychlorinated biphenyls.
“Health Care Laws” means any Laws and guidance issued by a Governmental Authority related to clinical research, testing, and medical product (including pharmaceuticals, biologics, medical devices, medical diagnostics and related tools, as applicable) development activities; the manufacture, packaging, labeling, storage, distribution, shipment, use, import, export, promotion, marketing, advertising, commercializing, sale or offer for sale, handling, dispensing, administration, possession, destruction, and disposal of such medical products; the preparation, submission and maintenance of records, reports, applications and other materials to Governmental Authorities with authority over such medical products and their use; financial relationships, improper incentives, and interactions with health care providers and other persons operating in the health care industry; the provision of health care services and the performance of laboratory tests; and other health regulatory matters, including (i) FDA and U.S. Department of Health and Human Services Laws regarding human subjects research; (ii) the International Conference on Harmonisation Guidelines applicable to the Company’s services, including Good Clinical Practice E6; (iii) the Clinical Laboratory Improvement Amendments of 1988, Pub. L. 100-578 and 42 C.F.R. § 493 et seq.; (iv) the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b), the exclusion laws (42 U.S.C. § 1320a-7), the Physician Payments Sunshine Act (42 U.S.C. § 1320a-7h); (v) the civil False Claims Act (31 U.S.C. §§ 3729-3733) and the criminal False Claims Law (42 U.S.C. § 1320a-7b(a)); (vi) FDA’s Fraud, Untrue Statements of Material Facts, Bribery and Illegal Gratuities Final Policy set forth in 56 Fed. Reg. 46191 (September 10, 1991); (vii) the health care fraud criminal provisions under HIPAA; (viii) the Patient Protection and Affordable Care Act (Pub. L. 111-148), as amended; (ix) U.S. drug price reporting and reimbursement laws including the certain provisions of the Inflation Reduction Act (42 U.S.C. §§ 1320f, 1395w–102(b), 1395w–3a(i), 1395w–114b, and 1395w-114c); (x) Indian Drugs Act; (xi) Indian Medical Council (Professional conduct, Etiquette and Ethics) Regulations 2002; or (xii) with respect to any of the Laws described above any implementing, related or similar foreign, state or local Laws.
“HSR Act” means the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended.
“Indebtedness” means, without duplication, all obligations and liabilities (including in respect of outstanding principal and accrued or unpaid interest and all premiums, breakage costs, penalties, make-whole payments, commitments, early termination fees and other costs, fees and expenses, assuming repayment of such obligations in full immediately prior to Closing), without duplication and with respect to the Company and its Subsidiaries, in respect of all (a) indebtedness for borrowed money or indebtedness issued or incurred in substitution or exchange for indebtedness for borrowed money; (b) obligations for the deferred purchase price of property, assets, equity or services (including earnouts, seller-notes, holdbacks, purchase price adjustments and similar obligations), (c) long or short-term obligations evidenced by notes, bonds, debentures or other similar instruments, (d) obligations under any interest rate, collar arrangements, currency swap or other hedging agreement or arrangement; (e) capital lease or finance lease obligations (excluding any operating lease obligations); (f) obligations under any surety, performance or other bonds, letter of credit, banker’s acceptance, or similar instruments or credit transactions (to the extent called, drawn or otherwise due); (g) declared but unpaid distributions owed to the Sellers; (h) any management, consulting, advisory or any similar fees, costs and expenses owed or payable to the Sellers, the Seller Representative or any Seller Affiliated Persons; (i) obligations which are secured by any Encumbrance on any asset of the Company or on the Membership Interests; (j) any amounts owing by the Company Group in respect of Affiliate Agreements and Affiliate Arrangements required to be terminated in accordance with this Agreement to the extent not paid as of immediately prior to Closing; (k) deferred revenue or amounts due to customers; (l) to the extent not included in Working Capital or Transaction Expenses: (A) any earned but unpaid commissions, unpaid and unused but earned paid time off or vacation, earned but unpaid bonuses for any performance period completed prior to the Closing, a pro-rata portion of annual bonuses for the calendar year in which Closing occurs (with such amount to be determined in accordance with GAAP and to be pro-rated based on the portion of such calendar year that has elapsed as of the Closing), (B) the amount of underfunding for (i) non-qualified deferred compensation benefits, (ii) post-employment or post-retirement health or life insurance benefits and (iii) defined benefit pension benefits, (C) with respect to the Indian Subsidiaries only: the amount of unfunded defined benefit-like gratuity (as calculated under the (Indian) Code on Social Security, 2020); any unpaid, underpaid or overdue employer contributions with respect to any defined contribution like provident fund; and any amounts required to correct any error in calculation, accrual, funding, remittance, withholding, administration or reporting with respect to any defined benefit like gratuity or defined contribution provident fund (and any related interest, penalties, damages, or expenses with respect to the foregoing); (D) severance and any similar termination-related benefits owed to any employee whose employment has terminated (or who received or provided a notice of termination) prior to Closing, in each case of clauses (A)-(D), which remain unpaid as of Closing, inclusive of the employer portion of any payroll Taxes and other employer contributions incurred or payable in relation to the payment of such amounts; (m) guarantees made by the Company on behalf of any third party in respect of obligations of the kind referred to in the foregoing clauses (a) through (l); and (n) all accrued interest, prepayment or redemption penalties or premiums, fees, and other similar obligations (including breakage costs and change of control or assignment penalties) arising in respect of the obligations of the kind referred to in the foregoing clauses (a) through (l). Notwithstanding the foregoing or anything contained in this Agreement to the contrary, none of the Retention Bonuses or any Taxes relating thereto shall be treated as Indebtedness.
“Indian Drugs Act” means the Drugs and Cosmetics Act 1940, as amended from time to time, together with any rules (including, but not limited to, New Drugs and Clinical Trials Rules 2019 and Drugs Rules 1945), regulations, guidelines (including, but not limited to Guidelines on Similar Biologics 2016), and requirements promulgated thereunder (including all additions, supplements, extensions, and modifications thereto).
“Indian Related Party” has the meaning defined in Section 2(77) of the Indian Companies Act, 2013.
“Indian Subsidiaries” mean together, Kashiv Biosciences Private Limited and Kashiv Research Private Limited.
“Intellectual Property” means all of the intellectual property and similar intangible property and related proprietary rights, interests and protections, however arising, pursuant to the Laws of any jurisdiction throughout the world, including all: (i) inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent or invention disclosures, utility models, designs, industrial designs and statutory invention registrations, together with all reissuances, revisions, continuations, continuations-in-part, divisionals, extensions, and reexaminations thereof (“Patents”), (ii) trademarks, service marks, trade dress, logos, slogans, trade names, corporate names, and Internet domain names, and other indicia of source or origin (whether registered, common law, statutory or otherwise) together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith (“Trademarks”), (iii) copyrightable works, copyrights (including copyrights in Business Systems), moral rights, and all applications, registrations, and renewals in connection therewith (“Copyrights”), (iv) mask works and all applications, registrations, and renewals in connection therewith, (v) Know-How, trade secrets and other confidential or proprietary information (“Trade

Secrets”), (vi) rights in data and Business Systems, and related documentation, (vii) rights to prosecute and perfect the foregoing through administrative prosecution, registration, recordation, or other proceeding, and all causes of action and rights to sue or seek other remedies arising from or relating to the foregoing, including for any past or ongoing infringement, misuse or misappropriation, and (viii) copies and tangible embodiments thereof (in whatever form or medium).
“IRCA” means the Immigration Reform and Control Act of 1986, as amended, and all regulations promulgated thereunder.
“IRS” means the United States Internal Revenue Service and, to the extent relevant, the United States Department of Treasury.
“Know-How” means inventions, processes, protocols, procedures, formulations, compounds, compositions, devices, methods, formulae, techniques, algorithms, layouts, designs, drawings, results, findings, ideas, concepts, creations, discoveries, developments, know-how, specifications, data, customer and supplier lists, pricing and cost information, business and marketing plans and proposals and tangible and intangible technical information.
“Law” means any foreign, federal, state, national, supranational, provincial, local or similar law (statutory, common or otherwise), rule, regulation, ordinance, code, directive, writ, injunction, settlement, Permit, license, decree, judgment, policy, guideline or other Order of any Governmental Authority. For the avoidance of doubt, “Law” includes the FDA Act and Health Care Laws.
“Liability” means any liability and payment obligation whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether due or to become due, and whether liquidated or unliquidated, including any liability for Taxes, that, in accordance with GAAP, would be required to be recorded in audited balance sheets or disclosed in the notes to audited financial statements.
“Loss” means, collectively, Taxes, Encumbrances, losses, dues, amounts paid in settlement, Liabilities, fees, costs (including costs of investigation, defense and enforcement of this Agreement), claims, damages, diminution in value, liabilities, expenses, fines and penalties (in each case, including reasonable attorneys’ and accountant’s fees, costs of suit and costs of appeal).
“Material Adverse Effect” means, with respect to any Party, as the case may be, any occurrence, circumstance, condition, change, development or effect that, individually or in the aggregate, (a) has or would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Party together with its Subsidiaries, taken as a whole; provided, however, that none of the following shall be deemed to constitute a Material Adverse Effect: any occurrence, circumstance, condition, change, development or effect that: (i) impacts generally the industry in which the Party operates, but only to the extent that such occurrence, circumstance, condition, change, development or effect does not have a disproportionate effect on the Party as compared to other industry participants; (ii) arises from or relates to general business or economic conditions, but only to the extent that such occurrence, circumstance, condition, change, development or effect does not have a disproportionate effect on the Party as compared to other industry participants; (iii) arises from any decline in the trading price of a Party’s common stock or a failure, in and of itself, by the Party to meet any internal or published projections, forecasts or revenue or earnings predictions for any period (provided, that any occurrence, circumstance, condition, change, development or effect that caused such decline or failure to meet projects, forecasts or revenue or earnings predictions shall not be excluded under this clause (iii)), (iv) arises from or relates to national or international political or social conditions, including the engagement by the U.S. in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon the U.S., or any of its territories, possessions, or diplomatic or consular offices or upon any military installation, equipment or personnel of the U.S., but only to the extent that such occurrence, circumstance, condition, change, development or effect does not have a disproportionate effect on the Party as compared to other industry participants; (v) arises from or relates to financial, banking, or securities markets (including any disruption thereof and any decline in the price of any security or any market index), but only to the extent that such occurrence, circumstance, condition, change, development or effect does not have a disproportionate effect on the Party as compared to other industry participants; (vi) arises from or relates to changes in GAAP, but only to the extent that such occurrence, circumstance, condition, change or effect does not have a disproportionate effect on the Party as compared to other industry participants; (vii) arises from or relates to changes in applicable Laws, but only to the extent that such occurrence, circumstance, condition, change, development or effect does not have a disproportionate effect on the Party as compared to other industry participants; (viii) arises in connection with earthquake, flood, hurricanes, tornadoes, or other natural disasters, including pandemics (including COVID-19), but only to the extent that such occurrence, circumstance, condition, change, development or effect does not have a disproportionate effect on the Party as compared to other industry participants; or (ix) arises from or relates to the announcement of the transactions contemplated hereby or (b) has or would reasonably be expected to prevent or materially impair the ability of such Party to perform its obligations under this Agreement or to timely consummate the transactions contemplated by this Agreement.
“Maximum Cash Amount” means an amount equal to $15,000,000.
“Membership Interests” means the membership interests in the Company, whether common units or preferred units or interests.
“Net Sales” means for each Product:
(a) the calculated worldwide net sales used by Buyer in preparation of its audited financial statements, prepared in accordance with GAAP consistently applied in accordance with Buyer’s accounting practices in effect as of the date hereof, arising from (i) royalty income relating to such Product, service revenue such as research-and-development service revenue relating to such Product, and (ii) sales of such Product by or on behalf of the Specified Parties, their successors or assigns to independent Third Parties; provided, that credits, returns, rebates (including government rebates), reimbursements, fees, allowances, charge-backs, and all other deductions from gross sales to net sales as recorded and used by Buyer in preparation of its audited financial statements in accordance with GAAP consistently applied in accordance with Buyer’s accounting practices in effect as the date hereof shall be recorded as deductions in the period in which the underlying sale occurred to the extent reasonably identifiable, and otherwise in the period finally settled, consistently applied and with disclosure in Buyer’s royalty reports of any material timing differences; plus
(b) the calculated gross profit or other category of income or revenue used by Buyer in preparation of its audited financial statements, prepared in accordance with GAAP consistently applied in accordance with Buyer’s accounting practices in effect as of the date hereof, comprising up-front payments; license fees; milestone payments based on development, regulatory, or commercial events; and other applicable portion of any consideration received by Buyer or its Affiliates from or on behalf of Third Parties in any transaction or series of related transactions (worldwide) in exchange for any grant of rights to a Third Party to develop, manufacture, or sell Product on such Third Party’s own behalf and not as Buyer’s or Buyer’s Affiliates’ agent or distributor, subject to the following:
(i) any up-front, milestone, or fixed payment shall be included in this calculation in the calendar quarter in which it was received, even if Buyer’s accounting practices would be to recognize revenue from such payment in a different calendar year or over a period of time;
(ii) to avoid double counting, no consideration included in paragraph (a) of this definition of “Net Sales” shall be included in this paragraph (b); and
(iii) paragraph (b) is not intended to include amounts paid to Buyer by a Third Party for work performed or to be performed by Buyer or its Affiliates as a contract development and manufacturing organization (CDMO) for such Third Party.
Buyer shall provide to the Seller Representative all documents concerning the allocation of consideration received from a Third Party between (x) consideration included in this paragraph (b), and (y) consideration excluded by Buyer from this paragraph (b) on the basis that it is not for grant of rights to develop, manufacture, or sell Product, and any other documents or information reasonably requested by Seller Representative to enable it to verify the accuracy of such allocation.
“Nplate” means the brand-name Biological Product with active ingredient romiplostim on FDA BLA 125268 as approved by FDA as of the Closing Date and within five years thereafter.
“Object Code” means computer software code, substantially or entirely in binary form, which is intended to be directly executable by a computer after suitable Processing and linking, but without the intervening steps of compilation or assembly.
“OFAC” means the Office of Foreign Asset Control.

“Omalizumab Product” or “bXolair” means each and every product that is Biosimilar to the Reference Product known as of the date hereof as Xolair.
“Operating Profit” means an amount, which may be positive or negative, equal to: Company Net Sales minus (a) Company COGS, minus (b) Company R&D Expenditures, minus (c) Company Selling General and Administrative Expenses, minus (d) Company Capital Expenditures, minus (e) Company Interest Expense.
“Operating Profit Adjustment” means an amount, which may be positive or negative, equal to the greater of (i) Operating Profit for the period from the date hereof until the Effective Time (including, for the avoidance of doubt, Operating Profit for any partial months during the Pre-Closing Period) (the “Closing Operating Profit”) and (ii) an amount equal to (A) (-$20,000,000) (the “Operating Profit Adjustment Cap”) multiplied by (B) the number of months (including pro-rated months) from the date hereof through the Effective Time, provided, that the Seller Representative and Buyer may agree in their sole discretion in writing at any time prior to the Closing to change the Operating Profit Adjustment Cap.
“Order” means any judgment, order, writ, injunction, ruling, decree, determination or award of any Governmental Authority.
“Orencia” means the brand-name Biological Product with active ingredient abatacept on FDA BLA 125118 as approved by FDA as of the Closing Date and within five years thereafter.
“Organizational Documents” means the articles of amalgamation, articles of incorporation, articles of association, certificate of incorporation, memorandum of association, charter, by-laws, articles of formation, certificate of formation, regulations, operating agreement, certificate of limited partnership, partnership agreement, limited liability company agreement and all other similar documents, instruments or certificates executed, adopted or filed in connection with the creation, formation, continuation or organization of a Person, including any amendments thereto.
“Pancrelipase Product” or “bCreon” means each and every product that is Biosimilar to the Reference Product known as of the date hereof as Creon.
“Pancrelipase Trigger Date” means the date that is the Fifth Anniversary to which is added the period of time, if any, during which the Specified Parties are impaired from engaging in a Commercial Launch of the Pancrelipase Product due to the terms of a binding settlement or license with the Person set forth on Section 1.4(a) of the Disclosure Schedule (the “Brand Party”); provided, that the added period of time shall not exceed two (2) years. By way of example, if Buyer enters into a binding settlement or license with the Brand Party that does not permit a Commercial Launch of the Pancrelipase Product until a date (the “Entry Date”) that is no later than the two (2) years after the Fifth Anniversary and the Specified Parties are impaired from engaging in a Commercial Launch of the Pancrelipase Product due to such binding settlement or license, the Pancrelipase Trigger Date will be the Entry Date. By way of further example, if Buyer enters into a binding settlement or license with the Brand Party that provides for an Entry Date that is three (3) years after the Fifth Anniversary, the Pancrelipase Trigger Date will remain the Fifth Anniversary because the delay is more than two (2) years.
“Payoff Letter” means the letter, in customary form, provided by any Person entitled to receive payment of any Funded Debt at the Closing setting forth terms for the payment, satisfaction, discharge, release, and termination in full of such Funded Debt, including the aggregate principal amount and all accrued but unpaid interest and other payment obligations (including any prepayment premiums, commitment and other fees, related expenses, penalties or termination fees (including any termination fees in respect of hedging or swap obligations) payable as a result of the consummation of the transactions contemplated herein) and any applicable per diem, the instructions for the payment of such Funded Debt, the name of each applicable Person(s) to which such Funded Debt is owed and which letters shall provide for, upon the receipt of the payoff amount identified therein, the automatic release of the Company and any other member of the Company Group from any payment obligations in respect of such Funded Debt, the termination of all loan and security documents related thereto, and the automatic release of all liens on, and security interests in, from assets of the Company and any other member of the Company Group held by the secured parties thereunder securing such Funded Debt, and shall state either (x) that the payee thereunder is obligated to promptly file all UCC-3 terminations necessary to terminate all UCC-1 financing statements filed to perfect the security interests securing such Funded Debt and other lien terminations, in each case, immediately following receipt of the payoff amount (by payee) set forth in the applicable Payoff Letter, or (y) that Buyer, or its designees, is authorized to file such documents on such payee’s behalf, immediately following receipt of the payoff amount (by payee) set forth in the applicable Payoff Letter.
“Permits” means, with respect to any Person, any licenses, permits, registrations, accreditations, certifications, and approvals pending with or issued by any Governmental Authority or any other Person to or by which such Person is subject or bound or to or by which any property, asset, business, operation or right of such Person is subject or bound, including any required pursuant to Environmental Law.
“Permitted Liens” means (i) liens for Taxes not yet due and payable, and liens for Taxes that are being contested in good faith by appropriate proceedings and for which an appropriate reserve has been established on the Financial Statements; (ii) statutory liens of landlords with respect to Leased Real Property for which no amounts are due and payable; (iii) liens of carriers, warehousemen, mechanics, materialmen, and repairmen incurred in the ordinary course of business and securing amounts that are not yet delinquent, in each case of this clause (iii), that individually or in the aggregate do not materially impair the value of the property subject to such Encumbrances or other such title defects or the use of such property in the conduct of the Business; and (iv) in the case of Owned Real Property and Leased Real Property, in addition to clauses (i) and (ii), zoning, building, or other restrictions, variances, covenants, rights of way, easements and other minor irregularities in title, none of which, individually or in the aggregate, interfere in any material respect with the present use of or occupancy of the affected Owned Real Property or Leased Real Property by the Company Group.
“Person” means any individual, or any U.S. or non-U.S. corporation, partnership, joint venture, estate, trust, company (including limited liability company and joint stock company), association, organization, firm, enterprise or other entity or any Governmental Authority.
“Personal Information” means any (i) data or information that, whether alone or in combination with other data or information, can be used to identify a natural Person, including name, street address, telephone number, e-mail address, user names and passwords, photograph, driver’s license number, passport number, profile information, precise geolocation information, device identification numbers, “individually identifiable health information” as defined in 45 C.F.R. 160.103, consumer health data or protected health information as defined by applicable Law, demographic information, biometric information, Social Security numbers, credit/debit cardholder information, bank/financial account information, and/or (ii) other information that constitutes “personal information”, “personally identifiable information”, “sensitive personal data and information”, “protected health information” or any similar or equivalent terms under applicable Law.
“PHSA” means the Public Health Service Act, including as amended by the Biologics Price Competition and Innovation Act.
“Prepayment Adjustment” means an amount equal to the lesser of (i) an amount equal to one hundred percent (100)% of the actual amount of the Prepayment Premium set forth in the Payoff Letter for the GoldenTree Credit Agreement that is executed and delivered in connection with the Closing as contemplated by Section 6.2(i) (including any breakage costs and other documented out-of-pocket costs, fees and expenses expressly set forth in the Payoff Letter and excluding, for the avoidance of doubt, any expenses of the Company Group, the Seller Representative and/or the Sellers arising out of, or in connection with the negotiation, preparation, execution and performance of such Payoff Letter), (ii) an amount equal to three percent (3%) of the principal amount of the Closing Date Term Loans (as defined in GoldenTree Credit Agreement) being prepaid as of the Closing and (iii) $4,750,000.
“Prepayment Premium” has the meaning specified in the GoldenTree Credit Agreement.
“Pre-Closing Tax Period” means any taxable period ending (or deemed to end) on or before the Closing Date.
“Process”, “Processed” or “Processing” means any operation or set of operations which is performed on data, or on sets of data, whether or not by automated means.
“Product” means each Designated Product and Schedule Product.
“Reference Product” has the meaning set forth in 42 U.S.C. § 262(i)(4) as it exists as of the date hereof.
“Regulation S-X” means Regulation S-X of the Securities Exchange Act of 1934, as amended.

“Regulatory Approval” means the final approval by the FDA of a BLA submitted via the Public Health Service Act § 351(k) pathway (42 U.S.C. § 262(k)) required for the commercial sale of a Biosimilar for human use and, if required by FDA, FDA approval of a separate application for a combination product if the proposed Biosimilar is in a delivery device that FDA considers a combination product that requires such separate application. For the avoidance of doubt, “Regulatory Approval” does not mean a tentative approval from the FDA, for clarity including, but not limited to, any tentative approval that may be issued during the paragraph IV certification process set forth in FDCA § 505(c)(3)(C) (currently 21 U.S.C. § 355(c)(3)(C)), which was added by the Drug Price Competition and Patent Term Restoration Act of 1984.
“Regulatory Documentation” means all applications, registrations, licenses, authorizations, approvals and correspondence submitted to or received from any Governmental Authority (including minutes and official contact reports relating to any communications with any Governmental Authority) and all Documentation and all preclinical studies and other data, relating to any Product in the Company Group’s possession or control.
“Release” means the release, spill, emission, leaking, pumping, pouring, emptying, escaping, dumping, injection, deposit, disposal, discharge, dispersal, leaching or migrating of any Hazardous Material into or through the environment.
“Restricted Cash” means without duplication, the aggregate amount of (a) restricted cash and cash equivalents (including marketable securities (including publicly traded corporate bonds) and short-term investments) held by the Company Group for the benefit, or pursuant to the requirement of any other Person, (b) cash and cash equivalents (including marketable securities (including publicly traded corporate bonds) and short-term investments) held or deposited as security deposits or escrow deposits, (c) cash and cash equivalents (including marketable securities (including publicly traded corporate bonds) and short-term investments) not freely usable by and available to the Company Group due to legal, contractual or regulatory restrictions or limitations on use or distribution, including restrictions on dividends and distributions or any other form of restriction, (d) any insurance proceeds or indemnification payments received by the Company Group with respect to any casualty loss or otherwise in respect of liabilities that have not been discharged as of Closing and (e) Taxes, fees, expenses and any other costs associated with repatriating cash and cash equivalents held by the Company Group outside of the United States into the United States.
“Restricted Person” means (i) any employee, agent, or contractor of the Company Group as of immediately prior to the Closing, and/or (ii) any employee, agent, or contractor of Buyer or any Affiliate of Buyer with whom the Sellers worked, collaborated or shared information, or about whom the Sellers had access to or received confidential information during the Sellers’ affiliation with the Company Affiliated Group.
“Restrictive Covenants” means the covenants of the Sellers set forth in Section 5.4.
“Restrictive Covenant Agreements” means each Restrictive Covenant Agreement entered into as of the date hereof by the Persons set forth in Section 6.2(l) of the Disclosure Schedule with Buyer.
“Retention Bonus Escrow Amount” means $2,000,000.
“Retention Bonuses” means the retention bonuses payable to certain Service Providers pursuant to the agreements set forth on Section 5.12(g) of the Disclosure Schedules (each such agreement, a “Retention Bonus Agreement,” and collectively, the “Retention Bonus Agreements”).
“Romiplostim Product” means each and every product that is Biosimilar to the Reference Product known as of the date hereof as Nplate.
“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by: (a) the United States (including the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of Commerce, the U.S. Department of State and any other agency of the U.S. Government); (b) the United Nations Security Council; (c) the European Union; (d) the United Kingdom; or (e) any other jurisdiction with a sanctions or trade embargo regime; and/or the respective Governmental Authorities of any of the foregoing.
“Schedule Product” means (i) any Biosimilar that comprises an active pharmaceutical ingredient listed on Schedule B for which a BLA will be submitted and that Receives Regulatory Approval via the PHSA § 351(k) pathway (42 U.S.C. § 262(k)) and any Biological Product that comprises an active pharmaceutical ingredient listed on Schedule B for which a BLA will be submitted and that receives a final FDA regulatory approval via the PHSA

§ 351(a) pathway (42 U.S.C. § 262(a)) required for the commercial sale of the product that enables such product to be marketed and sold; (ii) the “Non-Biological Product that is included in royalty base” listed on Schedule B for which an abbreviated new drug application was filed, that receives final approval from the FDA required for the commercial sale of the product that enables such product to be marketed and sold, and that comprises lanreotide as an active pharmaceutical ingredient; (iii) the “Non-Biological Product that is included in the royalty base” listed on Schedule B for which a FDCA § 505(b)(2) application was filed, that receives final approval from FDA required for the commercial sale of the product that enables such product to be marketed and sold, and that comprises carfilzomib as an active pharmaceutical ingredient; (iv) solely with respect to the Royalty Period commencing on January 1, 2030 and subsequent Royalty Periods: any (1) Biosimilar for which a BLA will be submitted and that Receives Regulatory Approval via the PHSA § 351(k) pathway (42 U.S.C. § 262(k)); (2) Biological Product for which a BLA will be submitted and that receives a final FDA regulatory approval via the PHSA § 351(a) pathway (42 U.S.C. § 262(a)) required for the commercial sale of the product that enables such product to be marketed and sold; and (3) Biological Product that receives the equivalent of Receiving Regulatory Approval through a new FDA regulatory approval pathway that does not exist as of Closing and that is created by statute or through FDA regulation, that does not comprise an active pharmaceutical ingredient listed on Schedule B, and, in each case of clauses (i), (ii), (iii), and (iv), is not an Excluded Product.
“SEC” means the U.S. Securities and Exchange Commission.
“Serious Adverse Event” means, with respect to any product (as in existence prior to the Closing Date), any Adverse Experience that results in any of the following outcomes: death, a life-threatening Adverse Experience, inpatient hospitalization or prolongation of existing hospitalization, a persistent or significant disability or incapacity, a congenital anomaly or birth defect or any other effect that may otherwise jeopardize the patient or clinical study subject or may require intervention to prevent one of the aforementioned outcomes.
“Source Code” means human-readable computer software and code, in a form other than Object Code form or machine-readable form, including related programmer comments and annotations, help text, data and data structures, object-oriented and other code, which may be printed out or displayed in human-readable form.
“Stockholder Approval” means, collectively, the Buyer Stockholder Approval and the Buyer Disinterested Stockholder Approval.
“Stock Issuance” means the issuance of shares of Amneal Class A Common Stock to the Sellers pursuant to Section 1.3(d).
“Straddle Period” means any Tax period beginning on or before and ending after the Closing Date.
“Subsidiary” means, with respect to any specified Person, any other Person of which such specified Person, directly or indirectly through one or more Subsidiaries, (a) owns at least fifty percent (50%) of the outstanding equity interests entitled to vote generally in the election of the board of directors or managers or similar governing body of such other Person, or (b) has the power to generally direct the business and policies of that other Person, whether by contract or as a general partner, managing member, manager, joint venturer, agent or otherwise.
“Tax” means any federal, state, local or non-U.S. income, gross receipts, property, sales, use, license, excise, franchise, employment, registration, net worth, capital gains, payroll, withholding, tax collection at source, alternative or add-on minimum, ad valorem, value added, transfer or excise tax, minimum alternate tax, equalization levy, windfall profit, severance, production, social security, stamp or environmental tax, custom, duty, or other Taxes of any kind whatsoever (including any fee, surcharge, cess, assessment, levy or other charges in the nature of or in lieu of a tax), whether disputed or not, together with any interest, fine, penalty, addition to tax or additional amount imposed by any taxing authority of any Governmental Authority with respect thereto, including any tax assessed or levied in the capacity of a successor or an agent or a representative assessee under applicable laws.
“Tax Return” means any report, return, declaration, filing, claim for refund, or information return or statement related to Taxes, including any schedule or attachment thereto, and including any amendment thereof, filed with or submitted to, or required to be filed with or submitted to, any Governmental Authority with respect to Taxes.
“Third Party” means a Person other than Buyer, the Company, and their respective Affiliates.
“Transaction Expenses” means, without duplication, any unpaid fees, stamp duty, costs and expenses of the Company Group, the Seller Representative and/or the Sellers (that are incurred and not paid prior to the Closing) arising out of, or in connection with, (i) the negotiation, preparation, execution and performance of this Agreement or any other transaction document contemplated hereby or (ii) the transactions contemplated hereunder, in each case, including (A) any fees in respect of any legal, financial advisory, consulting or other advisers, (B) any brokerage fees, finder’s fees or agent’s commission or similar charges, (C) any data room fees or expenses, (D) any payments, compensation or fees (whether bonus, transaction, retention, change-in-control or otherwise, and including any severance payments with a “single trigger” provision), in each case of this clause (D), owed by any member of the Company Group to any current or former Service Provider which arise as a result of or in connection with the consummation of the transactions contemplated by this Agreement (excluding any of the foregoing that are owed pursuant to any arrangement entered into with Buyer or any of its Affiliates or after the Closing) plus the employer portion of any payroll Taxes or employment Taxes in respect thereof, and (E) any Taxes (including the employer portion of any payroll or employment Taxes payable by any member of the Company Group) incurred by any member of the Company Group in connection with the payment of any of the amounts described in clauses (A) through (D). Notwithstanding the foregoing or anything contained in this Agreement to the contrary, none of the Retention Bonuses or any Taxes relating thereto shall be treated as a Transaction Expense.
“Trulicity” means the brand-name Biological Product with active ingredient dulaglutide on FDA BLA 12546 as approved by FDA as of the Closing Date and within five years thereafter.
“USCIS” means the U.S. Citizenship and Immigration Services and the rules and guidance promulgated thereunder.
“Value” means, with respect to determining if a First Tranche Milestone for a given Designated Product has been achieved, the fraction A/B expressed as a percentage, where A is the cumulative U.S. sales (over a twelve (12)-month period) of all Delivery Types for the Reference Product for such Designated Product that have Received Regulatory Approval, and B is the cumulative U.S. sales (over the same twelve (12)-month period) of all Delivery Types for the Reference Product for such Designated Product. Each of A and B shall be determined from data currently identified as “Sales $” as provided in the National Sales Perspective report by IQVIA in the commercially available SMART Syndicated Data Analytics—US Edition. If such data or report become no longer available, Buyer and the Seller Representative will confer and reasonably agree on a substitute that most closely corresponds thereto. The twelve (12)-month period shall be, for each Designated Product, the period ending on the last day of the month preceding the month in which the most recent Delivery Type has Received Regulatory Approval. By way of example with respect to the Abatacept Product, purely for illustrative purposes:
•
Assume that, on September 15, 2027, Delivery Types 1(a) and 1(b) Receive Regulatory Approval, and there have been no changes to the Delivery Types for such Reference Product specifically listed under the column “Delivery Types” in Schedule C.

•
Buyer will perform a calculation of “Value”, with the numerator (i.e., A) being cumulative U.S. sales of Delivery Types 1(a) and 1(b) over the twelve (12)-month period from September 1, 2026 through August 31, 2027 and the denominator (i.e., B) being cumulative U.S. sales of Delivery Types 1(a) through 1(e) over the same period.

•	If such calculation of “Value” results in a percentage that does not exceed 80%, the Milestone Event with respect to the Abatacept Product has not been achieved.
•
Next, assume that, on September 15, 2028, Delivery Types 1(c) and 1(d) Receive Regulatory Approval and there have been no changes to the Delivery Types for such for such Reference Product specifically listed under the column “Delivery Types” in Schedule C.

•
Buyer will promptly perform a calculation of “Value”, with the numerator (i.e., A) being cumulative U.S. sales of Delivery Types 1(a), 1(b), 1(c) and 1(d) over the twelve (12)-month period from September 1, 2027 through August 31, 2028 and the denominator (i.e., B) being cumulative U.S. sales of Delivery Types 1(a) through 1(e) over the same period.

•	If such calculation of “Value” results in a percentage exceeding 80%, the Milestone Event with respect to the Abatacept Product has been achieved.
“WARN Act” means the Worker Adjustment and Retraining Notification Act of 1988, as amended, or any similar state, local, or non-U.S. law, regulation, or ordinance.

“Working Capital” means the result, whether positive or negative, of (a) the Current Assets of the Company Group minus (b) the Current Liabilities of the Company Group, in each case, as determined in accordance with the Accounting Principles. Working Capital shall be calculated without duplication of any amounts to the extent used in the calculation of the Closing Cash, the Closing Indebtedness, the Transaction Expenses or the Prepayment Adjustment.
“Working Capital Adjustment” means the result, whether positive or negative, of (i) the Working Capital as of the Effective Time (which may be a positive or negative number) (the “WC Effective Amount”) minus (ii) the Working Capital Target (which may be a positive or negative number); provided, however, that (x) if the Working Capital as of the Effective Time is between (and including) $0 and $4,000,000, the WC Effective Amount shall be deemed to be $2,000,000, (y) if the Working Capital as of the Effective Time is greater than $4,000,000, the WC Effective Amount shall be deemed to be equal to $2,000,000 plus the amount by which Working Capital as of the Effective Time exceeds $4,000,000, and (z) if the Working Capital as of the Effective Time is a negative number, the WC Effective Amount shall be deemed to be $2,000,000 plus such negative number. If the Working Capital Adjustment is negative, the absolute value of such amount shall be referred to herein as the “Working Capital Deficit.” If the Working Capital Adjustment is positive, then the value of such amount shall be referred to herein as the “Working Capital Surplus”. If the Estimated Working Capital Adjustment is a positive number, such number shall be referred to herein as the “Estimated Working Capital Surplus” and if the Estimated Working Capital Adjustment is a negative number, the absolute value of such amount shall be referred to herein as the “Estimated Working Capital Deficit”.
“Working Capital Target” means an amount, whether positive or negative, equal to (i) $2,000,000 plus (ii) the Operating Profit Adjustment Amount. For avoidance of doubt, positive Closing Operating Profit will result in a positive Operating Profit Adjustment Amount and will increase the Working Capital Target, negative Closing Operating Profit will result in a negative Operating Profit Adjustment Amount and will decrease the Working Capital Target.
“Xolair” means the brand-name Biological Product with active ingredient omalizumab on FDA BLA 103976 as approved by FDA as of the Closing Date and within five years thereafter.
For purposes of the Agreement and the Exhibits, Schedules and Disclosure Schedule thereto, the following capitalized terms shall have the meanings assigned below. Unless otherwise specified, section references in the table below are to Sections of the Agreement.

Defined Term	Section
2025 Audit Report	5.14(a)
2025 Audited Financial Statements	5.14(a)
2026 Audit Report	5.14(a)
2026 Audited Financial Statements	5.14(a)
2025 Quarterly Financial Period	5.14(a)
2025 Unaudited Financial Statements	3.5(a)
Access Limitations	5.8(a)
Acquired Membership Interests	Recitals
Acquisition Engagement	9.14
Acquisition Proposal	5.11
Adjustment Escrow Account	1.3(e)
Adjustment Escrow Funds	1.3(e)
Affiliate Agreement	3.13(a)(vi)
Affiliate Arrangements	3.19(b)
Agreement	Preamble
Allocation Methodology	7.6
Allocation Schedule	1.5(a)(ii)
Allocation Statement	7.6
Annual Royalty Payment	1.4(b)(iv)(B)
Balance Sheet Date	3.4(a)
Business	Recitals

Defined Term	Section
Business Data	3.9(b)
Buyer	Preamble
Buyer Adverse Recommendation Change	5.20(a)
Buyer Board	Recitals
Buyer Board Recommendation	2.2(c)
Buyer Conflicts Committee	Recitals
Buyer Conflicts Committee Recommendation	2.2(b)
Buyer Disinterested Stockholder Approval	2.2(a)
Buyer Disinterested Stockholders	2.2(a)
Buyer Intervening Event	5.20(c)
Buyer Meeting	5.19
Buyer Notice	5.20(b)
Buyer Notice Period	5.20(b)
Buyer Preferred Stock	2.9
Buyer SEC Documents	2.10
Buyer Stockholder Approval	2.2(a)
Closing	1.7
Closing Date	1.7
Closing Financials	1.5(b)(i)
Closing Statement	1.5(b)(i)
COBRA	3.12(k)
Collective Bargaining Agreement	3.12(g)
Company	Preamble
Company 401(k) Plan	5.12(d)
Company Certificate of Formation	Recitals
Company Group	Recitals
Company Legal Counsel	9.14
Company Indemnified Parties	5.7(a)
Company Released Parties	5.2
Confidential Information	5.4(c)
Confidentiality Agreement	5.8(d)
Consent	5.3(f)
Current Legal Counsel	9.14
Delivery Types	1.4(a)
Determination Date	1.5(c)
Disclosure Letters	9.16
Disputed Amounts	1.5(c)
DQE	5.23
Effective Time	1.7
Employee Benefit Plan	3.12(i)
Employee List	3.12(a)
Employment Laws	3.12(c)
Equity Consideration	1.2
Escrow Agent	1.3(e)
Escrow Agreement	1.3(e)
Estimated Closing Cash	1.5(a)(i)
Estimated Closing Financials	1.5(a)(i)
Estimated Closing Indebtedness	1.5(a)(i)
Estimated Closing Operating Profit	1.5(a)(i)
Estimated Closing Statement	1.5(a)(i)

Defined Term	Section
Estimated Free Cash Flow Adjustment	1.5(a)(i)
Estimated Operating Profit Adjustment	1.5(a)(i)
Estimated Prepayment Adjustment	1.5(a)(i)
Estimated Transaction Expenses	1.5(a)(i)
Estimated Working Capital	1.5(a)(i)
Excess Adjustment Amount	1.5(b)(ii)(B)
Exchange Act	2.4(c)
Excluded Arrangements	3.19(b)
Excluded Profits	1.4(b)(iv)
FDCA	1.4(a)
Fifth Anniversary	1.4(a)
Financial Statements	3.5(a)
First Tranche Milestones	1.4(a)
Flow of Funds Memorandum	1.5(a)(ii)
Forms 1065	7.4(a)
GIN	5.23
Go-Forward Financial Statements	5.14(b)
Go-Forward Unaudited Financial Statements	5.14(b)
Independent Accounting Firm	1.5(c)
Initial Cash Consideration	1.2
Insurance Policies	3.22
Interim Financial Period	5.14(b)
ISRA	5.23
ISRA Access Agreement	5.23
ISRA Property	5.23
ISRA Closing Deliverables	5.23
IP Agreement	3.8(b)
Leased Real Property	3.10(c)
LSRP	5.23
Material Contract	3.13(a)
Maximum Premium	5.7(b)
Milestone Event	1.4(a)
Milestone Payment	1.4(a)
NASDAQ	2.3(d)
NDA	1.4(a)
NJDEP	5.23
Non-Business Records	5.8(b)
Non-Reimbursable Damages	8.4(e)
Notice of Disagreement	1.5(c)
Objection Deadline Date	1.5(c)
Outside Date	10.1(b)
Owned Real Property	3.10(b)
Owned Real Property Deed	3.10(b)
Pancrelipase Commercial Launch	1.4(a)
Party(ies)	Preamble
Pre-Closing Capex Budget	3.4(b)(xvii)
Pre-Closing Period	5.1(a)
Pre-Signing Reorganization	Recitals
Pre-Signing Reorganization Documents	Recitals
Property	3.10(a)

Defined Term	Section
Proxy Statement	5.19
Purchase Price	1.2
Quarterly Royalty Payment	1.4(b)(iv)(A)
RAO	5.23
RCA Person	5.4(a)
Real Property Leases	3.10(c)
Receipt of Regulatory Approval	1.4(a)
Regulatory Permits	3.14(a)
Reorg Persons	Recitals
Remediation Certification	5.23
Representatives	3.6(d)
Restricted Period	5.4(a)
Retention Bonus Escrow Account	1.3(e)
Retention Bonus Escrow Funds	1.3(e)
Retained Employees	5.12(a)
Royalty Payment	1.4(b)
Royalty Period	1.4(b)(i)(B)
Royalty Period Report	1.4(b)(iii)
Royalty Quarter	1.4(b)(i)(C)
Royalty Quarter Report	1.4(b)(ii)
Royalty Term	1.4(b)(i)(A)
RW Policy	5.13
Sample Closing Statement	1.5(a)(i)
Sarbanes-Oxley Act	2.10
Second Tranche Milestone	1.4(a)
Securities Act	2.5
Security Breach	3.9(b)
Seller	Preamble
Seller Affiliated Persons	3.19(b)
Seller Indemnified Party	8.2(c)
Seller Representative	Preamble
Seller Pre-Closing Communications	9.14
Seller’s Releasing Parties	5.2
Service Provider	3.12(a)
Shortfall Adjustment Amount	1.5(b)(ii)(A)
Specified Interest Rate	1.4(c)
Specified Parties	1.4(a)
S-3 Shelf	5.21(a)
Tax Contest	7.2
Transfer Taxes	7.3
U.S. DOJ	5.3(b)
U.S. FTC	5.3(b)

Exhibit B
(Form of Amendment to the Buyer Stockholders’ Agreement)
[Attached.]

Execution Version
FIRST AMENDMENT TO THE THIRD AMENDED AND RESTATED STOCKHOLDERS AGREEMENT
THIS FIRST AMENDMENT TO THE THIRD AMENDED AND RESTATED STOCKHOLDERS AGREEMENT (this “Amendment”), is entered into as of [•] [•], 2026 (the “Execution Date”), by and among Amneal Pharmaceuticals, Inc., a Delaware corporation (the “Company”), Vikram Patel, in his capacity as the Amneal Group Representative (the “Amneal Group Representative”) and the other Persons set forth under the heading “New Amneal Group Members” on the signature pages hereto (the “New Amneal Group Members”).
WHEREAS, the Company and the Amneal Group Representative are party to that certain Third Amended and Restated Stockholders Agreement (the “Stockholders Agreement”), dated November 7, 2023, by and among the Company, Amneal Intermediate Inc., a Delaware corporation, Amneal Pharmaceuticals LLC, a Delaware limited liability company, and the other parties named therein;
WHEREAS, the Company and the Amneal Group Representative desire to amend the Stockholders Agreement in order to make certain changes to the definitions therein;
WHEREAS, pursuant to Section 7.9 of the Stockholders Agreement, the Stockholders Agreement may be amended by a written instrument signed by the Company and the Amneal Group Representative; provided, that any material amendment or modification of the Stockholders Agreement shall require the prior written consent of the Conflicts Committee;
WHEREAS, the Conflicts Committee has delivered prior written consent to this Amendment; and
WHEREAS, unless otherwise defined herein, capitalized terms shall have the meanings ascribed to them in the Stockholders Agreement.
NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby amend the Stockholders Agreement as follows:
1.
The definition of “Amneal Group” is hereby amended and restated in its entirety to mean, collectively, the Persons listed on Schedule A to this Amendment; provided, that the “Amneal Group” shall include any Person to whom shares of Company Common Stock are validly Transferred in accordance with Section 4.1(c) of the Stockholders Agreement after the Execution Date (provided, that such transferee shall, prior to any such Transfer, have agreed in a writing reasonably acceptable to the Company to be bound by the terms of the Stockholders Agreement as a party thereto in the position of an Amneal Group Member).

2.
The definition of “Amneal Group Member” is hereby amended and restated in its entirety to mean any of the Persons listed on Schedule A to this Amendment; provided, that any Person to whom shares of Company Common Stock are validly Transferred in accordance with Section 4.1(c) of the Stockholders Agreement after the Execution Date shall be deemed to be an “Amneal Group Member” (provided, that such transferee shall, prior to any such Transfer, have agreed in a writing reasonably acceptable to the Company to be bound by the terms of the Stockholders Agreement as a party thereto in the position of an Amneal Group Member).

3.
The Amneal Group Representative represents and warrants that (i) he is the current, duly authorized Amneal Group Representative, (ii) he, in his capacity as the Amneal Group Representative, has the authority to enter into this Amendment on behalf of each of the Amneal Group Members as of immediately prior to the Execution Time and, if executed by the Company, this Amendment will be binding on such Amneal Group Members, (iii) as of the Execution Time, each of the Persons listed on Schedule A to this Amendment beneficially owns outstanding shares of the Company Common Stock and (iv) as of the Execution Time, the Amneal Group (as such term is amended by this Amendment) collectively beneficially owns no less than ten percent (10%) of the outstanding shares of the Company Common Stock.

4.
The Company represents and warrants that (i) the Conflicts Committee has delivered prior written consent to this Amendment and (ii) the Company has all requisite corporate power and authority to execute and deliver this Agreement, and, if executed by the other parties hereto, this Amendment will be binding on the Company.

5.
The New Amneal Group Members hereby agree to comply with and be bound by all the terms of the Stockholders Agreement, as amended by this Amendment, as a party thereto in the position of an Amneal Group Member in the same capacity as if the New Amneal Group Members were original parties thereto in such capacity.

6.	All references in the Stockholders Agreement to “New York Stock Exchange” are hereby deleted and replaced with “Nasdaq Stock Market”.
7.	All references in the Stockholders Agreement to “NYSE” are hereby deleted and replaced with “Nasdaq”.
8.
For the avoidance of doubt, all shares of Company Common Stock that are issued to Amneal Group Members (as such term is amended by this Amendment) pursuant to the Membership Interest Purchase Agreement, dated as of [•] [•], 2026, by and among the Company, Kashiv BioSciences, LLC, and the other parties named therein (the “MIPA”) in connection with the Closing (as defined in the MIPA) shall be included in the number of shares of Company Common Stock beneficially owned by the Amneal Group for all purposes of the Stockholders Agreement (including, without limitation, for purposes of the application of the definition of Registrable Shares other than with respect to the first sentence of Section 5.1 of the Stockholders Agreement).

9.
All references in the Stockholders Agreement to the “Shelf Registration Statement” shall hereinafter include, in addition to the post-effective Amendment to the Registration Statement on Form S-3 (File No. 333-263225), the S-3 Shelf (as such term is defined in MIPA).

10.	The definition of the “Amneal Group Representative” is hereby amended by replacing “Padmesh Patel” with “Vikram Patel”.
11.	All references in the Stockholders Agreement to “Class A Common Stock” shall mean the Company Common Stock.
12.
Any shares of Company Common Stock that are registered and validly Transferred by Amneal Group Members pursuant to the S-3 Shelf (as defined in the MIPA), when effective under the Securities Act, shall be deemed to be Transferred pursuant to Section 4.1(b)(i)(A) of the Stockholders Agreement.

13.
On and after the Execution Date, each reference in the Stockholders Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import referring to the Stockholders Agreement, shall mean and be a reference to the Stockholders Agreement as amended by this Amendment.

14.	Except as specifically amended by this Amendment, the Stockholders Agreement shall remain in full force and effect and is hereby ratified and confirmed.
15.
The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power, or remedy of any party under the Stockholders Agreement.

16.
The parties specifically understand and agree that the changes to the Stockholders Agreement by this Amendment are intended to alter certain provisions of the Stockholders Agreement, and that the matters set forth in this Amendment shall be controlling over those provisions of the Stockholders Agreement which they replace, which shall be treated as superseded.

17.
This Amendment may be executed by electronic signatures (such as Docusign) in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

18.	This Amendment shall become effective upon the Execution Date.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on the date first written above.

AMNEAL PHARMACEUTICALS, INC.

By:
Name:
Title:

AMNEAL GROUP REPRESENTATIVE:

By:
Name:	Vikram Patel

New Amneal Group Members

CKR INVESTMENTS, LLC

By:
Name:
Title:

CKR DYNASTY, LLC

By:
Name:
Title:

SHIVKAN HOLDINGS, LLC

By:
Name:
Title:

SHIVKAN DYNASTY, LLC

By:
Name:
Title:

[Signature Page to First Amendment to Third A&R Stockholders Agreement]

ROCK NOLA, LLC

By:
Name:
Title:

NP INVESTOR GROUP, LLC

By:
Name:
Title:

ARJUN TARSADIA TRUST

By:
Name:
Title:

GLI THREE, LLC

By:
Name:
Title:

CEPHEID CAPITAL, LLC

By:
Name:
Title:

ANANTYA CAPITAL, LLC

By:
Name:
Title:

Schedule A
(Amneal Group)1

Pre-Existing Amneal Group Members
1.	THE ANISH CHETAN PATEL GIFT TRUST
2.	THE MANSI CHETAN PATEL GIFT TRUST
3.	THE AMAN DIPAN PATEL GIFT TRUST
4.	THE BHAVIN NARENDRA PATEL GIFT TRUST
5.	THE CHINTU PATEL REVOCABLE TRUST
6.	THE CHIRAG PATEL REVOCABLE TRUST
7.	EDWARD G COSS FAMILY TRUST
8.	THE FALGUNI PATEL REVOCABLE TRUST
9.	THE GREENE FAMILY TRUST
10.	GREG & NOLA CASSERLY FAMILY TRUST
11.	THE LUCE FAMILY TRUST
12.	THE SUNIL PATEL FAMILY TRUST
13.	PADMESH M PATEL FAMILY TRUST
14.	AP-1 TRUST
15.	AP-2 TRUST
16.	AP-3 TRUST
17.	AP-5 TRUST
18.	AP-7 TRUST
19.	AP-9 TRUST
20.	DIPAN PATEL LIVING TRUST
21.	THE PRITI PATEL REVOCABLE TRUST
22.	PATEL FAMILY TRUST
23.	THE FALCON TRUST
24.	THE MAYUR PATEL LEGACY TRUST
25.	THE PUJA PATEL TRUST
26.	THE ISHANI PATEL TRUST
27.	THE NIAM PATEL TRUST
28.	TI SIE 2, LLC (successor in interest to Tushar Patel Family Trust)
29.	THE T-TWELVE LEGACY TRUST
30.	B.U. PATEL FAMILY TRUST
31.	GAUTAM PATEL
32.	VIKRAM PATEL
33.	KANU PATEL
34.	TEJASH AND SUNITA PATEL FAMILY TRUST

New Amneal Group Members
35.	CKR INVESTMENTS, LLC
36.	CKR DYNASTY, LLC
37.	SHIVKAN HOLDINGS, LLC
38.	SHIVKAN DYNASTY, LLC
39.	ROCK NOLA, LLC
40.	NP INVESTOR GROUP, LLC
41.	ARJUN TARSADIA TRUST
42.	GLI THREE, LLC
43.	CEPHEID CAPITAL, LLC
44.	ANANTYA CAPITAL, LLC

[1]
Note to Draft: Schedule to be revised prior to Closing (as defined under the MIPA), as necessary, to reflect any assignments by any Seller (as defined under the MIPA) of such Seller’s right to receive the Company Common Stock as permitted under Section 9.8 of the MIPA.

Annex B
RESTRICTIVE COVENANTS AGREEMENT
This RESTRICTIVE COVENANTS AGREEMENT (this “Agreement”) is made and entered into as of April 21, 2026 by and between Amneal Pharmaceuticals, Inc., a Delaware corporation (“Buyer”), and Chirag Patel, an individual (“CP”). Each of Buyer and CP is sometimes hereinafter referred to as a “Party” and, collectively, the “Parties”.
WITNESSETH:
WHEREAS, concurrently with the execution of this Agreement, Kashiv BioSciences, LLC, a Delaware limited liability company (the “Company”), the direct equityholders of the Company (the “Sellers”) and Buyer are entering into a Membership Interest Purchase Agreement (as it may be amended from time to time, the “Purchase Agreement”), pursuant to which, at the Closing, Buyer will acquire from the Sellers all of the membership interests of the Company on the terms and conditions set forth therein (the “Transaction”);
WHEREAS, CP directly or indirectly beneficially owns equity interests in one or more of the Sellers (the “Owned Sellers”) and, accordingly, will derive substantial economic benefits through the receipt by the Owned Sellers of sale proceeds from Buyer in connection with the Transaction in accordance with the terms and conditions set forth in the Purchase Agreement;
WHEREAS, as a condition to Buyer entering into the Purchase Agreement, CP is entering into this Agreement, without which Buyer would not enter into the Purchase Agreement;
WHEREAS, CP acknowledges that (i) the protections set forth in this Agreement constitute an essential premise of the willingness of Buyer to enter into the Transaction and pay the sale proceeds as and when they become due under the Purchase Agreement, (ii) without the Transaction, the Owned Sellers would not be entitled to any consideration (cash, stock or otherwise) for the membership interests of the Company being acquired by Buyer, (iii) it is essential to the success of Buyer and the Company after the Closing that CP enter into the protections set forth herein and the business of Buyer and the Company would suffer significant and irreparable harm by CP violating any of the provisions hereof, and (iv) Buyer would be unwilling to enter into the Purchase Agreement in the absence of the protections set forth herein and in the absence of CP’s execution of, and performance of its obligations under, this Agreement;
WHEREAS, as a result of the Transaction, a significant portion of the Owned Sellers’ goodwill with respect to the Company (and, by extension, CP’s indirect goodwill with respect to the Company) will be transferred to Buyer;
WHEREAS, Buyer seeks to preserve and protect the goodwill of the Company; and
WHEREAS, CP agrees that the restrictions set forth herein are reasonable and necessary in order to protect the goodwill, confidential information and other legitimate business interests of Buyer, the Company and their respective Affiliates after the Closing.
NOW, THEREFORE, in consideration of the mutual covenants and agreements of the Parties contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:
1. Defined Terms. Capitalized terms used herein but not defined in this Agreement shall have the meanings ascribed to such terms in the Purchase Agreement.
2. Effectiveness. The provisions set forth in Sections 3 through 5 of this Agreement will only become effective as of the Closing. If the Purchase Agreement is validly terminated in accordance with its terms, this Agreement will automatically and without further action terminate in its entirety simultaneously with such valid termination of the Purchase Agreement in accordance with its terms and be of no further force or effect.
3. Non-Competition. During the period from the Closing through the fifth anniversary of the Closing Date (the “Restricted Period”), CP shall not, and shall cause his controlled Affiliates, not to, without the prior written consent of Buyer, directly or indirectly, invest in, acquire, own, manage, control, undertake, participate in, carry on or be engaged in the operation of the Business or any business or activities that compete with the Business as conducted as of the date hereof and as of the Closing Date. Notwithstanding the foregoing, the prohibitions in this Section 3 shall not apply to (i) the passive ownership by CP, directly or indirectly, of less than two percent (2%) of any class of the securities of any Person traded on a national or international securities exchange or traded on the over-the counter market, (ii) the passive investment by CP, directly or indirectly, as a limited partner and not as a co-investor, in private equity funds of less than two percent (2%) of the equity interests in such fund so long as CP does not have any active role in, or ability to direct, the activities of such fund or the portfolio companies thereof or (iii) actions performed by CP in his capacity as an employee, consultant, officer, independent contractor or director of Buyer or any of Buyer’s controlled Affiliates.
4. Non-Solicitation. During the Restricted Period, CP shall not, and shall cause his controlled Affiliates not to, except for the benefit of, and on behalf of, the Company Affiliated Group, directly or indirectly, on CP’s own behalf or on behalf of any other person or entity, solicit, recruit or hire, or attempt to recruit or hire, any Restricted Person or induce or attempt to induce any Restricted Person to leave the employ of or cease doing business with the Company or any other member of the Company Affiliated Group, as the case may be; provided, however, that nothing in this Section 4 shall prevent CP from (i) from making any general solicitations, directly or indirectly, including through newspapers, trade journals, the internet or any similar media that are not directed specifically at any employee or independent contractor of the Company Affiliated Group, or hiring the Persons who respond to such general solicitations or (ii) from soliciting and hiring any former employee or independent contractor of the Company Affiliated Group who was terminated without cause. “Restricted Person” means (i) any employee, agent, or contractor of the Company Group as of immediately prior to the Closing, and/or (ii) any employee, agent, or contractor of Buyer or any Affiliate of Buyer with whom the Sellers worked, collaborated or shared information, or about whom the Sellers had access to or received confidential information during the Sellers’ affiliation with the Company Affiliated Group.
5. Confidentiality. Except to the extent (i) authorized by Buyer, (ii) required by Law or any legal process, or (iii) necessary in performing CP’s obligations under this Agreement, CP will not, and will cause his controlled Affiliates not to, directly or indirectly, at any time after the Closing, use or exploit, or disseminate, disclose, or divulge to any person, firm, corporation, association or other business entity, Confidential Information of the Company Group. As used herein, the term “Confidential Information” shall mean any and all information about the Company Group and/or the Business or relating to the Trade Secrets of the Company Group and/or the Business, in each case, whether or not disclosed to CP or whether or not known by CP as a consequence of or through its relationship with the Company Affiliated Group, Buyer and any of their respective Affiliates, if in each case such information is not publicly available (other than through a breach by CP of this Section 5). CP acknowledges and agrees that the term “Confidential Information” includes all information regarding the following: Trade Secrets and other Intellectual Property, Personal Information, products, services, drug formulations and manufacturing methods, human trial data, pre-clinical trial data, clinical trial data, client and partner lists (including names, addresses and telephone numbers), purchasing criteria of the Company Group, business plans, methods and procedures, accounting data, compensation and human resources information, marketing strategies, new product and services developments, price lists and pricing strategies, contract forms, business and financial models, electronic and other files, and financial data regarding the Business and the Company Group. Buyer acknowledges and agrees that prior to the Closing, CP may have worked in the Business and/or for the Company Affiliated Group, Buyer and any of their respective Affiliates and had access to Confidential Information; however, no such Person shall be deemed (A) to have been furnished or provided access to any Confidential Information in violation of this Section 5, or (B) to act at CP’s direction or on CP’s behalf, and CP shall not be deemed to be acting indirectly through such Person, solely due to the prior role of any such Person with respect to the Business and/or the Company Affiliated Group, Buyer and any of their respective Affiliates so long as such Person does not actually disclose or use the Confidential Information in violation of this Section 5 after the Closing.
6. Miscellaneous.
(a) CP acknowledges that he has carefully read and considered the provisions of this Agreement. CP acknowledges that, provided Buyer complies with its obligations under the Purchase Agreement to pay the consideration due to the Sellers as and when such consideration becomes due under the Purchase Agreement, in all cases upon and subject to the terms and conditions of the Purchase Agreement, the Owned Sellers will receive sufficient consideration and other benefits to justify the restrictions in this Agreement. CP also acknowledges and understands that these restrictions are reasonably necessary to protect the legitimate and substantial business interests of Buyer and its Affiliates, including protection of the goodwill acquired. CP also acknowledges that, provided Buyer complies with its obligations under the Purchase Agreement to pay the consideration due to the Sellers as and when such consideration becomes due under the Purchase Agreement, in all cases upon and subject to the terms and conditions of the Purchase Agreement, the Transaction and the other transactions contemplated by the Purchase Agreement (including receipt of the Purchase Price by the Owned Sellers) constitutes full and adequate consideration for the execution and enforceability of the restrictions set forth in this Agreement.
(b) The Parties acknowledge and agree that the individual covenants in this Agreement are separate and distinct commitments of CP, independent of each other covenant hereunder. CP further agrees that each of the covenants in this Agreement is reasonable with respect to its duration, geographic area and scope of activity, to protect, among other things, Buyer’s acquisition of the goodwill of the Business. Accordingly, if, at the time of enforcement of any one or more of the covenants in this Agreement, a court or arbitrator holds that the restrictions stated herein with respect to any specific covenant herein are unreasonable under the circumstances then existing, the Parties hereto agree that the maximum duration, geographic area and/or scope of activity legally permissible under such circumstances will be substituted for the duration, geographic area and/or scope of activity stated herein.
(c) If any provision of this Agreement is construed to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect the remainder of the provisions of this Agreement, which shall be given full effect, without regard to the invalid or unenforceable portions. Furthermore, if the scope of any provision contained in this Agreement is found to be too broad to permit enforcement of such provision to its full extent, then such provision shall be enforced to the maximum extent permitted by Law, and the Parties hereby consent and agree that such scope shall be judicially modified accordingly in any proceeding brought to enforce such provision.
(d) This Agreement may not be amended, except by an instrument in writing signed on behalf of the Parties. Unless otherwise specifically agreed in writing to the contrary: (a) the failure or delay of any Party at any time to require performance by the other of any provision of this Agreement will not affect such Party’s right thereafter to enforce the same; (b) no waiver by any Party of any default by any other Party will be valid unless in writing and acknowledged by an authorized representative of the non-defaulting Party, and no such waiver will be taken or held to be a waiver by such Party of any other preceding or subsequent default; and (c) no extension of time granted by any Party for the performance of any obligation or act by any other Party will be deemed to be an extension of time for the performance of any other obligation or act hereunder.
(e) The Parties agree that this Agreement shall be governed by and construed in accordance with the applicable Laws of the State of Delaware without giving effect to any choice or conflicts of law provision or rule thereof that would result in the application of the applicable Laws of any other jurisdiction other than the applicable Laws of the United States of America, where applicable. The Parties hereto do hereby consent and submit to the venue and jurisdiction of the State or Federal Courts residing in Delaware as the sole and exclusive forum for such matters of disputes, and further agree that, in the event of any action or suit as to any matters of dispute among the Parties, service of process may be made upon the other Party by mailing a copy of the summons and/or complaint to the other Party at the address set forth herein. Notwithstanding anything to the contrary contained herein, the Parties may seek equitable relief, or enforce any final judgment of any such State or Federal Court residing in Delaware, in any other jurisdiction in any manner provided by applicable Law. The Parties acknowledge that all directions issued by the forum court, including all injunctions and other decrees, will be binding and enforceable in all jurisdictions and countries.
(f) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY DISPUTE THAT MAY ARISE UNDER OR IN CONNECTION WITH THIS AGREEMENT AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY DISPUTE.
(g) Notices. All notices and other communications hereunder shall be in writing. Notices will be deemed given three (3) Business Days after being mailed by certified or registered United States mail, postage prepaid, return receipt requested, or on the first (1st) Business Day after being sent, prepaid, by nationally recognized overnight courier that issues a receipt or other confirmation of delivery. Notices delivered via electronic mail or facsimile will be deemed given upon transmission. Notices delivered by personal service will be deemed given when actually received by the recipient. Any Party may change the address to which notices under this Agreement are to be sent to it by giving written notice of a change of address in the manner provided in this Agreement for giving notice. Notices shall be made to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

(i) if to Buyer:

Amneal Pharmaceuticals, Inc.
400 Crossing Boulevard
Bridgewater, NJ 08807
Attention: General Counsel
Telephone: (908) 947-3120
Email: egaldept@amneal.com

Copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
Attention: Richard Fenyes; Jakob Rendtorff; Benjamin Bodurian
Email: rfenyes@stblaw.com; jrendtorff@stblaw.com; benjamin.bodurian@stblaw.com

and

Richards, Layton & Finger, P.A.
920 N. King Street
Wilmington, Delaware 19801
Attention: Michael D. Allen; Robert B. Greco
Email: allen@rlf.com; greco@rlf.com

(ii) if to CP:

Chirag Patel
c/o McCabe Heidrich & Wong, PC
4 Gatehall Drive
Parsippany, NJ 07054-4513
Attention: Christine Krentz
Telephone: (973) 605-1040
Email: ckrentz@mhw.com

Copy (which shall not constitute notice) to:

Tarsadia Enterprises, LLC
520 Newport Center Drive, 21st Floor
Newport Beach, California 92660
Attention: Edward G. Coss, Executive Vice President and Chief Legal Officer
Telephone: (949) 610-8022
Email: edc@tarsadia.com

and

Holland & Knight LLP
787 Seventh Avenue, 31st Floor
New York, New York 10019
Attention: Amy S. Leder, Charles A. Weiss and Emily J. Hantverk
Telephone: (212) 513-3542, (212) 513-3551, (215) 252-9609
E-Mail: amy.leder@hklaw.com, charles.weiss@hklaw.com,
emily.hantverk@hklaw.com

7. Third-Party Beneficiaries. Except for the express Parties hereto, there are no other beneficiaries of this Agreement, except, following the Closing, the Company Affiliated Group shall be express third-party beneficiaries of the rights of Buyer hereunder and shall have the right to enforce such rights against CP.
8. Warranty and Freedom to Contract. CP warrants that CP is authorized to enter into this Agreement and comply with all of its provisions to the fullest extent set forth herein.
9. Counterparts. This Agreement may be executed in counterparts, which together shall constitute one and the same Agreement. The Parties may execute more than one copy of the Agreement, each of which shall constitute an original and each of which alone and all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile signatures or other electronic signatures (including the delivery of signed documents in PDF format or by means of DocuSign or other electronic signature platforms).
[remainder of page intentionally left blank; signature page to follow]

IN WITNESS WHEREOF, CP and Buyer have executed this Agreement as of the day and year first above written.

CP:

Chirag Patel, in his individual capacity

/s/ Chirag Patel

[Signature Page to Restrictive Covenants Agreement]

BUYER:

AMNEAL PHARMACEUTICALS, INC.

By:	/s/ Jason B. Daly
Name:	Jason B. Daly
Title:	Executive Vice President, Chief Legal Officer & Corporate Secretary

[Signature Page to Restrictive Covenants Agreement]

Annex C
RESTRICTIVE COVENANTS AGREEMENT
This RESTRICTIVE COVENANTS AGREEMENT (this “Agreement”) is made and entered into as of April 21, 2026 by and between Amneal Pharmaceuticals, Inc., a Delaware corporation (“Buyer”), and Chintu Patel, an individual (“CP”). Each of Buyer and CP is sometimes hereinafter referred to as a “Party” and, collectively, the “Parties”.
WITNESSETH:
WHEREAS, concurrently with the execution of this Agreement, Kashiv BioSciences, LLC, a Delaware limited liability company (the “Company”), the direct equityholders of the Company (the “Sellers”) and Buyer are entering into a Membership Interest Purchase Agreement (as it may be amended from time to time, the “Purchase Agreement”), pursuant to which, at the Closing, Buyer will acquire from the Sellers all of the membership interests of the Company on the terms and conditions set forth therein (the “Transaction”);
WHEREAS, CP directly or indirectly beneficially owns equity interests in one or more of the Sellers (the “Owned Sellers”) and, accordingly, will derive substantial economic benefits through the receipt by the Owned Sellers of sale proceeds from Buyer in connection with the Transaction in accordance with the terms and conditions set forth in the Purchase Agreement;
WHEREAS, as a condition to Buyer entering into the Purchase Agreement, CP is entering into this Agreement, without which Buyer would not enter into the Purchase Agreement;
WHEREAS, CP acknowledges that (i) the protections set forth in this Agreement constitute an essential premise of the willingness of Buyer to enter into the Transaction and pay the sale proceeds as and when they become due under the Purchase Agreement, (ii) without the Transaction, the Owned Sellers would not be entitled to any consideration (cash, stock or otherwise) for the membership interests of the Company being acquired by Buyer, (iii) it is essential to the success of Buyer and the Company after the Closing that CP enter into the protections set forth herein and the business of Buyer and the Company would suffer significant and irreparable harm by CP violating any of the provisions hereof, and (iv) Buyer would be unwilling to enter into the Purchase Agreement in the absence of the protections set forth herein and in the absence of CP’s execution of, and performance of its obligations under, this Agreement;
WHEREAS, as a result of the Transaction, a significant portion of the Owned Sellers’ goodwill with respect to the Company (and, by extension, CP’s indirect goodwill with respect to the Company) will be transferred to Buyer;
WHEREAS, Buyer seeks to preserve and protect the goodwill of the Company; and
WHEREAS, CP agrees that the restrictions set forth herein are reasonable and necessary in order to protect the goodwill, confidential information and other legitimate business interests of Buyer, the Company and their respective Affiliates after the Closing.
NOW, THEREFORE, in consideration of the mutual covenants and agreements of the Parties contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:
1. Defined Terms. Capitalized terms used herein but not defined in this Agreement shall have the meanings ascribed to such terms in the Purchase Agreement.
2. Effectiveness. The provisions set forth in Sections 3 through 5 of this Agreement will only become effective as of the Closing. If the Purchase Agreement is validly terminated in accordance with its terms, this Agreement will automatically and without further action terminate in its entirety simultaneously with such valid termination of the Purchase Agreement in accordance with its terms and be of no further force or effect.
3. Non-Competition. During the period from the Closing through the fifth anniversary of the Closing Date (the “Restricted Period”), CP shall not, and shall cause his controlled Affiliates, not to, without the prior written consent of Buyer, directly or indirectly, invest in, acquire, own, manage, control, undertake, participate in, carry on or be engaged in the operation of the Business or any business or activities that compete with the Business as conducted as of the date hereof and as of the Closing Date. Notwithstanding the foregoing, the prohibitions in this Section 3 shall not apply to (i) the passive ownership by CP, directly or indirectly, of less than two percent (2%) of any class of the securities of any Person traded on a national or international securities exchange or traded on the over-the counter market, (ii) the passive investment by CP, directly or indirectly, as a limited partner and not as a co-investor, in private equity funds of less than two percent (2%) of the equity interests in such fund so long as CP does not have any active role in, or ability to direct, the activities of such fund or the portfolio companies thereof or (iii) actions performed by CP in his capacity as an employee, consultant, officer, independent contractor or director of Buyer or any of Buyer’s controlled Affiliates.
4. Non-Solicitation. During the Restricted Period, CP shall not, and shall cause his controlled Affiliates not to, except for the benefit of, and on behalf of, the Company Affiliated Group, directly or indirectly, on CP’s own behalf or on behalf of any other person or entity, solicit, recruit or hire, or attempt to recruit or hire, any Restricted Person or induce or attempt to induce any Restricted Person to leave the employ of or cease doing business with the Company or any other member of the Company Affiliated Group, as the case may be; provided, however, that nothing in this Section 4 shall prevent CP from (i) from making any general solicitations, directly or indirectly, including through newspapers, trade journals, the internet or any similar media that are not directed specifically at any employee or independent contractor of the Company Affiliated Group, or hiring the Persons who respond to such general solicitations or (ii) from soliciting and hiring any former employee or independent contractor of the Company Affiliated Group who was terminated without cause. “Restricted Person” means (i) any employee, agent, or contractor of the Company Group as of immediately prior to the Closing, and/or (ii) any employee, agent, or contractor of Buyer or any Affiliate of Buyer with whom the Sellers worked, collaborated or shared information, or about whom the Sellers had access to or received confidential information during the Sellers’ affiliation with the Company Affiliated Group.
5. Confidentiality. Except to the extent (i) authorized by Buyer, (ii) required by Law or any legal process, or (iii) necessary in performing CP’s obligations under this Agreement, CP will not, and will cause his controlled Affiliates not to, directly or indirectly, at any time after the Closing, use or exploit, or disseminate, disclose, or divulge to any person, firm, corporation, association or other business entity, Confidential Information of the Company Group. As used herein, the term “Confidential Information” shall mean any and all information about the Company Group and/or the Business or relating to the Trade Secrets of the Company Group and/or the Business, in each case, whether or not disclosed to CP or whether or not known by CP as a consequence of or through its relationship with the Company Affiliated Group, Buyer and any of their respective Affiliates, if in each case such information is not publicly available (other than through a breach by CP of this Section 5). CP acknowledges and agrees that the term “Confidential Information” includes all information regarding the following: Trade Secrets and other Intellectual Property, Personal Information, products, services, drug formulations and manufacturing methods, human trial data, pre-clinical trial data, clinical trial data, client and partner lists (including names, addresses and telephone numbers), purchasing criteria of the Company Group, business plans, methods and procedures, accounting data, compensation and human resources information, marketing strategies, new product and services developments, price lists and pricing strategies, contract forms, business and financial models, electronic and other files, and financial data regarding the Business and the Company Group. Buyer acknowledges and agrees that prior to the Closing, CP may have worked in the Business and/or for the Company Affiliated Group, Buyer and any of their respective Affiliates and had access to Confidential Information; however, no such Person shall be deemed (A) to have been furnished or provided access to any Confidential Information in violation of this Section 5, or (B) to act at CP’s direction or on CP’s behalf, and CP shall not be deemed to be acting indirectly through such Person, solely due to the prior role of any such Person with respect to the Business and/or the Company Affiliated Group, Buyer and any of their respective Affiliates so long as such Person does not actually disclose or use the Confidential Information in violation of this Section 5 after the Closing.
6. Miscellaneous.
(a) CP acknowledges that he has carefully read and considered the provisions of this Agreement. CP acknowledges that, provided Buyer complies with its obligations under the Purchase Agreement to pay the consideration due to the Sellers as and when such consideration becomes due under the Purchase Agreement, in all cases upon and subject to the terms and conditions of the Purchase Agreement, the Owned Sellers will receive sufficient consideration and other benefits to justify the restrictions in this Agreement. CP also acknowledges and understands that these restrictions are reasonably necessary to protect the legitimate and substantial business interests of Buyer and its Affiliates, including protection of the goodwill acquired. CP also acknowledges that, provided Buyer complies with its obligations under the Purchase Agreement to pay the consideration due to the Sellers as and when such consideration becomes due under the Purchase Agreement, in all cases upon and subject to the terms and conditions of the Purchase Agreement, the Transaction and the other transactions contemplated by the Purchase Agreement (including receipt of the Purchase Price by the Owned Sellers) constitutes full and adequate consideration for the execution and enforceability of the restrictions set forth in this Agreement.
(b) The Parties acknowledge and agree that the individual covenants in this Agreement are separate and distinct commitments of CP, independent of each other covenant hereunder. CP further agrees that each of the covenants in this Agreement is reasonable with respect to its duration, geographic area and scope of activity, to protect, among other things, Buyer’s acquisition of the goodwill of the Business. Accordingly, if, at the time of enforcement of any one or more of the covenants in this Agreement, a court or arbitrator holds that the restrictions stated herein with respect to any specific covenant herein are unreasonable under the circumstances then existing, the Parties hereto agree that the maximum duration, geographic area and/or scope of activity legally permissible under such circumstances will be substituted for the duration, geographic area and/or scope of activity stated herein.
(c) If any provision of this Agreement is construed to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect the remainder of the provisions of this Agreement, which shall be given full effect, without regard to the invalid or unenforceable portions. Furthermore, if the scope of any provision contained in this Agreement is found to be too broad to permit enforcement of such provision to its full extent, then such provision shall be enforced to the maximum extent permitted by Law, and the Parties hereby consent and agree that such scope shall be judicially modified accordingly in any proceeding brought to enforce such provision.
(d) This Agreement may not be amended, except by an instrument in writing signed on behalf of the Parties. Unless otherwise specifically agreed in writing to the contrary: (a) the failure or delay of any Party at any time to require performance by the other of any provision of this Agreement will not affect such Party’s right thereafter to enforce the same; (b) no waiver by any Party of any default by any other Party will be valid unless in writing and acknowledged by an authorized representative of the non-defaulting Party, and no such waiver will be taken or held to be a waiver by such Party of any other preceding or subsequent default; and (c) no extension of time granted by any Party for the performance of any obligation or act by any other Party will be deemed to be an extension of time for the performance of any other obligation or act hereunder.
(e) The Parties agree that this Agreement shall be governed by and construed in accordance with the applicable Laws of the State of Delaware without giving effect to any choice or conflicts of law provision or rule thereof that would result in the application of the applicable Laws of any other jurisdiction other than the applicable Laws of the United States of America, where applicable. The Parties hereto do hereby consent and submit to the venue and jurisdiction of the State or Federal Courts residing in Delaware as the sole and exclusive forum for such matters of disputes, and further agree that, in the event of any action or suit as to any matters of dispute among the Parties, service of process may be made upon the other Party by mailing a copy of the summons and/or complaint to the other Party at the address set forth herein. Notwithstanding anything to the contrary contained herein, the Parties may seek equitable relief, or enforce any final judgment of any such State or Federal Court residing in Delaware, in any other jurisdiction in any manner provided by applicable Law. The Parties acknowledge that all directions issued by the forum court, including all injunctions and other decrees, will be binding and enforceable in all jurisdictions and countries.
(f) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY DISPUTE THAT MAY ARISE UNDER OR IN CONNECTION WITH THIS AGREEMENT AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY DISPUTE.
(g) Notices. All notices and other communications hereunder shall be in writing. Notices will be deemed given three (3) Business Days after being mailed by certified or registered United States mail, postage prepaid, return receipt requested, or on the first (1st) Business Day after being sent, prepaid, by nationally recognized overnight courier that issues a receipt or other confirmation of delivery. Notices delivered via electronic mail or facsimile will be deemed given upon transmission. Notices delivered by personal service will be deemed given when actually received by the recipient. Any Party may change the address to which notices under this Agreement are to be sent to it by giving written notice of a change of address in the manner provided in this Agreement for giving notice. Notices shall be made to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

(i) if to Buyer:

Amneal Pharmaceuticals, Inc.
400 Crossing Boulevard
Bridgewater, NJ 08807
Attention: General Counsel
Telephone: (908) 947-3120
Email: legaldept@amneal.com

Copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
Attention: Richard Fenyes; Jakob Rendtorff; Benjamin Bodurian
Email: rfenyes@stblaw.com; jrendtorff@stblaw.com; benjamin.bodurian@stblaw.com

and

Richards, Layton & Finger, P.A.
920 N. King Street
Wilmington, Delaware 19801
Attention: Michael D. Allen; Robert B. Greco
Email: allen@rlf.com; greco@rlf.com

(ii) if to CP:

Chintu Patel
c/o McCabe Heidrich & Wong, PC
4 Gatehall Drive
Parsippany, NJ 07054-4513
Attention: Christine Krentz
Telephone: (973) 605-1040
Email: ckrentz@mhw.com

Copy (which shall not constitute notice) to:

Tarsadia Enterprises, LLC
520 Newport Center Drive, 21st Floor
Newport Beach, California 92660
Attention: Edward G. Coss, Executive Vice President and Chief Legal Officer
Telephone: (949) 610-8022
Email: edc@tarsadia.com

and

Holland & Knight LLP
787 Seventh Avenue, 31st Floor
New York, New York 10019
Attention: Amy S. Leder, Charles A. Weiss and Emily J. Hantverk
Telephone: (212) 513-3542, (212) 513-3551, (215) 252-9609
E-Mail: amy.leder@hklaw.com, charles.weiss@hklaw.com, emily.hantverk@hklaw.com

7. Third-Party Beneficiaries. Except for the express Parties hereto, there are no other beneficiaries of this Agreement, except, following the Closing, the Company Affiliated Group shall be express third-party beneficiaries of the rights of Buyer hereunder and shall have the right to enforce such rights against CP.
8. Warranty and Freedom to Contract. CP warrants that CP is authorized to enter into this Agreement and comply with all of its provisions to the fullest extent set forth herein.
9. Counterparts. This Agreement may be executed in counterparts, which together shall constitute one and the same Agreement. The Parties may execute more than one copy of the Agreement, each of which shall constitute an original and each of which alone and all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile signatures or other electronic signatures (including the delivery of signed documents in PDF format or by means of DocuSign or other electronic signature platforms).
[remainder of page intentionally left blank; signature page to follow]

IN WITNESS WHEREOF, CP and Buyer have executed this Agreement as of the day and year first above written.

CP:

Chintu Patel, in his individual capacity

/s/ Chintu Patel

[Signature Page to Restrictive Covenants Agreement]

BUYER:

AMNEAL PHARMACEUTICALS, INC.

By:	/s/ Jason B. Daly
Name:	Jason B. Daly
Title:	Executive Vice President, Chief Legal Officer & Corporate Secretary

[Signature Page to Restrictive Covenants Agreement]

Annex D
200 West Street | New York, NY 10282-2198
Tel: 212-902-1000 | Fax: 212-902-3000

PERSONAL AND CONFIDENTIAL
April 21, 2026
Conflicts Committee of the Board of Directors
Amneal Pharmaceuticals, Inc.
400 Crossing Boulevard
Bridgewater, NJ 08807
Ladies and Gentlemen:
You have requested our opinion as to the fairness from a financial point of view to Amneal Pharmaceuticals, Inc. (the “Company”) of the (i) $375 million in cash, as adjusted (the “Adjustments”) pursuant to Section 1.5 of the Agreement (as defined below) (the “Cash Consideration”), (ii) 28,942,108 shares of Class A common stock, par value $0.01 per share (“Company Common Stock”), of the Company (the “Stock Consideration”), (iii) up to $350 million of milestone payments (each, a “Milestone Payment”, and, collectively, the “Milestone Payments”), payable in cash, based upon the timing of each of (a) regulatory approval of certain products of the Target (as defined below) exceeding certain threshold percentages of Value (as defined in the Agreement), (b) entrance by competitors into the respective markets for such products and (c) commercial launch in the United States of a certain such product, as applicable, and (iv) royalty payments, payable in cash over a twelve year period beginning on the first full calendar quarter commencing on or after the Closing Date (as defined in the Agreement), based upon the amount of gross profits of the Target in excess of certain thresholds (“Royalty Payments”; taken in the aggregate with the Cash Consideration, Stock Consideration and Milestone Payments, the “Consideration”) to be paid by the Company pursuant to the Membership Interest Purchase Agreement, dated as of April 21, 2026 (the “Agreement”), by and among the Company, Kashiv BioSciences, LLC (the “Target”), each of the persons listed on the signature pages thereto under the heading “Sellers” (collectively, the “Sellers”) and KB Seller Representative, LLC (the “Seller Representative”), in connection with the purchase by the Company of all of the membership interests of the Target.
Goldman Sachs & Co. LLC and its affiliates are engaged in advisory, underwriting, lending and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs & Co. LLC and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of the Company, the Seller Representative, the Sellers (as applicable) and any of their respective affiliates and third parties, including affiliates of Tushar Patel, a significant shareholder of the Company and the Target, and affiliates of Chintu Patel and Chirag Patel, each, a significant shareholder of the Target, or any currency or commodity that may be involved in the transactions contemplated by the Agreement (the “Transaction”). Goldman Sachs Investment Banking has an existing lending relationship with the Company. We have acted as financial advisor to the Conflicts Committee in connection with, and have participated in certain of the negotiations leading to, the Transaction. We expect to receive fees for our services in connection with the Transaction, the principal portion of which is contingent upon consummation of the Transaction, and the Company has agreed to reimburse certain of our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement. Goldman Sachs & Co. LLC and/or its affiliates have provided certain financial advisory and/or underwriting services to the Company and/or its affiliates from time to time for which Goldman Sachs Investment Banking has received, and may receive, compensation, including having acted as bookrunner in connection with an offering of senior secured notes by the Company in July 2025; as bookrunner in connection with a bank loan to the Company in July 2025; and as bookrunner in connection with a bank loan to the Company in January 2026. Goldman Sachs & Co. LLC and/or its affiliates may

Conflicts Committee of the Board of Directors
Amneal Pharmaceuticals, Inc.
April 21, 2026
Page Two

also in the future provide financial advisory and/or underwriting services to the Company, the Target, Tushar Patel, Chintu Patel, Chirag Patel, the Seller Representative or the Sellers and their respective affiliates for which Goldman Sachs Investment Banking may receive compensation.
In connection with this opinion, we have reviewed, among other things, the Agreement; annual reports to stockholders and Annual Reports on Form 10-K of the Company for the five fiscal years ended December 31, 2025; certain other communications from the Company to its stockholders; certain publicly available research analyst reports for the Company; audited financial statements for the Target for the three years ended December 31, 2024; unaudited financial statements for the twelve-month period ended December 31, 2025; certain internal financial analyses and forecasts for the Target prepared by its management; certain internal financial analyses and forecasts for the Company standalone and pro forma for the Transaction and certain financial analyses and forecasts for the Target, in each case, as prepared by the management of the Company and its advisors and approved for our use by the Conflicts Committee (the “Forecasts”), including certain operating synergies projected by the management of the Company to result from the Transaction (the “Synergies”) and certain forecasts related to the amounts and expected utilization by the Company of certain tax attributes, as prepared by the management of the Company and its advisors (the “Tax Attributes Forecasts”), in each case, as approved for our use by the Conflicts Committee; and certain estimates as to the amount of the Adjustments, Milestone Payments and Royalty Payments, in each case, as prepared by the management of the Company and approved for our use by the Conflicts Committee (the “Estimates”). We have also held discussions with members of the senior managements of the Company, the Target and the Seller Representative regarding their assessment of the strategic rationale for, and the potential benefits of, the Transaction and the past and current business operations, financial condition and future prospects of the Target and the Company; reviewed the reported price and trading activity for the shares of Company Common Stock; compared certain financial information for the Target and certain financial and stock market information for the Company with similar financial and stock market information for certain other companies the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations in the biosimilars industry and in other industries; and performed such other studies and analyses, and considered such other factors, as we deemed appropriate.
For purposes of rendering this opinion, we have, with your consent, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, us, without assuming any responsibility for independent verification thereof. In that regard, we have assumed with your consent that the Forecasts, including the Synergies and the Tax Attributes Forecasts, and the Estimates, have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the Conflicts Committee. We have not made an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of the Target, the Company or any of their respective subsidiaries and we have not been furnished with any such evaluation or appraisal. We have assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the Company or the Target or on the expected benefits of the Transaction in any way meaningful to our analysis. We also have assumed that the Transaction will be consummated on the terms set forth in the Agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to our analysis.
Our opinion does not address the underlying business decision of the Company to engage in the Transaction, or the relative merits of the Transaction as compared to any strategic alternatives that may be available to the Company; nor does it address any legal, regulatory, tax or accounting matters. This opinion addresses only the fairness from a financial point of view to the Company, as of the date hereof, of the Consideration to be paid by the Company for all of the membership interests of the Target pursuant to the Agreement. We do not express any view on, and our opinion does not address, any other term or aspect of the Agreement or Transaction or any term or aspect of any other agreement or instrument contemplated by the Agreement or entered into or amended in connection with the Transaction, including, any ongoing obligations of the Company or the Target, any allocation of the Consideration, the fairness of the Transaction to, or any consideration received in connection therewith by, the holders of any class of securities, creditors, or other constituencies of the Company or the Target; nor as to the

Conflicts Committee of the Board of Directors
Amneal Pharmaceuticals, Inc.
April 21, 2026
Page Three

fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, the Target, the Seller Representative or, as applicable, the Sellers, or any class of such persons in connection with the Transaction, whether relative to the Consideration to be paid by the Company for all of the membership interests of the Target pursuant to the Agreement or otherwise. We are not expressing any opinion as to the prices at which shares of Company Common Stock will trade at any time, as to the potential effects of volatility in the credit, financial and stock markets on the Company, the Seller Representative, the Sellers, the Target or the Transaction, or as to the impact of the Transaction on the solvency or viability of the Company, the Seller Representative, the Sellers or the Target or the ability of the Company, the Seller Representative, the Sellers or the Target to pay their respective obligations when they come due. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof and we assume no responsibility for updating, revising or reaffirming this opinion based on circumstances, developments or events occurring after the date hereof. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Conflicts Committee in connection with its consideration of the Transaction and such opinion does not constitute a recommendation as to how any holder of Company Common Stock should vote with respect to such Transaction or any other matter. This opinion has been approved by a fairness committee of Goldman Sachs & Co. LLC.
Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration to be paid by the Company for all of the membership interests of the Target pursuant to the Agreement is fair from a financial point of view to the Company.

Very truly yours,

GOLDMAN SACHS & CO. LLC

AMNEAL PHARMACEUTICALS, INC.
400 CROSSING BOULEVARD
BRIDGEWATER, NJ 08807

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T01494-[TBD]

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AMNEAL PHARMACEUTICALS, INC.

The Board of Directors recommends you vote FOR proposals 1, 2 and 3.

		For	Against	Abstain
1.	Approval of the purchase agreement, pursuant to which Amneal will purchase from the sellers 100% of the issued and outstanding membership interests of Kashiv, and the transactions contemplated thereby.	☐	☐	☐
2.	Approval of the issuance of shares of Amneal Class A common stock in connection with the transactions contemplated by the purchase agreement and for purposes of complying with applicable Nasdaq listing rules.	☐	☐	☐
3.	Adjournment of the special meeting from time to time, including for the purpose of soliciting additional votes for the approval of Proposal 1 or 2 if there are insufficient votes to approve Proposal 1 or 2.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Special Meeting of Stockholders

[TBD], [TBD], 9:00 AM Eastern Time

Amneal Pharmaceuticals, Inc.

Virtual

We will hold a virtual special meeting instead of an in-person meeting. You or your proxyholder may participate in the virtual meeting, vote and examine our stockholder list at the virtual special meeting by visiting www.virtualshareholdermeeting.com/AMRX2026SM and using your control number.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

T01495-[TBD]

AMNEAL PHARMACEUTICALS, INC.
SPECIAL MEETING OF STOCKHOLDERS
[TBD] 9:00 AM Eastern Time
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Jason B. Daly, Anastasios G. Konidaris and Denis Butkovic, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Amneal Pharmaceuticals, Inc. Common Stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Special Meeting of Stockholders of the Company to be held on [TBD] or any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS PROPERLY EXECUTED, THIS PROXY CARD WILL BE VOTED FOR PROPOSAL 1, FOR PROPOSAL 2, FOR PROPOSAL 3 AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Continued and to be signed on reverse side